As filed with the Securities and Exchange Commission
on March 5, 2008

Registration No. 333-125629

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 7 TO THE
REGISTRATION STATEMENT NO. 333-125629
AS FILED ON AUGUST 4, 2005

Under

THE SECURITIES ACT OF 1933

REDWOOD MORTGAGE INVESTORS VIII
(Exact name of registrant as specified in its charter)

CALIFORNIA	6611	94-3158788
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

900 Veterans Blvd., Suite 500, Redwood City, California 94063   (650) 365-5341
(Address and telephone number of principal executive offices)

900 Veterans Blvd., Suite 500, Redwood City, California 94063   (650) 365-5341
(Address of principal place of business
or intended principal place of business)

Michael R. Burwell
900 Veterans Blvd., Suite 500, Redwood City, California 94063   (650) 365-5341
(Name, address, including zip code and telephone number,
including area code of agent for service)

Copies to:

Stephan J Schrader

Baker & McKenzie LLP
Two Embarcadero Center, 11th Floor
San Francisco, CA  94111-3802

Approximate date of commencement
of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:[x]

1

Supplement No. 5 dated March 5, 2008
to the Prospectus dated August 4, 2005

Redwood Mortgage Investors VIII,
A California Limited Partnership

The following information updates the Prospectus of Redwood Mortgage Investors VIII, a California limited partnership (the “Partnership”) dated August 4, 2005 (“the Prospectus”).  This Supplement No. 5 replaces in its entirety, Supplement No. 4.  You should no longer refer to or rely on the information contained in Supplement No. 4.

This supplement updates certain information regarding the Partnership and its General Partners.  Important additional information regarding the business of the Partnership and the risks involved in investing in the Partnership are contained in the Prospectus.  You should carefully read the Prospectus along with this Supplement.

This supplement also updates the accompanying prospectus by adding the following:

1.           Summary of Partnership Activities.  The Partnership is engaged in business as a mortgage lender.  The Partnership makes loans to individuals and business entities secured by residential, investment or commercial property.  In order to ensure repayment of the loans, the loans are secured by first and second, and in some limited cases, third deeds of trust on the property.  For a more detailed discussion of deeds of trust and other factors affecting the loans made by the Partnership, you should carefully review the Section of the Prospectus entitled “CERTAIN LEGAL ASPECTS OF PARTNERSHIP LOANS.”

Current Offering.  In August, 2005, we elected to continue offering Units in the Partnership in order to increase the Partnership’s loan portfolio.  By increasing the Partnership’s loan portfolio, we can continue to increase diversity and add additional safety to the Portfolio.  In August, 2005, the Partnership began offering Units in its sixth Offering of $100,000,000.

¡           Status of Current Offering.  As of September 30, 2007, the Partnership had sold $71,823,000 of Units from the current Offering.  This brings the total proceeds received from the initial Offerings and the current Offering to $271,636,000 as of September 30, 2007.  The Partnership had outstanding secured loans with a total principal balance of $285,092,000 as of September 30, 2007.  As of September 30, 2007, the Partnership had, in connection with its current offering of $100,000,000 of Units, incurred no organizational costs and $1,325,000 in syndication costs.

¡           No Adverse Business Development.  As of the date of this Supplement, there have been no adverse business developments or conditions in the Partnership, or any prior limited partnerships in which the General Partners are involved, that would be material to a prospective investor.

2.           Financial Statements. Financial Statements of the Partnership.  The consolidated Financial Statements of the Partnership included in this Supplement have been audited by Armanino McKenna, LLP, independent registered public accounting firm as of December 31, 2006 and 2005 and for each of the years in the three year period ended December 31, 2006.  This Supplement also contains unaudited, interim financial statements for the Partnership as of September 30, 2007 and for the three and nine month periods ended September 30, 2007 and September 20, 2006.

Financial Statements of Corporate General Partners.  The Balance Sheet of Redwood Mortgage Corp., as of September 30, 2007 included in this Supplement has been audited by Armanino McKenna, LLP, independent registered public accounting firm.  The Balance Sheet of Gymno Corporation., as of December 31, 2006 included in this Supplement has been audited by Armanino McKenna, LLP, independent registered public accounting firm.

3.           RELATED PARTY POLICIES

For a description of the Partnership’s policies and procedures for the review, approval or ratification of related party transactions, please refer to the discussion under the caption “Compensation of the General Partners and its Affiliates” beginning on page 23 of the Prospectus, the discussion under the caption “Conflicts of Interest” beginning on page 28 and the discussion under the captions “Investment Objectives and Criteria – Loans to General Partners and Affiliates” and “Investment Objectives and Criteria – Purchase of Loans from Affiliates and Other Third Parties” on page 42.

2

REDWOOD MORTGAGE INVESTORS VIII
 INTERIM FINANCIAL STATEMENTS

In the opinion of the management of Redwood Mortgage Investors VIII, a California Limited Partnership, all adjustments necessary for a fair presentation of the financial position as of the interim period presented herein have been made.  All such adjustments are of a normal, recurring nature.  Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  However, management believes that the disclosures contained herein are adequate to make the information presented not misleading.  It is suggested that this unaudited financial statement be read in conjunction with the corresponding audited financial statement and the notes thereto included elsewhere in this prospectus.

3

REDWOOD MORTGAGE INVESTORS VIII
(A California Limited Partnership)
CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2007 (unaudited) AND DECEMBER 31, 2006 (audited)
($ in thousands)

ASSETS

	September 30,	December 31,
	2007	2006
Cash and cash equivalents	$27,698	$18,096

Loans
Loans, secured by deeds of trust	285,092	261,097
Allowance for loan losses	(3,618)	(2,786)
Net loans	281,474	258,311

Interest and other receivables
Accrued interest and late fees	4,734	3,384
Due from affiliate	667	-
Advances on loans	373	96
Total interest and other receivables	5,774	3,480

Loan origination fees, net	26	104
Real estate held for sale, net of allowance of $1,417
for September 30, 2007 and $2,348 for December 31, 2006	23,294	25,231
Total other assets	23,320	25,335
Total assets	$338,266	$305,222

The accompanying notes are an integral part of the consolidated financial statements.

4

REDWOOD MORTGAGE INVESTORS VIII
(A California Limited Partnership)
CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2007 (unaudited) AND DECEMBER 31, 2006 (audited)
($ in thousands)

LIABILITIES AND PARTNERS' CAPITAL

	September 30,	December 31,
	2007	2006
Liabilities
Line of credit	$32,450	$30,700
Accounts payable	184	76
Payable to affiliate	516	481
Total liabilities	33,150	31,257
Minority interest	3,127	3,017
Investors in applicant status	566	557
Partners' capital
Limited partner's capital, subject to redemption net of unallocated syndication costs of $1,782 for September 30, 2007 and $1,743 for
December 31, 2006; and Formation Loan receivable of $13,338
for September 30, 2007 and $12,693 for December 30, 2006	301,169	270,160

General partners' capital, net of unallocated syndication costs of $18
for September 30, 2007 and $17 for December, 31, 2006	254	231
Total partners' capital	301,423	270,391
Total liabilities and partners' capital	$338,266	$305,222

The accompanying notes are an integral part of the consolidated financial statements.

5

REDWOOD MORTGAGE INVESTORS VIII
(A California Limited Partnership)
CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006 (unaudited)
($ in thousands, except for per limited partner amounts)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2007	2006	2007	2006
Revenues
Interest on loans	$7,315	$6,616	$21,074	$19,839
Interest - interest bearing accounts	22	18	63	40
Late fees	74	94	221	230
Imputed interest on Formation loan	176	99	507	295
Other	33	20	53	99
Total revenues	7,620	6,847	21,918	20,503

Expenses
Mortgage servicing fees	-	630	1,310	1,845
Interest expense	480	557	1,455	1,902
Amortization of loan origination fees	26	23	78	67
Provisions for losses on loans and real estate held
for sale	755	301	924	1,155
Asset management fees	293	255	839	726
Clerical costs through Redwood Mortgage Corp.	83	82	249	246
Professional services	208	15	372	166
Amortization of discount on imputed interest	176	99	507	295
Other	47	55	172	233
Total expenses	2,068	2,017	5,906	6,635
Net income	$5,552	$4,830	$16,012	$13,868

Net income:
General partners ( 1%)	$55	$48	$160	$138
Limited partners (99%)	5,497	4,782	15,852	13,730
	$5,552	$4,830	$16,012	$13,868
Net income per $1,000 invested by limited
partners for the entire period

-where income is compounded and retained	$17	$17	$53	$53

-where partner receives income in monthly
distributions	$17	$17	$52	$52

The accompanying notes are an integral part of the consolidated financial statements.

6

REDWOOD MORTGAGE INVESTORS VIII
(A California Limited Partnership)
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006 (unaudited)
($ in thousands)

	2007	2006
Cash flows from operating activities
Net income	$16,012	$13,868
Adjustments to reconcile net income to net cash provided by operating activities
Imputed interest income	(507)	(295)
Amortization of discount	507	295
Amortization of loan origination fees	78	67
Provision for loan and real estate losses	924	1,155
Change in operating assets and liabilities
Accrued interest and late fees	(1,818)	(36)
Advances on loans	(332)	(52)
Loan origination fees	-	(19)
Accounts payable	108	20
Due from/payable to affiliate	(633)	(62)
Other liabilities	-	72
Net cash provided by operating activities	14,339	15,013
Cash flows from investing activities
Loans originated	(94,812)	(131,328)
Principal collected on loans	69,125	92,893
Payments for development of real estate	(773)	(280)
Pay off term loan and related payables	(845)	-
Proceeds from disposition of real estate	5,680	637
Net cash used in investing activities	(21,625)	(38,078)
Cash flows from financing activities
Borrowings (payments) on line of credit, net	1,750	2,700
Contribution by partner applicants	24,824	27,355
Partners' withdrawals	(8,769)	(7,249)
Syndication costs paid	(320)	(297)
Formation loan lending	(1,874)	(2,114)
Formation loan collections	1,167	1,112
Increase/(decrease) in minority interest	110	(53)
Net cash provided by financing activities	16,888	21,454
Net decrease in cash and cash equivalents	9,602	(1,611)
Cash and cash equivalents - beginning of period	18,096	28,853
Cash and cash equivalents - end of period	$27,698	$27,242
Supplemental disclosures of cash flow information
Cash paid for interest	$1,455	$1,902

The accompanying notes are an integral part of the consolidated financial statements.

7

During the first quarter of 2007, the partnership acquired a single family residence through foreclosure.  This resulted in an increase in asset value of real estate held for sale of $2,640,000, an increase in notes payable of $844,000 and a decrease of $1,320,000 in loans receivable, $399,000 in accrued interest, $52,000 in advances and $25,000 in late charge receivables.  In addition, the partnership sold a defaulted loan to a third party in return for cash.  As a result, $360,000 was written off, which resulted in a decrease in loans receivable and a decrease in the allowance for loan loss reserve.

In the second quarter of 2007, the partnership sold one property held as real estate held for sale and sustained a loss of $602,000, which resulted in a decrease in real estate held for sale receivables and a decrease in the real estate held for sale allowance.

In the third quarter of 2007, the partnership reached a settlement of a note from a defaulted borrower.  As a result, $47,000 was written off against the allowance for loan loss reserve including:  $13,000 for the note balance, $32,000 for accrued interest and $2,000 in accrued late charges.

8

REDWOOD MORTGAGE INVESTORS VIII
(A California Limited Partnership)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007 (unaudited)

NOTE 1 – GENERAL

In the opinion of the management of the partnership, the accompanying unaudited consolidated financial statements contain all adjustments, consisting of normal, recurring adjustments, necessary to present fairly the consolidated financial information included therein.  These consolidated financial statements should be read in conjunction with the audited consolidated financial statements included in the partnership’s Form 10-K for the fiscal year ended December 31, 2006 filed with the Securities and Exchange Commission.  The results of operations for the nine month period ended September 30, 2007 are not necessarily indicative of the operating results to be expected for the full year.

Formation Loans

The following summarizes Formation Loan transactions to September 30, 2007 ($ in thousands):

	Offerings
	1st	2nd	3rd	4th	5th	6th	Total
Limited partner
contributions	$14,932	$29,993	$29,999	$49,985	$74,904	$71,823	$271,636

Formation Loan made	1,075	2,272	2,218	3,777	5,661	5,435	20,438
Discount on imputed
interest	-	(118)	(136)	(305)	(1,161)	(1,397)	(3,117)
Formation Loan made,
net	1,075	2,154	2,082	3,472	4,500	4,038	17,321
Repayments to date	(991)	(1,538)	(1,075)	(1,452)	(1,261)	(351)	(6,668)
Early withdrawal
penalties applied	(84)	(139)	(104)	(46)	(59)	-	(432)
Formation Loan, net
at September 30, 2007	-	477	903	1,974	3,180	3,687	10,221
Unamortized discount
on imputed interest	-	118	136	305	1,161	1,397	3,117
Balance
at September 30, 2007	$-	$595	$1,039	$2,279	$4,341	$5,084	$13,338
Percent loaned	7.2%	7.6%	7.4%	7.6%	7.6%	7.6%	7.5%

The Formation Loan has been deducted from limited partners’ capital in the consolidated balance sheets.  As amounts are collected from Redwood Mortgage Corp., the deduction from capital will be reduced.  Interest has been imputed at the market rate of interest in effect at the date of the offerings’ close.  An estimated amount of imputed interest was recorded for the offerings still outstanding.  During the three month periods ended September 30, 2007 and 2006, amortization expense of $507,000 and $295,000, respectively, was recorded related to the discount on the imputed interest.  For the nine month periods ended September 30, 2007 and 2006, amortization expense of $176,000 and $99,000, respectively, was recorded related to the discount on the imputed interest.

9

REDWOOD MORTGAGE INVESTORS VIII
(A California Limited Partnership)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007 (unaudited)

NOTE 1 – GENERAL (continued)

Syndication costs

The partnership bears its own syndication costs (other than certain sales commissions), including legal and accounting expenses, printing costs, selling expenses, and filing fees.  Syndication costs are charged against partners’ capital and are allocated to the individual partners consistent with the partnership agreement.

Through September 30, 2007, syndication costs of $4,583,000 had been incurred by the partnership for the current (sixth) offering and the previous five offerings with the following distribution ($ in thousands):

Costs incurred	$4,583
Early withdrawal penalties applied	(143)
Allocated to date	(2,640)
September 30, 2007 balance	$1,800

The sixth offering of 100,000,000 units ($100,000,000) commenced on August 4, 2005.  Syndication costs attributable to the sixth offering will be limited to the lesser of 10% of the gross proceeds or $4,000,000 with any excess to be paid by the general partners.  As of September 30, 2007, the sixth offering had incurred syndication costs of $1,325,000 (1.84% of contributions).  Syndication costs are typically higher in the early stages of an offering.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The partnership’s consolidated financial statements include the accounts of its 100%-owned subsidiaries, Russian Hill Property Company, LLC (“Russian”) and Borrette Property Company, LLC (“Borrette”), and its 72.5%-owned subsidiary, Larkin Property Company, LLC (“Larkin”).  All significant intercompany transactions and balances have been eliminated in consolidation.

Loans secured by deeds of trust

At September 30, 2007 and December 31, 2006, the partnership had seventeen and seven loans, respectively, past due 90 days or more in regularly scheduled monthly payment (“90 Day Past Due Loans”) totaling $22,637,000 and $5,519,000, respectively.

10

REDWOOD MORTGAGE INVESTORS VIII
(A California Limited Partnership)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007 (unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Loans secured by deeds of trust (continued)

Most of the partnership’s loans contain balloon payments at their maturity date, meaning that a lump sum payment of principal and interest is due at the maturity date.  Borrowers occasionally are not able to pay the full amount due at the maturity date.  The partnership may allow these borrowers to continue making the previously regularly scheduled monthly payments for certain periods of time to assist the borrower in meeting the balloon payment obligation.  These loans for which the principal and/or any accrued interest is due and payable, but the borrower has failed to make such payment of principal and/or accrued interest are referred to herein as “Past Maturity Loans”.  At September 30, 2007 and December 31, 2006, the partnership had seventeen loans totaling $61,527,000 and seven loans totaling $28,706,000, respectively, which were Past Maturity Loans.  Some of the Past Maturity Loans are also categorized and included in the totals of the 90 Day Past Due Loans when they are both past their maturity date and they are more than 90 days late on regularly scheduled monthly payments.  The total combined number of 90 Day Past Due Loans and Past Maturity Loans at September 30, 2007 and December 31, 2006 was 27 totaling $71,787,000 and ten totaling $30,055,000, respectively.  Accrued interest, advances and late charge receivables on these loans totaled $2,573,000 and $1,568,000 as of September 30, 2007 and December 31, 2006, respectively.  The partnership does not consider these loans to be impaired because, in the opinion of management, there is sufficient collateral to cover the outstanding amount due to the partnership and the partnership is still accruing interest on these loans.  At September 30, 2007 and December 31, 2006 there were no loans categorized as impaired by the partnership.

Allowance for loan losses

The composition of the allowance for loan losses as of September 30, 2007 and December 31, 2006 was as follows (in thousands):

		Percent		Percent
	September 30,	to total	December 31,	to total
	2007	loans	2006	loans
Real estate mortgage
Single-family (1-4 units)	$2,004	66.56%	$1,673	73.10%
Apartments	134	4.71%	160	5.71%
Commercial	1,417	27.89%	887	20.40%
Land	63	0.84%	66	0.79%
	$3,618	100.00%	$2,786	100.00%

11

REDWOOD MORTGAGE INVESTORS VIII
(A California Limited Partnership)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007 (unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Allowance for loan losses (continued)

Activity in the allowance for loan losses for the nine months ended September 30, 2007 and for the year ended December 31, 2006 was as follows ($ in thousands):

	September 30,	December 31,
	2007	2006
Balance at beginning of period	$2,786	$3,138

Charge-offs
Domestic
Real estate mortgage
Single-family (1-4 units)	-	(112)
Apartments	(11)	-
Commercial	(363)	(15)
Land	(46)	-
	(420)	(127)
Recoveries
Domestic
Real estate mortgage
Single-family (1-4 units)	-	-
Apartments	-	-
Commercial	-	-
Land	-	-
	-	-
Net charge-offs	(420)	(127)
Additions charged to operations	924	927
Transfer to real estate held for sale reserve	-	(1,152)
Transfer from real estate held for sale reserve	328	-
Balance at end of period	$3,618	$2,786
Ratio of net charge-offs during the period to average
secured loans outstanding during the period	0.15%	0.05%

Income taxes

No provision for federal and state income taxes (other than an $800 state minimum tax) is made in the consolidated financial statements since income taxes are the obligation of the limited partners if and when income taxes apply.

12

REDWOOD MORTGAGE INVESTORS VIII
(A California Limited Partnership)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007 (unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Net income per $1,000 invested

Amounts reflected in the consolidated statements of income as net income per $1,000 invested by limited partners for the entire period are amounts allocated to limited partners who held their investment throughout the period and have elected to either leave their earnings to compound or have elected to receive periodic distributions of their net income.  Individual income is allocated each month based on the limited partners’ pro rata share of partners’ capital.  Because the net income percentage varies from month to month, amounts per $1,000 will vary for those individuals who made or withdrew investments during the period, or selected other options.

Profits and losses

Profits and losses are allocated among the limited partners according to their respective capital accounts monthly after 1% of the profits and losses is allocated to the general partners.

Management estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions about the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities, at the date of the financial statements and the reported amounts of revenues and expenses during the reported periods.  Such estimates relate principally to the determination of the allowance for loan losses, including the valuation of impaired loans and the valuation of real estate held for sale. Actual results could differ significantly from these estimates.

NOTE 3 – GENERAL PARTNERS AND RELATED PARTIES

The following are commissions and/or fees, which are paid to the general partners.

Mortgage brokerage commissions

For fees in connection with the review, selection, evaluation, negotiation and extension of loans, Redwood Mortgage Corp. may collect an amount equivalent to 12% of the loaned amount until six months after the termination date of the offering.  Thereafter, loan brokerage commissions (points) will be limited to an amount not to exceed 4% of the total partnership assets per year.  The loan brokerage commissions are paid by the borrowers and thus, are not an expense of the partnership.

Mortgage servicing fees

Monthly mortgage servicing fees of up to 1/8 of 1% (1.5% annual) of the unpaid principal are paid to Redwood Mortgage Corp., based on the unpaid principal balance of the loan portfolio, or such lesser amount as is reasonable and customary in the geographic area where the property securing the mortgage is located.  Once a loan is categorized as impaired, mortgage servicing fees are no longer accrued thereon.  Additional service fees are recorded upon the receipt of any subsequent payments on impaired loans.

13

REDWOOD MORTGAGE INVESTORS VIII
(A California Limited Partnership)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007 (unaudited)

NOTE 3 – GENERAL PARTNERS AND RELATED PARTIES (continued)

Asset management fees

The general partners receive monthly fees for managing the partnership’s loan portfolio and operations in an amount up to 1/32 of 1% of the “net asset value” (3/8 of 1% annually), which is the partnership’s total assets less its total liabilities.

Other fees

The Partnership Agreement provides for other fees such as reconveyance, mortgage assumption and mortgage extension fees. Such fees are incurred by the borrowers and are paid to the general partners.

Operating expenses

Redwood Mortgage Corp., a general partner, is reimbursed by the partnership for all operating expenses incurred on behalf of the partnership, including without limitation, out-of-pocket general and administration expenses of the partnership, accounting and audit fees, legal fees and expenses, postage and preparation of reports to limited partners.

NOTE 4 – REAL ESTATE HELD FOR SALE

The following schedule reflects the cost of the properties and recorded reductions to estimated fair values, including estimated costs to sell, at September 30, 2007 and December 31, 2006 ($ in thousands):

	September 30,	December 31,
	2007	2006
Cost of properties	$24,711	$27,579
Reduction in value	(1,417)	(2,348)
Real estate held for sale, net	$23,294	$25,231

In September 2004, the partnership acquired a single-family residence through a foreclosure sale.  At the time the partnership took ownership of the property, the partnership’s investment totaled $1,937,000 including accrued interest and advances.  The borrower had begun a substantial renovation of the property, which was not completed at the time of foreclosure.  The partnership has decided to pursue development of the property by processing plans for the creation of two condominium units on the property.  These plans will incorporate the majority of the existing improvements currently located on the property.  At September 30, 2007 and December 31, 2006, the partnership’s total investment in this property was $1,816,000 and $1,759,000, respectively, net of a valuation allowance of $500,000.

In December 2004, the partnership acquired land through a deed in lieu of foreclosure. At the time the partnership took ownership of the property, the partnership’s investment totaled $4,377,000 including accrued interest and advances.  During 2006, management established a $490,000 reserve against this property to reduce the carrying amount to management’s estimate of the net realizable value of the property.  During the third quarter of 2006, the partnership sold one of the three parcels at a loss of approximately $73,000, for which a reserve had been previously established.  At September 30, 2007 and December 31, 2006, the partnership’s investment in this property was $3,222,000, net of a valuation allowance of $417,000.

14

REDWOOD MORTGAGE INVESTORS VIII
(A California Limited Partnership)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007 (unaudited)

NOTE 4 – REAL ESTATE HELD FOR SALE (continued)

During 2006, the partnership acquired a single-family residence through foreclosure.  At the time the partnership took ownership of the property, the partnership’s investment totaled $6,028,000.  As of June 30, 2007 and December 31, 2006, approximately $253,000 and $111,000, respectively, in costs related to the development of this property had been capitalized.  In June 2007, the property was sold at a loss of $602,000, which was offset against a valuation allowance of $919,000, which was allocated for this property.

Russian

During 2002, a single-family residence that secured a partnership loan totaling $4,402,000, including accrued interest and advances, was transferred via a statutory warranty deed to a new entity named Russian Hill Property Company, LLC (“Russian”).  Russian was formed by the partnership to complete the development and sale of the property.  The assets, liabilities and operating results of Russian have been consolidated into the accompanying consolidated financial statements of the partnership.  Costs related to the sale and development of this property were capitalized during 2003.  Commencing January 2004, costs related to sales and maintenance of the property were expensed.  At each of September 30, 2007 and December 31, 2006, the partnership’s total investment in Russian was $3,979,000, net of a valuation allowance of $500,000.

Larkin

During 2005, the partnership acquired a multi-unit property through foreclosure.  At the time the partnership took ownership of the property, the partnership’s investment, together with three other affiliate partnerships, totaled $10,595,000, including accrued interest and advances.  Upon acquisition, the property was transferred via a statutory warranty deed to a new entity named Larkin Street Property Company, LLC (“Larkin”).  The partnership owns a 72.50% interest in the property and the other three affiliates collectively own the remaining 27.50%.  No valuation allowance has been established against this property as management is of the opinion that the property will have adequate equity to allow the partnership and its affiliates to recover their investments.  The assets, liabilities and operating results of Larkin have been consolidated into the accompanying consolidated financial statements of the partnership.  The partnership has commenced making improvements to the property in anticipation of listing the property for sale in late 2008.  As of September 30, 2007, approximately $1,299,000 in costs related to the development of this property have been capitalized.  The partnership pursued efforts to recover funds from the guarantors of the original loan and during the third quarter of 2006 obtained $431,000, representing the partnership’s pro rata share of the recovery, from one of them.  These proceeds were applied to reduce the partnership’s investment and as of September 30, 2007, the partnership’s investment, together with the other affiliated partnerships, totaled $11,463,000.

Borrette

In February 2007, the partnership acquired a single-family residence through foreclosure.  At the time the partnership took ownership of the property, the partnership’s investment totaled $2,640,000 including accrued interest, late charges, advances and the balance owed to the senior lien holder, including accrued charges.  In September 2007, the senior lien holder was paid in full.  A single asset entity named Borrette Property Company, LLC (“Borrette”) holds title to the property.  The partnership beneficially owns 100% of the membership interests in Borrette.  As of September 30, 2007, the partnership has spent approximately $174,000 for property improvements in anticipation of listing the property for sale.  As of September 30, 2007, the partnership’s total investment in Borrette was $2,814,000.

15

REDWOOD MORTGAGE INVESTORS VIII
(A California Limited Partnership)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007 (unaudited)

NOTE 5 – BANK LINE OF CREDIT

The partnership has a bank line of credit in the maximum amount of the lesser of (1) $75,000,000, (2) one-third of partners’ capital or (3) the borrowing base as defined in the credit agreement.  The line of credit matures on November 15, 2008, with borrowings at prime less 0.50% and secured by the partnership’s loan portfolio.  The line of credit may be converted to a three year fully amortizing loan at its maturity.  The outstanding balances were $32,450,000 and $30,700,000 at September 30, 2007 and December 31, 2006, respectively.  The interest rate was 7.25% at September 30, 2007 and 7.75% at December 31, 2006.  Each of these rates was 0.50% below the bank’s prime rate of 7.75% and 8.25% respectively.  The partnership may be subject to a 0.50% availability fee on specified balances in the event the average usage levels are not maintained.  During 2007, the partnership’s average usage fell below the average usage threshold and therefore the partnership was obligated to pay a 0.50% availability fee.  The line of credit requires the partnership to comply with certain financial covenants.  The partnership was in compliance with these covenants at September 30, 2007 and December 31, 2006.

NOTE 6 – NOTE PAYABLE

During the third quarter of 2007, the partnership paid off its sole note payable of $500,000 and all accrued interest related to the Borrette property (please see Note 4).

The partnership had taken title to the Borrette property subject to an existing loan in the principal amount of $500,000 secured by a senior deed of trust.  The loan was past maturity and due in full; however, the partnership had negotiated a forbearance agreement with the note holder to extend the time to repay this obligation.  The senior mortgage called for a balloon payment of principal and interest due April 30, 2007, as extended by the forbearance agreement.  The note carried an interest rate of 12.50% per annum with a $5,208 monthly payment of interest only.

NOTE 7 – FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of financial instruments:

(a)	Cash and cash equivalents. The carrying amount equals fair value. All amounts, including interest bearing accounts, are subject to immediate withdrawal.

(b)
Secured loans carrying value was $285,092,000 and $261,097,000 at September 30, 2007 and December 31, 2006, respectively.  The fair value of these loans of $286,762,000 and $261,692,000, respectively, was estimated based upon projected cash flows discounted at the estimated current interest rates at which similar loans would be made.  The applicable amount of the allowance for loan losses along with accrued interest and advances related thereto should also be considered in evaluating the fair value versus the carrying value.

(c)	Line of credit and loan commitments. The carrying amount equals fair value. All amounts, including interest payable, are subject to immediate repayment.

16

REDWOOD MORTGAGE INVESTORS VIII
(A California Limited Partnership)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007 (unaudited)

NOTE 8 – ASSET CONCENTRATIONS AND CHARACTERISTICS ($ in thousands)

Loans are secured by recorded deeds of trust.  At September 30, 2007 and December 31, 2006 there were 108 and 103 secured loans outstanding, respectively, with the following characteristics:

	September 30,	December 31,
	2007	2006
Number of secured loans outstanding	108	103
Total secured loans outstanding	$285,092	$261,097
Average secured loan outstanding	$2,640	$2,487
Average secured loan as percent of total secured loans	0.93%	0.95%
Average secured loan as percent of partners' capital	0.88%	0.92%
Largest secured loan outstanding	$33,678	$32,156
Largest secured loan as percent of total secured loans	11.81%	12.32%
Largest secured loan as percent of partners' capital	11.17%	11.89%
Largest secured loan as percent of total assets	9.95%	10.54%
Number of counties where security is located (all California)	29	26
Largest percentage of secured loans in one county	26.63%	17.69%
Number of secured loans in foreclosure status	5	2
Amount of secured loans in foreclosure	$5,170	$2,108

17

REDWOOD MORTGAGE INVESTORS VIII
(A California Limited Partnership)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007 (unaudited)

NOTE 8 – ASSET CONCENTRATIONS AND CHARACTERISTICS (in thousands) (continued)

The following secured loan categories were held at September 30, 2007 and December 31, 2006:

	September 30,	December 31,
	2007	2006
First trust deeds	$100,960	$125,061
Second trust deeds	178,729	133,623
Third trust deeds	5,403	2,413
Total loans	285,092	261,097
Prior liens due other lenders at time of loan	417,747	329,554
Total debt	$702,839	$590,651
Appraised property value at time of loan	$1,031,474	$895,621

Total secured loans as a percent of appraisals
based on appraised values and prior liens
at time loan was consummated	68.14%	65.95%

Secured loans by type of property
Single-family (1-4 units)	$189,737	$190,859
Apartments	13,422	14,914
Commercial	79,525	53,262
Land	2,408	2,062
Total secured loans	$285,092	$261,097

The interest rates on the loans range from 7.00% to 13.00% at September 30, 2007 and December 31, 2006.  This range of interest rates is typical of our portfolio.

Scheduled maturity dates of secured loans as of September 30, 2007 are as follows:

Amount
Prior to December 31, 2007	$86,696
Between January 1, 2008 and December 31, 2008	103,381
Between January 1, 2009 and December 31, 2009	38,668
Between January 1, 2010 and December 31, 2010	36,508
Between January 1, 2011 and December 31, 2011	6,942
Thereafter	12,897
$285,092

18

REDWOOD MORTGAGE INVESTORS VIII
(A California Limited Partnership)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007 (unaudited)

NOTE 8 – ASSET CONCENTRATIONS AND CHARACTERISTICS (in thousands) (continued)

The scheduled maturities for 2007 include seventeen Past Maturity Loans totaling $61,527,000 at September 30, 2007.  Interest payments on eight of these loans totaling $13,590,000 were categorized as 90 Day Past Due Loans.  Occasionally the partnership allows borrowers to continue to make the payments on Past Maturity Loans for periods of time.  One of the Past Maturity Loans totaling $4,072,000 was in foreclosure as of September 30, 2007.

At times the partnership’s cash deposits exceed federally insured limits. Management believes deposits are maintained in financially secure financial institutions.

NOTE 9 – COMMITMENTS AND CONTINGENCIES

Construction/Rehabilitation Loans

The partnership makes construction and rehabilitation loans which are not fully disbursed at loan inception.  The partnership approves the borrowers up to a maximum loan balance; however, disbursements are made periodically during completion phases of the construction or rehabilitation or at such other times as required under the loan documents.  At September 30, 2007, there were $7,491,000 of undisbursed loan funds which will be funded by a combination of borrower monthly mortgage payments, line of credit draws, retirements of principal on current loans, cash and capital contributions from investors.  The partnership does not maintain a separate cash reserve to hold the undisbursed obligations which are intended to be funded.

Workout Agreements

The partnership has negotiated various contractual workout agreements with borrowers whose loans are past maturity or who are delinquent in making payments.  The partnership was not obligated to fund additional money on these loans as of September 30, 2007. There was one loan totaling $66,000 subject to a workout agreement as of September 30, 2007.

Legal proceedings

From time to time, the partnership is involved in various legal actions arising in the normal course of business.  In the opinion of management, such matters will not have a material effect upon the financial position of the partnership.

19

REDWOOD MORTGAGE INVESTORS VIII
(A CALIFORNIA LIMITED PARTNERSHIP)
CONSOLIDATED FINANCIAL STATEMENTS
AND SUPPLEMENTAL INFORMATION
DECEMBER 31, 2006 AND 2005
AND FOR EACH OF THE THREE YEARS
IN THE PERIOD ENDED DECEMBER 31, 2006

20

ARMANINO McKENNA LLP
CERTIFIED PUBLIC ACCOUNTANTS
12667 Alcosta Blvd., Suite 500
San Ramon, CA 94583
(925) 790-2600

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners
Redwood Mortgage Investors VIII
Redwood City, California

We have audited the accompanying consolidated balance sheets of Redwood Mortgage Investors VIII (a California limited partnership) as of December 31, 2006 and 2005 and the related consolidated statements of income, changes in partners' capital and cash flows for each of the three years in the period ended December 31, 2006.  These consolidated financial statements are the responsibility of Redwood Mortgage Investors VIII's management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  Redwood Mortgage Investors VIII is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Redwood Mortgage Investors VIII's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Redwood Mortgage Investors VIII as of December 31, 2006 and 2005 and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

Our audits were conducted for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. Schedules II and IV are presented for purposes of additional analysis and are not a required part of the basic consolidated financial statements. Such information has been subjected to the auditing procedures applied in the audits of the basic consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic consolidated financial statements taken as a whole.

/s/  ARMANINO McKENNA  LLP
San Ramon, California
________________________
March 26, 2007

21

REDWOOD MORTGAGE INVESTORS VIII
(A California Limited Partnership)
Consolidated Balance Sheets
December 31, 2006 and 2005
(in thousands)

ASSETS

	2006	2005
Cash and cash equivalents	$18,096	$28,853

Loans
Loans, secured by deeds of trust	261,097	214,012
Allowance for loan losses	(2,786)	(3,138)
Net loans	258,311	210,874

Interest and other receivables
Accrued interest and late fees	3,384	3,254
Advances on loans	96	103
Total interest and other receivables	3,480	3,357

Other assets
Loan origination fees, net	104	72
Real estate held for sale, net	25,231	21,328
Total other assets	25,335	21,400

Total assets	$305,222	$264,484

LIABILITIES AND PARTNERS’ CAPITAL

Liabilities
Line of credit	$30,700	$32,000
Accounts payable	76	10
Payable to affiliate	481	489
Total liabilities	31,257	32,499

Investors in applicant status	557	776
Minority interest	3,017	3,042

Partners’ capital
Limited partners’ capital, subject to redemption, net of unallocated syndication costs of $1,743 and $1,653 for2006 and 2005, respectively;
and net of Formation Loan receivable of $12,693 and $11,506 for
2006 and 2005, respectively	270,160	227,970

General partners’ capital, net of unallocated syndication costs of $18
and $16 for 2006 and 2005, respectively	231	197
Total partners’ capital	270,391	228,167

Total liabilities and partners’ capital	$305,222	$264,484

The accompanying notes are an integral part of these consolidated financial statements.

22

REDWOOD MORTGAGE INVESTORS VIII
(A California Limited Partnership)
Consolidated Statements of Income
For the Years Ended December 31, 2006, 2005 and 2004
(in thousands, except for per limited partner amounts)

	2006	2005	2004

Revenues
Interest on loans	$26,395	$19,203	$16,437
Late fees	241	120	218
Other	689	865	478
	27,325	20,188	17,133

Expenses
Mortgage servicing fees	2,479	1,736	1,565
Interest expense	2,344	278	622
Amortization of loan origination fees	91	65	56
Provision for losses on loans and real estate held for sale	1,195	855	1,146
Asset management fees	991	814	630
Clerical costs from Redwood Mortgage Corp.	329	298	307
Professional services	231	147	211
Amortization of discount on imputed interest	500	395	319
Other	293	232	145
	8,453	4,820	5,001

Income before minority interest	18,872	15,368	12,132

Minority interest share of subsidiary loss	—	—	—

Net income	$18,872	$15,368	$12,132

Net income
General partners (1%)	$188	$154	$121
Limited partners (99%)	18,684	15,214	12,011

	$18,872	$15,368	$12,132

Net income per $1,000 invested by
limited partners for entire period
Where income is reinvested	$71	$70	$72
Where partner receives income in monthly distributions	$69	$68	$70

The accompanying notes are an integral part of these consolidated financial statements.

23

REDWOOD MORTGAGE INVESTORS VIII
(A California Limited Partnership)
Consolidated Statements of Changes in Partners’ Capital
For the Years Ended December 31, 2006, 2005 and 2004
(in thousands)

		Limited Partners
	Investors	Capital			Total
	In	Account	Unallocated	Formation	Limited
	Applicant	Limited	Syndication	Loan,	Partners’
	Status	Partners	Costs	Gross	Capital

Balances at December 31, 2003	$1,210	$147,074	$(875)	$(7,550)	$138,649
Contributions on application	40,954	—	—	—	—
Formation loan increases	—	—	—	(3,117)	(3,117)
Formation loan payments received	—	—	—	855	855
Interest credited to partners in applicant status	20	—	—	—	—
Interest withdrawn	(8)	—	—	—	—
Transfers to partners’ capital	(41,752)	41,752	—	—	41,752
Net income	—	12,011	—	—	12,011
Syndication costs incurred	—	—	(417)	—	(417)
Allocation of syndication costs	—	(192)	192	—	—
Partners’ withdrawals	—	(6,365)	—	—	(6,365)
Early withdrawal penalties	—	(77)	16	61	—

Balances at December 31, 2004	424	194,203	(1,084)	(9,751)	183,368
Contributions on application	39,816	—	—	—	—
Formation loan increases	—	—	—	(2,978)	(2,978)
Formation loan payments received	—	—	—	1,178	1,178
Interest credited to partners in applicant status	41	—	—	—	—
Interest withdrawn	(15)	—	—	—	—
Transfers to partners’ capital	(39,490)	39,490	—	—	39,490
Net income	—	15,214	—	—	15,214
Syndication costs incurred	—	—	(837)	—	(837)
Allocation of syndication costs	—	(257)	257	—	—
Partners’ withdrawals	—	(7,465)	—	—	(7,465)
Early withdrawal penalties	—	(56)	11	45	—

Balances at December 31, 2005	776	241,129	(1,653)	(11,506)	227,970
Contributions on application	34,811	—	—	—	—
Formation loan increases	—	—	—	(2,674)	(2,674)
Formation loan payments received	—	—	—	1,422	1,422
Interest credited to partners in applicant status	21	—	—	—	—
Interest withdrawn	(7)	—	—	—	—
Transfers to partners’ capital	(35,044)	35,044	—	—	35,044
Net income	—	18,684	—	—	18,684
Syndication costs incurred	—	—	(440)	—	(440)
Allocation of syndication costs	—	(335)	335	—	—
Partners’ withdrawals	—	(9,846)	—	—	(9,846)
Early withdrawal penalties	—	(80)	15	65	—

Balances at December 31, 2006	$557	$284,596	$(1,743)	$(12,693)	$270,160

The accompanying notes are an integral part of these consolidated financial statements.

24

REDWOOD MORTGAGE INVESTORS VIII
(A California Limited Partnership)
Consolidated Statements of Changes in Partners’ Capital (continued)
For the Years Ended December 31, 2006, 2005 and 2004
(in thousands)

	General Partners
	Capital		Total
	Account	Unallocated	General	Total
	General	Syndication	Partners’	Partners’
	Partners	Costs	Capital	Capital

Balances at December 31, 2003	$132	$(9)	$123	$138,772
Contributions on application	—	—	—	—
Formation loan increases	—	—	—	(3,117)
Formation loan payments received	—	—	—	855
Interest credited to partners in applicant status	—	—	—	—
Interest withdrawn	—	—	—	—
Capital contributed	41	—	41	41,793
Net income	121	—	121	12,132
Syndication costs incurred	—	(4)	(4)	(421)
Allocation of syndication costs	(2)	2	—	—
Partners’ withdrawals	(118)	—	(118)	(6,483)
Early withdrawal penalties	—	—	—	—

Balances at December 31, 2004	174	(11)	163	183,531
Contributions on application	—	—	—	—
Formation loan increases	—	—	—	(2,978)
Formation loan payments received	—	—	—	1,178
Interest credited to partners in applicant status	—	—	—	—
Interest withdrawn	—	—	—	—
Capital contributed	40	—	40	39,530
Net income	154	—	154	15,368
Syndication costs incurred	—	(8)	(8)	(845)
Allocation of syndication costs	(3)	3	—	—
Partners’ withdrawals	(152)	—	(152)	(7,617)
Early withdrawal penalties	—	—	—	—

Balances at December 31, 2005	213	(16)	197	228,167
Contributions on application	—	—	—	—
Formation loan increases	—	—	—	(2,674)
Formation loan payments received	—	—	—	1,422
Interest credited to partners in applicant status	—	—	—	—
Interest withdrawn	—	—	—	—
Capital contributed	35	—	35	35,079
Net income	188	—	188	18,872
Syndication costs incurred	—	(5)	(5)	(445)
Allocation of syndication costs	(3)	3	—	—
Partners’ withdrawals	(184)	—	(184)	(10,030)
Early withdrawal penalties	—	—	—	—

Balances at December 31, 2006	$249	$(18)	$231	$270,391
The accompanying notes are an integral part of these consolidated financial statements.

25

REDWOOD MORTGAGE INVESTORS VIII
(A California Limited Partnership)
Consolidated Statements of Cash Flows
For the Years Ended December 31, 2006, 2005 and 2004
(in thousands)

	2006	2005	2004
Cash flows from operating activities
Net income	$18,872	$15,368	$12,132
Adjustments to reconcile net income to
net cash provided by operating activities
Amortization of loan origination fees	91	65	56
Imputed interest income	(500)	(395)	(319)
Amortization of discount	500	395	319
Provision for losses on loans and real estate held for sale	1,195	855	1,146
Realized (gain) loss on sale of real estate	—	(183)	—
Change in operating assets and liabilities
Accrued interest and late fees	(578)	1,040	(2,566)
Advances on loans	(109)	(63)	74
Loan origination fees	(122)	(75)	(74)
Accounts payable	66	(15)	(199)
Payable to affiliate	(8)	(149)	190
Net cash provided by operating activities	19,407	16,843	10,759

Cash flows from investing activities
Loans originated	(159,745)	(169,460)	(81,579)
Principal collected on loans	107,656	118,772	52,359
Unsecured loans	—	34	—
Payments for development of real estate	(520)	(939)	—
Proceeds from disposition of real estate	635	1,541	—
Net cash used in investing activities	(51,974)	(50,052)	(29,220)

Cash flows from financing activities
Borrowings (repayments) on line of credit, net	(1,300)	16,000	(6,000)
Contributions by partner applicants	34,862	39,882	41,007
Partners’ withdrawals	(10,030)	(7,617)	(6,483)
Syndication costs paid	(445)	(845)	(421)
Formation loan lending	(2,674)	(2,978)	(3,117)
Formation loan collections	1,422	1,178	855
Increase to (distribution from) minority interest	(25)	141	—
Net cash provided by financing activities	21,810	45,761	25,841

Net increase (decrease) in cash and cash equivalents	(10,757)	12,552	7,380

Cash and cash equivalents - beginning of year	28,853	16,301	8,921

Cash and cash equivalents - end of year	$18,096	$28,853	$16,301

Supplemental disclosures of cash flow information
Cash paid for interest	$2,344	$278	$622

The accompanying notes are an integral part of these consolidated financial statements.

26

REDWOOD MORTGAGE INVESTORS VIII
(A California Limited Partnership)
Notes to Consolidated Financial Statements
December 31, 2006, 2005 and 2004

1.         Organizational and General

Redwood Mortgage Investors VIII, a California Limited Partnership (the “Partnership”), was organized in 1993. The general partners are Michael R. Burwell, an individual, Gymno Corporation and Redwood Mortgage Corp., both California corporations, whose majority owner is Michael R. Burwell. The Partnership was organized to engage in business as a mortgage lender for the primary purpose of making loans secured by deeds of trust on California real estate. Loans are being arranged and serviced by Redwood Mortgage Corp. At December 31, 2006, the Partnership was in its sixth offering stage, wherein contributed capital totaled $246,850,000 of approved aggregate offerings of $300,000,000. As of December 31, 2006 and 2005, $557,000 and $776,000, respectively, remained in applicant status, and total Partnership units sold were in the aggregate of $246,850,000 and $212,037,000, respectively.

A minimum of $250,000 and a maximum of $15,000,000 in Partnership units were initially offered through qualified broker-dealers. This initial offering closed in October 1996. In December 1996, the Partnership commenced a second offering of an additional $30,000,000 which closed on August 30, 2000. On August 31, 2000, the Partnership commenced a third offering for an additional $30,000,000 which closed in April 2002. On October 30, 2002, the Partnership commenced a fourth offering for an additional $50,000,000 which closed in October 2003. On October 7, 2003, the Partnership commenced a fifth offering for an additional $75,000,000 which closed in August 2005. On August 4, 2005, the Partnership commenced a sixth offering for an additional $100,000,000.

Sales commissions - formation loans

Sales commissions are not paid directly by the Partnership out of the offering proceeds. Instead, the Partnership loans to Redwood Mortgage Corp., one of the general partners, amounts to pay all sales commissions and amounts payable in connection with unsolicited orders. This loan is unsecured and non-interest bearing and is referred to as the “formation loan.”

The formation loan relating to the initial offering ($15,000,000) totaled $1,075,000, which was 7.2% of limited partners’ contributions of $14,932,000. It is being repaid, without interest, in ten annual installments of $107,000, which commenced on January 1, 1997, following the year the initial offering closed. Payments on this loan were also made during the offering period prior to the close of the offering. As of December 31, 2006 this Formation Loan has been fully repaid.

The formation loan relating to the second offering ($30,000,000) totaled $2,272,000, which was 7.6% of limited partners’ contributions of $29,993,000. It is being repaid, without interest, in ten equal annual installments of $201,000, which commenced on January 1, 2001, following the year the second offering closed. Payments on this loan were also made during the offering period prior to the close of the offering.

The formation loan relating to the third offering ($30,000,000) totaled $2,218,000, which was 7.4% of the limited partners’ contributions of $29,999,000. It is being repaid, without interest, in ten annual installments of $178,000, which commenced on January 1, 2003, following the year the third offering closed. Payments on this loan were also made during the offering stage prior to the close of the offering.

The formation loan relating to the fourth offering ($50,000,000) totaled $3,777,000, which was 7.6% of the limited partners contributions of $49,985,000. It is being repaid, without interest, in ten annual installments of $365,000, which commenced on January 1, 2004, following the year the fourth offering closed. Payments on this loan were also made during the offering stage prior to the close of the offering.

27

REDWOOD MORTGAGE INVESTORS VIII
(A California Limited Partnership)
Notes to Consolidated Financial Statements
December 31, 2006, 2005 and 2004

1.         Organizational and General (continued)

Sales commissions - formation loans (continued)

The formation loan relating to the fifth offering ($75,000,000) totaled $5,661,000, which was 7.6% of the limited partners contributions of $74,904,000. It is being repaid, without interest, in ten annual installments of $526,000, which commenced on January 1, 2006, following the year the fifth offering closed. Payments on this loan were also made during the offering stage prior to the close of the offering.

The formation loan relating to the sixth offering ($100,000,000) totaled $3,562,000 as of December 31, 2006, which was 7.6% of the limited partners contributions of $47,083,000 through December 31, 2006. An equal annual repayment schedule on this loan, without interest, will commence in the year subsequent to the closing of this offering. Payments on this loan are being made during the offering stage prior to the close of the offering.

For the offerings, sales commissions paid to brokers range from 0% (units sold by general partners) to 9% of gross proceeds. The Partnership anticipates that the sales commissions will approximate 7.6% based on the assumption that 65% of investors will elect to reinvest earnings, thus generating full 9% commissions. The principal balance of the formation loan will increase as additional sales of units are made. The amount of the annual installment payment to be made by Redwood Mortgage Corp., during the offering stage, will be determined at annual installments of one-tenth of the principal balance of the formation loan as of December 31 of each year.

The following summarizes formation loan transactions to December 31, 2006 (in thousands):

	Initial	Subsequent	Third	Fourth	Fifth	Sixth
	Offering of	Offering of	Offering of	Offering of	Offering of	Offering of
	$15,000	$30,000	$30,000	$50,000	$75,000	$100,000	Total
Limited Partner
contributions	$14,932	$29,993	$29,999	$49,985	$74,904	$47,037	$246,850

Formation Loan made	$1,075	$2,272	$2,218	$3,777	$5,661	$3,562	$18,565
Unamortized discount
on imputed interest	—	(160)	(175)	(364)	(1,344)	(1,232)	(3,275)
Formation Loan
made, net	1,075	2,112	2,043	3,413	4,317	2,330	15,290
Repayments to date	(991)	(1,397)	(936)	(1,194)	(890)	(90)	(5,498)
Early withdrawal
penalties applied	(84)	(130)	(95)	(30)	(35)	—	(374)
Formation Loan, net
at December 31, 2006	—	585	1,012	2,189	3,392	2,240	9,418
Unamortized discount
on imputed interest	—	160	175	364	1,344	1,232	3,275
Balance,
December 31, 2006	$—	$745	$1,187	$2,553	$4,736	$3,472	$12,693

Percent loaned	7.2%	7.6%	7.4%	7.6%	7.6%	7.6%	7.5%

28

REDWOOD MORTGAGE INVESTORS VIII
(A California Limited Partnership)
Notes to Consolidated Financial Statements
December 31, 2006, 2005 and 2004

1.        Organizational and General (continued)

Sales commissions - formation loans (continued)

The formation loan has been deducted from limited partners’ capital in the consolidated balance sheets. As amounts are collected from Redwood Mortgage Corp., the deduction from capital will be reduced. Interest has been imputed at the market rate of interest in effect at the date the offerings closed which ranged from 4.00% to 9.50%. An estimated amount of imputed interest is recorded for offerings still outstanding. During 2006, 2005 and 2004, $500,000, $395,000 and $319,000, respectively, was recorded related to amortization of the discount on imputed interest.

Syndication costs

The Partnership bears its own syndication costs, other than certain sales commissions, including legal and accounting expenses, printing costs, selling expenses and filing fees. Syndication costs are charged against partners’ capital and are being allocated to individual partners consistent with the partnership agreement.

Through December 31, 2006, syndication costs of $4,263,000 had been incurred by the Partnership with the following distribution (in thousands):

Costs incurred	$4,263
Early withdrawal penalties applied	(129)
Allocated to date	(2,373)

December 31, 2006 balance	$1,761

Syndication costs attributable to the initial offering ($15,000,000) were limited to the lesser of 10% of the gross proceeds or $600,000 with any excess being paid by the general partners. Applicable gross proceeds were $14,932,000. Related expenditures totaled $582,000 ($570,000 syndication costs plus $12,000 organization expense) or 3.9% of contributions.

Syndication costs attributable to the second offering ($30,000,000) were limited to the lesser of 10% of the gross proceeds or $1,200,000 with any excess being paid by the general partners. Gross proceeds of the second offering were $29,993,000. Syndication costs totaled $598,000 or 2% of contributions.

Syndication costs attributable to the third offering ($30,000,000) were limited to the lesser of 10% of the gross proceeds or $1,200,000 with any excess being paid by the general partners. Gross proceeds of the third offering were $29,999,000. Syndication costs totaled $643,000 or 2.1% of contributions.

Syndication costs attributable to the fourth offering ($50,000,000) were limited to the lesser of 10% of the gross proceeds or $2,000,000 with any excess to be paid by the general partners. Gross proceeds of the fourth offering were $49,985,000. Syndication costs totaled $658,000 or 1.3% of contributions.

Syndication costs attributable to the fifth offering ($75,000,000) were limited to the lesser of 10% of the gross proceeds or $3,000,000 with any excess to be paid by the general partners. Gross proceeds of the fifth offering were $74,904,000. Syndication costs totaled $789,000 or 1.1% of contributions.

29

REDWOOD MORTGAGE INVESTORS VIII
(A California Limited Partnership)
Notes to Consolidated Financial Statements
December 31, 2006, 2005 and 2004

1.        Organizational and General (continued)

Syndication costs (continued)

Syndication costs attributable to the sixth offering ($100,000,000) will be limited to the lesser of 10% of the gross proceeds or $4,000,000 with any excess to be paid by the general partners. As of December 31, 2006, the sixth offering had incurred syndication costs of $1,005,000 (2.14% of contributions).

Term of the partnership

The Partnership is scheduled to terminate on December 31, 2032, unless sooner terminated as provided in the partnership agreement.

2.        Summary of Significant Accounting Policies

Basis of presentation

The Partnership’s consolidated financial statements include the accounts of its 100%-owned subsidiaries, Russian Hill Property Company, LLC (“Russian”) and Borrette Property Company, LLC (“Borrette”), and its 72.50%-owned subsidiary, Larkin Street Property Company, LLC (“Larkin”). All significant intercompany transactions and balances have been eliminated in consolidation.

Reclassifications

Certain reclassifications, not affecting previously reported net income or total partner capital, have been made to the previously issued consolidated financial statements to conform to the current year presentation.

Management estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions about the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities, at the dates of the consolidated financial statements and the reported amounts of revenues and expenses during the reported periods. Such estimates relate principally to the determination of the allowance for loan losses, including the valuation of impaired loans and the valuation of real estate held for sale. Actual results could differ significantly from these estimates.

Loans, secured by deeds of trust

Loans generally are stated at their outstanding unpaid principal balance with interest thereon being accrued as earned.

If the probable ultimate recovery of the carrying amount of a loan, with due consideration for the fair value of collateral, is less than amounts due according to the contractual terms of the loan agreement, and the shortfall in the amounts due are not insignificant, the carrying amount of the loan is reduced to the present value of future cash flows discounted at the loan’s effective interest rate. If a loan is collateral dependent, it is valued at the estimated fair value of the related collateral.

30

REDWOOD MORTGAGE INVESTORS VIII
(A California Limited Partnership)
Notes to Consolidated Financial Statements
December 31, 2006, 2005 and 2004

2.         Summary of Significant Accounting Policies (continued)

Loans, secured by deeds of trust (continued)

If events and or changes in circumstances cause management to have serious doubts about the collectibility of the contractual payments, a loan may be categorized as impaired and interest is no longer accrued. Any subsequent payments on impaired loans are applied to reduce the outstanding loan balances, including accrued interest and advances. At December 31, 2006 and 2005, there were no loans categorized as impaired by the Partnership. The average recorded investment in impaired loans was $0 for 2006, 2005 and 2004.

At December 31, 2006 and 2005, the Partnership had 10 and 9 loans 90 days past maturity and/or past due 90 days or more in interest payments, totaling $30,055,000 and $26,863,000, respectively. In addition, accrued interest, late charges and advances on these loans totaled $1,568,000 and $1,774,000 at December 31, 2006 and 2005, respectively. The Partnership does not consider these loans to be impaired because there is sufficient collateral to cover the amount outstanding to the Partnership and is still accruing interest on these loans. As presented in Note 10 to the consolidated financial statements, the average loan to appraised value of security based upon appraised values and prior indebtedness at the time the loans were consummated for loans outstanding at December 31, 2006 and 2005 was 65.95% and 5.95% respectively. When loans are considered impaired the allowance for loan losses is updated to reflect the change in the valuation of collateral security. However, a low loan to value ratio has the tendency to minimize reductions for impairment.

Allowance for loan losses

Loans and the related accrued interest, late fees and advances are analyzed on a periodic basis for recoverability. Delinquencies are identified and followed as part of the loan system. Delinquencies are determined based upon contractual terms. A provision is made for loan losses to adjust the allowance for loan losses to an amount considered by management to be adequate, with due consideration to collateral values, to provide for unrecoverable loans and receivables, including impaired loans, other loans, accrued interest, late fees and advances on loans and other accounts receivable. The Partnership charges off uncollectible loans and related receivables directly to the allowance account once it is determined that the full amount is not collectible.

31

REDWOOD MORTGAGE INVESTORS VIII
(A California Limited Partnership)
Notes to Consolidated Financial Statements
December 31, 2006, 2005 and 2004

2.         Summary of Significant Accounting Policies (continued)

Allowance for loan losses (continued)

The composition of the allowance for loan losses was as follows (in thousands):

	December 31,
	2006		2005		2004

	Amount	Percent of loans in each category to total loans	Amount	Percent of loans in each category to total loans	Amount	Percent of loans in each category to total loans
Balance at End of Year
Applicable to:

Domestic
Real estate –
mortgage
Single family
(1-4 units)	$1,673	73.10%	$1,598	54.64%	$850	49.12%
Apartments	160	5.71%	145	8.98%	430	18.04%
Commercial	887	20.40%	1,140	30.45%	1,033	31.83%
Land	66	0.79%	255	5.93%	30	1.01%
Total	$2,786	100.00%	$3,138	100.00%	$2,343	100.00%

32

REDWOOD MORTGAGE INVESTORS VIII
(A California Limited Partnership)
Notes to Consolidated Financial Statements
December 31, 2006, 2005 and 2004

2.         Summary of Significant Accounting Policies (continued)

Allowance for loan losses (continued)

Activity in the allowance for loan losses is as follows (in thousands):

	Years Ended December 31,
	2006	2005	2004
Balance at beginning of year	$3,138	$2,343	$2,649

Charge-offs
Domestic
Real estate - mortgage
Single family (1-4 units)	(112)	(26)	(842)
Apartments	—	—	—
Commercial	(15)	(34)	(110)
Land	—	—	—
	(127)	(60)	(952)
Recoveries
Domestic
Real estate - mortgage
Single family (1-4 units)	—	—	—
Apartments	—	—	—
Commercial	—	—	—
Land	—	—	—
	—	—	—
Net charge-offs	(127)	(60)	(952)
Additions charge to operations	927	855	1,146
Transfer to real estate held for sale reserve	(1,152)	—	(500)

Balance at end of year	$2,786	$3,138	$2,343

Ratio of net charge-offs during
the period to average secured loans
outstanding during the period	0.05%	0.03%	0.60%

33

REDWOOD MORTGAGE INVESTORS VIII
(A California Limited Partnership)
Notes to Consolidated Financial Statements
December 31, 2006, 2005 and 2004

2.        Summary of Significant Accounting Policies (continued)

Cash and cash equivalents

The Partnership considers all highly liquid financial instruments with maturities of three months or less at the time of purchase to be cash equivalents. Periodically, the Partnership cash balances exceed federally insured limits.

Real estate held for sale

Real estate held for sale includes real estate acquired through foreclosure and is stated at the lower of the recorded investment in the loan, plus any senior indebtedness, or at the property’s estimated fair value, less estimated costs to sell.

The Partnership periodically compares the carrying value of real estate to expected undiscounted future cash flows for the purpose of assessing the recoverability of the recorded amounts. If the carrying value exceeds future undiscounted cash flows, the assets are reduced to estimated fair value. During 2006, the Partnership transferred $1,152,000 from the allowance for loan losses to the allowance for real estate held for sale.

Loan origination fees

The Partnership capitalizes fees for obtaining bank financing. The fees are amortized over the life of the financing using the straight-line method.

Income taxes

No provision for federal and state income taxes (other than an $800 state minimum tax) is made in the consolidated financial statements since income taxes are the obligation of the partners if and when income taxes apply.

Net income per $1,000 invested

Amounts reflected in the statements of income as net income per $1,000 invested by limited partners for the entire period are amounts allocated to limited partners who held their investment throughout the period and have elected to either leave their earnings to compound or have elected to receive periodic distributions of their net income. Individual income is allocated each month based on the limited partners’ pro rata share of partners’ capital. Because the net income percentage varies from month to month, amounts per $1,000 will vary for those individuals who made or withdrew investments during the period, or selected other options.

34

REDWOOD MORTGAGE INVESTORS VIII
(A California Limited Partnership)
Notes to Consolidated Financial Statements
December 31, 2006, 2005 and 2004

2.         Summary of Significant Accounting Policies (continued)

Late fee revenue

Late fees are generally charged at 6% of the monthly installment payment past due. During 2006, 2005 and 2004, late fee revenue of $241,000, $120,000 and $218,000, respectively, was recorded. The Partnership has a recorded late fee receivable at December 31, 2006 and 2005 of $92,000 and $103,000, respectively.

Recently issued accounting pronouncements

In March 2006, the FASB issued SFAS No. 156,, “Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140” (SFAS 156), which permits, but does not require, an entity to account for one or more classes of servicing rights (i.e., mortgage servicing rights) at fair value, with the changes in fair value recorded in the statement of income. SFAS 156 is effective in the first quarter of 2007. The adoption of SFAS 156 is not expected to have a material impact on the Partnership’s financial condition and results of operations.

On September 15, 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (SFAS 157). SFAS 157 defines fair value, establishes a framework for measuring fair value under GAAP and enhances disclosures about fair value measurements. SFAS 157 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. SFAS 157 is effective for the Partnership’s financial statements issued for the year beginning on January 1, 2008, with earlier adoption permitted. Management is currently evaluating the impact and timing of the adoption of SFAS 157 on the Partnership’s financial condition and results of operations.

On February 15, 2007, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (SFAS 159), which allows an entity the irrevocable option to elect fair value for the initial and subsequent measurement for certain financial assets and liabilities on a contract-by-contract basis. Subsequent changes in fair value of these financial assets and liabilities would be recognized in earnings when they occur. SFAS 159 further establishes certain additional disclosure requirements. SFAS 159 is effective for the Partnership’s financial statements for the year beginning on January 1, 2008, with earlier adoption permitted. Management is currently evaluating the impact and timing of the adoption of SFAS 159 on the Partnership’s financial condition and results of operations.

On July 13, 2006, the FASB released FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109” (FIN 48). FIN 48 clarifies the accounting and reporting for income taxes where interpretation of the tax law may be uncertain. FIN 48 prescribes a comprehensive model for the financial statement recognition, measurement, presentation and disclosure of income tax uncertainties with respect to positions taken or expected to be taken in income tax returns. The Partnership will adopt FIN 48 in the first quarter of 2007. The adoption of FIN 48 is not expected to have a material impact on the Partnership’s financial condition and results of operations.

On September 13, 2006, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin (SAB) No. 108 “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (SAB 108). SAB 108 expresses the SEC Staff’s views regarding the process of quantifying financial statement misstatements. SAB 108 states that in evaluating the materiality of financial statement misstatements, an entity must quantify the impact of correcting misstatements, including both the carryover and reversing effects of prior year misstatements, on the current year financial statements. SAB 108 is effective for the year ended December 31, 2006. The application of SAB 108 did not have an impact on the Partnership’s financial condition and results of operations.

35

REDWOOD MORTGAGE INVESTORS VIII
(A California Limited Partnership)
Notes to Consolidated Financial Statements
December 31, 2006, 2005 and 2004

3.	Other Partnership Provisions

The Partnership is a California limited partnership. The rights, duties and powers of the general and limited partners of the Partnership are governed by the limited partnership agreement and Sections 15611 et seq. of the California Corporations Code.

The general partners are in complete control of the Partnership business, subject to the voting rights of the limited partners on specified matters. Any one of the general partners acting alone has the power and authority to act for and bind the Partnership.

A majority of the outstanding limited partnership interests may, without the permission of the general partners, vote to: (i) terminate the Partnership, (ii) amend the limited partnership agreement, (iii) approve or disapprove the sale of all or substantially all of the assets of the Partnership and (iv) remove or replace one or all of the general partners.

The approval of all the limited partners is required to elect a new general partner to continue the Partnership business where there is no remaining general partner after a general partner ceases to be a general partner other than by removal.

Applicant status

Subscription funds received from purchasers of Partnership units are not admitted to the Partnership until subscription funds are required to fund a loan, fund the formation loan, create appropriate cash reserves, or to pay organizational expenses or other proper partnership purposes. During the period prior to the time of admission, which is anticipated to be between 1 - 90 days, purchasers’ subscriptions will remain irrevocable and will earn interest at money market rates, which are lower than the anticipated return on the Partnership’s loan portfolio.

During 2006, 2005 and 2004, interest totaling $21,000, $41,000 and $20,000, respectively, was credited to partners in applicant status. As loans were made and partners were transferred to regular status to begin sharing in Partnership operating income, the interest credited was either paid to the investors or transferred to partners’ capital along with the original investment.

Election to receive monthly, quarterly or annual distributions

At subscription, investors elect to receive monthly, quarterly or annual distributions of earnings allocations, or to allow earnings to compound. Subject to certain limitations, a compounding investor may subsequently change his election, but an investor’s election to have cash distributions is irrevocable.

Profits and losses

Profits and losses are allocated among the limited partners according to their respective capital accounts monthly after 1% of the profits and losses are allocated to the general partners.

36

REDWOOD MORTGAGE INVESTORS VIII
(A California Limited Partnership)
Notes to Consolidated Financial Statements
December 31, 2006, 2005 and 2004

3.	Other Partnership Provisions (continued)

Liquidity, capital withdrawals and early withdrawals

There are substantial restrictions on transferability of Partnership units and accordingly an investment in the Partnership is non-liquid. Limited partners have no right to withdraw from the Partnership or to obtain the return of their capital account for at least one year from the date of purchase of units.

In order to provide a certain degree of liquidity to the limited partners after the one-year period, limited partners may withdraw all or part of their capital accounts from the Partnership in four quarterly installments beginning on the last day of the calendar quarter following the quarter in which the notice of withdrawal is given, subject to a 10% early withdrawal penalty. The 10% penalty is applicable to the amount withdrawn as stated in the notice of withdrawal and will be deducted from the capital account.

After five years from the date of purchase of the units, limited partners have the right to withdraw from the Partnership on an installment basis. Generally this is done over a five-year period in twenty quarterly installments. Once a limited partner has been in the Partnership for the minimum five-year period, no penalty will be imposed if withdrawal is made in twenty quarterly installments or longer. Notwithstanding the five-year (or longer) withdrawal period, the general partners may liquidate all or part of a limited partner’s capital account in four quarterly installments beginning on the last day of the calendar quarter following the quarter in which the notice of withdrawal is given. This withdrawal is subject to a 10% early withdrawal penalty applicable to any sums withdrawn prior to the time when such sums could have been withdrawn without penalty.

The Partnership will not establish a reserve from which to fund withdrawals and, accordingly, the Partnership’s capacity to return a limited partner’s capital is restricted to the availability of Partnership cash flow. Furthermore, no more than 20% of the total limited partners’ capital accounts outstanding at the beginning of any year, shall be liquidated during any calendar year.

4.	General Partners and Related Parties

The following are commissions and/or fees that are paid to the general partners:

Mortgage brokerage commissions

For fees in connection with the review, selection, evaluation, negotiation and extension of loans, the general partners may collect an amount equivalent to 12% of the loaned amount until 6 months after the termination date of the offering. Thereafter, loan brokerage commissions (points) will be limited to an amount not to exceed 4% of the total Partnership assets per year. The loan brokerage commissions are paid by the borrowers and thus, are not an expense of the Partnership. In 2006, 2005 and 2004, loan brokerage commissions paid by the borrowers were $3,496,000, $3,697,000, and $2,443,000, respectively.

37

REDWOOD MORTGAGE INVESTORS VIII
(A California Limited Partnership)
Notes to Consolidated Financial Statements
December 31, 2006, 2005 and 2004

4.	General Partners and Related Parties (continued)

Mortgage servicing fees

Monthly mortgage servicing fees of up to 1/8 of 1% (1.5% annual) of the unpaid principal are paid to Redwood Mortgage Corp., based on the unpaid principal balance of the loan portfolio, or such lesser amount as is reasonable and customary in the geographic area where the property securing the mortgage is located. Once a loan is categorized as impaired, mortgage servicing fees are no longer accrued thereon. Additional service fees are recorded upon the receipt of any subsequent payments on impaired loans. Mortgage servicing fees of $2,479,000, $1,736,000 and $1,565,000 were incurred for 2006, 2005 and 2004, respectively. The Partnership had a payable to Redwood Mortgage Corp. for servicing fees of $481,000 and $489,000 at December 31, 2006 and 2005, respectively.

Asset management fee

The general partners receive monthly fees for managing the Partnership’s loan portfolio and operations up to 1/32 of 1% of the “net asset value” (3/8 of 1% annual). Asset management fees of $991,000, $814,000 and $630,000 were incurred for 2006, 2005 and 2004, respectively.

Other fees

The Partnership Agreement provides for other fees such as reconveyance, mortgage assumption and mortgage extension fees. Such fees are incurred by the borrowers and are paid to the general partners.

Operating expenses

The Partnership receives certain operating and administrative services from Redwood Mortgage Corp., a general partner.  Redwood Mortgage Corp. may be reimbursed by the Partnership for operating expenses incurred on behalf of the Partnership, including without limitation, out-of-pocket general and administration expenses of the Partnership, accounting and audit fees, legal fees and expenses, postage and preparation of reports to limited partners. During 2006, 2005 and 2004, operating expenses totaling $329,000, $298,000 and $307,000, respectively, were reimbursed to Redwood Mortgage Corp.  To the extent that some operating and administrative services were not reimbursed, the financial position and results of Partnership operation may be different.

Contributed capital

The general partners jointly or severally are to contribute 1/10 of 1% of limited partners’ contributions in cash contributions as proceeds from the offerings are received from the limited partners. As of December 31, 2006 and 2005, Gymno Corporation, a general partner, had capital in accordance with Section 4.02(a) of the Partnership Agreement.

38

REDWOOD MORTGAGE INVESTORS VIII
(A California Limited Partnership)
Notes to Consolidated Financial Statements
December 31, 2006, 2005 and 2004

5.	Real Estate Held for Sale

The following schedule reflects the cost of the properties and recorded reductions to estimated fair values, including estimated costs to sell, at December 31 (in thousands):

	2006	2005

Costs of properties	$27,579	$22,328
Reduction in value	(2,348)	(1,000)

Real estate held for sale, net	$25,231	$21,328

During 2006, the Partnership acquired a single family residence through foreclosure. At the time the Partnership took ownership of the property, the Partnership’s investment totaled $6,028,000. As of December 31, 2006, approximately $111,000 in costs related to the development of this property have been capitalized. As of December 31, 2006, the Partnership’s investment in this property totaled $5,220,000, net of a valuation allowance of $919,000.

During 2005, the Partnership acquired land through a deed in lieu of foreclosure. At the time the Partnership took ownership of the property, the Partnership’s investment totaled $1,359,000 including accrued interest and advances. The property was subsequently sold for a total of $1,542,000 and the Partnership recognized a gain on sale of real estate in the amount of $183,000.

In December 2004, the Partnership acquired land through a deed in lieu of foreclosure. At this date the Partnership’s investment totaled $4,377,000 including accrued interest and advances. During 2006, management established a $490,000 reserve against this property to reduce the carrying amount to management’s estimate of the ultimate net realizable value of the property. One parcel during 2006 was sold. The Partnership incurred a loss on this sale of $73,000, which had been previously reserved for. At December 31, 2006, the Partnership’s total investment in this property was $3,222,000, net of a remaining reserve of $417,000. At December 31, 2005, the Partnership’s total investment in this property was $4,505,000.

In September 2004, the Partnership acquired a single family residence through a foreclosure sale. At the time the Partnership took ownership of the property, the Partnership’s investment totaled $1,937,000 including accrued interest and advances. The borrower had begun a substantial renovation of the property, which was not completed at the time of foreclosure. The Partnership has decided to pursue development of the property by processing plans for the creation of two condominium units on the property. These plans will incorporate the majority of the existing improvements currently located on the property. At December 31, 2006 and 2005, the Partnership’s total investment in this property was $1,759,000 and $1,691,000, net of a valuation allowance of $500,000.

39

REDWOOD MORTGAGE INVESTORS VIII
(A California Limited Partnership)
Notes to Consolidated Financial Statements
December 31, 2006, 2005 and 2004

5.	Real Estate Held for Sale (continued)

Larkin

During 2005, the Partnership acquired a multi-unit property through foreclosure. At the time the Partnership took ownership of the property, the Partnership’s investment, together with three other affiliate partnerships, totaled $10,595,000, including accrued interest and advances. Upon acquisition, the property was transferred via a statutory warranty deed to a new entity named Larkin Street Property Company, LLC (“Larkin”). The Partnership owns a 72.50% interest in Larkin and the other three affiliates collectively own the remaining 27.50%. No valuation allowance has been established against this property as management is of the opinion that the property will have adequate equity to recover all partnerships’ investments. The assets, liabilities and operating results of Larkin have been consolidated into the accompanying consolidated financial statements of the Partnership. As of December 31, 2006, approximately $899,000 in costs related to the development of this property have been capitalized.  During 2006, the Partnership recovered $431,000 from one of the guarantors of the original loan.  As of December 31, 2006, the Partnership’s investment, together with the other affiliated partnerships, totaled $11,063,000.

Russian

During 2002, a single-family residence that secured a Partnership loan totaling $4,402,000, including accrued interest and advances, was transferred via a statutory warranty deed to a new entity named Russian Hill Property Company, LLC (“Russian”). Russian was formed by the Partnership to complete the development and sale of the property. The assets, liabilities and operating results of Russian have been consolidated into the accompanying consolidated financial statements of the Partnership.  Costs related to the sale and development of this property were capitalized during 2003. Commencing January 2004, costs related to sales and maintenance of the property were being expensed. At December 31, 2006 and 2005, the Partnership’s total investment in Russian was $3,979,000, net of a valuation allowance of $500,000.

6.	Income Taxes

The following reflects a reconciliation of partners’ capital reflected in the consolidated financial statements to the tax basis of Partnership capital (in thousands):

	2006	2005
Partners’ capital per consolidated
financial statements	$270,391	$228,167
Non-allocated syndication costs	1,761	1,669
Allowance for loan losses and
real estate held for sale	5,134	4,138
Formation loans receivable	12,693	11,506

Partners’ capital - tax basis	$289,979	$245,480

In 2006 and 2005, approximately 44% and 45%, respectively, of taxable income was allocated to tax-exempt organizations (i.e., retirement plans).

40

REDWOOD MORTGAGE INVESTORS VIII
(A California Limited Partnership)
Notes to Consolidated Financial Statements
December 31, 2006, 2005 and 2004

7.        Bank Line of Credit

The Partnership has a bank line of credit in the maximum amount of the lesser of (1) $75,000,000, (2) one-third of partners’ capital, or (3) the borrowing base as defined in the agreement. The line of credit matures on November 15, 2007, with borrowings at prime less 0.50% and secured by the Partnership’s loan portfolio. The outstanding balances were $30,700,000 and $32,000,000 at December 31, 2006 and 2005, respectively. The interest rate was 7.75% at December 31, 2006 and 6.75% at December 31, 2005. The Partnership may also be subject to a 0.5% fee on specified balances in the event the line is not utilized. The line of credit requires the Partnership to comply with certain financial covenants. The Partnership was in compliance with these covenants at December 31, 2006 and 2005. There is an option to convert the line of credit to a term loan that would be payable over 36 months.

8.	Fair Value of Financial Instruments

The following methods and assumptions were used to estimate the fair value of financial instruments:

(a)	Cash and cash equivalents. The carrying amount equals fair value. All amounts, including interest bearing, are subject to immediate withdrawal.

(b)
Secured loans carrying value was $261,097,000 and $214,012,000 at December 31, 2006 and 2005, respectively. The fair value of these loans of $261,692,000 and $215,102,000, respectively, was estimated based upon projected cash flows discounted at the estimated current interest rates at which similar loans would be made. The applicable amount of the allowance for loan losses along with accrued interest and advances related thereto should also be considered in evaluating the fair value versus the carrying value.

9.	Non-Cash Transactions

During 2006, a previous real estate held for sale property was sold with the Partnership providing financing. This resulted in a decrease to real estate held for sale of $588,000 and an increase to secured loans of $588,000.

During 2006, the Partnership foreclosed on one property (see Note 5), which resulted in an increase in real estate held for sale of $6,028,000, and a decrease in secured loans receivable, accrued interest and advances of $5,464,000, $448,000 and $116,000, respectively.

During 2005, the Partnership foreclosed on, or acquired property through deed in lieu of foreclosure, two properties (see Note 5), which resulted in an increase in real estate held for sale and minority interest of $11,954,000 and $2,901,000, respectively, and a decrease in secured loans receivable, accrued interest and advances of $8,361,000, $601,000 and $91,000, respectively.

During 2004, the Partnership foreclosed on, or acquired property through deeds in lieu of foreclosure, four properties (see Note 5), which resulted in an increase in real estate held for sale and allowance for real estate held for sale of $6,315,000 and $500,000, respectively and a decrease in secured loans receivable, accrued interest, advances, and allowance for loan losses of $4,422,000, $1,840,000, $53,000 and $500,000, respectively.

41

REDWOOD MORTGAGE INVESTORS VIII
(A California Limited Partnership)
Notes to Consolidated Financial Statements
December 31, 2006, 2005 and 2004

10.	Loan Concentrations and Characteristics

Most loans are secured by recorded deeds of trust. At December 31, 2006 and 2005, there were 105 and 98 secured loans outstanding, respectively, with the following characteristics (dollars in thousands):

	2006	2005
Number of secured loans outstanding	105	98
Total secured loans outstanding	$261,097	$214,012

Average secured loan outstanding	$2,487	$2,184
Average secured loan as percent of total
secured loans	0.95%	1.02%
Average secured loan as percent
of partners’ capital	0.92%	.96%

Largest secured loan outstanding	$32,156	$11,927
Largest secured loan as percent of total
secured loans	12.32%	5.57%
Largest secured loan as percent
of partners’ capital	11.89%	5.23%
Largest secured loan as percent of total assets	10.54%	4.51%

Number of counties where security
is located (all California)	26	24
Largest percentage of secured loans
in one county	17.69%	25.36%
Average secured loan to appraised value
of security based on appraised values and
prior liens at time loan was consummated	65.95%	65.03%

Number of secured loans in foreclosure status	2	1
Amount of secured loans in foreclosure	$2,108	$3,600

42

REDWOOD MORTGAGE INVESTORS VIII
(A California Limited Partnership)
Notes to Consolidated Financial Statements
December 31, 2006, 2005 and 2004

10.	Asset Concentrations and Characteristics (continued)

The following secured loan categories were held at December 31, 2006 and 2005 (in thousands):

	2006	2005
First trust deeds	$125,061	$135,945
Second trust deeds	133,623	73,138
Third trust deeds	2,413	4,929
Total loans	261,097	214,012
Prior liens due other lenders at time of loan	329,554	224,573

Total debt	$590,651	$438,585

Appraised property value at time of loan	$895,621	$674,436

Average secured loan to appraised value
of security based on appraised values and
prior liens at time loan was consummated	65.95%	65.03%

Secured loans by type of property
Single family (1-4 units)	$190,859	$116,945
Apartments	14,914	19,209
Commercial	53,262	65,167
Land	2,062	12,691

	$261,097	$214,012

The interest rates on the loans range from 7.0% to 13.0% at December 31, 2006 and 8.0% to 13.0% at December 31, 2005.

Scheduled maturity dates of secured loans as of December 31, 2006 are as follows (in thousands):

Year Ending December 31,
2007	$109,841
2008	99,241
2009	27,076
2010	10,470
2011	7,796
Thereafter	6,673

$261,097

43

REDWOOD MORTGAGE INVESTORS VIII
(A California Limited Partnership)
Notes to Consolidated Financial Statements
December 31, 2006, 2005 and 2004

10.	Loan Concentrations and Characteristics (continued)

The scheduled maturities for 2007 include seven loans totaling $28,706,000, and representing 10.99% of the portfolio, which are past maturity at December 31, 2006. Interest payments on four of these loans were delinquent and are included in the total of loans 90 days or more delinquent presented in Note 2. Occasionally, the Partnership allows borrowers to continue to make the payments on debt past maturity for periods of time. It is the partnership’s experience that loans are sometimes refinanced or repaid before the maturity date. Therefore, the above tabulation for scheduled maturities is not a forecast of future cash receipts.

The Partnership had 12% of its receivable balance due from one borrower at December 31, 2006. Interest revenue for this borrower accounted for approximately 7.14% of interest revenue for the year ended December 31, 2006.

11.	Commitments and Contingencies

Construction / rehabilitation loans

The Partnership makes construction and rehabilitation loans which are not fully disbursed at loan inception. The Partnership has approved the borrowers up to a maximum loan balance; however, disbursements are made periodically during completion phases of the construction or rehabilitation or at such other times as required under the loan documents. At  December 31, 2006, there  were $6,082,000 of  undisbursed  loan funds which will be funded by a combination of borrower  monthly  mortgage  payments,  line of  credit  draws,  retirements  of principal on current loans, cash and capital  contributions from investors. The Partnership does not maintain a separate cash reserve to hold the undisbursed obligations, which are intended to be funded.

Workout agreements

The Partnership periodically negotiates various workout agreements with borrowers whose loans are past maturity or who are delinquent in making payments. The Partnership is not obligated to fund additional money as of December 31, 2006. As of December 31, 2006, there are no loans under workout agreements.

Legal proceedings

The Partnership is involved in various legal actions arising in the normal course of business. In the opinion of management, such matters will not have a material effect upon the financial position of the Partnership.

44

REDWOOD MORTGAGE INVESTORS VIII
(A California Limited Partnership)
Notes to Consolidated Financial Statements
December 31, 2006, 2005 and 2004

12.	Selected Financial Information (Unaudited)

	Calendar Quarter
	(in thousands, except for per limited partner amounts)
	First	Second	Third	Fourth	Annual
Revenues
2006	$6,659	$6,997	$6,847	$6,822	$27,325
2005	$4,525	$4,498	$5,099	$6,066	$20,188

Expenses
2006	$2,247	$2,371	$2,017	$1,818	$8,453
2005	$981	$802	$1,144	$1,893	$4,820

Net income allocated
to general partners
2006	$44	$46	$48	$50	$188
2005	$35	$37	$40	$42	$154

Net income allocated
to limited partners
2006	$4,368	$4,580	$4,782	$4,954	$18,684
2005	$3,509	$3,659	$3,915	$4,131	$15,214

Net income per $1,000
invested where income is
Compounded
2006	$17	$17	$17	$20	$71
2005	$17	$17	$17	$19	$70

Withdrawn
2006	$17	$17	$17	$18	$69
2005	$17	$17	$17	$17	$68

13.        Subsequent Events

Subsequent to December 31, 2006 and through March 26, 2007, the Partnership has received $5,820,000 of new investor money for the current offering and had admitted $5,776,000 of partners in applicant status into the Partnership. The admitted amount includes $557,000 that awaited admission at December 31, 2006.

45

REDWOOD MORTGAGE INVESTORS VIII
(A California Limited Partnership)
Schedule II – Valuation and Qualifying Accounts
For the Years Ended December 31, 2006, 2005 and 2004
(in thousands)

	B	C
	Balance at	Additions				E
	Beginning	Charged to	Charged			Balance
A	of	Costs and	to Other	D		at End
Description	Period	Expenses	Accounts	Deductions		of Period

Year Ended December 31, 2004

Deducted from asset accounts

Allowance for loan losses	$2,649	$1,146	$(500)	$(952)	(a)	$2,343

Cumulative write-down of
real estate held for sale (REO)	500	—	500	—		1,000

	$3,149	$1,146	$—	$(952)	(a)	$3,343

Year Ended December 31, 2005

Deducted from asset accounts

Allowance for loan losses	$2,343	$855	$—	$(60)	(a)	$3,138

Cumulative write-down of
real estate held for sale (REO)	1,000	—	—	—		1,000

	$3,343	$855	$—	$(60)	(a)	$4,138

Year Ended December 31, 2006

Deducted from asset accounts

Allowance for loan losses	$3,138	$927	$—	$(1,279)	(a)	$2,786

Cumulative write-down of
real estate held for sale (REO)	1,000	268	—	1,080	(a)	2,348

	$4,138	$1,195	$—	$(199)	(a)	$5,134

Note (a) - Represents write-offs of loans or transfers.

46

REDWOOD MORTGAGE INVESTORS VIII
(A California Limited Partnership)
Schedule IV – Mortgage Loans on Real Estate
Rule 12-29 Loans on Real Estate
For the Years Ended December 31, 2006, 2005 and 2004
(in thousands)

							Col H
							Principal
					Col. F		Amount
					Face	Col. G	of Loans
		Col. C	Col. D		Amount of	Carrying	Subject to		Col. J
	Col. B	Final	Periodic	Col. E	Mortgage	Amount of	Delinquent	Col. I	California
Col. A	Interest	Maturity	Payment	Prior	Original	Mortgage	Principal	Type of	Geographic
Description	Rate	Date	Terms	Liens	Amount	Investments	or Interest	Lien	Location
Comm.	11.75%	12/01/09	$3	$—	$148	$85	$—	1st	Yuba
Res.	12.00%	05/01/03	13	—	1,210	1,210	1,210	1st	Marin
Apts.	12.50%	11/15/10	4	53	39	312	—	2nd	Contra Costa
Comm.	12.00%	05/01/07	9	2,916	799	788	788	2nd	Santa Clara
Res.	12.00%	03/01/01	13	—	1,325	1,325	1,325	1st	Marin
Land	9.50%	02/01/07	8	—	987	986	—	1st	Santa Clara
Res.	10.00%	12/01/02	3	—	318	316	316	1st	San Mateo
Comm.	13.00%	06/01/05	44	8,100	4,550	4,072	4,072	2nd	Santa Clara
Comm.	10.50%	10/01/07	4	—	441	429	—	1st	San Mateo
Comm.	11.25%	12/01/07	9	718	900	768	—	3rd	El Dorado
Res.	10.00%	11/01/05	11	500	1,320	1,320	1,320	2nd	Napa
Comm.	10.00%	01/01/08	13	—	1,500	1,500	—	1st	River Side
Comm.	12.00%	07/01/09	25	—	2,500	2,500	—	1st	Sacramento
Apts.	9.50%	01/01/09	4	—	413	400	—	1st	San Joaquin
Comm.	9.50%	01/01/07	13	—	1,610	1,610	—	1st	Alameda
Res.	8.50%	10/01/10	4	189	500	488	—	2nd	Alameda
Res.	8.50%	02/02/09	1	42	85	83	—	3rd	San Mateo
Comm.	9.00%	06/01/09	4	2,850	500	491	—	2nd	Santa Clara
Res.	8.50%	07/01/09	1	—	100	98	—	1st	San Mateo
Comm.	10.00%	06/01/07	39	—	4,650	4,650	—	1st	Marin
Res.	9.25%	07/01/09	6	716	690	679	—	2nd	San Mateo
Comm.	9.00%	08/01/09	12	—	2,000	1,600	—	1st	San Francisco
Comm.	9.50%	08/01/09	16	—	1,947	1,917	—	1st	Alameda
Res.	8.75%	09/01/06	85	—	11,684	11,684	11,684	1st	Contra Costa
Res.	10.00%	09/01/06	99	11,684	15,288	8,779	8,779	2nd	Contra Costa
Res.	9.25%	01/01/10	1	248	75	73	73	2nd	San Mateo
Comm.	9.50%	03/01/07	25	—	3,113	3,113	—	1st	San Francisco
Res.	8.50%	03/15/10	10	2,097	450	444	—	2nd	San Francisco
Comm.	10.00%	02/01/08	16	2,200	2,335	1,750	—	2nd	Amador
Comm.	9.00%	03/01/10	2	179	204	198	—	2nd	Monterey
Res.	9.25%	04/01/07	32	—	4,464	2,376	—	1st	Sutter
Apts.	9.25%	04/01/07	12	—	1,620	1,620	—	1st	San Francisco
Res.	9.25%	05/01/10	1	411	160	158	—	2nd	San Mateo
Res.	10.00%	12/01/07	59	36,000	8,165	7,615	—	2nd	San Francisco
Res.	9.00%	05/01/10	1	286	70	69	—	2nd	El Dorado
Res.	8.50%	10/01/10	2	379	325	321	—	3rd	Sonoma
Apts.	9.25%	05/01/07	8	—	1,040	1,040	—	1st	San Francisco
Apts.	8.50%	06/01/07	13	—	1,800	1,800	—	1st	Sacramento
Apts.	9.25%	06/01/07	16	—	2,080	2,080	—	1st	San Francisco
Comm.	8.00%	07/01/07	37	5,731	5,341	5,341	—	2nd	Alameda
Res.	12.50%	07/01/08	39	19,700	4,250	4,143	—	2nd	San Mateo
47

REDWOOD MORTGAGE INVESTORS VIII
(A California Limited Partnership)
Schedule IV – Mortgage Loans on Real Estate
Rule 12-29 Loans on Real Estate (continued)
For the Years Ended December 31, 2006, 2005 and 2004
(in thousands)

							Col H
							Principal
					Col. F		Amount
					Face	Col. G	of Loans
		Col. C	Col. D		Amount of	Carrying	Subject to		Col. J
	Col. B	Final	Periodic	Col. E	Mortgage	Amount of	Delinquent	Col. I	California
Col. A	Interest	Maturity	Payment	Prior	Original	Mortgage	Principal	Type of	Geographic
Description	Rate	Date	Terms	Liens	Amount	Investments	or Interest	Lien	Location
Apts.	9.25%	07/01/07	17	—	2,200	2,200	—	1st	San Francisco
Apts.	9.25%	07/01/07	17	—	2,200	2,200	—	1st	San Francisco
Comm.	9.00%	08/01/15	13	9,500	1,000	913	—	2nd.	San Francisco
Res.	10.00%	07/01/07	11	2,081	2,675	1,934	—	2nd	Butte
Apts.	11.00%	06/01/07	7	2,080	1,483	1,418	—	2nd	San Francisco
Res.	9.00%	08/01/10	1	—	140	139	—	1st	Ventura
Res.	8.50%	08/01/07	24	—	3,450	2,033	—	1st	Sacramento
Res.	10.00%	08/01/07	10	2,033	2,325	2,784	—	2nd	Sacramento
Res.	9.25%	09/01/07	22	—	3,555	3,013	—	1st	San Joaquin
Comm.	9.50%	10/01/10	11	322	1,250	1,241	—	3rd	Alameda
Res.	9.25%	09/01/07	8	—	1,265	1,084	—	1st	San Joaquin
Res.	11.00%	05/01/08	31	18,744	4,080	3,608	—	2nd	Santa Clara
Land	9.50%	10/1/2007	4	—	488	488	488	1st	Santa Clara
Comm.	9.50%	10/1/2010	37	—	4,200	4,157	—	1st	Alameda
Apts.	9.25%	04/01/07	8	—	1,050	1,050	—	1st	San Francisco
Res.	9.25%	05/01/07	8	—	1,031	1,031	—	1st	San Francisco
Res.	10.00%	11/01/07	20	11,500	2,564	2,473	—	2nd	Contra Costa
Res.	8.50%	11/01/10	1	99	120	119	—	2nd	San Mateo
Res.	12.00%	12/01/07	12	3,797	1,265	1,257	—	2nd	San Diego
Res.	10.50%	12/01/07	6	2,811	740	740	—	2nd	Placer
Comm.	9.50%	12/01/07	23	—	2,900	2,900	—	1st	San Francisco
Res.	8.75%	01/01/08	41	—	5,625	5,625	—	1st	Alameda
Res.	10.00%	01/01/08	15	5,625	4,500	4,334	—	2nd	Alameda
Res.	9.00%	02/01/08	114	—	15,188	14,632	—	1st	Los Angeles
Res.	10.25%	02/01/08	93	14,632	11,529	10,651	—	2nd	Los Angeles
Res.	9.00%	02/01/11	11	—	1,350	1,342	—	1st	Placer
Res.	10.25%	09/01/07	65	39,000	8,350	7,659	—	2nd	Los Angeles
Res.	9.25%	04/01/08	259	22,876	40,444	32,156	—	2nd	Sacramento
Res.	10.00%	04/01/08	6	1,620	765	701	—	2nd	San Francisco
Res.	10.00%	04/01/08	6	2,200	790	751	—	2nd	San Francisco
Res.	10.00%	05/01/08	31	22,155	4,184	3,619	—	2nd	Alameda
Res.	10.00%	05/01/08	17	12,512	2,200	2,031	—	2nd	Alameda
Res.	10.00%	05/01/08	13	9,576	1,696	1,515	—	2nd	Alameda
Res.	9.50%	06/01/07	35	—	6,796	4,276	—	1st	Fresno
Res.	10.00%	08/01/09	77	32,200	10,175	8,903	—	2nd	San Francisco
Comm.	10.00%	05/01/07	68	—	8,294	7,932	—	1st.	Los Angeles
Res.	8.50%	06/01/09	21	—	2,915	2,915	—	1st.	Napa
Res.	8.88%	07/01/11	16	4,550	2,100	2,100	—	2nd	San Francisco

48

REDWOOD MORTGAGE INVESTORS VIII
(A California Limited Partnership)
Schedule IV – Mortgage Loans on Real Estate
Rule 12-29 Loans on Real Estate (continued)
For the Years Ended December 31, 2006, 2005 and 2004
(in thousands)

							Col H
							Principal
					Col. F		Amount
					Face	Col. G	of Loans
		Col. C	Col. D		Amount of	Carrying	Subject to		Col. J
	Col. B	Final	Periodic	Col. E	Mortgage	Amount of	Delinquent	Col. I	California
Col. A	Interest	Maturity	Payment	Prior	Original	Mortgage	Principal	Type of	Geographic
Description	Rate	Date	Terms	Liens	Amount	Investments	or Interest	Lien	Location
Res.	8.75%	07/01/08	40	—	5,520	5,520	—	1st.	Contra Costa
Res.	10.00%	07/01/08	27	5,520	6,225	3,293	—	2nd	Contra Costa
Comm.	12.00%	07/01/09	15	2,500	3,858	1,587	—	2nd	Sacramento
Res.	9.75%	08/01/11	1	165	66	66	—	2nd	Stanislaus
Res.	9.75%	09/01/11	1	120	120	120	—	2nd	San Bernardino
Res.	9.75%	09/01/11	7	2,550	850	848	—	2nd	San Francisco
Res.	9.25%	09/01/11	7	—	800	799	—	1st	San Joaquin
Res.	9.75%	09/01/11	1	120	80	80	—	2nd	Humboldt
Res.	10.25%	10/01/08	28	—	3,949	3,137	—	1st	Contra Costa
Res.	10.25%	10/01/09	4	2,330	450	450	—	2nd	San Francisco
Comm.	10.25%	10/01/11	6	—	697	695	—	1st	San Mateo
Land	7.00%	10/01/09	3	—	928	588	—	1st	Stanislaus
Res.	9.25%	11/01/11	1	—	125	125	—	1st	San Francisco
Res.	9.00%	11/01/11	1	769	100	100	—	2nd	Los Angeles
Apts.	10.25%	11/01/11	4	—	450	450	—	1st	Butte
Res.	9.50%	11/01/12	46	—	6,200	5,632	—	1st	San Mateo
Res.	9.75%	12/01/11	1	—	165	165	—	1st	Kern
Res.	9.25%	11/01/07	1	—	100	100	—	1st	Los Angeles
Res.	10.00%	12/01/11	3	—	345	345	—	1st	Alameda
Comm.	10.25%	12/01/08	2	—	275	275	—	1st	Kern
Res.	10.25%	01/01/09	30	—	3,550	3,550	—	1st	Napa
Res.	9.25%	01/01/12	1	238	130	130	—	2nd	Riverside
Res.	9.75%	01/01/11	5	330	561	561	—	2nd	San Diego
Res.	10.25%	01/01/09	6	—	1,372	1,231	—	1st	Santa Clara
Apts.	9.25%	12/01/07	7	—	345	345	—	1st	San Francisco
Comm.	10.50%	01/01/10	24	—	2,750	2,750	—	1st	San Francisco

Total				$329,554	$297,889	$261,097	$30,055

49

 REDWOOD MORTGAGE INVESTORS VIII
(A California Limited Partnership)
Schedule IV – Mortgage Loans on Real Estate
Rule 12-29 Loans on Real Estate (continued)
(in thousands)

Reconciliation of carrying amount (cost) of loans at close of periods

	Year ended December 31,
	2006	2005	2004
Balance at beginning of year	$214,012	$171,745	$147,174

Additions during period
New loans	159,745	169,460	81,579
Other	588	—	—
Total additions	160,333	169,460	81,579

Deductions during period
Collections of principal	107,656	118,772	52,359
Foreclosures	5,464	8,361	4,422
Cost of loans sold	—	—	—
Amortization of premium	—	—	—
Other	128	60	227
Total deductions	113,248	127,193	57,008

Balance at close of year	$261,097	$214,012	$171,745

50

INDEPENDENT AUDITORS' REPORT

Board of Directors
Gymno Corporation
Redwood City, California

We have audited the accompanying balance sheet of Gymno Corporation as of December 31, 2006.  This balance sheet is the responsibility of the Company's management.  Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Gymno Corporation as of December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

/s/ ARMANINO McKENNA  LLP
San Ramon, CA
______________________
April 16, 2007

51

GYMNO CORPORATION
Balance Sheet
December 31, 2006

ASSETS

Cash and cash equivalents	$201,880
Other current assets	6,203
Total current assets	208,083

Investment in partnerships
Redwood Mortgage Investors IV	7,500
Redwood Mortgage Investors V	5,000
Redwood Mortgage Investors VI	9,773
Redwood Mortgage Investors VII	11,998
Redwood Mortgage Investors VIII	246,949
281,220

$489,303

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities	$—

Stockholders' equity
Common stock, no par, authorized 1,000,000
shares; issued and outstanding 500 shares	5,000
Additional paid-in capital	7,500
Retained earnings	476,803
Total stockholders' equity	$489,303

$489,303

The accompanying notes are an integral part of this balance sheet

52

GYMNO CORPORATION
Balance Sheet
December 31, 2006

1.	Organization

Gymno Corporation (the "Company") was formed in July 1986.  The Company was formed for the purpose of serving as the corporate general partner of certain California limited partnerships, (Redwood Mortgage Investors ("RMI") I, II, III, IV, V, VI, VII and VIII), which invest in high-yield debt instruments, primarily promissory notes secured by deeds of trust on California real estate.  During December 2005, the partners of RMI I, II and III approved the termination of partnership operations.  Accordingly, these partnerships were liquidated in 2005.

As the corporate general partner, the Company receives management fees and reconveyance fees from the partnerships.  In addition, the Company receives its allocation of income from the various partnerships.

2.	Summary of Significant Accounting Policies

Basis of accounting

The accompanying financial statements were prepared on the accrual basis of accounting.

Cash and cash equivalents

Cash represents cash and short-term, highly liquid investments with maturities of three months or less at the time of purchase.  Periodically, the Company maintains cash balances in excess of federally insured limits.

Income taxes

The Company provides for income taxes currently payable.  Deferred taxes are not recorded as they are not significant.

Investment in partnerships

The Company, as corporate general partner, has the ability to exercise significant influence over the partnerships.  Accordingly, the Company accounts for its investment in partnerships using the equity method.  Pursuant to the equity method, the Company increases (decreases) its investment account for its share of partnership earnings (losses) and cash contributions (withdrawals) related to the partnerships.

Use of estimates

The preparation of a balance sheet in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

53

GYMNO CORPORATION
Balance Sheet
December 31, 2006

3.	Investment in Partnerships

The following is a summary of the Company's investments in the RMI partnerships as of December 31, 2006:

				Gymno
			Gymno	Corporation
			Corporation	Investment
	Partnership	Partnership	Partnership	Percent of
	Net Assets	Net Income	Investment	Net Assets

RMI IV	$6,010,007	$296,818	$7,500	0.12%
RMI V	2,005,592	103,925	5,000	0.25%
RMI VI	6,265,846	382,126	9,773	0.16%
RMI VII	9,325,994	505,384	11,998	0.13%
RMI VIII	270,391,024	18,871,539	246,949	0.09%

	$293,998,463	$20,159,792	$281,220

4.         Related Party Receivable / Payable

The Company has a receivable from an affiliate, Redwood Mortgage Corp. ("RMC"), in the amount of $711 at December 31, 2006.  The Company incurs a monthly management fee to RMC for usage of space, utilities, personnel and management expertise.

5.	Guarantees

The Company is a guarantor on two separate line of credit agreements for RMI VII and RMI VIII.  RMI VII has a $2,500,000 line of credit agreement secured by its loan portfolio and expiring on December 2, 2011.  There were no amounts outstanding on the line of credit at December 31, 2006.  RMI VIII has a $75,000,000 line of credit agreement secured by its loan portfolio and expiring on November 15, 2008.  The balance on the line of credit at December 31, 2006 was $30,700,000.

54

INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Redwood Mortgage Corp.
Redwood City, California

We have audited the accompanying balance sheet of Redwood Mortgage Corp. as of September 30, 2007.  This balance sheet is the responsibility of the Company's management.  Our responsibility is to express an opinion on the balance sheet based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Redwood Mortgage Corp. as of September 30, 2007 in conformity with accounting principles generally accepted in the United States of America.

ARMANINO McKENNA  LLP

January 21, 2008

55

Redwood Mortgage Corp
Balance Sheet
September 30, 2007

ASSETS

Cash and equivalents	$10,342,369
Investment in partnership	50,000
Due from related parties	629,893
Prepaid expenses	15,933
Other receivables	6,535
Loans, unsecured, net of discount of $10,451	312,508
Income-producing property, net	1,078,003
Fixed assets, net	195,981
Deferred costs of brokerage related rights, net	10,182,524

Total assets	$22,813,746

LIABILITIES AND STOCKHOLDER'S EQUITY

Liabilities
Accounts payable and accrued liabilities	$119,386
Due to related parties	667,378
Accrued compensated absences	231,576
Accrued profit-sharing	59,960
Deferred compensation	381,183
Note payable	23,613
Advances from partnerships, net	10,300,290
Deferred income taxes	4,441,000
Total liabilities	16,224,386

Stockholder's equity
Common stock, wholly-owned by The Redwood Group, Ltd.,
at $4 per share stated value (1,000 shares authorized,
issued and outstanding)	4,000
Retained earnings	6,585,360
Total stockholder's equity	6,589,360

Total liabilities and stockholder's equity	$22,813,746

The accompanying notes are an integral part of this balance sheet

56

Redwood Mortgage Corp
Notes to Balance Sheet
September 30, 2007

1.	Organization

Redwood Mortgage Corp. (the "Company"), is a wholly-owned subsidiary of The Redwood Group, LTD. (the "Parent"), which is owned by Michael R. Burwell and the Irrevocable Burwell Family Trust.  The Company, Michael R. Burwell, and Gymno Corporation (owned 50% by Michael R. Burwell) are general partners in Redwood Mortgage Investors VIII, which invests in high-yield debt instruments, primarily promissory notes secured by deeds of trust on California real estate.  Michael R. Burwell and Gymno Corporation are also general partners in four other related limited partnerships.

The Company maintains "trust accounts" to service mortgage investments made principally by the aforementioned five limited partnerships.  As a real estate broker licensed with the State of California, the Company arranges loans for the limited partnerships with various maturities, which are secured by deeds of trust.  At September 30, 2007, the Company was servicing a portfolio approximating $300,000,000 owned primarily by the aforementioned partnerships.

2.	Summary of Significant Accounting Policies

Accrual basis

The accompanying financial statement was prepared on the accrual basis of accounting wherein revenue is recognized when earned and expenses are recognized when incurred.

Cash and equivalents

Cash represents cash and short-term, highly liquid investments with maturities of three months or less.

Allowance for loan losses

Loans and the related accrued interest, late fees and advances are analyzed on a periodic basis for recoverability.  Delinquencies are identified and followed as part of the loan system.  Delinquencies are determined based upon contractual terms.  A provision is made for loan losses to adjust the allowance for loan losses to an amount considered by management to be adequate, with due consideration to collateral values, to provide for unrecoverable loans and receivables, including impaired loans, other loans, accrued interest, late fees and advances on loans and other accounts receivable (unsecured).  If a loan is categorized as impaired, interest is no longer accrued.  The Company charges off uncollectible loans and related receivables directly to the allowance account once it is determined that the full amount is not collectible.  The Company did not have an allowance for loan losses as of September 30, 2007.

Fixed assets and income-producing property

Fixed assets and income-producing property are stated at cost.  Depreciation and amortization are computed primarily using straight-line and accelerated methods over estimated useful lives ranging from 3 to 39 years.  The Company reviews long-lived assets for impairment when circumstances indicate the carrying amount of an asset may not be recoverable.  Impairment is recognized if the sum of undiscounted estimated future cash flows expected to result from the use of the asset is less than the carrying value.  When an impairment loss is recognized, the asset's carrying value is reduced to its estimated fair value.

57

Redwood Mortgage Corp
Notes to Balance Sheet
September 30, 2007

2.	Summary of Significant Accounting Policies (continued)

Deferred costs of brokerage related rights

Consistent with Statement of Financial Accounting Standards No. 141, Business Combinations, and 142, Goodwill and Other Intangibles, the Company has recognized as an asset rights to act as the mortgage loan broker for several of its affiliated limited partnerships.  Such rights result in brokerage commissions to the Company.  The initial costs of these rights include fees paid to broker-dealers on behalf of affiliated partnerships.  Such costs are being amortized over the anticipated 25-year period that brokerage fee net cash flows are expected to be received in proportion to the expected receipt of these cash flows.

The Company evaluates the fair value of these rights to determine if the brokerage rights have been impaired.  Fair value is determined based on the estimated brokerage fee net cash flows to be received by the Company over the expected 25 year life of each partnership offering's underlying loan portfolio.  It is the Company's experience that the underlying loan portfolios increase when partner capital is raised and accumulated for the first seven years after receipt of partners' capital, and then will begin to decline gradually over the subsequent 18 years.  If the carrying value of the deferred mortgage brokerage rights exceeds their estimated fair value, an allowance for impairment of value is recognized.  The Company has determined that no allowance for impairment was required against its deferred mortgage brokerage rights.

Income taxes

The Company's operating results are included in the consolidated tax returns of the Parent, which files its income tax returns on the cash basis of accounting.  Income taxes are allocated to the Company by the Parent for those taxes currently payable and those deferred as if the Company were filing separate tax returns.  A provision for income taxes is provided for deferred taxes resulting from differences in the timing of reporting revenue and expense items for financial versus tax purposes.

Use of estimates

In preparing financial statement in accordance with accounting principles generally accepted in the United States of America, management is required to make estimates that affect the reported amounts of assets and liabilities as of the balance sheet date.  Such estimates relate principally to the period of recoverability of deferred costs of brokerage related rights and the determination of the allowance for loan losses.  Actual results could differ from these estimates.

3.	Partnership Services

The following are commissions and/or fees derived by the Company from services provided to its affiliated partnerships:

Loan servicing fees

The Company earns loan servicing fees of up to 1/8 of 1% monthly (1.5% annually) of the unpaid principal or such lesser amount as is reasonable and customary in the geographic area where the property securing the mortgage is located.  Unpaid loan servicing fees as of September 30, 2007 are included in due from related parties in the accompanying balance sheet.  During 2007, the Company waived approximately $778,754 in loan servicing fees for certain partnerships and as a result, has recorded a due to related parties of $667,378 to reimburse these partnerships for overpayments of service fees.

58

Redwood Mortgage Corp
Notes to Balance Sheet
September 30, 2007

3.	Partnership Services (continued)

Loan commissions

The Company earns loan commissions in connection with the review, selection, evaluation, negotiation and extension of partnership mortgage investments in an amount up to 12% of the mortgage investments until 6 months after the termination date of a partnership offering.  Only 1 of the 5 affiliated limited partnerships is in the offering stage.  Thereafter, loan commissions are limited to an amount not to exceed 4% of the total partnership assets per year.  The loan commissions are paid by the borrowers, and thus, are not an expense of the partnerships.

Asset management fees

The Company receives monthly fees for managing Redwood Mortgage Investors VIII's loan portfolio and operations.

Other fees and charges

The limited partnership agreements provide for other fees such as reconveyance, mortgage assumption and mortgage extension fees.  Such fees are incurred by the borrowers and are paid to the Company.  In addition, the Company is reimbursed for expenses and clerical costs associated with accounting and related services incurred on behalf of the limited partnerships.

4.	Unsecured Loans

Scheduled maturity dates of unsecured loans as of September 30, 2007 are as follows:

Year Ending September 30:
2008	$302,511
2009	2,583
2010	2,726
2011	3,372
2012	3,444
Thereafter	8,323
322,959

Discount on unsecured loans	(10,451)

Loans, unsecured, net of discount	$312,508

5.	Income-Producing Property

Income-producing property consists of the following at September 30, 2007:

Building and improvements	$602,832
Land	547,168
1,150,000

Less accumulated depreciation and amortization	(71,997)

Income-producing property, net	$1,078,003

59

Redwood Mortgage Corp
Notes to Balance Sheet
September 30, 2007

6.	Fixed Assets

Fixed assets consist of the following at September 30, 2007:

Furniture and equipment	$429,410
Computer software	57,944
Leasehold Improvements	19,338
506,692
Less accumulated depreciation and amortization	(310,711)

Fixed assets, net	$195,981

7.	Deferred Costs of Brokerage Related Rights

Deferred costs of brokerage related rights consist of the following at September 30, 2007:

Deferred costs of brokerage related rights	$14,736,726
Less accumulated amortization	(4,554,202)

Deferred costs of brokerage related rights, net	$10,182,524

Estimated amortization expense for each of the next five years is as follows:

Year Ending September 30:
2008	$1,049,611
2009	$1,002,799
2010	$912,781
2011	$828,513
2012	$724,650

8.         Income Taxes

The Company's annual taxable income (loss) is included in the consolidated income tax filing of its parent, The Redwood Group, LTD and its affiliate, A & B Financial Services, Inc.  Income taxes are allocated to the Company and reflected in its financial statements as if the Company were filing separate returns.

The Company has net operating loss ("NOL") carry forwards available of approximately $1,567,000 for Federal tax purposes.  The NOLs can be carried forward twenty years for federal tax purposes and will expire at various times through the year 2025.

Significant components of the Company's net deferred tax liability include the following:

Deferred costs of brokerage related rights	$5,666,964
Net operating loss carry forwards	(532,661)
State deferred taxes	(375,595)
Cash to accrual differences	(334,333)
Other	16,625

Net deferred tax liability	$4,441,000

60

Redwood Mortgage Corp
Notes to Balance Sheet
September 30, 2007

9.	Advances from Partnerships

The Company has financed the payment of brokerage related rights with advances from partnerships.  These advances are non-interest bearing and are being repaid equally over an approximate ten-year period commencing the year after the close of a partnership offering.  Interest has been imputed at the market rate of interest in effect in the years the offerings closed.

Advances from partnerships mature as follows:

Year Ending September 30:
2008	$1,797,967
2009	1,797,967
2010	1,797,967
2011	1,597,336
2012	1,597,336
Thereafter	4,757,401
13,345,974
Less discount on imputed interest	(3,045,684)

Advances from partnerships, net	$10,300,290

10.         Note Payable

During 2004, the Company entered into a financing agreement for office equipment.  The note accrues interest at 5.85% and requires monthly payments in the amount of $1,373 through March 2009.

Future minimum payments at September 30, 2007 are as follows:

2008	$15,511
2009	8,102

Total	$23,613

11.         Commitments and Guarantees

The Company has contracted with an independent service bureau for computer processing services for the partnership accounting function at approximately $4,820 per month.  The contract is subject to renewal at the end of its term which is January 31, 2009.  The Company receives reimbursement of a major portion of its computer processing expenses from the five limited partnerships.

The Company is a guarantor on a line of credit for one of the partnerships.  The line of credit provides for borrowings up to $75,000,000 at prime less 0.50%.  The balance on the line of credit at September 30, 2007 was $32,450,000.  Should the Partnership choose not to renew the line of credit, the balance would be converted to a three year fully amortized loan.  The Company is a related party of the partnership; therefore the guarantee is not accounted for in this financial statement.

61

Redwood Mortgage Corp
Notes to Balance Sheet
September 30, 2007

11.         Commitments and Guarantees (continued)

The Company has guaranteed two loans issued by four of the affiliated partnerships with balances of $640,000 at September 30, 2007.  The Company has guaranteed to cover losses sustained by the partnerships related to these loans to the extent such losses exceed the then existing reserves, as defined in the agreement, and related collateral value.  The two loans are substantially reserved for in the partnership loan loss reserves.  The Company is a related party of the partnerships therefore the guarantee is not accounted for in this financial statement.

In 2002, the Company entered into a noncancelable operating lease agreement for office space.  The lease terminates on July 29, 2009.  The lease requires monthly payments of $18,946, with stated annual increases.  The Company has the option to renew this lease for an additional five years.

Noncancelable future minimum lease payments under these leases as of September 30, 2007 are as follows:

2008	$229,308
2009	195,980

Total	$425,288

12.	Profit-Sharing Plan

The Company has a defined contribution profit-sharing plan which provides for Company contributions of 5% of eligible wages, plus any discretionary additional Company contributions.

13.         Related Party Transactions

Partnership transactions

As described in Notes 1 and 3, the Company's main source of revenue is from originating and servicing mortgage obligations from five limited partnerships whose general partners are related to the Company (one such general partner is the Company).  The Company has received advances from these limited partnerships to help finance the costs of brokerage related rights.

Due from/to related parties

Advances are periodically made to related entities.  In addition, as described in Note 3, amounts are periodically due from affiliated partnerships for services provided by the Company.  As of September 30, 2007, amounts due to/from related parties were:

Due from related parties
Related party advances to A & B	$20,853
Partnership services fees due from RMI VIII, RMI VII and RMI VI	609,040
$629,893
Due to related parties
Reimbursement of service fee from RMI VIII (see Note 3)	$667,378

Investment in partnership

During 2003, the Company purchased an investment in Redwood Mortgage Investors VIII from a former investor at that investor's cost.  The investment balance was $50,000 at September 30, 2007.  This investment is accounted for under the equity method.

62

Redwood Mortgage Corp
Notes to Balance Sheet
September 30, 2007

14.	Deferred Compensation Agreement

The Company entered into a compensation agreement with its former owner to pay a monthly consulting fee of $9,000.  The Company is currently making the monthly payment to the surviving spouse for the remainder of her life or until September 30, 2011, as required by the agreement.  As of September 30, 2007, the Company had accrued $381,183, which represents the net present value of the future expected payments.

63

PRIOR PERFORMANCE TABLES

The prior performance tables as referenced in the Prior Performance Summary of the prospectus presents information on programs previously sponsored by the general partners.  The purpose of the tables is to provide information on the performance of these partnerships to assist prospective investors in evaluating the experience of the general partners as sponsors of such partnerships.  In the opinion of the general partners, all of the partnerships included in the tables had investment objectives which were similar to those of the partnership.  Factors considered in making such determination included the type of investments, expected benefits from investments and structure of the programs.  Each of such prior programs had the following objectives:  (i) to yield a high rate of return from mortgage lending; and (ii) preservation of the partnership’s capital.  The inclusion of these tables does not imply that the investors in this offering of the partnership will experience results comparable to those experienced in the previous offerings of the partnership or prior programs referred to in the tables.

The tables consist of:

TABLE I - EXPERIENCE IN RAISING AND INVESTING FUNDS

Table I summarizes, as a percentage basis, all funds received through December 31, 2006, for the five prior public offerings and the current sixth offering of the partnership.

TABLE II - COMPENSATION TO GENERAL PARTNERS AND AFFILIATES

Table II summarizes the compensation paid to the general partners and affiliates in connection with the five prior offerings and the current sixth offering of the partnership on an aggregate basis.

TABLE III - OPERATING RESULTS OF THE PARTNERSHIP

Table III summarizes the annual operating results from inception in 1993, through December 31, 2006, for the partnership.

TABLE IV- RESULTS OF COMPLETED PARTNERSHIPS

Table IV provides certain information on programs which have concluded operations as of December 31, 2006.

TABLE V -  PAYMENT OF MORTGAGE LOANS

Table V presents information on the payment of the partnership and prior partnerships’ mortgages within the three (3) years ended December 31, 2006.

If you purchase interests in the partnership, you will not acquire any ownership interest in any of the prior partnerships to which Table V relates.  The inclusion of the following tables in the prospectus does not imply that the partnership will continue to make investments comparable to those reflected in the tables with respect to cash flow, income tax consequences available to investors, or other factors, nor does it imply that the partnership will continue to experience returns, if any, comparable to those experienced by the partnership in the past in any of the previous offerings of the partnership referred to in Table V.

The general partners have sponsored two (2) other public programs registered with the Securities and Exchange Commission.  Table IV and Table V includes information about prior non public programs whose investment objectives are similar to those of the partnership.  These partnerships were offered without registration under the Securities Act of 1933 with reliance upon intrastate offering, exemption from registration requirements, and/or exemption for transactions not involving a public offering.

Additional information regarding the Description Of Open Loans Of Prior Limited Partnerships is provided in Table VI in Part II of this Registration Statement.  The partnership will furnish, without charge to each person to whom this prospectus is delivered, upon request, a copy of Table VI.

As of December 31, 2006, approximately eight percent (8%) of the loans held by the partnership are fractionalized loans and held as undivided interests with other partnerships and third parties.  The information presented in Table V as to fractionalized loans represents only that partnership's interest in a certain loan.

64

DEFINITIONS AND GLOSSARY OF TERMS

The following terms used in the tables have the following meanings:

"Cash Generated From Operations and Financing" shall mean excess or deficiency of operating and financing cash receipts over operating and financing cash expenditures.

"GAAP" shall mean accounting principles generally accepted in the United States of America.

"Months To Invest 90% Of Amount Available For Investment" shall mean the time period from commencement of the offering to date of close of escrow of initial loans aggregating 90% of initial investment amounts.

65

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS
REDWOOD MORTGAGE INVESTORS VIII
(AS OF DECEMBER 31, 2006)
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

Table I presents in tabular form on a percentage basis, all proceeds received by Redwood Mortgage Investors VIII in its previous five public offerings and the current 6th offering through December 31, 2006.  Table I also sets forth on a percentage basis, how the proceeds were utilized by the partnership.  In addition, Table I sets forth information with respect to the date each offering commenced in this partnership, the length of the offering and how long it took to commit 90% of the amount available for investment.  As of December 31, 2006, the General Partners had four private programs which closed in December, 2005.  As of December 31, 2006, the general partners did not have any public programs which have closed in the past three years other than the fifth offering in Redwood Mortgage Investors VIII.  For consistency, the General Partners have included information for the first, second, third and fourth offerings in Redwood Mortgage Investors VIII even though these offerings were concluded more than three years ago.  Please be advised that there can be no assurance that the results of this offering will be comparable to those of prior offerings of the partnership.

(in thousands)

	1st Offering	2nd Offering	3rd Offering	4th Offering
Dollar Amount Offered	$15,000	$30,000	$30,000	$50,000
Dollar Amount Raised	$14,932	$29,993	$29,999	$49,985
Percentage of Amount Raised	99.55%	99.98%	100%	99.97%
Less Offering Expenses:
Organization Expense	3.90%	2.00%	2.05%	1.30%
Selling Commissions Paid to
Non Affiliates (1)	0	0	0	0
Selling Commissions Paid to Affiliates	0	0	0	0
Percentage Available for Investment
Net of Offering Expenses	96.10%	98.00%	97.95%	98.70%
Loans Funded from Offering Proceeds
Secured by Deeds of Trust	87.90%	89.40%	89.55%	90.10%
Formation Loan	7.20%	7.60%	7.40%	7.60%
Loan Commitments	0	0	0	0
Loan Application or Mortgage
Processing Fees	0	0	0	0
Funds Available for Future
Commitments	0	0	0	0
Reserve	1.00%	1.00%	1.00%	1.00%
Total	96.10%	98.00%	97.95%	98.70%

Date Offering Commenced	03/03/93	12/4/96	08/31/00	10/31/02
Length of Offering	44 months	44 months	20 months	11 months
Months to Commit 90% of Amount
Available for Investment (Measured
from Beginning of Offering)	45 months	45 months	21 months	12 months

(1)	Commissions are paid by Redwood Mortgage Corp. through the Formation Loan (See” PLAN OF DISTRIBUTION - Formation Loan” at Page 88 of the Prospectus).

Table I continued on following page

66

TABLE I (continued)
EXPERIENCE IN RAISING AND INVESTING FUNDS
REDWOOD MORTGAGE INVESTORS VIII
(AS OF DECEMBER 31, 2006)
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

(in thousands)

	5th Offering	6th Offering
Dollar Amount Offered	$75,000	$100,000
Dollar Amount Raised	$74,904	$47,037
Percentage of Amount Raised	99.87%	47.04%
Less Offering Expenses:
Organization Expense	1.10%	2.14%
Selling Commissions Paid to
Non Affiliates (1)	0	0
Selling Commissions Paid to Affiliates	0	0
Percentage Available for Investment
Net of Offering Expenses	98.90%	97.86%
Loans Funded from Offering Proceeds
Secured by Deeds of Trust	90.40%	89.26%
Formation Loan	7.50%	7.60%
Loan Commitments	0	0
Loan Application or Mortgage
Processing Fees	0	0
Funds Available for Future
Commitments	0	0
Reserve	1.00%	1.00%
Total	98.90%	97.86%

Date Offering Commenced	10/07/03	08/04/05
Length of Offering	22 months
Months to Commit 90% of Amount
Available for Investment (Measured
from Beginning of Offering)	23 months

(1)	Commissions are paid by Redwood Mortgage Corp. through the Formation Loan (See” PLAN OF DISTRIBUTION - Formation Loan” at Page 88 of the Prospectus).

67

TABLE II
COMPENSATION TO GENERAL PARTNERS AND AFFILIATES
(AS OF  DECEMBER 31, 2006)
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

Table II sets forth in tabular form, the compensation received by the general partners and affiliates in connection with the five previous and current sixth offering of units in the partnership as of December 31, 2006.  This information is presented on an aggregated basis for all offerings of the partnership.  It is impossible to trace on a dollar for dollar basis, which dollars from which offering are being used to pay fees to the general partners.

RMI VIII (In thousands)
Date Offering Commenced (1)	03/03/93
Dollar Amount Raised (2)	$246,850
Amount Paid to General Partners and
Affiliates from:
Offering Proceeds	0
Selling Commissions	0
Loan Application or Loan Processing Fees	0
Reimbursement of Expenses, at Cost	182
Acquisition Fees	0
Advisory Fees	0
Other	0
Loan Points, Processing and Other Fees Paid
by the Borrowers to Affiliates:
Points (3)	$17,518
Processing Fees (3)	247
Other (3)	75
Dollar Amount of Cash Generated from
Operations Before Deducting
Payments to General Partners and Affiliates:	118,587
Amount Paid to General Partners and Affiliates
from Operations:
Partnership Management Fees	3,581
Earnings Fee	830
Mortgage Servicing Fee	10,113
Reimbursement of Expenses, at Cost	2,126
Early Withdrawal	374
Reconveyance Fees	86

(1)         Indicated the date the first offering in the partnership commenced
(2)	Indicated the aggregate dollar amount raised in all five prior and the current sixth offering of the partnership as of December 31, 2006.
(3)         These sums were paid by borrowers of partnership funds, and were not expenses of the partnership.

68

TABLE III
OPERATING RESULTS OF REDWOOD MORTGAGE INVESTORS VIII
RMI VIII – AGGREGATED (AS OF DECEMBER 31, 2006)
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

Table III presents the annual operating results of this partnership since inception.  This information is presented on an aggregate basis for the five prior offerings and the ongoing sixth offering of Redwood Mortgage Investors VIII.

	$’s in thousands except for cash distribution per $1,000
	1993	1994	1995	1996

Gross Revenues	$119	$498	$1,050	$1,727
Less: General Partners' Mgmt Fee	0	6	12	17
Loan Servicing Fee	6	29	85	156
Administrative Expenses/General
Partners’ Fees	4	27	51	86
Provision for Uncollected Accts	0	13	26	55
Amortization of Organization Costs	1	3	3	3
Offering Period Interest Expense to
Limited Partners	4	14	19	2
Interest Expense	0	0	26	189
Net Income (GAAP Basis) dist. to
Limited Partners	$104	$406	$828	$1,219
Federal Taxable Income	$109	$433	$873	$1,299
Sources of Funds - Net Income
distributable to limited partners	$104	$406	$828	$1,219
Reduction in Assets	0	0	0	0
Increase in Liabilities	0	0	1,914	0
Early Withdrawal Penalties Applied to
Syndication Costs	0	0	0	4
Increase in Applicant's Deposit	129	61	0	311
Increase in Partners' Capital
Collection on Formation Loan	0	0	0	17
Admittance of New Partners	2,766	4,514	3,843	3,864
Cash generated from Operations
and Financing	2,999	4,981	6,585	5,415
Use of Funds-Increase in Assets	(2,364)	(4,192)	(5,671)	(3,860)
Reduction in Liabilities	(0)	(0)	(0)	(176)
Decrease in Applicant's Deposit	(0)	(0)	(189)	(0)
Decrease in Partner’s Capital
Formation Loan	(206)	(319)	(250)	(315)
Syndication Costs	(200)	(81)	(175)	(214)
Offering Period Interest Expense to
Limited Partners	(2)	(6)	(8)	(1)
Investment Income Paid to LP's	(47)	(166)	(303)	(418)
Return of Capital to LP's	(0)	(0)	(6)	(147)
Net Increase (Decrease) in Cash	180	217	(17)	284
Cash at the beginning of the year	0	180	397	380
Cash at the end of the year	$180	$397	$380	$664

Table III continued on following pages

69

TABLE III (continued)
OPERATING RESULTS OF REDWOOD MORTGAGE INVESTORS VIII
RMI VIII – AGGREGATED (AS OF DECEMBER 31, 2006)
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

	1993	1994	1995	1996

Cash Distribution Credited on
$1,000 Invested for a Compounding
Limited Partner (GAAP Basis)	$83	$81	$83	$84
Cash Distribution Data paid for
$1,000 Invested for a Limited
Partner Receiving Monthly Earnings
Distribution (GAAP Basis)	$80	$79	$80	$81
Cash Distribution to All Investors for
$1,000 Invested (2)
Income (1)	$36	$33	$32	$31
Capital (1)	$0	$0	$0.60	$11
Federal Income Tax Results for
$1,000 Invested Capital for a
Compounding Limited Partner	$96	$92	$96	$99
Federal Income Tax Results for $1,000
Invested for a Limited Partner Receiving
Monthly Earnings Distributions	$93	$89	$92	$95
NOTES:  (1)                                Based upon capital balances as of January 1 for each year.
(2)
Based upon cash distributions actually paid to limited partners receiving monthly earning distributions compared to all limited partners.  Cash distributions credited to compounding limited partners are not included for purposes of this calculation.

Table III continued on following pages

70

TABLE III (continued)
OPERATING RESULTS OF REDWOOD MORTGAGE INVESTORS VIII
RMI VIII – AGGREGATED (AS OF DECEMBER 31, 2006)
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

Table III presents the annual operating results of this partnership since inception.  This information is presented on an aggregate basis for the five prior offerings and the ongoing sixth offering of Redwood Mortgage Investors VIII.

	$’s in thousands except for cash distribution per $1,000
	1997	1998	1999	2000

Gross Revenues	$2,630	$3,406	$4,426	$6,349
Less: General Partners' Mgmt Fee	25	32	42	61
Loan Servicing Fee	190	295	359	506
Administrative Expenses/General
Partners’ Fees	144	147	174	270
Provision for Uncollected Accts	140	163	409	375
Amortization of Organization Costs	0	0	0	0
Offering Period Interest Expense to
Limited Partners	9	4	2	5
Interest Expense	341	514	527	887
Net Income (GAAP Basis) dist. to
Limited Partners	$1,781	$2,251	$2,913	$4,245
Federal Taxable Income	$1,929	$2,411	$3,331	$4,755
Sources of Funds - Net Income
distributable to limited partners	$1,781	$2,251	$2,913	$4,245
Reduction in Assets	0	0	0	0
Increase in Liabilities	3,988	348	0	16,269
Early Withdrawal Penalties Applied to
Syndication Costs	5	8	13	10
Increase in Applicant's Deposit	0	0	330	0
Increase in Partners' Capital
Collection on Formation Loan	108	150	191	250
Admittance of New Partners	5,572	5,110	9,202	14,997
Cash generated from Operations
and Financing	11,454	7,867	12,649	35,771
Use of Funds-Increase in Assets	(9,905)	(6,598)	(3,439)	(32,472)
Reduction in Liabilities	(0)	(0)	(5,832)	(0)
Decrease in Applicant's Deposit	(311)	(0)	(0)	(105)
Decrease in Partner’s Capital
Formation Loan	(420)	(404)	(708)	(1,102)
Syndication Costs	(189)	(126)	(177)	(227)
Offering Period Interest Expense to
Limited Partners	(2)	(2)	(1)	(1)
Investment Income Paid to LP's	(495)	(614)	(826)	(1,245)
Return of Capital to LP's	(133)	(257)	(592)	(762)
Net Increase (Decrease) in Cash	$(1)	$(134)	$1,074	$(143)
Cash at the beginning of the year	664	663	529	1,603
Cash at the end of the year	$663	$529	$1,603	$1,460

Table III continued on following pages

71

TABLE III (continued)
OPERATING RESULTS OF REDWOOD MORTGAGE INVESTORS VIII
RMI VIII – AGGREGATED (AS OF DECEMBER 31, 2006)
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

	1997	1998	1999	2000

Cash Distribution Credited on
$1,000 Invested for a Compounding
Limited Partner (GAAP Basis)	$84	$84	$84	$86
Cash Distribution Paid for
$1,000 Invested for a Limited
Partner Receiving Monthly Earnings
Distribution (GAAP Basis)	$81	$81	$81	$83
Cash Distribution to All Investors for
$1,000 Invested (2)
Income (1)	$31	$29	$31	$34
Capital (1)	8	12	$22	$21
Federal Income Tax Results for
$1,000 Invested Capital for a
Compounding Limited Partner	$100	$98	$102	$102
Federal Income Tax Results for $1,000
Invested for a Limited Partner Receiving
Monthly Earnings Distributions	$97	$95	$99	$98

NOTES:  (1)                                  Based upon capital balances as of January 1 for each year.
(2)
Based upon cash distributions actually paid to limited partners receiving monthly earning distributions compared to all limited partners.  Cash distributions credited to compounding limited partners are not included for purposes of this calculation.

Table III continued on following pages

72

TABLE III (continued)
OPERATING RESULTS OF REDWOOD MORTGAGE INVESTORS VIII
RMI VIII – AGGREGATED (AS OF DECEMBER 31, 2006)
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

Table III presents the annual operating results of this partnership since inception.  This information is presented on an aggregate basis for the five prior offerings and the ongoing sixth offering of Redwood Mortgage Investors VIII.

	$’s in thousands except for cash distribution per $1,000
	2001	2002	2003	2004

Gross Revenues	$9,088	$11,691	$12,958	$17,133
Less: General Partners' Mgmt Fee	158	325	468	630
Loan Servicing Fee	552	1,098	1,057	1,565
Administrative Expenses/General
Partners’ Fees	416	1,060	1,045	1,139
Provision for Uncollected Accts	957	1,280	782	1,146
Amortization of Organization Costs	0	0	0	0
Offering Period Interest Expense to
Limited Partners	1	1	37	20
Interest Expense	972	516	71	622
Net Income (GAAP Basis) dist. to
Limited Partners	$6,032	$7,411	$9,498	$12,011
Federal Taxable Income	$6,926	$8,719	$9,072	$12,212
Sources of Funds - Net Income
distributable to limited partners	$6,032	$7,411	$9,498	$12,011
Reduction in Assets	0	0	0	0
Increase in Liabilities	0	0	18,822	0
Early Withdrawal Penalties Applied to
Syndication Costs	24	7	17	16
Increase in Applicant's Deposit	448	1,905	0	0
Increase in Partners' Capital
Collection on Formation Loan	346	546	637	916
Admittance of New Partners	$19,266	$19,681	41,461	41,793
Cash generated from Operations
and Financing	26,116	29,550	70,435	54,736
Use of Funds-Increase in Assets	(15,480)	(10,923)	(58,715)	(30,583)
Reduction in Liabilities	(5,038)	(7,733)	(0)	(6,009)
Decrease in Applicant's Deposit	(0)	(0)	(1,368)	(786)
Decrease in Partner’s Capital
Formation Loan	(1,462)	(1,677)	(2,929)	(3,117)
Syndication Costs	(291)	(381)	(483)	(421)
Offering Period Interest Expense to
Limited Partners	(0)	(0)	(0)	(0)
Investment Income Paid to LP's	(1,962)	(2,516)	(3,362)	(4,452)
Return of Capital to LP's	(1,426)	(1,049)	(1,845)	(1,988)
Net Increase (Decrease) in Cash	457	5,271	1,733	7,380
Cash at the beginning of the year	1,460	1,917	7,188	8,921
Cash at the end of the year	$1,917	$7,188	$8,921	$16,301

Table III continued on following page

73

TABLE III (continued)
OPERATING RESULTS OF REDWOOD MORTGAGE INVESTORS VIII
RMI VIII – AGGREGATED (AS OF DECEMBER 31, 2006)
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

	2001	2002	2003	2004

Cash Distribution Credited on
$1,000 Invested for a Compounding
Limited Partner (GAAP Basis)	$90	$87	$78	$72
Cash Distribution Paid for
$1,000 Invested for a Limited
Partner Receiving Monthly Earnings
Distribution (GAAP Basis)	$87	$84	$75	$70
Cash Distribution to All Investors for
$1,000 Invested (2)
Income (1)	$37	$34	$35	$32
Capital (1)	$27	$19	$19	$14
Federal Income Tax Results for
$1,000 Invested Capital for a
Compounding Limited Partner	$106	$105	$76	$75
Federal Income Tax Results for $1,000
Invested for a Limited Partner Receiving
Monthly Earnings Distributions	$103	$101	$73	$72

NOTES:  (1)    Based upon capital balances as of January 1 for each year.

(2)  Based upon cash distributions actually paid to limited partners receiving monthly earning distributions compared to all limited partners.  Cash distributions credited to compounding limited partners are not included for purposes of this calculation.

74

TABLE III (continued)
OPERATING RESULTS OF REDWOOD MORTGAGE INVESTORS VIII
RMI VIII – AGGREGATED (AS OF DECEMBER 31, 2006)
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

Table III presents the annual operating results of this partnership since inception.  This information is presented on an aggregate basis for the five prior offerings and the ongoing sixth offering of Redwood Mortgage Investors VIII.

	$’s in thousands except for cash distribution per $1,000

	2005	2006

Gross Revenues	$20,188	$27,324
Less: General Partners' Mgmt Fee	814	991
Loan Servicing Fee	1,736	2,479
Administrative Expenses/General
Partners’ Fees	1,250	1,610
Provision for Uncollected Accts	855	1,195
Amortization of Organization Costs	0	0
Offering Period Interest Expense to
Limited Partners	41	21
Interest Expense	278	2,344
Net Income (GAAP Basis) dist. to
Limited Partners	$15,214	$18,684
Federal Taxable Income	$15,995	$19,671
Sources of Funds - Net Income
distributable to limited partners	$15,214	$18,684
Reduction in Assets	0	0
Increase in Liabilities	18,879	0
Early Withdrawal Penalties Applied to
Syndication Costs	11	15
Increase in Applicant's Deposit	352	0
Increase in Partners' Capital
Collection on Formation Loan	1,223	1,487
Admittance of New Partners	39,530	35,079
Cash generated from Operations
and Financing	75,209	55,265
Use of Funds-Increase in Assets	(51,313)	(51,495)
Reduction in Liabilities	0	(1,267)
Decrease in Applicant's Deposit	0	(216)
Decrease in Partner’s Capital
Formation Loan	(2,978)	(2,674)
Syndication Costs	(845)	(445)
Offering Period Interest Expense to
Limited Partners	(0)	(0)
Investment Income Paid to LP's	(5,480)	(6,887)
Return of Capital to LP's	(2,041)	(3,038)
Net Increase (Decrease) in Cash	12,552	(10,757)
Cash at the beginning of the year	16,301	28,853
Cash at the end of the year	$28,853	$18,096

Table III continued on following page

75

TABLE III (continued)
OPERATING RESULTS OF REDWOOD MORTGAGE INVESTORS VIII
RMI VIII – AGGREGATED (AS OF DECEMBER 31, 2006)
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

	2005	2006

Cash Distribution Credited on
$1,000 Invested for a Compounding
Limited Partner (GAAP Basis)	$70	$71
Cash Distribution Paid for
$1,000 Invested for a Limited
Partner Receiving Monthly Earnings
Distribution (GAAP Basis)	$68	$69
Cash Distribution to All Investors for
$1,000 Invested (2)
Income (1)	$30	$30
Capital (1)	$11	$13
Federal Income Tax Results for
$1,000 Invested Capital for a
Compounding Limited Partner	$75	$76
Federal Income Tax Results for $1,000
Invested for a Limited Partner Receiving
Monthly Earnings Distributions	$73	$74

NOTES:  (1)    Based upon capital balances as of January 1 for each year.

(2)  Based upon cash distributions actually paid to limited partners receiving monthly earning distributions compared to all limited partners.  Cash distributions credited to compounding limited partners are not included for purposes of this calculation.

76

TABLE IV
RESULTS OF COMPLETED PROGRAMS
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

Table IV presents summary information on the results of all prior programs which completed operations since December 31, 2001 and which had similar investment objectives to those of Redwood Mortgage Investors VIII.  The sponsors have not completed operations of any other public or non public program.

	Corporate	Redwood	Redwood	Redwood
	Mortgage	Mortgage	Mortgage	Mortgage
	Investors	Investors	Investors II	Investors III

Dollar amount raised (1) (2)	$8,844,444.00	$1,090,916.00	$1,282,802.00	$2,288,424.00
Number of properties purchased (3)	-	-	-	-
Date of Closing of offering (2)	12/31/86	07/31/82	06/30/83	12/31/96
Date of first sale of property (4)	-	-	-	-
Date of final sale of property (5)	12/09/05	12/09/05	12/09/05	12/09/05

Tax and Distribution Data per
$1,000 investment through
Ordinary income (loss)
-from operations (6)	$7,795.44	$8,967.06	$5,045.26	$4,813.73
-from recapture	-	-	-	-
Capital gain (loss)	-	-	-	-
Deferred gain
-Capital	-	-	-	-
-Ordinary	-	-	-	-
Cash distribution to investors
Source (on GAAP basis)
-Investment income	$6,658,655.00	$2,428,735.00	$1,716,094.00	$2,801,923.00
-Return of capital	$8,844,444.00	$1,090,916.00	$1,282,802.00	$2,288,424.00
Source (on cash basis)
-Sales	-	-	-	-
-Refinancing	-	-	-	-
-Operations	$6,658,655.00	$2,428,735.00	$1,716,094.00	$2,801,923.00
-Other	$8,844,444.00	$1,090,916.00	$1,282,802.00	$2,288,424.00
Receivable on net purchase
money financing (3)(5)	-	-	-	-

(1)
Represents the amount of capital raised in each limited partnership.  Each of the limited partnerships is similar in that the limited partners may elect to have their earnings added to their capital accounts or distributed, subject to restrictions.  Earnings added to limited partners’ capital accounts were not included in the total of capital raised.

(2)
Corporate Mortgage Investors began offering units in April 1978 and closed the initial offering of units in December 1983.  Subsequently, the partnership began offering additional units in January 1984 and closed the offering in December 1986.  Redwood Mortgage Investors III began offering units in February 1984 and closed the initial offering in June 1984.  Subsequently, a second offering of units commenced in July 1992 and closed in December 1996.  Each of Redwood Mortgage Investors and Redwood Mortgage Investors II had only one offering of units.

(3)	The partnerships were in the business of making mortgage loans secured by real estate. Funds raised in the offerings were not used to purchase property.
(4)
The limited partnerships invest in loans secured by real estate.  The partnerships began making loans shortly after commencement of the offerings.  Borrowers had the ability to prepay the loans prior to maturity at any time.  Upon repayment, the partnerships made additional new loans with the repaid funds.  Records are not available for the date of the first loan payoff.  Loans were primarily of short duration with typical maturity dates of one to five years.

(5)	The remaining loans at December 9, 2005 owned by the limited partnerships were sold for cash to affiliates of the limited partnerships.
(6)
Limited partners had the option to have their earnings added to their capital accounts and could choose to liquidate from the partnership with certain restrictions.  The income per $1000 reflects the results of a limited partner who invested at inception, elected to have their earnings added to their capital account and did not liquidate until operations terminated at December 9, 2005.  Results of limited partners investing after inception but before the offering closed, choosing not to have their earnings added to their capital accounts and not staying through the life of the partnership will be different.

77

TABLE V
PAYMENT OF LOANS
CORPORATE MORTGAGE INVESTORS I & II
FOR THE THREE YEARS ENDING
DECEMBER 31, 2006
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM)

SINGLE FAMILY 1-4 UNITS (county)

		CLOSED	LOAN	INTEREST/	PROCEEDS
PROPERTY	FUNDED	ON	AMOUNT	LATE/MISC	TO DATE
Contra Costa	01/18/01	07/09/04	77,500.00	33,182.90	110,682.90
Marin	11/12/02	07/15/04	105,000.00	18,067.33	123,067.33
San Francisco	06/06/03	01/31/05	100,000.00	17,957.81	117,957.81
Fresno	08/31/91	02/18/05	86,500.00	122,093.39	208,593.39
Contra Costa	03/16/04	03/16/05	100,000.00	9,635.93	109,635.93
Sacramento	07/02/04	10/07/05	42,500.00	8,445.88	50,945.88

MULTIPLE 5+ UNITS (county)

		CLOSED	LOAN	INTEREST/	PROCEEDS
PROPERTY	FUNDED	ON	AMOUNT	LATE/MISC	TO DATE
Alameda	08/28/03	04/18/04	196,221.25	6,420.08	202,641.33
Contra Costa	06/12/05	08/16/05	100,000.00	2,506.94	102,506.94

COMMERCIAL (county)

		CLOSED	LOAN	INTEREST/	PROCEEDS
PROPERTY	FUNDED	ON	AMOUNT	LATE/MISC	TO DATE
San Francisco	10/28/92	12/01/04	152,000.00	104,757.32	256,757.32

78

TABLE V
PAYMENT OF LOANS
REDWOOD MORTGAGE INVESTORS I
FOR THE THREE YEARS ENDING
DECEMBER 31, 2006
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM)

SINGLE FAMILY 1-4 UNITS (county)

		CLOSED	LOAN	INTEREST/	PROCEEDS
PROPERTY	FUNDED	ON	AMOUNT	LATE/MISC	TO DATE
Alameda	02/04/03	12/10/04	100,000.00	18,169.37	118,169.37
San Francisco	06/06/03	01/31/05	50,000.00	8,978.91	58,978.91

MULTIPLE 5+ UNITS (county)

		CLOSED	LOAN	INTEREST/	PROCEEDS
PROPERTY	FUNDED	ON	AMOUNT	LATE/MISC	TO DATE

COMMERCIAL (county)

		CLOSED	LOAN	INTEREST/	PROCEEDS
PROPERTY	FUNDED	ON	AMOUNT	LATE/MISC	TO DATE
San Francisco	04/24/03	07/14/04	80,000.00	9,589.48	89,589.48
Alameda	03/14/02	11/10/05	249,600.00	74,917.35	324,517.35
Santa Clara	03/14/02	11/10/05	272,285.33	81,571.58	353,856.91

79

TABLE V
PAYMENT OF LOANS
REDWOOD MORTGAGE INVESTORS II
FOR THE THREE YEARS ENDING
SEPTEMBER 30, 2006
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM)

SINGLE FAMILY 1-4 UNITS (county)

		CLOSED	LOAN	INTEREST/	PROCEEDS
PROPERTY	FUNDED	ON	AMOUNT	LATE/MISC	TO DATE

MULTIPLE 5+ UNITS (county)

		CLOSED	LOAN	INTEREST/	PROCEEDS
PROPERTY	FUNDED	ON	AMOUNT	LATE/MISC	TO DATE

COMMERCIAL (county)

		CLOSED	LOAN	INTEREST/	PROCEEDS
PROPERTY	FUNDED	ON	AMOUNT	LATE/MISC	TO DATE
Alameda	03/14/02	11/10/05	166,400.00	49,944.90	216,344.90
Santa Clara	03/14/02	11/10/05	142,061.33	52,558.91	194,620.24

80

TABLE V
PAYMENT OF LOANS
REDWOOD MORTGAGE INVESTORS III
FOR THE THREE YEARS ENDING
DECEMBER 31, 2006
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM)

SINGLE FAMILY 1-4 UNITS (county)

		CLOSED	LOAN	INTEREST/	PROCEEDS
PROPERTY	FUNDED	ON	AMOUNT	LATE/MISC	TO DATE
Contra Costa	03/25/03	01/09/04	68,000.00	5,515.56	73,515.56
San Mateo	07/09/87	06/30/04	5,500.00	6,292.58	11,792.58
San Mateo	07/09/87	06/30/04	82,500.00	90,700.75	173,200.75
Marin	11/12/02	07/15/04	105,000.00	18,067.33	123,067.33
San Francisco	08/25/03	07/19/04	125,000.00	9,761.03	134,761.03
San Francisco	07/12/02	10/07/04	100,000.00	23,524.06	123,524.06
Alameda	02/04/03	12/10/04	105,000.00	19,077.67	124,077.67
San Francisco	06/06/03	01/31/05	50,000.00	8,987.91	58,987.91
Santa Clara	12/02/03	02/17/05	87,000.00	10,180.02	97,180.02
Contra Costa	03/16/04	03/16/05	50,000.00	4,818.02	54,818.02
Santa Clara	04/14/04	04/01/05	112,000.00	20,530.62	132,530.62
San Mateo	03/13/01	04/07/05	125,000.00	61,201.83	186,201.83

MULTIPLE 5+ UNITS (county)

		CLOSED	LOAN	INTEREST/	PROCEEDS
PROPERTY	FUNDED	ON	AMOUNT	LATE/MISC	TO DATE
Alameda	08/28/03	04/18/04	147,165.94	4,815.01	151,980.95

COMMERCIAL (county)

		CLOSED	LOAN	INTEREST/	PROCEEDS
PROPERTY	FUNDED	ON	AMOUNT	LATE/MISC	TO DATE
Alameda	03/14/02	11/10/05	249,600.00	74,917.35	324,517.35

81

PAYMENT OF LOANS
REDWOOD MORTGAGE INVESTORS IV
FOR THE THREE YEARS ENDING
DECEMBER 31, 2006
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM)

SINGLE FAMILY 1-4 UNITS (county)

		CLOSED	LOAN	INTEREST/	PROCEEDS
PROPERTY	FUNDED	ON	AMOUNT	LATE/MISC	TO DATE
San Mateo	01/20/98	05/10/04	48,500.00	29,083.54	77,583.54
San Mateo	07/09/87	06/30/04	5,500.00	6,292.58	11,792.58
San Mateo	07/09/87	06/30/04	82,500.00	90,700.75	173,200.75
San Francisco	01/10/05	10/26/05	125,000.00	9,209.65	134,209.65
Los Angles	03/29/05	11/01/05	200,000.00	10,389.06	210,389.06
Sacramento	01/31/05	01/31/06	147,000.00	14,102.66	161,102.66
Santa Clara	06/06/06	07/31/06	100,000.00	892.70	100,892.70
San Diego	02/08/06	08/02/06	300,000.00	13,128.25	313,128.25

MULTIPLE 5+ UNITS (county)

		CLOSED	LOAN	INTEREST/	PROCEEDS
PROPERTY	FUNDED	ON	AMOUNT	LATE/MISC	TO DATE
Sacramento	12/24/98	03/18/04	243,000.00	91,819.20	334,819.20
Sacramento	12/24/98	03/18/04	27,000.00	6,608.85	33,608.85
Alameda	08/28/03	04/18/04	44,153.41	1,444.62	45,598.03
San Francisco	01/31/95	10/18/04	26,750.00	18,193.27	44,943.27
Alameda	12/23/03	05/03/05	550,000.00	70,564.12	620,564.12
Contra Costa	06/12/05	08/16/05	75,000.00	1,880.21	76,880.21

COMMERCIAL (county)

		CLOSED	LOAN	INTEREST/	PROCEEDS
PROPERTY	FUNDED	ON	AMOUNT	LATE/MISC	TO DATE
Contra Costa	06/19/97	06/28/04	91,664.42	56,434.53	148,098.95
Santa Clara	06/13/01	09/12/05	109,768.75	46,031.17	155,799.92
San Francisco	11/04/04	09/30/05	325,000.00	30,807.29	355,807.29
Alameda	03/14/02	11/10/05	956,800.00	287,183.19	1,243,983.19
Santa Clara	03/14/02	11/10/05	1,026,000.00	307,370.36	1,333,370.36
Stanislaus	12/04/00	06/27/06	30,417.55	19,495.75	49,913.30
Stanislaus	12/04/00	06/27/06	142,893.10	89,668.79	232,561.89
Stanislaus	12/04/00	06/27/06	11,406.58	7,310.83	18,717.41
Stanislaus	12/04/00	06/27/06	53,584.90	33,625.45	87,210.35

82

TABLE V
PAYMENT OF LOANS
REDWOOD MORTGAGE INVESTORS V
FOR THE THREE YEARS ENDING
DECEMBER 31, 2006
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM)

SINGLE FAMILY 1-4 UNITS (county)

		CLOSED	LOAN	INTEREST/	PROCEEDS
PROPERTY	FUNDED	ON	AMOUNT	LATE/MISC	TO DATE
San Mateo	09/13/02	07/21/04	5,300.00	1,030.17	6,330.17
Stanislaus	08/26/92	09/15/04	49,000.00	71,293.83	120,293.83
Solano	06/02/05	05/25/06	99,790.53	5,307.55	105,098.08
Napa	07/12/05	07/28/06	75,000.00	7,325.10	82,325.10
Santa Clara	06/06/06	07/31/06	200,000.00	1,785.40	201,785.40
San Diego	02/08/06	08/02/06	139,500.00	6,104.64	145,604.64

MULTIPLE 5+ UNITS (county)

		CLOSED	LOAN	INTEREST/	PROCEEDS
PROPERTY	FUNDED	ON	AMOUNT	LATE/MISC	TO DATE
Sacramento	06/15/93	11/14/05	300,000.00	408,980.51	708,980.51

COMMERCIAL (county)

		CLOSED	LOAN	INTEREST/	PROCEEDS
PROPERTY	FUNDED	ON	AMOUNT	LATE/MISC	TO DATE
Contra Costa	06/19/97	06/28/04	91,664.42	56,434.53	148,098.95
Shasta	05/10/95	07/14/04	58,333.16	49,690.13	108,023.29
Alameda	03/14/02	11/10/05	158,080.00	47,447.66	205,527.66
Santa Clara	03/14/02	11/10/05	256,500.00	76,842.59	333,342.59

83

TABLE V
PAYMENT OF LOANS
REDWOOD MORTGAGE INVESTORS VI
FOR THE THREE YEARS ENDING
DECEMBER 31, 2006
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM)

SINGLE FAMILY 1-4 UNITS (county)

		CLOSED	LOAN	INTEREST/	PROCEEDS
PROPERTY	FUNDED	ON	AMOUNT	LATE/MISC	TO DATE
Marin	11/12/02	07/15/04	105,000.00	18,067.33	123,067.33
San Mateo	09/13/02	07/21/04	53,000.00	10,301.68	63,301.68
San Francisco	07/12/02	10/07/04	250,000.00	58,809.75	308,809.75
Alameda	12/03/03	02/03/05	285,000.00	29,790.64	314,790.64
Alameda	09/13/04	11/01/05	70,000.00	7,927.47	77,927.47
Los Angeles	03/29/05	11/01/05	200,000.00	10,389.05	210,389.05
San Mateo	01/11/05	12/27/05	150,000.00	13,316.31	163,316.31
Santa Clara	06/06/06	07/31/06	400,000.00	3,570.80	403,570.80
San Diego	02/08/06	08/02/06	200,000.00	8,752.18	208,752.18
Alameda	07/26/04	09/21/06	155,000.00	31,490.15	186,490.15
Los Angles	05/30/06	12/05/06	100,000.00	4,821.71	104,821.71

MULTIPLE 5+ UNITS (county)

		CLOSED	LOAN	INTEREST/	PROCEEDS
PROPERTY	FUNDED	ON	AMOUNT	LATE/MISC	TO DATE
Alameda	08/28/03	04/18/04	294,319.77	9,629.63	303,949.40
San Francisco	01/31/95	10/18/04	40,125.00	27,289.91	67,414.91
Alameda	12/23/03	05/03/05	650,000.00	83,393.96	733,393.96
Sacramento	06/15/93	11/14/05	75,000.00	102,245.13	177,245.13

84

TABLE V
PAYMENT OF LOANS
REDWOOD MORTGAGE INVESTORS VI
FOR THE THREE YEARS ENDING
DECEMBER 31, 2006
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM)

COMMERCIAL (county)

		CLOSED	LOAN	INTEREST/	PROCEEDS
PROPERTY	FUNDED	ON	AMOUNT	LATE/MISC	TO DATE
San Mateo	02/12/03	04/13/04	46,578.00	5,378.35	51,956.35
San Mateo	02/12/03	04/13/04	116,922.00	13,500.94	130,422.94
Shasta	05/10/95	07/14/04	83,333.42	70,986.19	154,319.61
Santa Clara	06/13/01	09/12/05	109,768.75	46,031.17	155,799.92
San Francisco	11/04/04	09/30/05	325,000.00	30,807.30	355,807.30
Alameda	03/14/02	11/10/05	956,800.00	287,183.19	1,243,983.19
Santa Clara	03/14/02	11/10/05	2,103,300.00	630,109.23	2,733,409.23
Stanislaus	12/04/00	06/27/06	30,417.55	19,495.75	49,913.30
Stanislaus	12/04/00	06/27/06	142,893.10	89,668.79	232,561.89

85

TABLE V
PAYMENT OF LOANS
REDWOOD MORTGAGE INVESTORS VII
FOR THE THREE YEARS ENDING
DECEMBER 31, 2006
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM)

SINGLE FAMILY 1-4 UNITS (county)

		CLOSED	LOAN	INTEREST/	PROCEEDS
PROPERTY	FUNDED	ON	AMOUNT	LATE/MISC	TO DATE
Contra Costa	01/22/03	12/24/03	100,000.00	9,525.27	109,525.27
Santa Clara	07/08/03	12/11/03	210,000.00	7,556.38	217,556.38
San Mateo	07/31/02	01/14/04	300,000.00	26,852.75	326,852.75
Santa Clara	08/13/02	02/04/04	275,000.00	47,002.23	322,002.23
San Francisco	04/16/04	07/23/04	156,000.00	3,488.48	159,488.48
Stanislaus	04/14/04	08/20/04	153,750.00	5,114.83	158,864.83
Contra Costa	04/23/04	09/20/04	250,000.00	9,304.97	259,304.97
Sacramento	03/09/04	01/05/05	193,000.00	15,108.36	208,108.36
San Francisco	06/06/03	01/31/05	100,000.00	17,957.81	117,957.81
Alameda	12/03/03	02/03/05	285,000.00	29,790.64	314,790.64
Contra Costa	03/16/04	03/16/05	131,250.00	12,647.22	143,897.22
Santa Clara	04/14/04	04/01/05	112,000.00	20,530.62	132,530.62
Santa Clara	06/09/05	07/18/05	260,000.00	2,503.84	262,503.84
Madera	06/21/04	08/11/05	110,000.00	12,023.54	122,023.54
Sacramento	10/04/04	09/08/05	225,000.00	19,216.20	244,216.20
Sacramento	10/19/04	09/13/05	175,000.00	14,834.86	189,834.86
Solano	09/29/04	11/30/06	160,000.00	17,190.16	177,190.16
Sacramento	11/18/04	12/02/05	177,500.00	18,165.50	195,665.50
San Mateo	01/12/05	12/08/05	412,605.16	16,983.95	429,589.11
Merced	03/15/04	12/27/05	146,000.00	23,253.12	169,253.12
Solano	07/20/05	01/03/06	75,000.00	3,175.14	78,175.14
San Mateo	11/06/05	05/15/06	125,000.00	5,235.50	130,235.50
Solano	06/02/05	05/25/06	204,569.61	10,880.46	215,450.07
Tulare	10/27/05	06/21/06	122,000.00	7,343.17	129,343.17
Contra Costa	06/17/04	07/05/06	230,000.00	43,074.88	273,074.88
San Mateo	01/24/05	07/26/06	150,000.00	19,983.27	169,983.27
Santa Clara	06/06/06	07/31/06	380,000.00	3,392.24	383,392.24
San Diego	02/08/06	08/02/06	200,000.00	8,752.18	208,752.18
Alameda	08/24/05	08/23/06	60,000.00	5,744.04	65,744.04
Santa Barbara	07/19/05	11/01/06	160,000.00	19,464.56	179,464.56

86

TABLE V
PAYMENT OF LOANS
REDWOOD MORTGAGE INVESTORS VII
FOR THE THREE YEARS ENDING
DECEMBER 31, 2006
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM)

MULTIPLE 5+ UNITS (county)

		CLOSED	LOAN	INTEREST/	PROCEEDS
PROPERTY	FUNDED	ON	AMOUNT	LATE/MISC	TO DATE
Alameda	08/28/03	04/18/04	882,983.51	28,889.69	911,873.20
Alameda	03/12/03	06/03/04	900,000.00	94,454.58	994,454.58
San Francisco	01/31/95	10/18/04	40,125.00	27,289.91	67,414.91
Alameda	12/23/03	05/03/05	1,000,000.00	128,298.40	1,128,298.40
San Diego	09/30/04	06/15/05	800,000.00	66,266.67	866,266.67
Alameda	05/02/03	06/20/05	100,000.00	22,351.42	122,351.42
Contra Costa	06/12/05	08/16/05	725,000.00	18,175.35	743,175.35
Contra Costa	09/14/05	07/27/06	570,000.00	47,080.42	617,080.42

COMMERCIAL (county)

		CLOSED	LOAN	INTEREST/	PROCEEDS
PROPERTY	FUNDED	ON	AMOUNT	LATE/MISC	TO DATE
Contra Costa	06/19/97	06/28/04	146,667.16	90,295.80	236,962.96
Shasta	05/10/95	07/14/04	83,333.42	70,986.19	154,319.61
Alameda	12/16/03	11/18/04	675,000.00	59,636.26	734,636.26
Santa Clara	06/13/01	09/12/05	219,537.50	92,062.34	311,599.84
Alameda	03/14/02	11/10/05	686,400.00	206,022.73	892,422.73
Santa Clara	03/14/02	11/10/05	560,353.34	167,871.35	728,224.69
Marin	11/16/05	02/24/06	635,000.00	16,243.76	651,243.76
Stanislaus	12/04/00	06/27/06	11,216.45	7,188.99	18,405.44
Stanislaus	12/04/00	06/27/06	52,691.81	33,065.07	85,756.88

Land (county)

		CLOSED	LOAN	INTEREST/	PROCEEDS
PROPERTY	FUNDED	ON	AMOUNT	LATE/MISC	TO DATE
Sacramento	11/28/01	12/03/04	135,000.00	29,490.66	164,490.66

87

TABLE V
PAYMENT OF LOANS
REDWOOD MORTGAGE INVESTORS VIII
FOR THE THREE YEARS ENDING
DECEMBER 31, 2006
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM)

SINGLE FAMILY 1-4 UNITS (county)

		CLOSED	LOAN	INTEREST/	PROCEEDS
PROPERTY	FUNDED	ON	AMOUNT	LATE/MISC	TO DATE
San Joaquin	08/18/03	01/26/04	229,750.00	10,893.07	240,643.07
Santa Clara	05/30/01	02/25/04	2,070,000.00	290,995.60	2,360,995.60
El Dorado	02/28/03	03/03/04	1,450,000.00	145,265.03	1,595,265.03
Contra Costa	11/12/03	03/03/04	400,000.00	10,324.19	410,324.19
San Francisco	11/21/01	03/11/04	300,000.00	70,906.84	370,906.84
Sonoma	07/24/03	04/01/04	500,000.00	31,273.58	531,273.58
Alameda	06/30/03	04/20/04	3,706,819.38	84,082.51	3,790,901.89
Santa Clara	11/13/03	04/22/04	40,000.00	1,496.21	41,496.21
San Mateo	04/30/03	05/20/04	414,886.55	31,479.29	446,365.84
Contra Costa	09/16/03	06/04/04	180,000.00	11,019.43	191,019.43
Lake	01/17/02	06/30/04	708,000.00	195,716.82	903,716.82
San Mateo	09/13/02	07/21/04	206,700.00	40,176.53	246,876.53
Santa Clara	12/11/02	08/06/04	629,676.47	63,534.36	693,210.83
Stanislaus	10/16/03	09/08/04	300,000.00	24,185.26	324,185.26
Marin	07/31/03	10/19/04	2,535,000.00	253,306.74	2,788,306.74
San Francisco	10/17/03	10/25/04	800,000.00	72,424.39	872,424.39
San Francisco	01/23/04	10/25/04	326,077.18	20,851.20	346,928.38
Mariposa	11/08/01	11/02/04	70,000.00	23,990.68	93,990.68
King	06/15/04	11/29/04	80,000.00	3,315.06	83,315.06
San Francisco	01/29/04	12/08/04	920,000.00	78,861.30	998,861.30
San Francisco	07/15/02	12/20/04	2,000,000.00	507,735.68	2,507,735.68
Napa	03/22/02	12/27/04	2,300,000.00	497,526.69	2,797,526.69

88

TABLE V
PAYMENT OF LOANS
REDWOOD MORTGAGE INVESTORS VIII
FOR THE THREE YEARS ENDING
DECEMBER 31, 2006
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM)

SINGLE FAMILY 1-4 UNITS (county)(continued)

		CLOSED	LOAN	INTEREST/	PROCEEDS
PROPERTY	FUNDED	ON	AMOUNT	LATE/MISC	TO DATE
San Mateo	02/17/05	04/15/05	1,755,000.00	2,268.71	1,757,268.71
Marin	10/29/04	05/27/05	2,000,000.00	98,230.19	2,098,230.19
San Francisco	12/27/04	06/08/05	424,980.00	17,050.87	442,030.87
San Francisco	03/31/04	06/08/05	1,180,000.00	129,767.18	1,309,767.18
San Mateo	04/30/04	06/20/05	1,085,000.00	113,840.54	1,198,840.54
Contra Costa	05/11/04	09/19/05	402,800.00	52,578.01	455,378.01
San Mateo	05/14/04	09/23/05	50,000.00	6,356.14	56,356.14
San Mateo	08/22/02	11/04/05	269,000.00	90,988.21	359,988.21
San Francisco	04/15/05	11/15/05	960,000.00	52,490.67	1,012,490.67
Alameda	08/16/02	12/20/05	1,300,000.00	549,857.20	1,849,857.20
placer	12/12/03	01/27/06	1,070,000.00	193,426.45	1,263,426.45
San Joaquin	05/18/04	02/22/06	187,500.00	31,393.77	218,893.77
Monterey	02/15/06	05/02/06	115,000.00	2,080.38	117,080.38
Santa Clara	12/05/03	05/04/06	130,000.00	29,161.36	159,161.36
San Francisco	04/20/04	05/10/06	335,000.00	61,915.92	396,915.92
Solano	12/09/05	05/25/06	199,580.00	10,615.11	210,195.11
Santa Clara	07/09/02	06/01/06	262,500.00	91,449.33	353,949.33
San Mateo	08/10/05	06/16/06	71,000.00	5,793.45	76,793.45
San Mateo	09/05/02	07/25/06	1,781,000.00	691,874.21	2,472,874.21
Santa Clara	08/08/02	08/02/06	1,272,010.00	22,091.53	1,294,101.53
San Mateo	11/10/05	09/12/06	2,555,000.00	190,776.18	2,745,776.18
Santa Clara	04/02/04	09/21/06	800,000.00	193,219.44	993,219.44
San Francisco	09/28/04	09/27/06	385,000.00	71,029.91	456,029.91
San Francisco	08/31/05	11/17/06	3,023,361.50	220,367.71	3,243,729.21
Santa Cruz	12/09/05	11/22/06	55,000.00	8,353.35	63,353.35
Orange	08/31/06	12/06/06	70,000.00	1,704.88	71,704.88
San Francisco	06/27/05	12/08/06	1,560,000.00	210,678.00	1,770,678.00
San Francisco	09/20/06	12/18/06	850,000.00	20,601.16	870,601.16

89

TABLE V
PAYMENT OF LOANS
REDWOOD MORTGAGE INVESTORS VIII
FOR THE THREE YEARS ENDING
DECEMBER 31, 2006
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM)

MULTIPLE 5+ UNITS (county)

		CLOSED	LOAN	INTEREST/	PROCEEDS
PROPERTY	FUNDED	ON	AMOUNT	LATE/MISC	TO DATE
Merced	05/08/01	03/12/04	182,000.00	59,032.16	241,032.16
Alameda	08/28/03	04/18/04	15,702,286.98	513,751.54	16,216,038.52
San Mateo	06/18/03	05/07/04	2,250,000.00	200,000.00	2,450,000.00
Alameda	03/12/03	06/03/04	9,420,000.00	988,623.03	10,408,623.03
Santa Clara	04/09/01	06/10/04	3,681,943.00	436,599.46	4,118,542.46
Sonoma	11/20/02	07/23/04	250,000.00	41,695.92	291,695.92
Santa Clara	12/12/03	11/22/04	2,204,437.00	277,962.25	2,482,399.25
El Dorado	07/30/04	12/15/04	682,500.00	22,560.41	705,060.41
Alameda	04/18/03	12/30/04	395,500.00	67,909.25	463,409.25
Alameda	06/03/04	01/28/05	15,538,545.06	649,333.15	16,187,878.21
Contra Costa	05/22/03	04/19/05	1,950,000.00	379,769.83	2,329,769.83
Alameda	01/15/04	04/22/05	5,890,761.88	372,865.95	6,263,627.83
Alameda	12/23/03	05/03/05	16,010,000.00	2,054,057.38	18,064,057.38
San Francisco	03/04/04	05/24/05	5,200,000.00	497,813.26	5,697,813.26
San Diego	09/30/04	06/15/05	1,600,000.00	174,533.33	1,774,533.33
Sacramento	09/16/04	07/29/05	10,471,312.31	519,156.24	10,990,468.55
Contra Costa	06/12/05	08/16/05	600,000.00	15,041.67	615,041.67
Contra Costa	05/11/05	08/16/05	2,625,000.00	65,807.29	2,690,807.29
Contra Costa	12/08/04	10/10/05	6,900,000.00	394,259.45	7,294,259.45
San Francisco	05/21/04	11/17/05	816,250.00	101,817.37	918,067.37
Contra Costa	12/08/04	12/15/05	1,647,280.56	190,761.07	1,838,041.63
Sacramento	05/23/06	03/01/06	1,500,000.00	98,104.17	1,598,104.17
Solano	04/14/05	04/20/06	5,200,000.00	338,962.34	5,538,962.34
Fresno	07/21/03	05/25/06	4,229,212.23	989,671.25	5,218,883.48
San Francisco	10/31/05	09/28/06	1,050,000.00	88,761.46	1,138,761.46
San Francisco	06/12/06	09/28/06	637,826.72	20,159.21	657,985.93
Butte	07/01/05	10/25/06	3,000,000.00	281,035.44	3,281,035.44
San Francisco	12/10/04	11/02/06	1,090,910.00	198,141.89	1,289,051.89
San Francisco	05/07/04	11/02/06	875,000.00	202,703.42	1,077,703.42
San Francisco	05/18/04	12/22/06	881,250.00	213,978.00	1,095,228.00
San Francisco	12/09/04	12/22/06	636,500.00	100,047.88	736,547.88
Solano	04/14/05	12/29/06	4,000,299.79	410,690.68	4,410,990.47

90

TABLE V
PAYMENT OF LOANS
REDWOOD MORTGAGE INVESTORS VIII
FOR THE THREE YEARS ENDING
DECEMBER 31, 2006
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM)

COMMERCIAL (county)

		CLOSED	LOAN	INTEREST/	PROCEEDS
PROPERTY	FUNDED	ON	AMOUNT	LATE/MISC	TO DATE
San Mateo	05/24/00	01/16/04	775,000.00	294,197.11	1,069,197.11
Santa Clara	01/22/03	01/30/04	1,387,500.00	139,501.62	1,527,001.62
Santa Clara	08/27/03	02/17/04	2,000,000.00	93,205.57	2,093,205.57
San Mateo	02/12/03	04/13/04	136,500.00	15,716.61	152,216.61
Alameda	02/22/02	04/26/04	1,714,419.42	388,319.22	2,102,738.64
San Francisco	04/24/03	07/14/04	420,000.00	50,344.74	470,344.74
Calaveras	01/17/03	07/26/04	1,500,000.00	178,495.42	1,678,495.42
San Francisco	09/19/97	09/22/04	650,000.00	490,485.46	1,140,485.46
Napa	05/23/03	10/29/04	1,625,000.00	233,368.11	1,858,368.11
San Francisco	03/28/97	11/24/04	644,912.24	560,446.15	1,205,358.39
Alameda	05/13/04	12/17/04	2,625,000.00	132,813.89	2,757,813.89
San Francisco	06/08/04	02/16/05	2,212,148.79	147,333.51	2,359,482.30
San Joaquin	12/04/03	04/15/05	3,375,000.00	415,125.00	3,790,125.00
San Francisco	02/20/03	05/12/05	10,440,000.00	2,574,180.00	13,014,180.00
San Mateo	03/15/05	05/13/05	5,366,518.79	94,241.15	5,460,759.94
San Francisco	04/30/04	06/27/05	375,000.00	41,320.28	416,320.28
San Francisco	12/14/04	07/15/05	100,000.00	6,799.80	106,799.80
Alameda	06/20/03	09/30/05	3,570,000.00	907,992.22	4,477,992.22
Riverside	10/29/03	09/30/05	3,650,000.00	666,530.48	4,316,530.48
San Mateo	07/27/01	10/03/05	350,000.00	144,500.27	494,500.27
Alameda	03/14/02	11/10/05	320,320.00	96,143.94	416,463.94
Santa Clara	03/14/02	11/10/05	769,500.00	230,527.77	1,000,027.77
Marin	07/21/04	11/18/05	300,000.00	35,925.82	335,925.82
San Francisco	11/14/03	11/30/05	2,750,000.00	540,641.69	3,290,641.69
Alameda	04/06/05	12/14/05	1,975,000.00	100,910.22	2,075,910.22
Santa Clara	07/19/02	01/30/06	3,600,000.00	1,627,716.24	5,227,716.24
Los Angeles	03/28/03	04/14/06	6,666,158.36	1,885,009.88	8,551,168.24
Marin	03/24/06	05/01/06	2,850,805.69	28,555.55	2,879,361.24
San Francisco	02/16/05	05/12/06	1,305,000.00	144,528.75	1,449,528.75
San Francisco	06/15/05	05/12/06	4,396,838.48	339,577.06	4,736,415.54
San Francisco	01/06/06	05/12/06	4,155,000.00	146,579.16	4,301,579.16
Napa	05/13/05	08/15/06	9,000,000.00	912,632.00	9,912,632.00

91

TABLE V
PAYMENT OF LOANS
REDWOOD MORTGAGE INVESTORS VIII
FOR THE THREE YEARS ENDING
DECEMBER 31, 2006
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM)

LAND (county)

		CLOSED	LOAN	INTEREST/	PROCEEDS
PROPERTY	FUNDED	ON	AMOUNT	LATE/MISC	TO DATE

San Joaquin	06/29/04	07/29/05	750,000.00	73,417.85	823,417.85
San Francisco	06/09/05	10/04/05	5,800,000.00	221,720.22	6,021,720.22
San Francisco	09/26/05	04/24/06	3,687,752.52	200,903.23	3,888,655.75
San Francisco	05/26/05	05/12/06	7,967,264.98	630,911.53	8,598,176.51

92

As filed with the Securities and Exchange Commission
on August 4, 2005
Registration No.    333-125629

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

S-11

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

REDWOOD MORTGAGE INVESTORS VIII
(Exact name of registrant as specified in its charter)

CALIFORNIA	6611	94-3158788
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

900 Veterans Blvd., Suite 500, Redwood City, California 94063   (650) 365-5341
(Address and telephone number of principal executive offices)

900 Veterans Blvd., Suite 500, Redwood City, California 94063   (650) 365-5341
(Address of principal place of business
or intended principal place of business)

Michael R. Burwell
900 Veterans Blvd., Suite 500, Redwood City, California 94063   (650) 365-5341
(Name, address, including zip code and telephone number,
including area code of agent for service)

Copies to:

Justin L Bastian

Morrison Foerster LLP
755 Page Mill Road
Palo Alto, CA 94304-1018

Approximate date of commencement
of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:[x]

CALCULATION OF REGISTRATION FEE

Proposed
Title of Each		Proposed	Maximum
Class of Securities	Amount	Maximum	Aggregate	Amount of
to be Registered	Being Registered	Offering Per Unit (2)	Offering Price	Registration Fee

Limited
Partnership
Interests (1)	100,000,000	$1.00	$100,000,000	$11,770

_____________________
(1)                 This Registration Statement covers all units which may be acquired by limited partners if the maximum aggregate subscription contemplated by this offering are obtained.

(2)
Subscriptions will be accepted in the minimum amount of two thousand (2,000) units ($2,000) for initial investments and 1,000 units ($1,000) for additional investments for existing limited partners and for greater amounts in multiples of one (1) unit ($1) each.

The registrant hereby amends this registration statement on such date of dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8 (a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PART I

	Registration Statement Item		Prospectus Caption
Number and Caption

1.	Forepart of the Registration Statement and Outside Front Cover Page of Prospectus		Front Cover Page of Prospectus

2.	Inside Front and Outside Back Cover Pages of Prospectus		Inside Front and Outside Back Cover Page

3.	Summary Information, Risk Factors and Ratio of Earnings to Fixed Charges		Summary of the Offering; Inside Front Cover Page; Risks and Other Factors

4.	Determination of Offering Price		Inapplicable

5.	Dilution		Inapplicable

6.	Selling Security Holders		Inapplicable

7.	Plan of Distribution		Plan of Distribution

8.	Use of Proceeds		Estimated Use of Proceeds

9.	Selected Financial Data		Inapplicable

10.	Management's Discussion and Analysis of Financial Condition and Results of Operations		Management's Discussion and Analysis of Financial Condition of the Partnership

11.	General Information as to Registrant		Summary of the Offering

12.	Policy with Respect to Certain Activities		Inapplicable

13.	Investment Policies of Registrant

	a.	Investments in real estate or interests in real estate	Inapplicable

	b.	Investments in real estate mortgages	Risk Factors; Investment Objectives and Criteria; Estimated Use of Proceeds

	c.	Securities of or interests in persons primarily engaged in real estate activities	Inapplicable

	d.	Investments in other securities	Inapplicable

14.	Description of Real Estate		Inapplicable

15.	Operating Data		Inapplicable

16.	Tax Treatment of Registrant and Its Security Holder		Federal Income Tax Consequences

17.	Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters		Inapplicable

18.	Description of Registrant's Securities		Terms of the Offering; Description of Units; Summary of Limited Partnership Agreement

19.	Legal Proceedings		Inapplicable

20.	Security Ownership of Certain Beneficial Owners and Management	Inapplicable

21.	Directors and Executive Officers	Management

22.	Executive Compensation	Compensation of the General Partners and Affiliates

23.	Certain Relationships and Related Transactions	Management; Compensation of the General Partners and Affiliates; Conflicts of Interest

24.	Selection, Management and Custody of Registrant's Investment	Conflicts of Interest; Investment Objectives and Criteria

25.	Policies with Respect to Certain Transactions	Conflicts of Interest; Investment Objectives and Criteria

26.	Limitations of Liability	Fiduciary Duty of General Partners

27.	Financial Statements and Information	Financial Statements

28.	Interests of Named Experts and Counsel	Legal Opinion; Experts

29.	Disclosure of Commission Position on Indemnification for Securities Act Liabilities	Fiduciary Duty of General Partners

REDWOOD MORTGAGE INVESTORS VIII

$100,000,000 Units of Limited Partnership Interest
$1 per Unit

We are engaged in business as a mortgage lender.  We make loans to individuals and business entities secured primarily by first and second deeds of trust on California real estate.  Loans are arranged and serviced by Redwood Mortgage Corp.

Our investment objectives are to make investments that:
•	Yield a high rate of return from mortgage lending
•	Preserve and protect our capital
A maximum of 100,000,000 units ($100,000,000) are being offered on a “best efforts” basis, which means that no one is guaranteeing that any minimum number of units will be sold, through broker dealer member firms of the National Association of Securities Dealers.  The minimum investment is 2,000 units ($2,000) for initial investments and 1,000 units ($1,000) for additional investments for existing limited partners.  As this is not our first offering of units, all proceeds from the sale of units will be immediately available to us for investment.  This offering will terminate one year from the effective date of the prospectus, August 4, 2005 unless we elect to extend it for one additional year periods.
There are risks associated with an investment in the partnership (See “RISK FACTORS” at page 8) including the following:
•	We have not identified any specific loans to make with the proceeds of this offering and this adds additional uncertainty.
•	We will be subject to various conflicts of interest arising out of our relationship to the general partners and their affiliates.
•	Due to the speculative nature of the investment, there is a risk that you could lose your entire investment.
•	The formation loan to be made to Redwood Mortgage Corp. to pay sales commissions will be unsecured and non-interest bearing and repayment is not guaranteed.
•	An investment in units involves material tax risks.
•	Transfer of units is restricted; no public market for the units exists and none is likely to develop.
•
You will have a limited ability to liquidate your investment; you will be subject to early withdrawal penalties and other restrictions and may be required to accept less than you paid for your units (see “TRANSFER OF UNITS” at page 84).

•	Our use of leverage may reduce the partnership’s profitability or cause losses through liquidation.
•	We will rely on appraisals which may not be accurate to determine the fair market value of the real property used to secure loans made by the partnership.
•	Loan defaults and foreclosures may adversely affect the partnership.
•
You have no right to participate in the management of the partnership and may only vote on those matters which are set forth in the limited partnership agreement; all decisions with respect to the management of the partnership will be made exclusively by the general partners.

Price to Public		Underwriting commission (1)	Proceeds to partnership
Per Unit (Minimum
Investment 2,000 units)	$1	$0	$1
Total Maximum	$100,000,000	$0	$100,000,000
(1)
Underwriting sales commissions will be paid by Redwood Mortgage Corp. from proceeds borrowed from the partnership.  This loan is called the formation loan and will be repaid by Redwood Mortgage Corp. over time.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if the prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The use of projections in this offering is prohibited.  Any representation to the contrary and predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in the partnership is not permitted.

The date of this prospectus is August 4, 2005

TABLE OF CONTENTS

Loan-To-Value Ratios Are Determined By Appraisals Which May Be In Excess Of The Ultimate

i

Risks Related To Concentration Of Mortgages In The San Francisco Bay Area ........................................................................................................................15
You Must Rely On General Partners For Management Decisions; Limited Partners Have No Control
     Over Operation Of The Partnership ................................................................................................................................................................................................16
You Will Be Bound By Decision Of Majority Vote ...........................................................................................................................................................................16
Net Worth Of The General Partners May Affect Ability Of The General Partners To Fulfill

We May Be Required To Forego More Favorable Investments To Avoid Regulation

TAX RISKS ...18

ERISA RISKS ...20

Conflicts Arising As A Result Of The General Partners’ Legal and Financial Obligations to
     Other Partnerships ...28
Conflicts Arising From The General Partners’ Allocation Of Time Between The Partnership And
     Other Activities ...29
The Amount Of Loan Brokerage Commissions, Other Compensation To The General Partners

Present State Of The Law ...31
Exculpation ...31
Indemnification ...32
Terms Of The Partnership Agreement ...32
PRIOR PERFORMANCE SUMMARY ...32
Experience and Background Of General Partners And Affiliates ................................................................................................................................................................32

Corporate Mortgage Investors ...34
Additional Information ...34
No Major Adverse Developments ...35
MANAGEMENT ...35
General ...35
The General Partners ...35
Michael R. Burwell ...35
Gymno Corporation ...35
Redwood Mortgage Corp. ...35
Affiliates of the General Partners ...36
The Redwood Group, Ltd. ...36
Theodore J. Fischer ...36
Diana B. Mandarino ...36

Principal Objectives ...40
General Standards For Loans ...40
Priority Of Mortgages ...40
Geographic Area Of Lending Activity ...41
Construction Loans ...41
Rehabilitation Loans ...41
Loan-To-Value Ratios ...41
Terms Of Loans ...42
Equity Interests In Real Property ...42
Escrow Conditions ...42
Loans To General Partners And Affiliates ...42
Purchase Of Loans From Affiliates And Other Third Parties .............................................................................................................................................................................42
Note Hypothecation ...43
Loan Participation ...43
Diversification ...43
Reserve Liquidity Fund ...43
Credit Evaluations ...43
Loan Brokerage Commissions ...43
Loan Servicing ...43
Sale Of Loans ...43
Borrowing ...43
Other Policies ...44
CERTAIN LEGAL ASPECTS OF LOANS ...44
Foreclosure ...44
Tax Liens ...44
Anti-Deficiency Legislation ...44
Special Considerations In Connection With Junior Encumbrances ................................................................................................................................................................45
“Due-On-Sale” Clauses ...46
Due-On-Sale ...46
Due-On-Encumbrance ...46
Prepayment Charges ...46
Real Property Loans ...46

BUSINESS ...46
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OF

Partnership Status ...70
Publicly Traded Partnerships ...71
Anti-Abuse Rules ...71
TAXATION OF PARTNERS ...72
General ...72
Allocation Of Profits And Losses ...72
Distributions; Tax Basis ...72
Tax Consequences Of Reinvestment Election ......................................................................................................................................................................................................73
Sale Of Partnership Units ...73
TAXATION OF PARTNERSHIP INVESTMENTS ...............................................................................................................................................................................................73
Treatment Of Loans Containing Participation Features .......................................................................................................................................................................................73
Repayment Or Sale Of Loans ...73
Property Held Primarily For Sale; Potential Dealer Status ....................................................................................................................................................................................74
Original Issue Discount; Imputed Income ...74
OTHER ASPECTS OF TAXATION OF PARTNERS ............................................................................................................................................................................................74
At-Risk Limitations ...74
Passive Activity Loss Limitations ...74
Investment Interest Limitations ...75
Deductibility Of Partnership Investment Expenditures ..........................................................................................................................................................................................75
Partnership Organization, Syndication Fees And Acquisition Fees ....................................................................................................................................................................75
Section 754 Election ...75
Tax Returns; Audits ...76
Reportable Transaction Rules ...76
INVESTMENT BY TAX-EXEMPT INVESTORS .....................................................................................................................................................................................................76
General ...76
Investment By Charitable Remainder Trusts ...77
FOREIGN INVESTORS ...78
STATE AND LOCAL TAXES ...78
ERISA CONSIDERATIONS ...78
General ...78
Fiduciaries Under ERISA ...79
Prohibited Transactions Under ERISA And The Code ...........................................................................................................................................................................................79
Plan Assets ...79
Annual Valuation ...80
Potential Consequences Of Treatment As Plan Assets ..........................................................................................................................................................................................80
DESCRIPTION OF UNITS ...81
SUMMARY OF THE LIMITED PARTNERSHIP AGREEMENT ...........................................................................................................................................................................81
Rights And Liabilities Of Limited Partners ...81
Capital Contributions ...82
Rights, Powers And Duties Of General Partners .......................................................................................................................................................................................................82
Net Profits And Net Losses ...82
Cash Distributions ...82
Meeting ...82
Accounting And Reports ...82
Restrictions On Transfer ...83
General Partners’ Interest ...83
Term Of Partnership ...83
Winding Up ...83
Dissenting Limited Partners’ Rights ...83
TRANSFER OF UNITS ...84
Restrictions On The Transfer Of Units ...84
Restrictions Related To Tax Status ...84
Withdrawal From Partnership ...84

DISTRIBUTION POLICIES ...86
Distributions To The Limited Partners ...86
Cash Distributions ...86
Allocation Of Net Profit And Net Loss ...86
REPORTS TO LIMITED PARTNERS ...86
PLAN OF DISTRIBUTION ...87
Sales Commissions ...87
Sales By Registered Investment Advisors ...87
Election Of Investors To Pay Client Fees ...87
Client Fees Are Not Sales Commissions ...87
Representations And Warranties Of Registered Investment Advisors ...................................................................................................................................................................88
Payment Of Sales Commissions...88
Payment Of Other Fees To Participating Broker Dealers .............................................................................................................................................................................................88
Suitability Requirements ...88
Formation Loan ...88
Escrow Arrangements ...91
Termination Date Of Offering ...91
Subscription Account ...91
SUPPLEMENTAL SALES MATERIAL ...91
LEGAL PROCEEDINGS ...92
LEGAL MATTERS ...92
EXPERTS ...92
ADDITIONAL INFORMATION ...92
TABULAR INFORMATION CONCERNING PRIOR PROGRAMS ............................................................................................................................................................................92
GLOSSARY ...93
INDEX TO THE FINANCIAL STATEMENTS ...94
APPENDIX I - PRIOR PERFORMANCE TABLES
EXHIBIT A - AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT
EXHIBIT B - AMENDED AND RESTATED SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

v

INVESTOR SUITABILITY STANDARDS

You should only purchase units if you have adequate financial means, desire a relatively long term investment, and do not anticipate any need for immediate liquidity.

Minimum Suitability Standards
We have established a minimum suitability standard which requires that you have either:

•  a net worth (exclusive of home, furnishings and automobiles) of at least $60,000 plus an annual gross income of at least $60,000, or

•  irrespective of annual gross income, a net worth of $225,000 (determined with the same exclusions).  In the case of sales to fiduciary accounts, such conditions must be met by the fiduciary, by the fiduciary account or by the donor who directly and indirectly supplied the funds for the purchase of units.

We have established these standards because the purchase of units is an illiquid investment.  You will be required to represent to us that:

•  you comply with the applicable standards; or

•  you are purchasing in a fiduciary capacity for a person meeting such standards; or

•  the standards are met by a donor who directly or indirectly supplies the funds for the purchase of units.

The participating broker dealers will make reasonable inquiry to assure that every prospective investor complies with the investor suitability standards.  The general partners will not accept subscriptions from you if you are unable to represent in your subscription agreement that you meet such standards.  Under the laws of certain states, transferees may be required to comply with the suitability standards set forth herein as a condition to substitution as a limited partner.  We will require certain assurances that such standards are met before agreeing to any transfer of the units.

You should only purchase units if you have adequate financial means, desire a relatively long term investment, and do not anticipate any need for immediate liquidity.

Suitable Investors
Investment in the partnership involves certain risks and, accordingly, is suitable only for entities or persons of adequate means.  Due to the nature of the partnership loans, it is likely that all or substantially all of the income of the partnership will be taxable to you as ordinary income (See “MATERIAL FEDERAL INCOME TAX CONSEQUENCES” at page 70).  The units may, therefore, be suitable for:

•  Corporate pension or profit sharing plan

•  A Keogh Plan account

•  Individual retirement account

•  A simplified employee pension

•  Persons seeking current, taxable income

An investment in units may not be suitable for Charitable Remainder Trusts or other entities exempt from federal income taxation, including certain foundations and other charitable organizations.

All persons or entities considering an investment in units should consult their own legal and/or financial advisor with respect to whether an investment in units is appropriate.

Minimum Purchase Amount
The general partners have established the minimum initial purchase at 2,000 units ($2,000).  The general partners may accept subscriptions in excess of $2,000.  The minimum purchase for existing limited partners in the partnership is 1,000 units ($1,000).  No person may become an assignee of record or a substituted limited partner unless he is the owner of a minimum of 2,000 units ($2,000).  If you are seeking to transfer your units, you will be subject to the securities or “blue sky” laws of the state in which the transfer is to take place (See “DESCRIPTION OF UNITS” at page 81 and “SUMMARY OF THE LIMITED PARTNERSHIP AGREEMENT - Restrictions on Transfer” at page 83).

IRA Investors
A minimum of 2,000 units ($2,000) may be purchased, transferred, assigned or retained by an Individual Retirement Account (“IRA”) and incremental amounts in excess thereof for spousal IRA’s established under Section 408 of the Internal Revenue Code of 1986, as amended (“Code”).  You should be aware, however, that an investment in the partnership will not, in and of itself, create an IRA for you and that, in order to create an IRA, you must comply with the provisions of Section 408 of the Code.

ERISA Investors
The investment objectives and policies of the partnership have been designed to make the units suitable investments for employee benefit plans under current law.  In this regard, the Employee Retirement Income Security Act of 1974 (“ERISA”) provides a comprehensive regulatory scheme for “plan assets.”  The general partners will manage the partnership so as to assure that an investment in the partnership by a qualified plan subject to ERISA or to the prohibited transaction provisions of Section 4975 of the Code (a “Benefit Plan Investor”), including tax-qualified pension and 401(k) plans and IRAs, will not, solely by reason of such investment, be considered to be an investment in the underlying assets of the partnership so as to make the assets of the partnership “plan assets.”  The final regulations are also applicable to an IRA.  (See “ERISA RISKS –Risks of Investment by Benefit Plan Investors and Other Tax-Exempt Investors.” at page 20)

The general partners are not permitted to allow the purchase of units with assets of any Benefit Plan Investors if the general partners (i) have investment discretion with respect to the assets of the Benefit Plan Investor in the partnership, or (ii) regularly give individualized investment advice that serves as the primary basis for the investment decisions made with respect to such assets.  This prohibition is designed to prevent violation of certain provisions of ERISA.

Blue Sky Requirements
If we qualify units for sale in states which have established suitability standards and minimum purchase requirements different from those set by the partnership, such suitability standards and minimum purchase requirements shall be set forth in a supplement to this prospectus.  No such additional requirements exist at this time.

Subscription Agreement Warranties
The subscription agreement requires that you warrant that:

•  you have received, read and understood the prospectus and that you are relying on it for your investment;
•  you meet the applicable suitability standards set forth in the prospectus;
•  you are aware that the subscription may be rejected by the general partners;
•  your investment is subject to certain risks described in the prospectus and there will be no public market for the units;
•  you have been informed by your participating broker dealer of all facts relating to lack of liquidity or marketability;
•  you understand the restrictions on transferability;
•  you have sufficient liquid assets to provide for current needs and personal contingencies or, if a trustee, that limited liquidity will not affect its ability to make timely distributions;
•  you have the power, capacity and authority to make the investment;
•  you are capable of evaluating the risks and merits of the investment; and
•  you are making the investment for your own account or your family’s or in your fiduciary capacity and not as an agent for another.

The purpose of the warranties is to ensure that you fully understand the terms of our offering, the risks of an investment with us and that you have the capacity to enter into a subscription agreement.  The general partners, on behalf of the partnership, intend to rely on the warranties in accepting a subscription.  In any claim or action against the general partners or partnership, the general partners or partnership may use the warranties against you as a defense or basis for seeking indemnity from you.

Subscription Procedure
In order to subscribe to units in the partnership, you must read carefully and execute the “SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY.”  For each unit subscribed, you must tender the sum of $1 per unit.  The minimum initial investment is 2,000 units ($2,000).  The minimum additional investment for existing limited partners is 1,000 units ($1,000).

SUMMARY OF THE OFFERING

This summary highlights selected information contained elsewhere in this prospectus.  It does not contain all the information that is important to your decision to invest in the partnership.  To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements.  Any capitalized terms used in the prospectus are defined in the glossary on page 93.

The Partnership
We are Redwood Mortgage Investors VIII and we commenced operations on or about April 12, 1993.  We are located at 900 Veterans Blvd., Suite 500, Redwood City, California 94063 and our telephone number is (650) 365-5341.

We are engaged in business as a mortgage lender.  We make loans to individuals and business entities secured by residential, investment or commercial property.  In order to secure repayment of the loans, the loans are secured by first and second, and in some limited cases, third deeds of trust on the property.  While we have an existing portfolio of loans, we have not committed to or identified any loans that will be made from the proceeds of this offering.

General Partners
The general partners of the partnership are Michael R. Burwell, an individual, Gymno Corporation, a California corporation and Redwood Mortgage Corp., a California corporation.  The general partners manage and control the partnership affairs and will make all investment decisions for us.  The loans are arranged and serviced by Redwood Mortgage Corp.   The general partners’ offices are located at 900 Veterans Blvd., Suite 500, Redwood City, CA  94063 and their telephone number is (650) 365-5341.

Risk Factors
An investment in the partnership involves certain risks.  The following are the most significant risks relating to an investment in the partnership:

•  Although you will have an opportunity to review the partnership’s existing portfolio, you will not have an opportunity to review loans to be made by the partnership from the proceeds of this offering until after the loans have been made.  Such decisions will be made exclusively by the general partners.

•  No escrow will be established.  All proceeds from the sale of units will be immediately available for investment in loans.

•  The general partners and their affiliates will receive fees from the partnership.  Most fees will be paid regardless of the economic return to you and other limited partners or how successful the partnership is.  The compensation to be received by the general partners and their affiliates is based in large part upon the net asset value of the partnership and upon the principal balances of the loans.  The principal balances of the loans and the net asset value of the partnership will be continually changing as new investments are made and as income is allocated to your capital account or as cash distributions are made to you.

•  There are limits on your ability to transfer units.  No public market exists for units and none is likely to develop.

Thus you may not be able to sell your units quickly or profitably if the need arises. Before you invest in the partnership, you should see the complete discussion of the “Risk Factors” beginning on page 8 of this prospectus.

Terms of the Offering
Up to 100,000,000 units ($100,000,000) of limited partnership interest in the partnership are offered in units of $1 each.  The units are being offered by selected registered broker dealers who are members of the National Association of Securities Dealers, Inc. (the “participating broker dealers”).  They are being offered on a “best efforts” basis, which means that no one is guaranteeing that any minimum number of units will be sold.  We may also accept orders from you if you utilize the services of a registered investment advisor.  This offering will terminate one year from the effective date of this prospectus unless, the general partners in their discretion, terminate the offering earlier or extend the offering for additional one year periods.

Estimated Use of Proceeds.
The partnership will use the proceeds from the sale of its units to make loans and pay expenses relating to this offering.  After the repayment of the formation loan, we estimate that approximately 96% of the proceeds of this offering will be used to make loans or be held as cash reserves.  The remaining proceeds will be used to pay expenses relating to this offering. A portion of the proceeds of this offering will be used to fund the formation loan.  Consequently, until the formation loan is repaid, not all of such 96% of the proceeds will be available to make loans or be held as cash reserves and, until such repayment, a minimum of 87% of the proceeds will be used to make loans or be held as cash reserves.  If all of the units we are offering are not sold, the amount of proceeds available to make loans will be less.  Historically, our offering expenses have been below the estimated 4% resulting in greater than 96% of offering proceeds being used to make loans or held in cash reserves.  96.10% (first offering), 98.00% (second offering), 97.95% (third offering), 98.70% (fourth offering) and as of December 31, 2004, 98.9% (the then ongoing fifth offering) of the respective offerings were available to be used to make loans or to be held in cash reserves after the repayment of the formation loan.  We are permitted under the terms of the partnership agreement to borrow money for the purpose of making loans and have done so to date.  The maximum amount that we may borrow is 50% of the outstanding principal balance of our loan portfolio.

The table below sets forth the gross proceeds, the resulting cash available for extension of loans and other items in the event that (i) all $100,000,000 of partnership units to which this prospectus pertains are sold and (ii) only $50,000,000 of such partnership units are sold.

	Estimated		50%
	Maximum Offering (1)		Offering Sold (1)(2)
	100,000,000 Units		50,000,000 Units
	($100,000,000) sold		($50,000,000) sold
	Dollar Amount	%	Dollar Amount	%
Gross Proceeds	$100,000,000	100%	$50,000,000	100%

Leveraged Funds	0	0	0	0

Total Partnership Funds	$100,000,000	100%	$50,000,000	100%

Less: Public Offering Expenses (3)	$4,000,000	4%	$4,000,000	8%

Amount Available for Investment	$96,000,000	96%	$46,000,000	92%

Less:

Formation Loan to pay sales commissions (4)	$9,000,000	9%	$4,500,000	9%

Reserve Liquidity Fund (5)	$2,000,000	2%	$1,000,000	2%

Cash Available for Extension of Loans (6)	$85,000,000	85%	$40,500,000	81%

____________________

(1)
Does not include a capital contribution of the general partners in the amount of 1/10th of 1% of the gross proceeds (See “SUMMARY OF THE LIMITED PARTNERSHIP AGREEMENT - Capital Contributions” at page 82).

(2)	Although there is no minimum offering amount, this column represents how the gross offering proceeds will be utilized assuming that only 50% of the amount being offered is sold.

(3)
Consists of expenses incurred in connection with offering of the units.  These expenses include legal and accounting fees and expenses, printing costs, filing fees and other disbursements in connection with the sale and distribution of units.  These expenses also include reimbursements to participating broker dealers for bona fide expenses incurred for due diligence purposes in a maximum amount of one-half of one percent (.5%) of gross proceeds and up to an additional five percent (5%) of gross proceeds if investors elect to receive cash distributions or up to one percent (1%) of gross proceeds if investors elect to reinvest their earnings for certain other expense reimbursements, including reimbursements for education meetings for associated persons of an NASD member, payable by the partnership.  In no event will all compensation payable to participating broker dealers, including sales commissions, (see footnote 4 below), expense reimbursements, including reimbursements for training and education meetings for associated persons of an NASD member (estimated to be $700,000) and or due diligence expenses exceed the ten and one-half percent (10.5%) compensation limitation set forth in Rule 2810 of the NASD conduct rules (See “COMPENSATION OF THE GENERAL PARTNERS AND AFFILIATES” at page 23).

(4)
The amount of the formation loan payable to Redwood Mortgage Corp. set forth in this table is based upon the maximum sales commissions allowable of 9%.  Consequently, as the maximum sales commission is 9%, the formation loan will not exceed nine percent (9%) of the total gross proceeds of the offering, (See “PLAN OF DISTRIBUTION - Formation Loan” at page 88).  The formation loan is a loan made to Redwood Mortgage Corp. in an amount equal to the amount of the sales commissions to be paid in connection with the offering.  Although the exact amount of sales commissions is not known, we have assumed the maximum amount payable of 9% or $9,000,000.  From the proceeds of the formation loan, Redwood Mortgage Corp. pays the participating broker dealers all amounts as sales commissions owed.  The partnership does not pay any sales commissions directly.  Redwood Mortgage Corp. is required to repay the formation loan to the partnership.  The terms of repayment of the formation loan are as follows.  During the offering period, Redwood Mortgage Corp. will repay annually, one tenth of the principal balance of the formation loan as of December 31 of each year.  Upon completion of the offering, the formation loan will be amortized over 10 years and repaid in 10 equal annual installments.  The formation loan is unsecured, non-interest bearing and is not guaranteed.  The amount of the formation loan and thus the amount repaid to the partnership is reduced partially by a portion of the early withdrawal penalties paid to the partnership.  With respect to this offering, the formation loan could range from a minimum of $5,000,000 assuming all investors elected to receive current cash distributions to a maximum of $9,000,000 assuming all investors elected to compound their earnings.

(5)
The partnership anticipates maintaining an average balance of a reserve liquidity fund equal to the lesser of two percent (2%) of the gross proceeds of the offering and two percent (2%) of the net capital of the partnership.

(6)
These proceeds will be used to make loans (See “INVESTMENT OBJECTIVES AND CRITERIA” at page 40). The exact amount of the cash available for extension of loans will depend upon the amount of the formation loan, the amount of the offering expenses, use of leveraged funds and cash reserves.

Compensation of the General Partners and Affiliates
The general partners and their affiliates have received and will continue to receive substantial compensation in connection with the offering and the investment and management of the partnership’s assets.  An affiliate of a general partner includes generally any entity in which a general partner owns 10% or more or otherwise controls such entity, any person owning directly or indirectly 10% or more of a general partner and any officer, director or partner of a general partner.  The receipt of this compensation is not the result of arms length negotiations (See “COMPENSATION OF THE GENERAL PARTNERS AND AFFILIATES” at page 23).  The amount of compensation to be paid to the general partners and their affiliates are estimates and actual amounts paid may vary.  Except as noted, there is no limit on the dollar amount of compensation and fees to be paid to the general partners and their affiliates.  These fees include the following:

•  Loan brokerage commissions paid by the borrowers

•  Processing and escrow fees paid by the borrowers

•  Loan servicing fees paid by the partnership from operations

•  Asset management fee paid by the partnership from operations

•  Reimbursement of expenses relating to the administration of the partnership

•  Reconveyance fees paid by the borrowers

•  Assumption fees paid by the borrowers

•  Extension fees paid by the borrowers

•  Interest earned on borrowers’ funds held in escrow

•  1% interest in profits, losses and distributions

•  Reduction in the amount of the formation loan due to early withdrawal penalties

Conflicts of Interest
The general partners and their affiliates will experience conflicts of interest in connection with the management of the partnership, including the following:

•  The general partners and their affiliates have legal and financial obligations with respect to other partnerships which are similar to their obligations with respect to the partnership.

•  The general partners and their affiliates have to allocate their time between the partnership and other activities, including other real estate partnerships in which they are involved.

•  The amount of the loan brokerage commission payable to affiliates of the general partners will affect the overall rate of return to the limited partners.

•  In the event of default of the formation loan, a conflict of interest would arise on the general partners’ part in connection with the enforcement of the formation loan and continued payment of other fees and compensation to Redwood Mortgage Corp., including, but not limited to, the loan servicing fees and asset management fees.

Prior Performance Summary	We have previously sponsored 8 prior partnerships with investment objectives similar to the partnership. We have made 5 prior offerings in the partnership with contributed capital as of December 31, 2004 totaling $172,223,000.  Total contributed capital as of March 31, 2005 equaled $182,356,000.  We have been engaged in mortgage lending in the San Francisco Bay Area since 1977.  For a description of operations of the partnership and prior programs of the general partners and their affiliates, see “PRIOR PERFORMANCE SUMMARY” at page 32.  Certain statistical data relating to prior partnerships with investment objectives similar to ours is also provided in the “Prior Performance Tables” included at the end of this prospectus.

Investment Objectives and Criteria
Our investment objectives are:

To yield a high rate of return from mortgage lending, after the payment of certain fees and expenses to the general partners and their affiliates, and

Preserve and protect the partnership’s capital.

Federal Income Tax Consequences
The section of this prospectus entitled “MATERIAL FEDERAL INCOME TAX CONSEQUENCES” at page 70 contains a discussion of the most significant federal income tax issues pertinent to the partnership.  Prospective investors should consult their tax advisors concerning the tax consequences of an investment in the partnership in light of the investor’s particular circumstances.

Liquidity, Capital Withdrawals and Early Withdrawals
You have no right to withdraw from the partnership or to obtain the return of all or any portion of sums paid for the purchase of units (or reinvested earnings with respect thereto) for one (1) year after the date such units are purchased.  In order to provide a certain degree of liquidity, after the one year period, you may withdraw all or part of your capital accounts from the partnership in four equal quarterly installments beginning the last day of the calendar quarter following the quarter in which the notice of withdrawal is given.  Such notice must be given thirty (30) days prior to the end of the preceding quarter subject to a ten percent (10%) early withdrawal penalty.  The ten percent (10%) penalty is applicable to the amount withdrawn as stated in the notice of withdrawal.  The ten percent (10%) penalty will be deducted, pro rata, from the four quarterly installments paid to the limited partner.  Withdrawal after the one year holding period and before the five year holding period (described below) will be permitted only upon the terms set forth above.

You will also have the right after five years from the date of purchase of the units to withdraw from the partnership.  This will be done on an installment basis, generally, over a five-year period (in 20 equal quarterly installments), or over such longer period of time as the limited partner may desire or as may be required in light of partnership cash flow.  During this five-year (or longer) period, we will pay any distributions with respect to units being liquidated directly to the withdrawing limited partner.  No penalty will be imposed on withdrawals made in twenty quarterly installments or longer.  However, withdrawals exceeding 20% per year are subject to a 10% penalty even after the five year waiting period.  There is also a limited right of liquidation for your heirs upon your death.

Summary of Limited Partnership Agreement and Limited Partnership Units
Your rights and obligations in the partnership and your relationship with the general partners will be governed by the partnership agreement.  Please refer to the “SUMMARY OF LIMITED PARTNERSHIP AGREEMENT” section at page 81 of this prospectus for more detailed information concerning the terms of the partnership agreement.  A complete copy of the partnership agreement is attached as Exhibit A to this prospectus.  Some of the significant features of the partnership agreement include:

A majority of the limited partners may vote to:

•  terminate the partnership;
•  amend the partnership agreement, subject to certain limitations;
•  remove and replace the general partner; and
•  approve or disapprove the sale of all or substantially all of the partnership’s assets.

In the event of any such vote, you will be bound by the majority vote even if you did not vote with the majority.

Mergers and Consolidations.  We may not merge or consolidate without approval by a majority of limited partners.

Once you have been accepted as an investor in the partnership, you will be entitled to receive distributions which you may elect to receive in cash distributions or retain in your capital account.  You are also entitled to receive distributions from the partnership based on your percentage ownership, after payment of certain expenses including fees payable to the general partners and the set aside for reserves.  Although anticipated, there is no guarantee that there will be sufficient cash to make such distributions (See ‘RISK FACTORS” below).  There is no assurance you will receive distributions.  On average, the estimated time from the date your subscription is accepted until you receive distributions is 60 days.

Additional Information
We have filed a registration statement under the Securities Act of 1933, as amended.  The partnership has filed with the Securities and Exchange Commission, Washington, D.C.  20549, as amended, with respect to the units offered pursuant to this prospectus.  For further information regarding the partnership, the general partners and their activities, you should review the registration statement and the exhibits thereto which are available for inspection at no fee in the Office of the Commission in Washington, D.C.  20549.  Additionally, the Commission maintains a website that contains reports, proxy information statements and other information regarding registrants such as the partnership who file electronically.  The address of the Commission website is http://www.sec.gov.

Subscription Procedures
In order to subscribe for units, you will be required to deliver the following:

1.  One executed copy of the subscription agreement, which incorporates a power of attorney to the general partners.

2.  The minimum purchase is 2,000 units ($2,000) for initial investments and 1,000 units ($1,000) for additional investments by existing limited partners.  All checks should be made payable to “Redwood Mortgage Investors VIII,” and should be delivered to the partnership’s offices.

The subscription documents referred to above are contained in the “Investor Subscription Documents” provided to prospective investors under separate cover herewith.

RISK FACTORS

Investing in units involves a high degree of risk.  You should specifically consider the following risks:

Mortgage Lending and Real Estate Risks

We Have Not Identified Any New Loans From Additional Proceeds of This Offering
We have not yet identified any specific loans with respect to the additional proceeds we will receive from this offering.  This means:

•  You must rely entirely on the judgment of the general partners in investing the proceeds of this offering.
•  You will be unable to evaluate, in advance, any of the terms of the loans including the selection of borrowers, and the terms of the loans that will be made.
•  You will have no ability to evaluate the identification or location of, or any other important economic and financial data pertaining to, the underlying properties that secure the loans.  Our current loan portfolio is summarized in the sections of the prospectus entitled “BUSINESS” at page 46 and “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OF THE PARTNERSHIP” at page 49 of this prospectus.

Suitable Mortgage Loans May Not be Available From Time to Time
The general partners receive referrals from a variety of sources.  The general partners only make loans that satisfy the partnership objectives (See “Investment Objectives and Criteria” at page 7).  The ability to find suitable loans is more difficult when the economy is weaker and there is less activity in the real estate market.  Although the real estate market in the San Francisco Bay Area, which is where most of our loans are placed, strengthened during 2004, there was increased competition for the type of loans that we make.  In addition, as we continue to make offerings of partnership units, and the size of our capital continues to grow, we must find more and more loans and/or loans of larger sizes in order to deploy such capital. It is also more difficult to find suitable loans when the interest rates are low as they are now when many borrowers can obtain the financing they need from traditional banks and lending institutions.  Such decreases in demand for loans could leave the partnership with excess cash.  In such event, the partnership makes short term, interim investments with proceeds pending investment in suitable loans.  Interest returns on these investments are usually lower than on mortgage loans, which may reduce the yield to holders of units, depending on how long these investments are held.

Loan Defaults and Foreclosures By Borrowers May Adversely Affect Partnership
We are in the business of lending money and, as such, take the risk that borrowers may be unable to repay the loans we have made to them.  Most loans will be interest only or interest with small repayments of principal.  This means:

•  the loans are structured to provide for relatively small monthly payments with a large “balloon” payment of principal due at the end of the term.  Many borrowers are unable to repay such loans at maturity out of their own funds and are compelled to refinance or sell their property.
•  Defaults and foreclosures may increase if the economy weakens or if there is an interest rate increase, which may make it more difficult for borrowers to refinance their loans at maturity or sell their property.  Interest rates have increased recently as the Federal Reserve Board, commencing in July 2004, has increased its federal funds rate.  The effect of such increase has been offset by a general strengthening, during 2004, of the California economy and the Northern California real estate market.  As of March 31, 2005, the partnership had twelve loans, totaling $27,932,000 that were past due by 90 days or more on interest payments or past maturity.  Continued increases in interest rates, or a weakening in the economy, could increase the number of such overdue loans.
•  If a borrower is unable to repay the loan and defaults, we may be forced to purchase the property at a foreclosure sale.  If we cannot quickly sell or refinance such property, and the property does not produce any significant income, the partnership’s profitability will be adversely affected.

We Must Rely On Appraisals Which May Not Be Accurate or May Be Affected By Subsequent Events
We are an “asset” rather than a “credit” lender.  We are relying primarily on the real property securing the loans to protect our investment and not the credit worthiness of the borrower.  We rely on appraisals, prepared by unrelated third parties, to determine the fair market value of real property used to secure our loans.  We cannot guarantee that such appraisals will, in any or all cases, be accurate.  If an appraisal is not accurate or subsequent events adversely affect the value of the property, our loan would not be as secure as we anticipated.  In the event of foreclosure, we may not be able to recover our entire investment.  Additionally, since an appraisal fixes the value of real property at a given point in time, subsequent events could adversely affect the value of real property used to secure a loan.

Competition Risks
Increased competition for mortgage loans could lead to reduced yields and fewer investment opportunities.  The mortgage lending business is highly competitive, and the partnership competes with numerous established entities some of which have more financial resources and experience in the mortgage lending business than the general partners.  Recently, due to the Federal Reserve’s increasing interest rates, upward pressure on longer term rates, and a healthy real estate market, we have experienced increased competition as borrowers refinance with lower interest rate lenders than the partnership.  The partnership encounters significant competition from banks, insurance companies, savings and loan associations, mortgage bankers, pension funds, real estate investment trusts and other lenders with objectives similar in whole or in part of those of the partnership.  Any general increase in the availability of funds to mortgage lenders may increase competition for loans and could reduce the yields they produce, including those of the partnership.

Risks Associated With Junior Encumbrances
In the event of foreclosure under a second or third deed of trust the debt secured by a senior deed(s) of trust must be satisfied before any proceeds from the sale of the property can be applied toward the debt owed to us.  To protect our junior security interest, we may be required to make substantial cash outlays for such items as loan payments to senior lienholders to prevent their foreclosure, property taxes, insurance, repairs, maintenance and any other expenses associated with the property.  These expenditures could have an adverse effect on our profitability.

Risks Associated With Construction Loans and Rehabilitation Loans
We may make construction loans up to a maximum of ten percent (10%) of the partnership’s loan portfolio.  Construction loans are those loans made to borrowers constructing entirely new structures or dwellings, whether residential, commercial or multi-family properties.  Investing in construction loans subjects us to greater risk than loans related to properties with operating histories.  If the partnership forecloses on property under construction, construction will generally have to be completed before the property can begin to generate an income stream or could be sold.  We may not have adequate cash reserves on hand with respect to junior encumbrances and/or construction loans at all times to protect our security.  If we did not have adequate cash reserves, we could suffer a loss of our investment.  Additionally, we may be required to obtain permanent financing of the property in addition to the construction loan which could involve the payment of significant fees and additional cash obligations for the partnership.  (See “CERTAIN LEGAL ASPECTS OF LOANS” at page 44).  In addition to construction loans, the partnership also makes loans, the proceeds of which are used to remodel, add to and/or rehabilitate an existing structure or dwelling, whether residential, commercial or multifamily properties and which, in the determination of management, are not construction loans.  These loans are referred to by management as “Rehabilitation Loans”. As of December 31, 2004 the partnership had funded $41,373,000 in Rehabilitation Loans and $8,880,000 remained to be disbursed for a combined total of $50,253,000. While the partnership does not classify Rehabilitation Loans as Construction Loans, Rehabilitation Loans do carry some of the same risks as Construction Loans. There is no limit on the amount of Rehabilitation Loans the partnership may make. We currently anticipate that Rehabilitation Loans as a percentage of our total loan portfolio will increase in the near term.

Risks of Real Estate Ownership After Foreclosure
If a borrower is unable to pay our loan or refinance it when it is due, we will be required to institute foreclosure proceedings against the borrower.  Although we may immediately be able to sell the property, sometimes we will be required to own the property for a period of time.  We will be subject to certain economic and liability risks attendant to all property ownership which could affect the partnership’s profitability.  The risks of ownership will include the following:

The property could generate less income for us than we could have earned from interest on the loan

If the property is a rental property we will be required to find and keep tenants

We will be required to oversee and control operating expenses

We will be subject to general and local real estate and economic market conditions which could adversely affect the value of the property

We will be subject to any change in laws or regulations regarding taxes, use, zoning and environmental protection and hazards

We will be potentially liable for any injury that occurs on or to the property

Risks of Real Estate Development On Property Acquired By Us
If we have acquired property through foreclosure or otherwise, there may be circumstances in which it would be in the best interest of the partnership not to immediately sell the property, but to develop it ourselves.  Depending upon the location of the property and market conditions, the development done by us could be either residential (single or multifamily) or commercial.  Currently, the partnership is pursuing development of a single family residential property which it acquired in September 2004 through a foreclosure sale.  The partnership is developing this property by processing plans for the creation of two condominium units on it.  Development of this residential property as well as any other type of real estate involves risks including the following:

We will be required to rely on the skill and financial stability of third party developers and contractors

Any development or construction will involve obtaining local government permits.  We will be subject to the risk that our project does not meet the requirements necessary to obtain those permits

Any type of development and construction is subject to delays and cost overruns

There can be no guarantee that upon completion of the development that we will be able to sell the property or realize a profit from the sale

Economic factors and real estate market conditions could adversely affect the value of the property

Bankruptcy and Legal Limitations On Personal Judgments May Adversely Affect Our Profitability
Any borrower has the ability to delay a foreclosure sale by us for a period ranging from several months to several years or more by filing a petition in bankruptcy.  The filing of a petition in bankruptcy automatically stops or “stays” any actions to enforce the terms of the loan.  The length of this delay and the costs associated with it will generally have an adverse impact on our profitability.  We also may not be able to obtain a personal judgment against a borrower (See “CERTAIN LEGAL ASPECTS OF LOANS” at page 44).

Risks Associated With Unintended Violations of Usury Statutes
Usury laws impose restrictions on the maximum interest that may be charged on our loans.  Under California law, a loan arranged by a licensed California real estate broker will be exempt from applicable California usury provisions.  Since Redwood Mortgage Corp., a licensed California real estate broker, will arrange our loans, our loans should be exempt from applicable state usury provisions. Nevertheless, unintended violations of the usury statutes may occur.  In such an event, the partnership may have insufficient cash to pay any damages, thereby adversely affecting the operations of the partnership.  We could also lose our entire investment.  The partnership is currently in the process of acquiring a Commercial Financing License, or CFL.  As a result, once we are operating under a CFL, this license will provide the partnership with an exemption from the applicable California usury provision.

Risks Associated With High Cost Mortgages
In March 1995, the Federal Reserve Board issued final regulations governing high cost mortgages.  Although the partnership anticipates making relatively few loans that would qualify as high cost mortgages, the failure to comply with these regulations could adversely affect the partnership.  A high cost mortgage is any loan made to a consumer secured by the consumer’s principal residence if either (i) the annual percentage rate exceeds by more than eight percent, the yield on Treasury securities having comparable periods of maturity for first mortgages, or ten percent for junior mortgages or (ii) the total fees payable by a consumer at or before closing exceeds the greater of eight percent (8%) of the total loan amount.  These regulations primarily focus on:

•  additional disclosure with respect to the terms of the loan to the borrower,
•  the timing of such disclosures, and

•  the prohibition of certain terms in the loan including balloon payments and negative amortization.

The failure to comply with the regulations, even if the failure was unintended, will render the loan rescindable for up to three (3) years.  The lender could also be held liable for attorneys’ fees, finance charges and fees paid by the borrower and certain other money damages.

On October 10, 2001, then Governor Davis signed into law, Assembly Bill 489 which took effect on July 1, 2002.  This law provides for state regulation of residential mortgage and consumer loans secured by liens on real property of $250,000 or less, which have (1) an annual percentage rate at least eight percent above the interest rate on U.S. Treasury securities of a comparable maturity, or (2) points and fees in excess of six percent of the loan amount, exclusive of the points and fees.  Such loans would be considered “high cost loans” under state law.  While it is unlikely that the partnership would make many high cost loans, the failure to comply with this law could have significant adverse effects on the partnership.  The law prohibits certain lending practices with respect to high cost loans, including the making of a loan without regard to the borrower’s income or obligations.  When making such loans, lenders must provide borrowers with a consumer disclosure, and provide for an additional rescission period prior to closing the loan.

•  The reckless or willful failure to comply with any provision of this law, including the mandatory disclosure provisions, could result in, among other penalties, the imposition of administrative penalties of $25,000, loss or suspension of the offending broker’s license, as well as exposure to civil liability to the consumer/borrower (including the imposition of actual and punitive damages).

Loan-To-Value Ratios Are Determined By Appraisals Which May Be In Excess of the Ultimate Purchase Price of the Underlying Property
The so-called “loan to value ratio” will not exceed the following:

•  eighty percent (80%) of the appraised value for residential properties and multi-unit property,
•  seventy percent (70%) of the appraised value for commercial property and
•  fifty percent (50%) of the appraised value for unimproved land.

The loan-to-value ratios are determined based on the appraised value of a property which may be in excess of the ultimate purchase price of the underlying property.  We cannot assure you that such appraisals will reflect the actual amount buyers will pay for the property.  In the case of a loan made in connection with a pending property purchase, an appraisal may, for various reasons, reflect a higher or lower value than the purchase amount; we will nevertheless base our loan-to-value ratios on the appraised value, rather than on such purchase amount.  Further, if the value of the property declines to a value below the amount of the loan,  the loan could become under-collateralized.  This would result in a risk of loss for the partnership if the borrower defaults on the loan.

Larger Loans Result in Less Diversity and May Increase Risk
As of December 31, 2004, the partnership held 75 loans secured by deeds of trust, with an aggregate face value of $171,745,000.  The average value of those loans in 2004 was approximately $2,289,000, which is an increase of $472,000 from the average loan value of $1,817,000 in 2003.  The average loan as of December 31, 2004, represented 1.25% of partners’ capital and 1.33% of outstanding secured loans, as compared to December 31, 2003, when average loan size represented 1.31% of partners’ capital and 1.23% of outstanding secured loans.  The largest secured loan as of December 31, 2004, was for an amount of approximately $12,045,000 and represented 6.56% of partners’ capital, 7.01% of outstanding secured loans and 6.00% of the total partnership assets as compared to December 31, 2003, where the largest secured loan was for the amount of approximately $16,010,000 and represented

11.54% of partners’ capital, 10.88% of total secured loans and 9.84% of the total partnership assets.  The maximum investment by the partnership in a loan will not exceed 10% of the then total partnership assets.

The partnership can as a general rule decrease risk of loss from delinquent mortgage loans by investing in a greater total number of loans.  Investing in fewer, larger loans generally decreases diversification of the portfolio and increases risk of loss and possible reduction of yield to investors in the partnership in the case of a delinquency of such a loan.  However, since larger loans generally will carry a somewhat higher interest rate, the general partner may determine, from time to time, that a relatively larger loan is advisable for the partnership.

Use Of Borrowed Money May Reduce Our Profitability or Cause Losses Through Liquidation
We are permitted and have borrowed funds for the purpose of making loans, for increased liquidity, reducing cash reserve needs or for any other proper partnership purpose on any terms commercially available.  We may assign all or a portion of our loan portfolio as security for such loans.  The maximum amount we may borrow is fifty percent (50%) of the outstanding principal balance of our total loan portfolio.

Changes in the interest rate have a particularly adverse effect on us if we have borrowed money to fund loans.  Borrowed money will bear interest at a variable rate, whereas we are likely to be making fixed rate loans.  Thus, if prevailing interest rates rise, we may have to pay more in interest on the borrowed money than we make on loans to our borrowers. This will reduce our profitability or cause losses through liquidation of loans in order to repay the debt on the borrowed money.  It is possible that we could default on our obligation if we cannot cover the debt on the borrowed money. (See “INVESTMENT OBJECTIVES AND CRITERIA - Borrowing” at page 43).

Changes In Interest Rates May Affect Your Return On Your Investment
Our loans typically have fixed rates and the majority of our loans are for terms of one to five years.  Consequently, due to the terms of our loans, if interest rates rapidly increase, such interest rates may exceed the average interest rate earned by our loan portfolio.  If prevailing interest rates rise above the average interest rate being earned by our loan portfolio, you may be unable to quickly sell your units, as they are an illiquid investment, in order to take advantage of higher returns available from other investments.  In addition, an increase in interest rates accompanied by a tight supply of mortgage funds may make refinancing by borrowers with balloon payments difficult or impossible.  This is true regardless of the market value of the underlying property at the time such balloon payments are due.  In such event, the property may be foreclosed upon (See “CERTAIN LEGAL ASPECTS OF LOANS” at page 44).  Moreover, the majority of the partnership’s loans do not include prepayment penalties for a borrower paying off a loan prior to maturity.  The absence of a prepayment penalty in the partnership’s loans may lead borrowers to refinance higher interest rate loans in a market of falling interest rates.  This would then require the partnership to reinvest the prepayment proceeds in loans or alternative short term investments with lower interest rates and a corresponding lower yield to partners. (See “RISK FACTORS” at page 8).

Equity or Cash Flow Participation in Loans Could Result in Loss of Secured Positions in Loans
The partnership may sometimes participate in the appreciation in value or in the cash flow from a secured property.  If a borrower defaults and claims that this participation makes the loan comparable to equity (like stock) in a joint venture, the partnership might lose its secured position as lender in the property.  Other creditors of the borrower might then wipe out or substantially reduce the partnership’s investment.  The partnership could also be exposed to the risks associated with being an owner of real property.  If a third party were to assert successfully that a partnership loan was actually a joint venture with the borrower, there might be a risk that the partnership could be liable as joint venturer for the wrongful acts of the borrower toward the third party.

Marshaling of Assets Could Delay Or Reduce Recovery of Loans
As security for a single loan, we may require a borrower to execute deeds of trust on other properties owned by the borrower in addition to the property the borrower is purchasing or refinancing.  In the event of a default by the borrower, we may be required to “marshal” the assets of the borrower.  Marshaling is an equitable doctrine used to protect a junior lienholder with a security interest in a single property from being “squeezed out” by a senior lienholder, such as us, with security interest not only in the property, but in one or more additional properties.  Accordingly, if another creditor of the borrower forced us to marshal the borrower’s assets, foreclosure and eventual recovery of the loan could be delayed or reduced, and our costs associated therewith could be increased.

Potential Liability For Toxic Or Hazardous Substances If We Are Considered Owner of Real Property
If we take an equity interest in, management control of, or foreclose on any of the loans, we may be considered the owner of the real property securing such loans.  In the event of any environmental contamination, there can be no assurance that we would not incur full recourse liability for the entire cost of any such removal and cleanup, even if we did not know about or participate in the contamination. Full recourse liability means that any of our property, including the contaminated property, could be sold in order to pay the costs of cleanup in excess of the value of the property at which such contamination occurred.  In addition, we could incur liability to tenants and other users of the affected property, or users of neighboring property, including liability for consequential damages.  Consequential damages are damages which are a consequence of the contamination but are not costs required to clean up the contamination, such as lost profits of a business.

Potential Loss Of Revenue In The Event Of The Presence of Hazardous Substances
If we became the “owner” of any real property containing hazardous substances, we would also be exposed to risk of lost revenues during any cleanup, the risk of lower lease rates or decreased occupancy if the existence of such substances or sources on the property were a health risk.  If we fail to remove the substances or sources and clean up the property, federal, state, or local environmental agencies could perform such removal and cleanup.  Such agencies would impose and subsequently foreclose liens on the property for the cost thereof.  A “lien” is a charge against the property of which the holder may cause the property to be sold and use the proceeds in satisfaction of the lien.  We may find it difficult or impossible to sell the property prior to or following any such cleanup.  If such substances are discovered after we sell the property, we could be liable to the purchaser thereof if the general partners knew or had reason to know that such substances or sources existed.  In such case, we could also be subject to the costs described above.

If we are required to incur such costs or satisfy such liabilities, this could have a material adverse effect on our profitability.  Additionally, if a borrower is required to incur such costs or satisfy such liabilities, this could result in the borrower’s inability to repay its loan from us.

Potential Conflicts and Risks If We Invest In Loans With General Partners or Affiliates
We may invest in loans acquired by the general partners or affiliates.  Our portion of the total loan may be smaller or greater than the portion of the loan made by the general partners or affiliates, but will generally be on terms substantially similar to the terms of our investment.  You should be aware that investing with the general partners or affiliates could result in a conflict of interest between the partnership and the general partners or affiliates in the event that the borrower defaults on the loan and both the partnership and the general partners or affiliates protect their own interest in the loan and in the underlying security.

Investment Risks
Lack of Liquidity of Units Increases Their Risks
No public trading market for the units exists.  It is highly unlikely that a public trading market will ever develop.  Article 7 of the partnership agreement imposes substantial restrictions upon your ability to transfer units (See “SUMMARY OF LIMITED PARTNERSHIP AGREEMENT” at page 81 and “TRANSFER OF UNITS” at page 84).  In addition, the partnership agreement does not provide for the buy-back or repurchase of units by the partnership or the general partners.  It does however, provide you with a limited right to withdraw capital from the partnership after one year, with penalty, and after 5 years without penalty subject to certain requirements.  (See “TRANSFER OF UNITS - Withdrawal from Partnership” at page 84).  There is no assurance that the value of units for purposes of this withdrawal in any way reflects the fair market value of the units.  In addition, your units may not be readily accepted as collateral for a loan.  Consequently, you should consider the purchase of units only as a long-term investment.

There Is No Assurance You Will Receive Cash Distributions
The general partners and their affiliates are paid and reimbursed by the partnership for certain services performed for the partnership and expenses paid on behalf of the partnership (See “COMPENSATION OF THE GENERAL PARTNERS AND AFFILIATES” at page 23).  The partnership bears all other expenses incurred in its operations.  All of these fees and expenses are deducted from cash funds generated by the operations of the partnership prior to computing the amount that is available for distribution to you.  The general partners, in their discretion, may also retain any portion of cash funds generated from operations for working capital purposes of the partnership.  Accordingly, there is no assurance as to when or whether cash will be available for distributions to you.

Your Ability To Recover Your Investment On Dissolution and Termination Will Be Limited
In the event of dissolution or termination of the partnership, the proceeds realized from the liquidation of assets, if any, will be distributed to the partners only after the satisfaction of claims of creditors.  Accordingly, your ability to recover all or any portion of your investment under such circumstances will depend on the amount of funds so realized and claims to be satisfied therefrom.  Additionally, if you have elected to retain your earnings in the partnership, you could lose such earnings in addition to the amount of your initial investment.

Certain Kinds of Losses Cannot Be Insured Against
We will require comprehensive insurance, including fire and extended coverage, which is customarily obtained for or by a lender, on properties in which we acquire a security interest.   Generally, such insurance will be obtained by and at the cost of the borrower.  However, there are certain types of losses (generally of a catastrophic nature, such as civil disturbances and acts of God such as earthquakes, floods and slides) which are either uninsurable or not economically insurable.  Should such a disaster occur to, or cause the destruction of, any property serving as collateral for a loan, we could lose both our invested capital and anticipated profits from such investment.  In addition, on certain real estate owned by us as a result of foreclosure, we may require homeowner’s liability insurance.  However, insurance may not be available for theft, vandalism, land or mud slides, hazardous substances or earthquakes on all real estate owned and losses may result from destruction or vandalism of the property thereby adversely affecting our profitability.

Risks Related To Concentration of Mortgages in the San Francisco Bay Area
As of December 31, 2004, 76.36% ($131,143,000) of our loans are secured by properties located in 6 counties that comprise the San Francisco Bay Area.  The San Francisco Bay Area economy is improving from the economic downturn from 2000 to 2003.  Employment and job creation has improved but is still lower than desirable.  During 2004 and continuing in 2005, the residential and commercial real estate market, in Northern California generally experienced solid price appreciation.  Our concentration of loans in the San Francisco Bay Area, however, exposes us to greater risk of loss if the economy in the San Francisco Bay Area weakens than would be the case if our loans were spread throughout California or the nation.  The San Francisco Bay Area economy and/or real estate market conditions could be weakened by:

A continued economic recession in or slowdown in the area

Overbuilding of commercial and residential properties

Relocation of businesses outside of the area due to economic factors such as high cost of living and of doing business within the region

Increased interest rates thereby weakening the general real estate market

If the economy were to weaken, it is likely that there would be more property available for sale, values would fall, and lending opportunities would decrease.  In addition, a weak economy and increased unemployment could adversely affect borrowers resulting in an increase in the number of loans in default.

You Must Rely on the General Partners For Management Decisions; Limited Partners Have No Control Over Operation of the Partnership
All decisions with respect to the management of the partnership will be made exclusively by the general partners.  Our success will, to a large extent, depend on the quality of the management of the partnership, particularly as it relates to lending decisions.  You have no right or power to take part in the management of the partnership.  Accordingly, you should not purchase any of the units offered hereby unless you are willing to entrust all aspects of the management of the partnership to the general partners.  You should carefully evaluate the general partners’ capabilities to perform such functions (See “MANAGEMENT” at page 35).

You Will Be Bound By Decision of Majority Vote
Subject to certain limitations, limited partners holding a majority of units may vote to, among other things:
•  remove the general partners,
•  dissolve the partnership,
•  approve or disapprove the sale of all or substantially all of the partnership’s assets and
•  amend the partnership agreement, subject to certain limitations.

If you do not vote with the majority in interest of the other limited partners, you nonetheless will be bound by the majority vote.  The general partners shall have the right to increase this offering or conduct an additional offering of securities without obtaining your consent or the consent of any other limited partner.  (See “SUMMARY OF THE LIMITED PARTNERSHIP AGREEMENT” at page 81” and “TRANSFER OF UNITS” at page 84).

Net Worth of the General Partners May Affect Ability of the General Partners To Fulfill Their Obligations To The Partnership
The general partners have represented that they have an aggregate net worth in excess of $1,000,000, a significant portion of which consists of assets which are illiquid.  This may be relevant in evaluating the ability of the general partners to fulfill their obligations and responsibilities to the partnership (See “MANAGEMENT” at page 35).

Risks Regarding Formation Loan and Repayment Thereof
The partnership will loan to Redwood Mortgage Corp., a general partner, funds in an amount equal to the sales commissions (See “PLAN OF DISTRIBUTION - Formation Loan” at page 88).  The formation loan will be an unsecured loan that will not bear interest and will be repaid in annual installments. Redwood Mortgage Corp. shall make annual installments of one-tenth of the principal balance of the formation loan as of December 31 of each year.  Such payment shall be due and payable by December 31 of the following year.  Prior to the termination of this offering, the principal balance of the formation loan will increase as additional sales of units are made each year.  Upon completion of this offering, the balance of the formation loan will be repaid in ten (10) equal annual installments of principal, without interest, commencing on December 31 of the year following the year this offering terminates.  With respect to this offering, the formation loan could range from a minimum of $5,000,000 assuming all investors elected to receive current cash distributions to a maximum of $9,000,000 assuming all investors elected to compound their earnings.

A portion of the amount we receive from withdrawing limited partners as early withdrawal penalties may first be applied to reduce the principal balance of the formation loan.  This will have the effect of reducing the amount owed by Redwood Mortgage Corp. to the partnership.  If all or any one of the initial general partners are removed as a general partner by the vote of a majority of limited partners and a successor or additional general partner(s) begins using any other loan brokerage firm for the placement of loans or loan servicing, Redwood Mortgage Corp. will be immediately released from any further payment obligation under the formation loan.  If all of the general partners are removed, no other general partners are elected, the partnership is liquidated and Redwood Mortgage Corp. is no longer receiving payments for services rendered, the debt on the formation loan shall be forgiven by the partnership and Redwood Mortgage Corp. will be immediately released from any further obligations under the formation loan.  The non-interest bearing feature of the formation loan will have the effect of slightly diluting your rate of return, but to a much lesser extent than if the partnership were required to bear all of its own syndication expenses out of the offering proceeds.

Delays In Investment Could Adversely Affect Your Return
A delay will occur between the time you purchase your units and the time the net proceeds of the offering are invested.  This delay could adversely affect the return paid to you.  In order to mitigate this risk, pending the investment of the proceeds of this offering, funds will be placed in such highly liquid, short-term investments as the general partners shall designate.  The interest earned on such interim investments is expected to be less than the interest earned by the partnership on loans.  The general partners estimate, based upon their historical experience, that it will be no longer than ninety (90) days from the time your funds are received by us until they are invested in loans.

No Assurance of Limitation of Liability of Limited Partners
As a limited partner, you have no right to, and you take no part in, control and management of the partnership’s business.  However, the partnership agreement authorizes all limited partners to exercise the right to vote on certain matters, including the right to remove the general partners and elect a successor general partner(s) (See “SUMMARY OF LIMITED PARTNERSHIP AGREEMENT - Rights and Liabilities of Limited Partners” at page 81).  The California Revised Limited Partnership Act expressly provides that the right to vote on those matters will not cause you or any other limited partner to have personal liability for partnership obligations in excess of the amount of your capital contributions which have not been previously returned to you.  However, you may be required to return amounts distributed to you as a return of your capital contribution if we are unable to pay creditors who extended credit to us prior to the date of such return of capital.

No Assurance That California Law Will Apply With Respect To Limitation Of Liability Of Limited Partners
Morrison & Foerster LLP, counsel for the partnership, has advised that strong arguments may be made in support of the conclusion that California law governs in all states as to the liability of the limited partners and that neither the possession nor the exercise of such rights should affect the liability of the limited partners.  However, Morrison & Foerster LLP, counsel for the partnership, has also advised that since there is no authoritative precedent on this issue, a question exists as to whether the exercise, or perhaps even the existence, of such voting rights might provide a basis on which a court in a state other than California could hold that you are not entitled to the limitation on liability for which the partnership agreement provides.  This is only a concern if you are not a California resident.

We Cannot Precisely Determine Compensation To Be Paid General Partners and Affiliates
The general partners and their affiliates are unable to predict the amounts of compensation to be paid to them as set forth under “COMPENSATION OF THE GENERAL PARTNERS AND AFFILIATES” at page 23.  Any such prediction would necessarily involve assumptions of future events and operating results which cannot be made at this time.  As a result, there is a risk that investors will not have the opportunity to judge ahead of time whether the compensation realized by the general partners is commensurate with the return generated by the loans.

Working Capital Reserves May Not Be Adequate
We intend to maintain working capital reserves to meet our obligations, including carrying costs and operating expenses of the partnership (See “ESTIMATED USE OF PROCEEDS” at page 21).  The general partners believe such reserves are reasonably sufficient for our contingencies.  If for any reason those reserves are insufficient, the general partners will have to borrow the required funds or require the partnership to liquidate some or all of our loans.  In the event the general partners deem it necessary to borrow funds, there can be no assurance that such borrowing will be on acceptable terms or even available to us.  Such a result might require us to liquidate our investments and abandon our activities.

We May Be Required to Forego More Favorable Investments to Avoid Regulation Under Investment Company Act of 1940
The general partners intend to conduct the operations of the partnership so that we will not be subject to regulation under the Investment Company Act of 1940.  Among other things, they will monitor the proportions of our funds which are placed in various investments and the form of such investments so that we do not come within the definition of an investment company under such Act.  As a result, we may have to forego certain investments which would produce a more favorable return.

Conflicts of Interest Risks
•  The risk factors below describe certain material conflicts of interest that may arise in the course of the general partners’ management and operation of our business.  The disclosure in the prospectus under the caption “CONFLICTS OF INTEREST,” beginning on page.28, sets forth a more complete discussion of these conflicts of interest.  Our discussion of potential conflicts of interest reflects our knowledge of the existing or potential conflicts of interest as of the date of this prospectus.  We cannot assure you that no other conflicts of interest will arise in the future.   Conflicts arise as a result of the general partners’ legal and financial obligation to other partners.  The general partners and their affiliates will experience conflicts of interest in connection with the management of the partnership, including the following:

•  The general partners and their affiliates have legal and financial obligations with respect to other partnerships which are similar to their obligations with respect to the partnership.

•  The general partners and their affiliates have to allocate their time between the partnership and other activities, including other real estate partnerships in which they are involved.

•  The amount of the loan brokerage commission payable to affiliates of the general partners will affect the overall rate of return to the limited partners.

•  In the event of default of the formation loan, a conflict of interest would arise on the general partners’ part in connection with the enforcement of the formation loan and continued payment of other fees and compensation to Redwood Mortgage Corp., including, but not limited to, the loan servicing fees and the asset management fees.

Use of Forward Looking Statements
Certain statements in this prospectus which are not historical facts may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, including statements regarding our expectations, hopes, intentions, beliefs and strategies regarding the future.  Forward-looking statements include statements regarding future interest rates and economic conditions and their effect on the partnership and its assets, trends in the California real estate market, estimates as to the allowance for loan losses and the valuation of real estate held for sale, estimates of future annualized yield, estimates of future limited partner withdrawals, estimates of the compensation to the general partners and estimates of the formation loan.  Actual results may be materially different from what is projected by such forward-looking statements.  Factors that might cause such a difference include unexpected changes in economic conditions and interest rates, the impact of competition and competitive pricing and downturns in the real estate markets in which we have made loans.  All forward-looking statements and reasons why results may differ included in the prospectus are made as of the date hereof, and we assume no obligation to update any such forward-looking statement or reason why actual results may differ.

Tax Risks
Risks Associated With Partnership Status For Federal Income Tax Purposes
The partnership is intended to be treated as a partnership (other than a publicly traded partnership) for federal income tax purposes.  Although we have received an opinion from Morrison & Foerster LLP to the effect that the partnership will be treated as a partnership (other than a publicly traded partnership) for federal income tax purposes, we will not seek a ruling from the Internal Revenue Service (“IRS”) on the tax treatment of the partnership or its partners.  Counsel’s opinion represents only its best legal judgment based upon existing law and, among other things, factual representations provided by the general partners.  The opinion of counsel has no binding effect on the IRS or any court, and no assurance can be given that the conclusions reached in said opinion would be sustained by a court if challenged by the IRS.

If we were taxable as a corporation, the “pass through” treatment of our income and losses would be lost.  Instead, we would, among other things, pay income tax on our earnings in the same manner and at the same rate as a corporation, and our losses, if any, would not be deductible by the limited partners.  Limited partners would be taxed upon distributions substantially in the manner that corporate shareholders are taxed on dividends.  In addition, if we were classified as a publicly traded partnership but nonetheless remained taxable as a partnership, the passive activity loss rules would apply in a manner that could adversely affect limited partners. See “MATERIAL FEDERAL INCOME TAX CONSEQUENCES – Tax Classification of the Partnership” at page 70.

Your Ability to Offset Income with Our Losses May Be Limited
We are engaged in mortgage lending.  We take the position that most of our income is nonpassive income for purposes of certain limitations on the use of losses from passive activities.  It is possible, however, that the IRS could assert that our income is properly treated as portfolio income for purposes of those limitations.  Such treatment is subject to the interpretation of complex Treasury regulations, and is dependent upon a number of factors, such as whether we are engaged in a trade or business, the extent to which we incur liabilities in connection with our activities, and the proper matching of the allocable expenses incurred in the production of partnership income.  There can be no assurance that an IRS challenge to our characterization of our income will not succeed.  It also is possible that we might be unable to allocate expenses to the income produced, in which case investors might find their ability to offset income with allocable expenses limited by the two percent (2%) floor on miscellaneous investment expenses.

Your Tax Liability May Exceed the Cash You Receive
Your tax liabilities associated with an investment in the partnership for a given year may exceed the amount of cash we distribute to you during such year.  As a limited partner, you will be taxed on your allocable share of our taxable income whether or not you actually receive cash distributions from us.  Your taxable income could exceed cash distributions you receive, for example, if you elect to reinvest in the partnership the cash distributions you would otherwise have received.  Taxable income in excess of cash distributions also could result if we were to generate so-called “phantom income” (taxable income without an associated receipt of cash).  Based upon historical experience, the general partners anticipate that the partnership’s taxable income will not differ substantially from the cash flow generated by our lending activities.

We Expect to Generate Unrelated Business Taxable Income
Tax-exempt investors (such as an employee pension benefit plan or an IRA) may be subject to tax to the extent that income from the partnership is treated as unrelated business taxable income, or UBTI.  We borrow funds on a limited basis, which can cause a portion of our income to be treated as UBTI.  We may also receive income from services rendered in connection with making or securing loans, which is likely to constitute UBTI.  In addition, although we do not currently intend to own and lease personal property, it is possible we may do so as a result of a foreclosure upon a default.  Although we use reasonable efforts to prevent any borrowings and leases of personal property from causing any significant amount of partnership income to be treated as UBTI, we expect that some portion of our income will be UBTI.  Prospective investors that are tax-exempt entities are urged to consult their own tax advisors regarding the suitability of an investment in units.  In particular, an investment in units may not be suitable for charitable remainder trusts.

Risks of Audit and Adjustment
The IRS could challenge certain federal income tax positions taken by the partnership if we are audited.  Any adjustment to the partnership’s return resulting from an audit by the IRS would result in adjustments to your tax returns and might result in an examination of items in such returns unrelated to the partnership or an examination of tax returns for prior or later years.  Moreover, the partnership and investors could incur substantial legal and accounting costs in contesting any IRS challenge, regardless of the outcome.  The general partners generally will have the authority and power to act for, and bind the partnership in connection with, any such audit or adjustment for administrative or judicial proceedings in connection therewith.

Risks of Effects of State and Local Taxation
The state in which you reside may impose an income tax upon your share of the taxable income of the partnership.  Furthermore, states, such as California in which the partnership will own property generally impose income tax upon each partner’s share of a partnership’s taxable income considered allocable to such states, whether or not each partner resides in that state.  As a result, a nonresident partner may be required to file a tax return in California and any other such state.  Differences may exist between federal income tax laws and state and local income tax laws.  The partnership may be required to withhold state taxes from distributions to investors in certain instances.  You are urged to consult with your own tax advisers with respect to state and local taxation.

ERISA RISKS

Risks of Investment By Benefit Plan Investors and other Tax-Exempt Investors
In considering an investment in the partnership, if you are a pension or profit-sharing plan qualified under Section 401(a) of the Code and exempt from tax under Section 501(a) (a tax-qualified plan), you should consider (i) whether the investment satisfies the diversification requirements of Section 404(a)(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); or (ii) whether the investment is prudent, since there may not be a market created in which you can sell or otherwise dispose of the units.  In addition if you are a Benefit Plan Investor, including a tax-qualified pension or 401(k) plan or an IRA, you should consider (i) whether a distribution of units from a tax-qualified plan or IRA would be accepted by an IRA custodian as a rollover, and if not, the automatic 20% income tax withholding which you may need to satisfy out of other assets that you own; (ii) whether a required distribution from a tax-qualified plan or IRA commencing on the April 1 following the calendar year in which you attain age 70 ½ could cause you to become subject to income tax that you would need to satisfy out of other assets if you were not able to transfer the unit for cash; and (iii) whether interests in the partnership or the underlying assets owned by the partnership constitute “Plan Assets” for purposes of Section 4975 of the Code which would could cause certain transactions with the partnership to constitute prohibited transactions.  Finally, all tax-exempt investors, including tax-qualified pension and 401(k) plans and IRAs should consider (i) whether the investment will impair the liquidity of your plan or other entity; and (ii) whether the investment will create unrelated business taxable income for the plan or other entity.  ERISA requires that the assets of a plan be valued at their fair market value as of the close of the plan year, and it may not be possible to adequately value the units from year to year, since there will not be a market for those units and the appreciation of any property may not be shown in the value of the units until the partnership sells or otherwise disposes of its investments (See “ERISA CONSIDERATIONS” at page 78).

NOTICE TO CALIFORNIA RESIDENTS

All certificates of limited partnership interests resulting from any offer and/or sale in California will bear the following legend restricting transfer:

“IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFORE, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.”

TERMS OF THE OFFERING

We are offering a maximum of 100,000,000 units ($100,000,000) on a “best efforts” basis.  A best efforts basis means no one is guaranteeing that any minimum number of units will be sold.  The units are being sold through selected broker dealers (the “Participating Broker Dealers”) who are members of the National Association of Securities Dealers, Inc. (“NASD”), at a price of $1 per unit.  The minimum subscription is 2,000 units ($2,000) for initial investments and 1,000 units ($1,000) for additional investments by existing limited partners.  We may also accept orders directly from you if you utilize the services of a registered investment advisor.  The general partners have the option to accept subscriptions for fractional units in excess of the minimum subscription.  For purposes of meeting this minimum investment requirement, you may cumulate units you purchased individually with those units purchased by your spouse or units purchased by your pension or profit sharing plan, IRA or Keogh plan.  You must pay $1 cash for each unit upon subscription.  The offering will terminate one year from the effective date of this prospectus, unless the general partners, in their discretion, terminate the offering earlier, or extend the offering for additional one-year periods.

No Escrow Established.  There is no escrow.  All proceeds from the sale of units will be immediately available to us for investment and will not be held in an escrow account.

Investment of Subscriptions.  Your subscription proceeds will be deposited into a subscription account at a federally insured commercial bank or other depository selected by the general partners.  They will be invested in short-term certificates of deposit, money market or other liquid asset accounts.  You will be admitted into the partnership only when your subscription funds are required by us to fund a loan, or the formation loan, to create appropriate reserves or to pay offering expenses or other proper partnership purposes.  During the period prior to your admittance as a limited partner, proceeds of the sale are irrevocable and will be held by the general partners for your account in the subscription account.  Your funds will be transferred from the subscription account into the partnership’s operating account on a first-in, first-out basis.  Upon your admission as a limited partner to the partnership, your subscription funds will be released to the partnership and units will be issued to you at the rate of $1 per unit or fraction thereof.  Interest earned on subscription funds while in the subscription account will be returned to you, or if you elect to compound earnings, the amount equal to such interest will be added to your investment in the partnership.  If you elect to have such amount added to your investment, the number of units actually issued shall be increased accordingly.

Purchase by General Partners and Affiliates.  The general partners and their affiliates may, in their discretion, purchase units for their own account.  Any units so purchased will be counted for the purpose of obtaining the required maximum subscriptions.  The maximum amount of units that may be purchased by the general partners or their affiliates is 1,000,000 units ($1,000,000). However, it is not anticipated that such purchases will be regularly made by the general partners and their affiliates.  Purchases of units by the general partners or their affiliates will be made for investment purposes only on the same terms, conditions and prices as to unaffiliated parties.

Election to Receive Periodic Cash Distributions.   To date, we have provided you with an election to receive periodic cash distributions from the partnership or to have earnings retained in your capital account that will increase it in lieu of receiving periodic cash distributions.  This election, once made, is irrevocable for investors who choose to receive periodic cash distributions from the partnership.  However, you may change whether such distributions are received on a monthly, quarterly or annual basis.  If you initially elect to retain earnings to increase your capital account in lieu of periodic cash distributions you may, after three (3) years, elect to receive periodic cash distributions.  Once you have made the election to receive cash distributions, you may not revoke or change your election.  If you elect to retain your earnings in your capital account, we will use those earnings for making further loans or other proper partnership purposes.  The earnings from these further loans will be allocated among all investors; however; if you elected to retain your earnings, you will be credited with an increasingly larger proportionate share of such earnings than investors who receive periodic cash distributions, since your capital account will be increasing over time.  Annual cash distributions will be made at the end of the calendar year.

ESTIMATED USE OF PROCEEDS

The following table sets forth an estimated application of the gross proceeds of the sale of 50% of the units and 100% of the number of units being offered hereby. The following table also sets forth an estimated application of the gross proceeds of the offering assuming 50% of the total gross offering proceeds received are leveraged.  Upon the repayment of the formation loan, we estimate that approximately 96% of the proceeds of this offering will be used to make loans or held as cash reserves.  Until the formation loan is repaid and assuming that all units offered hereby are sold, we estimate that after deduction of the public offering expenses, approximately eighty-seven percent (87%) of the proceeds of this offering will be used for making loans or be held in the cash reserve liquidity fund.  Many of the figures set forth are estimated, cannot be precisely calculated at this time and consequently should not be relied upon as being definitive.

					Estimated		50%
	Estimated		50%	Maximum Offering (1)(2)		Offering Sold (1)(2)
	Maximum Offering (1)		Offering Sold (1)		100,000,000 Units		50,000,000 Units
	100,000,000 Units		50,000,000 Units		($100,000,000) sold with		($50,000,000) sold with
	($100,000,000) sold		($50,000,000) sold		leveraged funds		leveraged funds
	Dollar Amount	%	Dollar Amount	%	Dollar Amount	%	Dollar Amount	%
Gross Proceeds	$100,000,000	100%	$50,000,000	100%	$100,000,000	66.67%	$50,000,000	66.67%

Leveraged Funds	0	0	0	0	$50,000,000	33.33%	$25,000,000	33.33%

Total Partnership Funds	$100,000,000	100%	$50,000,000	100%	$150,000,000	100%	$75,000,000	100%

Less Public Offering
Expenses (3)	$4,000,000	4%	$4,000,000	8%	$4,000,000	2.67%	$4,000,000	5.33%

Amount Available for
Investment	$96,000,000	96%	$46,000,000	92%	$146,000,000	97.33%	$71,000,000	94.67%

Less:

Formation Loan to pay
sales commissions (4)	$9,000,000	9%	$4,500,000	9%	$9,000,000	6%	$4,500,000	6%

Reserve Liquidity Fund (5)	$2,000,000	2%	$1,000,000	2%	$2,000,000	1.33%	$1,000,000	1.33%

Cash Available for
Extension of Loans (6)	$85,000,000	85%	$40,500,000	81%	$135,000,000	90%	$65,500,000	87.34%

(1)
Does not include a capital contribution of the general partners in the amount of 1/10th of 1% of the gross proceeds (See “SUMMARY OF THE LIMITED PARTNERSHIP AGREEMENT - Capital Contributions” at page 82).

(2)
This assumes that the general partners can leverage approximately fifty percent (50%) of the gross offering proceeds thereby increasing the funds available to make loans.  The partnership may borrow funds for the purpose of making loans, for increased liquidity, reducing cash reserve needs or for any other partnership purposes.  The maximum amount the partnership may borrow is 50% of the outstanding principal balance of the partnership’s total loan portfolio.

(3)
Consists of expenses incurred in connection with offering of the units.  These expenses include legal and accounting fees and expenses, printing costs, filing fees and other disbursements in connection with the sale and distribution of units.  These expenses also include reimbursements to participating broker dealers for bona fide expenses incurred for due diligence purposes in a maximum amount of one-half of one percent (.5%) of gross proceeds and up to an additional five percent (5%) of gross proceeds if investors elect to receive cash distributions or up to one percent (1%) of gross proceeds if investors elect to reinvest their earnings for certain other expense reimbursements, including reimbursements for education meetings for associated persons of an NASD member, payable by the partnership.  In no event will all compensation payable to participating broker dealers, including sales commissions, (see footnote 4 below), expense reimbursements, including reimbursements for training and education meetings for associated persons of an NASD member (estimated to be $700,000) and or due diligence expenses exceed the ten and one-half percent (10.5%) compensation limitation set forth in Rule 2810 of the NASD conduct rules (See “COMPENSATION OF THE GENERAL PARTNERS AND AFFILIATES” at page 23).

(4)
The amount of the formation loan payable to Redwood Mortgage Corp. set forth in this table is based upon the maximum sales commissions allowable of 9%.  Consequently, as the maximum sales commission is 9%, the formation loan will not exceed nine percent (9%) of the total gross proceeds of the offering, (See “PLAN OF DISTRIBUTION - Formation Loan” at page 88).  However, the general partners anticipate, based upon historical experience and knowledge of professionals in the industry, that the formation loan will be in the amount of (7.6%) of gross proceeds if the maximum of $100,000,000 of gross proceeds is raised and assuming that sixty-five percent (65%) of the investors elect to retain their earnings in their capital accounts and thirty-five percent (35%) elect to receive distributions.  To the extent the actual amount of the formation loan is less than the amount stated in the table, the cash available for extension of loans will be increased proportionately.  As of December 31, 2004, the formation loans for the five prior offerings totaled 7.49% of the total gross proceeds of the offerings.  The formation loan is a loan made to Redwood Mortgage Corp. in an amount equal to the amount of the sales commission payable to the participating broker dealers in connection with the offering.  From the proceeds of the formation loan, Redwood Mortgage Corp. pays the participating broker dealers all sales commissions owed.  The partnership does not pay any sales commissions directly.  Redwood Mortgage Corp. is required to repay the formation loan to the partnership.  The terms of payment are as follows.  During the offering period, Redwood Mortgage Corp. will repay annually, one-tenth of the principal balance of the formation loan as of December 31 of each year.  Upon completion of the offering, the formation loan will be amortized over 10 years and repaid in 10 equal annual installments.  The formation loan is unsecured, non-interest bearing and is not guaranteed.  The amount of the formation loan and thus the amount repaid to the partnership is reduced partially by a portion of the early withdrawal penalties paid to the partnership.  With respect to this offering, the formation loan could range from a minimum of $5,000,000 assuming all investors elected to receive current cash distributions to a maximum of $9,000,000 assuming all investors elected to retain their earnings in their capital accounts.  Except for the formation loan made to Redwood Mortgage Corp., no other offering proceeds will be paid to the general partners or their affiliates.
(5)
The partnership anticipates maintaining an average balance of a reserve liquidity fund equal to the lesser of two percent (2%) of the gross proceeds of the offering or two percent (2%) of the net capital of the partnership.

(6)
These proceeds will be used to make loans (See “INVESTMENT OBJECTIVES AND CRITERIA” at page 40). The exact amount of the cash available for extension of loans will depend upon the amount of the formation loan, the amount of offering expenses, use of leveraged funds and cash reserves.  (See Footnote (1) above.)

CAPITALIZATION OF THE PARTNERSHIP

The capitalization of the partnership as of December 31, 2004, and as adjusted to give effect to the sale of the maximum number of units offered hereby, excluding any contributions of the general partners is as follows:

	Actual	As Adjusted (1)
Units ($1.00 per unit)	$183,368,000	$270,368,000
_______________________

(1)
Adjusted to reflect sales of all $100,000,000 of partnership units offered hereby, determined after deduction of certain offering expenses aggregating $4,000,000 and maximum formation loan of $9,000,000.  (See “ESTIMATED USE OF PROCEEDS” at page 21)

COMPENSATION OF THE GENERAL PARTNERS AND AFFILIATES

Set forth below in tabular form is a description of compensation that we may pay the general partners and their affiliates in connection with the offering to which this prospectus pertains and the use of proceeds from that offering.  With respect to such offering and such use of proceeds, no other compensation will be paid to the general partners or any affiliates from the partnership.  These compensation arrangements have been established by the general partners and are set forth in the partnership agreement and are not the result of arms-length negotiations.  The general partners have compared their compensation arrangements to those of unrelated parties providing the same services.  The general partners have set, in some instances, maximum levels of compensation to be received by them; however, they have the discretion to set the actual fee received by them at an amount lower than the maximum amount allowable.  The ability to set a fee at below the maximum amount permitted to be received under the partnership agreement is solely within the discretion of the general partners and does not require approval of the limited partners.  In order for the general partners to receive any fees in excess of the maximum amounts allowable, the general partners, under the terms of the partnership agreement, would be required to obtain a vote of at least the limited partners holding 51% or more of the partnership’s net assets.  The general partners have determined the following compensation levels are fair and reasonable.  In their review, the general partners have:

•	analyzed the compensation arrangements in other offerings,

•	spoken to other professionals in the industry including issuers, promoters and broker dealers,

•	examined “rate sheets” from banks and savings & loans which set forth the rates being charged by those institutions for the same or similar services

•
collected data regarding compensation from trade association meetings and/or other relevant periodicals.  Thus, we believe the amounts are approximately equivalent to those which would customarily be paid to unrelated parties for the same services.

The exact amount of future compensation payable to the general partners cannot be precisely determined.  The compensation to be received by the general partners is based primarily upon the length of time the partnership continues to operate, the net asset value of the partnership and the loan balances.  The net asset value of the partnership is the partnership’s total assets less its total liabilities.  The net asset value will fluctuate due to the reinvestment of income, earnings distributions, the level of liquidations and sales of partnership units.  Loan balances outstanding will fluctuate during the term of the partnership because loans will be continually maturing and “turning over”.  Accordingly, the exact amount of fees to be paid to the general partners and their affiliates cannot be determined.  However, based upon the general partners’ prior experience with this partnership and in similar programs and upon certain assumptions made as a result of that experience as set forth below, the general partners can estimate on an annual average basis, assuming a partnership life of twelve (12) years, the amount of fees they and their affiliates will receive.  Except as noted below, there is no limit on the dollar amount of compensation and fees paid to the general partners and their affiliates.

The amount of fees to be paid will vary from those estimated below due to varying economic factors, over which the general partners have no control, including, but not limited to, the state of the economy, lending competition in the area where partnership loans are made, interest rates and partnership earnings.  We are subject to public reporting requirements and the partnership will file quarterly and annual reports with the Securities and Exchange Commission.  These reports will be available to you and will set forth, among other things, the exact amount of compensation and/or fees being paid to the general partners and their affiliates.

The general partners’ or their affiliates’ ability to affect the nature of the compensation by undertaking different actions is limited.  Because we are only one of many lenders in the industry, the general partners’ ability to affect fees charged is virtually non-existent.  Additionally, to a large extent, the amount of fees paid to the general partners and their affiliates is based upon decisions made by the borrower regarding, among other things, type and amount of loan, prepayment on the loan and possible default on the loan.  The relationships among the general partners of the various entities referred to herein are described under the caption “MANAGEMENT” at page 35.

The “Operating Stage” and “Liquidating Stage” tables below set forth the fees that the general partners might receive from the offering of $100,000,000 of partnership units to which this prospectus pertains and the use of proceeds from such offering.  These tables assume that all $100,000,000 of such partnership units are sold and that such proceeds are fully invested in mortgage loans.  There can be no assurance that all $100,000,000 of such partnership units will be sold or that all proceeds from such sales will be fully invested in mortgage loans.

OPERATING STAGE

Entity Receiving Compensation	Form and Method of Compensation	Estimated Amount Payable

Redwood Mortgage Corp.
Loan brokerage commissions range from approximately three to six percent (3-6%) of the principal amount of each loan, but may be higher or lower depending upon market conditions.  Loan brokerage commissions are limited to an amount not to exceed four percent (4%) of the total partnership assets per year. Such commissions are payable solely by the borrower and not by us. (See “TERMS OF THE OFFERING” at page 21).
$4,120,000 per year (8)

Redwood Mortgage Corp.
Processing and escrow fees for services in connection with notary, document preparation, credit investigation, and escrow fees in an amount equal to the fees customarily charged by Redwood Mortgage Corp. for comparable services in the geographical area where the property securing the loan is located, payable solely by the borrower and not by the partnership.
$44,000 per year (6)

Redwood Mortgage Corp.	Loan servicing fee payable monthly up to a maximum amount equal to 1/8 of 1% per year of the outstanding principal amount of each loan. (1)(2)	$892,000 per year (6)

Redwood Mortgage Corp. (50%) Gymno Corporation ( 25%) Michael R Burwell (25%)	Asset management fee payable monthly in an amount up to 1/32 of 1% of the “net asset value.”(3)	$388,000 per year

Redwood Mortgage Corp.	Reimbursement of expenses relating to administration of the partnership, subject to certain limitations; see Article 10 of the partnership agreement. (4)	$271,000 per year (7)

Gymno Corporation	Reconveyance fee for reconveyance of property upon full payment of loan, payable by borrower.	Approximately $45 per deed of trust or market rate.

Redwood Mortgage Corp.	Assumption fee for assumption of loans payable by borrower of between 1/2 and 1 1/2 percent of the loan.	$16,000 per year (5)(6)

Redwood Mortgage Corp.	Extension fee for extending the loan period payable by borrower as a percentage of the loan.	$8,000 per year (6)

Redwood Mortgage Corp.	Interest earned, if any, between the date of deposit of borrower’s funds into Redwood Mortgage Corp.’s trust account and date of payment of such funds by Redwood Mortgage Corp.	$0 per year

Redwood Mortgage Corp. (33.33%) Gymno Corporation (33.33%) Michael R Burwell (33.33%)	One percent (1%) interest in profits, losses and distributions of earnings and cash available for distribution.	$83,000 per year (6)

LIQUIDATING STAGE

Entity Receiving
Compensation	Form and Method of Compensation	Estimated Amount

Redwood Mortgage Corp.
Redwood Mortgage Corp.’s obligation to repay the principal amount of the formation loan owed to the partnership will be reduced by a portion of the early withdrawal penalties received by the partnership.  Initially, a portion of the early withdrawal penalties will be used to reduce the formation loan obligation and a portion will be used to pay the partnership’s offering expenses.  This portion shall be determined by the ratio between the initial amount of the formation loan and the total amount of the offering expenses incurred by the partnership.  Assuming that the maximum formation loan is $9,000,000 and the maximum organizational costs are $4,000,000, the ratio would be 69:31.  This amount could be higher or lower, depending upon total offering expenses.  That ratio will be determined by the actual formation loan and offering expenses incurred.  The ratio will change as offering expenses are amortized.  Historically, 70% of the total early withdrawal penalty payments were used to reduce Redwood Mortgage Corp.’s obligation under the formation loan (See “TRANSFER OF UNITS – Withdrawal from Partnership” at page 84).
$64,000 per year (6)(7)

(1)
Assuming that all $100,000,000 of partnership units offered hereby are sold, we estimate that the loan portfolio resulting from such sale will average $89,158,000, which amount is the basis for the above loan servicing fee calculation.  That calculation is also based on an estimated one percent (1%) annual loan servicing fee being paid by the partnership.  The general partners are entitled to receive a maximum loan servicing fee of up to one and one-half percent (1½%) per year which is paid monthly in an amount up to 1/8 of 1% of the outstanding principal amount of each loan.  The general partners, in their sole discretion, may elect to lower the loan servicing fee for any period of time and thereafter raise the fees up to the stated limits.  Historically, the general partners have charged a loan servicing fee of one percent (1%) of the outstanding principal amount of the loans per year. An increase or decrease in this fee within the limits set by the partnership agreement directly impacts the yield to the limited partners.
(2)
On any property foreclosed upon, the loan servicing fee is payable by the borrower up until the time of foreclosure.  If, at the time of foreclosure, the loan servicing fee has not been paid out of the cash proceeds from a trustee’s sale of the foreclosed property, the loan servicing fee will be payable by the partnership.

(3)
The general partners receive a monthly asset management fee in a maximum amount of 1/32 of 1% of the net asset value of the partnership for services rendered in connection with the ongoing management of the partnership’s portfolio of loans.  The general partners, in their sole discretion, may elect to lower the amount of the asset management fee they receive.  The general partners may not increase the asset management fee above the maximum amount.  Currently, the asset management fee is paid 50% to Redwood Mortgage Corp., 25% to Gymno Corporation and 25% to Michael R. Burwell.  The general partners may, in their discretion, change the relative amount received by each of them.  The estimated amount payable is based on a monthly asset management fee in the amount of 1/32 of 1% of the net asset value of the partnership which is estimated to be $103,000,000.

(4)
The general partners or their affiliates are reimbursed for the actual cost of goods and materials used for or by the partnership and obtained from unaffiliated parties.  In addition, the general partners or their affiliates are reimbursed for the cost of administrative services necessary for the prudent operation of the partnership provided that such reimbursement will be the lesser of (a) the actual cost of such services or (b) ninety percent (90%) of the amount which the partnership would be required to pay independent parties for comparable services.

(5)
Redwood Mortgage Corp. may receive an assumption fee of between .5% and 1.5% of the outstanding balance of a loan when a new borrower assumes the loan obligations of the original borrower under a loan.  The actual amount of the assumption fee is determined by the general partners at the time of the assumption based on such factors as current interest rates, the amount of the outstanding loan and the credit worthiness of the new borrower.

(6)
The amount of fees to be paid to the general partners and their affiliates related to this offering are based on certain assumptions made in light of the general partners’ past experience with similar programs.  In determining the average annual fees to be paid to the general partners and their affiliates related to this offering the general partners have assumed, based upon their historical experience the following:  (i) a partnership life of twelve (12) years assuming $50,000,000 is raised in year one (1) and $50,000,000 is raised in year two (2); (ii) sixty five percent (65%) of the investors elect to retain their earnings in their capital accounts and thirty five percent (35%) elect to receive periodic cash distributions; (iii) an eight percent (8%) yield in all twelve (12) years; (iv) withdrawal rates of 5% in year six (6) and 10% thereafter; (v) a turnover rate on loans of 5% in year two (2), of ten percent (10%) in year three (3), fifteen percent (15%) in year four (4) and twenty percent (20%) thereafter; (vi) no leveraging of the portfolio has occurred (vii) early withdrawals by limited partners over a one (1) year period of one percent (1%) per year during years three (3) through twelve (12); (viii) syndication costs of $4,000,000 incurred equally in years one (1) and two (2); (viii) cash liquidity reserves of two percent (2%) of net capital.  However, because the estimated amount of fees to be paid to the general partners and their affiliates are based on certain assumptions and conditions, including, historical experience, which may not provide an exact measurement of the fees to be paid, the general state of the economy, interest rates, the turnover rate of loans, partnership earnings, the duration and type of loans the partnership will make, and the election of investors to retain their earnings in their capital accounts or receive periodic cash distributions, the actual amount of fees paid will vary from those set forth above.

(7)
Early withdrawal penalties applied to the formation loan reduces the amount of the formation loan balance owed by Redwood Mortgage Corp. to the partnership.  Early withdrawal penalties are applied based on the original cost percentage of 70% and 30%, respectively, between the formation loan and syndication costs.  After the syndication costs are reimbursed or amortized, early withdrawal penalties are applied 70% to the formation loan and 30% to other income.  After the formation loan is repaid, all early withdrawal penalty amounts are credited to the partnership for use in making loans and for reserves.

(8)
To estimate the maximum loan brokerage commissions, we have assumed that average partnership assets resulting from the sale of all $100,000,000 of partnership units offered hereby will be $103,000,000, and brokerage loan commissions at 4% of the total partnership assets.

The following table summarizes the forms and amounts of compensation and reimbursed expenses paid to the general partners or their affiliates for the years ended December 31, 2004 and December 31, 2003 showing actual amounts and the maximum allowable.  No other compensation was paid to the general partners during such periods.  Such fees were established by the general partners and were not determined by arms-length negotiation.  Certain of these fees are based on the partnership’s then existing aggregate loan principal balance (in the case of loan servicing fees) and its then existing aggregate net asset value (in the case of asset management fees).  Consequently, with respect to such fees, the compensation payable to the general partners from this $100 million offering will depend on the extent to which this offering increases the partnership’s aggregate loan principal balances and its aggregate net asset value.

	Year Ended				Year Ended
	December 31, 2004				December 31, 2003

	Actual	Actual	Maximum	Maximum	Actual	Actual	Maximum	Maximum
	Amount	Fee	Amount	Fee	Amount	Fee	Amount	Fee
Form	Received	%	Allowable	%	Received	%	Allowable	%

	PAID BY PARTNERSHIP

Loan Servicing Fee (1)	$1,565,000	1.00%	$2,348,000	1.5%	$1,057,000	1%	$1,586,000	1.5%

Asset Management Fee (2)	$630,000	.375%	$630,000	.375%	$468,000	.375%	$468,000	.375%

Reimbursement of Operating
Expenses	$307,000	N/A	$307,000	N/A	$290,000	N/A	$290,000	N/A

1% of Profits, Losses and
Disbursements	$121,000	1%	$121,000	1%	$96,000	1%	$96,000	1%

	PAID BY BORROWERS

Loan Brokerage Fees (3)	$2,443,000	1.22%	$8,025,000	4%	$2,621,000	1.61%	$6,506,000	4%

Processing and Servicing
Fees	$35,000	N/A	$35,000	N/A	$32,000	N/A	$32,000	N/A
(ranges from approximately
$500 to $1,000 per loan based
upon loan size)

Reconveyance Fees	$24,429	N/A	$24,429	N/A	$7,033	N/A	$7,033	N/A
(maximum of $45 per deed of
trust or equal to fractionalized
interest of the partnership in
the deed of trust)

Assumption Fee	$0	N/A	$0	N/A	$0	N/A	$0	N/A

Extension Fee	$500	N/A	$500	N/A	$500	N/A	$500	N/A
(ranges from approximately
$250 to $1,000 per loan based
upon loan size)

	PAID BY OTHERS

Interest earned on deposit	$0	N/A	$0	N/A	$0	N/A	$0	N/A

Early withdrawal penalty (4)	$61,000	N/A	$61,000	N/A	$62,000	N/A	$62,000	N/A
________________________
(footnotes to table)

(1)  Servicing fees for ‘actual’ were generally 1% of the outstanding principal balances.  Maximum amount allowable assumes the same outstanding principal balances with the maximum allowable 1.5% loan servicing fee.  An increase or decrease in this fee within the limits set by the partnership agreement directly impacts the yield to the limited partners.

(2)  The actual asset management fee for the year ended 2004 was .375% of the monthly net asset value.  The maximum amount allowable for both years 2004 and 2003 were calculated based on the maximum .375% asset management fee allowable.  An increase or decrease in the asset management fee within the limits set by the partnership agreement directly impacts the yield to the limited partners.

(3)              Although Redwood Mortgage Corp. can receive loan brokerage fees of up to six percent (6%) or higher if such fees could have been negotiated with borrowers, the figures reflect actual loan brokerage fees charged on the loans.  For the years 2004 and 2003, the loan brokerage fees were 2.99% and 2.71%, respectively, of the principal amount of the loans extended and 1.22% and 1.61% of total partnership assets as of December 31, 2004 and 2003, respectively.

(4)        Amount of early withdrawal penalties collected from early withdrawing limited partners and applied against the formation loan.

CONFLICTS OF INTEREST

The partnership is subject to various conflicts of interest arising out of its relationship with the general partners and their affiliates.  These conflicts include conflicts related to the arrangements pursuant to which the general partners will be compensated by the partnership.  Because the partnership was organized and is operated by the general partners, these conflicts will not be resolved through arms length negotiations but through the exercise of the general partners’ judgment consistent with their fiduciary responsibility to you and the other limited partners and the partnership’s investment objectives and policies.

The general partners are, and will be subject to, public reporting requirements for prior public programs and for this program.  They will continue to have an obligation to keep you appraised of material developments with respect to all partnerships in which they are the general partners, including material developments or events which give rise to a conflict of interest.  (See “PRIOR PERFORMANCE SUMMARY” at page 21).

Additionally, the partnership agreement imposes upon the general partners, an obligation to disclose and keep you apprised of any developments that would otherwise be disclosed in accordance with public reporting requirements, including those developments which would give rise to a conflict of interest.  Your power as a limited partner with respect to any such developments including the power, subject to a majority vote to amend the partnership agreement, to remove the general partners and/or amend or terminate contracts for services or goods between the general partners and the partnership, act as a check to the actions of general partners.  (See “FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNERS” at page 31 and “INVESTMENT OBJECTIVES AND CRITERIA” at page 40).  These conflicts include, but are not limited to, the following:

1.                 Conflicts Arising As A Result Of The General Partners’ Legal And Financial Obligations To Other Partnerships.  The general partners and their affiliates serve as the general partners of other limited partnerships.  These partnerships include real estate mortgage limited partnerships with investment objectives similar to those of the partnership.  They may also organize other real estate mortgage limited partnerships in the future, including partnerships which may have investment objectives similar to those of the partnership.  The general partners and such affiliates have legal and financial obligations with respect to these partnerships which are similar to their obligations with respect to the partnership.  As general partners, they may have contingent liability for the obligations of such partnerships as well as those of the partnership.

The level of compensation payable to the general partners or their affiliates in connection with the organization and operation of other partnerships may exceed that payable in connection with the organization and operation of this partnership.  However, the general partners and their affiliates do not intend to offer for sale, interests in any other public programs (but not necessarily private programs) with investment objectives similar to the partnership, before substantially all initial proceeds of this offering are invested or committed.

The general partners believe that they have sufficient financial and legal resources to meet and discharge their obligations to the partnership and to the other partnerships.  In the event that a conflict were to arise, however, the general partners will undertake the following steps:  (i) they will seek the advice of counsel with respect to the conflict; (ii) in the event of a short fall of resources, they will seek to allot the partnerships’ financial and legal resources on a pro rata basis among the partnerships; (iii) in the event a pro rata allotment would materially adversely affect the operations of any partnership, the general partners will use their best efforts to apply available resources to that partnership so as to attempt to prevent a material adverse effect, and the remainder of the resources, if any, would be applied on a pro rata basis.

2.                 Conflicts Arising From The General Partners’ Allocation Of Time Between The Partnership And Other Activities.   The general partners and their affiliates have conflicts of interest in allocating their time between the partnership and other activities in which they are involved.  However, the general partners believe that they, and their affiliates, have sufficient personnel to discharge fully their responsibilities to the partnership and to other affiliated partnerships and ventures in which they are involved.  Redwood Mortgage Corp. also provides loan brokerage services to investors other than the partnership.  As a result, there will exist conflicts of interest on the part of the general partners between the partnership and the other partnerships or investors with which they are affiliated at such time.  The general partners will decide which loans are appropriate for funding by the partnership or by such other partnerships and investors after consideration of all relevant factors, including:

•	the size of the loan,
•	portfolio diversification,
•	quality and credit worthiness of borrower,
•	amount of uninvested funds,
•	the length of time that excess funds have remained uninvested.

To date, the individual general partners have each allocated approximately 20-25 hours per week, exclusively on partnership activities and estimate that they will continue to allocate approximately the same amount of time in the future.  This amount may be higher during the offering and marketing stages and may be lower thereafter.  The general partners believe that they will have sufficient time, based upon the organization and personnel that they have built and retained over the last twenty-seven (27) years, to fully discharge their obligations to the partnership.  In the event that a conflict were to arise, however, the general partners will take the following action:  (i) they will seek the advice of counsel with respect to the conflict; (ii) in the event of a short fall of resources, they would seek to allot the partnership’s financial and legal resources on a pro rata basis among the partnerships; (iii) in the event a pro rata allotment would materially adversely affect the operations of any partnership, the general partners will use their best efforts to apply resources to that partnership to attempt to prevent a material adverse effect, and the remainder of the resources, if any, would be applied on a pro rata basis.

3.                 The Amount Of Loan Brokerage Commissions, Other Compensation To The General Partners And The Quality And Types Of Loans Affects Rate Of Return To You. None of the compensation payable to the general partners was determined by arms length negotiations.  We anticipate that the loan brokerage commissions charged to borrowers by Redwood Mortgage Corp., a general partner, will average approximately three to six percent (3-6%) of the principal amount of each loan, but may be higher or lower depending upon market conditions.  The loan brokerage commission shall be capped at four percent (4%) per annum of the partnership’s assets. Any increase in the loan brokerage commission charged on loans may have a direct, adverse effect upon the interest rates charged by the partnership on loans and thus the overall rate of return to you.  Conversely, if the general partners reduced the loan brokerage commissions charged by Redwood Mortgage Corp. a higher rate of return might be obtained for the partnership and the limited partners.  This conflict of interest will exist in connection with every loan transaction, and you must rely upon the fiduciary duties of the general partners to protect their interests.  In an effort to partially resolve this conflict, Redwood Mortgage Corp. has agreed that loan brokerage commissions shall be limited to four percent (4%) per annum of the partnership’s assets.  In the event of a conflict with respect to the payment of the loan brokerage commissions or the quality or type of loan, the general partners will resolve the conflict in favor of the partnership.

The general partners have reserved the right to retain the services of other firms, in addition to or in lieu of Redwood Mortgage Corp., to perform the brokerage services, loan servicing and other activities in connection with the partnership’s loan portfolio that are described in this prospectus.  Any such other firms may also be affiliated with the general partners.

4.       Arrangement Of Loans By Redwood Mortgage Corp.  Redwood Mortgage Corp. arranges all loans made by the partnership.  Redwood Mortgage Corp. also arranges and makes mortgage loans for its own account and for other investors, including affiliates of the general partners.  There may be a conflict of interest between the partnership and Redwood Mortgage Corp. or other investors for whom it selects mortgage loans for investment.  This could arise from the fact that Redwood Mortgage Corp. may be choosing among various loans that it may have originated with different interest rates and other terms and features, for placement either in the partnership’s mortgage loan portfolio or with other investors.  You must rely on Redwood Mortgage Corp. and the other general partners to honor their fiduciary duty to protect the partnership’s interests in making and choosing mortgage loans.

5.       Terms Of Formation Loan Are Not A Result Of Arms Length Negotiations. Redwood Mortgage Corp. will borrow from the partnership an amount equal to not more than nine percent (9%) of the gross proceeds of this offering.  This loan (the “formation loan”) will not bear interest.  Accordingly, the partnership’s rate of return on the formation loan will be below the rate obtainable by the partnership on its loans.  With respect to this offering, the formation loan could range from a minimum of $5,000,000 assuming all investors elected to receive current cash distributions to a maximum of $9,000,000 assuming all investors elected to compound their earnings.  The terms of the formation loan were not the result of arms length negotiations.  This loan will be an unsecured obligation of Redwood Mortgage Corp. (See “PLAN OF DISTRIBUTION - Formation Loan” at page 88).  The amount of early withdrawal penalties received by the partnership from investors will reduce the principal balance of the formation loan, thus reducing the amount owed from Redwood Mortgage Corp. to the partnership.  In the event of default in the payment of such loan a conflict of interest would arise on our part in connection with the enforcement of the loan and the continued payment of other fees and compensation, including the loan servicing fee and asset management fee, to Redwood Mortgage Corp.  If the general partners are removed, no other general partners are elected, the partnership is liquidated and Redwood Mortgage Corp. is no longer receiving payments for services rendered, the debt on the formation loan shall be forgiven by the partnership and Redwood Mortgage Corp. shall be immediately released from any further obligation under the formation loan.  In the event of a conflict with respect to the repayment of the formation loan, or a default thereof or the continued payment of other fees and compensation to Redwood Mortgage Corp., the partnership, at the partnership’s expense, will retain independent counsel, who has not previously represented the general partners to represent the partnership in connection with such conflict.

6.           Potential Conflicts If We Invest in Loans With General Partners Or Affiliates.  We may invest in loans acquired by the general partners or affiliates.  The partnership’s portion of the total loan may be smaller or greater than the portion of the loan made by the general partners or affiliates.  Such an investment would be made after a determination by the general partners that the entire loan is in an amount greater than would be suitable for the partnership to make on its own or that the partnership will benefit through broader diversification of its loan portfolio.  However, you should be aware that investing with the general partners or affiliates could result in a conflict of interest between the partnership and the general partners or affiliates in the event that the borrower defaults on the loan.  Both the partnership and the general partners or affiliates will protect their own interest in the loan and in the underlying security.  In order to minimize the conflicts of interest which may arise if the partnership invests in loans with the general partners or affiliates, the partnership will acquire its interest in the loan on the same terms and conditions as does the general partners or affiliates and the terms of the loan will conform to the investment criteria established by the partnership for the origination of loans.  By investing in a loan on the same terms and conditions as do the general partners or an affiliate, the partnership will be entitled to enforce the same rights as the general partners or affiliate in such loan and the general partners and affiliate will not have greater rights in the loan than does the partnership.

7.       General Partners Will Represent Both Parties In Sales Of Real Estate Owned To Affiliates.  In the event the partnership becomes the owner of any real property by reason of foreclosure on a loan, the general partners’ first priority will be to arrange the sale of the property.  The general partners will attempt to obtain a price that will permit the partnership to recover the full amount of its invested capital plus accrued but unpaid interest and other charges, or so much thereof as can reasonably be obtained in light of current market conditions.  In order to facilitate such a sale, the general partners may, but are not required to, arrange a sale to persons or entities controlled by them, e.g., to another partnership or entity formed by one of the general partners for the express purpose of acquiring foreclosure properties from lenders such as the partnership.  The general partners will be subject to conflicts of interest in arranging such sales since they will represent both parties to the transaction.  For example, the partnership and the potential buyer will have conflicting interests in determining the purchase price and other terms and conditions of sale.  The general partners’ decision will not be subject to review by any outside parties.

The general partners have undertaken to resolve these conflicts as follows:

(a)              No foreclosed property will be sold to the general partners or an affiliate unless the general partners have first used their best efforts to sell the property at a fair price on the open market for at least 60 days.

(b)              In the event the property will be sold to an affiliate, the net purchase price must be more favorable to the partnership than any third party offer received.  The purchase price will also be (1) no lower than the independently appraised value of such property at the time of sale, and (2) no lower than the total amount of the partnership’s “investment” in the property.  The partnership’s investment includes without limitation the following:

•	the unpaid principal amount of the partnership’s loan,
•	unpaid interest accrued to the date of foreclosure,
•	expenditures made to protect the partnership’s interest in the property such as payments to senior lienholders and for insurance and taxes,
•	costs of foreclosure (including attorneys’ fees actually incurred to prosecute the foreclosure or to obtain relief from a stay in bankruptcy), and
•
any advances made by the general partners on behalf of the partnership for any of the foregoing less any income or rents received, condemnation proceeds or other awards received or similar monies received.

A portion of the purchase price may be paid by the affiliate executing a promissory note in favor of the partnership.  Any such note will be secured by a deed of trust on the subject property.  The principal amount of such a note, plus any obligations secured by senior liens, will not exceed ninety percent (90%) of the purchase price of the property.  The terms and conditions of such a note will be comparable to those the partnership requires when selling foreclosed properties to third parties.

(c)              Neither the general partners nor any of their affiliates would receive a real estate commission in connection with such a sale.

It is the general partners’ belief that these undertakings will yield a price which is fair and reasonable for all parties.  However, no assurance can be given that the partnership could not obtain a better price from an unaffiliated third party purchaser.

7.       Professionals Hired By General Partners Do Not Represent You Or Any Other Limited Partners.  The attorneys, accountants and other experts who perform services for the partnership also perform services for the general partners and their affiliates.  It is anticipated that such representation will continue in the future.  Such professionals, including, Morrison & Foerster LLP, counsel for the partnership and the general partners, do not represent you or any other limited partner.  Under the partnership agreement, you must acknowledge and agree that such professionals, including, Morrison & Foerster LLP, counsel for the partnership and the general partners, representing the partnership and the general partners and their affiliates do not represent, and shall not be deemed under applicable codes of professional conduct and responsibility to have represented or be representing, any or all of the limited partners in any respect.  Such professionals, however, are obligated under those codes not to engage in unethical or improper professional conduct.  In the event of a conflict regarding services performed by attorneys, accountants and other experts, with respect to the general partners and/or the partnership and limited partners, then the partnership, at partnership expense, will retain independent counsel, who has not previously represented the partnership or the general partners to represent the interests of the limited partners solely with respect to the issue of a conflict regarding the services performed by professionals.

FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNERS

The general partners are accountable to the partnership as fiduciaries.  As such, they are under a fiduciary duty to exercise good faith and integrity in conducting the partnership’s affairs.  They must conduct such affairs in the best interest of the partnership.  The California Revised Limited Partnership Act provides that you as a limited partner may institute legal action on behalf of yourself and all other similarly situated limited partners (a class action) to recover damages for a breach by a general partner of its fiduciary duty.  You may also institute an action, or on behalf of the partnership (a partnership derivative action) to recover damages from a general partner or third parties where the general partner has failed or refused to enforce the obligation.

Present State of the Law.  Based upon the present state of the law and federal statutes, regulations, rules and relevant judicial and administrative decisions, it appears that

(1)  as a limited partner of the partnership you have the right, subject to the provisions of applicable procedural rules and statutes to:

•	bring partnership class actions,
•	enforce rights of all limited partners similarly situated, and
•	bring partnership derivative actions to enforce rights of the partnership including, in each case, rights under certain rules and regulations of the Securities and Exchange Commission; and

(2)  if you are a limited partner who has suffered losses in connection with the purchase or sale of your units due to a breach of fiduciary duty by the general partners in connection with such purchase or sale, including misapplication by the general partners of the proceeds from the sale of units, you may have a right to recover such losses from the general partners in an action based on Rule 10b-5 under the Securities and Exchange Act of 1934.  In addition, if you are an employee benefit plan who has acquired units, case law applying the fiduciary duty concepts of ERISA could be viewed to apply to the general partners.  The general partners will provide quarterly and annual reports of operations and must, on demand, give you or any limited partner or his/her legal representative a copy of the Form 10-K and true and full information concerning the partnership’s affairs.  Further, the partnership’s books and records may be inspected or copied by you or your legal representatives at any time during normal business hours.

Exculpation.  The general partners may not be liable to the partnership or to you for errors in judgment or other omission not amounting to willful misconduct or gross negligence since the partnership agreement and California partnership law exculpate the general partners, except for willful misconduct and gross negligence.  Therefore, you have a more limited right of action than you would have had absent the exculpation in the partnership agreement or in states other than California.

Indemnification.  The partnership agreement provides that the partnership, but not the limited partners, indemnify the general partners and their affiliates, for liabilities the general partners and their affiliates may incur in dealing with third parties on behalf of the partnership.  To the extent that the indemnification provisions purport to include indemnification for liabilities arising under the Securities Act of 1933, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and unenforceable.

This is a rapidly developing and changing area of the law and this summary, describing in general terms the remedies available to limited partners for breaches of fiduciary duty by the general partners, is based on statutes and judicial and administrative decisions as of the date of this prospectus.  If you have questions concerning the duties of the general partners or believe that a breach of fiduciary duty by a general partner has occurred, you should consult your own counsel.

Terms of the Partnership Agreement.  Provision has been made in the partnership agreement that the general partners shall have no liability to the partnership for a loss arising out of any act or omission by the general partners, provided that the general partners determine in good faith that their conduct was in the best interest of the partnership and, provided further, that their conduct did not constitute gross negligence or gross misconduct.  As a result, you may have a more limited right of action in certain circumstances than you would in the absence of such a provision in the partnership agreement.

The partnership agreement also provides that, to the extent permitted by law, the partnership will indemnify the general partners against liability and related expenses (including attorneys’ fees) incurred in dealings with third parties.  Such indemnification will apply, provided that the conduct of the general partners is consistent with the standards described in the preceding paragraph.  Notwithstanding the foregoing, neither the general partners nor their affiliates shall be indemnified for any liability imposed by judgment (including costs and attorneys’ fees) arising from or out of a violation of state or federal securities laws associated with the offer and sale of units offered hereby.  However, indemnification will be allowed for settlements and related expenses of lawsuits alleging securities law violations and for expenses incurred in successfully defending such lawsuits provided that (a) a court either approves indemnification of litigation costs if the general partners are successful in defending the action; or (b) the settlement and indemnification is specifically approved by the court of law which shall have been advised as to the current position of the Securities and Exchange Commission (as to any claim involving allegations that the Securities Act of 1933 was violated) and California Commissioner of Corporations or the applicable state authority (as to any claim involving allegations that the applicable state’s securities laws were violated).  Any such indemnification shall be recoverable out of the assets of the partnership and not from limited partners.  A successful claim for such indemnification would deplete partnership assets by the amount paid.

PRIOR PERFORMANCE SUMMARY

The information presented in this section represents the historical experience of real estate mortgage programs sponsored and managed by the general partners and their affiliates.  You should not assume that you will experience returns, if any, comparable to those experienced by other investors’ programs.

Experience and Background of General Partners and Affiliates.  Since 1978, the general partners and their affiliates have sponsored and managed nine (9) real estate mortgage limited partnerships including this partnership.  All partnerships have investment objectives similar to this partnership and have been treated as partnerships for federal income tax purposes.  Six of these partnerships were offered without registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance upon the intrastate offering exemption from the registration requirements thereunder and/or the exemption for transactions not involving a public offering.  Three of these partnerships including this partnership were registered under the Securities Act.  The effect of not registering six of the prior partnerships is that the partners in the respective partnerships have differing rights with respect to the transfer of their interests in the partnerships.  When securities are issued without registration under the Securities Act, either in reliance upon the intrastate exemption or the exemption for transactions not involving a public offering, those securities may not be transferred without registration under, or an exemption from, the Securities Act.  On the other hand, securities issued pursuant to a registration statement under the Securities Act generally may be sold without such registration.  In general, securities issued pursuant to registration under the Securities Act are more freely transferable than those which are issued without registration under the Securities Act.  However, even securities issued pursuant to a registration statement are subject to restrictions on transfer under the securities laws of the states in which they are issued and under the terms of their respective partnership agreements.

PUBLICLY OFFERRED MORTGAGE PROGRAMS

Not including the prior offerings in this partnership, the two previous publicly offered partnerships (Redwood Mortgage Investors VI and Redwood Mortgage Investors VII) have raised aggregate capital contributions of approximately $21,770,953 from approximately 1033 investors and have total net assets under management as of December 31, 2004, of $15,558,224.  As of December 31, 2004, the number of loans made by these partnerships was approximately 727 and the number of currently outstanding loans by these earlier publicly offered programs was approximately 42, ($12,613,606) which are secured by properties principally located in Northern California.  Of these loans,

•	approximately 25, which represents forty six percent (46%) of the other publicly offered partnerships’ portfolios ($5,810,115) are secured by single family residences,

•	4, which represents nine percent (9%) of the other publicly offered partnerships’ portfolios ($1,068,580) are secured by multifamily units,

•	13, which represents forty five percent (45%) of the other publicly offered partnerships’ portfolios ($5,734,911) are secured by commercial properties

Redwood Mortgage Investors VIII (“RMI VIII”).  RMI VIII is a California limited partnership of which Michael R Burwell, Gymno Corporation and Redwood Mortgage Corp are the general partners.  As of December 31, 2004, the partnership had a total capitalization of $183,531,000 and approximately 4,857 investors.

As of December 31, 2004, this partnership had offered $200,000,000 of units in five public prior offerings, with aggregate capital contributions of approximately $172,223,000 from approximately 4,857 investors and had total net assets under management of $183,531,000.  The first offering closed in October, 1996.  The second offering closed in August, 2000.  The third offering closed in April, 2002.  The fourth offering closed in October 2003.  The fifth offering closed on August 3, 2005.  As of December 31, 2004, the partnership had 75 outstanding loans, ($171,745,000) which are secured by properties located principally in Northern California.  Of these 75 loans:

•	33, which represents forty nine percent (49%) of the partnership’s portfolio ($84,359,000) are secured by single family residences.

•	15, which represents eighteen percent (18%) of the partnership’s portfolio ($30,981,000) are secured by multifamily units.

•	25, which represents thirty two percent (32%) of the partnership’s portfolio ($54,670,000) are secured by commercial properties.

•	2, which represents one percent (1%) of the partnership’s portfolio ($1,735,000) are secured by unimproved properties.

Redwood Mortgage Investors VII (“RMI VII”).  RMI VII is a California limited partnership of which Michael R. Burwell and Gymno Corporation are the general partners.  RMI VII was registered under the Securities Act.  As of December 31, 2004, RMI VII had a total capitalization of $9,128,416 and  approximately522 investors.

Redwood Mortgage Investors VI (“RMI VI”).  RMI VI is a California limited partnership of which Michael R. Burwell and Gymno Corporation are the general partners. RMI VI was registered under the Securities Act.  As of December 31, 2004, RMI VI had a total capitalization of $6,429,808 and approximately 437 investors.

PRIVATELY OFFERED MORTGAGE PROGRAMS

The six privately offered partnerships sponsored by the general partners and their affiliates (Redwood Mortgage Investors V, Redwood Mortgage Investors IV, Redwood Mortgage Investors III, Redwood Mortgage Investors II, Redwood Mortgage Investors and Corporate Mortgage Investors), raised aggregate capital contributions of approximately $25,866,047 from approximately 2,065 investors and have total current net assets under management of $11,427,549 as of December 31, 2004.  The number of loans made by these privately offered partnerships was approximately 1,430 and the number of outstanding loans made by these privately offered partnerships, as of December 31, 2004, was approximately 44, ($8,658,809) which are secured by properties principally located in Northern California.  Of these loans,

•	approximately 18, which represents twenty one percent (21%) of the other privately offered partnerships’ portfolios ($1,777,514) are secured by single family residences,

•	2, which represents twenty six percent (26%) of the other privately offered partnerships’ portfolios ($2,292,146) are secured by multifamily units,

•	24, which represents fifty three percent (53%) of the other privately offered partnerships’ portfolios ($4,589,149) are secured by commercial properties

Redwood Mortgage Investors V (“RMI V”).  RMI V is a California limited partnership of which Michael R. Burwell and Gymno Corporation are the general partners.  RMI V was qualified under California securities laws and a permit allowing RMI V to offer and sell units was issued by the Commissioner of Corporations on September 15, 1986.  As of December 31, 2004, RMI V had a total capitalization of $2,055,213and approximately 203 investors.

Redwood Mortgage Investors IV (“RMI IV”).  RMI IV is a California limited partnership of which Michael R. Burwell and Gymno Corporation are general partners.  RMI IV was qualified under California securities laws and a permit allowing RMI IV to offer and sell units was issued by the Commissioner of Corporations on October 2, 1984.  The Commissioner of Corporations subsequently extended the effectiveness of the RMI IV offering permit until September 18, 1986.  As of December 31, 2004, RMI IV had a total capitalization of $5,947,732 and approximately 383 investors.

Redwood Mortgage Investors III (“RMI III”).  RMI III is a California limited partnership of which Michael R. Burwell and Gymno Corporation are general partners.  This partnership was sold only to a limited number of select California residents in compliance with applicable federal and state securities laws.  The RMI III offering terminated on June 30, 1984 at which time it had a total capitalization of approximately $1,429,624.  The partnership was re-offered in July, 1992, and as of December 31, 1996, additional contributions of $858,800 were received and the offering was subsequently closed.  As of December 31, 2004, RMI III had a total capitalization of $1,318,983 and approximately 44 investors.

Redwood Mortgage Investors II (“RMI II”).  RMI II is a California limited partnership of which Michael R. Burwell and Gymno Corporation are general partners.  This partnership was sold only to a limited number of select California residents in compliance with applicable federal and state securities laws.  The RMI II offering terminated on June 30, 1983 at which time it had a total capitalization of approximately $1,282,802.  As of December 31, 2004, RMI II had a total capitalization of $196,298 and approximately 29 investors.

Redwood Mortgage Investors (“RMI”).  RMI is a California limited partnership of which Michael R. Burwell and Gymno Corporation are general partners.  This partnership was sold only to a limited number of selected California residents in compliance with applicable federal and state securities laws.  The RMI offering terminated on July 31, 1982, at which time it had a total capitalization of approximately $1,090,916.  As of December 31, 2004, RMI had a total capitalization of $750,613 and approximately 29 investors.

Corporate Mortgage Investors (“CMI”).  CMI is a California limited partnership of which A & B Financial Services, Inc. is the general partner.  The offering period for CMI commenced August 1, 1978, and interests in CMI have been closed.  The interest in CMI was offered and sold exclusively to qualified pension and profit sharing plans and other institutional investors. Commencing January 1, 1984, a segregated portfolio was created within CMI, into which all new subscriptions received by CMI were placed. The two (2) portfolios within CMI were designated Portfolio I and Portfolio II, respectively.  As of December 31, 2004, the two portfolios had been merged and had total capital of $1,158,710 and approximately 21 investors.

The funds raised by these partnerships have been used to make loans secured by deeds of trust.  All loans are arranged and serviced by Redwood Mortgage Corp., a general partner of this partnership, for which it receives substantial compensation. All of these partnerships will have funds to invest in loans at the same time as this partnership (See “CONFLICTS OF INTEREST” at page 28).

Copies of audited financial statements for all prior partnerships are available from the general partners upon request and may be obtained upon payment of a fee sufficient to cover copying costs.  If you would like to receive such information, you should contact the general partners at 900 Veterans Blvd., Suite 500, Redwood City, California 94063; (650) 365-5341.  All of the foregoing partnerships have achieved their stated goals to date.

Additional Information.  Certain additional information regarding some of the partnerships’ discussed objectives are similar to the partnership’s and are set forth in Appendix I in the Prior Performance Tables:

TABLE I                     Experience in Raising and Investing Funds.

TABLE II                     Compensation to General Partners and Affiliates.

TABLE III                     Operating Results of Prior Limited Partnerships.

TABLE IV	is not included herein because none of the partnerships has completed its operations or disposed of all of its loans.

TABLE V                     Payment of Loans.

TABLE VI	Descriptions of Open Loans of Prior Limited Partnerships is contained in Part II of the Registration Statement.

Upon request, the general partners shall provide to you without charge, a copy of the most recent Form 10-K Annual Report filed with the Securities and Exchange Commission by any prior public program that has reported to the Securities and Exchange Commission within the last twenty-four months.  Exhibits to any annual report on Form 10-K may be obtained upon payment of a fee sufficient to cover the copying costs.  You may review, read and copy all of our filings at the SEC’s Public Reference Room located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549.  You can call the SEC at 1 800 SEC-0330 for further information on the public reference room.  Our SEC filings are also available on the SEC’s website at “http://www.sec.gov.”

No Major Adverse Developments.  There have been no major adverse business developments or conditions experienced by any of the prior limited partnerships that would be material to prospective investors in the partnership.

MANAGEMENT

General.  The general partners will be responsible for the management of the proceeds of the offering and the investments of the partnership.  Services performed by the general partners include, but are not limited to:

•	implementation of partnership investment policies
•	identification, selection and extension of loans
•	preparation and review of budgets
•	cash flow and taxable income or loss projections and working capital requirements
•	periodic physical inspections and market surveys
•	supervision of any necessary litigation
•	preparation and review of partnership reports, communications with limited partners
•	supervision and review of partnership bookkeeping, accounting and audits
•	supervision and review of partnership state and federal tax returns
•	supervision of professionals employed by the partnership in connection with any of the foregoing, including attorneys and accountants.

The general partners may be removed by a majority of the limited partners (See “SUMMARY OF THE LIMITED PARTNERSHIP AGREEMENT - Rights and Liabilities of the Limited Partners” at page 81).

The General Partners.

Michael R. Burwell.  Michael R. Burwell, age 48, General Partner, past member of Board of Trustees and Treasurer, Mortgage Brokers Institute (1984-1986); President, Director, Chief Financial Officer, Redwood Mortgage Corp. (1979-present); President, Director, Secretary and Treasurer A & B Financial Services, Inc. (1980-present); President, Director, Chief Financial Officer and Secretary (since 1986) of Gymno Corporation; President, Director, Secretary and Treasurer of The Redwood Group, Ltd. (1979-present).  Mr. Burwell is licensed as a real estate sales person.

Gymno Corporation. Gymno Corporation, General Partner, is a California corporation formed in 1986 for the purpose of acting as a general partner of this partnership and of other limited partnerships formed by the individual general partners.  The shares in Gymno Corporation are held equally by Michael R. Burwell and the Burwell Trusts.  Michael R. Burwell has a controlling interest in Gymno Corporation through the trusts.  Michael R. Burwell is a director of Gymno and the director position held by D. Russell Burwell is currently vacant.  Michael R. Burwell is its President, Chief Financial Officer and Secretary.

Redwood Mortgage Corp.  Redwood Mortgage Corp. is a licensed real estate broker incorporated in 1978 under the laws of the State of California, and is engaged primarily in the business of arranging and servicing mortgage loans.  Redwood Mortgage Corp. will act as the loan broker and servicing agent in connection with loans, as it has done on behalf of several other limited partnerships formed by the general partners (See “PRIOR PERFORMANCE SUMMARY” at page 32).  Redwood Mortgage Corp. is a subsidiary of The Redwood Group, Ltd.

The general partners have represented that they have a combined net worth of in excess of $1,000,000.  Audited and unaudited balance sheets for Gymno Corporation and Redwood Mortgage Corp. are set forth hereafter.

Affiliates of the General Partners.

The Redwood Group, Ltd.  The Redwood Group, Ltd., a California corporation, is a diversified financial services company specializing in various aspects of the mortgage lending and investment business.  Its various subsidiaries have arranged over 1 billion dollars in loans secured in whole or in part by first, second and third deeds of trust.  Its subsidiaries include Redwood Mortgage Corp. and A & B Financial Services, Inc.  Michael R Burwell has a controlling interest through trusts in The Redwood Group, Ltd.

Theodore J. Fischer. Theodore J. Fischer, age 55, Director and Vice President of Redwood Mortgage Corp. (1980-present); licensed real estate broker (1979-present); Assistant Vice President, Western Title Insurance Co. (1977-1980); Business Development representative, Transamerica Title Insurance Co. (1976-1977).

Diana B. Mandarino.  Diana B. Mandarino, age 59, Director and Vice President of Redwood Mortgage Corp. (2001-present), Director of Sales and Marketing, Redwood Mortgage Investors (1995-present), Sr. Vice President, Rancon Securities Corp. (1982-1995), Marketing and Sales Assistant, Belmont Reid & Co. Investment Group, (1977-1982); Member and Past President of Financial Planning Association, Silicon Valley Chapter.

SELECTED OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

No person or entity owns beneficially more than five percent (5%) of the partnership units.  The general partners do not own any limited partnership units other than 50,000 limited partnership units held by Redwood Mortgage Corp..  The general partners receive collectively 1% of the net income, losses and cash distributions from the partnership and the limited partners receive the remaining 99% of such items.  The general partners’ ownership is reflected as general partnership interests while the limited partners’ ownership is reflected in “units” of limited partnership interest.  The following table sets forth the beneficial ownership interests in the partnership as of December 31, 2004, by (i) each general partner of the partnership and (ii) all general partners as a group.

		General Partners’ Interest

		Amount of
		Beneficial
		Ownership	Percent
		In Partnership’s	Of General
		Net Income,	Partners’
Title		Losses,	Interest
of		And Cash	Owned
Class	Name and Address	Distributions (3)(5)	(4)

General Partner’s Interest	Gymno Corporation, 900 Veterans Blvd., Suite 500, Redwood City, California 94063(1)	.33%	33%
General Partner’s Interest	Michael R. Burwell, 900 Veterans Blvd., Suite 500, Redwood City, California 94063	.33%	33%
General Partner’s Interest	Redwood Mortgage Corp, 900 Veterans Blvd., Suite 500, Redwood City, California 94063 (2)	.33%	33%
General Partners’ Interest	All general partners as a group	1.00%	100%

(1)	Michael R. Burwell has a controlling interest in Gymno Corporation.
(2)	Redwood Mortgage Corp. is owned 100% by The Redwood Group Ltd, an affiliate of the general partners.
(3)
The general partners own in the aggregate an interest in the partnership equal to 1% of the partnership’s net income, losses and cash distributions, in consideration of which the general partners contribute collectively to the partnership, cash in the amount of 1/10th of 1% of the capital contributed by limited partners.  The general partners share such interest equally.

(4)	Each general partner owns 33 1/3% of the general partners’ interests. The general partners’ interests represent an interest in 1% of the partnership’s net income, losses and cash distributions.
(5)	Excludes 50,000 units of limited partnership interests held by Redwood Mortgage Corp.

SELECTED FINANCIAL DATA
REDWOOD MORTGAGE INVESTORS VIII
(A California Limited Partnership)

	For the Three Months ended March 31,

	2005	2004

Loans secured by trust deeds	$152,612,000	$138,220,000
Less: Allowance for loan losses	(2,434,000)	(2,216,000)
Real estate held for sale, net of allowance of $1,000,000 and
$500,000, respectively	20,366,000	3,979,000
Cash, cash equivalents and other assets	28,329,000	11,391,000
Total assets	198,873,000	151,374,000
Liabilities	4,529,000	4,088,000
Partners’ capital
General partners	171,000	130,000
Limited partners	194,173,000	147,156,000
Total partners’ capital	194,344,000	147,286,000
Total liabilities/partners’ capital	198,873,000	151,374,000
Revenues	$4,525,000	$3,850,000
Operating expenses

Management fee	$184,000	$141 ,000
Provisions for losses on loans	91,000	282,000
Provisions for losses on real estate held for sale	0	0
Other	706,000	694,000
Net income	3,544,000	2,733,000
Net income allocated to general partners	35,000	27,000
Net income allocated to Limited Partners	$3,509,000	$2,706,000
Net income per $1,000 invested by Limited
Partners for entire period:
- where income is reinvested and
compounded	$17	$18
- where partner receives income in monthly
distributions	$17	$18

SELECTED FINANCIAL DATA
REDWOOD MORTGAGE INVESTORS VIII
(A California Limited Partnership)

	For the Years ended December 31,

	2004	2003	2002	2001	2000

Loans secured by trust deeds	$171,745,000	$147,174,000	$83,650,000	$82,790,000	$68,571,000
Less: Allowance for loan losses	$(2,343,000)	$(2,649,000)	$(3,021,000)	$(2,247,000)	$(1,345,000)
Real estate held for sale	$9,793,000	$3,979,000	$9,286,000	$0	$0
Cash, cash equivalents and other assets	$21,423,000	$14,150,000	$12,290,000	$5,467,000	$2,738,000
Total assets	$200,618,000	$162,654,000	$102,205,000	$86,010,000	$69,964,000
Liabilities	$17,087,000	$23,882,000	$6,428,000	$12,256,000	$16,737,000
Partners’ capital
General partners	$163,000	$123,000	$87,000	$67,000	$47,000
Limited partners	$183,368,000	$138,649,000	$95,690,000	$73,687,000	$53,180,000
Total partners’ capital	$183,531,000	$138,772,000	$95,777,000	$73,754,000	$53,227,000
Total liabilities/partners’ capital	$200,618,000	$162,654,000	$102,205,000	$86,010,000	$69,964,000
Revenues	$17,133,000	$12,958,000	$11,691,000	$9,088,000	$6,349,000
Operating expenses

Management fee	$630,000	$468,000	$325,000	$158,000	$61,000
Provisions for losses on loans	$1,146,000	$782,000	$780,000	$957,000	$376,000
Provisions for losses on real estate
held for sale	$0	$0	$500,000	$0	$0
Other	$3,225,000	$2,114,000	$2,600,000	$1,880,000	$1,625,000
Net income	$12,132,000	$9,594,000	$7,486,000	$6,093,000	$4,287,000
Net income allocated to general partners	$121,000	$96,000	$75,000	$61,000	$43,000
Net income allocated to Limited Partners	$12,011,000	$9,498,000	$7,411,000	$6,032,000	$4,244,000
Net income per $1,000 invested by Limited
Partners for entire period:
- where income is reinvested and
compounded	$72	$78	$87	$90	$86
- where partner receives income in monthly
distributions	$70	$75	$84	$86	$83

ORGANIZATIONAL CHART

REDWOOD MORTGAGE INVESTORS VIII

OTHER PARTNERSHIPS: (3)
REDWOOD MORTGAGE INVESTORS (4)
REDWOOD MORTGAGE INVESTORS II (4)
REDWOOD MORTGAGE INVESTORS III (4)
REDWOOD MORTGAGE INVESOTRS IV (5)
REDWOOD MORTGAGE INVESTORS V (5)
REDWOOD MORTGAGE INVESTORS VI (5)
REDWOOD MORTGAGE INVESTORS VII (5)

LIMITED PARTNERS 99% beneficial ownership in partnership’s net income, losses and cash distributions 99.91% economic interest

MICHAEL BURWELL Individual General Partner (.33% beneficial ownership (1))	GYMNO CORPORATION Corporate General Partner (.33% beneficial ownership (1) .09% economic ownership (2))	REDWOOD MORTGAGE CORP. Corporate General Partner (.33% beneficial ownership (1))

MICHAEL BURWELL 50% owner Gymno Corporation	The Burwell Trusts 50% owner Gymno Corporation (6)

THE REDWOOD GROUP, LTD(6) 100% owner Redwood Mortgage Corp.

The Burwell Trusts 100% owner of The Redwood Group, LTD

1.	Beneficial ownership in a partner’s net income, losses and distributions
2.	Economic interest is an equity interest
3.	Limited partners hold a 99% beneficial ownership and General Partners Michael Burwell and Gymno Corporation each hold ½ of 1% (.5%) beneficial ownership
4.	Limited Partners hold a 100% economic interest
5.
As of December 31, 2004, limited partners hold economic interests of 99.87%, 99.76%, 99.85% and 99.87% and Gymno Corporation holds economic interests of .13%, .24%, .15% and .13% in Redwood Mortgage Investors IV, Redwood Mortgage Investors V, Redwood Mortgage Investors VI and Redwood Mortgage Investors VII respectively

6.	Michael R. Burwell has a controlling interest through trusts in The Redwood Group, Ltd.

INVESTMENT OBJECTIVES AND CRITERIA

Principal Objectives. We are engaged in business as a mortgage lender.  We make loans to individuals and business entities secured primarily by first and second deeds of trust on California real estate.  This partnership has been operating for 12 years and has made loans in the aggregate in excess of $463,473,000.  The aggregate principal balance of secured loans outstanding as of December 31, 2004 totaled $171,745,000.  As of December 31, 2004, we have raised $172,223,000 in aggregate capital contributions in four (4) prior offerings and the then current fifth offering.  As of March 31, 2005, we have raised $57,447,000 in aggregate capital contributions relating to the fifth offering.  We have not yet identified nor committed to make any loans from any additional proceeds of this offering and, as of the date of the prospectus, have not entered into any negotiations with respect to extending any loans.

Our partnership’s primary objectives are to:

•	Yield a high rate of return from mortgage lending; and
•	Preserve and protect the partnership’s capital.

You should not expect the partnership to provide tax benefits of the type commonly associated with limited partnership tax shelter investments.  The partnership is intended to serve as an investment alternative for investors seeking current income.  However, unlike other investments which are intended to provide current income, your investment in the partnership will be:

•	less liquid,
•	not readily transferable, and
•	not provide a guaranteed return over its investment life.

The foregoing objectives of the partnership will not change.  However, the limited partnership agreement does provide that the general partners shall have sole and complete charge of the affairs of the partnership and shall operate the business for the benefit of all partners.

General Standards for Loans. The partnership is engaged in the business of making loans to members of the general public.  These loans will generally be secured by deeds of trust on the following types of real property, including:

•	single-family residences (including homes, condominiums and townhouses, including 1-4 unit residential buildings),
•	multifamily residential property (such as apartment buildings),
•	commercial property (such as stores, shops, offices, warehouses and retail strip centers), and
•	land.

Based on prior experience, we anticipate that of the number of loans made, approximately 30% to 60% of the total dollar amount of loans will be secured by single family residences, 20% to 50% by commercial properties, 1% to 20% by apartments, and 1% to 10% by undeveloped land.

As of December 31, 2004, of the partnership’s outstanding loan portfolio, 49.12% is secured by single family residences, 31.83% by commercial properties, 18.04% by multifamily properties and 1.01% by land.  We will also make loans secured by promissory notes which will be secured by deeds of trust and shall be assigned to the partnership.  The partnership’s loans will not be insured by the Federal Housing Administration or guaranteed by the Veterans Administration or otherwise guaranteed or insured.  With the exception of the formation loan to be made to Redwood Mortgage Corp., loans will be made pursuant to a set of guidelines designed to set standards for the quality of the security given for the loans, as follows:

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Priority of Mortgages. The lien securing each loan will not be junior to more than two other encumbrances (a first and, in some cases a second deed of trust) on the real property which is to be used as security for the loan.  Although we may also make wrap-around or “all-inclusive” loans, those wrap-around loans will include no more than two (2) underlying obligations (See “CERTAIN LEGAL ASPECTS OF LOANS - Special Considerations in Connection with Junior Encumbrances” at page 45).  We anticipate that the partnership’s loans will eventually be diversified as to priority approximately as follows:

▪	first mortgages – 40-60%;
▪	second mortgages – 40-60%;
▪	third mortgages – 0-10%.

As of December 31, 2004, of the partnership’s outstanding loan portfolio:

▪	sixty seven percent (67%) were secured by first mortgages,
▪	twenty nine percent (29%) by second mortgages and
▪	four percent (4%) by third mortgages.

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Geographic Area of Lending Activity. We will continue to generally limit lending to properties located in California.  To date, we have made no loans outside of California.  Approximately 76.36% of our loans are secured by deeds of trust on properties in the six San Francisco Bay Area counties.  We anticipate that this will continue in the future.  These counties, which have an aggregate population of over 5.8 million, are Santa Clara, San Mateo, San Francisco, Alameda, Contra Costa and Marin.  The economy of the area where the security is located is important in protecting market values.  Therefore, the general partners will limit the largest percentage of our lending activity principally to the San Francisco Bay Area since it has a broad diversified economic base, an expanding working population and a minimum of buildable sites.  The general partners believe these factors contribute to a stable market for residential property.  Although we anticipate that the partnership’s primary area of lending will continue to be Northern California, we may elect to make loans secured by real property located throughout California.

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Construction Loans. We may make construction loans up to a maximum of 10% of our loan portfolio.  With respect to residential property, a construction loan is a loan in which the proceeds are used to construct a new dwelling (up to four units) on a parcel of property on which no dwelling previously existed or on which the existing dwelling was entirely demolished.  With respect to commercial property, a construction loan is a loan in which the proceeds are used to construct an entirely new building on a parcel of property on which no building existed or on which an existing building was entirely demolished.  As of December 31, 2004, 8.36% of our loans consisted of construction loans.  The partnership also has undisbursed commitments for construction loans.  If all of such undisbursed commitments were to be disbursed, then the aggregate amount of the partnership’s construction loans would exceed 10% of its total loan portfolio.  The general partners anticipate, however, that as such undisbursed commitments are disbursed, the total amount of construction loans will not exceed such 10% level because such disbursed loans will be offset by repayments of other outstanding construction loans and by the overall growth in the partnership’s loan portfolio.

In addition, in no event will the loan-to-value ratio on construction loans exceed 80% of the independently appraised completed value of the property.  Once a property receives a certificate of occupancy from the local jurisdiction in which it is located, our loan will be reclassified as a permanent loan.  We will not make loans secured by properties determined by the general partners to be special-use properties.  Special use properties are bowling alleys, churches and gas stations.

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Rehabilitation Loans.  The partnership also makes loans, the proceeds of which are used to remodel, add to and/or rehabilitate an existing structure or dwelling, whether residential, commercial or multifamily properties and which, in the determination of management, are not construction loans.  These loans are referred to by management as “rehabilitation loans”. As of December 31, 2004 the partnership had funded $41,373,000 in rehabilitation loans and $8,880,000 remained to be disbursed for a combined total of $50,253,000. While the partnership does not classify rehabilitation loans as construction loans, rehabilitation loans do carry some of the same risks as construction loans. There is no limit on the amount of rehabilitation loans the partnership may make.

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Loan-to-Value Ratios.  The amount of the partnership’s loan combined with the outstanding debt secured by a senior deed of trust on the security property generally will not exceed a specified percentage of the appraised value of the security property as determined by an independent written appraisal at the time the loan is made.  These loan-to-value ratios are as follows:

Type of Security Property	Loan to-Value Ratio

Residential (including apartments)	80%
Commercial Property (including retail stores, office buildings, warehouses facilities, mixed use properties)	70%

Land	50%

Any of the above loan-to-value ratios may be increased if, in the sole discretion of the general partners, a given loan is supported by credit adequate to justify a higher loan-to-value ratio.  In addition, such loan-to-value ratios may be increased by 10% (e.g., to 90% for residential property), to the extent mortgage insurance is obtained; however, the general partners do not anticipate obtaining mortgage insurance.  Finally, the foregoing loan-to-value ratios will not apply to purchase-money financing offered by us to sell any real estate owned (acquired through foreclosure) or to refinance an existing loan that is in default at the time of maturity.  In such cases, the general partners shall be free to accept any reasonable financing terms that they deem to be in the best interests of the partnership, in their sole discretion.  Notwithstanding the foregoing, in no event will the loan-to-value ratio on construction loans exceed eighty percent (80%) of the independently appraised completed value of the property.  The target loan-to-value ratio for partnership loans as a whole is approximately 70%.  As of December 31, 2004, the loan to value ratio based upon appraised values and prior liens at the inception date of the loans for the partnership as a whole was 56.94%.

We receive an independent appraisal for the property that will secure our mortgage loan.  Appraisers retained by us shall be licensed or qualified as independent appraisers by state certification or national organization or other qualifications acceptable to the general partners.  The general partners will review each appraisal report and will conduct a “drive-by” for each property on which an appraisal is made.  A “drive by” means the general partners or their affiliates will drive to the property and assess the front exterior of the subject property, the adjacent properties and the neighborhood.  A “drive by” does not include entering any structures on the property.  In many cases the general partners do enter the structures on the property.

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Terms of Loans.  Most of our loans are for a period of 1 to 5 years, but in no event more than 15 years.  Most loans provide for monthly payments of principal and/or interest.  Many loans provide for payments of interest only or are only partially amortizing with a “balloon” payment of principal payable in full at the end of the term. Some loans provide for the deferral and compounding of all or a portion of accrued interest for various periods of time.

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Equity Interests in Real Property. Most of our loans provide for interest rates comparable to second mortgage rates prevailing in the geographical area where the security property is located.  However, we reserve the right to make loans (up to a maximum of 25% of the partnership’s loan portfolio) bearing a reduced stated interest rate in return for an interest in the appreciation in value of the security property during the term of the loan (See “CONFLICTS OF INTEREST – Amount of Loan Brokerage Commissions, Other Compensation To The General Partners And The Quality And Types Of Loans Affects Rate of Return to You” at page 29).

•	Escrow Conditions. Loans are funded through an escrow account handled by a title insurance company or by Redwood Mortgage Corp., subject to the following conditions:

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Satisfactory title insurance coverage is obtained for all loans.  The title insurance policy names the partnership as the insured and provides title insurance in an amount at least equal to the principal amount of the loan.  Title insurance insures only the validity and priority of the partnership’s deed of trust, and does not insure the partnership against loss by reason of other causes, such as diminution in the value of the security property, over appraisals, etc.

▪	Satisfactory fire and casualty insurance is obtained for all loans, naming the partnership as loss payee in an amount equal to cover the replacement cost of improvements.

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The general partners do not intend to and to date have not arranged for mortgage insurance, which would afford some protection against loss if the partnership foreclosed on a loan and there was insufficient equity in the security property to repay all sums owed.  If the general partners determine in their sole discretion to obtain such insurance, the minimum loan-to-value ratio for residential property loans will be increased.

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All loan documents (notes, deeds of trust, escrow agreements, and any other documents needed to document a particular transaction or to secure the loan) and insurance policies name the partnership as payee and beneficiary.  Loans are not written in the name of the general partners or any other nominee.

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Loans to General Partners and Affiliates.  Although we may loan funds to the general partners or their affiliates, no such loans have been made to date.  However, the partnership has made and will make formation loans to Redwood Mortgage Corp. and may, in certain limited circumstances, loan funds to affiliates, to among other things, purchase real estate owned by us as a result of foreclosure.

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Purchase of Loans from Affiliates and Other Third Parties.  Existing loans may be purchased, from the general partners, their affiliates or other third parties, only so long as any such loan is not in default and otherwise satisfies all of the foregoing requirements; provided, the general partners and their affiliates will sell no more than a 90% interest and retain a 10% interest in any loan sold to the partnership which they have held for more than 180 days.  In such case, the general partners and affiliates will hold their 10% interest and the partnership will hold its 90% interest in the loan as tenants in common.  The purchase price to the partnership for any such loan will not exceed the par value of the note or its fair market value, whichever is lower.

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Note Hypothecation.  We also may make loans which will be secured by assignments of secured promissory notes.  The amount of a loan secured by an assigned note will satisfy the loan-to-value ratios set forth above (which are determined as a specified percentage of the appraised value of the underlying property) and also will not exceed 80% of the principal amount of the assigned note.  For example, if the property securing a note is commercial property, the total amount of outstanding debt secured by such property, including the debt represented by the assigned note and any senior mortgages, must not exceed 70% of the appraised value of such property, and the loan will not exceed 80% of the principal amount of the assigned note.  For purposes of making loans secured by promissory notes, we shall rely on the appraised value of the underlying property, as determined by an independent written appraisal which was conducted within the last twelve (12) months.  If such appraisal was not conducted within the last twelve months, then we will arrange for a new appraisal to be prepared for the property.  All such appraisals will satisfy our loan-to-value ratios set forth above.  Any loan evidenced by a note assigned to the partnership will also satisfy all other lending standards and policies described herein.  Concurrently with our making of the loan, the borrower of partnership funds, i.e., the holder of the promissory note, shall execute a written assignment which shall assign to the partnership his/its interest in the promissory note.  No more than 20% of our portfolio at any time will be secured by promissory notes.  As of the date hereof, none of our portfolio is secured by promissory notes.

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Loan Participation.  We have participated in loans with other limited partnerships organized by the general partners, where we have purchased a fractional undivided interest in a loan, meeting the requirements set forth above.  Because we will not participate in a loan which would not otherwise meet our requirements, the risk of such participation is minimized.  Although we may participate in loans with nonaffiliated lenders, individuals or pension funds, we have not to date.  Any such participation would only be on the terms and conditions set above.

•	Diversification. The maximum investment by the partnership in a loan will not exceed the greater of (1) $75,000, or (2) 10% of the then total partnership assets (See Loan Participation, above).

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Reserve Liquidity Fund. A contingency reserve liquidity fund equal to the lesser of two percent (2%) of the gross proceeds of the offering or two percent (2%) of the net capital of the partnership will be established for the purpose of covering unexpected cash needs of the partnership.

Credit Evaluations.  We may consider the income level and general creditworthiness of a borrower to determine his or her ability to repay the loan according to its terms, but such considerations are subordinate to a determination that a borrower has sufficient equity in the security property to satisfy the loan-to-value ratios described above.  Therefore, loans may be made to borrowers who are in default under other of their obligations (e.g., to consolidate their debts) or who do not have sources of income that would be sufficient to qualify for loans from other lenders such as banks or savings and loan associations.

Loan Brokerage Commissions.  Redwood Mortgage Corp. will receive loan brokerage commissions for services rendered in connection with the review, selection, evaluation, negotiation and extension of the loans from borrowers.  Redwood Mortgage Corp. anticipates that loan brokerage commissions will average approximately three to six percent (3-6%) of the principal amount of each loan, but may be higher or lower depending upon market conditions.  The loan brokerage commission will be limited to four percent (4%) per annum of the partnership’s total assets.

Loan Servicing.  It is anticipated that all loans will be “serviced” (i.e., loan payments will be collected) by Redwood Mortgage Corp.  Redwood Mortgage Corp. will be compensated for such loan servicing activities (See “COMPENSATION TO GENERAL PARTNERS AND AFFILIATES” at page 23).  Both Redwood Mortgage Corp. and the partnership have the right to cancel this servicing agreement and any other continuing business relationships that may exist between them upon 30 days notice.

Borrowers will make interest payments in arrears, i.e., with respect to the preceding 30-day period, and will make their checks payable to Redwood Mortgage Corp.  Checks will be deposited in Redwood Mortgage Corp.’s trust account, and, after checks have cleared, funds will be transferred to the partnership’s bank or money market account.

Sale of Loans.  Although we have not done so in the past, the general partners or their affiliates may sell loans to third parties including affiliated parties (or fractional interests therein) if and when the general partners determine that it appears to be advantageous to do so.

Borrowing.  We will borrow funds for partnership activities including:  (1) making loans; (2) increasing the liquidity of the partnership; and (3) reducing cash reserve needs.  We may assign all or a portion of our loan portfolio as security for such loan(s).  As of December 31, 2004, we have borrowed $16,000,000 pursuant to $42,000,000 line of credit.  We anticipate engaging in this type of transaction when the interest rate at which the partnership can borrow funds is somewhat less than the rate that can be earned by us on our loans, giving us the opportunity to earn a profit on this “spread.”  Such a transaction involves certain elements of risk and also entails possible adverse tax consequences (See “RISK FACTORS - Use of Borrowed Money May Reduce Our Profitability Or Cause

Losses Through Liquidation” at page 13 and “MATERIAL FEDERAL INCOME TAX CONSEQUENCES - Investment by Tax-Exempt Investors” at page 76).  It is our intention to finance no more than fifty percent (50%) of the partnership’s investments with borrowed funds.  (See “TAX RISKS - We Expect to Generate Unrelated Business Taxable Income” at page 19).

Other Policies. We shall not:

•	issue senior securities
•	invest in the securities of other issuers for the purpose of exercising control
•	underwrite securities of other issuers, or
•	offer securities in exchange for property.

If we anticipate that we will become, through foreclosure or otherwise, the owner of property that is subject to a high degree of risk, including without limitation, property subject to hazardous or toxic cleanup, prolonged construction or other risk, the general partners may, in their discretion, seek to transfer or sell the loan to an affiliated or unaffiliated entity with the expertise to manage the attendant risk.

CERTAIN LEGAL ASPECTS OF LOANS

Each of our loans (except the formation loan to Redwood Mortgage Corp.) will be secured by a deed of trust, the most commonly used real property security device in California. The following discusses certain legal aspects of the loans with respect to Federal and California law only. The deed of trust creates a lien on the real property. The parties to a deed of trust are: the debtor called the “trustor”, a third-party grantee called the “trustee”, and the lender-creditor called the “beneficiary.”  The trustor grants the property, irrevocably until the debt is paid, “in trust, with power of sale” to the trustee to secure payment of the obligation. The trustee has the authority to exercise the powers provided in the deed of trust including non-judicial foreclosure of the property, and acts upon the directions of the beneficiary.  We will be a beneficiary under all deeds of trust securing loans.

Foreclosure.  Foreclosure of a deed of trust is accomplished in most cases by a trustee’s sale through a non-judicial foreclosure under the power-of-sale provision in the deed of trust.  Prior to such sale, the trustee must record a notice of default in real property records of the county in which the real property is located and send a copy of the notice of default to, among other persons, the trustor, to any person who has recorded a request for a copy of a notice of default and notice of sale, to any successor in interest to the trustor and to the beneficiary of any junior deed of trust. The trustor or any person having a junior lien or encumbrance of record may, until five business days before the date a foreclosure sale is held, cure the default by paying the entire amount of the debt then due (not including principal due solely as a result of acceleration of the debt plus certain costs and expenses actually incurred in enforcing the obligation and statutory limited attorney’s and trustee’s fees.  After the notice of default is recorded and following a three (3) month period and at least 20 days before the trustee’s sale, a notice of sale must be posted in a public place and published once a week over the 20 day period.  A copy of the notice of sale must be posted on the property, and sent to each person to receive a copy of the notice of default at least 20 days before the sale.  The notice of sale must also be recorded in the real property records at least 14 days prior to the sale.  Following a properly conducted sale, title to the property is conveyed by the way of a trustee’s deed to the successful bidder at the trustee’s sale.  Following a non-judicial foreclosure under the power-of-sale in the deed of trust, a judgment may not be sought against the trustor for the difference between the amount owed on the debt and the amount the beneficiary received upon sale of the property (the so-called “deficiency”).

A judicial foreclosure (in which the beneficiary’s purpose is usually to obtain a deficiency judgment), is subject to many of the delays and expenses of other types of lawsuits, sometimes requiring up to several years to complete.  Following a judicial foreclosure sale, the trustor or his successors in interest will have certain rights to redeem the property.  However, such redemption rights will not be available if the creditor waives the right to any deficiency.  Foreclosed junior lienholders generally do not have a right to redeem the property after a judicial foreclosure sale.  We generally will not pursue a judicial foreclosure to obtain a deficiency judgment, except where, in the sole discretion of the general partners, such a remedy is warranted in light of the time and expense involved.

Tax Liens.  Most liens for federal or state taxes filed after a loan is made which is secured by a recorded deed of trust will be junior in priority to the loan.  Accordingly, the filing of federal or state tax liens after our loan is made will generally not affect the priority of the partnership’s deed of trust, regardless of whether it is a senior or junior deed of trust.  Real property tax liens will be in all instances a lien senior to any deed of trust given by our borrowers.  Accordingly, even if the partnership is the senior lienholder, if a real property tax lien is filed, the partnership’s deed of trust will be junior to the real property tax lien.  For a discussion of the effect of a junior lien see “Special Considerations In Connection With Junior Encumbrances” at page 45.

Anti-Deficiency Legislation.  California has several principal statutory prohibitions which limit the remedies of a beneficiary under a deed of trust.  Two of these statutes limit the beneficiary’s right to obtain a deficiency judgment against the trustor following foreclosure of a deed of trust.  One is based on the method of foreclosure and the other on the type of debt secured.  Under one statute, a deficiency judgment is barred where the foreclosure was accomplished by means of a trustee’s sale.  Most of our loans will be enforced by means of a trustee’s sale, if foreclosure becomes necessary, and, therefore, a deficiency judgment may not be obtained.  However, it is possible that some of our loans will be enforced by means of judicial foreclosure sales.  Under the other statute, a deficiency judgment is barred in any event where the foreclosed deed of trust secured a “purchase money” obligation.  With respect to loans, a promissory note evidencing a loan used to pay all or a part of the purchase price of a residential property occupied, at least in part, by the purchaser, will be a purchase money obligation.  Thus, under either statute, we will not be able to seek a deficiency judgment.

Another statutory framework, commonly know as the “one form of action” rule, provides that the beneficiary must commence an action to exhaust the security under the deed of trust by foreclosure before a personal action may be brought against the borrower.  The fourth statutory provision limits any deficiency judgment obtained by the beneficiary following a judicial foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of sale, thereby preventing a beneficiary from obtaining a large deficiency judgment against the debtor as a result of low bids at the judicial foreclosure sale.

Other matters, such as litigation instituted by a defaulting borrower or the operation of the federal bankruptcy laws, may have the effect of delaying enforcement of the lien of a defaulted loan and may in certain circumstances reduce the amount realizable from sale of a foreclosed property.

Special Considerations in Connection with Junior Encumbrances.  In addition to the general considerations concerning trust deeds discussed above, there are certain additional considerations applicable to second and third deeds of trust (“junior encumbrances”).  By its nature, a junior encumbrance is less secure than more senior ones.  Only the holder of a first trust deed is permitted to “credit bid” in the amount of its debt at its foreclosure sale; junior lienholders bidding at a senior lienholder’s foreclosure sale must bid cash.  If a senior lienholder forecloses on its loan, unless the amount of the successful bid exceeds the senior encumbrances, the junior lienholders will receive nothing.  However, in that event the junior lienholder may have the right to pursue an action against the borrower to enforce the promissory note.  In the cases of a single-asset borrower or where the junior lienholder has agreed to limit its recourse to the real property, this remedy may not be adequate.

Accordingly, a junior lienholder (such as the partnership) will in most instances be required to protect its security interest in the property by taking over all obligations of the trustor with respect to senior encumbrances while the junior lien holder commences its own foreclosure, making adequate arrangements either to (i) find a purchaser of the property at a price which will recoup the junior lienholder’s interest or (ii) pay off the senior encumbrances so that its encumbrance achieves first priority.  Either alternative will require us to make substantial cash expenditures to protect our interest (See “RISK FACTORS - Loan Defaults and Foreclosures By Borrowers May Adversely Affect Partnership” at page 9).

We may also make wrap-around mortgage loans (sometimes called “all-inclusive loans”), which are junior encumbrances to which all the considerations discussed above will apply.  A wrap-around loan is made when the borrower desires to refinance his property but does not wish to retire the existing indebtedness for any reason, e.g., a favorable interest rate or a large prepayment penalty.  A wrap-around loan will have a principal amount equal to the outstanding principal balance of the existing debts plus the amount actually to be advanced by us.  The borrower will then make all payments directly to the partnership, and the partnership in turn will pay the holder of the senior encumbrance(s).  The actual yield to the partnership under a wrap-around mortgage loan will exceed the stated interest rate to the extent that such rate exceeds the interest rate on the underlying senior loan, since the full principal amount of the wrap-around loan will not actually be advanced by the partnership.

We will record a request for notice of default at the time the trust deed is recorded.  This procedure entitles the partnership to notice when a senior lienholder files a Notice of Default and will provide more time to make alternate arrangements for the partnership to protect its security interest.

In the event the borrower defaults solely upon his debt to the partnership while continuing to perform with regard to the senior lienholder, the partnership (as junior lienholder) will foreclose upon its security interest in the manner discussed above in connection with deeds of trust generally.  Upon foreclosure by a junior lienholder, the property remains subject to all liens senior to the foreclosed lien.  Thus, were the partnership to purchase the security property at its own foreclosure sale, it would acquire the property subject to all senior encumbrances.

The typical deed of trust used by most institutional lenders, like the one that will be used by the partnership, confers on the beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings.  The typical deed of trust also confers upon us the power to apply such proceeds and awards to any indebtedness secured by the deed of trust, in such order as the beneficiary may determine.  Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the beneficiary under the underlying first deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation, and to apply the same to the indebtedness secured by the first deed of trust before any such proceeds are applied to repay the loan.  Applicable case law, however, has imposed upon the lender the good faith obligation to apply those proceeds towards the repair of the property in those situations, thus limiting the rights afforded to the lender under the deed of trust.

“Due-on-Sale” Clauses.  Our forms of promissory notes and deeds of trust, like those of many lenders generally, contain “due-on-sale” clauses permitting the partnership to accelerate the maturity of a loan if the borrower sells the property.  Some forms of the partnership’s promissory notes and deeds of trust will permit assumption by a subsequent buyer, but do not usually contain “due-on-encumbrance” clauses which would permit the same action if the borrower further encumbers the property (i.e., executes further deeds of trust).  The enforceability of these types of clauses has been the subject of several major court decisions and Congressional legislation in recent years.

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Due-on-Sale.  Federal law now provides that, subject to certain exceptions, notwithstanding any contrary preexisting state law, due-on-sale clauses contained in mortgage loan documents are enforceable in accordance with their terms by any lender after October 15, 1985.  Morrison & Foerster LLP, counsel for the partnership, has advised that under the Garn-St. Germain Act we will probably be entitled to enforce the “due-on-sale” clause anticipated to be used in the deeds of trust given to secure the loans.  On the other hand, acquisition of a property by us by foreclosure on one of our loans, may also constitute a “sale” of the property, and would entitle a senior lienholder to accelerate its loan against us. This would be likely to occur if then prevailing interest rates were substantially higher than the rate provided for under the accelerated loan. In that event, we may be compelled to sell or refinance the property within a short period of time, notwithstanding that it may not be an opportune time to do so.

•
Due-on-Encumbrance.  With respect to mortgage loans on residential property containing four or less units, federal and California law prohibits acceleration of the loan merely by reason of the further encumbering of the property (e.g., execution of a junior deed of trust).  This prohibition does not apply to mortgage loans on other types of property.  Although most of our second mortgages will be on properties that qualify for the protection afforded by federal law, some loans will be secured by apartment buildings or other commercial properties which may contain due on encumbrance provisions.  Absent consent by the senior lender, second mortgage loans made by us may trigger acceleration of senior loans on such properties if the senior loans contain due-on-encumbrance clauses, although both the number of such instances and the actual likelihood of acceleration is anticipated to be minor.  Failure of a borrower to pay off the accelerated senior loan would be an event of default and subject us (as junior lienholder) to the attendant risks (See “CERTAIN LEGAL ASPECTS OF LOANS - Special Considerations in Connection with Junior Encumbrances” at page 45).

•
Prepayment Charges.  Some loans originated by the partnership provide for certain prepayment charges to be imposed on the borrowers in the event of certain early payments on the loans. Any prepayment charges collected on loans will be retained by the partnership.  Loans secured by deeds of trust encumbering single-family owner-occupied dwellings may be prepaid at any time, regardless of whether the note and deed of trust so provides, but prepayments made in any 12-month period during the first five years of the term of the loan which exceed 20% of the original balance of the loan may be subject to a prepayment charge provided the note and deed of trust so provided.  The law limits the prepayment charge in such loans to an amount equal to six months advance interest on the amount prepaid in excess of the permitted 20%, or interest to maturity, whichever is less.  If a loan that is secured by residential property is being prepaid because the lender has accelerated the loan upon the sale of the property, California law does not allow a prepayment penalty to be charged.

•
Real Property Loans.  California statutory law imposes certain disclosure requirements with respect to loans arranged by a California real estate broker and secured by residential property.  However, those requirements are applicable to loans that are in a lesser amount than the loans that the partnership anticipates making.  Notwithstanding the preceding, the partnership intends to make disclosures to borrowers that would satisfy these statutes to the extent reasonably practicable, regardless of whether the statutes are applicable to the relevant loans.  While it is unlikely that the partnership would make any loans subject to these additional disclosure requests, the failure to comply with the law could have significant adverse effects on the partnership (See “RISK FACTORS - Risks Associated with High Cost Mortgages” at page 11).

BUSINESS

Redwood Mortgage Investors VIII, a California Limited Partnership (the “Partnership”), was organized in 1993.  Michael R. Burwell, Gymno Corporation and Redwood Mortgage Corp., both California Corporations, are the general partners.  The partnership is organized to engage in business as a mortgage lender, for the primary purpose of making loans secured primarily by first and second deeds of trust on California real estate.  Loans are arranged and serviced by Redwood Mortgage Corp.  The partnership’s objectives are to make loans that will: (i) yield a high rate of return from mortgage lending; and (ii) preserve and protect the partnership’s capital.  Investors should not expect the partnership to provide tax benefits of the type commonly associated with limited partnership tax shelter investments.  The partnership is intended to serve as an investment alternative for investors seeking current income.  However, unlike other investments, which are intended to provide current income, an investment in the partnership will be less liquid, not readily transferable, and not provide a guaranteed return over its investment life.

Initially, the partnership offered a minimum of $250,000 and a maximum of $15,000,000 in units, of which $14,932,000 were sold.  This initial offering closed on October 31, 1996.  Subsequently, the partnership commenced a second offering of up to $30,000,000 in units commencing on December 4, 1996.  This offering sold $29,993,000 in units and was closed on August 30, 2000.  On August 31, 2000 the partnership commenced its third offering for another 30,000,000 units ($30,000,000).  This offering sold $29,999,000 in units and was closed on April 23, 2002.  On October 30, 2002 the partnership commenced its fourth offering for an additional 50,000,000 units ($50,000,000).  This offering sold $49,985,000 in units and was closed on October 6, 2003.  On October 7, 2003 the partnership commenced its fifth and current offering of 75,000,000 units ($75,000,000).  As of December 31, 2004, $47,314,000 in units was sold in this fifth offering, bringing the aggregate sale of units to $172,223,000.  Units in the fifth offering were offered on a “best efforts” basis, which means that no one is guaranteeing that any minimum number of units will be sold, through broker-dealer member firms of the National Association of Securities Dealers, Inc.

The partnership began selling units in February 1993, and began investing in mortgages in April 1993.  At December 31, 2004, the partnership has investments in secured loans with principal balances totaling $171,745,000.  Interest rates ranged from 8.50% to 13.25%.  Currently First Trust Deeds comprise 67.01% of the total amount of the secured loan portfolio, an increase of 9.64% over the 2003 level of 57.37%.  Junior loans (2nd and 3rd Trust Deeds) make up 32.99%, a decrease of 9.64% from the 2003 level of 42.63%.  Loans secured by owner-occupied homes, combined with loans secured by non-owner occupied homes, total 49.12% of the secured loan portfolio.  Loans secured by multi-family properties make up 18.04% of the total secured loans.  Commercial loans now comprise 31.83% of the secured portfolio, a decrease of 3.84% from last year and land made up 1.01% of the secured loan portfolio.  Of the total secured loans, 76.36% are in six counties of the San Francisco Bay Area, and 12.33% are in counties adjacent to the San Francisco Bay Area.  The balance of secured loans, 11.31% are in other counties located in California.  Average loan size increased this year, and is now averaging $2,289,000 per loan, up $472,000 from the average loan balance of $1,817,000 in 2003.  This increase is due to the ability of the partnership by virtue of its increasing size to invest in larger loans.  Additionally, there is less competition due to fewer lenders being capable of funding larger loans, which allows the partnership to charge a higher rate of interest than on smaller sized loans.  The average loan as of December 31, 2004, represents 1.25% of partner capital and 1.33% of outstanding secured loans, compared to December 31, 2003 when average loan size represented 1.31% of partners’ capital and 1.23% of outstanding secured loans.  Some of the loans are fractionalized between affiliated partnerships with objectives similar to those of the partnership to further reduce risk.  However, as the partnership has grown in size the number of fractionalized loans has decreased and represents 13.33% of the loan portfolio.  Average equity per loan transaction at the time the loans were made based upon appraisals and prior liens at such time, which is our loan plus any senior loans, divided by the property’s appraised value, subtracted from 100%, stood at 43.06%, a decrease in equity of 2.97% from the previous year.  This average equity is considered conservative.  Generally, the more equity, the more protection for the lender.  The general partners believe the partnership’s loan portfolio is in good condition with six properties in foreclosure as of the end of December 2004.  The principal balances of these foreclosed properties represent 8.55% of the secured loan portfolio.  Four of these foreclosures have entered into workout agreements.  The number of foreclosures and principal amounts are relatively low.  The partnership does expect that during 2005 additional foreclosures may need to be filed in order to collect payment from borrowers who have become delinquent.  This is typical of our market and the partnership expects to have a level of delinquency higher than banking institutions within its portfolio.

For the year ended December 31, 2004, the partnership acquired one property through foreclosure and acquired three adjacent parcels of land through deeds in lieu of foreclosure on three loans to one borrower.  During 2003 no foreclosures were completed.  During 2002 the partnership took back real estate collateral on two defaulted loans. One through a foreclosure sale and the other as a deed in lieu of foreclosure.  To assist in protecting its own assets and to reduce liability, the partnership subsequently transferred the properties acquired in 2002 to two newly formed Limited Liability Companies, or “LLCs”.  One of the LLCs, Russian Hill Property Company, is 100% owned by the partnership and in the other, Stockton Street Property Company, the partnership owned controlling interest with an affiliate, the other investor in the foreclosed loan.  Assets of the Stockton Street Property Company were completely sold in 2003.  This LLC will be dissolved after its final tax return for year 2004 is filed.  The partnership also intends to sell the property of Russian Hill Property Company and dissolve this LLC in the future.  The two LLCs are further discussed under Notes to Consolidated Financial Statements (Note 5).  With respect to the properties acquired in 2004 the partnership may transfer the real estate to one or more LLCs during 2005.  One of the properties is a single-family residence, upon which the borrower was doing substantial renovation that was not completed at the time of foreclosure.  As of December 31, 2004, the partnership’s investment in this property, net of a $500,000 reserve, totaled $1,437,000.  The other three properties acquired in 2004 were deeded to the partnership in lieu of foreclosure.  They are undeveloped parcels of land comprised of three separate lots.  The land is within the incorporated area of Stanislaus County, California.  Currently the property is on the market for sale.  As of December 31, 2004 the partnership’s investment in this property totaled $4,378,000.  The property is jointly owned by two other affiliated partnerships.  The partnership has provided loss reserves of $1,000,000 against all properties owned.

The partnership’s net income continued to take an upward trend.  The net income increased from $7,486,000 in 2002 to $9,594,000 in 2003 and to $12,132,000 in 2004.  This was made possible largely through investment of additional capital derived from sales of partnership units into loans.  The secured loan portfolio increased from $83,650,000 in 2002, to $147,174,000 in 2003 and to $171,745,000 in 2004, an increase of 105.31% over the two-year period.  Although net income increased it did not increase in direct proportion to the increased size of the loan portfolio mainly because newly originated loans were placed at lower interest rates.  Until the past six months, interest rates had been declining steadily since 2001.  The bank prime rate as of January 1, 2001, 2002, 2003, 2004 and 2005 was 9.50%, 4.75%, 4.25%, 4.00% and 5.25%, respectively.  The partnership has placed its loans at interest rates competitive in the marketplace.  Mortgage interest income increased from $11,416,000 in 2002 to $12,496,000 in 2003 and to $16,437,000 in 2004, an increase of 44% over the two-year period.  During the year 2004 the partnership’s annualized yield on compounding accounts was 7.22% and 6.99% on monthly distributing accounts.

Due to a calendaring oversight, the partnership did not timely renew its permit with the California Department of Corporations (“DOC”).  Upon discovery of this oversight, the partnership applied for and received from the DOC a new permit allowing the partnership to continue sales in California.  To correct those sales that occurred without a permit from the DOC in place, the partnership offered to repurchase the units sold during the period of September 10, 2004 through January 18, 2005.  The repurchase offer was made to an aggregate of $16,370,000 of prior unit sales.  The repurchase offer expired on approximately March 7, 2005.  The repurchase offer was accepted by three limited partners for a total of $74,000 in unit sales and the partnership made a timely repurchase of the units.

        The following table shows the growth in total partnership capital, loans and net income as of December 31, 2004, and for the years ended December 31, 2003, 2002, and 2001:

	Capital	Secured Loans	Net Income
2004	$183,531,000	$171,745,000	$12,132,000
2003	138,772,000	147,174,000	9,594,000
2002	95,777,000	83,650,000	7,486,000
2001	73,754,000	82,790,000	6,093,000

        As of December 31, 2004, the partnership had made three hundred fifty one (351) loans, including one hundred sixty nine (169) first deeds of trust, one hundred sixty one (161) second deeds of trust and twenty one (21) third deeds of trust.  The following table sets forth the types and maturities of these loans.  Many of these loans have been repaid in full by the borrowers.

Properties

In 2004 the partnership took back the real estate collateral securing four loans from defaulted borrowers, one through foreclosure and the others through deeds in lieu of foreclosure.  No collateral was taken back during 2003.  During 2002, the partnership took back the real estate collateral security on two of its loans.  For the properties owned in 2002, in order to reduce potential liabilities the partnership subsequently transferred at its book value the real estate taken back to two newly formed Limited Liability Companies “LLCs”.  One property was transferred to Stockton Street Property Company, LLC.  This property, taken back through foreclosure, was comprised of six condominium units.  Management of the LLC was through its managing member, Michael Burwell, a general partner of the partnership.  All six units held by the Stockton Street Property Company, LLC were sold in 2003 at an overall loss of $127,000.  The partnership’s proportionate share of this loss was $85,000.  It is anticipated that in 2005 the Stockton Street Property Company, LLC will be closed, remaining assets transferred back to the partnership in proportion to its ownership, and its operations will cease.

The other property taken back in 2002 was transferred at its book value to Russian Hill Property Company, LLC.  The real estate was held off the market during 2003 and 2004, as the real estate market for this luxury view condominium in a prestigious neighborhood of San Francisco was very slow.  The management of this LLC, in consultation with real estate professionals, will continue to review the market activity during 2005 and will place the property for sale when the timing is considered to be opportune.  The partnership’s net interest in the LLC was $3,979,000 net of a valuation allowance of $500,000.  Michael R. Burwell, general partner of the partnership, is manager of this LLC.

       In September, 2004, the partnership acquired a single family residence through a foreclosure sale.  At the time the partnership took ownership of the property, the partnership’s investment totaled $1,937,000 including accrued interest and advances.  The borrower had begun a substantial renovation of the property, which was not completed at the time of foreclosure.  The partnership has decided to pursue development of the property by processing plans for the creation of two condominium units on the property.  These plans will incorporate the majority of the existing improvements currently located on the property.  A reserve of $500,000 to cover potential losses has been made for this property, based upon management’s estimate of the fair value of the property.

In December, 2004, the partnership acquired an undeveloped parcel of land in lieu of foreclosure.  The land is located in Stanislaus County, California.  It is comprised of three separate lots, which total approximately 14 acres.  The parcels are currently for sale.  The partnership’s investment in this property totaled $4,377,000, including accrued interest and advances, as of the date of the acquisition.  This property is jointly owned by two other affiliated partnerships.

In February, 2005, the partnership acquired a multi-unit property through foreclosure.  This property is located in an upscale neighborhood in San Francisco.  At the time the partnership took ownership of the property, the partnership’s investment, together with three other affiliate partnerships, totaled $10,555,000 including accrued interest and advances.  The partnership intends to undertake additional improvements to the property.  No valuation allowance has been established against this property as management is of the opinion that the property will have adequate equity to recover the entire partnership investment.  Upon acquisition, the property was transferred via a statutory warranty deed to a new entity named Larkin Property Company, LLC (“Larkin”).  The partnership owns 72.50% interest in the property and the other three affiliates collectively own the remaining 27.50%.

The following schedule reflects the costs of real estate acquired through foreclosure and the recorded reductions to estimated fair values, including estimated costs to sell as of March 31, 2005 and December 31, 2004:

	March 31,	December 31,
	2005	2004
Cost of properties	$21,366,000	$10,793,000
Reduction in value	(1,000,000)	(1,000,000)
Real estate held for sale, net	$20,366,000	$9,793,000

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OF THE PARTNERSHIP

Critical Accounting Policies.

In preparing the consolidated financial statements, management is required to make estimates based on the information available that affect the reported amounts of assets and liabilities as of the consolidated balance sheet dates and income and expenses during the reported periods.  Such estimates relate principally to the determination of (1) the allowance for loan losses (i.e. the amount of allowance established against loans receivable as an estimate of potential loan losses) including the accrued interest and advances that are estimated to be unrecoverable based on estimates of amounts to be collected plus estimates of the value of the property as collateral and (2) the valuation of real estate owned through foreclosure.  At December 31, 2004, the partnership owned five real estate properties, which were taken back from defaulted borrowers.

Loans and the related accrued interest, late fees and advances are analyzed on a continuous basis for recoverability.  Delinquencies are identified and followed as part of the loan system.  Delinquencies are determined based upon contractual terms.  A provision is made for loan losses to adjust the allowance for loan losses to an amount considered by management to be adequate, with due consideration to collateral values, to provide for unrecoverable loans and receivables, including impaired loans, other loans, accrued interest, late fees and advances on loans and other accounts receivable (unsecured).  The partnership charges off uncollectible loans and related receivables directly to the allowance account once it is determined that the full amount is not collectible.

If the probable ultimate recovery of the carrying amount of a loan, with due consideration for the fair value of collateral, is less than amounts due according to the contractual terms of the loan agreement and the shortfall in the amounts due are not insignificant, the carrying amount of the investment shall be reduced to the present value of future cash flows discounted at the loan's effective interest rate.  If a loan is collateral dependent, it is valued at the estimated fair value of the related collateral.

If events and/or changes in circumstances cause management to have serious doubts about the collectibility of the contractual payments, a loan may be categorized as impaired and interest is no longer accrued.  Any subsequent payments on impaired loans are applied to reduce the outstanding loan balances, including accrued interest and advances.

Recent trends in the economy have been taken into consideration in the aforementioned process of arriving at the allowance for loan losses.  Actual results could vary from the aforementioned provisions for losses.

Related Parties.

The general partners of the partnership are Redwood Mortgage Corp., Gymno Corporation and Michael R. Burwell.  Most partnership business is conducted through Redwood Mortgage Corp., which arranges, services and maintains the loan portfolio for the benefit of the partnership.  The fees received by the general partners are paid pursuant to the partnership agreement and are determined at the sole discretion of the general partner.  In the past the general partner has elected not to take the maximum compensation.   The following is a list of various partnership activities for which related parties are compensated.

Mortgage Brokerage Commissions The loan brokerage commissions (points) will be limited to an amount not to exceed 4% of the total partnership assets per year.  The loan brokerage commissions are paid by the borrowers, and thus, are not an expense of the partnership.  In 2004, 2003 and 2002, loan brokerage commissions paid by the borrowers were $2,443,000, $2,621,000 and $996,000, respectively.

Mortgage Servicing Fees  Monthly mortgage servicing fees of up to 1/8 of 1% (1.5% on an annual basis) of the unpaid principal of the partnership’s loans are paid to Redwood Mortgage Corp., or such lesser amount as is reasonable and customary in the geographic area where the property securing the mortgage is located.  Once a loan is categorized as impaired, mortgage servicing fees are no longer accrued thereon.  Additional servicing fees are recorded upon the receipt of any subsequent payments on impaired loans.  Mortgage servicing fees of $1,565,000, $1,057,000 and $1,098,000 were incurred for the years ended December 31, 2004, 2003 and 2002, respectively.

These servicing fees were charged at 1%, on an annual basis, of the outstanding principal balances.  If the maximum mortgage servicing fee of 1.5%, on an annual basis, had been charged to the partnership, then net income would have been reduced by approximately $783,000, $529,000 and $550,000 for the years 2004, 2003 and 2002, respectively.  Reducing net income reduces the annualized yields.  An increase or decrease in this fee within the limits set by the partnership’s agreement directly impacts the yield to the limited partners.

Asset Management Fees The general partners receive monthly fees for managing the partnership’s portfolio and operations up to 1/32 of 1% of the ‘net asset value’ (3/8 of 1% on an annual basis).  Management fees to the general partners of $630,000, $468,000 and $325,000 were incurred by the partnership for years 2004, 2003 and 2002, respectively.

Other Fees  The partnership agreement provides that the general partners may receive other fees such as reconveyance, mortgage assumption and mortgage extension fees.  Such fees are incurred by the borrowers and are paid to the general partners.

Income and Losses All income and losses are credited or charged to partners in relation to their respective partnership interests.  The allocation to the general partners (combined) shall be a total of 1%.

Operating Expenses The general partners may be reimbursed by the partnership for all operating expenses actually incurred by it on behalf of the partnership, including without limitation, out-of-pocket general and administration expenses of the partnership, accounting and audit fees, legal fees and expenses, postage and preparation of reports to limited partners.

Contributed Capital The general partners jointly or severally are required to contribute 1/10 of 1% in cash contributions as proceeds from the offerings are received from the limited partners.  As of December 31, 2004 and 2003, a general partner, Gymno Corporation, had contributed $174,000 and $133,000, respectively, as capital in accordance with Section 4.1 of the partnership agreement.

Sales Commission – “Formation Loan” to Redwood Mortgage Corp.  Sales commissions relating to the capital contributions by limited partners are not paid directly by the partnership out of the offering proceeds.  Instead, the partnership loans to Redwood Mortgage Corp., a general partner, amounts necessary to pay all sales commissions and amounts payable in connection with unsolicited sales.  The loan is referred to as the “Formation Loan”.  It is unsecured and non-interest bearing and is applied to reduce limited partners capital in the consolidated balance sheets.  The sales commissions range between 0 (for units sold by the general partners) and 9%.  It is estimated that the total amount of the Formation Loan will approximate 7.6% based on the assumption that 65% of the investors will reinvest earnings, which qualify for the higher commission percentage.  Formation Loans made to Redwood Mortgage Corp. were on a per offering basis.

The following table summarizes Formation Loan transactions through December 31, 2004 (in thousands):

Offering

	1st	2nd	3rd	4th	5th	Total
Limited partner contributions	$14,932	$29,993	$29,999	$49,985	$47,314	$172,223
Formation Loans made	1,075	2,272	2,218	3,777	3,570	12,912
Repayments to date	(785)	(1,013)	(558)	(495)	(45)	(2,896)
Early withdrawal penalties
Applied	(75)	(112)	(78)	-	-	(265)
Balance, December 31, 2004	$215	$1,147	$1,582	$3,282	$3,525	$9,751
For the current offering, the amount of the annual installments paid by Redwood Mortgage Corp. are determined at annual installments of one-tenth of the principal balance of the Formation Loan at December 31 of each year until the offering period is closed.  Thereafter, the remaining Formation Loan is paid in ten equal amortizing payments over a period of ten years.  Interest has been imputed at the market rate of interest in effect at the date the offering closed.  See footnote 1 to the consolidated financial statements included elsewhere in this prospectus.

On December 31, 2004, the partnership was in the offering stage of its fifth offering, ($75,000,000).  Contributed capital equaled $14,932,000 for the first offering, $29,993,000 for the second offering, $29,999,000 for the third offering,  $49,985,000 for the fourth offering and $47,314,000 for the fifth offering, totaling an aggregate of $172,223,000 as of December 31, 2004.  Of this amount, $424,000, relative to the fifth offering, remained in applicant status as of December 31, 2004.

Results of Operations– For the years ended December 31, 2004 and 2003.

Changes in the partnership’s operating results for the years ended December 31, 2004 and 2003 are discussed below:

Changes for the years ended December 31,

	2004	2003

Net income	$2,538,000	$2,108,000
Revenue
Interest on loans	3,941,000	1,080,000
Late fees	17,000	87,000
Other	217,000	100,000
	$4,175,000	$1,267,000

Expenses
Mortgage servicing fees	508,000	(41,000)
Interest expense	551,000	(445,000)
Amortization of loan origination fees	33,000	11,000
Provision for losses on loans	364,000	2,000
Provision for losses on real estate held for sale	-	(500,000)
Clerical costs through Redwood Mortgage Corp.	17,000	24,000
Asset management fees	162,000	143,000
Professional services	100,000	45,000
Broker expense	(181,000)	(263,000)
Amortization of discount on imputed interest	124,000	41,000
Other	(41,000)	142,000
	$1,637,000	$(841,000)

Net income increase	$2,538,000	$2,108,000

Although the average interest rate of the loan portfolio declined to 10.02% from 10.47% for the years ended December 31, 2004 and 2003, respectively, the interest income of the partnership continued to increase by $3,941,000 (31.54%) to $16,437,000 in 2004 and by $1,080,000 (9.46%) to $12,496,000 in 2003.    This was primarily due to the increased size of the partnership’s secured loan portfolio, which increased by $24,571,000 (16.70%) to $171,745,000 in 2004 and by $63,524,000 (75.94%) to $147,174,000 in 2003.  Average loan portfolio balances for the years ended December 31, 2004, 2003 and 2002, were $159,460,000, $115,412,000 and $83,220,000, respectively.  The increases in interest income were also due to earnings of additional interest of $277,000 and $465,000 for the years ended December 31, 2004 and 2003, respectively.  The lower percentage rate of interest increase on loans (9.46%) in 2003 was due in part to the lower interest rate environment in 2003 versus 2002 and less additional interest earned of $525,000 in 2003 than 2002.

Late charge income increases of $17,000 (8%) and $87,000 (76%) for the years ended December 31, 2004 and 2003 were primarily attributable to the growth in the loan portfolio.

The increase in other income of $217,000 (83%) and $100,000 (63%) for the years ended December 31, 2004 and 2003, respectively, was primarily due to increased imputed interest income from the larger Formation Loan existing of $9,751,000, $7,550,000 and $5,258,000 for the years ended December 31, 2004, 2003 and 2002, respectively.  Imputed interest income was $319,000 and $195,000 for the years ended December 31, 2004 and 2003, respectively.  Additionally, the partnership may accept unsolicited orders for units from investors who utilize the services of a registered investment advisor.  If an investor utilizes the services of a registered investment advisor in acquiring units, Redwood Mortgage Corp. will contribute to the partnership an amount equal to the sales commissions otherwise attributable to a sale of units through a participating broker dealer.  This amount is based on the investor’s election to retain earnings (9%) or have their earnings distributed (5%).  In 2004 $111,000 was paid and recorded under other income.

The increase/(decrease) in mortgage servicing fees of $508,000 and ($41,000) for the years ended December 31, 2004 and 2003, respectively, was primarily attributable to increases in the outstanding loan portfolio.  The loan portfolio increased by $24,571,000 (16.70%) in 2004 and $63,524,000 (75.94%) in 2003.  The increase in servicing fees for the year ended December 31, 2004 was also due to an increased average loan portfolio balance of $159,460,000, which the partnership maintained in 2004 versus an average balance of $115,412,000 in 2003.  The decrease in servicing fees in 2003 was due to additional servicing fees were earned in 2002 related to impaired loans.  The partnership does not accrue servicing fees to Redwood Mortgage Corp. on impaired loans; rather, servicing fees on impaired loans are paid as borrower payments are received.

Interest expense on the line of credit is tied to the bank’s prime rate.  The decrease in interest expense of $445,000 for the year ended December 31, 2003 was primarily attributable to a substantial reduction in the prime rate.  The prime rate was 4.75% as of December 31, 2001.  This rate remained static until November, 2002 when it was reduced to 4.25%.  A further reduction by 0.25% to 4% was made in June, 2003.  The decline in interest expense in 2003 was also due to a lower average credit line usage of $10,863,000 for the year ended December 31, 2002 versus $6,170,000 for the year ended December 31, 2003.  An increase in interest expense of $551,000 in 2004 was primarily attributable to increased borrowing, which averaged $14,000,000 during 2004, and increases in the prime rate from 4% in January, 2004 to 5.25% as of December 31, 2004, an average of 4.44%.

The increase in loan origination fees was primarily attributable to the costs involved in negotiating an extension of the maturity date and an increase in the credit line facility.

The increase in provision for losses on loans and real estate of $364,000 for the year ended December 31, 2004 was primarily attributable to an increase in the loan portfolio balance, the potential acquisition of two properties totaling $6,315,000 and an increase in foreclosures to six loans totaling $14,682,000 as of December 31, 2004, versus three loans totaling $2,931,000 as of December 31, 2003.  The decrease in the provision of $498,000 for the year ended December 31, 2003 was primarily attributable to increased stability in real estate market, the stabilization of the economy, a decline in foreclosures amounts from $4,029,000 in 2002 to $2,931,000 in 2003 and management’s determination that no additional amounts were needed related to the real estate held for sale.

The increases in clerical costs of $17,000 and $24,000 for the years ended December 31, 2004 and 2003, respectively, was primarily attributable to an increase in partnership size.

The increase in professional services of $100,000 and $45,000 for the years ended December 31, 2004 and 2003, respectively, was primarily attributable to the increased size of the partnership and increased costs associated with various partnership regulatory filings and the annual audit.

The broker expense decline of $263,000 for the year ended December 31, 2003, was primarily due to the partnership having an obligation to pay one-half of additional interest collected on one of its loans to a non-affiliated real estate broker.  This expense ended in 2003 with the full collection of the additional interest totaling $1,250,000.

The increase in management fees of $162,000 and $143,000 for the years ended December 31, 2004 and 2003, respectively, was due to an increase in net asset value under management, which increased from $95,690,000 in 2002 to $138,649,000 in 2003 and to $183,368,000 in 2004.

The increases in amortization of discount on imputed interest of $124,000 and $41,000 for the years ended December 31, 2004 and 2003, respectively, is primarily attributable to increases in the Formation Loan from the sale of additional limited partnership investments.

The increase/(decrease) in other expenses of ($41,000) and $142,000 for the years ended December 31, 2004 and 2003, respectively, was primarily due to the loss sustained on the sale of the Stockton Street Property Co., LLC real estate of $85,000 in 2003, increased subscription interest while new funds from limited partners awaited entry into the partnership and the expensing of the upkeep costs of the properties owned by the partnership.

Partnership capital continued to increase as the partnership received new limited partner capital contributions of $40,954,000, $40,030,000 and $21,563,000 and retained the earnings of limited partners that have chosen to do so of $7,367,000, $5,958,000 and $4,716,000 for the years 2004, 2003 and 2002, respectively.  The partnership ceased raising funds during the period of May 2002 through October 2002 while it was in application status for a fourth offering of units.  The fourth offering commenced October 30, 2002 and closed on October 6, 2003.  On October 7, 2003 the partnership commenced its fifth offering and funds raised will be used to increase the partnership’s capital base and provide funds for additional mortgage loans.  As of December 31, 2004 the limited partners total units purchased was 171,799,000 units aggregating $172,223,000.

The partnership began funding loans on April 14, 1993 and as of December 31, 2004 had credited earnings to limited partners who elected to retain earnings at an average annualized yield of 8.24% since inception through December 31, 2004.  Limited partners who elected to have their earnings distributed monthly had an average annualized yield of 7.95% since inception through December 31, 2004.

In 1995, the partnership established a line of credit with a commercial bank secured by its loan portfolio.  Since its inception, the credit limit has increased from $3,000,000 to $42,000,000.  The size of the credit line facility could again increase as the partnership’s capital increases.  This added source of funds may help in maximizing the partnership’s yield by permitting the partnership to minimize the amount of funds in lower yield investment accounts when appropriate loans are not available.  Additionally, the loans made by the partnership bear interest at a rate in excess of the rate payable to the bank which extended the line of credit.  The amount to be retained by the partnership, after payment of the line of credit cost, will be greater than without the use of the line of credit.  As of December 31, 2004 and 2003, the outstanding balance on the line of credit was $16,000,000 and $22,000,000, respectively.

Results of Operations – For the three months ended March 31, 2005 and 2004.

Changes in the partnership’s operating results for the three month periods ended March 31, 2005 versus 2004 are discussed below:

Changes during the
three months ended
March 31, 2005
versus 2004

Net income	$811,000
Revenue
Interest on loans	370,000
Interest – bank	31,000
Late fees	(18,000)
Gain on sale of real estate held for sale	183,000
Imputed interest on Formation Loan	43,000
Other	66,000
$675,000

Expenses	35,000
Mortgage servicing fees	(70,000)
Interest expense	8,000
Amortization of loan origination fees	(191,000)
Provision for losses on loans and real estate held for sale	43,000
Asset management fees	3,000
Clerical costs through Redwood Mortgage Corp.	(7,000)
Professional services	43,000
Amortization of discount on imputed interest	$(136,000)

$811,000

The increase in interest on loans of $370,000 (10%) for the three month period ended March 31, 2005 versus March 31, 2004, was due primarily to the increased size of the partnership secured loan portfolio at March 31, 2005 of $152,612,000, as compared to a secured loan portfolio of $138,220,000 as of March 31, 2004.  The increase in interest on loans for the three month period ended March 31, 2005 was mitigated by a lower average portfolio interest rate of 10.11% at March 31, 2005 versus 10.52% at March 31, 2004.  Average loan balances for the three month periods ended March 31, 2005 and 2004 were $162,179,000 and $142,697,000, respectively.

The increase in mortgage servicing fees of $35,000 (10%) for the three month period ended March 31, 2005 versus March 31, 2004 is primarily due to an increase in the average size of the loan portfolio for the three month period ended March 31, 2005 from the amount as of March 31, 2004, as noted above.

The decrease in interest expense of $70,000 for the three month period ended March 31, 2005 versus March 31, 2004 is primarily due to the lower average outstanding balance of the line of credit during the first quarter of 2005.  During the three month period ended March 31, 2005 the partnership did not significantly utilize the line of credit facility.  Instead, loan commitments were funded from loan pay-offs and the sale of limited partner unit proceeds.  Interest expense of $36,000 was paid on the line of credit balance of $16,000,000 that was brought forward from December 31, 2004.

The decrease in provision for losses on loans and real estate held for sale of $191,000 (68%) for the three month period ended March 31, 2005 versus March 31, 2004 is due to management’s determination that a total provision of $3,434,000 was adequate based on the loan and real estate held for sale balances as of March 31, 2005.  As of March 31, 2005 the loan portfolio has a loan-to-value ratio of 60.16%, based on appraised values and prior liens at the time the loans were consummated.  Across virtually all of California, real estate values are stable or rising.  The partnership’s real estate held for sale properties will benefit from the strong real estate market.  Consequently, management did not believe that any material addition to the provision for losses against real estate held for sale was warranted.

The increase in the asset management fees of $43,000 for the three month period ended March 31, 2005 versus March 31, 2004 is due to an increase in the limited partners’ capital under management at March 31, 2005 to $194,173,000 from $147,156,000 at March 31, 2004.

The decrease in professional fees of $7,000 for the three month period ended March 31, 2005 versus March 31, 2004 is primarily due to timing of billing and payment of fees associated with various partnership regulatory filings and the annual audit.

The increase in amortization of loan origination fees of $8,000 for the three month period ended March 31, 2005 versus March 31, 2004, is due to a revision of fee rates and an extension of the maturity date on the increased line of credit when the credit line was increased from $32,000,000 to $42,000,000 in November, 2004.

The increase in other income of $66,000 for the three month period ended March 31, 2005 versus March 31, 2004 is primarily a result of an increase of $29,000 in miscellaneous income.  Additionally, the partnership may accept unsolicited orders for units from investors who utilize the services of a registered investment advisor.  If an investor utilizes the services of a registered investment advisor in acquiring units, Redwood Mortgage Corp. will contribute to the partnership an amount equal to the sales commissions otherwise attributable to a sale of units through a participating broker dealer.  This amount is based on the investor’s election to retain earnings (9%) or have their earnings distributed (5%).  As of March 31, 2005 $37,000 was paid and recorded under other income for such amount, contributed by Redwood Mortgage Corp. to the partnership.

The increase in gain on sale of real estate held for sale of $183,000 for the three month period ended March 31, 2005 versus March 31, 2004 was primarily due to a gain realized upon the disposal of a real estate property.

The increase in imputed interest of $43,000 for the three month period ended March 31, 2005 versus March 31, 2004 is primarily due to increases in the Formation Loan due to additional limited partnership investments.

The increase in bank interest of $31,000 for the three month period ended March 31, 2005 versus March 31, 2004 is due to larger average deposits of $16,744,000 and $602,000 as of such dates, respectively, in the money market accounts during the periods.

Partnership capital continued to increase during the three month period ended March 31, 2005.  The partnership received new limited partner capital contributions of $10,133,000 and retained the earnings of limited partners that have chosen to reinvest earnings of $2,215,000 for the three month period ended March 31, 2005, versus $8,274,000 and $1,656,000 for such amounts for the three month period ended March 31, 2004.  The increased partnership capital resulted in an increase in loans outstanding to $152,612,000 at March 31, 2005, versus $138,220,000 at March 31, 2004.  The limited partner contributions of $10,133,000 relate to the partnership’s current offering of units, which is currently ongoing.

At March 31, 2005, outstanding loans with filed notices of default were four totaling $6,185,000 or 4.05% of outstanding secured loans versus the three totaling $2,931,000 or 2.12% of outstanding secured loans that existed at March 31, 2004.  Two of the foreclosures at March 31, 2005, have entered into workout agreements.  These foreclosures are a reflection of the economic times that existed at March 31, 2005 and 2004, and yet are not unusual in the general partners’ experience.

The general partners received mortgage brokerage commissions from loan borrowers of $598,000 for the three month period ended March 31, 2005 versus $448,000 for the three month period ended March 31, 2004.  The increase is due to more loans being funded in the three month period ended March 31, 2005 versus the corresponding period of 2004.

Liquidity and Capital Resources - For the years ended December 31, 2004 and 2003.

The partnership relies upon sales of partnership units, loan payoffs, borrowers' mortgage payments, and, to a lesser degree, its line of credit for the source of funds for loans.  Over the past several years, mortgage interest rates have decreased somewhat from those available at the inception of the partnership.  If interest rates were to increase substantially, the yield of the partnership's loans may provide lower yields than other comparable debt-related investments. As such, additional limited partner unit purchases could decline, which would reduce the overall liquidity of the partnership. Additionally, since the partnership has made primarily fixed rate loans, if interest rates were to rise, the likely result would be a slower prepayment rate for the partnership.   This could cause a lower degree of liquidity as well as a slowdown in the ability of the partnership to invest in loans at the then current interest rates. Conversely, in the event interest rates were to decline, the partnership could see both or either of a surge of unit purchases by prospective limited partners, and significant borrower prepayments, which, if the partnership can only obtain the then existing lower rates of interest may cause a dilution of the partnership's yield on loans, thereby lowering the partnership's overall yield to the limited partners. The partnership to a lesser degree relies upon its line of credit to fund loans.  Generally, the partnership's loans are fixed rate, whereas the credit line is a variable rate loan. In the event of a significant increase in overall interest rates, the credit line rate of interest could increase to a rate above the average portfolio rate of interest.  Should such an event occur, the general partners would desire to pay off the line of credit.  Retirement of the line of credit would reduce the overall liquidity of the partnership.  Cash is constantly being generated from borrower payments of interest, principal and loan payoffs.  Currently, cash flow greatly exceeds partnership expenses and earnings requirements.  Cash is constantly being generated from borrower interest payments, late charges, amortization of loan principal and loan payoffs.  Currently, cash flow exceeds partnership expenses, earnings and limited partner capital payout requirements.  Excess cash flow will be invested in new loan opportunities, when available, and will be used to reduce the partnership credit line or in other partnership business.  Excess cash flow is invested in new loan opportunities, when available, and is used to reduce the partnership credit line or for other partnership business.

At the time of subscription to the partnership, limited partners must elect either to receive monthly, quarterly or annual cash distributions from the partnership, or to compound earnings in their capital account.  If an investor initially elects to receive monthly, quarterly or annual distributions, such election, once made, is irrevocable.  If the investor initially elects to compound earnings in his/her capital account, in lieu of cash distributions, the investor may, after three (3) years, change the election and receive monthly, quarterly or annual cash distributions.  Earnings allocable to limited partners who elect to compound earnings in their capital account, will be retained by the partnership for making further loans or for other proper partnership purposes, and such amounts will be added to such limited partners’ capital accounts.

During the years stated below, the partnership, after allocation of syndication costs, made the following allocation of earnings both to the limited partners who elected to compound their earnings, and those that chose to distribute:

	2004	2003	2002
Compounding	$7,367,000	$5,958,000	$4,716,000
Distributing	$4,452,000	$3,362,000	$2,517,000

Capital balances of limited partners electing to receive cash distributions of earnings represented 36%, 36% and 35% of the limited partners’ outstanding capital accounts as of December 31, 2004, 2003 and 2002, respectively.  These percentages have remained relatively stable.  The general partners anticipate that after all capital has been raised, the percentage of limited partners electing to withdraw earnings will decrease due to the dilution effect which occurs when compounding limited partners’ capital accounts grow through earnings reinvestment.

The partnership also allows the limited partners to withdraw their capital account subject to certain limitations and penalties (see “Withdrawal From Partnership” in the Limited Partnership Agreement).  Once a limited partner’s initial five-year holding period has passed, the general partners expect to see an increase in liquidations due to the ability of limited partners to withdraw without penalty.  This ability to withdraw five years after a limited partner’s investment has the effect of providing limited partner liquidity and the general partners expect a portion of the limited partners to avail themselves of this liquidity.  This has the anticipated effect of increasing the net capital of the partnership, primarily through retained earnings during the offering period.  The general partners expect to see increasing numbers of limited partner withdrawals during a limited partner’s 5th through 10th anniversary, at which time the bulk of those limited partners who have sought withdrawal have been liquidated.  Since the five-year hold period for most limited partners has yet to expire, as of December 31, 2004, many limited partners may not as yet avail themselves of this provision for liquidation.  Earnings and capital liquidations including early withdrawals during the three years ended December 31, 2004 were:

	2004	2003	2002

Cash distributions	$4,452,000	$3,362,000	$2,517,000
Capital liquidation*	$1,988,000	$1,845,000	$1,049,000

Total	$6,440,000	$5,207,000	$3,566,000

*  These amounts represent gross of early withdrawal penalties.

Additionally, limited partners may liquidate their investment over a one-year period subject to certain limitations and penalties.  During the past three years ended December 31, 2004, capital liquidated subject to the 10% penalty for early withdrawal was:
2004	2003	2002
$794,000	$786,000	$244,000

This represents 0.43%, 0.57% and 0.26% of the limited partners’ ending capital for the years ended December 31, 2004, 2003 and 2002, respectively.  These withdrawals are within the normally anticipated range and represent a small percentage of limited partner capital.

Contractual Obligations - As of December 31, 2004

A summary of the contractual obligations of the partnership as of December 31, 2004 is set forth below (in thousands):

Contractual Obligation	Total	Less than 1 Year	1-3 Years	3-5 Years

Line of credit	$16,000	$-	$5,333	$10,667
Construction loans	9,286	9,286	-	-
Rehabilitation loans	8,880	8,880	-	-

Total	$34,166	$18,166	$5,333	$10,667

Quantitative and Qualitative Disclosures About Market Risk - As of December 31, 2004

The following table contains information about the cash held in money market accounts, loans held in the partnership’s portfolio and our line of credit as of December 31, 2004.  The presentation, for each category of information, aggregates the assets and liabilities by their maturity dates for maturities occurring in each of the years 2005 through 2009 and separately aggregates the information for all maturities arising after 2009.  The carrying values of these assets and liabilities approximate their fair market values as of December 31, 2004 (in thousands).

	2005	2006	2007	2008	2009	Thereafter	Total
Interest earning assets:
Money market accounts	$8,772						$8,772
Average interest rate	1.20%						1.20%
Loans secured by deeds of
trust	$68,761	$68,829	$21,185	$3,629	$8,844	$497	$171,745
Average interest rate	10.79%	9.61%	9.68%	9.42%	9.28%	8.50%	10.02%
Loans; unsecured				$34			$34
Average interest rate				-			-

Interest bearing liabilities
Line of credit	$16,000	-	-	-	-	-	$16,000
Average interest rate	5.00%	-	-	-	-	-	5.00%

Market Risk

The partnership’s line of credit bears interest at a variable rate, tied to the prime rate.  As a result, the partnership’s primary market risk exposure with respect to its obligations is to changes in interest rates, which will affect the interest cost of outstanding amounts on the line of credit.  The partnership may also suffer market risk tied to general trends affecting real estate values that may impact the partnership’s security for its loans.

The partnership’s primary market risk in terms of its profitability is the exposure to fluctuations in earnings resulting from fluctuations in general interest rates.  The majority of the partnership’s mortgage loans earn interest at fixed rates.  Changes in interest rates may also affect the value of the partnership’s investment in mortgage loans and the rates at which the partnership reinvests funds obtained from loan repayments and new capital contributions from limited partners.  If interest rates increase, the interest rates the partnership obtains from reinvested funds will generally increase, but the value of the partnership’s existing loans at fixed rates will generally tend to decrease.  The risk is mitigated by the fact that the partnership does not intend to sell its loan portfolio, rather such loans are held until they are paid off.  If interest rates decrease, the amounts becoming available to the partnership for investment due to repayment of partnership loans may be reinvested at lower rates than the partnership had been able to obtain in prior investments, or than the rates on the repaid loans.  In addition, interest rate decreases may encourage borrowers to refinance their loans with the partnership at a time where the partnership is unable to reinvest in loans of comparable value.

The partnership does not hedge or otherwise seek to manage interest rate risk.  The partnership does not enter into risk sensitive instruments for trading purposes.

Asset Quality - As of December 31, 2004

A consequence of lending activities is that occasionally losses will be experienced and that the amount of such losses will vary from time to time, depending upon the risk characteristics of the loan portfolio as affected by economic conditions and the financial experiences of borrowers.  Many of these factors are beyond the control of the general partners.  There is no precise method of predicting specific losses or amounts that ultimately may be charged off on particular segments of the loan portfolio, especially in light of the current economic environment.

The conclusion that a loan may become uncollectible, in whole or in part, is a matter of judgment.  Although institutional lenders are subject to requirements and regulations that, among other things, require them to perform ongoing analyses of their portfolios, loan-to-value ratios, reserves, etc., and to obtain and maintain current information regarding their borrowers and the securing properties, the partnership is not subject to these regulations and has not adopted certain of these practices.  Rather, the general partners, in connection with the periodic closing of the accounting records of the partnership and the preparation of the financial statements, determine whether the allowance for loan losses is adequate to cover potential loan losses of the partnership.  As of December 31, 2004 the general partners have determined that the allowance for loan losses and real estate held for sale of $3,343,000 (1.82% of net assets) is adequate in amount.  Because of the number of variables involved, the magnitude of the swings possible and the general partners' inability to control many of these factors, actual results may and do sometimes differ significantly from estimates made by the general partners.  As of December 31, 2004, eleven loans were delinquent over 90 days in interest payments and/or past maturity with an aggregate principal outstanding of $25,013,000.   Of these delinquent loans, five loans with an aggregate principal outstanding of $6,424,000 were subject to workout agreements.

The partnership also makes loans requiring periodic disbursements of funds.  As of December 31, 2004 there were thirteen such loans.  These loans include loans for the ground up construction of buildings and loans for rehabilitation of existing structures.  Interest on these loans is computed with the simple interest method and only on the amounts disbursed on a daily basis.

A summary of the status of the partnership’s loans, which are periodically disbursed as of December 31, 2004, is set forth below (in thousands):

Complete Construction	Rehabilitation

Disbursed funds	$14,362	$41,373
Undisbursed funds	$9,286	$8,880

“Construction Loans” are determined by the management to be those loans made to borrowers for the construction of entirely new structures or dwellings, whether residential, commercial or multifamily properties.  For each such Construction Loan, the partnership has approved a maximum balance for such loan; however, disbursements are made in phases throughout the construction process.  As of December 31, 2004, the partnership had commitments for Construction Loans totaling $23,648,000, of which $14,362,000 in Construction Loans had been disbursed and had an additional $9,286,000 is yet to be disbursed.  The $23,648,000 of Construction Loans committed exceeds 10% of the loan portfolio which is in excess of the partnership’s limit on Construction Loan funding.  The partnership will not make any additional Construction Loan obligations until such time as the aggregate amount of the outstanding Construction Loan commitments is less than 10% of the loan portfolio.  During February, 2005, one of these loans with a total commitment of $8,400,000 was paid in full.

The partnership also makes loans, the proceeds of which are used to remodel, add to and/or rehabilitate an existing structure or dwelling, whether residential, commercial or multifamily properties and which, in the determination of management, are not construction loans.  These loans are referred to by management as “Rehabilitation Loans”.  As of December 31, 2004 the partnership had funded $41,373,000 in Rehabilitation Loans and $8,880,000 remained to be disbursed for a combined total of $50,253,000.  While the partnership does not classify Rehabilitation Loans as Construction Loans, Rehabilitation Loans do carry some of the same risks as Construction Loans.  There is no limit on the amount of Rehabilitation Loans the partnership may make.

No loans were restructured in 2004.  During 2003, the partnership restructured three loans by granting one new loan and modifying two other loans.  During 2003, the total amount of restructured loans was $15,599,000.

Allowance for Losses.

The general partners regularly review the loan portfolio, examining the status of delinquencies, borrowers’ payment records, etc.  Based upon this information and other data, the allowance for loan losses is increased or decreased.  Borrower foreclosures are a normal aspect of partnership operations.  The partnership is not a credit based lender and hence while it reviews the credit history and income of borrowers, and if applicable, the income from income producing properties, the general partners expect that the partnership will on occasion take back real estate security.  During 2002 and 2003 the economy stabilized.  During 2004 and continuing in 2005, the economy and the Northern California real estate market strengthened.  As of March 31, 2005, the partnership had twelve loans past due 90 days or more on interest payments or past maturity totaling $27,932,000.  With respect to four of these twelve loans, we have filed notices of default, beginning the process of foreclosure.  The principal amounts of the four loans with filed notices of default total $6,185,000 or 4.05% of the secured loan portfolio.  Of these four, two loans, with a principal amount totaling $2,535,000, were categorized as delinquent and past maturity, and as of March 31, 2005, we have entered into workout agreements with respect to these two loans.

The partnership periodically enters into workout agreements with borrowers who are past maturity or delinquent in their regular payments.  In addition to the two workout agreements with borrowers in foreclosure there were four other borrowers in workout agreements as of March 31, 2005.  The partnership has entered into a total of six workout agreements with borrowers inclusive of matured, foreclosed or 90-day delinquent loans.  Typically, a workout agreement allows the borrower to extend the maturity date of the balloon payment and/or allows the borrower to make current monthly payments while deferring for periods of time, past due payments, and allows time to pay the loan in full.  These workout agreements and foreclosures generally exist within our loan portfolio to greater or lesser degrees, depending primarily on the health of the economy.  The number of foreclosures and workout agreements will generally rise during difficult economic times and conversely fall during good economic times.  The number and amount of foreclosures existing at March 31, 2005, in management’s opinion, does not have a material effect on our results of operations or liquidity.  These workouts and foreclosures have been considered when management arrived at appropriate loan loss reserves and based on our experience, are reflective of our loan marketplace segment.  In 2004, the partnership filed some foreclosure proceedings to enforce the terms of our loans.  In some of these instances the borrowers have been able to remedy the foreclosures we have filed.  During 2002, we completed the foreclosure of two loans, which resulted in the partnership taking back two real estate properties.  These properties are more fully discussed under Properties at page 48.  The partnership’s foreclosed principal balances were $6,565,000 after excluding an affiliated partnership’s interest in one of the properties.  During 2003, one of the properties owned through foreclosure was sold at an overall loss of $127,000, with $85,000 of the loss allocated to the partnership and the remaining $42,000 allocated to the minority interest.  During 2003 the partnership did not take back any property through the foreclosure process.  In 2004, the partnership took back four properties through foreclosure or deeds in lieu of foreclosure.  In 2005, we may initiate foreclosure on delinquent borrowers or borrowers who become delinquent during the balance of the year.  We may take back additional real estate through the foreclosure process in 2005.  Borrower foreclosures are a normal aspect of partnership operations and the general partners anticipate that they will not have a material effect on liquidity.  As a prudent guard against potential losses, the general partners have made provisions for losses on loans and real estate held for sale of $3,434,000 through March 31, 2005.  These provisions for losses were made to protect against collection losses.  The total cumulative provision for losses as of March 31, 2005 is considered by the general partners to be adequate.  Because of the number of variables involved, the magnitude of the swings possible and the general partners’ inability to control many of these factors, actual results may and do sometimes differ significantly from estimates made by the general partners.

The partnership may restructure loans.  This is done either through the modification of an existing loan or by re-writing a whole new loan.  It could involve, among other changes, an extension in maturity date, a reduction in repayment amount, a reduction in interest rate or granting an additional loan.

Liquidity and Capital Resources - For the three months ended March 31, 2005 and 2004.

The partnership relies upon purchases of units, loan payoffs, borrowers’ mortgage payments, and, to a lesser degree, its line of credit for the source of funds for loans and for the undisbursed portion of Construction Loans and Rehabilitation Loans (see ASSET QUALITY).  Recently, mortgage interest rates have decreased somewhat from those available at the inception of the partnership.  If interest rates were to increase substantially, the yield of the partnership’s loans may provide lower yields than other comparable debt-related investments.  As such, additional limited partner unit purchases could decline, which would reduce the overall liquidity of the partnership.  Additionally, since the partnership has made primarily fixed rate loans, if interest rates were to rise, the likely result would be a slower prepayment rate for the partnership.  This could cause a lower degree of liquidity as well as a slowdown in the ability of the partnership to invest in loans at the then current interest rates.  Conversely, in the event interest rates were to decline, the partnership could experience a surge of unit purchases by prospective limited partners, and/or significant borrower prepayments.  In such event, if the partnership can only obtain the then existing lower rates of interest, there may be a dilution of the partnership’s yield on loans, thereby lowering the partnership’s overall yield to the limited partners.  The partnership to a lesser degree relies upon its line of credit to fund loans.  Generally, the partnership’s loans are fixed rate, whereas the credit line is a variable rate loan.  In the event of a significant increase in overall interest rates, the credit line rate of interest could increase to a rate above the average portfolio rate of interest.  Should such an event occur, the general partners would desire to pay off the line of credit and would generally not use it to fund loans.  This could reduce the overall liquidity of the partnership.  Cash is constantly being generated from borrower payments of interest, principal and loan payoffs.  Currently, cash flow greatly exceeds partnership expenses and cash distribution requirements to limited partners.  Excess cash flow is invested in new loan opportunities, and for funding the undisbursed portion of Construction and Rehabilitation Loans, and is used to reduce the partnership credit line or for other partnership business.

At the time of subscription to the partnership, limited partners must elect either to receive monthly, quarterly or annual cash distributions from the partnership, or to compound earnings in their capital account.  If an investor initially elects to receive monthly, quarterly or annual distributions, such election, once made, is irrevocable.  If the investor initially elects to compound earnings in his/her capital account, in lieu of cash distributions, the investor may, after three (3) years, change the election and receive monthly, quarterly or annual cash distributions.  Earnings allocable to limited partners, who elect to compound earnings in their capital account, will be retained by the partnership for making further loans or for other proper partnership purposes; and such amounts will be added to such limited partners’ capital accounts.

During the three month periods ended March 31, 2005 and 2004, the partnership, after allocation of syndication costs, made the following allocation of earnings both to the limited partners who elected to compound their earnings, and those that chose to distribute:

Three months ended
March 31,

	2005	2004

Compounding	$2,215,000	$1,656,000
Distributing	$1,239,000	$1,005,000

As of March 31, 2005 and 2004 limited partners electing to receive cash distributions of earnings represented 37% and 38%, respectively, of the limited partners’ outstanding capital accounts.  These percentages have remained relatively stable.  The general partners anticipate that after all capital has been raised, the percentage of limited partners electing to withdraw earnings will decrease due to the dilution effect which occurs when compounding limited partners’ capital accounts grow through compounded earnings.

The partnership also allows the limited partners to withdraw their capital account subject to certain limitations and penalties.  Once a limited partner’s initial five-year hold period has passed, the general partners expect to see an increase in liquidations due to the ability of limited partners to withdraw without penalty.  This ability to withdraw five years after a limited partner’s investment has the effect of providing limited partner liquidity and the general partners expect a portion of the limited partners to avail themselves of this liquidity.  The general partners expect to see increasing numbers of limited partner withdrawals during a limited partner’s 5th through 10th anniversary, at which time the bulk of those limited partners who have sought withdrawal have been liquidated.   Since the five-year hold period for many limited partners has yet to expire, as of March 31, 2005, many limited partners may not have yet opted for such liquidation.  Earnings and capital liquidations including early withdrawals during the three month periods ended March 31, 2005 and 2004 were:

Three months ended
March 31,

	2005	2004

Cash distributions	$1,239,000	$1,005,000
Capital liquidation*	$514,000	$627,000

Total	$1,753,000	$1,632,000

* These amounts represent gross of early withdrawal penalties.

Additionally, limited partners may liquidate their investment over a one-year period subject to certain limitations and penalties.  During the three month periods ended March 31, 2005 and 2004, capital liquidated subject to the 10% penalty for early withdrawal was:

Thee months ended
March 31,

2005	2004

$96,000	$328,000

This represents 0.05% and 0.21% of the limited partners’ ending capital as of March 31, 2005 and 2004, respectively.  These withdrawals are within the normally anticipated range and represent a small percentage of limited partner capital.

Contractual Obligations - As of March 31, 2005

A summary of the contractual obligations of the partnership as of March 31, 2005 is set forth below (in thousands):

Contractual Obligation	Total	Less than 1 Year	1-3 Years	3-5 Years

Line of credit	$-	$-	$-	$-
Construction loans	2,444	2,444	-	-
Rehabilitation loans	6,631	6,631	-	-

Total	$9,075	$9,075	$-	$-

Quantitative And Qualitative Disclosures About Market Risk - As of March 31, 2005

The following table contains information about the cash held in money market accounts, loans held in the partnership’s portfolio and loans to the partnership pursuant to its line of credit as of March 31, 2005.  The presentation, for each category of information, aggregates the assets and liabilities by their maturity dates for maturities occurring in each of the years 2005 through 2009 and separately aggregates the information for all maturities arising after 2009.  The carrying values of these assets and liabilities approximate their fair market values as of March 31, 2005 (in thousands):

	2005	2006	2007	2008	2009	Thereafter	Total
Interest earning assets:
Money market accounts	$14,557						$14,557
Average interest rate	1.20%						1.20%
Loans secured by deeds of
trust	$56,804	46,984	27,803	10,956	8,828	1,237	$152,612
Average interest rate	10.75%	9.88%	9.43%	10.32%	9.28%	9.44%	10.11%
Loans, unsecured				$34			$34
Average interest rate				-			-
Interest bearing liabilities:
Line of credit	$-						$-
Average interest rate	5.75%						5.75%

Asset Quality - As of March 31, 2005

A consequence of lending activities is that occasionally losses will be experienced and that the amount of such losses will vary from time to time, depending upon the risk characteristics of the loan portfolio as affected by economic conditions and the financial experiences of borrowers.   Many of these factors are beyond the control of the general partners.  There is no precise method of predicting specific losses or amounts that ultimately may be charged off on particular segments of the loan portfolio, especially in light of the current economic environment.

The conclusion that a loan may become uncollectible, in whole or in part, is a matter of judgment.  Although institutional lenders are subject to requirements and regulations that, among other things, require them to perform ongoing analyses of their portfolios, loan-to-value ratios, reserves, etc., and to obtain and maintain current information regarding their borrowers and the securing properties, the partnership is not subject to these regulations and has not adopted all of these practices.  Rather, the general partners, in connection with the periodic closing of the accounting records of the partnership and the preparation of the financial statements, determine whether the allowance for loan losses is adequate to cover potential loan losses of the partnership.  As of March 31, 2005 the general partners have determined that the allowance for loan losses and real estate held for sale of $3,434,000 (1.77% of net assets) is adequate in amount.  Because of the number of variables involved, the magnitude of the swings possible and the general partners’ inability to control many of these factors, actual results may and do sometimes differ significantly from estimates made by the general partners.  As of March 31, 2005, ten loans were delinquent over 90 days on interest payments amounting to $17,098,000.  Additionally, two loans totaling $10,834,000 were past maturity 90 days or more but current in interest payments as of March 31, 2005.

The partnership also makes loans requiring periodic disbursements of funds.  As of March 31, 2005, there were thirteen such loans.   These loans include ground up construction of buildings and loans for rehabilitation of existing structures.  Interest on these loans is computed using a simple interest method and only on the amounts disbursed on a daily basis.

A summary of the status of the partnership’s loans which are periodically disbursed, as of March 31, 2005, is set forth below:

Complete Construction	Rehabilitation

Disbursed funds	$13,487,000	$49,567,000
Undisbursed funds	$2,444,000	$6,631,000
Total commitments	$15,931,000	$56,198,000

“Construction Loans” are determined by the management to be those loans made to borrowers for the construction of entirely new structures or dwellings, whether residential, commercial or multifamily properties.   The partnership has approved the borrowers up to a maximum loan balance; however, disbursements are made in phases throughout the construction process.  As of March 31, 2005, the partnership had commitments for Construction Loans totaling $15,931,000, of which $13,487,000 had been disbursed and $2,444,000 remains to be disbursed.  The $15,931,000 of Construction Loans committed exceeds 10% of the loan portfolio, which is in excess of the partnership’s limit on Construction Loan funding.  The partnership will not make any additional Construction Loan obligations until such time as the aggregate amount of the outstanding Construction Loan commitments is less than 10% of the loan portfolio.

The partnership also makes loans, the proceeds of which are used to remodel, add to and/or rehabilitate an existing structure or dwelling, whether residential, commercial or multifamily properties and which, in the determination of management, are not Construction Loans.  These loans are referred to by management as “Rehabilitation Loans”.  As of March 31, 2005 the partnership had commitments for Rehabilitation Loans totaling $56,198,000, of which $49,567,000 had been disbursed and $6,631,000 remains to be disbursed.  While the partnership does not classify Rehabilitation Loans as Construction Loans, Rehabilitation Loans do carry some of the same risks as Construction Loans.  There is no limit on the amount of Rehabilitation Loans the partnership may make.  One of the loans with $5,000 in undisbursed funds as of March 31, 2005, was fully disbursed in April, 2005.

Current Economic Conditions.

Since January, 2001, and through December 31, 2003, the Federal Reserve reduced interest rates significantly by cutting the Federal Funds Rate to 1.00%.  From July 1, 2004 through March 31, 2005, the Federal Reserve increased the Federal Funds Rate to 2.75%.  The effect of these changes has greatly reduced short-term interest rates and to a lesser extent reduced long-term interest rates.  The recent upward movement in the Federal Funds Rate during 2004 and 2005 has raised short-term rates but has not yet raised long-term interest rates significantly.  New loans will be originated at then existing interest rates.  In the future the general partners anticipate that interest rates likely will change from their current levels.  The general partners cannot, at this time, predict at what levels interest rates will be in the future.  The general partners anticipate that new loans will be placed during 2005 at rates slightly above those that prevailed in 2004.  The lowering of interest rates has encouraged those borrowers that have mortgages with higher interest rates than those currently available to seek refinancing of their obligations.  The partnership may face prepayments in the existing portfolio from borrowers taking advantage of these lower rates.  However, demand for loans from qualified borrowers continues to be strong and as prepayments occur, the general partners expect to replace paid off loans with loans at somewhat lower interest rates.  At this time, the general partners believe that the average loan portfolio interest rate will remain relatively stable over the year 2005.  Based upon the rates payable in connection with the existing loans, and anticipated interest rates to be charged by the partnership and the general partners’ experience, the general partners anticipate that the annualized yield will range between 6.75% and 7.25% in 2005.

The partnership makes loans primarily in Northern California.  As of March 31, 2005, approximately 76.03%, ($116,032,000) of the loans held by the partnership were in six San Francisco Bay Area Counties.  The remainder of the loans held was secured primarily by Northern California real estate outside of the San Francisco Bay Area.

Recently the national and Northern California economies seem to be improving.  Job creation remains a concern, as little job creation seems to be evident.  The partnership makes loans primarily in Northern California and real estate values of residential, commercial, multi-family properties and of land are of particular interest to the partnership.  Real estate is the primary security for the partnership’s loans.

The residential real estate market in California continues to appreciate.  The San Francisco Chronicle dated March 11, 2005 reported that “Median prices for existing homes in the Bay Area hit an all-time-high of $569,000 in February, rocketing 19.5% from $476,000 in February 2004 and up 2.3% from $556,000 in January.  Prices are increasing at their fastest pace in four years, according to DataQuick Information Systems, a La Jolla (San Diego County) real estate market research firm.  ‘It’s stronger than we’d anticipated,’ said John Karevoll, a DataQuick analyst. ‘These numbers show there’s still gas in the tank, and the market has a way to go before it levels off.  We did not anticipate a downturn but thought we’d be coming in for a soft landing.’  Instead, prices for single-family homes continued to soar.  Home buyers in the nine-county Bay Area snapped up 4,905 resale single-family residences in February, a slight decline form 4,925 last February.  The highest median price was in Marin County, at $808,000, followed by San Mateo at $711,000 and

San Francisco at $701,000, according to DataQuick.  Experts said low inventory continues to fuel the frenzy.  ‘The bottom line is lots of buyers and very few homes,’ said Joan Underwood, a broker with Marvin Gardens who specializes in El Cerrito and Richmond Annex.  Another factor in the increase is that interest rates are inching higher.  Everyone who looks at the market says the price acceleration can’t last, but real estate agents and other experts said they expect a gradual leveling rather than a bubble bursting.  Meanwhile, there still seems to be plenty of life in the market.  The record February prices, which reflect homes that were on the market in historically slow December and January, are likely to be exceeded once the spring season gets in full swing.”

On the commercial front the San Francisco Business Times for April 8-14, 2005 reports that “Big spenders are rolling back into San Francisco and up the city’s highrises to lease the swankiest view space.  And the price is rising fast.  In the past few months a handful of firms, including hedge fund Caxton Associates LLC and law firm McKenna Long & Aldridge, LLP have leased prime view space.  Those firms did deals for the 33rd floor of the Transamerica pyramid and the 41st floor of 101 California Street for $60 and $53 per square foot, respectively – a major pop from the mid-$40s range similar space commanded less than a year ago.  ‘Asking rental quotes in the $50s or even the $60s doesn’t elicit the broker pushback it would have in 2004,’ said Jim Ousman, managing director of leasing for Equity Office Properties.  ‘That’s an indication this higher-end space is priced accordingly.’  As the rest of the San Francisco office market struggles with vacancy rates that remain in the high teens and average rents stuck at around $30, the vacancy rate for view space – the upper floors of the best highrises – is an estimated 5%, according to a recent study by Cushman & Wakefield.  Prices are being rapidly marked up to leverage that scarcity.  Leasing agents representing landlords say the rise is being largely driven by tenant demand.  Whether these high rents for high-class space will have a trickle-down effect on the less desirable space is unclear.  The average asking rents of Class A space in the central business district last quarter increased roughly 3% to $30 a square foot, according to averages from Grubb & Ellis Co. and CB Richard Ellis research reports.  Some pockets are a little hotter, however, like at 50 California Street where rents have increased 20% over the past six months to as high as the mid $40 range.”

As described above, the commercial property market in the San Francisco Bay Area has recently been improving.  Increased occupancies in commercial properties enable owners to better handle their debt payments.  Improved occupancies also stabilize commercial real estate values, which benefits the partnership.

For partnership loans outstanding as of March 31, 2005, the partnership had an average loan-to-value ratio of 60.16%, computed based on appraised values and senior liens as of the date the loan was made.  This percentage does not account for any increases or decreases in property values since the date the loan was made, nor does it include any reductions in principal on senior indebtedness through amortization of payments after the loan was made.  This low loan-to-value ratio will assist the partnership in weathering loan delinquencies and foreclosures should they eventuate.

Unit Valuations for Broker Dealer Requirements.

In some cases in order to satisfy Broker Dealers and other reporting requirements, the general partners have valued the limited partners’ interest in the partnership on a basis which utilizes a per unit system of calculation, rather than based upon the investors’ capital account.  This information has been reported in this manner in order to allow the partnership to integrate with certain software used by the Broker Dealers and other reporting entities.  In those cases, the partnership will report to Broker Dealers, Trust Companies and others a “reporting” number of units based upon a $1.00 per unit calculation.  The number of reporting units provided will be calculated based upon the limited partner’s capital account value divided by $1.00.  Each investor’s capital account balance is set forth periodically on the partnership account statement provided to investors.  The reporting units are solely for Broker Dealers requiring such information for their software programs and do not reflect actual units owned by a limited partner or the limited partners’ right or interest in cash flow or any other economic benefit in the partnership.  Each investor's capital account balance is set forth periodically on the partnership account statement provided to investors.  The amount of partnership earnings each investor is entitled to receive is determined by the ratio that each investor's capital account bears to the total amount of all investor capital accounts then outstanding.  The capital account balance of each investor should be included on any NASD member client account statement in providing a per unit estimated value of the client's investment in the partnership in accordance with NASD Rule 2340.

While the general partners have set an estimated value for the partnership units, such determination may not be representative of the ultimate price realized by an investor for such units upon sale.  No public trading market exists for the partnership's units and none is likely to develop.  Thus, there is no certainty that the units can be sold at a price equal to the stated value of the capital account.  Furthermore, the ability of an investor to liquidate his or her investment is limited subject to certain liquidation rights provided by the partnership, which may include early withdrawal penalties (See the section of the prospectus entitled "INVESTMENT RISKS - Lack of Liquidity of Units Increases Their Risk").

PORTFOLIO REVIEW– For the years ended December 31, 2004, 2003 and 2002

Secured Loan Portfolio.

The partnership's secured loan portfolio consists primarily of short-term (one to five years), fixed rate loans secured by real estate.  As of December 31, 2004, 2003 and 2002 the partnership's loans secured by real property collateral in the six San Francisco Bay Area counties (San Francisco, San Mateo, Santa Clara, Alameda, Contra Costa, and Marin) represented $131,143,000 (76.36%), $107,211,000 (72.85%) and $61,741,000 (73.81%), respectively, of the outstanding secured loan portfolio.  The remainder of the portfolio represented loans secured by real estate located primarily in Northern California.  No partnership loan equals or exceeds 10% of the partnership’s assets.

The following table sets forth the distribution of loans held by the partnership by property type for the years ended December 31, 2004, 2003 and 2002 (in thousands):

December 31,

2004	2003	2002

Single family homes (1-4 units)	$84,359	49.12%	$66,631	45.27%	$36,574	43.72%
Apartments (over 4 units)	30,981	18.04%	22,649	15.39%	6,572	7.86%
Commercial	54,670	31.83%	52,502	35.67%	32,089	38.36%
Land	1,735	1.01%	5,392	3.67%	8,415	10.06%

Total	$171,745	100.00%	$147,174	100.00%	$83,650	100.00%

As of December 31, 2004, the partnership held 75 loans secured by deeds of trust.  The following table sets forth the priorities, asset concentrations and maturities of the loans held by the partnership as of December 31, 2004.

PRIORITIES, ASSET CONCENTRATIONS AND MATURITIES OF SECURED LOANS
As of December 31, 2004 (in thousands)

	# of Loans	Amount	Percent

1st Mortgages	43	$115,082	67.01%
2nd Mortgages	28	50,282	29.28%
3rd Mortgages	4	6,381	3.71%
Total	75	$171,745	100.00%

Maturing in 2005	21	$68,761	40.04%
Maturing in 2006	24	68,829	40.07%
Maturing in 2007	11	21,185	12.34%
Maturing after 12/31/07	19	12,970	7.55%
Total	75	$171,745	100.00%

Average secured loan as a % of secured loan portfolio		$2,289	1.33%
Largest secured loan as a % of secured loan portfolio		12,045	7.01%
Smallest secured loan as a % of secured loan portfolio		50	0.03%
Average secured loan-to-value at time of loan based on
appraisals and prior liens at time of loan			56.94%
Largest secured loan as a % of partnership assets		12,045	6.00%

PORTFOLIO REVIEW– For the three months ended March 31, 2005 and 2004

Loan Portfolio.

The partnership’s loan portfolio consists primarily of short-term (one to five years), fixed rate loans secured by real estate.  As of March 31, 2005 and 2004 the partnership’s loans secured by real property collateral in the six San Francisco Bay Area counties (San Francisco, San Mateo, Santa Clara, Alameda, Contra Costa, and Marin) represented $116,032,000 (76.03%) and $99,435,000

(71.94%) of the outstanding secured loan portfolio.  The remainder of the portfolio represented loans secured primarily by Northern California real estate outside of the San Francisco Bay Area counties.

As of March 31, 2005 and 2004 the partnership held 79 and 75 secured loans, respectively, in the following categories (in thousands):

March 31,

2005	2004

Single family homes (1-4 units)	$62,354	40.86%	$58,620	42.41%
Apartments (5+ units)	21,825	14.30%	23,621	17.09%
Commercial	66,700	43.71%	50,587	36.60%
Land	1,733	1.13%	5,392	3.90%

Total	$152,612	100.00%	$138,220	100.00%

As of March 31, 2005, the partnership held 79 loans secured by deeds of trust.  The following table sets forth the priorities, asset concentrations and maturities of the loans held by the partnership as of March 31, 2005.

PRIORITIES, ASSET CONCENTRATIONS AND MATURITIES OF LOANS
As of March 31, 2005 (in thousands)

	# of Secured Loans	Amount	Percent

1st Mortgages	44	$109,427	71.70%
2nd Mortgages	30	34,389	22.53%
3rd Mortgages	5	8,796	5.77%
Total	79	$152,612	100.00%

Maturing 12/31/05 and prior	19	$56,804	37.22%
Maturing prior to 12/31/06	21	46,984	30.79%
Maturing prior to 12/31/07	16	27,803	18.22%
Maturing after 12/31/07	23	21,021	13.77%
Total	79	$152,612	100.00%

Average secured loan as a % of secured loan portfolio		$1,932	1.27%
Largest secured loan as a % of secured loan portfolio		11,685	7.66%
Smallest secured loan as a % of secured loan portfolio		50	0.03%
Average secured loan-to-value at time of loan based on
appraisals and prior liens at time of loan			60.16%
Largest secured loan as a percent of partnership assets		11,685	5.96%

COMPETITION

The partnership’s major competitors in providing mortgage loans are banks, savings and loan associations, thrifts, conduit lenders, mortgage brokers, and other entities both larger and smaller than the partnership.  The partnership is competitive in large part because the general partners generate all of their loans.  Many of these competitors are unable, due to their size, to compete with the partnership’s ability to make loans larger than $1,000,000 per transaction.  The partnership’s ability to regularly entertain loan requests at or above $1,000,000 reduces competition and can provide either higher quality loans, higher returns, or both.  The general partners have been in the business of making or investing in mortgage loans in Northern California since 1978 and have developed a quality reputation and recognition within the field.

Beginning in July of 2004, the Federal Reserve changed its interest rate policy from one of three years of continuously lowered interest rates, which hit a 40 year historic interest rate low, to one of tempered but gradual interest rate increases.  In keeping with this new policy since July 2004, the Federal Reserve has increased the Federal Funds Rate by one quarter percentage point (1/4 of one percent) at each of its last five meetings to 2.25% as of March 22, 2005.  This deliberate upward change in the Federal Funds Rate has caused short term interest rates to rise, and to a lesser degree, pushed longer term rates up as well.  Nationally and more specifically in Northern California, the location of the majority of our lending activities, the economies are recovering from the economic downturn from 2000 to 2003.  Employment and job creation is improving but is still lower than desirable.  During 2004, the residential and commercial real estate markets in Northern California enjoyed a solid year of price appreciation.  With the prospect of solid real estate values, low interest rates, and an improving economy, lenders of all types are anxious to lend money to borrowers secured by their real estate.  Competition for loans is fierce.  Additionally, those borrowers that had waited hoping to find the bottom of the interest rate cycle, have decided that the time has come to refinance their existing higher rate loans.  This has caused a significant amount of loan runoff to lower interest rate lenders than the partnership.  These two factors have made it difficult, particularly in the final quarter of the year 2004, to stay as fully invested as is optimum.  It is anticipated that significant competition for loans will continue.  Excess cash will be invested in short-term alternative investments, such as money market funds yielding considerably less than the current loan investment portfolio.

TYPES AND MATURITIES OF LOANS (As of December 31, 2004) (in thousands)

	Number of Mortgage
	Investments	Amount	Percent

First Mortgage	169	$283,270	61.05%
Second Mortgage	161	167,864	36.18%
Third Mortgage	21	12,829	2.77%
	351	$463,963	100.00%

Maturing before 1/1/2005	191	$172,171	37.11%
Maturing after 1/1/2005 and before 1/1/2007	83	229,179	49.40%
Maturing after 1/1/2007	77	62,613	13.49%
	351	$463,963	100.00%

Single Family Residences	208	$284,992	61.43%
Commercial Properties	107	149,682	32.26%
Multi-Unit Properties	20	14,664	3.16%
Land	16	14,625	3.15%
	351	$463,963	100.00%

DELINQUENCIES

As of December 31, 2004, we had 11 loans ($25,013,000) which were delinquent over 90 days in either interest, principal or both.  As of March 31, 2005 delinquencies had increased to 12 loans ($27,932,000) which were delinquent over 90 days in either interest, principal or both.  Of these, four loans were in foreclosure at December 31, 2004 and March 31, 2005.

1.
Table of open loans for the partnership as of December 31, 2004. As of December 31, 2004, the partnership had seventy five (75) open loans with a principal outstanding balance totaling $171,745,000.  Open loans are those loans in which the principal amount of the loan is outstanding.  That is, the loan has not been paid back to the partnership.

The following table sets forth with respect to each open loan, the following information:

•	the date the loan was funded;

•	the amount of the existing first or second mortgage on the property, if any;

•	the amount of the loan, the term of the loan;

•	the appraised value of the property at the time the loan was made;

•	the loan to value ratio at the time the loan was made; and

•	the current status of the loan

Please be aware that the key to the footnotes indicated in the following table appear at the bottom of the page.

a.        Loans Secured By Single Family Residences (1-4 Units)
								S
		Existing	Existing				%	t
		1st	2nd	Amount of	Loan	Appraised	Loan to	a
		Mortgage	Mortgage	Partnership	Term	Value of	Value	t
	Date	at	at	Loans at	In	Property at	Ratio at	u
County	Funded	Funding	Funding	Funding	Months	Funding	Funding	s
Single Family Residences (county)(5)
Marin 1	2/4/99	$0	$0	$1,210,000	24	$1,860,000	65.05%	C
San Francisco 2	1/25/00	$492,978	$0	$400,000	60	$1,430,000	62.45%	A
Marin 1	8/29/00	$0	$0	$1,325,000	6	$1,916,000	69.15%	C
Napa 1	7/5/01	$0	$0	$3,515,000	18	$7,550,000	46.56%	C
San Mateo2	11/30/01	$139,911	$0	$318,229	12	$660,967	69.31%	E
Santa Clara 2	7/9/02	$1,647,000	$0	$263,000	24	$2,550,000	74.90%	A
Santa Clara 3	8/8/02	$632,118	$836,009	$805,000	60	$3,600,000	63.14%	A
Alameda 1	8/16/02	$0	$0	$1,300,000	24	$8,130,000	15.99%	A
San Mateo 2	8/22/02	$709,865	$0	$269,000	36	$1,400,000	69.92%	A
San Mateo 1, 5	9/5/02	$0	$0	$1,781,000	36	$2,550,000	69.84%	B
Napa 2	10/30/02	$500,000	$0	$1,320,000	36	$2,600,000	70.00%	B
San Mateo 1	5/1/03	$0	$0	$7,700,000	18	$13,200,000	58.33%	A
Fresno 1, 5	7/21/03	$0	$0	$6,073,600	24	$8,673,000	70.03%	A
Santa Clara 2	12/5/03	$376,031	$0	$130,000	60	$775,000	65.29%	A
Alameda 2, 5	12/23/03	$18,210,000	$0	$16,010,000	24	$59,600,000	57.42%	A
Placer 1	12/12/03	$0	$0	$1,070,000	24	$1,400,000	76.43%	A
Alameda 2	1/23/04	$189,597	$0	$500,000	80	$1,070,000	64.45%	A
Alameda 3, 5	1/15/04	$15,440,356	$18,210,000	$8,245,000	24	$59,600,000	70.29%	A
Santa Clara 2	4/2/04	$1,654,802	$0	$800,000	24	$3,700,000	66.35%	A
San Francisco 2	4/20/04	$2,400,000	$0	$335,000	60	$4,000,000	68.38%	A
San Francisco 1	4/1/04	$0	$0	$1,180,000	24	$1,480,000	79.73%	A
San Mateo 2	4/30/04	$734,638	$0	$1,085,000	60	$2,800,000	64.99%	A
Contra Costa 1	5/11/04	$0	$0	$403,000	60	$530,000	76.04%	A
San Mateo 2	5/14/04	$312,908	$0	$50,000	60	$650,000	55.83%	A
San Joaquin 1	5/18/04	$0	$0	$188,000	60	$255,000	73.73%	C
San Francisco 1, 5	6/8/04	$0	$0	$8,400,000	24	$31,400,000	26.75%	A
San Mateo 2	6/21/04	$716,218	$0	$690,000	60	$2,200,000	63.92%	A
Alameda 1, 5	7/1/04	$0	$0	$15,615,000	18	$52,400,000	29.80%	A
San Diego 1	7/2/04	$0	$0	$2,400,000	24	$3,200,000	75.00%	A
San Francisco 2	9/29/04	$763,929	$0	$385,000	36	$1,500,000	76.60%	A
Contra Costa 1, 5	9/1/04	$0	$0	$11,684,000	24	$26,020,000	44.90%	A
Contra Costa 2, 5	9/1/04	$11,684,500	$0	$7,821,000	24	$26,020,000	74.96%	A
Sacramento 2, 5	9/16/04	$1,390,876	$0	$10,540,000	24	$15,900,000	75.04%	A
Marin 1	10/29/04	$0	$0	$2,000,000	48	$13,000,000	15.38%	A
San Francisco 2	12/29/04	$1,180,000	$0	$425,000	14	$2,420,000	66.32%	A

1	Indicates a first deed of trust on property
2	Indicates a second deed of trust on property
3	Indicates a third deed of trust on the property
4
The term loan to value ratio means the total amount of debt secured by the property expressed as a percentage of the total value of the property at the inception of the loan.  Generally, the loan to value ratio will not exceed 80% of the appraised value for residential properties, 70% of the appraised value for commercial properties and 50% of appraised value for land.

5	Loans may be secured by multiple single family residences, including multiple condominiums in the same building.

A.	Loan current or less than 90 days delinquent
B.	Loan 90 days or more delinquent
C.	Loan in foreclosure
D.	Loan in bankruptcy
E.	Loan is less than 90 days delinquent in interest payments, but is past maturity

b.         Loans Secured By Multifamily Residences (5+ Units)

								S
		Existing	Existing				%	t
		1st	2nd	Amount of	Loan	Appraised	Loan to	a
		Mortgage	Mortgage	Partnership	Term	Value of	Value	t
	Date	at	At	Loans at	in	Property at	Ratio at	u
County	Funded	Funding	Funding	Funding	Months	Funding	Funding	s
Multiple Units (county)
Contra Costa 2	7/14/99	$47,138	$0	$310,247	24	$477,066	74.91%	E
San Francisco 1	7/7/00	$0	$0	$4,000,000	73	$5,956,000	67.16%	C
Contra Costa 2	5/22/03	$2,146,575	$0	$1,950,000	24	$5,795,000	70.69%	A
Santa Clara 2	6/26/03	$14,800,000	$0	$2,660,000	36	$26,650,000	65.52%	A
San Joaquin 1	12/26/03	$0	$0	$413,000	60	$550,000	75.09%	A
Riverside 2	10/29/03	$3,115,363	$0	$3,650,000	24	$8,990,000	75.25%	A
San Francisco 1	3/4/04	$0	$0	$5,200,000	36	$8,350,000	62.28%	A
San Francisco 1	5/27/04	$0	$0	$666,000	24	$1,025,000	64.98%	A
San Francisco 1	5/10/04	$0	$0	$881,000	24	$1,175,000	74.98%	A
San Francisco 1	5/7/04	$0	$0	$875,000	24	$1,100,000	79.55%	A
Contra Costa 1	12/9/04	$0	$0	$6,900,000	24	$13,200,000	52.27%	A
Contra Costa 2	12/9/04	$6,900,000	$0	$1,890,000	24	$13,200,000	66.59%	A
San Francisco 2	12/10/04	$881,250	$0	$641,500	17	$2,410,000	63.18%	A
San Francisco 2	12/10/04	$875,000	$0	$908,000	17	$2,560,000	69.65%	A

1	Indicates a first deed of trust on property
2	Indicates a second deed of trust on property
3	Indicates a third deed of trust on the property
4
The term loan to value ratio means the total amount of debt secured by the property expressed as a percentage of the total value of the property at the inception of the loan.  Generally, the loan to value ratio will not exceed 80% of the appraised value for residential properties, 70% of the appraised value for commercial properties and 50% of appraised value for land.

A.	Loan current or less than 90 days delinquent
B.	Loan 90 days or more delinquent
C.	Loan in foreclosure
D.	Loan in bankruptcy
E.	Loan is less than 90 days delinquent in interest payments, but is past maturity

c.        Loans Secured By Commercial Property
								S
		Existing	Existing				%	t
		1st	2nd	Amount of	Loan	Appraised	Loan to	a
		Mortgage	Mortgage	Partnership	Term	Value of	Value	t
	Date	At	At	Loans at	in	Property at	Ratio at	u
County	Funded	Funding	Funding	Funding	Months	Funding	Funding	s
Commercial Properties (county)
Yuba 1	12/18/03	$0	$0	$148,000	72	$450,000	32.89%	A
Santa Clara 2	7/15/02	$2,916,000	$0	$799,000	36	$5,807,700	63.97%	B
San Mateo 1	2/27/01	$0	$0	$350,000	60	$495,000	70.71%	A
Santa Clara 1	3/14/02	$0	$0	$770,000	60	$750,000	102.67%	A
Alameda 1	3/14/02	$0	$0	$320,000	60	$248,111	128.97%	A
Santa Clara 3	5/15/02	$8,100,000	$0	$4,550,000	36	$28,528,000	44.34%	B
Santa Clara 1	7/19/02	$0	$0	$3,600,000	24	$4,810,000	74.84%	C
San Mateo 1	9/13/02	$0	$0	$441,000	60	$840,000	52.50%	A
El Dorado 3	11/26/02	$378,450	$340,000	$900,000	60	$2,450,000	66.06%	A
Riverside 1	12/20/02	$0	$0	$1,500,000	60	$2,500,000	60.00%	A
San Francisco 1	2/20/03	$0	$0	$10,440,000	22	$13,050,000	80.00%	A
Los Angeles 1	3/28/03	$0	$0	$7,292,000	24	$11,680,000	62.43%	A
Sacramento 1	6/3/03	$0	$0	$2,500,000	36	$5,130,000	48.73%	A
Alameda 1	6/20/03	$0	$0	$3,570,000	36	$5,500,000	64.91%	A
San Francisco 1	11/14/03	$0	$0	$2,750,000	24	$3,960,000	69.44%	A
San Joaquin 1	12/4/03	$0	$0	$3,375,000	24	$4,710,000	71.66%	A
Napa 1	12/30/03	$0	$0	$1,610,000	24	$2,300,000	70.00%	A
San Francisco 2	4/30/04	$241,655	$0	$375,000	60	$950,000	64.91%	A
Santa Clara 2	5/27/04	$2,850,000	$0	$500,000	60	$4,750,000	70.53%	A
Marin 1	5/28/04	$0	$0	$4,650,000	36	$7,690,000	60.47%	A
Marin 2	7/21/04	$785,226	$0	$300,000	60	$1,450,000	74.84%	A
San Francisco 1	7/9/04	$0	$0	$2,000,000	60	$2,575,000	77.67%	A
Alameda 1	7/27/04	$0	$0	$1,947,000	60	$3,100,000	62.81%	A
San Francisco 3	12/14/04	$236,808	$375,000	$100,000	52	$950,000	74.93%	A

1	Indicates a first deed of trust on property
2	Indicates a second deed of trust on property
3	Indicates a third deed of trust on the property
4
The term loan to value ratio means the total amount of debt secured by the property expressed as a percentage of the total value of the property at the inception of the loan.  Generally, the loan to value ratio will not exceed 80% of the appraised value for residential properties, 70% of the appraised value for commercial properties and 50% of appraised value for land.

A.	Loan current or less than 90 days delinquent
B.	Loan 90 days or more delinquent
C.	Loan in foreclosure
D.	Loan in bankruptcy
E.	Loan is less than 90 days delinquent in interest payments, but is past maturity

d.               Loans Secured By Land

S
		Existing	Existing				%	t
		1st	2nd	Amount of	Loan	Appraised	Loan to	a
		Mortgage	Mortgage	Partnership	Term	Value of	Value	t
	Date	At	at	Loans at	in	Property at	Ratio at	u
County	Funded	Funding	Funding	Funding	Months	Funding	Funding	s
Land (county)
Santa Clara 1	1/17/02	$0	$0	$987,000	24	$1,500,000	65.80%	A
Lake 1	6/30/04	$0	$0	$750,000	60	$1,300,000	57.69%	A

1	Indicates a first deed of trust on property
2            Indicates a second deed of trust on property
3            Indicates a third deed of trust on the property
4
The term loan to value ratio means the total amount of debt secured by the property expressed as a percentage of the total value of the property at the inception of the loan.  Generally, the loan to value ratio will not exceed 80% of the appraised value for residential properties, 70% of the appraised value for commercial properties and 50% of appraised value for land.

A.	Loan current or less than 90 days delinquent
B.	Loan 90 days or more delinquent
C.	Loan in foreclosure
D.	Loan in bankruptcy
E.	Loan is less than 90 days delinquent in interest payments, but is past maturity

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

CAUTION: WE DO NOT INTEND TO PROVIDE TAX BENEFITS OF THE TYPE COMMONLY ASSOCIATED WITH LIMITED PARTNERSHIP TAX SHELTERS.  NONETHELESS, THE INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE PARTNERSHIP ARE COMPLEX.

The following is a summary of federal income tax considerations material to your investment in the partnership.  This summary is based upon the Code, final and temporary Treasury regulations (the “Regulations”), judicial decisions, published and private rulings and procedural announcements issued by the IRS, all as in effect as of the date of this prospectus. Future legislative or administrative changes or court decisions could significantly change the conclusions expressed herein, and any such changes or decisions could have a retroactive effect with respect to the partnership and the limited partners.  No rulings have been or will be requested from the IRS concerning any of the tax matters described herein.  Accordingly, there can be no assurance that the IRS or a court will not disagree with the following discussion or with any of the positions taken by the partnership for federal income tax purposes.

In considering the tax aspects of the offering, you should note that the partnership is not intended to be a so-called “tax shelter” and that, accordingly, many of the tax aspects commonly associated with a “tax shelter” are inapplicable to the partnership or are of minor importance.  The partnership does not expect to generate tax losses that can be used to offset your income from sources other than the partnership and, if the partnership’s investment objectives are met, we will generate taxable income, as opposed to taxable loss, for investors.

The tax consequences of an investment in the partnership will depend not only upon the general legal principles described below, but also upon certain decisions and factual determinations which will be made in the future by the general partners as to which no legal opinion is expressed and which are subject to potential controversy on factual or other grounds.  Such determinations include the proper characterization of various fees, commissions and other expenses of the partnership, the reasonableness and timing of fees, whether loans made by the partnership are for investment purposes, the terms of the loans, whether the loans will have equity participation or original issue discount features, whether the partnership is engaged in a trade or business and other matters of a factual nature which will only be determined based upon the future operations of the partnership.

This summary provides a discussion of tax consequences deemed material by counsel but is not a complete or exhaustive analysis of all possible applicable provisions of the Code, the Regulations, and judicial and administrative interpretations thereof.  The income tax considerations discussed below are necessarily general and will vary with individual circumstances.  In particular, this summary assumes that the limited partners will be individuals who are U.S. citizens or residents for tax purposes, or tax-exempt pension or profit-sharing trusts or IRAs.  The summary assumes that the limited partners intend to hold units as capital assets (in other words, for investment).  Except as expressly indicated, the summary does not discuss the federal income tax consequences of an investment in the partnership peculiar to corporate taxpayers, taxpayers receiving interests in the partnership pursuant to the exercise of an option or otherwise as compensation for services, taxpayers who are subject to the alternative minimum tax, foreign taxpayers, estates, taxable trusts, dealers, financial institutions, or to taxpayers subject to specialized rules, such as insurance or bank holding companies.  The summary also does not generally describe all tax consequences that may be material to a transferee of units from an initial limited partner.  Except as expressly indicated below in “State and Local Taxation,” the following discussion is limited to federal income tax matters.  PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF AN INVESTMENT IN UNITS IN LIGHT OF THE INVESTOR’S PARTICULAR CIRCUMSTANCES.

TAX CLASSIFICATION OF THE PARTNERSHIP

The partnership has received an opinion of Morrison & Foerster LLP, counsel to the partnership, that under the provisions of the Code and the Regulations, as in effect on the date of the opinion, as well as under the relevant authority interpreting the Code and the Regulations, and based upon certain representations of the general partners, the partnership will be treated as a partnership for federal income tax purposes and not as an association taxable as a corporation.  As discussed  below, counsel has also provided an opinion to the effect that the partnership will not be taxable as a publicly traded partnership.

Counsel’s opinion is based upon the facts described in this prospectus and upon facts and assumptions as they have been represented by the general partners to counsel or determined by them as of the date of the opinion.  Counsel has not independently audited or verified the facts represented to it by the general partners.  Any alteration of the facts may adversely affect the opinion rendered.  In addition, the opinion of counsel described above is not binding on the IRS or the courts.

Partnership Status.  As a tax partnership, the partnership is not itself subject to federal income tax.  The partnership files an annual partnership information return with the IRS reporting the results of the partnership’s operations.  Each limited partner is required to report separately on its income tax return its distributive share of the partnership’s ordinary income or loss, net long-term capital gain or loss and net short-term capital gain or loss, if any and all other items of income or loss.  Each limited partner is taxable on its distributive share of the partnership’s taxable income and gain regardless of whether the limited partner has received or will receive a distribution from the partnership.

If instead the partnership were classified as an association or publicly-traded partnership taxable as a corporation, the partnership itself would be subject to a federal income tax on any taxable income at regular corporate tax rates.  The partners would not be entitled to take into account their distributive share of the partnership’s deductions or credits, and would not be subject to tax on their distributive share of the partnership’s income.  Distributions to the partners would be treated as dividends to the extent of accumulated and current earnings and profits.  Any excess would be treated as a return of capital to the extent of basis, and thereafter as capital gain.  If for any reason the partnership becomes taxable as a corporation prospectively, a constructive incorporation may be deemed to have occurred.  In the event the partnership’s liabilities exceeded the tax basis of its assets at the time of any constructive incorporation, the partners may realize gain equal to their share of the excess of liabilities over basis.

Publicly Traded Partnerships. A “publicly traded partnership” for federal tax purposes is generally any partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof.  Applicable Treasury regulations (the “Section 7704 regulations”) provide guidance with respect to such classification standards, and create certain safe harbor standards which, if satisfied, generally preclude classification as a publicly traded partnership.  Failure to satisfy a safe harbor provision under the Section 7704 regulations will not cause a partnership to be treated as a publicly traded partnership if, taking into account all facts and circumstances, partners are not readily able to buy, sell or exchange their partnership interests in a manner that is comparable, economically, to trading on an established securities market.

The general partners do not believe that units in the partnership are traded on an established securities market or a secondary market or a substantial equivalent thereof as defined in the Section 7704 regulations.  In connection with the opinion of Morrison & Foerster LLP, the general partners have represented that they will not take any affirmative action on behalf of the partnership to intentionally establish a market for the partnership interests; that they will use their best efforts to ensure that the units will not be deemed to be traded on an established securities market or a secondary market in the future; and that the partnership will be operated strictly in accordance with the partnership agreement, which contains transfer restrictions intended to avoid publicly traded partnership status.  The general partners also have represented they will limit transfers, including withdrawals, to the extent necessary to prevent the partnership from being classified as a publicly traded partnership.

Based upon the legislative history of Section 7704, the text of the Regulations, the anticipated operations of the partnership as described in this prospectus and the agreement, and the representations provided by the general partners, counsel has concluded that the partnership will not be classified as a publicly traded partnership under Section 7704 of the Code.  The safe harbor provisions contained in the Section 7704 regulations are complex, and counsel’s determination regarding publicly traded partnership status is necessarily based upon future facts not yet in existence.  For example, although the general partners will use their best efforts to make sure that a secondary market or substantial equivalent thereof does not develop for interests in the partnership, there can be no assurance that a secondary market for the units will not develop.  Thus, no assurance can be given that the IRS will not successfully assert that the partnership should be classified as a “publicly traded partnership” for this purpose.  Subject to the “qualifying income” exception discussed below, classification of the partnership as a “publicly traded partnership” would result in the partnership being taxable as a corporation.

If the partnership were treated as a “publicly traded partnership” for tax purposes, the partnership would nonetheless remain taxable as a partnership if 90% or more of the gross income of the partnership for each taxable year in which it was a publicly traded partnership consisted of “qualifying income.”  For this purpose, qualifying income generally includes, among other things, interest, real property rents and gain from the sale or other disposition of real property.  However, qualifying income does not include real property rents that are contingent on the profits of the lessees or income from the rental or lease of personal property.  In addition, interest is not treated as “qualifying income” if the interest either (1) is derived in the conduct of a financial business or (2) subject to exceptions, is contingent on the income or profits of any person.  Given the nature of the partnership’s lending activities, no assurance can be given that the IRS would not successfully assert that the partnership’s interest income is not qualifying income, in which case this exception would not be available.  If the partnership were classified as a publicly traded partnership but qualified for the qualifying income exception to corporate taxation, the passive activity loss limitations discussed below would be required to be applied on a segregated basis to a limited partner’s investment in the partnership.

Anti-Abuse Rules. The Regulations set forth broad “anti-abuse” rules applicable to partnerships, which rules authorize the IRS to recast transactions involving the use of partnerships either to reflect the underlying economic arrangement or to prevent the use of a partnership to circumvent the intended purpose of any provision of the Code.  The general partners are not aware of any fact or circumstance which could cause these rules to be applied to the partnership; however, if any of the transactions entered into by the partnership were to be recharacterized under these rules, or the partnership itself were to be recast as a taxable entity under these rules, material adverse tax consequences to all of the partners might occur.

The remaining summary of the federal income tax consequences assumes that the partnership will be classified as a partnership (other than a publicly traded partnership) for federal income tax purposes.

TAXATION OF PARTNERS

General.   If the partnership is treated for federal income tax purposes as a partnership and not as an association taxable as a corporation, it will be required to file an annual informational income tax return, but will not be subject as an entity to the payment of federal income tax.  Each limited partner will be required to report  on his personal income tax return his share of partnership income or loss without regard to the amount, if any, of cash or other distributions made to him.  Thus, each limited partner will be taxed on his share of income even though the amount of cash distributed to him may be more or less than the resulting tax liability.

Subject to various limitations discussed below, each limited partner may deduct his share of the partnership losses, if any, to the extent of his tax basis in his partnership interest.  Any losses in excess of basis may be carried forward indefinitely to offset future taxable income of the partnership.  In computing income or losses, the partnership will include appropriate deductions for non-capital costs and the depreciation portion of capital costs.

Allocation of Net Profits and Net Losses. The net profits and net losses of the partnership will be allocated as specified in Article 5 of the limited partnership agreement (See “SUMMARY OF THE LIMITED PARTNERSHIP AGREEMENT” at page 81).

For federal income tax purposes, each partner’s distributive share of specific items of income, gain, loss, deduction and credit generally is determined by reference to the manner in which net profits and net losses are allocated for non-tax purposes, as provided in the partnership agreement.  In general, the allocation provided in a partnership agreement will control unless such allocation does not have “substantial economic effect.”  If an allocation provision of a partnership agreement is found to lack “substantial economic effect” partnership items will be allocated in accordance with the partners’ respective interests in the partnership, based on all the facts and circumstances.  Any resulting change in the allocation of an item could cause a partner to recognize greater or lesser amounts of taxable income or loss than originally reported, and/or to recognize taxable income or loss at different times than would result under the allocation scheme set forth in the partnership agreement.  Although not free from doubt, the allocations of income and loss of the partnership as set out in the partnership agreement should either have “substantial economic effect” or be deemed to be in accordance with the partners’ respective interests in the partnership, based upon the fact that the allocations affect the dollar amount of each partner’s share of total partnership income or loss independent of tax consequences; the capital accounts of the partners will reflect the allocation; and the economic risk of loss will be borne by the limited partners.

        In limited circumstances, a limited partner may recognize additional taxable income from acquiring or holding an investment in the partnership.  A limited partner who invests in units through a registered investment advisor will recognize additional taxable income in the amount of the sales commission that would have been payable had such partner invested through a broker-dealer, if Redwood Mortgage Corp. pays to the partnership an amount equal to such sales commission and such amount is specially allocated to the limited partner.  In certain circumstances, the partnership treats the amount of any early withdrawal penalties it receives from a withdrawing partner as giving rise to additional taxable income to the remaining partners.  In addition, the partnership does not revalue its assets for capital account maintenance purposes when partners come into or leave the partnership.  Although such revaluations are not mandatory, no assurance can be given that the IRS will not assert that in the absence of such revaluations, the corresponding income, gain, loss or deduction from such properties should be shared among the partners for tax purposes in a manner that differs from the allocations provided in the partnership agreement.

Distributions; Tax Basis.

During Operations.  A partner generally will not recognize gain on the receipt of a distribution of money from the partnership (including any constructive distribution of money resulting from a reduction in the partner’s share of the partnership’s liabilities), except to the extent such a distribution exceeds the partner’s adjusted tax basis in its units.  A partner also generally will not recognize gain or loss on the receipt of a distribution of property from the partnership.  A partner’s tax basis in its units initially will be the amount paid for such units, plus the partner’s share (as determined for federal income tax purposes) of any liabilities of the partnership, and will thereafter be adjusted as required under the Code to give effect on an ongoing basis to the partner’s share of the partnership’s tax items, distributions and liabilities.  The rules governing adjustments to the tax basis of partnership interests and the taxation of partnership distributions are quite complex, and limited partners are urged to consult with their own tax advisors concerning these rules.

Upon Liquidation.  A partner generally will recognize gain on the complete liquidation of its units in the partnership.  Gain will be recognized to the extent that the amount of money received (including any constructive distribution of money resulting from a reduction in the partner’s share of the partnership’s liabilities) exceeds the partner’s adjusted tax basis in its units.  A partner will recognize a loss only if the only distribution made to the partner consists of cash or of unrealized receivables or inventory (both as specially defined in the Code for this purpose), and then only if (and to the extent that) the partner’s adjusted tax basis in its interest exceeds the sum of the cash distributed and the partnership’s adjusted basis for the unrealized receivables and inventory distributed to such partner.  However, if substantially appreciated inventory or unrealized receivables (each as specially defined in the Code for this purpose) are distributed non-pro rata in liquidation, such distribution would be treated as a sale or exchange, with the result that the distributee partners could be required to recognize both ordinary income and capital gain on the distribution.

Character.  Any gain recognized by a partner on the receipt of a distribution from the partnership, either prior to or upon the liquidation of its units, may include both capital gain and ordinary income components.

Tax Consequences of Reinvestment Election. Limited partners may avail themselves of a plan pursuant to which limited partners may forego current distributions of cash available for distribution and have said amounts retained in their capital accounts and used by the partnership in conducting partnership activities.  Limited partners who avail themselves of such an option should not be treated as having received the foregone cash distribution currently for tax purposes.  Such limited partners will, however, incur a tax liability on their pro rata share of partnership taxable income, if any, even though they receive no corresponding cash with which to pay such tax liability.  However, unit holders that are tax-exempt investors should not incur any such tax liability, to the extent said income is interest income and not UBTI (See “Property Held Primarily for Sale; Potential Dealer Status” at page 74 and “Risks of Investment by Benefit Plan Investors and Other Tax-Exempt Investors” at page 20).

Sale of Partnership Units. Limited partners may be unable to sell their units as there may be no public market for them.  In the event that a limited partner sells units, however, that partner will recognize gain or loss equal to the difference between the amount realized on the sale (including the fair market value of any property received, the amount of any cash and the partner’s share of any partnership liabilities) and the partner’s adjusted tax basis in his units.  Assuming the selling partner has held the units for more than 12 months, his gain or loss generally will be long-term capital gain or loss, except that any portion of any gain attributable to such partner’s share of the partnership’s “unrealized receivables” and “inventory items” as defined in Section 751 of the Code will be taxable as ordinary income.

Among other things, “unrealized receivables” includes any recapture of cost recovery allowances taken previously by the partnership with respect to personal property, and also includes accrued but untaxed market discount, if any, on securities held by the partnership.  The partnership does not expect that a material portion of its assets will be treated as unrealized receivables and inventory items under these rules.  However, the application of these rules will depend on the facts in existence at the time of the sale.  Investors should note in this regard that Section 6050K of the Code requires the partnership to report any sale of units to the IRS if any portion of the gain realized upon such sale is attributable to the seller’s share of the partnership’s “Section 751 property.”

Tax Rates.  Ordinary income for individual taxpayers is currently taxed at a maximum marginal rate of 35%.  Long-term capital gains are currently taxed at a maximum rate of 15%.  Capital losses may generally be used to offset capital gains or, to the extent in excess of capital gains, may be deducted against ordinary income on a dollar-for-dollar basis up to a maximum annual deduction of $3,000 ($1,500 in the case of a married individual filing a separate return).

Tax Year.  The partnership’s taxable year will close on the date of sale with respect to a limited partner (but not the remaining partners) who sells his entire interest in the partnership.  In such a case the partnership items are prorated between the transferor and transferee partners pursuant to Section 706 of the Code.  In the event of a sale of less than the entire interest of a limited partner, the partnership year will not terminate with respect to the selling partner, but his proportionate share of items of income, gain, loss, deduction and credit will also be determined pursuant to Section 706 of the Code.  Because partnership income will generally flow through to the partner for the period prior to any sale of the partner’s units or liquidation of the partnership, a limited partner may recognize taxable income substantially in excess of the cash, if any, he receives, in such a liquidation or sale.

TAXATION OF PARTNERSHIP INVESTMENTS

Treatment of Loans Containing Participation Features.   The partnership may extend loans with an equity interest in the property securing the loans (See “INVESTMENT OBJECTIVES AND CRITERIA - Equity Interests in Real Property” at page 42). With respect to loans containing such participation features, an issue may arise as to whether the relationship between the partnership and the mortgagor is that of debtor and creditor or whether the partnership is engaged in a partnership or joint venture with the mortgagor.  If the partnership is a creditor of the mortgagor, a limited partner’s distributive share of income derived from the mortgagor will be treated in full as interest income.  If the partnership is treated as a partner or a joint venturer with the mortgagor, the income from the participation feature of the loans and/or the stated interest may be treated as a distribution of profits of the deemed partnership or joint venture.  Depending on the nature of the income of the deemed partnership, such treatment could result in the receipt of unrelated business taxable income for certain tax-exempt limited partners, (Including Benefit Plan investors, such as tax-qualified pension or 401 (k) plans or IRAs) (See “Risks of Investment by Benefit Plan Investors and Other Tax-Exempt Investors” at page 20).

Repayment or Sale of Loans. No gain or loss will be recognized by the partnership upon the repayment of principal of a loan.  Any gain recognized by the partnership on the sale or exchange of a loan will generally be treated as a capital gain unless the partnership is deemed to be a “dealer” in loans for federal income tax purposes (See “Property Held Primarily for Sale; Potential Dealer Status” at page 74) or the loan contains features that are subject to special rules, such as market discount.  In such case, a portion or all of the entire gain, if any, may constitute ordinary income.

Property Held Primarily for Sale; Potential Dealer Status.  The partnership has been organized to invest in loans.  However, if the partnership were at any time deemed for tax purposes to be holding one or more loans primarily for sale to customers in the ordinary course of business, any gain or loss realized upon the disposition of those loans would be taxable as ordinary income or loss rather than as capital gain or loss.  Furthermore, such income would also constitute unrelated business taxable income to any investors that are tax-exempt entities (See “Risks of Investment by Benefit Plan Investors and Other Tax-Exempt Investors” at page 20).  Under existing law, whether property is held primarily for sale to customers in the ordinary course of business must be determined from all the facts and circumstances surrounding the particular property and sale in question.  The partnership intends to hold the loans for investment purposes and to make such occasional dispositions thereof as in the opinion of the general partners are consistent with the partnership’s investment objectives.  Accordingly, the partnership does not anticipate that it will be treated as a “dealer” with respect to any of its properties.  However, there is no assurance that the IRS will not take the contrary position.

Original Issue Discount;  Imputed Income.  The partnership may be subject to the original issue discount rules with respect to interest to be received with respect to certain loans, including, for example, if the interest rate on a loan varies over time according to fixed increases or decreases.  If the partnership holds loans with “original issue discount,” the partnership will be required to include amounts in taxable income on a current basis even though receipt of such amounts may not occur until a subsequent year.  Original issue discount would therefore increase the amount of income taxable to the limited partners without a corresponding increase in cash distributable to such partners.  (However, to the extent such original issue discount constitutes “interest,” tax exempt investors may exclude such original issue discount in computing their UBTI liability.)  Original issue discount is includible in income as it accrues under a constant yield method, resulting in the reporting of interest income in increasing amounts each taxable year.  The amount of original issue discount recognized by the partnership with respect to a loan will increase the partnership’s basis in that loan, and will to that extent reduce the amount of income the partnership might otherwise recognize upon the receipt of actual payments on, or a disposition of, the loan.

The partnership also includes imputed interest income for tax purposes as a result of the formation loan, even though the partnership does not receive corresponding cash payments of interest.  The partnership also claims a deduction equal to the amount of the interest such that, provided that none of the deductibility limitations described below applies, no net taxable income results to the partners from the imputed interest.

OTHER ASPECTS OF TAXATION OF PARTNERS.

        At-Risk Limitations.  Individuals and closely-held corporations are subject to the at-risk limitations contained in Code Section 465.  Under these rules, a limited partner would not be permitted to include losses allocated by a partnership to the extent such losses exceeded the amount such limited partner was considered to have “at risk” in such partnership.  For this purpose, the limited partner’s at-risk amount would initially equal the amount of such limited partner’s cash contributions to the partnership and the adjusted tax basis of such limited partner’s contributions of property to the partnership.  However, the at-risk amount generally does not include contributions by a limited partner to the extent the contributions are funded through nonrecourse financing.  The at-risk amount would be increased by any taxable income allocated to such limited partner and would be decreased by any losses allocated to the limited partner and by any distributions to the limited partner.  A limited partner’s share, if any, of partnership liabilities would not increase the limited partner’s at-risk amount.  Any losses disallowed by reason of the at-risk limitation may be carried forward until such time, if ever, that sufficient at-risk amounts exist.

Passive Activity Loss Limitations. Section 469 of the Code restricts the deductibility of losses from a “passive activity” against certain income which is not derived from a passive activity.  A passive activity generally includes any trade or business activity in which the taxpayer does not materially participate.  In general, losses generated by a passive activity will only be allowed to offset income from a passive activity, as distinguished from “portfolio” income and active income.  For this purpose, portfolio income generally includes interest, dividends, royalty or annuity income and gain from sales of portfolio assets, for example, property held for investment.  However, interest does not constitute portfolio income if it is generated in the ordinary course of a lending business.  Instead, any such interest income will ordinarily be treated as passive income to a limited partner who does not materially participate in that lending business.

Under a special rule applicable to “equity financed lending activities,” however, all or a portion of the net income, but not losses, from such lending activities will be treated as “active” or nonpassive income.  An equity-financed lending activity is an activity that involves a trade or business of lending money, if the average outstanding balance of liabilities incurred in the activity for the taxable year does not exceed 80% of the average outstanding balance of the interest-bearing assets held in the activity for the year.  The amount treated as nonpassive under this rule is the lesser of the net passive income from the lending activity or the “equity financed interest income” (generally, the net interest income from the activity that is attributable to the equity financed portion of the activity’s interest-generating assets).  The general partners do not expect that the average outstanding balance of our liabilities that are allocable to our mortgage investment activities will exceed 80% of the average outstanding balance of our mortgage loans.  Accordingly, if we are treated as engaged in a lending activity, our limited partners will be subject to this “equity financed” rule.

The application of the passive loss limitation rules to an investment in the partnership depends upon whether the partnership is considered to be engaged in a lending trade or business.  If the partnership is deemed to be engaged in the trade or business of lending money, all or a portion of its net income allocable to that business will generally be recharacterized as nonpassive income, even though its net losses allocable to that activity or that portion of partners’ loss on the sale of a unit that is allocable to the partnership’s mortgage lending business will be treated as passive activity losses.  If instead the partnership is not considered engaged in a trade or business of lending money, then income and loss from its mortgage lending activities will be considered portfolio income and loss, and partners will not be permitted to offset passive losses from other activities against partners’ share of that income.  Based upon its activities to date, the partnership has taken the position that it is engaged in a lending trade or business, as a result of which all or a portion of the income earned by limited partners with respect to their investment in the partnership will be treated as nonpassive income, even though any losses from such investment will be treated as passive.

Investment Interest Limitations.  Code Section 163(d) provides that an individual may take a deduction for “investment interest” only to the extent of such individual’s “net investment income” for the taxable year.  Investment interest generally is any interest that is paid or accrued on indebtedness incurred or continued to purchase or carry investment property.  Investment interest includes interest expenses allocable to portfolio income and interest expense allocable to an activity in which the taxpayer does not materially participate, if such activity is not treated as a passive activity under the passive loss rules.  Investment interest does not include any interest that is taken into account in determining a taxpayer’s income or loss from a passive activity.

Net investment income consists of the excess of investment income over investment expenses.  Investment income generally includes gross income from property held for investment, gain attributable to property held for investment and amounts treated as portfolio income under the passive loss rules.  Investment income generally does not include income taken into account in computing gain or loss from a passive activity.  However, the amount of any net passive income that is treated as nonpassive income for purposes of the passive loss limitations under the “equity financed” rule described above is treated as portfolio income for purposes of the investment interest limitations.  Investment expenses are deductible expenses (other than interest) directly connected with the production of investment income.  Generally, in calculating investment expenses, however, only those expenses in excess of two percent (2%) of adjusted gross income are included.

The partnership does not expect to incur any material amount of “investment interest” that will be significantly limited by these rules.  However, this limitation also could apply to limit the deductibility of interest paid by a limited partner on any indebtedness incurred to finance its investment in the partnership.  Investment interest that cannot be deducted for any year because of these limitations may be carried over and deducted in succeeding taxable years, subject to certain limitations.

        Deductibility of Partnership Investment Expenditures.  The partnership reports the asset management fee payable to the general partners as a deductible expense.  However, it is possible that the IRS may disallow a deduction for all or a portion of such fee or other partnership expenses on the ground that the expenditure is capital in nature.

        Investment expenses (e.g., investment advisory fees) of an individual, trust or estate are deductible only to the extent they exceed two percent of adjusted gross income.  In addition, the Code further restricts the ability of an individual with an adjusted gross income in excess of specified amounts indexed for inflation to deduct a portion of most itemized expenses, including investment expenses.  These limitations on deductibility should not apply to a limited partner’s share of partnership expenses to the extent that the partnership is engaged, as it takes the position that it has been and expects to continue to be, in a trade or business within the meaning of the Code.  Although the general partners intend to treat partnership expenses as not being subject to the foregoing limitations on deductibility, there can be no assurance that the IRS will not treat such expenses, including the asset management fee, as investment expenses that are subject to the limitations.  In addition, it is possible the IRS may assert that all or a portion of the incentive allocation to the general partners (that is, their allocable share of partnership profit and loss in excess of the amount attributable to their contributed capital) should be characterized as an expense potentially subject to the foregoing limitation.

Partnership Organization, Syndication Fees and Acquisition Fees. Under Section 709 of the Code, all organization, syndication fees and acquisition fees must be capitalized.  Although organization fees and expenses may, at the taxpayer’s election, be amortized for tax purposes, syndication expenses paid by the partnership cannot be amortized.  Syndication expenses include commissions, professional fees and printing costs in marketing sales of partnership interests, brokerage fees and legal and accounting fees regarding disclosure matters.  The partnership believes that its expenses associated with this offering of units are syndication expenses that are not amortizable for tax purposes.

Section 754 Election. Pursuant to Section 754 of the Code, a partnership may make an election to adjust the basis of its assets in the event of a sale by a partner of its interest or certain other events.  Depending upon the particular facts at the time of any such event, such an election could increase or decrease the value of the interest to the transferee, because the election would increase or decrease the basis of the partnership’s assets for the purpose of computing the transferee’s distributive share of the partnership’s income, gains, deductions and losses.  The partnership agreement authorizes the general partners to make such an election.  However, because the election, once made, cannot be revoked without obtaining the consent of the IRS, and because of the accounting complexities that can result from having such an election in effect, the general partners do not presently intend to make this election.  The absence of such an election by the partnership may make it more difficult for a limited partner to sell its units.

Legislation enacted in late 2004 generally requires that partnerships adjust the basis of their assets in connection with a transfer of an interest in the partnership if the partnership has a substantial built-in loss immediately after the transfer.  A substantial built-in loss exists if the partnership’s adjusted basis in its property exceeds the fair market value of the property by more than $250,000.  If such basis adjustments are required in connection with the transfer of an interest in the partnership, they could impose significant accounting costs and complexities on the partnership.

Tax Returns; Audits. The partnership’s tax returns will be prepared by accountants to be selected by the general partners.  The partnership will furnish annually to you (but not to assignees of limited partners unless they become substituted limited partners) sufficient information from the partnership’s tax return for you to prepare your own federal, state and local tax returns.

Although the partnership is not being formed so as to allow investors to avail themselves of losses or deductions generated by the partnership, the IRS still may choose to audit the partnership’s information returns.  An audit of the partnership’s information returns may precipitate an audit of the income tax returns of limited partners.  Any expense involved in an audit of a limited partner’s returns must be borne by such limited partner.  Prospective investors should also be aware that if the IRS successfully asserts a position to adjust any item of income, gain, deduction or loss reported on a partnership information return, corresponding adjustments would be made to the income tax returns of limited partners.  Further, any such audit might result in IRS adjustments to items of non-partnership income or loss.

The tax treatment of items of partnership income, gain, loss, deductions or credit is to be determined at the partnership level in a unified partnership proceeding, rather than in separate proceedings with the partners.  However, any partner has the right to participate in any administrative proceeding at the partnership level.  Generally, the “tax matters partner,” Michael R. Burwell, would represent the partnership before the IRS and may enter into a settlement with the IRS as to partnership tax issues which generally will be binding on all of the partners, unless a partner timely files a statement with the IRS providing that tax matters partner shall not have the authority to enter into a settlement agreement on his behalf.  Similarly, only one judicial proceeding contesting an IRS determination may be filed on behalf of a partnership and all partners.  However, if the tax matters partner fails to file such an action, then any partner (unless such partner owns less than a one percent (1%) profits interest in the partnership) or a group of partners owning five percent (5%) or more of the profits interest in the partnership may file such an action.  The “tax matters partner” may consent to an extension of the statute of limitation period for all partners with respect to partnership items.

Reportable Transaction Rules.  The Treasury Department has issued Regulations establishing rules for certain “reportable transactions.”  A transaction may be reportable for any of several alternative reasons, including, among others, that the transaction results in losses exceeding specified thresholds.  The language of the Regulations is broad, and if applicable to any transactions undertaken by the partnership (or by a limited partner with respect to its units), may require limited partners that are required to file U.S. federal income tax returns (and in some cases, investors in a limited partner) to disclose to the IRS information relating to such transactions, and to retain certain documents and other records related thereto.  There can be no assurance that a limited partner will not be treated as participating in one or more reportable transactions in the future as a result of its investment in the partnership.  Legislation recently was passed that would impose substantial penalties on taxpayers who fail to comply with these Regulations.  In addition, certain persons who may be considered to be organizers, sellers or material advisors with respect to the offering of units may be required to maintain and, in some cases, furnish to the IRS certain identifying information concerning the partners and their investment in the partnership.  Prospective investors should consult their tax advisors regarding the potential impact of these reportable transaction rules on an investment in the partnership.

INVESTMENT BY TAX-EXEMPT INVESTORS.

General.  Special tax considerations apply to potential investors that are exempt organizations, including, for example, employee trusts and Benefit Plan investors, including tax-qualified pension or 401 (k) plans or Individual Retirement Accounts (“IRAs”).  Although such organizations are generally exempt from federal income taxation, they are taxable on their “unrelated business taxable income,” as defined in Section 512 of the Code.  Unrelated business taxable income (“UBTI”) generally is defined as gross income from any trade or business unrelated to the tax-exempt function of the organization.  However, UBTI does not, in general, include interest, dividends, rents from real property, gain from the sale of property other than inventory or property held primarily for sale to customers in the ordinary course of business, and certain other types of passive investment income, unless such income is derived from “debt-financed property.”  In general, debt-financed property includes any property acquired in whole or in part with indebtedness as defined in Section 514 of the Code.

Although substantially all of our income consists of interest income that is not taxable to an exempt organization, we have historically generated, and we expect to continue to generate, some amounts that are likely to be treated as UBTI to such organizations.  For example, we expect to borrow money from time to time.  Any partnership borrowing for the purpose of investing in loans may result in “debt-financed property,” and therefore UBTI, under these rules.  Additionally, in the event of a loan default, we may be forced to foreclose and hold real or other property (which secures the loan) for a short period of time.  We are permitted to borrow funds to assist in the operation of any property on the security of which we have previously made a loan and the operations of which we have subsequently taken over as a result of a default.  Furthermore, the foreclosed properties may be subject to other existing mortgages.  Consequently, any such acquired property may be deemed to be “debt-financed property.”  In such event, net income and gain from any such property may constitute UBTI.  We may also receive payments in the nature of points or loan servicing or origination fees at the time funds are advanced under a loan.  The fees paid for services rendered in connection with the making or securing of loans, as opposed to fees paid merely for the use of money, will not be treated as interest income and will most likely constitute UBTI.  Any borrowings by a limited partner for the purpose of financing its investment in the partnership similarly can result in “debt financed property” and, therefore, UBTI under these rules.

We intend to hold our loans for investment.  Therefore, subject to the “debt financed property” rules discussed above, no UBTI should result from our disposition of these assets.  Such may not be the case, however, if we do not act in accordance with this intention and it is determined that we are a dealer in the business of buying and selling loans.  The general partners intend to conduct the activities of the partnership in a manner so as to minimize or eliminate the risk of having the partnership classified as a “dealer” for federal income tax purposes (See “Property Held Primarily For Sale; Potential Dealer Status” at page 74).

In computing UBTI, a tax-exempt investor, including an employee trust or IRA, may deduct a proportionate share of all expenses which are directly connected with the activities generating such income or with the “debt-financed property,” as the case may be, and is also entitled to an annual exclusion of $1,000 with respect to UBTI.  We will be required to report to each limited partner that is an exempt organization information as to the portion of its income and gains from the partnership for each year which will be treated as UBTI.  The calculation of such amount with respect to transactions entered into by the partnership is complex, and there is no assurance that our calculation of UBTI will be accepted by the IRS.

In general, if UBTI is allocated to an exempt organization such as a qualified retirement plan or a private foundation, the portion of our income and gains which is not treated as UBTI will continue to be exempt from tax, as will the organization’s income and gains from other investments which are not treated as UBTI.  Therefore, the possibility of realizing UBTI from its investment in us generally should not affect the tax-exempt status of such an exempt organization.  However, a charitable remainder trust will not be exempt from federal income tax under Section 664(c) of the Code for any year in which it has UBTI.  A title-holding company will not be exempt from tax if it has certain types of UBTI.  Moreover, the charitable contribution deduction for a trust under Section 642(c) of the Code may be limited for any year in which the trust has UBTI.  Certain exempt organizations which realize UBTI in a taxable year may not constitute “qualified organizations” for purposes of Section 514(c)(9)(B)(vi)(I) of the Code, pursuant to which, in limited circumstances, income from certain real estate partnerships in which such organizations invest might be treated as exempt from UBTI.  A prospective investor should consult its tax adviser with respect to the tax consequences of receiving UBTI from the partnership.

Any person who is a fiduciary of a tax exempt investor considering an investment in units should also consider the impact of minimum distribution requirements under the Code.  Section 401(a)(9) of the Code provides generally that certain minimum distributions from retirement plans must be made commencing not later than April 1 following the later of the calendar year during which the recipient attains age 70 1/2 or retires.  Accordingly, if units are held by retirement plans and mandatory distributions are required to be made to an IRA beneficiary or a qualified plan participant before the partnership liquidates its loans, it is likely that a distribution of the units in kind will be required to be made.  No corresponding cash distribution will be made by the partnership to enable said IRA beneficiary or qualified plan participant to pay the income tax liability arising out of any such in-kind distribution of units.  Potential investors are urged to consult with and rely upon their individual tax advisors with regard to all matters concerning the tax effects of distributions from retirement plans.  It is unlikely that partnership loans will be sold or otherwise disposed of in a fashion which would permit sufficient liquidity in any retirement plan holding units for the retirement plan to be able to avoid making mandatory distribution of units in kind.

Investment By Charitable Remainder Trusts.  In addition to the general tax treatment of UBTI received by tax-exempt investors, special rules apply to charitable remainder trusts.  In general, a charitable remainder trust is a trust in which a portion of an asset will be transferred to a charitable organization through the use of a trust and the trust itself will not be subject to taxation on its income.  If a charitable remainder trust (which includes charitable remainder annuity trusts and charitable remainder unitrusts) receives any UBTI for any taxable year, the trust no longer qualifies as exempt from tax for such taxable year, and instead is taxable on all of its income as a complex trust.  Because the partnership historically has generated, and expects to continue to generate, some amount of UBTI, an investment in the partnership may not be suitable for a charitable remainder trust.  Prospective investors that are charitable remainder trusts are urged to consult their tax advisors to determine the effect of the receipt of UBTI on the trust and the suitability of an investment in the partnership.

If you are a tax-exempt investor, you are strongly urged to consult your own tax adviser with regard to the foregoing unrelated business taxable income aspects of an investment in the partnership.  Furthermore, with regard to certain non-tax aspects of an investment in the partnership you should consider “ERISA RISKS – Risks of Investment by Benefit Plan Investors and Other Tax-Exempt Investors” at page 20 and “ERISA CONSIDERATIONS” at page 78.

FOREIGN INVESTORS

Units in the partnership may be purchased by foreign investors that is, persons who are not U.S. citizens or residents for U.S. income tax purposes, as determined under the Code and Regulations.  A foreign investor who purchases units and becomes a limited partner in the partnership may be required to file a United States tax return on which he must report his distributive share of the partnership’s items of income, gain, loss, deduction and credit.  A foreign investor may be required to pay United States federal income tax at regular United States tax rates on his share of our net income, whether ordinary or capital gains.  In addition, distributions of net cash from operations or proceeds from the sale of properties otherwise payable to a foreign investor from the partnership or amounts payable upon the sale of a foreign investor’s units may be reduced by United States tax withholdings the partnership is required to make pursuant to applicable provisions of the Code.  A foreign investor may also be subject to tax on his distributive share of the partnership’s income and gain in his country of nationality or residence or elsewhere.  Foreign investors should consult their own tax advisors with regard to the effect of both the United States tax laws and foreign laws on an investment in the partnership and the potential that the partnership will be required to withhold United States federal income taxes from amounts otherwise payable to foreign investors.

STATE AND LOCAL TAXES.

In addition to the federal income tax consequences described above, prospective investors should consider potential state and local tax consequences of an investment in the partnership.  State and local tax laws often differ from federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit.  Your distributive share of the taxable income or loss of the partnership generally will be required to be included in determining your reportable income for state or local income tax purposes in the jurisdiction in which you are a resident.  Further, certain states in which the partnership holds assets or otherwise conducts activities, particularly the State of California, may impose tax on your share of the net income from sources within the state even if you are not a resident of such state.  As a result of an investment in the partnership, you may be required to file a tax return with that jurisdiction to report your share of the partnership’s income from sources within the state.

Many states have implemented or are in the process of implementing programs to require partnerships to withhold and pay state income taxes owed by non-resident partners relating to income-producing properties located in their states.  For example, California currently requires withholding with respect to distributions of California source income to nonresident partners in certain circumstances.  In the event that the partnership is required to withhold state taxes from cash distributions otherwise payable to limited partners, the amount of the net cash from operations otherwise payable to such limited partners would likely be reduced.  In addition, such collection and filing requirements at the state level may increase the partnership’s administrative expenses which would likely have the effect of reducing returns to the limited partners.  Tax exempt investors should be aware that a separate application for recognition of exemption may be required in order for such an investor to avoid taxation by any state in which we are treated as conducting a business.  The requirements for exemption differ among the states as to the classes of income and types of entities that are eligible for exemption.

You are urged to consult your personal tax advisor regarding the impact of state and local taxes upon an investment in the partnership.

ERISA CONSIDERATIONS

General.  The law governing retirement plan investment in the partnership is the Employee Retirement Income Security Act of 1974 (“ERISA”) and the Code.  Persons or organizations that exercise discretion or control over assets in plans, such as tax-qualified pension or 401(k) plans, that are subject to ERISA are deemed to be fiduciaries under ERISA.  Section 404 of ERISA provides that a fiduciary is subject to a series of specific responsibilities and prohibitions and is required to manage plan assets “solely in the interest of plan participants.” Section 404 of ERISA requires that plan fiduciaries discharge their duty with care, skill, prudence and diligence (the so called “prudent man rule”) and that the fiduciary diversify the investments of the plan unless under the circumstances it is clearly not prudent to do so.  Regulations issued by the Department of Labor (“DOL”) under these statutory provisions require that in making investments, the fiduciary consider numerous factors, current return of the portfolio relative to the anticipated cash flow requirements of the plan, and the projected return of the portfolio relative to the funding objectives of the plan.  In addition, before the enactment of ERISA, the Internal Revenue Service proceeding under a statutory mandate that all tax-qualified plans be for the exclusive benefit of participants and beneficiaries, issued a similar set of investment considerations for plan fiduciaries.  That IRS position has not been modified since ERISA. Consequently, a “Tax-Exempt Investor”, which is defined as a qualified profit-sharing, pension or retirement trust, an HR-10 (Keogh) Plan, or an Individual Retirement Account (IRA), should, in general, purchase units of limited partnership interest only when, considering all assets held by such plans, those prudence, liquidity and diversification requirements are satisfied.

Fiduciaries Under ERISA.  A fiduciary of a tax-qualified plan, such as a pension or 401(k) plan, is subject to certain requirements under ERISA, including the duty to discharge responsibilities solely in the interest of, and for the benefit of the tax-qualified plan’s participants and beneficiaries.  A fiduciary is required to (a) perform its duties with the skill, prudence and diligence of a prudent man acting in like capacity, (b) diversify investments so as to minimize the risk of large losses and (c) act in accordance with the tax-qualified plan’s governing documents.

Fiduciaries with respect to a tax-qualified plan include any persons who exercise or possess any discretionary power of control, management or disposition over the funds or other property of the tax-qualified plan.  For example, any person who is responsible for choosing a tax-qualified plan’s investments, or who is a member of a committee that is responsible for choosing a tax-qualified plan’s investments, is a fiduciary of the tax-qualified plan.  Also, an investment professional whose advice will serve as one of the primary basis for a tax-qualified plan’s investment decisions may be a fiduciary of the tax-qualified plan, as may any other person with special knowledge or influence with respect to a tax-qualified plan’s investment or administrative activities.

While the beneficiary “owner” or “account holder” of an IRA is generally treated as a fiduciary of the IRA under the Code, IRAs generally are not subject to ERISA’s fiduciary duty rules.  Where a participant in a tax-qualified plan exercises control over such participant’s individual account in the tax-qualified plan in a “self-directed investment” arrangement that meets the requirements of Section 404(c) of ERISA, such participant (rather than the person who would otherwise be a fiduciary of such tax-qualified plan) will generally be held responsible for the consequences of his investment decisions under interpretations of applicable regulations of the Department of Labor.  Certain tax-qualified plans of sole proprietorships, partnerships and closely-held corporations of which the owners of one hundred percent (100%) of the equity of such business and their respective spouses are the sole participants in such plans at all times generally not subject to ERISA’s fiduciary duty rules, although they are subject to the Code’s prohibited transaction rules, explained below.

A person subject to ERISA’s fiduciary rules with respect to a tax-qualified plan should consider those rules in the context of the particular circumstances of the tax-qualified plan before authorizing an investment of a portion of the tax-qualified plan’s assets in units.

Prohibited Transactions Under ERISA and the Code.  Section 4975 of the Code (which applies to all tax-qualified plans and IRAs) and Section 406 of ERISA (which does not apply to IRAs or to certain tax-qualified plans that, under the rules summarized above, are not subject to ERISA’s fiduciary rules) prohibit tax-qualified plans and IRAs from engaging in certain transactions involving “plan assets” with parties that are “disqualified persons” under the Code or “parties in interest” under ERISA (“disqualified persons” and “parties in interest” are hereafter referred to as “disqualified persons”).  Disqualified persons include fiduciaries of the tax-qualified plan or IRA, officers, directors, shareholders and other owners of the company sponsoring the tax-qualified plan and natural persons and legal entities sharing certain family or ownership relationships with other disqualified persons.

“Prohibited transactions” include any direct or indirect transfer or use of a tax-qualified plan’s or IRA’s assets to or for the benefit of a disqualified person, any act by a fiduciary that involves the use of a tax-qualified plan’s or IRA’s assets in the fiduciary’s individual interest or for the fiduciary’s own account, and any receipt by a fiduciary of consideration for his or her own personal account from any party dealing with a tax-qualified plan or IRA in connection with a transaction involving the assets of the tax-qualified plan or the IRA.  Under ERISA, a disqualified person that engages in a prohibited transaction will be required to disgorge any profits made in connection with the transaction and for any losses sustained by the tax-qualified plan.  In addition, ERISA authorizes additional penalties and further relief from such transaction.  Section 4975 of the Code imposes excise taxes on a disqualified person that engages in a prohibited transaction with a tax-qualified plan or IRA.

In order to avoid the occurrence of a prohibited transaction under Section 4975 of the Code and/or Section 406 of ERISA, units may not be purchased by a tax-qualified plan or IRA from assets as to which the general partners or any of their affiliates are fiduciaries.  Additionally, fiduciaries of, and other disqualified persons with respect to, tax-qualified plans and IRAs should be alert to the potential for prohibited transactions that may occur in the context of a particular tax-qualified plan’s or IRA’s decision to purchase units.

Plan Assets.  If the partnership’s assets were determined under ERISA or the Code to be “plan assets” of tax-qualified plans and/or IRAs holding units, fiduciaries and other “parties in interest” or “disqualified persons” of such tax-qualified plans and IRAs might under certain circumstances be subject to liability for actions taken by the general partners or their affiliates.  In addition, certain of the transactions described in the prospectus in which the partnership might engage, including certain transactions with affiliates, might constitute prohibited transactions under the Code or ERISA with respect to such tax-qualified plans and IRAs, even if their acquisition of units did not originally constitute a prohibited transaction.  Moreover, fiduciaries with responsibilities to tax-qualified plans (other than IRAs) might be deemed to have improperly delegated their fiduciary responsibilities to the general partner in violation of ERISA.

Although under certain circumstances ERISA and the Code, as interpreted by the Department of Labor in currently effective regulations, apply a “look-through” rule under which the assets of an entity in which a tax-qualified plan or IRA has made an equity investment may generally constitute “plan assets,” the applicable regulations except investments in certain publicly registered securities from the application of the “look-through” principle.

In order to qualify for the exception described above, the securities in question must be “publicly-offered securities.”  Publicly-offered securities are defined as freely transferable, owned by at least 100 investors independent of the issuer and of one another, and registered either (a) under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (b) sold as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the issuer’s fiscal year during which the offering occurred.

The partnership’s units should constitute “publicly-offered securities” because (a) the general partners have represented that it is highly likely that substantially more than 100 independent investors will purchase and hold units in the partnership, and the Regulation states that, when 100 or more investors independent of the issuer and of one another purchase a class of securities, the class will be deemed to be widely held; (b) the general partners have represented that the partnership’s offering the units is registered under the Securities Act of 1933 and that the general partners intend to register the units in the partnership under the Securities Exchange Act of 1934; and (c) although whether a security is freely transferable is a factual determination, the limitations on the assignment of units and substitution of limited partners contained in the partnership agreement, with the possible exception for publicly-traded partnership discussed below, fall within the scope of certain restrictions enumerated in the regulation that ordinarily will not affect a determination that securities are freely transferable when the minimum investment is $10,000 or less.  The partnership agreement prohibits the assignment or other transfer of units without the general partners’ written consent if the general partners determine in good faith that such transfer might result in a change in the status of the partnership to a publicly-traded partnership within the meaning of Section 7704 of the Code, as currently or hereafter interpreted by the IRS in rulings, regulations or other publications, or by the courts, and such status would have a material adverse impact on the limited partners or their assignees.  In order to prevent the partnership from being classified as a publicly-traded partnership, the general partners have represented that they intend to prohibit transfers of units only to the extent necessary to avoid publicly traded partnership status (See “MATERIAL FEDERAL INCOME TAX CONSEQUENCES – Publicly Traded Partnerships” at page 71).  The regulation permits restrictions that prohibit any transfer or assignment that would result in a reclassification of the entity for federal income tax purposes.  In Advisory Opinion 89-14A, dated August 2, 1989, the Department of Labor expressed its opinion that a restriction against transfer of partnership interests that is drafted to avoid reclassification of a partnership as a publicly-traded partnership would qualify as the type of restriction contemplated by the regulation.  Therefore, the restriction in the partnership agreement should not, absent unusual circumstances, affect the free transferability of the units within the meaning of the regulation.

Annual Valuation.  Fiduciaries of Benefit Plan Investors, such as tax-qualified pension or 401(k) plans or IRAs are required to determine annually the fair market value of the assets of such retirement plans, typically, as of the close of a plan’s fiscal year.  To enable the fiduciaries of Benefit Plan Investors subject to the annual reporting requirements of ERISA or the Code to prepare reports relating to an investment in the partnership, the general partners are required to furnish an annual statement of estimated unit value to the investors.  The annual statement will report the estimated value of each unit based on the estimated amount a unit holder would receive if all partnership assets were sold as of the close of the partnership’s fiscal year for their estimated values and if such proceeds, without reduction for selling expenses, together with the other funds of the partnership, were distributed in liquidation of the partnership.

Such estimated values will be based upon annual valuations of partnership properties performed by the general partners, but no independent appraisals will be obtained.  While the general partners are required under the partnership agreement to obtain the opinion of an independent third party stating that their estimates of value are reasonable, such general partner valuations may not satisfy the requirements imposed upon fiduciaries under ERISA for all Benefit Plan Investors.  The estimated value per unit will be reported to limited partners in the partnership’s next annual or quarterly report form 10-K or 10-Q sent to the limited partners for the period immediately following completion of the valuation process.  There can be no assurance that the estimated value per unit will actually be realized by the partnership or by the limited partners upon liquidation in part because estimates do not necessarily indicate the price at which properties could be sold.  Limited partners may not be able to realize estimated net asset value if they were to attempt to sell their units, because no public market for units exists or is likely to develop.

Potential Consequences of Treatment as Plan Assets.  In the event that the units do not constitute “publicly-offered securities,” an investment in any units by a Benefit Plan Investor, such as a tax-qualified pension or 401(k) plan or an IRA will cause an undivided interest in each of the underlying assets of the partnership to be considered “plan assets” subject to the fiduciary provisions of ERISA and to the prohibited transaction provisions of ERISA and Section 4975 of the Code.  If the partnership’s underlying assets are deemed to be plan assets, the partnership may be required to take steps which could affect partners who are subject to income tax, as well as tax-qualified plans which may invest in the partnership.  In such event, the fiduciary duties, including compliance with the exclusive benefit rule and the diversification and prudence requirements, must be considered with respect to the investment in the partnership.  Each partner of the partnership who has authority or control with respect to the management or disposition of the assets of the partnership, or who renders investment advice for a fee or other compensation, direct or indirect, with respect to the assets of the partnership would be treated as a fiduciary and therefore could be personally liable for any losses to a tax-qualified plan which invests in the partnership resulting from a breach of fiduciary duty.

The prohibited transaction restrictions would apply to any transactions in which the partnership engages involving the assets of the partnership and a party-in-interest.  Such restrictions could, for example, require that the partnership and the general partners avoid transactions with entities that are affiliated with the partnership or the general partners or that tax-qualified plan investors be given the opportunity to withdraw from the partnership.  Also, the general partners who participate in a prohibited transaction may be subject to an excise tax.  Finally, entering into a prohibited transaction may result in loss of the tax-qualified plan’s tax-exempt status.

DESCRIPTION OF UNITS

The units will represent a limited partnership interest in the partnership.  Each unit is $1.

The limited partners representing a majority of the outstanding limited partnership interests may, without the concurrence of the general partners, vote to take the following actions:

•  terminate the partnership;
•	amend the limited partnership agreement, subject to certain limitations described in Section 12.4 of the limited partnership agreement;
•  approve or disapprove the sale of all or substantially all of the assets of the partnership; or
•
remove or replace one or all of the general partners.  In addition, limited partners representing ten percent (10%) of the limited partner interests may call a meeting of the partnership.  (See “SUMMARY OF THE LIMITED PARTNERSHIP AGREEMENT” at page 81).

If you assign your units to another person, that person will not become a substituted limited partner in your place unless the written consent of the general partners to such substitution has been obtained.  Such consent shall not be unreasonably withheld.  A person who does not become a substituted limited partner shall be entitled to receive allocations and distributions attributable to the unit properly transferred to him, but shall not have any of the other rights of a limited partner, including the right to vote as a limited partner and the right to inspect and copy the partnership’s books.

There is not a public trading market for the units and none is likely to exist.  The transferability of the units will be subject to a number of restrictions.  Accordingly, the liquidity of the units will be limited and you may not be able to liquidate your investment in the event of an emergency, except as permitted in the withdrawal provisions described below.  Any transferee must be a person that would have been qualified to purchase units in this offering and no transferee may acquire less than 2000 units.  No unit may be transferred if, in the judgment of the general partners, a transfer would jeopardize the status of the partnership or cause a termination of the partnership for federal income tax purposes.  Transfers of the units will generally require the consent of the California Commissioner of Corporations, except as permitted in the Commissioner’s Rules.  Additional restrictions on transfers of units may be imposed under the securities laws of other states upon transfers occurring in or involving the residents of such states.  In addition, you will not be permitted to make any transfer or assignment of your interests if the general partners determine such transfer or assignment would result in the partnership being classified as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code or any rules, regulations or safe-harbor guidelines promulgated thereunder.

We will not repurchase any units from you.  However, you may withdraw from the partnership after one year from the date of purchase in four quarterly installments subject to a ten percent (10%) early withdrawal penalty being deducted from your capital account.  You may also withdraw after five years on an installment basis, generally a five year period in twenty installments or longer, without the imposition of any penalty (See “TRANSFER OF UNITS - Withdrawal from Partnership” at page 84).

SUMMARY OF THE LIMITED PARTNERSHIP AGREEMENT

The following is a summary of the limited partnership agreement for the partnership, and is qualified in its entirety by the terms of the agreement itself.  You are urged to read the entire agreement, which is set forth as Exhibit A to this prospectus.

Rights and Liabilities of Limited Partners.   The rights, duties and powers of limited partners are governed by the limited partnership agreement and Sections 15611, et seq. of the California Corporations Code (the California Revised Limited Partnership Act (the “partnership act”)) and the discussion herein of such rights, duties and powers is qualified in its entirety by reference to such agreement and partnership act.

You as a limited partner will not be responsible for the obligations of the partnership.  However, you will be liable to the extent of any deficit in your capital accounts upon dissolution, and may also be liable for any return of capital plus interest if necessary to discharge liabilities existing at the time of such return.  Any cash distributed to you may constitute, wholly or in part, return of capital.

As a limited partner you will have no control over the management of the partnership, except that limited partners representing a majority of the outstanding limited partnership interests may, without the concurrence of the general partners, take the following actions:

ARTICLE 3	terminate the partnership;
ARTICLE 3	amend the limited partnership agreement, subject to certain limitiations;
ARTICLE 3	approve or disapprove the sale of all or substantially all of the assets of the partnership; or
ARTICLE 3	remove and replace one or all of the general partners.

The approval of all limited partners is required to elect a new general partner to continue the business of the partnership where there is no remaining general partner after a general partner ceases to be a general partner other than by removal.  The general partners shall have the right to increase the size of this offering or conduct an additional offering of securities without obtaining the consent of the limited partners.  Limited partners representing ten percent (10%) of the limited partnership interests may call a meeting of the partnership.

Capital Contributions.  Interests in the partnership will be sold in units of $1, and no person may acquire less than 2,000 units ($2,000) for initial investments or 1,000 units (1,000) for additional investments for existing limited partners.  The general partners have the discretion to accept subscriptions for fractional units in excess of the minimum subscription.  The general partners, collectively, will contribute the sum of l/10th of 1% of the aggregate capital contribution of the limited partners.

Rights, Powers and Duties of General Partners.   Subject to the right of the limited partners to vote on specified matters, the general partners will have complete charge of the business of the partnership.  The general partners are not required to devote full time to partnership affairs but only such time as is required for the conduct of partnership business. Any one of the general partners acting alone has the power and authority to act for and bind the partnership. The general partners are granted the special power of attorney of each limited partner for the purpose of executing any document that may be required to effect the continuation of the partnership, the admission of an additional partner or substitute partner or the dissolution or termination of the partnership.

Net Profits and Net Losses.  Net profits and net losses of the partnership will be allocated among the limited partners according to their respective outstanding capital accounts.  One percent (1%) of all partnership net profit and net loss will be allocated to the general partners.

Cash Distributions.  Upon your subscription for units, you will be required to elect either (i) to receive monthly, quarterly or annual distributions (“periodic distributions”); or (ii) to retain your earnings in your capital account with us.  The election to receive periodic cash distributions is irrevocable although you may change whether such distributions are received on a monthly, quarterly or annual basis.  If you initially elected to retain your earnings, you may, after three (3) years, change your election and receive periodic cash distributions.  The general partners will also receive cash distributions equal to one percent (1%) of total partnership income.

As a result, the relative percentage of partnership interests of those limited partners who elect to retain their earnings with us (including voting rights and shares of future income) will gradually increase due to the compounding effect of crediting income to their capital accounts, while the percentage interests of limited partners who elect to receive cash distributions will decrease during the term of the partnership.

Meeting. A general partner, or limited partners representing ten percent (10%) of the limited partnership interests, may call a meeting of the partnership.  If limited partners representing such ten percent (10%) interests present to the general partners a request for a meeting, the general partners shall fix a date for such meeting and shall, within twenty (20) days after receipt of such request, notify all of the limited partners of the meeting’s date.  Unless the notice otherwise specifies, all meetings will be held at 2:00 P.M. at our offices.  As a limited partner, you may vote in person or by proxy at the partnership meeting.  A majority of the outstanding limited partnership interests will constitute a quorum at partnership meetings.  There are no regularly scheduled meetings of the limited partners.

Accounting and Reports. The general partners will cause to be prepared and furnished to you, an annual report of the partnership’s operation which will be audited by an independent accounting firm. Within 120 days after the close of the year covered by the report, a copy or condensed version will be furnished to you.  You shall also be furnished such detailed information as is reasonably necessary to enable you to complete your own tax returns within 90 days after the end of the year.

The general partners presently maintain the partnership’s books and records on the accrual basis for bookkeeping and accounting purposes, and also intend to use the accrual basis method of reporting income and losses for federal income tax purposes.  The general partners reserve the right to change such methods of accounting, upon written notice to limited partners.  You may inspect the books and records of the partnership at all reasonable times.

Restrictions on Transfer. The limited partnership agreement places substantial limitations upon your ability to transfer units.  Any transferee must be a person that would have been qualified to purchase units in this offering and no transferee may acquire or hold less than 2,000 units.  No unit may be transferred if, in the judgment of the general partners, and/or their counsel a transfer would jeopardize our status as a partnership or cause a termination of the partnership for federal income tax purposes.  The written consent of the California Commissioner of Corporations is also required prior to any sale or transfer of units except as permitted in the Commissioner’s rules.  In addition, you will not be permitted to make any transfer or assignment of your units if the general partners determine such transfer or assignment would result in the partnership being classified as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code or any rules, regulations or safe-harbor guidelines promulgated thereunder.

General Partners’ Interest.  Any general partner, or all of them, may retire from the partnership at any time upon six months written notice to all limited partners, in which event, if the business of the partnership is continued, then the retiring general partner would not be entitled to any termination or severance payment from the partnership, except for the return of his capital account balance.  If a general partner retires and the business of the partnership is not continued, then the retiring partner shall receive from the partnership such sums as the partner may be entitled to receive in the course of terminating the partnership and winding up its affairs, as discussed below.  A general partner may also sell and transfer his general partner interest in the partnership (including all powers and authorities associated therewith) for such price as he shall determine in his sole discretion, and neither the partnership nor the limited partners will have any interest in the proceeds of such sale.  However, the successor general partner must be approved by limited partners holding a majority of the outstanding limited partnership interests.

Term of Partnership. The term of the partnership commenced on the day the certificate of limited partnership was filed with the California Secretary of State, in May, 1993, and will continue until December 31, 2032, unless earlier terminated pursuant to the provisions of the partnership agreement or by operation of law.  The partnership commenced operations in May, 1993.  The partnership will dissolve and terminate if any one of the following occurs:

ARTICLE 3
upon the removal, death, retirement, insanity, dissolution or bankruptcy of a general partner, unless the business of the partnership is continued by a remaining general partner, if any, or if there is no remaining general partner, by a new general partner elected to continue the business of the partnership by all the limited partners (or by a majority-in-interest of the limited partners, in the case of removal);

ARTICLE 3	upon the affirmative vote of a majority-in interest of the limited partners;

ARTICLE 3	upon the sale of all or substantially all (i.e., at least seventy percent (70%)) of the partnership’s assets as of the time of the sale; or

ARTICLE 3	otherwise by operation of law.

Winding Up. The partnership will not terminate immediately upon the occurrence of an event of dissolution, but will continue until its affairs have been wound up.  Upon dissolution of the partnership, the general partners will wind up the partnership’s affairs by liquidating the partnership’s assets as promptly as is consistent with obtaining the fair current value thereof, either by sale to third parties or by collecting loan payments under the terms of the loan.  All funds received by us shall be applied to satisfy or provide for partnership debts and the balance shall be distributed to partners in accordance with the terms of the limited partnership agreement.

Dissenting Limited Partners’ Rights.  If we participate in any acquisition of the partnership by another entity, any combination of the partnership with another entity through a merger or consolidation, or any conversion of the partnership into another form of business entity (such as a corporation) that requires the approval of the outstanding limited partnership interests, the result of which would cause the other entity to issue securities to the limited partners, then each limited partner who does not approve such reorganization (the “Dissenting Limited Partner”) may require the partnership to purchase for cash, at its fair market value, his or her interest in accordance with Section 15679.2 of the California Corporations Code.  The partnership, however, may itself convert to another form of business entity (such as a corporation, trust or association) if the conversion will not result in a significant adverse change in (i) the voting rights of the limited partners, (ii) the termination date of the partnership (currently, December 31, 2032, unless terminated earlier in accordance with the partnership agreement), (iii) the compensation payable to the general partners or their affiliates, or (iv) the partnership’s investment objectives.

The general partners will make the determination as to whether or not any such conversion will result in a significant adverse change in any of the provisions listed in the preceding paragraph based on various factors relevant at the time of the proposed conversion, including an analysis of the historic and projected operations of the partnership; the tax consequences (from the standpoint of the limited partners) of the conversion of the partnership to another form of business entity and of an investment in a limited partnership as compared to an investment in the type of business entity into which the partnership would be converted; the historic and projected operating results of the partnership’s loans, and the then-current value and marketability of the partnership’s loans.  In general, the general partners would consider any material limitation on the voting rights of the limited partners or any substantial increase in the compensation payable to the general partners or their affiliates to be a significant adverse change in the listed provisions.

It is anticipated that, under the provisions of the partnership agreement, the consummation of any such conversion of the partnership into another form of business entity (whether or not approved by the general partners) would require the approval of limited partners holding a majority of the units.

TRANSFER OF UNITS

Restrictions on the Transfer of Units.  There is no public or secondary market for the units and none is expected to develop.  Moreover, units may only be transferred if certain requirements are satisfied, and transferees may become limited partners only with the consent of the general partners.  Under Article 7 of the partnership agreement, the assignment or other transfer of units will be subject to compliance with the minimum investment and suitability standards imposed by the partnership.  (See “INVESTOR SUITABILITY STANDARDS” at page 1).  Under presently applicable state securities law guidelines, except in the case of a transfer by gift or inheritance or upon family dissolution or an intra-family transfer, each transferee of units of the partnership must generally satisfy minimum investment and investor suitability standards similar to those which were applicable to the original offering of units.  Additionally, following a transfer of less than all of your units, you must generally retain a sufficient number of units to satisfy the minimum investment standards applicable to your initial purchase of units.  In the case of a transfer in which a member firm of the National Association of Securities Dealers, Inc., is involved, that firm must be satisfied that a proposed transferee of units satisfies the suitability requirements as to financial position and net worth specified in Section (b)(2) of Rule 2810 to the NASD’s Conduct Rules.  The member firm must inform the proposed transferee of all pertinent facts relating to the liquidity and marketability of the units during the term of the investment.

The partnership agreement provides that an assignee of a limited partnership interest shall not be substituted as a limited partner if the general partners determine that:

ARTICLE 3	the assignee is a minor or incompetent (unless a guardian, custodian or conservator has been appointed to handle the affairs of such person);

ARTICLE 3	the assignment is not permitted under applicable law, including, in particular but without limitation, applicable federal and state securities laws; or

ARTICLE 3
such assignment would jeopardize the partnership’s existence or qualification as a limited partnership under California law or the applicable laws of any other jurisdiction in which the partnership is then conducting business.

Restrictions Related to Tax Status.  In addition to the transfer restrictions described above, Section 7.3 of the partnership agreement provides that any proposed sale, assignment or other transfer of a partnership interest shall be void ab initio if either:

ARTICLE 3
the transfer or assignment would cause a termination of the partnership for federal or California income tax purposes, when considered together with other transfers or assignments of interests during the twelve month period that is relevant to that determination, or

ARTICLE 3
the general partners determine that the transfer or assignment would result in the partnership being classified as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code or any regulations or rules promulgated thereunder.

The partnership agreement also provides that a transferee or assignee of an interest shall not be substituted as a limited partner if the general partners determine that the sale or transfer of the interest may jeopardize the continued ability of the partnership to qualify as a “partnership” for federal income tax purposes.

Consequently, you may not be able to liquidate your investment in the event of emergencies or for any other reasons.  In addition, units may not be readily accepted as collateral for loans.

Withdrawal from Partnership.   You have no right to withdraw from the partnership or to obtain the return of all or any portion of sums paid for the purchase of units (or reinvested earnings with respect thereto) for one (1) year after the date such units are purchased, except in the event of your death within the first year of your purchase of units.  (See “Liquidation Upon Death” at page 85.)  Under the terms of the partnership agreement, the general partners have the right to withdraw from the partnership upon not less than six (6) months written notice to the limited partners.  The right of a general partner to withdraw from the partnership does not affect, in any manner, your right to withdraw from the partnership as set below.

One Year Withdrawal Right. In order to provide a certain degree of liquidity, after the one year period, you may withdraw all or part of your capital accounts from the partnership in four equal quarterly installments beginning the calendar quarter following the quarter in which the notice of withdrawal is given.  Such withdrawal is subject to a ten percent (10%) early withdrawal penalty.  The notice for such withdrawal must be given in writing thirty (30) days prior to the end of the preceding quarter and must state the amount to be withdrawn and may be addressed to any general partner.  No notice of withdrawal form is available.  Investors will not be notified when their one year waiting period has ended.  The ten percent (10%) penalty is applicable to the amount withdrawn as stated in the notice of withdrawal.  The ten percent (10%) penalty will be deducted, pro rata, from the four quarterly installments paid to you.

The ten percent (10%) early withdrawal penalty after one (1) year will be received by the partnership, and a portion of the sums collected as such penalty will be applied toward the next installment(s) of principal, under the formation loan owed to the partnership by Redwood Mortgage Corp., thereby reducing the amount owed to the partnership from Redwood Mortgage Corp.  Such portion shall be determined by the ratio between the initial amount of the formation loan and the total amount of offering costs incurred by the partnership in this offering.  Once offering expenses are repaid, early withdrawal penalties will be apportioned between the formation loan and the partnership’s own account.  (See “PLAN OF DISTRIBUTION” at page 87).

Five Year Withdrawal Right. In addition, you will also have the right after five years from the date of purchase of the units to withdraw from the partnership.  This will be done on an installment basis, generally, over a five-year period (in 20 equal quarterly installments), or over such longer period of time as you may desire or as may be required in light of partnership cash flow as determined by the General Partner.  During this five-year (or longer) period, we will pay any distributions with respect to units being liquidated directly to the withdrawing limited partner based on his or her the current capital account.  No penalty will be imposed on withdrawals made in twenty quarterly installments or longer.  Withdrawal after the one year holding period and before the five year holding period will be permitted only upon the terms set forth above under the heading “One Year Withdrawal Right.”  Withdrawals exceeding 20% per year are subject to a 10% penalty even after the five year waiting period.

Liquidation Upon Death. In the event of your death during your investment with us, including in the event of your death during the first year of your ownership of partnership units, your heirs will be provided with the option to liquidate all or a portion of your investment.  Such liquidations will not be subject to any early withdrawal penalties but will be limited in amount to $50,000 per year paid in equal quarterly installments until the account is fully liquidated.  Amounts of $50,000 or less shall be paid in four equal quarterly installments.  Your heirs will be required to notify us of their intent to liquidate your investment within 6 months from the date of death or the investment will become subject to our regular liquidation provisions.  Due to the complex nature of administering a decedent’s estate, the general partners reserve the right and discretion to request any and all information they deem necessary and relevant in determining the date of death, the name of the beneficiaries or any other matters they may deem relevant.

You may commence withdrawal (or partial withdrawal) from the partnership as of the end of any calendar quarter.  The amount that a withdrawing limited partner will receive from the partnership is based on the withdrawing limited partner’s capital account.  A capital account is a sum calculated for tax and accounting purposes, and may be greater than or less than the fair market value of such investor’s limited partnership interest in the partnership.  The fair market value of your interest in the partnership will generally be irrelevant in determining amounts to be paid upon withdrawal, except to the extent that the current fair market value of the partnership’s loan portfolio is realized by sales of existing loans (which sales are not required to be made).

The general partners shall have the right to liquidate the capital account of any investor whose capital account balance is less than $1,000.  No penalty will be assessed in connection with a liquidation of a capital account of less than $1,000 by a general partner.

We will not establish a reserve from which to fund withdrawals.  Our capacity to return your capital account upon withdrawal is restricted to the availability of partnership cash flow.  For this purpose, cash flow is considered to be available only after all current partnership expenses have been paid (including compensation to the general partners and affiliates) and adequate provision has been made for the payment of all periodic cash distributions on a pro rata basis which must be paid to limited partners who elected to receive such distributions upon subscription for units.  No more than twenty percent (20%) of the total limited partners’ capital accounts outstanding for the beginning of any calendar year shall be liquidated during any calendar year.  Notwithstanding this twenty percent (20%) limitation, the general partners shall have the discretion to further limit the percentage of the total limited partners’ capital accounts that may be withdrawn in order to comply with the safe harbor provisions of the regulations under Section 7704 of the Code to avoid the partnership being taxed as a corporation.  If notices of withdrawal in excess of these limitations are received by the general partners, the priority of distributions among limited partners shall be determined as follows: first to those limited partners withdrawing capital accounts according to the 20 quarter or longer installment liquidation period, then to Benefit Plan Investors withdrawing capital accounts after five (5) years, over four (4) quarterly installments (which need such sums to pay retirement benefits), then to other limited partners withdrawing capital accounts after five (5) years over four (4) quarterly installments, then to executors, heirs or other administrators withdrawing capital accounts upon the death of a limited partner and finally to all other limited partners withdrawing capital accounts.  Except as provided above, withdrawal requests will be considered by the general partners in the order received.

Upon dissolution and termination of the partnership, a five-year winding-up period is provided for liquidating the partnership’s loan portfolio and distributing cash to limited partners.  Due to high prevailing interest rates or other factors, the partnership could suffer reduced earnings (or losses) if a substantial portion of its loan portfolio remains and must be liquidated quickly at the end of such winding-up period.  Limited partners who complete a withdrawal from the partnership prior to any such liquidation will not be exposed to this risk.  Conversely, if prevailing interest rates have declined at a time when the loan portfolio must be liquidated, unanticipated profits could be realized by those limited partners who remained in the partnership until its termination.

DISTRIBUTION POLICIES

Distributions to the Limited Partners. The partnership will make monthly, quarterly or annual distributions of all earnings to those limited partners affirmatively electing to receive cash distributions upon subscription. All other limited partners will not receive current distributions of earnings, rather their earnings will be credited to their capital accounts on a monthly basis and will increase their capital accounts, in lieu of receiving periodic cash distributions.  Earnings retained in your capital account will be used by us for making further loans and for other proper partnership purposes.  However, there is no assurance as to the timing or amount of any distribution to the holders of the units.  Once you have made the election to receive cash distributions, you may not revoke or change your election.

Cash available for distribution will be allocated to you and your assignees in the ratio which the capital accounts owned by you bears to the capital accounts then outstanding, subject to adjustment with respect to units issued by the partnership during the quarter.  For such purposes, a transferee will be deemed to be the owner thereof as of the first day following the day the transfer is completed and will therefore not participate in distributions for the period prior to which the transfer occurs.

Earnings means cash funds available from operations from interest payments, early withdrawal penalties not applied to the formation loan, late and prepayment charges, interest on short-term investments and working capital reserve, after deducting funds used to pay or provide for the payment of partnership expenses and appropriate reserves.

Subject to the right of the general partners to terminate your right to credit your capital account in lieu of receipt of periodic cash distributions, such option to credit your capital account in lieu of receiving periodic cash distributions will continue unless prohibited by applicable federal or state law.

Cash Distributions. Cash available for distribution will be determined by computing the net income during the calendar month on an accrual basis and in accordance with generally accepted accounting principles.  The term “Cash Available for Distribution” means an amount of cash equal to the excess of accrued income from operations and investment of, or the sale or refinancing or other disposition of, partnership assets during any calendar month over the accrued operating expenses of the partnership during such month, including any adjustments for bad debt reserves or deductions as the general partners may deem appropriate, all determined in accordance with generally accepted accounting principles; provided, that such operating expenses shall not include any general overhead expenses of the general partners not specifically related to, billed to or reimbursable by the partnership as specified in Sections 10.14 through 10.17 of the limited partnership agreement.  All cash available for distribution will be allocated one percent (1%) to the general partners and ninety-nine percent (99%) to the limited partners.

Allocation of Net Profit and Net Loss.  Net Profit and Net Loss for accounting and tax purposes for each fiscal quarter shall be allocated to the partners as set forth in Article V of the limited partnership agreement.  Net Profit and Net Loss will generally be allocated one percent (1%) to the general partners and ninety-nine percent (99%) to the limited partners.

REPORTS TO LIMITED PARTNERS

Within 90 days after the end of each fiscal year of the partnership, the general partners will deliver to you such information as is necessary for the preparation of your federal income tax return, and state income or other tax returns.  Within 120 days after the end of each partnership fiscal year, the general partners will deliver to you, an annual report which includes audited financial statements by the partnership’s independent registered public accounting firm prepared in accordance with generally accepted accounting principles, and which contains a reconciliation of amounts shown therein with amounts shown on the method of accounting used for tax reporting purposes.  Such financial statements include a balance sheet of the partnership, and statements of income, changes in partners’ capital and cash flow.  The annual report for each year reports on the partnership’s activities for that year, identifies the source of partnership distributions, sets forth the compensation paid to the general partners and their affiliates and a statement of the services performed in consideration therefore and contains such other information as is deemed reasonably necessary by the general partners to advise you of the affairs of the partnership.

For as long as the partnership is required to file quarterly reports on Form 10-Q and annual reports on Form 10-K with the Securities and Exchange Commission, the information contained in each such report shall be sent promptly to limited partners after such report is filed with the Securities and Exchange Commission.  If and when such reports are not required to be filed, you will be furnished, promptly after the end of each of the first three quarters of each partnership fiscal year, an unaudited financial report for that period including a balance sheet, a statement of income, a cash flow statement and an audited financial report 120 days after the calendar year including a balance sheet, statements of income and changes in partners’ capital and cash flow.  The foregoing reports for any period in which fees are paid to the general partners or their affiliates for services shall set forth the fees paid and the services rendered.

PLAN OF DISTRIBUTION

Subject to the conditions set forth in this prospectus and in accordance with the terms and conditions of the partnership agreement, the partnership offers through qualified broker dealers on a best efforts basis, a maximum of 100,000,000 units ($100,000,000) of limited partnership interest at $1 per unit.  The minimum subscription is 2,000 units ($2,000) for initial investments and 1,000 units ($1,000) for additional investments for existing limited partners.

Sales Commissions.  With respect to each investor, participating broker dealers will receive sales commissions of 5% of gross proceeds for subscriptions where investors elect to receive cash distributions and sales commissions of 9% of gross proceeds will be paid for subscriptions where investors elect to retain their earnings.  The issuer pays higher commissions for such latter subscriptions because it is advantageous for the issuer if earnings are retained in that it provides the issuer with additional capital over time for which the issuer is not paying an additional commission.  Additionally, participating broker dealers may be entitled to receive up to .5% of the gross proceeds for bona fide due diligence expenses, and up to an additional 5% of gross proceeds if investors elect to receive cash distributions or up to 1% of gross proceeds if investors elect to reinvest their earnings for certain other expense reimbursements, including reimbursements for training and education meetings for associated persons of an NASD member, payable by the partnership.  In no event will the total of all compensation payable to participating broker dealers, including sales commissions, expense reimbursements, including reimbursements for training and education meetings for associated persons of an NASD member, and/or due diligence expenses exceed ten percent (10%) of the program proceeds received plus an additional (0.5%) for bona fide due diligence expenses as set forth in Rule 2810 of the NASD Conduct Rules.  Further, in no event shall any individual participating broker dealer receive total compensation including sales commissions, expense reimbursements, including reimbursements for training and education meetings for associated persons of an NASD member, or expense reimbursement exceed (10%) of the gross proceeds of their sales plus an additional (0.5%) for bona fide due diligence expenses as set forth in Rule 2810 of the NASD Conduct Rules (the “Compensation Limitation”)  Although total sales commissions payable could equal 9%, the partnership anticipates, based on historical experience, that the total sales commissions payable will not exceed 7.6%.  This number is based upon the general partners’ assumption, based on historical experience, that 65% of investors will elect to compound earnings and receive additional units and 35% of investors will elect to receive distribution.  No participating broker dealer shall execute any transaction in the partnership in a discretionary account without the prior written approval of the investor.

Sales by Registered Investment Advisors.  In addition to purchasing units though participating broker dealers, we may accept unsolicited orders for units directly from you if you utilize the services of a registered investment advisor.  A registered investment advisor is an investment professional retained by you to advise you regarding your investment strategy regarding all of your assets, not just your investment with us.  Registered investment advisors are paid by you based upon the total amount of your assets being managed by the registered investment advisor.

If you utilize the services of a registered investment advisor in acquiring units, Redwood Mortgage Corp. will pay to the partnership, an amount equal to the sales commissions otherwise attributable to a sale of units through a participating broker dealer.  The partnership in turn may specially allocate the amounts so paid by Redwood Mortgage Corp. to the account of the investor who placed the unsolicited order.

ARTICLE 3
Election of Investors to Pay Client Fees.  If you acquire units directly from the partnership through the services of a registered investment advisor, you will have the election to authorize us to pay your registered investment advisor an estimated quarterly amount of no more than 2% annually of your capital account that would otherwise be paid to you as periodic cash distributions or compounded as earnings.  For ease of reference, we have referred to these fees as “client fees.”  If you elect to compound earnings, then the amount of the earnings reinvested by you will be reduced by an amount equal to the amount of the client fees paid.  Thus, the amount of the periodic cash distributions paid or the amount of earnings compounded will be less if you elect to pay client fees through us.  The authorization to pay client fees is solely at your election and is not a requirement of investment with us.

ARTICLE 3
Client Fees are not Sales Commissions.  All client fees paid will be paid from those amounts that would otherwise be paid to you or compounded in your capital account.  The payment of all client fees is noncumulative and subject to the availability of sufficient earnings in your capital account.  In no event will any such client fees be paid by us as sales commissions or other compensation.  We are merely agreeing to pay to the registered investment advisor, as an administrative convenience to you, a portion of those amounts that would otherwise be paid to you.  In no event will the total of all compensation including sales commissions, expense reimbursements, including reimbursements for training and education meetings for associated persons of an NASD member, and/or due diligence expenses exceed 10% of the program proceeds received plus an additional .5% for bona fide due diligence expenses as set forth in Rule 2810 of the NASD Conduct Rules.

ARTICLE 3
Representations and Warranties of Registered Investment Advisors.  All registered investment advisors will represent and warrant to the partnership that, among other things, the investment in the units is suitable for you, that he has informed you of all pertinent facts relating to the liquidity and marketability of units, and that if he is affiliated with an NASD registered broker or dealer, that all client fees received by him in connection with this transaction will be run through the books and records of the NASD member in compliance with Notice to Members 96-33 and Rules 3030 and 3040 of the NASD Conduct Rules.

Payment of Sales Commissions.  As of December 31, 2004, total commissions have averaged 7.5% of limited partner units sold in all the public offerings of partnership units by the partnership.  In no event will the total of all compensation payable to participating broker dealers, including sales commissions, expense reimbursements, including reimbursement for training and education meetings for associated persons of an NASD member and/or due diligence expenses exceed ten percent (10%) of the program proceeds received plus an additional (0.5%) for bona fide due diligence expenses as set forth in Rule 2810 of the NASD Conduct Rules.  Further, in no event shall any individual participating broker dealer receive total compensation including sales commissions, expense reimbursements, including reimbursement for training and education meetings for associated persons of an NASD member exceed (10%) of the gross proceeds of their sales plus an additional (0.5%) for bona fide due diligence expenses as set forth in Rule 2810 of the NASD Conduct Rules (the “Compensation Limitation”).  Units may also be offered or sold directly by the general partners for which they will receive no sales commissions.  No commissions will be paid on any units acquired by partners in lieu of periodic cash distributions.

Payment of Other Fees to Participating Broker Dealers.  The partnership will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the units.  Participating broker dealers are not obligated to obtain any subscriptions, and there is no assurance that any units will be sold.

The participating broker dealers shall not directly or indirectly finance or arrange for the financing of, purchase of any units, nor shall the proceeds of this offering be used either directly or indirectly to finance the purchase of any units.

The selling agreement provides that with respect to any liabilities arising out of the Securities Act of 1933, as amended, the general partners shall indemnify the participating broker dealer.  To the extent that indemnification provisions purport to include indemnification for liabilities arising under the Securities Act of 1933, such indemnification, in the opinion of the Securities and Exchange Commission is contrary to public policy and therefore unenforceable.

Suitability Requirements.  You will be required to comply with (i) our suitability standards and minimum purchase requirement and (ii) any additional suitability standards and minimum purchase requirements, if any, imposed by the state in which you reside (See “INVESTOR SUITABILITY STANDARDS” at page 1).

In order to purchase any units, you must complete and execute the signature page for the subscription agreement.  Any subscription for units must be accompanied by tender of the sum of $1 per unit.  The signature page is set forth at the end of this prospectus at Exhibit B-l.  By executing the signature page for the subscription agreement, you agree to all of the terms of the partnership agreement including the grant of a power of attorney under certain circumstances.

Your subscription agreement will be accepted or rejected by the general partners within thirty (30) days after its receipt.  Subscriptions will be effective only on acceptance by the general partners and the right is reserved to reject any subscription “in whole or in part” for any reason.

The general partners and their affiliates may, in their discretion, purchase units for their own accounts.  The maximum number of units that may be purchased by the general partners or their affiliates is $1,000,000 (1,000,000 units).  Purchases of such units by the general partners or their affiliates will be made for investment purposes only on the same terms, conditions and prices as to unaffiliated parties.  It is not anticipated that the general partners or their affiliates will regularly purchase units for their own accounts.

Formation Loan. All selling commissions incurred in connection with the offer and sale of units and all amounts paid in connection with unsolicited orders will be paid by Redwood Mortgage Corp.  Redwood Mortgage Corp. pays all such selling commissions in return for its exclusive right to provide brokerage services in connection with the mortgage loans made by the partnership.  Redwood Mortgage Corp. funds its payment of such selling commissions from a formation loan that it receives from the partnership.  In other words, the partnership lends to Redwood Mortgage Corp., funds from the offering proceeds equal to the amount of sales commission paid to the participating broker dealers.  For example, if an investor elects to invest $10,000 and elects to compound his earnings, the participating broker dealer will be owed a 9% or $900 sales commission.  Instead of paying $900 to the participating broker dealer, the partnership will lend $900 to Redwood Mortgage Corp. as part of the formation loan.  Redwood Mortgage Corp. pays the participating broker dealer its sales commission and then over time repays the partnership the amount of the loan, which in the case of our example, is $900.  That loan, called a formation loan, is non-interest bearing, unsecured, and is paid back to the partnership by Redwood Mortgage Corp. over time.  The total principal balance of the formation loan will not be known until the offering closes and all sales commissions are paid.  With respect to this offering and assuming that all $100,000,000 of partnership units being offered hereby are sold, the formation loan could range from a minimum of $5,000,000 assuming all investors elected to receive current cash distributions to a maximum of $9,000,000 assuming all investors elected to compound their earnings.

Initially, upon the commencement of this offering, approximately eighty five percent (85%) of each dollar invested will be available for loans or held in cash reserves assuming that all units offered hereby are purchased and no leveraged funds are utilized.  However, when Redwood Mortgage Corp. repays the entire formation loan, approximately ninety-six percent (96%), will be available for investment in loans or be held in cash reserves.

Although it is possible that the amount of the formation loan could be as much as nine percent (9%) of the gross proceeds, it is anticipated that the formation loan will average approximately 7.6% of capital raised.  This is based on historical experience of the general partners, who anticipate that sixty-five percent (65%) of the limited partners will elect to compound their earnings and thirty-five percent  (35%) will elect to receive distributions of earnings.  However, if more than sixty-five percent of limited partners elect to compound earnings, then the formation loan will be higher because there will be more 9% sales commissions paid.  Similarly, if more than thirty-five percent of limited partners elect to receive cash distributions, the formation loan will be less because there will be more 5% sales commissions paid.  The formation loan will be unsecured, will not bear interest, and will be repaid in annual installments.  Upon commencement of this offering, Redwood Mortgage Corp. shall make annual installments of one-tenth of the principal balance of the formation loan as of December 31 of each year, reduced by a portion of the early withdrawal penalties.  Such payments shall be due and payable by December 31 of the following year.  Upon the termination of the offering, the principal balance outstanding shall be amortized over ten years with payments being made on or before December 31 of each year in equal annual installments of 1/10 of the principal amount outstanding as of the termination date, reduced by a portion of the early withdrawal penalties.  Each payment of principal amounts after the termination date shall be made on or before December 31 of the following year.

The formation loan for the first offering of units ($15,000,000) totaled $1,075,000, which represented 7.2% of the limited partners contributions.  No payments were due on this formation loan until after the termination of the offering which occurred in October, 1996.  The first payment commenced January, 1997 and was due on December 31, 1997.  The final payment will be due December 31, 2006 unless prepaid earlier.

The formation loan for the second offering of units ($30,000,000) totaled $2,272,000 which represented 7.6% of the limited partners’ contributions of $29,993,000.  The first payment was due on December 31, 1997.  Payments were due on the formation loan for the second offering at 1/10 of the outstanding principal balance of the formation loan until the offering terminated.  Then after the offering terminated in August, 2000, the remaining balance at December 31, 2000 is being paid in equally amortized payments over 10 years, which began December 31, 2001.  The final payment will be due December 31, 2010 unless prepaid earlier.

The formation loan for the third offering of units ($30,000,000) totaled $2,218,000 which represented 7.4% of the limited partners’ contributions of $29,999,000.  The first payment was due on December 31, 2001. Payments were due on the third formation loan at 1/10 of the outstanding principal balance of the formation loan until the offering terminated.  Then after the offering terminated in April, 2002, the remaining balance at December 31, 2002 is being paid in equally amortized payments over 10 years, which began December 31, 2003.  The final payment will be due December 31, 2013 unless prepaid earlier.

The formation loan for the fourth offering of units ($50,000,000) totaled $3,777,000 which represented 7.6% of the limited partners’ contributions of $49,985,000.  The first payment was due on December 31, 2004.  Payments were due on the fourth formation loan of 1/10 of the outstanding principal balance of the formation loan until the offering terminated.  Then after the offering terminated in October, 2003, the remaining balance at December 31, 2003 is being paid in equally amortized payments over 10 years, which began December 31, 2004.  The final payment will be due December 31, 2014 unless prepaid earlier.

As of December 31, 2004, the partnership, in connection with the fifth formation loan, had loaned $3,570,000 to Redwood Mortgage Corp. from the offering proceeds to pay sales commissions to the participating broker dealers.  This represents 7.5% of limited partner contributions of $47,314,000.  Payment on the fifth formation loan of 1/10th of the principal balance of the loan as of December 31 of each year is due and payable by December 31 of the following year.  Upon termination of the offering, the principal balance outstanding shall be equally amortized over ten years with payments being made on or before December 31.  The first payment was made on or before December 31, 2004.

The following table summarizes the payments that have been made on the five formation loans through December 31, 2004.

Formation Loans and Payments

Year	Principal advanced 1st offering	Principal advanced 2nd offering	Principal advanced 3rd offering	Principal advanced 4th offering	Principal advanced 5th offering
1993	$206,000	-	-	-	-
1994	319,000	-	-	-	-
1995	250,000	-	-	-	-
1996	300,000	$15,000	-	-	-
1997	-	421,000	-	-	-
1998	-	404,000	-	-	-
1999	-	708,000	-	-	-
2000	-	724,000	$378,000	-	-
2001	-	-	1,462,000	-	-
2002	-	-	378,000	$1,300,000	-
2003				2,477,000	$453,000
2004					3,117,000
Total	$1,075,000	$2,272,000	$2,218,000	$3,777,000	$3,570,000
Formation Loans and Payments

Year	Total payments due	Payments received from Redwood Mortgage Corp.	Application of early withdrawal penalties	Total applied	Balance
1993		-	-		$206,000
1994		-	-		525,000
1995		-	-		775,000
1996	$-	$9,000	$7,000	$16,000	1,074,000
1997	109,000	99,000	9,000	108,000	1,387,000
1998	151,000	134,000	16,000	150,000	1,641,000
1999	186,000	165,000	25,000	190,000	2,159,000
2000	248,000	230,000	20,000	250,000	3,011,000
2001	339,000	300,000	46,000	346,000	4,127,000
2002	488,000	530,000	18,000	548,000	5,257,000
2003	636,000	575,000	62,000	637,000	7,550,000
2004	916,000	855,000	61,000	916,000	9,751,000
Total	$3,073,000	$2,897,000	$264,000	$3,161,000

Redwood Mortgage Corp., at its option, may prepay all or any part of the formation loan.  Redwood Mortgage Corp. intends to repay the formation loan principally from loan brokerage commissions earned on loans, and the receipt of a portion of the early withdrawal penalties and other fees paid by the partnership.  Since Redwood Mortgage Corp. will use the proceeds from loan brokerage commissions on loans to repay the formation loan, if all or any one of the initial general partners is removed as a general partner by the vote of a majority of limited partners and a successor or additional general partner(s) is thereafter designated, and if such successor or additional general partner(s) begins using any other loan brokerage firm for the placement of loans, Redwood Mortgage Corp. will be immediately released from any further obligation under the formation loans (except for a proportionate share of the principal installment due at the end of that year, pro rated according to the days elapsed).  In addition, if all of the general partners are removed, no successor general partners are elected, the partnership is liquidated and Redwood Mortgage Corp. is no longer receiving any payments for services rendered, the debt on the formation loan shall be forgiven and Redwood Mortgage Corp. will be immediately released from any further obligation under the formation loan.

Because the formation loan does not bear interest, it will have the effect of slightly diluting the rate of return to limited partners, but to a much lesser extent than if the partnership were required to bear all of its own syndication expenses as is the case with certain other publicly offered mortgage pools.

Escrow Arrangements. Funds received by the participating broker dealers from subscriptions for units will be immediately available to us for investment.  As this is not our first offering, no escrow will be established.  Subscription proceeds will be released to the partnership and deposited into the our operating account.

Termination Date of Offering.  The offering will terminate one (1) year from the effective date of the prospectus unless terminated earlier by the general partners, or unless extended by the general partners for additional one year periods.

Subscription Account. Your subscription will be deposited into a subscription account at a federally insured commercial bank or depository and invested in short-term certificates of deposit, a money market or other liquid asset account.  Once your subscription has been accepted, you will be admitted into the partnership only when your subscription funds are required by the partnership to fund a mortgage loan, for the formation loan, to create appropriate reserves, or to pay offering expenses or other proper partnership activities (See “ESTIMATED USE OF PROCEEDS” at page 21).  During the period prior to your admittance of as a limited partner, proceeds from the sale of units will be held by the general partners for your account in the subscription account.  Investors’ funds will be transferred from the subscription account into the partnership on a first-in, first-out basis.  Upon your admission to the partnership, your subscription funds will be released to the partnership and units will be issued at the rate of $1 per unit or fraction thereon.  Interest earned on subscription funds while in the subscription account will be returned to you, or if you elect to compound earnings (see below), the amount equal to such interest will be added to your investment in the partnership.

The general partners anticipate that the delay between delivery of a subscription agreement and admission to the partnership will be approximately 90 days, during which time you will earn interest at pass book savings account rates.  Subscription agreements are non-cancelable and subscription funds are non-refundable for any reason.  After having subscribed for at least 2,000 units ($2,000), you may at any time, and from time to time subscribe to purchase additional units in the partnership as long as the offering is open with a minimum additional investment of 1,000 units ($1,000).  You are liable for the payment of the full purchase price of all units for which you have subscribed.

SUPPLEMENTAL SALES MATERIAL

Sales material in addition to this prospectus which may be used in connection with this offering include a sales brochure which will highlight and simplify certain information contained herein.  If additional sales material is prepared for use in connection with the offering, use of such material will be conditioned on filing with and, if required, clearance by appropriate regulatory authorities.

As of the date of this prospectus, it is anticipated that the following sales material will be authorized for use by us in connection with this offering

ARTICLE 3	a brochure entitled Redwood Mortgage Investors VIII;
ARTICLE 3	a participating broker-dealer only fact sheet;
ARTICLE 3	a slide presentation;
ARTICLE 3	participating broker-dealer only updates;

Only the brochure entitled Redwood Mortgage Investors VIII will be delivered to you.  All of the other materials will be for broker-dealer use only.

The general partners and their affiliates may also respond to specific questions from participating broker dealers and prospective investors.  Business reply cards, introductory letters or similar materials may be sent to participating broker dealers for customer use, and other information relating to the offering may be made available to participating broker dealers for their internal use.  However, the offering is made only by means of this prospectus.  Except as described herein or in supplements hereto, we have not authorized the use of other sales materials in connection with the offering.  Although the information contained in such material does not conflict with any of the information contained in this prospectus, such material does not purport to be complete and should not be considered as a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated in this prospectus or the registration statement by reference or as forming the basis of the offering of the units described herein.

No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this or in supplements hereto or in supplemental sales literature issued by the partnership and referred to in this prospectus or in supplements thereto.  If you receive such information or representations, such information or representations must not be relied upon.  This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the units to which it relates or any of such units to any person in any jurisdiction in which such offeror solicitation is unlawful.  The delivery of this prospectus at any time does not imply that the information contained herein is correct at any time subsequent to its date.
LEGAL PROCEEDINGS

In the normal course of business we may become involved in various types of legal proceedings such as assignments of rents, bankruptcy proceedings, appointments of receivers, unlawful detainers, judicial foreclosures, etc, to enforce the provisions of the deeds of trust, collect the debt owed under the promissory notes or to protect/recoup its investment from the real property secured by the deeds. None of these actions would typically be of any material importance. As of the date hereof, we are not involved in any legal proceedings other than those that would be considered part of the normal course of business.

LEGAL MATTERS

Legal matters, including certain U.S. federal income tax and ERISA matters, in connection with the units offered hereby will be passed upon for the partnership by Morrison & Foerster LLP, 755 Page Mill Road, Palo Alto, California  94304, counsel for the partnership and the general partners.  Such counsel has not represented the limited partners in connection with the units offered hereby.

EXPERTS

The consolidated financial statements of the partnership at December 31, 2004 and 2003 and for each of the years in the three year period ended December 31, 2004, the balance sheet at December 31, 2004 of Gymno Corporation, a general partner, and the balance sheet at September 30, 2004 of Redwood Mortgage Corp, a general partner, all included in this prospectus have been examined by Armanino McKenna LLP, registered public accounting firm, as set forth in their reports thereon appearing elsewhere herein and have been included herein in reliance on such reports and the authority of such firm as experts in accounting and auditing.

ADDITIONAL INFORMATION

The partnership has filed with the Securities and Exchange Commission, Washington, D.C. 20549, a Registration Statement under the Securities Act of 1933, as amended, with respect to the units offered pursuant to this prospectus.  For further information, reference is made to the registration statement and to the exhibits thereto which are available for inspection at no fee in the Office of the Commission in Washington, D.C., 450 Fifth Street, N.W., Washington, D.C. 20549.  Photostatic copies of the material containing this information may be obtained from the Commission upon paying of the fees prescribed by the rules and regulations at the Washington office only.  Additionally, the Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants, such as the partnership, that file electronically.  The address of the Commission’s website is http://www.sec.gov.

TABULAR INFORMATION CONCERNING PRIOR PROGRAMS

Appendix I contains prior performance and investment information for the general partners’ previous programs.  Tables I through III of Appendix I contain unaudited information relating to the prior offerings of the partnership and their experience in raising and investing funds, compensation of the general partners and their affiliates and operating results of prior programs.  Table V of Appendix I contains unaudited information relating to the partnership’s prior programs’ payment of mortgage loans.  Table IV is not included because none of the partnerships has completed its operations or disposed of all of its loans.

Purchasers of the units offered by this prospectus will not acquire any ownership in interest in any prior program identified in Table V and should not assume that the results of the prior programs will be indicative of the future results of this partnership.  Moreover, the operating results for the prior programs identified in Table V should not be considered indicative of future results of the prior programs or whether the prior programs will achieve their investment objectives which will in large part depend on facts which cannot now be determined.

GLOSSARY

The following are definitions of certain terms used in the prospectus and not otherwise defined herein:

Assignee. The term “Assignee” shall mean a person who has acquired a beneficial interest in one or more units but who is neither a limited partner nor an assignee of record.

Capital Account. The term “Capital Account” means, with respect to any partner, the capital account maintained for such partner in accordance with the following provisions:

(a)       To each partner’s capital account there shall be credited, such partner’s capital contribution, such partner’s distributive share of profits, and any items in the nature of income and gain (from unexpected adjustments, allocations or distributions) that are specially allocated to a partner and the amount of any partnership liabilities that are assumed by such partner or  that are secured by any partnership property distributed to such partner.

(b)       To each partner’s capital account there shall be debited the amount of cash and the gross asset value of any partnership property distributed to such partner pursuant to any provision of this agreement, such partner’s distributive share of losses, and any items in the nature of expenses and losses that specially allocated to a partner and the amount of any liabilities of such partner that are assumed by the partnership or that are secured by any property contributed by such partner to the partnership.

Each partner’s capital account shall also be subject to the further adjustments described in the partnership agreement.

Distributions. The term “Distributions” means any cash or other property distributed to holders and the general partners arising from their interests in the partnership, but shall not include any payments to the general partners under the provisions of Article 10 of the partnership agreement.

Earnings. The term “Earnings” means all revenues earned by the partnership less all expenses incurred by the partnership.

Holders.  The term “Holders” means the owners of units who are either partners or assignees of record, and reference to a “Holder” shall be to any one of them.

Limited Partnership Interest. The term “Limited Partnership Interest” means a limited partnership interest in Redwood Mortgage Investors VIII, acquired pursuant to the purchase of units and thereafter means the percentage ownership interest of any limited partner in the partnership determined at any time by dividing a limited partner’s current capital account by the total outstanding capital accounts of all limited partners.

Net Profit or Net Loss. The term “Net Profit or Net Loss” means for each fiscal year or any other period for which allocations are made under the partnership agreement, the “Profits” or “Losses” of the partnership as defined in the partnership agreement.  In brief, such amount equals the partnership’s taxable income or loss for such fiscal year or other given period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), but subject to the further adjustments set forth in the partnership agreement, a copy of which is attached to this prospectus.

Special-Use Properties.  The term “Special-Use Properties” shall mean bowling alleys, churches and gas stations.

Subscription Agreement. The term “Subscription Agreement” means the agreement, attached to this prospectus as Exhibit B, in which a prospective investor agrees to purchase units in Redwood Mortgage Investors VIII.

Tax-Exempt Investors. The term “Tax-Exempt Investor(s)” means qualified pension, profit sharing and other private retirement trusts, bank funds for such trusts, government pension and retirement trusts, HR-10 (Keogh) plans, and individual retirement accounts (IRAs) and any other investor that qualifies for an exemption from federal income tax.

Working Capital Reserve. The term “Working Capital Reserve” shall mean a portion of the invested capital which the general partners, in their discretion, determine is prudent to be maintained by the partnership to pay for operating, and other costs and expenses the partnership may incur with respect to its activities.

INDEX TO THE FINANCIAL STATEMENTS

Redwood Mortgage Investors VIII

Report of Independent Registered Public Accounting Firm 91
Consolidated Financial Statements, December 31, 2004 and 2003 and for each of the three years in the period ended December 31, 2004 92
Interim Consolidated Condensed Financial Statements, as of March 31, 2005 and 2004 and for
the quarters then ended (unaudited) 111

GYMNO Corporation

Report of Independent Registered Public Accounting Firm 122
Balance Sheet as of December 31, 2004 123
Interim Balance Sheet, as of March 31, 2005 (unaudited) 127

Redwood Mortgage Corp.

Report of Independent Registered Public Accounting Firm 130
Balance Sheet as of September 30, 2004 131
Interim Balance Sheet, as of March 31, 2005 (unaudited) 138

REDWOOD MORTGAGE INVESTORS VIII
(A California Limited Partnership)
CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003 AND FOR EACH OF THE
THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 2004

ARMANINO McKENNA LLP
CERTIFIED PUBLIC ACCOUNTANTS
12667 Alcosta Boulevard, Suite 500
San Ramon, CA 94583
(925) 790-2600

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners
Redwood Mortgage Investors VIII
Redwood City, California

We have audited the accompanying consolidated balance sheets of Redwood Mortgage Investors VIII (a California limited partnership) as of December 31, 2004 and 2003 and the related consolidated statements of income, changes in partners' capital and cash flows for each of the three years in the period ended December 31, 2004.  These consolidated financial statements are the responsibility of Redwood Mortgage Investors VIII’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  Redwood Mortgage Investors VIII is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Redwood Mortgage Investors VIII’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Redwood Mortgage Investors VIII as of December 31, 2004 and 2003 and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2004 in conformity with generally accepted accounting principles in the United States of America.

Our audits were conducted for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. Schedules II and IV are presented for purposes of additional analysis and are not a required part of the basic consolidated financial statements. Such information has been subjected to the auditing procedures applied in the audits of the basic consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic consolidated financial statements taken as a whole.

ARMANINO McKENNA  LLP

/s/ Thomas E. Gard
San Ramon, California
February 14, 2005
(except for footnote 14,
for which the date is March 10, 2005)

REDWOOD MORTGAGE INVESTORS VIII
(A California Limited Partnership)
Consolidated Balance Sheets
December 31, 2004 and 2003
(in thousands)

ASSETS

	2004	2003

Cash and cash equivalents	$16,301	$8,921

Loans
Loans secured by deeds of trust	171,745	147,174
Loans, unsecured	34	34
Allowance for loan losses	(2,343)	(2,649)
Net loans	169,436	144,559

Interest and other receivables
Accrued interest and late fees	4,895	4,735
Advances on loans	131	416
Total interest and other receivables	5,026	5,151

Other assets
Loan origination fees, net	62	44
Real estate held for sale, net	9,793	3,979
Total other assets	9,855	4,023

Total assets	$200,618	$162,654

LIABILITIES AND PARTNERS’ CAPITAL

Liabilities
Line of credit	$16,000	$22,000
Accounts payable	25	224
Payable to affiliate	638	448
Total liabilities	16,663	22,672

Investors in applicant status	424	1,210

Partners' capital
Limited partners' capital, subject to redemption, net of
unallocated syndication costs of $1,084 and $875 for 2004
And 2003, respectively; and net of formation loan receivable
of $9,751 and $7,550 for 2004 and 2003, respectively	183,368	138,649

General partners' capital, net of unallocated syndication costs
of $11 and $9 for 2004 and 2003, respectively	163	123
Total partners' capital	183,531	138,772

Total liabilities and partners' capital	$200,618	$162,654

The accompanying notes are an integral part of these consolidated financial statements.

REDWOOD MORTGAGE INVESTORS VIII
(A California Limited Partnership)
Consolidated Statements of Income
For the Years Ended December 31, 2004, 2003 and 2002
(in thousands, except for per limited partner amounts)

	2004	2003	2002

Revenues
Interest on loans	$16,437	$12,496	$11,416
Late fees	218	201	114
Other	478	261	161
	17,133	12,958	11,691

Expenses
Mortgage servicing fees	1,565	1,057	1,098
Interest expense	622	71	516
Amortization of loan origination fees	56	23	12
Provision for losses on loans	1,146	782	780
Provision for losses on real estate held for sale	-	-	500
Asset management fees	630	468	325
Clerical costs from Redwood Mortgage Corp.	307	290	266
Professional services	211	111	66
Broker expense	-	181	444
Amortization of discount on imputed interest	319	195	154
Other	145	228	44
	5,001	3,406	4,205

Income before minority interest	12,132	9,552	7,486

Minority interest share of subsidiary loss	-	42	-

Net income	$12,132	$9,594	$7,486

Net income
General partners (1%)	$121	$96	$75
Limited partners (99%)	12,011	9,498	7,411

	$12,132	$9,594	$7,486

Net income per $1,000 invested by
limited partners for entire period
Where income is compounded	$72	$78	$87
Where partner receives income in monthly distributions	$70	$75	$84

The accompanying notes are an integral part of these consolidated financial statements.

REDWOOD MORTGAGE INVESTORS VIII
(A California Limited Partnership)
Consolidated Statements of Changes in Partners’ Capital
For the Years Ended December 31, 2004, 2003 and 2002
(in thousands)

		Limited Partners
	Partners	Capital			Total
	In	Account	Unallocated	Formation	Limited
	Applicant	Limited	Syndication	Loan,	Partners'
	Status	Partners	Costs	Gross	Capital

Balances at December 31, 2001	$673	$78,214	$(400)	$(4,127)	$73,687
Contributions on application	21,563	-	-	-	-
Formation loan increases	-	-	-	(1,677)	(1,677)
Formation loan payments received	-	-	-	530	530
Interest credited to partners in applicant status	1	-	-	-	-
Transfers to partners' capital	(19,659)	19,659	-	-	19,659
Net income	-	7,411	-	-	7,411
Syndication costs incurred	-	-	(377)	-	(377)
Allocation of syndication costs	-	(178)	178	-	-
Partners' withdrawals	-	(3,543)	-	-	(3,543)
Early withdrawal penalties	-	(23)	7	16	-

Balances at December 31, 2002	2,578	101,540	(592)	(5,258)	95,690
Contributions on application	40,030	-	-	-	-
Formation loan increases	-	-	-	(2,929)	(2,929)
Formation loan payments received	-	-	-	575	575
Interest credited to partners in applicant status	37	-	-	-	-
Interest withdrawn	(14)	-	-	-	-
Transfers to partners' capital	(41,421)	41,421	-	-	41,421
Net income	-	9,498	-	-	9,498
Syndication costs incurred	-	-	(478)	-	(478)
Allocation of syndication costs	-	(178)	178	-	-
Partners' withdrawals	-	(5,128)	-	-	(5,128)
Early withdrawal penalties	-	(79)	17	62	-

Balances at December 31, 2003	1,210	147,074	(875)	(7,550)	138,649
Contributions on application	40,954	-	-	-	-
Formation loan increases	-	-	-	(3,117)	(3,117)
Formation loan payments received	-	-	-	855	855
Interest credited to partners in applicant status	20	-	-	-	-
Interest withdrawn	(8)	-	-	-	-
Transfers to partners' capital	(41,752)	41,752	-	-	41,752
Net income	-	12,011	-	-	12,011
Syndication costs incurred	-	-	(417)	-	(417)
Allocation of syndication costs	-	(192)	192	-	-
Partners' withdrawals	-	(6,365)	-	-	(6,365)
Early withdrawal penalties	-	(77)	16	61	-

Balances at December 31, 2004	$424	$194,203	$(1,084)	$(9,751)	$183,368

The accompanying notes are an integral part of these consolidated financial statements.

REDWOOD MORTGAGE INVESTORS VIII
(A California Limited Partnership)
Consolidated Statements of Changes in Partners’ Capital (continued)
For the Years Ended December 31, 2004, 2003 and 2002
(in thousands)

	General Partners
	Capital		Total
	Account	Unallocated	General	Total
	General	Syndication	Partners'	Partners'
	Partners	Costs	Capital	Capital

Balances at December 31, 2001	$71	$(4)	$67	$73,754
Contributions on application	-	-	-	-
Formation loan increases	-	-	-	(1,677)
Formation loan payments received	-	-	-	530
Interest credited to partners in applicant status	-	-	-	-
Capital contributed	22	-	22	19,681
Net income	75	-	75	7,486
Syndication costs incurred	-	(4)	(4)	(381)
Allocation of syndication costs	(2)	2	-	-
Partners' withdrawals	(73)	-	(73)	(3,616)
Early withdrawal penalties	-	-	-	-

Balances at December 31, 2002	93	(6)	87	95,777
Contributions on application	-	-	-	-
Formation loan increases	-	-	-	(2,929)
Formation loan payments received	-	-	-	575
Interest credited to partners in applicant status	-	-	-	-
Interest withdrawn	-	-	-	-
Capital contributed	40	-	40	41,461
Net income	96	-	96	9,594
Syndication costs incurred	-	(5)	(5)	(483)
Allocation of syndication costs	(2)	2	-	-
Partners' withdrawals	(95)	-	(95)	(5,223)
Early withdrawal penalties	-	-	-	-

Balances at December 31, 2003	132	(9)	123	138,772
Contributions on application	-	-	-	-
Formation loan increases	-	-	-	(3,117)
Formation loan payments received	-	-	-	855
Interest credited to partners in applicant status	-	-	-	-
Interest withdrawn	-	-	-	-
Capital contributed	41	-	41	41,793
Net income	121	-	121	12,132
Syndication costs incurred	-	(4)	(4)	(421)
Allocation of syndication costs	(2)	2	-	-
Partners' withdrawals	(118)	-	(118)	(6,483)
Early withdrawal penalties	-	-	-	-

Balances at December 31, 2004	$174	$(11)	$163	$183,531

The accompanying notes are an integral part of these consolidated financial statements.

REDWOOD MORTGAGE INVESTORS VIII
(A California Limited Partnership)
Consolidated Statements of Cash Flows
For the Years Ended December 31, 2004, 2003 and 2002
(in thousands)

	2004	2003	2002
Cash flows from operating activities
Net income	$12,132	$9,594	$7,486
Adjustments to reconcile net income to
net cash provided by operating activities
Amortization of loan fees	56	23	12
Imputed interest income	(319)	(195)	(154)
Amortization of discount	319	195	154
Provision for loan and real estate losses	1,146	782	1,280
Realized loss on sale of real estate	-	127	-
Minority interest share of subsidiary loss	-	(42)	-
Change in operating assets and liabilities
Unsecured loans	-	-	4
Accrued interest and late fees	(2,566)	(3,448)	(1,253)
Advances on loans	74	(500)	(312)
Other receivables	-	888	(888)
Loan origination fees	(74)	(45)	(28)
Accounts payable	(199)	(225)	375
Payable to affiliate	190	154	185
Deferred interest	-	(112)	112
Net cash provided by operating activities	10,759	7,196	6,973

Cash flows from investing activities
Loans originated	(81,579)	(96,820)	(32,601)
Principal collected on loans	52,359	35,097	26,083
Payments for development of real estate	-	(706)	(219)
Proceeds from disposition of real estate	-	6,036	-
Net cash used in investing activities	(29,220)	(56,393)	(6,737)

Cash flows from financing activities
Borrowings (repayments) on line of credit, net	(6,000)	22,000	(11,400)
Repayments on note payable	-	(1,782)	(7)
Contributions by partner applicants	41,007	40,093	21,586
Partners' withdrawals	(6,483)	(5,223)	(3,616)
Syndication costs paid	(421)	(483)	(381)
Formation loan lending	(3,117)	(2,929)	(1,677)
Formation loan collections	855	575	530
Distributions to minority interest	-	(1,321)	-
Net cash provided by financing activities	25,841	50,930	5,035

Net increase in cash and cash equivalents	7,380	1,733	5,271

Cash and cash equivalents - beginning of year	8,921	7,188	1,917

Cash and cash equivalents - end of year	$16,301	$8,921	$7,188

Supplemental disclosures of cash flow information
Cash paid for interest	$622	$71	$516

The accompanying notes are an integral part of these consolidated financial statements.

REDWOOD MORTGAGE INVESTORS VIII
(A California Limited Partnership)
Notes to Consolidated Financial Statements
December 31, 2004, 2003 and 2002

1.         Organizational and General

Redwood Mortgage Investors VIII, a California Limited Partnership (the "Partnership"), was organized in 1993.  The general partners are Michael R. Burwell, an individual, Gymno Corporation and Redwood Mortgage Corp., both California corporations.  The Partnership was organized to engage in business as a mortgage lender for the primary purpose of making loans secured by deeds of trust on California real estate.  Loans are being arranged and serviced by Redwood Mortgage Corp., a general partner.  At December 31, 2004, the Partnership was in its fifth offering stage, wherein contributed capital totaled $172,223,000 of approved aggregate offerings of $200,000,000.  As of December 31, 2004 and 2003, $424,000 and $1,210,000, respectively, remained in applicant status, and total Partnership units sold were in the aggregate of $172,223,000 and $131,269,000, respectively.

A minimum of $250,000 and a maximum of $15,000,000 in Partnership units were initially offered through qualified broker-dealers.  This initial offering closed in October 1996.  In December 1996, the Partnership commenced a second offering of an additional $30,000,000 which closed on August 30, 2000.  On August 31, 2000, the Partnership commenced a third offering for an additional $30,000,000 which closed in April 2002.  On October 31, 2002, the Partnership commenced a fourth offering for an additional $50,000,000 which closed in October 2003. On October 7, 2003, the Partnership commenced a fifth offering for an additional $75,000,000.

Sales commissions - formation loans

Sales commissions are not paid directly by the Partnership out of the offering proceeds.  Instead, the Partnership loans to Redwood Mortgage Corp., one of the general partners, amounts to pay all sales commissions and amounts payable in connection with unsolicited orders.  This loan is unsecured and non-interest bearing and is referred to as the "formation loan."

The formation loan relating to the initial offering ($15,000,000) totaled $1,075,000, which was 7.2% of limited partners' contributions of $14,932,000.  It is being repaid, without interest, in ten annual installments of $107,000, which commenced on January 1, 1997, following the year the initial offering closed.

The formation loan relating to the second offering ($30,000,000) totaled $2,272,000, which was 7.6% of limited partners' contributions of $29,993,000.  It is being repaid, without interest, in ten equal annual installments of $201,000, which commenced on January 1, 2001, following the year the second offering closed.  Payments on this loan were also made during the offering period prior to the close of the offering.

The formation loan relating to the third offering ($30,000,000) totaled $2,218,000, which was 7.4% of the limited partners' contributions of $29,999,000.  It is being repaid, without interest, in ten annual installments of $178,000, which commenced on January 1, 2003, following the year the third offering closed.  Payments on this loan were also made during the offering stage prior to the close of the offering.

The formation loan relating to the fourth offering ($50,000,000) totaled $3,777,000, which was 7.6% of the limited partners contributions of $49,985,000.  It is being repaid, without interest, in ten annual installments of $365,000, which commenced on January 1, 2004, following the year the fourth offering closed.  Payments on this loan were also made during the offering stage prior to the close of the offering.

REDWOOD MORTGAGE INVESTORS VIII
(A California Limited Partnership)
Notes to Consolidated Financial Statements
December 31, 2004, 2003 and 2002

1.         Organizational and General (continued)

Sales commissions - formation loans (continued)

The formation loan relating to the fifth offering ($75,000,000) totaled $3,570,000 as of December 31, 2004, which was 7.5% of the limited partners contributions of $47,314,000 through December 31, 2004.  An equal annual repayment schedule on this loan, without interest, will commence in the year subsequent to the closing of this offering.  Payments on this loan are being made during the offering stage prior to the close of the offering.

For the offerings, sales commissions paid to brokers range from 0% (units sold by general partners) to 9% of gross proceeds.  The Partnership anticipates that the sales commissions will approximate 7.6% based on the assumption that 65% of investors will elect to reinvest earnings, thus generating full 9% commissions.  The principal balance of the formation loan will increase as additional sales of units are made.  The amount of the annual installment payment to be made by Redwood Mortgage Corp., during the offering stage, will be determined at annual installments of one-tenth of the principal balance of the formation loan as of December 31 of each year.

The following summarizes formation loan transactions to December 31, 2004 (in thousands):

	Initial	Second	Third	Fourth	Fifth
	Offering of	Offering of	Offering of	Offering of	Offering of
	$15,000	$30,000	$30,000	$50,000	$75,000	Total
Limited Partner
contributions	$14,932	$29,993	$29,999	$49,985	$47,314	$172,223

Formation loan made	$1,075	$2,272	$2,218	$3,777	$3,570	$12,912
Discount on
imputed interest	(25)	(303)	(291)	(571)	(748)	(1,938)
Formation loan
made, net	1,050	1,969	1,927	3,206	2,822	10,974
Repayments to date	(785)	(1,013)	(558)	(495)	(45)	(2,896)
Early withdrawal
penalties applied	(75)	(112)	(78)	-	-	(265)
Formation loan, net
at December 31, 2004	190	844	1,291	2,711	2,777	7,813
Unamortized discount
on imputed interest	25	303	291	571	748	1,938
Balance,
December 31, 2004	$215	$1,147	$1,582	$3,282	$3,525	$9,751

Percent loaned	7.2%	7.6%	7.4%	7.6%	7.5%	7.5%

The formation loan has been deducted from limited partners' capital in the consolidated balance sheets.  As amounts are collected from Redwood Mortgage Corp., the deduction from capital will be reduced.  Interest has been imputed at the market rate of interest in effect at the date the offerings closed.  An estimated amount of imputed interest is recorded for offerings still outstanding.  During 2004, 2003 and 2002 amortization expense of $319,000, $195,000 and $154,000, respectively, was recorded related to the discount on imputed interest.

REDWOOD MORTGAGE INVESTORS VIII
(A California Limited Partnership)
Notes to Consolidated Financial Statements
December 31, 2004, 2003 and 2002

1.         Organizational and General (continued)

Syndication costs

The Partnership bears its own syndication costs, other than certain sales commissions, including legal and accounting expenses, printing costs, selling expenses and filing fees.  Syndication costs are charged against partners' capital and are being allocated to individual partners consistent with the partnership agreement.

Through December 31, 2004, syndication costs of $2,974,000 had been incurred by the Partnership with the following distribution (in thousands):

Costs incurred	$2,974
Early withdrawal penalties applied	(104)
Allocated to date	(1,775)

December 31, 2004 balance	$1,095

Syndication costs attributable to the initial offering ($15,000,000) were limited to the lesser of 10% of the gross proceeds or $600,000 with any excess being paid by the general partners.  Applicable gross proceeds were $14,932,000.  Related expenditures totaled $582,000 ($570,000 syndication costs plus $12,000 organization expense) or 3.9%.

Syndication costs attributable to the second offering ($30,000,000) were limited to the lesser of 10% of the gross proceeds or $1,200,000 with any excess being paid by the general partners.  Gross proceeds of the second offering were $29,993,000.  Syndication costs totaled $598,000 or 2% of contributions.

Syndication costs attributable to the third offering ($30,000,000) were limited to the lesser of 10% of the gross proceeds or $1,200,000 with any excess being paid by the general partners.  Gross proceeds of the third offering were $29,999,000.  Syndication costs totaled $643,000 or 2.1% of contributions.

Syndication costs attributable to the fourth offering ($50,000,000) were limited to the lesser of 10% of the gross proceeds or $2,000,000 with any excess to be paid by the general partners.  Gross proceeds of the fourth offering were $49,985,000.  Syndication costs totaled $658,000 or 1.3% of contributions.

Syndication costs attributable to the fifth offering ($75,000,000) will be limited to the lesser of 10% of the gross proceeds or $3,000,000 with any excess to be paid by the general partners.  As of December 31, 2004, the fifth offering had incurred syndication costs of $505,000 (1.1% of contributions).

Term of the partnership

The Partnership is scheduled to terminate on December 31, 2032, unless sooner terminated as provided in the partnership agreement.

REDWOOD MORTGAGE INVESTORS VIII
(A California Limited Partnership)
Notes to Consolidated Financial Statements
December 31, 2004, 2003 and 2002

2.         Summary of Significant Accounting Policies

Basis of presentation

The Partnership's consolidated financial statements include the accounts of its 100%-owned subsidiaries, Russian Hill Property Company, LLC ("Russian") and Borrette Property Company, LLC (“Borrette”), and its 66%-owned subsidiary, Stockton Street Property Company, LLC ("Stockton").  All significant intercompany transactions and balances have been eliminated in consolidation.

Certain reclassifications, not affecting previously reported net income or total partner capital, have been made to the previously issued consolidated financial statements to conform to the current year presentation.

Management estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions about the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities, at the dates of the consolidated financial statements and the reported amounts of revenues and expenses during the reported periods.  Such estimates relate principally to the determination of the allowance for loan losses, including the valuation of impaired loans and the valuation of real estate held for sale.  Actual results could differ significantly from these estimates.

Loans, secured by deeds of trust

Loans generally are stated at their outstanding unpaid principal balance with interest thereon being accrued as earned.

If the probable ultimate recovery of the carrying amount of a loan, with due consideration for the fair value of collateral, is less than amounts due according to the contractual terms of the loan agreement, and the shortfall in the amounts due are not insignificant, the carrying amount of the loan is reduced to the present value of future cash flows discounted at the loan's effective interest rate.  If a loan is collateral dependent, it is valued at the estimated fair value of the related collateral.

If events and or changes in circumstances cause management to have serious doubts about the collectibility of the contractual payments, a loan may be categorized as impaired and interest is no longer accrued.  Any subsequent payments on impaired loans are applied to reduce the outstanding loan balances, including accrued interest and advances.  At December 31, 2004 and 2003, there were no loans categorized as impaired by the Partnership.  The average recorded investment in impaired loans was $0 for 2004 and 2003 and $355,000 for 2002.

At December 31, 2004 and 2003, the Partnership had eleven and sixteen loans past maturity or past due 90 days or more in interest payments totaling $25,013,000 and $27,182,000, respectively.  In addition, accrued interest, late charges and advances on these loans totaled $3,202,000 and $3,813,000 at December 31, 2004 and 2003, respectively.  The Partnership does not consider these loans to be impaired because there is sufficient collateral to cover the amount outstanding to the Partnership and is still accruing interest on these loans.  As presented in Note 11 to the consolidated financial statements, the average loan to appraised value of security based upon appraised values and prior indebtedness at the time the loans were consummated for loans outstanding at December 31, 2004 and 2003 was 56.94% and 53.97%, respectively.  When loans are considered impaired, the allowance for loan losses is updated to reflect the change in the valuation of collateral security.  However, a low loan to value ratio has the tendency to minimize reductions for impairment.

During 2003, the Partnership restructured three loans into a new loan and restructured two loans into an existing loan, both with lower interest rates.  The amount restructured was $15,599,000.

REDWOOD MORTGAGE INVESTORS VIII
(A California Limited Partnership)
Notes to Consolidated Financial Statements
December 31, 2004, 2003 and 2002

2.         Summary of Significant Accounting Policies (continued)

Allowance for loan losses

Loans and the related accrued interest, late fees and advances are analyzed on a continuous basis for recoverability.  Delinquencies are identified and followed as part of the loan system.  Delinquencies are determined based upon contractual terms.  A provision is made for loan losses to adjust the allowance for loan losses to an amount considered by management to be adequate, with due consideration to collateral values, to provide for unrecoverable loans and receivables, including impaired loans, other loans, accrued interest, late fees and advances on loans and other accounts receivable (unsecured).  The Partnership charges off uncollectible loans and related receivables directly to the allowance account once it is determined that the full amount is not collectible.

The composition of the allowance for loan losses as of December 31, 2004 and 2003 was as follows (in thousands):

	2004	2003

Specified loans	$137	$49
General	2,206	2,600

	$2,343	$2,649

Activity in the allowance for loan losses is as follows for the years ended December 31 (in thousands):

	2004	2003	2002

Beginning balance	$2,649	$3,021	$2,247
Restructured loans	-	-	11
Additions charged to income	1,146	782	780
Transfers	(500)	-	-
Write-offs	(952)	(1,154)	(17)

	$2,343	$2,649	$3,021

Cash and cash equivalents

The Partnership considers all highly liquid financial instruments with maturities of three months or less at the time of purchase to be cash equivalents.

Real estate held for sale

Real estate held for sale includes real estate acquired through foreclosure and is stated at the lower of the recorded investment in the loan, plus any senior indebtedness, or at the property's estimated fair value, less estimated costs to sell.

The Partnership periodically compares the carrying value of real estate to expected undiscounted future cash flows for the purpose of assessing the recoverability of the recorded amounts.  If the carrying value exceeds future undiscounted cash flows, the assets are reduced to estimated fair value.

REDWOOD MORTGAGE INVESTORS VIII
(A California Limited Partnership)
Notes to Consolidated Financial Statements
December 31, 2004, 2003 and 2002

2.         Summary of Significant Accounting Policies (continued)

Loan origination fees

The Partnership capitalizes fees for obtaining bank financing.  The fees are amortized over the life of the financing using the straight-line method.

Income taxes

No provision for federal and state income taxes (other than an $800 state minimum tax) is made in the consolidated financial statements since income taxes are the obligation of the partners if and when income taxes apply.

Net Income per $1,000 invested

Amounts reflected in the statements of income as net income per $1,000 invested by limited partners for the entire period are amounts allocated to limited partners who held their investment throughout the period and have elected to either leave their earnings to compound or have elected to receive periodic distributions of their net income.  Individual income is allocated each month based on the limited partners' pro rata share of partners' capital.  Because the net income percentage varies from month to month, amounts per $1,000 will vary for those individuals who made or withdrew investments during the period, or selected other options.

Late fee revenue

Late fees are generally charged at 6% of the monthly installment payment past due.  During 2004, 2003 and 2002, late fee revenue of $218,000, $201,000 and $114,000, respectively, was recorded.  The Partnership has a recorded late fee receivable at December 31, 2004 and 2003 of $180,000 and $193,000, respectively.

Recently issued accounting pronouncements

In December 2003, the American Institute of Certified Public Accountants (AICPA) Accounting Standards Executive Committee (AcSEC) issued Statement of Position 03-03, "Accounting for Certain Loans or Debt Securities Acquired in a Transfer"(SOP 03-3). SOP 03-03 is effective for loans acquired in fiscal years beginning after December 15, 2004, with early adoption encouraged. SOP 03-03 addresses accounting for differences between contractual cash flows and cash flows expected to be collected from an investor’s initial investment in loans or debt securities acquired in a transfer if those differences are attributable, at least in part, to credit quality. It includes loans acquired in business combinations and applies to all nongovernmental entities, including not-for-profit organizations. The SOP does not apply to loans originated by the entity. The implementation of SOP 03-03 is not expected to have any significant effect on the Partnership.

3.	Other Partnership Provisions

The Partnership is a California limited partnership.  The rights, duties and powers of the general and limited partners of the Partnership are governed by the limited partnership agreement and Sections 15611 et seq. of the California Corporations Code.

The general partners are in complete control of the Partnership business, subject to the voting rights of the limited partners on specified matters.  Any one of the general partners acting alone has the power and authority to act for and bind the Partnership.

REDWOOD MORTGAGE INVESTORS VIII
(A California Limited Partnership)
Notes to Consolidated Financial Statements
December 31, 2004, 2003 and 2002

3.	Other Partnership Provisions (continued)

A majority of the outstanding limited partnership interests may, without the permission of the general partners, vote to: (i) terminate the Partnership, (ii) amend the limited partnership agreement, (iii) approve or disapprove the sale of all or substantially all of the assets of the Partnership and (iv) remove or replace one or all of the general partners.

The approval of all the limited partners is required to elect a new general partner to continue the Partnership business where there is no remaining general partner after a general partner ceases to be a general partner other than by removal.

Applicant status

Subscription funds received from purchasers of Partnership units are not admitted to the Partnership until subscription funds are needed to fund a loan, to fund the formation loan, create appropriate reserves, or to pay organizational expense or other proper partnership purposes.  During the period prior to the time of admission, which is anticipated to be between 1 - 90 days, purchasers' subscriptions will remain irrevocable and will earn interest at money market rates, which are lower than the anticipated return on the Partnership's loan portfolio.

During 2004, 2003 and 2002, interest totaling $20,000, $37,000 and $1,000, respectively, was credited to partners in applicant status.  As loans were made and partners were transferred to regular status to begin sharing in income from loans secured by deeds of trust, the interest credited was either paid to the investors or transferred to partners' capital along with the original investment.

Election to receive monthly, quarterly or annual distributions

At subscription, investors elect to receive monthly, quarterly or annual distributions of earnings allocations, or to allow earnings to compound.  Subject to certain limitations, a compounding investor may subsequently change his election, but an investor's election to have cash distributions is irrevocable.

Profits and losses

Profits and losses are allocated among the limited partners according to their respective capital accounts monthly after 1% of the profits and losses are allocated to the general partners.

Liquidity, capital withdrawals and early withdrawals

There are substantial restrictions on transferability of Partnership units and accordingly an investment in the Partnership is non-liquid.  Limited partners have no right to withdraw from the Partnership or to obtain the return of their capital account for at least one year from the date of purchase of units.

In order to provide a certain degree of liquidity to the limited partners after the one-year period, limited partners may withdraw all or part of their capital accounts from the Partnership in four quarterly installments beginning on the last day of the calendar quarter following the quarter in which the notice of withdrawal is given, subject to a 10% early withdrawal penalty.  The 10% penalty is applicable to the amount withdrawn as stated in the notice of withdrawal and will be deducted from the capital account.

REDWOOD MORTGAGE INVESTORS VIII
(A California Limited Partnership)
Notes to Consolidated Financial Statements
December 31, 2004, 2003 and 2002

3.	Other Partnership Provisions (continued)

Liquidity, capital withdrawals and early withdrawals (continued)

After five years from the date of purchase of the units, limited partners have the right to withdraw from the Partnership on an installment basis.  Generally this is done over a five-year period in twenty quarterly installments.  Once a limited partner has been in the Partnership for the minimum five-year period, no penalty will be imposed if withdrawal is made in twenty quarterly installments or longer.  Notwithstanding the five-year (or longer) withdrawal period, the general partners may liquidate all or part of a limited partner's capital account in four quarterly installments beginning on the last day of the calendar quarter following the quarter in which the notice of withdrawal is given.  This withdrawal is subject to a 10% early withdrawal penalty applicable to any sums withdrawn prior to the time when such sums could have been withdrawn without penalty.

The Partnership will not establish a reserve from which to fund withdrawals and, accordingly, the Partnership's capacity to return a limited partner's capital is restricted to the availability of Partnership cash flow.  Furthermore, no more than 20% of the total limited partners' capital accounts outstanding at the beginning of any year, shall be liquidated during any calendar year.

4.	General Partners and Related Parties

The following are commissions and/or fees, which are paid to the general partners:

Mortgage brokerage commissions

For fees in connection with the review, selection, evaluation, negotiation and extension of loans, the general partners may collect an amount equivalent to 12% of the loaned amount until 6 months after the termination date of the offering.  Thereafter, loan brokerage commissions (points) will be limited to an amount not to exceed 4% of the total Partnership assets per year.  The loan brokerage commissions are paid by the borrowers and thus, are not an expense of the Partnership.  In 2004, 2003 and 2002, loan brokerage commissions paid by the borrowers were $2,443,000, $2,621,000 and $996,000, respectively.

Mortgage servicing fees

Monthly mortgage servicing fees of up to 1/8 of 1% (1.5% annual) of the unpaid principal are paid to Redwood Mortgage Corp., based on the unpaid principal balance of the loan portfolio, or such lesser amount as is reasonable and customary in the geographic area where the property securing the mortgage is located.  Once a loan is categorized as impaired, mortgage servicing fees are no longer accrued thereon.  Additional service fees are recorded upon the receipt of any subsequent payments on impaired loans.  Mortgage servicing fees of $1,565,000, $1,057,000 and $1,098,000 were incurred for 2004, 2003 and 2002, respectively.  The Partnership had a payable to Redwood Mortgage Corp. for servicing fees of $638,000 and $448,000 at December 31, 2004 and 2003, respectively.

Asset management fee

The general partners receive monthly fees for managing the Partnership's loan portfolio and operations up to 1/32 of 1% of the "net asset value" (3/8 of 1% annual).  Asset management fees of  $630,000, $468,000 and $325,000 were incurred for 2004, 2003 and 2002, respectively.

REDWOOD MORTGAGE INVESTORS VIII
(A California Limited Partnership)
Notes to Consolidated Financial Statements
December 31, 2004, 2003 and 2002

4.	General Partners and Related Parties (continued)

Other fees

The Partnership Agreement provides for other fees such as reconveyance, mortgage assumption and mortgage extension fees. Such fees are incurred by the borrowers and are paid to the general partners.

Operating expenses

Redwood Mortgage Corp., a general partner, is reimbursed by the Partnership for all operating expenses incurred by it on behalf of the Partnership, including without limitation, out-of-pocket general and administration expenses of the Partnership, accounting and audit fees, legal fees and expenses, postage and preparation of reports to limited partners.  During 2004, 2003 and 2002, operating expenses totaling $307,000, $290,000 and $266,000, respectively, were reimbursed to Redwood Mortgage Corp.

Contributed capital

The general partners jointly or severally are to contribute 1/10 of 1% of limited partners' contributions in cash contributions as proceeds from the offerings are received from the limited partners.  As of December 31, 2004 and 2003, Gymno Corporation, a general partner, had capital in accordance with Section 4.02(a) of the Partnership Agreement.

5.	Real Estate Held for Sale

The following schedule reflects the cost of the properties and recorded reductions to estimated fair values, including estimated costs to sell, at December 31 (in thousands):

	2004	2003

Costs of properties	$10,793	$4,479
Reduction in value	(1,000)	(500)

Real estate held for sale, net	$9,793	$3,979

In December, 2004, the Partnership acquired land through a deed in lieu of foreclosure. At this date the Partnership’s investment totaled $4,377,000 including accrued interest and advances.  Management believes that the full value of this investment will be recovered from eventual sale of the property based upon its current estimate of the property’s fair value.

In September, 2004, the Partnership acquired a single family residence through a foreclosure sale.  At the time the Partnership took ownership of the property, the Partnership’s investment totaled $1,937,000 including accrued interest and advances.  The borrower had begun a substantial renovation of the property, which was not completed at the time of foreclosure.  The Partnership has decided to pursue development of the property by processing plans for the creation of two condominium units on the property.  These plans will incorporate the majority of the existing improvements currently located on the property.  Management has transferred $500,000 from the allowance for loan losses as a reserve to cover potential losses for this property, based upon .management’s estimate of the fair value of the property.

REDWOOD MORTGAGE INVESTORS VIII
(A California Limited Partnership)
Notes to Consolidated Financial Statements
December 31, 2004, 2003 and 2002

5.	Real Estate Held for Sale (continued)

During 2002, the Partnership contributed its interests in two foreclosed real properties into two limited liability companies ("LLCs").

Russian

During 2002, a single-family residence that secured a Partnership loan totaling $4,402,000, including accrued interest and advances, was transferred via a statutory warranty deed to a new entity named Russian Hill Property Company, LLC ("Russian").  Russian was formed by the Partnership to complete the development and sale of the property.  The assets, liabilities and operating results of Russian have been consolidated into the accompanying consolidated financial statements of the Partnership.  Costs related to the sale and development of this property were capitalized during 2003.  Commencing January 2004, costs related to sales and maintenance of the property are being expensed.  At December 31, 2004 and 2003, the Partnership's total investment in Russian was $3,979,000, net of a valuation allowance of $500,000.

Stockton

During 2002, six condominium units that secured a Partnership loan totaling $2,163,000, including accrued interest and advances, were transferred via a statutory warranty deed to a new entity named Stockton Street Property Company, LLC ("Stockton").  In addition, senior debt was assumed by Stockton on the property in the amount of $1,789,000 (see Note 7).  Stockton was formed by the Partnership and an affiliate to complete development and sales of the condominium units.  The Partnership is co-manager of Stockton along with the other member and is to receive 66% of the profits or losses.  The assets, liabilities and operating results of Stockton have been consolidated into the accompanying consolidated financial statements of the Partnership.  Development costs were capitalized during construction; thus, there was no income or expense recognized by Stockton during a portion of 2003.  As of December 31, 2003, advances of approximately $132,000 were made for construction and other related development costs and $48,000 of interest expense was capitalized, respectively.  As of December 31, 2003, the property had been sold and a net loss of $127,000 was incurred, of which $42,000 was allocated to the minority interest.

6.	Bank Line of Credit

The Partnership has a $42,000,000 bank line of credit through November 25, 2005, with borrowings at prime and secured by its loan portfolio.  The outstanding balances were $16,000,000 and $22,000,000 at December 31, 2004 and 2003, respectively.  The interest rate was 5.00% at December 31, 2004 and 4.00% at December 31, 2003.  The line of credit requires the Partnership to comply with certain financial covenants.  The Partnership was in compliance with these covenants at December 31, 2004 and 2003.

7.	Note Payable

During 2002, the Partnership assumed a bank loan of $1,789,000 in connection with the foreclosure on a property (see Note 5).  The loan was secured by the property and bore interest at 5.68%.  As of December 31, 2003, this loan has been paid in full upon the sale of the related property.

REDWOOD MORTGAGE INVESTORS VIII
(A California Limited Partnership)
Notes to Consolidated Financial Statements
December 31, 2004, 2003 and 2002

8.	Income Taxes

The following reflects a reconciliation of partners' capital reflected in the consolidated financial statements to the tax basis of Partnership capital (in thousands):

	2004	2003

Partners' capital per consolidated
financial statements	$183,531	$138,772
Non-allocated syndication costs	1,095	884
Allowance for loan losses and
real estate held for sale	3,343	3,149
Formation loans receivable	9,751	7,550

Partners' capital - tax basis	$197,720	$150,355

In 2004 and 2003, approximately 48% and 47%, respectively, of taxable income was allocated to tax-exempt organizations (i.e., retirement plans).

9.	Fair Value of Financial Instruments

The following methods and assumptions were used to estimate the fair value of financial instruments:

(a)	Cash and cash equivalents. The carrying amount equals fair value. All amounts, including interest bearing, are subject to immediate withdrawal.

(b)
Secured loans carrying value was $171,745,000 and $147,174,000 at December 31, 2004 and 2003, respectively.  The fair value of these loans of $173,067,000 and $148,552,000, respectively, was estimated based upon projected cash flows discounted at the estimated current interest rates at which similar loans would be made.  The applicable amount of the allowance for loan losses along with accrued interest and advances related thereto should also be considered in evaluating the fair value versus the carrying value.

10.	Non-cash Transactions

During 2004, the Partnership foreclosed on, or acquired property through deeds in lieu of foreclosure, four properties (see Note 5), which resulted in an increase in real estate held for sale and allowance for real estate held for sale of $6,315,000 and $500,000, respectively and a decrease in loans receivable, accrued interest, advances and allowance for loan losses of $4,422,000, $1,840,000, $53,000 and $500,000, respectively.

During 2003, the Partnership restructured three loans that resulted in an increase to secured loans receivable of $2,989,000 and a decrease to accrued interest and advances of $2,626,000 and $363,000, respectively.

During 2003, a previously secured loan became unsecured which resulted in a decrease to secured loans receivable of $34,000 and an increase to unsecured loans of $34,000.

REDWOOD MORTGAGE INVESTORS VIII
(A California Limited Partnership)
Notes to Consolidated Financial Statements
December 31, 2004, 2003 and 2002

11.	Asset Concentrations and Characteristics

Most loans are secured by recorded deeds of trust.  At December 31, 2004 and 2003, there were 75 and 81 secured loans outstanding, respectively, with the following characteristics (dollars in thousands):

	2004	2003

Number of secured loans outstanding	75	81
Total secured loans outstanding	$171,745	$147,174

Average secured loan outstanding	$2,289	$1,817
Average secured loan as percent of total secured loans	1.33%	1.23%
Average secured loan as percent of partners' capital	1.25%	1.31%

Largest secured loan outstanding	$12,045	$16,010
Largest secured loan as percent of total secured loans	7.01%	10.88%
Largest secured loan as percent of partners' capital	6.56%	11.54%
Largest secured loan as a percent of total assets	6.00%	9.84%

Number of counties where security
is located (all California)	17	20

Largest percentage of secured loans
in one county	20.48%	26.47%

Average secured loan to appraised value
of security based on appraised values and
prior liens at time loan was consummated	56.94%	53.97%

Number of secured loans in foreclosure status	6	3
Amount of secured loans in foreclosure	$14,682	$2,931

REDWOOD MORTGAGE INVESTORS VIII
(A California Limited Partnership)
Notes to Consolidated Financial Statements
December 31, 2004, 2003 and 2002

11.	Asset Concentrations and Characteristics (continued)

The following secured loan categories were held at December 31, 2004 and 2003 (in thousands):

	2004	2003

First trust deeds	$115,082	$84,437
Second trust deeds	50,282	61,247
Third trust deeds	6,381	1,490
Total loans	171,745	147,174
Prior liens due other lenders at time of loan	99,140	116,870

Total debt	$270,885	$264,044

Appraised property value at time of loan	$475,710	$489,219

Total secured loans as a percent of appraisals	56.94%	53.97%

Secured loans by type of property
Owner occupied homes	$9,234	$13,656
Non-owner occupied homes	75,125	52,975
Apartments	30,981	22,649
Commercial	54,670	52,502
Land	1,735	5,392

	$171,745	$147,174

The interest rates on the loans range from 8.50% to 13.25% at December 31, 2004 and 7.50% to 18.00% at December 31, 2003.

Scheduled maturity dates of secured loans as of December 31, 2004 are as follows (in thousands):

Year Ending December 31,

2005	$68,761
2006	68,829
2007	21,185
2008	3,629
2009	8,844
Thereafter	497

$171,745

REDWOOD MORTGAGE INVESTORS VIII
(A California Limited Partnership)
Notes to Consolidated Financial Statements
December 31, 2004, 2003 and 2002

11.	Asset Concentrations and Characteristics (continued)

The scheduled maturities for 2005 include six loans totaling $8,047,000, and representing 4.69% of the portfolio, which are past maturity at December 31, 2004.  Interest payments on three of these loans were delinquent and are included in the total of loans 90 days or more delinquent presented in Note 2.  Several borrowers are in process of selling the properties or refinancing their loans through other institutions, to take advantage of lower interest rates.  Occasionally, the Partnership allows borrowers to continue to make the payments on debt past maturity for periods of time. Of these six past maturity loans, the Partnership has begun foreclosure proceedings by filing a notice of default, on four with aggregate principal balances totaling $7,439,000.

Cash deposits at December 31, 2004 exceeded FDIC insurance limits (up to $100,000 per bank) by approximately $10,744,000.

12.	Commitments and Contingencies

Construction / rehabilitation loans

The Partnership makes construction and rehabilitation loans which are not fully disbursed at loan inception. The Partnership has approved the borrowers up to a maximum loan balance; however, disbursements are made periodically during completion phases of the construction or rehabilitation or at such other times as required under the loan documents.  At  December 31, 2004, there  were $18,166,000 of  undisbursed  loan funds which will be funded by a combination of borrower  monthly  mortgage  payments,  line of  credit  draws,  retirements  of principal on current loans, cash and capital  contributions from investors.  The Partnership does not maintain a separate cash reserve to hold the undisbursed obligations, which are intended to be funded.

Workout agreements

The Partnership has negotiated various workout agreements with borrowers whose loans are past maturity or who are delinquent in making payments.  The Partnership is not obligated to fund additional money as of December 31, 2004.  There are eight loans totaling $8,415,000 in workout agreements as of December 31, 2004.

Legal proceedings

The Partnership is involved in various legal actions arising in the normal course of business.  In the opinion of management, such matters will not have a material effect upon the financial position of the Partnership.

REDWOOD MORTGAGE INVESTORS VIII
(A California Limited Partnership)
Notes to Consolidated Financial Statements
December 31, 2004, 2003 and 2002

13.	Selected Financial Information (Unaudited)

Calendar Quarter
(in thousands, except for per limited partner amounts)

	First	Second	Third	Fourth	Annual

Revenues
2004	$3,850	$3,785	$4,504	$4,994	$17,133
2003	$2,789	$3,072	$3,225	$3,872	$12,958

Expenses
2004	$1,117	$907	$1,418	$1,559	$5,001
2003	$659	$711	$722	$1,272	$3,364

Net income allocated to general partners
2004	$27	$29	$31	$34	$121
2003	$21	$24	$25	$26	$96

Net income allocated to limited partners
2004	$2,706	$2,849	$3,055	$3,401	$12,011
2003	$2,109	$2,337	$2,478	$2,574	$9,498

Net income per $1,000 invested
where income is
Reinvested and compounded
2004	$18	$18	$18	$18	$72
2003	$20	$19	$18	$21	$78

Withdrawn
2004	$18	$17	$17	$18	$70
2003	$20	$19	$18	$18	$75

14.        Subsequent Events

Subsequent to December 31, 2004 and through February 11, 2005, the Partnership had received $5,091,000 of new investor money for the current offering and had admitted $3,668,000 of partners in applicant status into the Partnership.  The admitted amount includes $424,000 that awaited admission at December 31, 2004.

Subsequent to December 31, 2004 and through February 11, 2005, the Partnership had foreclosed and acquired one property.  As of December 31, 2004, the Partnership’s investment in the loan totaled $1,336,000.

Due to a calendaring oversight, the Partnership did not timely renew its permit with the California Department of Corporations (“DOC”).  Upon discovery of this oversight, the Partnership applied for and received from the DOC a new permit allowing the Partnership to continue sales in California.  To correct the $16,370,000 in sales that occurred without a permit from the DOC in place, the Partnership offered to repurchase the Units sold during this period.  Upon expiration of the offer in March 2005, $74,000 was repurchased by the Partnership.

REDWOOD MORTGAGE INVESTORS VIII
(A California Limited Partnership)
Schedule II – Valuation and Qualifying Accounts
December 31, 2004
(in thousands)

	Col B.	Col. C - Additions					Col E.
Col A.	Balance at	Charged to	Charged				Balance
	Beginning	Costs and	to Other		Col. D		at End
Description	of Period	Expenses	Accounts		Deductions		of Period

Year Ended December 31, 2002

Deducted from asset accounts

Allowance for loan losses	$2,247	$780	$11	(a)	$(17)	(b)	$3,021

Cumulative write-down of
real estate held for sale (REO)	-	500	-		-		500

	$2,247	$1,280	$11		$(17)	(b)	$3,521

Year Ended December 31, 2003

Deducted from asset accounts

Allowance for loan losses	$3,021	$782	$-		$(1,154)	(b)	$2,649

Cumulative write-down of
real estate held for sale (REO)	500	-	-		-		500

	$3,521	$782	$-		$(1,154)	(b)	$3,149

Year Ended December 31, 2004

Deducted from asset accounts

Allowance for loan losses	$2,649	$1,146	$(500)		$(952)	(b)	$2,343

Cumulative write-down of
real estate held for sale (REO)	500	-	500		-		1,000

	$3,149	$1,146	$-		$(952)	(b)	$3,343

(a) – Represents restructuring of loans.

(b) - Represents write-offs of loans.

REDWOOD MORTGAGE INVESTORS VIII
(A California Limited Partnership)
Schedule IV – Mortgage Loans on Real Estate
Rule 12-29 Loans on Real Estate
(in thousands)

							Col. H
						.	Principal
					Col. F		Amount
					Face	Col. G	of Loans
		Col. C	Col. D		Amount of	Carrying	Subject to	Col. I	Col. J
	Col. B	Final	Periodic	Col. E	Mortgage	Amount of	Delinquent	Type	California
Col. A	Interest	Maturity	Payment	Prior	Original	Mortgage	Principal	of	Geographic
Descrip.	Rate	Date	Terms	Liens	Amount	Investment	Or Interest	Lien	Location

Comm.	11.75%	12/01/09	$ 3	$ -	$ 148	$ 128	$ -	1st	Yuba
Res.	12.00%	05/01/03	12	-	1,210	1,210	1,210	1st	Marin
Apts.	12.50%	11/15/02	4	47	39	292	292	2nd	Contra Costa
Comm.	11.50%	02/01/05	4	493	400	395	-	2nd	San Francisco
Apts.	12.00%	07/01/06	40	-	4,000	7,057	7,057	1st	San Francisco
Comm.	12.00%	05/01/07	8	2,916	799	788	788	2nd	Santa Clara
Res.	12.00%	05/01/03	13	-	1,325	1,325	1,325	1st	Marin
Res.	13.25%	01/01/04	20	-	3,515	1,304	1,304	1st	Napa
Comm.	11.50%	08/01/06	3	-	350	271	-	1st	San Mateo
Land	9.50%	07/01/05	8	-	987	987	-	1st	Santa Clara
Res.	10.00%	12/01/02	3	-	318	316	316	1st	San Mateo
Comm.	7.50%	02/28/07	5	-	770	770	-	1st	Santa Clara
Comm.	7.50%	02/28/07	2	-	320	320	-	1st	Alameda
Comm.	13.00%	06/01/05	41	10,000	4,550	6,020	6,020	2nd	Santa Clara
Comm.	10.50%	08/01/04	31	-	3,600	3,600	3,600	1st	Santa Clara
Res.	10.25%	06/01/06	4	1,647	263	215	-	2nd	Santa Clara
Res.	10.50%	09/01/07	2	1,468	805	520	-	3rd	Santa Clara
Res.	11.50%	09/01/05	12	-	1,300	1,299	-	1st	Alameda
Res.	10.50%	09/01/05	2	710	269	269	-	2nd	San Mateo
Res.	10.50%	10/01/05	16	-	1,781	1,781	1,781	1st	San Mateo
Comm.	10.50%	10/01/07	4	-	441	435	-	1st	San Mateo
Comm.	11.25%	12/01/07	9	718	900	892	-	1st & 3rd	El Dorado
Res.	10.00%	11/01/05	11	500	1,320	1,320	1,320	2nd	Napa
Comm.	10.00%	01/01/08	13	-	1,500	1,500	-	1st	River Side
Comm.	10.00%	12/31/04	87	-	10,440	10,440	-	1st	San Francisco
Res.	11.50%	12/01/05	41	-	7,700	8,364	-	1st	San Mateo
Comm.	10.00%	04/01/05	47	-	5,293	6,236	-	1st	Los Angeles
Apts.	10.00%	06/01/05	16	2,147	1,950	1,549	-	2nd	Contra Costa
Apts.	13.00%	01/02/06	29	14,800	2,660	2,660	-	2nd	Santa Clara
Comm.	12.00%	07/01/06	25	-	2,500	2,500	-	1st	Sacramento
Res.	11.00%	07/01/05	9	-	6,074	3,610	-	1st	Fresno
Comm.	11.00%	07/01/06	33	-	3,570	3,570	-	1st	Alameda
Apts.	9.50%	01/01/09	4	-	413	409	-	1st	San Joaquin
Comm.	9.50%	12/01/05	22	-	2,750	2,750	-	1st	San Francisco
Res.	9.25%	12/01/08	1	376	130	129	-	2nd	Santa Clara
Apts.	9.50%	11/01/05	29	3,115	3,650	3,650	-	2nd	River Side
Comm.	9.00%	01/01/06	25	-	3,375	3,375	-	1st	San Joaquin
Res.	10.00%	12/25/05	133	5,577	16,010	12,045	-	2nd	Alameda
Res.	8.50%	01/01/06	8	-	1,070	1,062	-	1st	Placer
Comm.	9.50%	01/01/06	13	-	1,610	1,610	-	1st	Alameda

REDWOOD MORTGAGE INVESTORS VIII
(A California Limited Partnership)
Schedule IV – Mortgage Loans on Real Estate
Rule 12-29 Loans on Real Estate
(in thousands)

							Col. H
							Principal
					Col. F		Amount
					Face	Col. G	of Loans
		Col. C	Col. D		Amount of	Carrying	Subject to	Col. I	Col. J
	Col. B	Final	Periodic	Col. E	Mortgage	Amount of	Delinquent	Type	California
Col. A	Interest	Maturity	Payment	Prior	Original	Mortgage	Principal	of	Geographic
Descrip.	Rate	Date	Terms	Liens	Amount	Investment	or Interest	Lien	Location

Res.	8.50%	10/01/10	4	190	500	497	-	2nd	Alameda
Res.	10.00%	01/25/06	6	22,354	8,245	4,868	-	3rd	San Mateo
Apts.	10.00%	03/10/07	43	-	5,200	5,200	-	1st	Santa Clara
Res.	8.50%	04/01/06	6	1,655	800	800	-	2nd	San Francisco
Res.	9.00%	05/01/09	3	2,400	335	335	-	2nd	San Francisco
Res.	9.25%	04/01/06	9	-	1,180	1,180	-	1st	San Francisco
Apts.	9.25%	06/01/06	5	-	666	666	-	1st	San Francisco
Res.	9.25%	05/01/09	9	735	1,085	1,081	-	2nd	San Mateo
Comm.	9.50%	05/01/09	3	242	375	374	-	2nd	San Francisco
Res.	9.25%	06/01/09	3	-	403	403	-	1st	Contra Costa
Apts.	9.25%	06/01/06	7	-	881	881	-	1st	San Francisco
Res.	8.50%	06/01/09	-	313	50	50	-	2nd	San Mateo
Apts.	9.25%	06/01/06	7	-	875	875	-	1st	San Francisco
Res.	9.25%	06/01/09	2	-	188	187	-	1st	San Joaquin
Res.	10.75%	07/01/06	20	-	8,400	2,172	-	1st	San Francisco
Comm.	9.00%	06/01/09	4	2,850	500	498	-	2nd	Santa Clara
Comm.	10.00%	06/01/07	39	-	4,650	4,650	-	1st	Marin
Land	9.00%	07/01/09	6	-	750	748	-	1st	Lake
Res.	9.25%	07/01/09	6	716	690	689	-	2nd	San Mateo
Res.	8.75%	01/01/06	78	-	15,615	6,344	-	1st	Alameda
Res.	10.50%	07/01/06	14	-	2,400	1,600	-	1st	San Diego
Comm.	9.00%	08/01/09	2	785	300	299	-	2nd	Marin
Comm.	9.00%	08/01/09	15	-	2,000	1,600	-	1st	San Francisco
Comm.	9.50%	08/01/09	16	-	1,947	1,943	-	1st	Alameda
Res.	9.25%	10/01/07	3	764	385	385	-	2nd	San Francisco
Res.	8.75%	09/01/06	86	-	11,684	11,506	-	1st	Contra Costa
Res.	10.00%	09/01/06	37	11,685	7,821	4,382	-	2nd	Contra Costa
Res.	9.25%	10/01/06	83	1,400	10,540	10,471	-	2nd	Sacramento
Res.	9.00%	11/01/08	15	-	2,000	2,000	-	1st	Marin
Apts.	8.75%	01/01/07	50	-	6,900	6,900	-	1st	Contra Costa
Apts.	10.00%	01/01/07	2	6,900	1,890	324	-	2nd	Contra Costa
Comm.	11.00%	05/01/09	1	612	100	100	-	3rd	San Francisco
Apts.	11.00%	06/01/06	1	881	641	143	-	2nd	San Francisco
Apts.	11.00%	06/01/06	2	875	908	375	-	2nd	San Francisco
Res.	11.00%	04/01/06	-	1,180	425	246	-	2nd	San Francisco

Total			$ 1,379	$99,140	$ 201,434	$171,745	$ 25,013

Note:           Most loans have balloon payments due at maturity

REDWOOD MORTGAGE INVESTORS VIII
(A California Limited Partnership)
Schedule IV – Mortgage Loans on Real Estate
Rule 12-29 Loans on Real Estate (continued)
(in thousands)

Reconciliation of carrying amount (cost) of loans at close of periods

Year ended December 31,

	2004	2003	2002
Balance at beginning of year	$147,174	$83,650	$82,790

Additions during period
New loans	81,579	96,820	32,601
Other	-	2,989	1,060
Total additions	81,579	99,809	33,661

Deductions during period
Collections of principal	52,359	35,097	26,083
Foreclosures	4,422	-	5,986
Cost of loans sold	-	-	-
Amortization of premium	-	-	-
Other	227	1,188	732
Total deductions	57,008	36,285	32,801

Balance at close of year	$171,745	$147,174	$83,650

REDWOOD MORTGAGE INVESTORS VIII
 INTERIM CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

In the opinion of the general partners of Redwood Mortgage Investors VIII, all adjustments necessary for a fair presentation of the consolidated financial position and consolidated results of operations and cash flows for the interim periods presented herein have been made.  All such adjustments are of a normal, recurring nature.  Certain information and footnote disclosures normally included in the consolidated condensed financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  However, the general partners believe that the disclosures contained herein are adequate to make the information presented not misleading.  It is suggested that these unaudited consolidated condensed financial statements be read in conjunction with the corresponding audited consolidated financial statements and the notes thereto included elsewhere in this prospectus.

REDWOOD MORTGAGE INVESTORS VIII
(A California Limited Partnership)
CONSOLIDATED CONDENSED BALANCE SHEETS
MARCH 31, 2005 and DECEMBER 31, 2004 (unaudited)
(in thousands)

ASSETS

	March 31,	December 31,
	2005	2004
Cash and cash equivalents	$21,448	$16,301

Loans
Loans, secured by deeds of trust	152,612	171,745
Loans, unsecured	34	34
Allowance for loan losses	(2,434)	(2,343)
Net loans	150,212	169,436

Interest and other receivables
Accrued interest and late fees	4,699	4,895
Advances on loans	78	131
	4,777	5,026

Loan origination fees, net	45	62
Real estate held for sale, net of allowance of $1,000	20,366	9,793
Prepaid expenses	18	-
Due from affiliates	2,007	-

Total assets	$198,873	$200,618

LIABILITIES AND PARTNERS’ CAPITAL

Liabilities
Line of credit	$-	$16,000
Accounts payable	9	25
Payable to affiliate	653	638
Total liabilities	662	16,663

Minority interest	2,901	-
Investors in applicant status	966	424

Partners’ capital
Limited partners’ capital, subject to redemption net of unallocated syndication costs of $1,143 and $1,084 for March 31, 2005 and
December 31, 2004, respectively; and formation loan receivable of
$10,192 and $9,751 for March 31, 2005 and December 31, 2004,
respectively	194,173	183,368

General partners’ capital, net of unallocated syndication costs of $12
and $11 for March 31, 2005 and December 31, 2004, respectively	171	163

Total partners’ capital	194,344	183,531

Total liabilities and partners’ capital	$198,873	$200,618

The accompanying notes are an integral part of the consolidated financial statements.

REDWOOD MORTGAGE INVESTORS VIII
(A California Limited Partnership)
CONSOLIDATED CONDENSED STATEMENTS OF INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004 (unaudited)
(in thousands, except for per limited partner amounts)

THREE MONTHS ENDED MARCH 31,

	2005	2004
Revenues
Interest on loans	$4,103	$3,733
Interest-bank	35	4
Late fees	35	53
Gain on sale of real estate held for sale	183	-
Imputed interest on Formation Loan	100	57
Other	69	3
	4,525	3,850
Expenses
Mortgage servicing fees	388	353
Interest expense	36	106
Amortization of loan origination fees	20	12
Provisions for losses on loans and real estate	91	282
Asset management fees	184	141
Clerical costs through Redwood Mortgage Corp.	78	75
Professional services	48	55
Amortization of discount on imputed interest	100	57
Other	36	36
	981	1,117
Net income	$3,544	$2,733

Net income: general partners (1%)	$35	$27
limited partners (99%)	3,509	2,706
	$3,544	$2,733
Net income per $1,000 invested by limited
partners for entire period

-where income is compounded and retained	$17	$18

-where partner receives income in monthly
distributions	$17	$18

The accompanying notes are an integral part of the consolidated financial statements.

REDWOOD MORTGAGE INVESTORS VIII
(A California Limited Partnership)
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004 (unaudited)
(in thousands)

THREE MONTHS ENDED MARCH 31,

	2005	2004
Cash flows from operating activities
Net income	$3,544	$2,733
Adjustments to reconcile net income to net cash
provided by (used in) operating activities
Imputed interest income	(100)	(57)
Amortization of discount	100	57
Amortization of loan origination fees	20	12
Provision for loan and real estate losses	91	282
Gain on sale of real estate	(183)	-
Change in operating assets and liabilities
Accrued interest and late fees	(286)	(653)
Advances on loans	(9)	(32)
Loan origination fees	3	-
Due from affiliates	(2,007)	-
Accounts payable	(16)	(214)
Payable to affiliate	15	36
Prepaid expenses	(18)	-

Net cash provided by (used in) operating activities	1,154	2,164

Cash flows from investing activities
Loans originated	(23,831)	(12,859)
Principal collected on loans	34,603	21,695
Payments for development of real estate	(36)	-
Proceeds from disposition of real estate	1,448	-
Net cash provided by investing activities	12,184	8,836

Cash flows from financing activities
Repayments on line of credit, net	(16,000)	(20,000)
Contributions by partner applicants	10,155	8,283
Partners’ withdrawals	(1,779)	(1,627)
Syndication costs paid	(118)	(124)
Formation loan lending	(748)	(570)
Formation loan collections	299	204

Net cash used in financing activities	(8,191)	(13,834)

Net increase/(decrease) in cash and cash equivalents	5,147	(2,834)

Cash and cash equivalents – beginning of year	16,301	8,921

Cash and cash equivalents – end of period	21,448	6,087

Supplemental disclosures of cash flow information
Cash paid for interest	$36	$106

The accompanying notes are an integral part of these consolidated financial statements.

REDWOOD MORTGAGE INVESTORS VIII
(A California Limited Partnership)
NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2005 (unaudited)

NOTE 1 – GENERAL

In the opinion of the management of the partnership, the accompanying unaudited consolidated financial statements contain all adjustments, consisting of normal, recurring adjustments, necessary to present fairly the consolidated financial information included therein. These consolidated financial statements should be read in conjunction with the audited consolidated financial statements included in the partnership’s Form 10-K for the fiscal year ended December 31, 2004 filed with the Securities and Exchange Commission. The results of operations for the three month period ended March 31, 2005 are not necessarily indicative of the operating results to be expected for the full year.

Formation Loans

The following summarizes Formation Loan transactions to March 31, 2005 (in thousands):

	1st	2nd	3rd	4th	5th	Total

Limited partner
contributions	$14,932	$29,993	$29,999	$49,985	$57,447	$182,356

Formation loan made	$1,075	$2,272	$2,218	$3,777	$4,318	$13,660
Discount on imputed
interest	(19)	(270)	(272)	(524)	(716)	(1,801)

Formation loan made, net	1,056	2,002	1,946	3,253	3,602	11,859
Repayments to date	(811)	(1,061)	(606)	(583)	(134)	(3,195)
Early withdrawal
penalties applied	(76)	(114)	(80)	(3)	-	(273)

Formation loan, net
at March 31, 2005	169	827	1,260	2,667	3,468	8,391
Unamortized discount
on imputed interest	19	270	272	524	716	1,801

Balance
March 31, 2005	$188	$1,097	$1,532	$3,191	$4,184	$10,192

Percent loaned	7.2%	7.6%	7.4%	7.6%	7.5%	7.5%

The Formation Loan has been deducted from limited partners’ capital in the consolidated balance sheets.  As amounts are collected from Redwood Mortgage Corp., the deduction from capital will be reduced.  Interest has been imputed at the market rate of interest in effect at the date of the offerings’ close.  An estimated amount of imputed interest is recorded for the offerings still outstanding.  During the three month periods ended March 31, 2005 and 2004, amortization expense of $100,000 and $57,000, respectively, was recorded related to the discount on the imputed interest.

Syndication costs

The partnership bears its own syndication costs, other than certain sales commissions, including legal and accounting expenses, printing costs, selling expenses, and filing fees.  Syndication costs are charged against partners’ capital and are being allocated to the individual partners consistent with the partnership agreement.

REDWOOD MORTGAGE INVESTORS VIII
(A California Limited Partnership)
NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2005 (unaudited)

NOTE 1 – GENERAL (continued)

Syndication costs (continued)

Through March 31, 2005, syndication costs of $3,092,000 had been incurred by the partnership with the following distribution (in thousands):

Costs incurred	$3,092
Early withdrawal penalties applied	(106)
Allocated to date	(1,831)
March 31, 2005 balance	$1,155

Syndication costs attributable to the fifth offering ($75,000,000) will be limited to the lesser of 10% of the gross proceeds or $3,000,000 with any excess to be paid by the general partners.  As of March 31, 2005, the fifth offering had incurred syndication costs of $623,000 (1.08% of contributions).

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The partnership’s consolidated financial statements include the accounts of its 100%-owned subsidiaries, Russian Hill Property Company, LLC (“Russian”) and Borrette Property Company, LLC (“Borrette”), its 72%-owned subsidiary, Larkin Property Company, LLC (“Larkin”) and its 66%-owned subsidiary, Stockton Street Property Company, LLC (“Stockton”).  All significant intercompany transactions and balances have been eliminated in consolidation.

Reclassifications

Certain reclassifications, not affecting previously reported net income or total partner capital, have been made to the previously issued consolidated financial statements to conform to the current year presentation.

Loans secured by deeds of trust

At March 31, 2005 and December 31, 2004, the partnership had ten and eight loans, past due 90 days or more in interest payments (“90 day Past Due Loans”) totaling $17,098,000 and $23,101,000, respectively.  Included in the 90 day Past Due Loans are four loans and three loans totaling $6,451,000 and $6,135,000 at March 31, 2005 and December 31, 2004, respectively, which are past maturity (see Note 8).  A past maturity loan is a loan in which the principal and/or any accrued interest is due and payable, but the borrower has failed to make such payment of principal and/or accrued interest.  Additionally, at March 31, 2005 and December 31, 2004, the Partnership had two loans and three loans past maturity with outstanding principal balances of $10,834,000 and $1,912,000, for a combined total of twelve loans and eleven loans during each period past due 90 days or more in interest payments, and/or past maturity totaling $27,932,000 and $25,013,000.  These delinquent and/or past maturity loans also had accrued interest, advances and late charges due as of March 31, 2005 and December 31, 2004 of $3,019,000 and $3,202,000, respectively.  The partnership does not consider the six past maturity loans to be impaired because, in the opinion of management, there is sufficient collateral to cover the amount outstanding to the partnership and the partnership is still accruing interest on these loans.  At March 31, 2005 and December 31, 2004, loans categorized as impaired by the partnership were $0.

REDWOOD MORTGAGE INVESTORS VIII
(A California Limited Partnership)
NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2005 (unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Allowance for loan losses

The composition of the allowance for loan losses as of March 31, 2005 and December 31, 2004 was as follows (in thousands):

	March 31,	December 31,
	2005	2004
Impaired loans	$-	$-
Specified loans	137	137
General	2,297	2,206
Unsecured loans	-	-
	$2,434	$2,343

Activity in the allowance for loan losses is as follows for the three months through March 31, 2005 and for the year ended December 31, 2004 (in thousands):

	March 31,	December 31,
	2005	2004
Beginning balance	$2,343	$2,649
Additions charged to income	91	1,146
Write-offs	-	(952)
Transferred to real estate held for
sale reserve	-	(500)
	$2,434	$2,343

Income taxes

No provision for federal and state income taxes (other than an $800 state minimum tax) is made in the consolidated financial statements since income taxes are the obligation of the partners if and when income taxes apply.

Net income per $1,000 invested

Amounts reflected in the consolidated statements of income as net income per $1,000 invested by limited partners for the entire period are amounts allocated to limited partners who held their investment throughout the period and have elected to either leave their earnings to compound or have elected to receive periodic distributions of their net income.  Individual income is allocated each month based on the limited partners’ pro rata share of partners’ capital.  Because the net income percentage varies from month to month, amounts per $1,000 will vary for those individuals who made or withdrew investments during the period, or selected other options.

Profits and losses

Profits and losses are allocated among the limited partners according to their respective capital accounts monthly after 1% of the profits and losses are allocated to the general partners.

REDWOOD MORTGAGE INVESTORS VIII
(A California Limited Partnership)
NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2005 (unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Management estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions about the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities, at the date of the financial statements and the reported amounts of revenues and expenses during the reported periods.  Such estimates relate principally to the determination of the allowance for loan losses, including the valuation of impaired loans and the valuation of real estate held for sale.  Actual results could differ significantly from these estimates.

NOTE 3 – GENERAL PARTNERS AND RELATED PARTIES

The following are commissions and/or fees, which are paid to the general partners.

Mortgage brokerage commissions

For fees in connection with the review, selection, evaluation, negotiation and extension of loans, Redwood Mortgage Corp. may collect an amount equivalent to 12% of the loaned amount until six months after the termination date of the offering.  Thereafter, loan brokerage commissions (points) will be limited to an amount not to exceed 4% of the total partnership assets per year.  The loan brokerage commissions are paid by the borrowers and thus, are not an expense of the partnership.

Mortgage servicing fees

Monthly mortgage servicing fees of up to 1/8 of 1% (1.5% annual) of the unpaid principal are paid to Redwood Mortgage Corp., based on the unpaid principal balance of the loan portfolio, or such lesser amount as is reasonable and customary in the geographic area where the property securing the mortgage is located.  Once a loan is categorized as impaired, mortgage servicing fees are no longer accrued thereon.  Additional service fees are recorded upon the receipt of any subsequent payments on impaired loans.

Asset management fees

The general partners receive monthly fees for managing the partnership’s loan portfolio and operations up to 1/32 of 1% of the “net asset value” (3/8 of 1% annual), which is the partnership’s total assets less its total liabilities.

Other fees

The Partnership Agreement provides for other fees such as reconveyance, mortgage assumption and mortgage extension fees.  Such fees are incurred by the borrowers and are paid to the general partners.

Operating expenses

Redwood Mortgage Corp., a general partner, is reimbursed by the partnership for all operating expenses incurred on behalf of the partnership, including without limitation, out-of-pocket general and administration expenses of the partnership, accounting and audit fees, legal fees and expenses, postage and preparation of reports to limited partners.

REDWOOD MORTGAGE INVESTORS VIII
(A California Limited Partnership)
NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2005 (unaudited)

NOTE 4 – REAL ESTATE HELD FOR SALE

During 2002, a single-family residence that secured a partnership loan totaling $4,402,000, including accrued interest and advances, was transferred via a statutory warranty deed to a new entity named Russian Hill Property Company, LLC (“Russian”).  Russian is wholly owned by the partnership.  Russian was formed by the partnership to complete the development and sale of the property.  The assets, liabilities and operating results of Russian have been consolidated into the accompanying consolidated financial statements of the partnership.  Costs related to the sale and development of this property were capitalized during 2003.  Commencing January 2004, costs related to sales and maintenance of the property are being expensed.  As of March 31, 2005 and December 31, 2004, the partnership had advanced approximately $150,000 and $150,000, respectively, to Russian for sales and maintenance costs.  At March 31, 2005 and December 31, 2004, the partnership's total investment in Russian was $3,979,000, net of a valuation allowance of $500,000.

In September, 2004, the partnership acquired a single family residence through a foreclosure sale.  At the time the partnership took ownership of the property, the partnership’s investment totaled $1,937,000 including accrued interest and advances.  The borrower began a substantial renovation of the property, which was not completed at the time of foreclosure.  The partnership has decided to pursue development of the property by processing plans for the creation of two condominium units on the property.  These plans will incorporate the majority of the existing improvements currently located on the property.  As of March 31, 2005, the partnership has capitalized approximately $9,000 in costs related to this property.  Management has established a reserve of $500,000 to cover potential losses for this property, based upon management’s estimate of the fair value of the property.

In December, 2004, the partnership acquired an undeveloped parcel of land through a deed in lieu of foreclosure.  The land is located in Stanislaus County, California.  It is comprised of three separate lots, which total approximately 14 acres.  The parcels are currently for sale.  As of March 31, 2005 the partnership’s investment in this property totaled $4,386,000, including accrued interest and advances, as of the date of the acquisition.  Management believes that the full value of this investment will be recovered from the eventual sale of the property based upon its current estimate of the fair value of the property.  This property is jointly owned by two other affiliated partnerships.

In February, 2005, the partnership acquired a multi-unit property through foreclosure.  This property is located in an upscale neighborhood in San Francisco.  At the time the partnership took ownership of the property, the partnership’s investment, together with three other affiliate partnerships, totaled $10,555,000 including accrued interest and advances.  The partnership intends to undertake additional improvements to the property.  No valuation allowance has been established against this property as management is of the opinion that the property will have adequate equity to recover the entire partnership investment.  Upon acquisition, the property was transferred via a statutory warranty deed to a new entity named Larkin Property Company, LLC (“Larkin”).  The partnership owns 72.50% interest in the property and the other three affiliates collectively own the remaining 27.50%.

The following schedule reflects the costs of real estate acquired through foreclosure and the recorded reductions to estimated fair values, including estimated costs to sell as of March 31, 2005 and December 31, 2004:

	March 31,	December 31,
	2005	2004
Cost of properties	$21,366,000	$10,793,000
Reduction in value	(1,000,000)	(1,000,000)
Real estate held for sale, net	$20,366,000	$9,793,000

REDWOOD MORTGAGE INVESTORS VIII
(A California Limited Partnership)
NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2005 (unaudited)

NOTE 5 – BANK LINE OF CREDIT

The partnership has a bank line of credit expiring November 25, 2005, of up to $42,000,000 at prime, secured by its loan portfolio.  The outstanding balances were $0 and $16,000,000 at March 31, 2005 and December 31, 2004, respectively.  The interest rate was 5.75% (prime) at March 31, 2005.  The line of credit calls for certain financial covenants.  To the best of its knowledge, the partnership was in compliance with these covenants for the three month period ended March 31, 2005 and for the year ended December 31, 2004.

NOTE 6 – NON-CASH TRANSACTIONS

During the quarter ended March 31, 2005 the partnership acquired a real estate property through foreclosure and in order to reduce potential liabilities, subsequently transferred the property at its book value to a newly formed limited liability company (“LLC”).  This transaction resulted in an increase in real estate held for sale of $10,536,000, a decrease in loans receivable, accrued interest, advances, and late charge receivable of $7,635,000, and an increase in liability of $2,901,000, which was the affiliate partnerships’ interest in the property.

NOTE 7 – FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of financial instruments:

Secured loans carrying value was $152,612,000 and $171,745,000 at March 31, 2005 and December 31, 2004, respectively.  The fair value of these loans of $156,301,000 and $173,067,000, respectively, was estimated based upon projected cash flows discounted at the estimated current interest rates at which similar loans would be made.  The applicable amount of the allowance for loan losses along with accrued interest and advances related thereto should also considered in evaluating the fair value versus the carrying value.

REDWOOD MORTGAGE INVESTORS VIII
(A California Limited Partnership)
NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2005 (unaudited)

NOTE 8 – ASSET CONCENTRATIONS AND CHARACTERISTICS (in thousands)

Most loans are secured by recorded deeds of trust. At March 31, 2005 and December 31, 2004 there were 79 and 75 secured loans outstanding, respectively, with the following characteristics:

	March 31,	December 31,
	2005	2004
Number of secured loans outstanding	79	75
Total secured loans outstanding	$152,612	$171,745

Average secured loan outstanding	$1,932	$2,289
Average secured loan as percent of total secured loans	1.27%	1.33%
Average secured loan as percent of partners’ capital	0.99%	1.25%

Largest secured loan outstanding	$11,685	$12,045
Largest secured loan as percent of total secured loans	7.66%	7.01%
Largest secured loan as percent of partners’ capital	6.01%	6.56%
Largest secured loan as percent of total assets	5.96%	6.00%

Number of counties where security is located (all California)	19	17

Largest percentage of secured loans in one county	18.28%	20.48%

Average secured loan to appraised value of security based on
appraised values and prior liens at time loan was consummated	60.16%	56.94%

Number of secured loans in foreclosure status	4	6
Amount of secured loans in foreclosure	$6,185	$14,682

REDWOOD MORTGAGE INVESTORS VIII
(A California Limited Partnership)
NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2005 (unaudited)

NOTE 8 – ASSET CONCENTRATIONS AND CHARACTERISTICS (in thousands) (continued)

The following secured loan categories were held at March 31, 2005, and December 31, 2004:

	March 31,	December 31,
	2005	2004

First Trust Deeds	$109,427	$115,082
Second Trust Deeds	34,389	50,282
Third Trust Deeds	8,796	6,381
Total loans	152,612	171,745
Prior liens due other lenders at time of loan	80,864	99,140

Total debt	$233,476	$270,885

Appraised property value at time of loan	$388,098	$475,710

Total secured loans as a percent of appraisals	60.16%	56.94%

Secured loans by type of property
Owner occupied homes	$11,224	$9,234
Non-owner occupied homes	51,130	75,125
Apartments	21,825	30,981
Commercial	66,700	54,670
Land	1,733	1,735

	$152,612	$171,745

The interest rates on the loans range from 8.50% to 13.00% at March 31, 2005.  This range of interest rates is typical of our portfolio.

Scheduled maturity dates of loans as of March 31, 2005 are as follows:

Year Ending
December 31,	Amount

2005	$56,804
2006	46,984
2007	27,803
2008	10,956
2009	8,828
Thereafter	1,237
$152,612

The scheduled maturities for 2005 include six past maturity loans totaling $17,285,000, and representing 11.33% of the portfolio at March 31, 2005.  Interest payments on four of these loans with an aggregate principal balance of $6,451,000 were categorized as 90 days or more delinquent.  Several borrowers are in process of selling the properties or refinancing their loans through other institutions, as this is an opportune time for them to do so and/or take advantage of lower interest rates.  Occasionally the partnership allows borrowers to continue to make the payments on debt past maturity for periods of time.  Of these six past maturity loans, the partnership has begun foreclosure proceedings by filing a notice of default on three with aggregate principal balances totaling $6,135,000.

REDWOOD MORTGAGE INVESTORS VIII
(A California Limited Partnership)
NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2005 (unaudited)

NOTE 8 – ASSET CONCENTRATIONS AND CHARACTERISTICS (in thousands) (continued)

Cash deposits at March 31, 2005 of $14,705,000, before clearing deposits in transit and outstanding checks, were in one bank.  The balances exceeded FDIC insurance limits (up to $100,000 per bank) by $14,605,000.  This bank is the same financial institution that has provided the partnership with the $42,000,000 limit line of credit (LOC).

NOTE 9 – COMMITMENTS AND CONTINGENCIES

Construction/Rehabilitation Loans

The partnership makes construction and rehabilitation loans which are not fully disbursed at loan inception.  The partnership has approved the borrowers up to a maximum loan balance; however, disbursements are made periodically during completion phases of the construction or rehabilitation or at such other times as required under the loan documents.  At March 31, 2005 there were $9,075,000 of undisbursed loan funds which will be funded by a combination of borrower monthly mortgage payments, line of credit draws, retirements of principal on current loans, cash and capital contributions from investors.  The partnership does not maintain a separate cash reserve to hold the undisbursed obligations, which are intended to be funded.

Workout Agreements

The partnership has negotiated various contractual workout agreements with borrowers whose loans are past maturity or who are delinquent in making payments.  The partnership is not obligated to fund additional money on these loans as of March 31, 2005.  There are six loans totaling $6,611,000 in workout agreements as of March 31, 2005.

Legal proceedings

The partnership is involved in various legal actions arising in the normal course of business.  In the opinion of management, such matters will not have a material effect upon the financial position of the partnership.

GYMNO CORPORATION
(A California Corporation)
BALANCE SHEET
DECEMBER 31, 2004

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Gymno Corporation
Redwood City, California

We have audited the accompanying balance sheet of Gymno Corporation as of December 31, 2004.  This financial statement is the responsibility of the Company's management.  Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Gymno Corporation as of December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

ARMANINO McKENNA  LLP

/s/ Thomas E. Gard
San Ramon, California
February 11, 2005

GYMNO CORPORATION
Balance Sheet
December 31, 2004

ASSETS
2004

Cash and cash equivalents	$117,626
Other current assets	869
Total current assets	118,495

Investment in partnerships
Redwood Mortgage Investors IV	7,500
Redwood Mortgage Investors V	5,000
Redwood Mortgage Investors VI	9,773
Redwood Mortgage Investors VII	11,998
Redwood Mortgage Investors VIII	172,322
206,593

$325,088

Liabilities
Accounts payable - related party	$5,846

Total current liabilities	5,846

Stockholders' equity
Common stock, no par, authorized 1,000,000
shares; issued and outstanding 500 shares	5,000
Additional paid-in capital	7,500
Retained earnings	306,742
Total stockholders' equity	319,242

$325,088

GYMNO CORPORATION
Notes to Balance Sheet
December 31, 2004
1.	Organization

Gymno Corporation (the "Company") was formed in July 1986.  The Company was formed for the purpose of serving as the corporate general partner of certain California limited partnerships, (presently Redwood Mortgage Investors ("RMI") I, II, III, IV, V, VI, VII and VIII), which invest in high-yield debt instruments, primarily promissory notes secured by deeds of trust on California real estate.

As the corporate general partner, the Company receives management fees and reconveyance fees from the partnerships.  In addition, the Company receives its allocation of income from the various partnerships

2.	Summary of Significant Accounting Policies

Cash and cash equivalents

Cash represents cash and short-term, highly liquid investments with maturities of three months or less at the time of purchase.

The bank cash balance at December 31, 2004, was in one bank.  Deposits in this bank exceeded the FDIC insurance limits (up to $100,000 per bank) by approximately $13,000 at December 31, 2004.

Investment in partnerships

The Company, as corporate general partner, has the ability to exercise significant influence over the partnerships.  Accordingly, the Company accounts for its investment in partnerships using the equity method.  Pursuant to the equity method, the Company increases (decreases) its investment account for its share of partnership earnings (losses) and cash contributions (withdrawals) related to the partnerships.

Use of estimates

The preparation of a balance sheet in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

GYMNO CORPORATION
Notes to Balance Sheet
December 31, 2004

3.	Investment in Partnerships

The following is a summary of the Company's investments in the RMI partnerships as of December 31, 2004:

                                                                                                                             2004
                                                                                                                                                                                                                  Gymno
          Gymno                                 Corporation
             Corporation                              Investment
Partnership                             Partnership                              Partnership                              Percent of
Net Assets                           Net Income                               Investment                             Net Assets
RMI I                      $         750,613                            $        44,580                            $                -                                         -
RMI II                               196,298                                      10,583                                               -                                         -
RMI III                           1,318,983                                      79,536                                               -                                         -
RMI IV                          5,947,732                                     350,718                                        7,500                                  0.13%
RMI V                            2,055,213                                      94,187                                         5,000                                  0.24%
RMI VI                           6,429,808                                    347,152                                         9,773                                  0.15%
RMI VII                          9,128,416                                    578,646                                       11,998                                  0.13%
RMI VIII                     183,530,744                               12,131,514                                     172,322                                  0.09%
   $209,357,807                             $13,636,916                            $      206,593

4.         Related Party Payable

The Company has a payable to an affiliate, Redwood Mortgage Corp. ("RMC"), in the amount of $5,846 at December 31, 2004.  The Company incurs a monthly management fee to RMC for usage of space, utilities, personnel and management expertise.

5.	Guarantees

The Company is a guarantor on two separate line of credit agreements for RMI VII and RMI VIII. RMI VII has a $2,500,000 line of credit agreement secured by its loan portfolio and expiring on December 2, 2007.  There was no outstanding balance on the line of credit at December 31, 2004.  RMI VIII has a $42,000,000 line of credit agreement secured by its loan portfolio and expiring on November 25, 2005.  The balance on the line of credit at
December 31, 2004 was $16,000,000.

GYMNO CORPORATION
 INTERIM FINANCIAL STATEMENTS

In the opinion of the management of Gymno Corporation, a California Corporation, all adjustments necessary for a fair presentation of the financial position as of the interim period presented herein have been made.  All such adjustments are of a normal, recurring nature.  Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  However, management believes that the disclosures contained herein are adequate to make the information presented not misleading.  It is suggested that this unaudited financial statement be read in conjunction with the corresponding audited financial statement and the notes thereto included elsewhere in this prospectus.

GYMNO CORPORATION
BALANCE SHEET
March 31,2005
(UNAUDITED)

ASSETS

Cash	$136,692
Other assets	869
Total current assets	137,561

Investment in partnerships
Redwood Mortgage Investors IV	7,500
Redwood Mortgage Investors V	5,000
Redwood Mortgage Investors VI	9,773
Redwood Mortgage Investors VII	11,998
Redwood Mortgage Investors VIII	182,455
216,726

$354,287

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Accounts payable - related party	$436

Total current liabilities	436

Stockholders' equity
Common stock, no par, authorized 1,000,000
shares; issued and outstanding 500 shares	5,000
Additional paid-in capital	7,500
Retained earnings	341,351
Total stockholders' equity	353,851

$354,287

The accompanying notes are an integral part of this financial statement

GYMNO CORPORATION
Notes to Balance Sheet
March 31, 2005 (Unaudited)

1.	Organization

Gymno Corporation (the "Company") was formed in July 1986.  The Company was formed for the purpose of serving as the corporate general partner of certain California limited partnerships, (presently Redwood Mortgage Investors (“RMI”) I, II, III, IV, V, VI, VII and VIII), which invest in high-yield debt instruments, primarily promissory notes secured by deeds of trust on California real estate.

As the corporate general partner, the Company receives management fees and/or reconveyance fees from the partnerships.  In addition, the Company receives its allocation of income from the various partnerships.

2.	Summary of Significant Accounting Policies

Cash and equivalents

Cash represents cash and short-term, highly liquid investments with maturities of three months or less at the time of purchase.

The bank cash balance at March 31, 2005 was with one bank. Deposits in this bank exceeded the FDIC insurance limits (up to $100,000 per bank) by approximately $24,377 at March 31, 2005.

Investment in partnerships

The Company as corporate general partner has the ability to exercise significant influence over the partnerships.  Accordingly, the Company accounts for its investment in partnerships using the equity method.  Pursuant to the equity method, the Company increases (decreases) its investment account for its share of partnership earnings (losses) and cash contributions (withdrawals) related to the partnerships.

Use of estimates

The preparation of a balance sheet in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

3.	Investment in Partnerships

The following is a summary of the Company's investments in the Redwood Mortgage Investors ("RMI") partnerships as of March 31, 2005:

				Gymno
			Gymno	Corporation
			Corporation	Investment
	Partnership	Partnership	Partnership	Percent of
	Net Assets	Net Income	Investment	Net Assets
RMI I	$755,881	$10,565	$0	-
RMI II	180,115	2,170	0	-
RMI III	1,318,546	17,920	0	-
RMI IV	5,951,390	86,303	7,500	0.13%
RMI V	2,036,564	22,806	5,000	0.25%
RMI VI	6,425,547	98,955	9,773	0.15%
RMI VII	9,146,632	139,096	11,998	0.13%
RMI VIII	194,344,000	3,544,132	182,455	0.09%

	$220,158,675	$3,921,947	$216,726

4.         Related Party Transactions

The Company incurs a management fee to Redwood Mortgage Corp. of $11,000 per month for usage of space, utilities, personnel and management expertise.

5.	Guarantees

The Company is a guarantor on two separate lines of credit agreements for RMI VII and RMI VIII.  RMI VII has a $2,500,000 line of credit agreement secured by its loan portfolio and expiring on December 2, 2007.  RMI VIII has a $42,000,000 line of credit agreement secured by its loan portfolio and expiring on November 25, 2005.  There were no outstanding balances on the lines of credit at March 31, 2005.

REDWOOD MORTGAGE CORPORATION
(A California Corporation)
BALANCE SHEET
SEPTEMBER 30, 2004

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Redwood Mortgage Corp.
Redwood City, California

We have audited the accompanying balance sheet of Redwood Mortgage Corp. as of September 30, 2004.  The balance sheet is the responsibility of the Company's management.  Our responsibility is to express an opinion on the balance sheet based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement.  An audit includes examining on a test basis evidence supporting the amounts and disclosures in the balance sheet.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Redwood Mortgage Corp. as of September 30, 2004, in conformity with accounting principles generally accepted in the United States of America.

ARMANINO McKENNA  LLP

/s/ Thomas E. Gard
San Ramon, California
November 29, 2004

REDWOOD MORTGAGE CORP.
Balance Sheet
September 30, 2004

ASSETS

Cash and equivalents	$4,895,642
Investment in partnership	50,000
Due from related parties	789,623
Prepaid expenses	23,639
Investment in mortgage loans	187,303
Income-producing property, net	1,124,695
Fixed assets, net	195,459
Deferred costs of brokerage related rights, net	6,772,004

Total assets	$14,038,365

LIABILITIES AND STOCKHOLDER’S EQUITY

Accounts payable and accrued liabilities	$33,630
Accrued compensated absences	79,560
Accrued profit-sharing	74,256
Deferred compensation	624,928
Notes payable	812,566
Advances from partnerships, net	7,115,177
Deferred income taxes	2,021,000
Total liabilities	10,761,117

Stockholder's equity
Common stock, wholly-owned by The Redwood
Group, Ltd., at $4 stated value (1,000 shares authorized,
issued and outstanding)	4,000
Retained earnings	3,273,248
Total stockholder's equity	3,277,248

Total liabilities and stockholder's equity	$14,038,365

The accompanying notes are an integral part of the financial statement.

REDWOOD MORTGAGE CORP.
Notes to Balance Sheet
September 30, 2004

1.	Organization

Redwood Mortgage Corp. (the "Company"), is a wholly-owned subsidiary of The Redwood Group, LTD. (the "Parent"), which is owned by The Estate of D. Russell Burwell and the Irrevocable Burwell Family Trust.  The Company, Michael R. Burwell (the son of D. Russell Burwell), and Gymno Corporation (owned by the Burwells) are general partners in Redwood Mortgage Investors VIII, which invests in high-yield debt instruments, primarily promissory notes secured by deeds of trust on California real estate.  Michael Burwell and Gymno Corporation are also general partners in seven other related limited partnerships and another related company is general partner in a ninth related limited partnership.

The Company maintains "trust accounts" to service mortgage investments made principally by the aforementioned nine limited partnerships.  As a real estate broker licensed with the State of California, the Company arranges loans with various maturities, all of which are secured by deeds of trust.  At September 30, 2004, the Company was servicing a portfolio approximating $213,000,000 owned primarily by the aforementioned partnerships.

2.	Summary of Significant Accounting Policies

Accrual basis

The accompanying financial statement was prepared on the accrual basis of accounting wherein revenue is recognized when earned and expenses are recognized when incurred.  Loan commissions are recognized as revenue when the related loan closes escrow and loan service fees are recognized over the period services are provided.

Cash and equivalents

Cash represents cash and short-term, highly liquid investments with maturities of three months or less.  Cash deposits at September 30, 2004, that exceeded federal insurance limits (up to $100,000), were $4,464,142.

Allowance for loan losses

Loans and the related accrued interest, late fees and advances are analyzed on a continuous basis for recoverability.  Delinquencies are identified and followed as part of the loan system.  Delinquencies are determined based upon contractual terms.  A provision is made for loan losses to adjust the allowance for loan losses to an amount considered by management to be adequate, with due consideration to collateral values, to provide for unrecoverable loans and receivables, including impaired loans, other loans, accrued interest, late fees and advances on loans and other accounts receivable (unsecured).  If a loan is categorized as impaired, interest is no longer accrued.  The Company charges off uncollectible loans and related receivables directly to the allowance account once it is determined that the full amount is not collectible.  As of September 30, 2004, management had an allowance for accrued interest of $74,128.

Fixed assets and income-producing property

Fixed assets and income-producing property are stated at cost.  Depreciation and amortization are computed primarily using an accelerated method over estimated useful lives ranging from 3 to 39 years.  The Company reviews long-lived assets for impairment when circumstances indicate the carrying amount of an asset may not be recoverable.  Impairment is recognized if the sum of undiscounted estimated future cash flows expected to result from the use of the asset is less than the carrying value.  When an impairment loss is recognized, the asset's carrying value is reduced to its estimated fair value.

REDWOOD MORTGAGE CORP.
Notes to Balance Sheet
September 30, 2004

2.	Summary of Significant Accounting Policies (continued)

Deferred costs of brokerage related rights

Consistent with Statement of Financial Accounting Standards No. 141 and 142, the Company has recognized as an asset rights to act as the mortgage loan broker for various of its affiliated limited partnerships.  Such rights result in brokerage commissions to the Company.  The initial costs of these rights include fees paid to broker-dealers on behalf of affiliated partnerships.  Such costs are being amortized over the anticipated 25-year period that brokerage fee net cash flows are expected to be received in proportion to the expected receipt of these cash flows.

The Company evaluates the fair value of these rights to determine if the brokerage rights have been impaired.  Fair value is determined based on the estimated brokerage fee net cash flows to be received by the Company over the expected 25 year lives of the partnerships' underlying loan portfolios.  It is the Company's experience that the underlying loan portfolios increase as partner capital is raised and accumulated for the first seven years of a partnership's existence, and then will begin to decline gradually over the subsequent 18 years of their estimated lives.  If the carrying value of the deferred mortgage brokerage rights exceeds their estimated fair value, an allowance for impairment of value is recognized.  The Company has determined that no allowance for impairment was required against its deferred mortgage brokerage rights.

Income taxes

The Company's operating results are included in the consolidated tax returns of the Parent, which files its income tax returns on the cash basis of accounting.  Income taxes are allocated to the Company by the Parent for those taxes currently payable and those deferred as if the Company were filing separate tax returns.  A provision for income taxes is provided for deferred taxes resulting from differences in the timing of reporting revenue and expense items for financial versus tax purposes.

Use of estimates

In preparing a balance sheet in accordance with accounting principles generally accepted in the United States of America, management is required to make estimates that affect the reported amounts of assets and liabilities as of the balance sheet date.  Such estimates relate principally to the period of recoverability of deferred costs of brokerage related rights and the determination of the allowance for loan losses.  Actual results could differ from these estimates.

3.	Partnership Services

The following are commissions and/or fees derived by the Company from services provided to its affiliated partnerships:

Loan servicing fees

The Company earns loan servicing fees of up to 1/8 of 1% monthly (1.5% annually) of the unpaid principal or such lesser amount as is reasonable and customary in the geographic area where the property securing the mortgage is located.  As of September 30, 2004, the Company was owed $674,470 in loan servicing fees, which is included in due from related parties in the accompanying balance sheet.

REDWOOD MORTGAGE CORP.
Notes to Balance Sheet
September 30, 2004

3.	Partnership Services (continued)

Loan commissions

The Company earns loan commissions in connection with the review, selection, evaluation, negotiation and extension of partnership mortgage investments in an amount up to 12% of the mortgage investments until 6 months after the termination date of a partnership offering.  Only 1 of the 9 affiliated limited partnerships is in the offering stage.  Thereafter, loan commissions are limited to an amount not to exceed 4% of the total partnership assets per year.  The loan commissions are paid by the borrowers, and thus, are not an expense of the partnerships.

Asset management fee

The Company receives monthly fees for managing Redwood Mortgage Investors VIII loan portfolio and operations.

Other fees and charges

The limited partnership agreements provide for other fees such as reconveyance, mortgage assumption and mortgage extension fees.  Such fees are incurred by the borrowers and are paid to the Company.  In addition, the Company is reimbursed for expenses and clerical costs associated with accounting and related services incurred on behalf of the limited partnerships.

4.	Investment in Mortgage Loans

At September 30, 2004, the Company had investments in mortgage loans maturing as follows:

Year ending
September 30,
2005	$101,511
2006	1,113
2007	1,256
2008	1,415
2009	1,595
Thereafter	80,413
$187,303

The average interest rate of the mortgage loans was 11.47% as of September 30, 2004.  Loans are due in either lump sum balloon payments or monthly installments of interest and principal.  At September 30, 2004, the Company had one loan past due 90 days or more totaling $87,587.  The Company does not consider this loan to be impaired because there is sufficient collateral to cover the amount outstanding  to the Company.  The properties securing the loans are all located in the Greater San Francisco Bay Area.  Fluctuations in the value of real estate in the Greater San Francisco Bay Area could significantly affect the underlying security value of these mortgage loans.  Fluctuations in general property values also affect the performance of mortgage investments in the affiliated limited partnerships.

REDWOOD MORTGAGE CORP.
Notes to Balance Sheet
September 30, 2004

5.	Income-Producing Property

Income-producing property consists of the following at September 30, 2004:

Building and improvements	$602,832
Land	547,168
1,150,000
Less accumulated depreciation and amortization	(25,305)

Income-producing property, net	$1,124,695

The property is pledged as security for a note payable (see note 10).

6.	Fixed Assets

Fixed assets consist of the following at September 30, 2004:

Furniture and equipment	$364,065
Computer software	56,218
420,283
Less accumulated depreciation and amortization	(224,824)

Fixed assets, net	$195,459

7.	Deferred Costs of Brokerage Related Rights

Deferred costs of brokerage related rights consist of the following at September 30, 2004:

Deferred costs of brokerage related rights	$8,500,803
Less accumulated amortization	(1,728,799)

Deferred costs of brokerage related rights, net	$6,772,004

Estimated amortization expense for each of the next five years is as follows:

Year Ending September 30:
2005	$689,970
2006	$635,748
2007	$592,850
2008	$529,360
2009	$533,739

REDWOOD MORTGAGE CORP.
Notes to Balance Sheet
September 30, 2004

8.	Income Taxes

The Company's annual taxable income (loss) is included in the consolidated income tax filing of its parent, The Redwood Group, LTD and its affiliate, A & B Financial Services, Inc.  Income taxes are allocated to the Company and reflected in its financial statements as if the Company were filing separate returns.

The Company has net operating loss ("NOL") carry forwards available of approximately $3,670,000 for Federal tax purposes and approximately $1,794,000 for California tax purposes.  The NOLs were generated in fiscal years ended September 30, 1998, 1999, 2001, 2003 and 2004 and can be carried forward twenty years for federal tax purposes and five years for California purposes.

Significant components of the Company's net deferred tax liability includes the following at September 30, 2004:

Cash to accrual differences	$(26,000)
Deferred costs of brokerage related rights	3,681,000
State deferred taxes	(201,000)
Net operating loss carryforwards	(1,406,000)
Other	(27,000)
Net deferred tax liability	$2,021,000

9.	Advances from Partnerships

The Company has financed the payment of brokerage related rights with advances from partnerships.  These advances are non-interest bearing and are being repaid equally over an approximate ten-year period from the date of the close of a partnership offering.   Interest has been imputed at the market rate of interest in effect in the years the offerings closed.

Advances from partnerships mature as follows:

Year Ending September 30:
2005	$1,120,002
2006	1,120,002
2007	1,012,631
2008	1,012,631
2009	1,012,631
Thereafter	3,590,941
8,868,838
Less discount on imputed interest	(1,753,661)

Advances from partnerships, net	$7,115,177

REDWOOD MORTGAGE CORP.
Notes to Balance Sheet
September 30, 2004

10.	Notes Payable

During 2003, the Company entered into an interest-only note payable to a bank for the purchase of a property.  The note matures in December 2004, bears interest at 5.25%, and is secured by the property.  The note balance at September 30, 2004 totaled $747,500.

During 2004, the Company entered into a financing agreement for office equipment.  The note accrues interest at 5.85% and requires monthly payments in the amount of $1,373 through March 2009.

Future minimum payments at September 30, 2004 are as follows:

2005	$760,520
2006	13,802
2007	14,632
2008	15,511
2009	8,101
Total	$812,566

11.	Commitments and Guarantees

The Company has contracted with an independent service bureau for computer processing services for the partnership accounting function at approximately $4,620 per month.  The contract is subject to renewal at the end of its term which is January 2007.  The Company receives reimbursement of a major portion of its computer processing expenses from the nine limited partnerships.

The Company is a guarantor on a line of credit for one of the partnerships.  The line of credit provides for borrowings up to $32,000,000 at prime.  The balance on the line of credit at September 30, 2004 was $32,000,000.  Should the Partnership choose not to renew the line of credit, the balance would be converted to a three year fully amortized loan.

The Company has guaranteed certain mortgage loans issued by five of the affiliated partnerships. The Company has guaranteed to cover losses sustained by the partnerships related to these loans to the extent such losses exceed the existing reserves, as defined in the agreement, and related collateral value.  As of September 30, 2004, the principal balance of the guaranteed loans totaled $9,899,000 and the existing reserves were $1,027,000.  The related collateral was appraised in 2003 at an estimated value of $8,675,000 to $9,115,000.

In 2002, the Company entered into a noncancelable operating lease agreement for office space to replace their previous space.  The lease terminates July 29, 2009.  The lease requires monthly payments of $14,083, with stated annual increases.  The Company has the option to renew this lease for an additional five years.

In 2001, the Company entered into several noncancelable operating leases for office space that expired in June 2004.  The leases required monthly rent of $4,950 with stated annual rent increases.

Noncancelable future minimum lease payments under these leases as of September 30, 2004, are as follows:

2005	$183,772
2006	189,288
2007	194,972
2008	200,814
2009	117,712

$886,558

REDWOOD MORTGAGE CORP.
Notes to Balance Sheet
September 30, 2004

12.	Profit-Sharing Plan

The Company has a defined contribution profit-sharing plan which provides for Company contributions of 5% of eligible wages, plus any discretionary additional Company contributions.

13.	Related Party Transactions

Partnership transactions

As described in Notes 1 and 3, the Company's main source of revenue is from originating and servicing mortgage obligations from nine limited partnerships whose general partners are related to the Company (one such general partner is the Company).  The Company has received advances from these limited partnerships to help finance the costs of brokerage related rights.

Due from related parties

Advances are periodically made to one of the related entities.  In addition, as described in Note 3, amounts are periodically due from affiliated partnerships for services provided by the Company.  As of September 30, 2004, amounts due from related parties were:

Related party advances	$115,153
Partnership services	674,470

$789,623

Investment in partnership

During 2003, the Company purchased an investment in Redwood Mortgage Investor's VIII from a former investor at that investor’s cost. The investment balance was $50,000 at September 30, 2004.

14.	Deferred Compensation Agreement

The Company entered into a compensation agreement with its former owner to pay a monthly consulting fee of $9,000.  The Company is currently making the monthly payment to the surviving spouse, for the remainder of her life or until September 30, 2011, as required by the agreement.  As of September 30, 2004, the Company had accrued $624,928, which represents the net present value of the future payments.

15.	Subsequent Events

Subsequent to year end, the Company paid off the $747,500 note payable.

Subsequent to year end, the maximum borrowings on a partnership's line of credit, for which the Company is a guarantor, was increased from $32,000,000 to $42,000,000.

REDWOOD MORTGAGE CORP
 INTERIM FINANCIAL STATEMENTS

In the opinion of the management of Redwood Mortgage Corp., a California Corporation, all adjustments necessary for a fair presentation of the financial position as of the interim period presented herein have been made.  All such adjustments are of a normal, recurring nature.  Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  However, management believes that the disclosures contained herein are adequate to make the information presented not misleading.  It is suggested that this unaudited financial statement be read in conjunction with the corresponding audited financial statement and the notes thereto included elsewhere in this prospectus.

REDWOOD MORTGAGE CORP.
BALANCE SHEET
March 31,2005
(UNAUDITED)

ASSETS

Cash and equivalents	$4,463,449
Investment in partnership	50,000
Due from related parties	891,418
Prepaid expenses	22,889
Investment in mortgage loans	187,523
Income-producing property, net	1,112,195
Fixed assets, net	177,836
Deferred costs of brokerage related rights, net	7,883,214

Total assets	$14,788,524

LIABILITIES AND STOCKHOLDER'S EQUITY

Accounts payable and accrued liabilities	$838
Accrued compensated absences	116,028
Deferred compensation	570,928
Notes payable	58,651
Advances from partnerships, net	8,248,503
Deferred income taxes	2,478,000
Total liabilities	11,472,948

Stockholder's equity
Common stock, wholly-owned by The Redwood Group Ltd.,
at $4 stated value (1,000 shares authorized, issued and
outstanding)	4,000
Retained earnings	3,311,576
Total stockholder's equity	3,315,576

Total liabilities and stockholder's equity	$14,788,524

The accompanying notes are an integral part of this financial statement

REDWOOD MORTGAGE CORP.
Notes to Balance Sheet
March 31, 2005
(Unaudited)
1.	Organization

Redwood Mortgage Corp. (the "Company"), is a wholly-owned subsidiary of The Redwood Group, LTD. (the "Parent"), which is owned by The Estate of D. Russell Burwell and the Irrevocable Burwell Family Trust.  The Company, Michael R. Burwell (the son of D. Russell Burwell), and Gymno Corporation (owned by the Burwells) are general partners in Redwood Mortgage Investors VIII, which invests in high-yield debt instruments, primarily promissory notes secured by deeds of trust on California real estate.  Michael Burwell and Gymno Corporation are also general partners in seven other related limited partnerships and another related company is general partner in a ninth related limited partnership.

The Company maintains "trust accounts" to service mortgage investments made principally by the aforementioned nine limited partnerships.  As a real estate broker licensed with the State of California, the Company arranges loans with various maturities, all of which are secured by deeds of trust.  At March 31, 2005, the Company was servicing a portfolio approximating $170,633,323 owned primarily by the aforementioned partnerships.

2.	Summary of Significant Accounting Policies

Accrual basis

The accompanying financial statement was prepared on the accrual basis of accounting wherein revenue is recognized when earned and expenses are recognized when incurred.  Loan commissions are recognized as revenue when the related loan closes escrow and loan service fees are recognized over the period services are provided.

Cash and equivalents

Cash represents cash and short-term, highly liquid investments with maturities of three months or less.  Cash deposits at March 31,2004, that exceeded federal insurance limits (up to $100,000), were $3,016,930.

Allowance for loan losses

Loans and the related accrued interest, late fees and advances are analyzed on a continuous basis for recoverability.  Delinquencies are identified and followed as part of the loan system.  Delinquencies are determined based upon contractual terms.  A provision is made for loan losses to adjust the allowance for loan losses to an amount considered by management to be adequate, with due consideration to collateral values, to provide for unrecoverable loans and receivables, including impaired loans, other loans, accrued interest, late fees and advances on loans and other accounts receivable (unsecured).  If a loan is categorized as impaired, interest is no longer accrued.  The Company charges off uncollectible loans and related receivables directly to the allowance account once it is determined that the full amount is not collectible.  As of March 31, 2005, management had an allowance for accrued interest of $74,128.

Fixed assets and income-producing property

Fixed assets and income-producing property are stated at cost.  Depreciation and amortization are computed primarily using an accelerated method over estimated useful lives ranging from 3 to 39 years.  The Company reviews long-lived assets for impairment when circumstances indicate the carrying amount of an asset may not be recoverable.  Impairment is recognized if the sum of undiscounted estimated future cash flows expected to result from the use of the asset is less than the carrying value.  When an impairment loss is recognized, the asset's carrying value is reduced to its estimated fair value.

REDWOOD MORTGAGE CORP.
Notes to Balance Sheet
March 31, 2005
(Unaudited)

2.	Summary of Significant Accounting Policies (continued)

Deferred costs of brokerage related rights

Consistent with Statement of Financial Accounting Standards No. 141 and 142, the Company has recognized as an asset rights to act as the mortgage loan broker for various of its affiliated limited partnerships.  Such rights result in brokerage commissions to the Company.  The initial costs of these rights include fees paid to broker-dealers on behalf of affiliated partnerships.  Such costs are being amortized over the anticipated 25-year period that brokerage fee net cash flows are expected to be received in proportion to the expected receipt of these cash flows.

The Company evaluates the fair value of these rights to determine if the brokerage rights have been impaired.  Fair value is determined based on the estimated brokerage fee net cash flows to be received by the Company over the expected 25 year lives of the partnerships' underlying loan portfolios.  It is the Company's experience that the underlying loan portfolios increase as partner capital is raised and accumulated for the first seven years of a partnership's existence, and then will begin to decline gradually over the subsequent 18 years of their estimated lives.  If the carrying value of the deferred mortgage brokerage rights exceeds their estimated fair value, an allowance for impairment of value is recognized.  The Company has determined that no allowance for impairment was required against its deferred mortgage brokerage rights.

Income taxes

The Company's operating results are included in the consolidated tax returns of the Parent, which files its income tax returns on the cash basis of accounting.  Income taxes are allocated to the Company by the Parent for those taxes currently payable and those deferred as if the Company were filing separate tax returns.  A provision for income taxes is provided for deferred taxes resulting from differences in the timing of reporting revenue and expense items for financial versus tax purposes.

Use of estimates

In preparing a balance sheet in accordance with accounting principles generally accepted in the United States of America, management is required to make estimates that affect the reported amounts of assets and liabilities as of the balance sheet date.  Such estimates relate principally to the period of recoverability of deferred costs of brokerage related rights and the determination of the allowance for loan losses.  Actual results could differ from these estimates.

3.	Partnership Services

The following are commissions and/or fees derived by the Company from services provided to its affiliated partnerships:

Loan servicing fees

The Company earns loan servicing fees of up to 1/8 of 1% monthly (1.5% annually) of the unpaid principal or such lesser amount as is reasonable and customary in the geographic area where the property securing the mortgage is located.  As of March 31, 2005, the Company was owed $741,265 in loan servicing fees, which is included in due from related parties in the accompanying balance sheet.

REDWOOD MORTGAGE CORP.
Notes to Balance Sheet
March 31, 2005
(Unaudited)

3.	Partnership Services (continued)

Loan commissions

The Company earns loan commissions in connection with the review, selection, evaluation, negotiation and extension of partnership mortgage investments in an amount up to 12% of the mortgage investments until 6 months after the termination date of a partnership offering.  Only 1 of the 9 affiliated limited partnerships is in the offering stage.  Thereafter, loan commissions are limited to an amount not to exceed 4% of the total partnership assets per year.  The loan commissions are paid by the borrowers, and thus, are not an expense of the partnerships.

Asset management fee

The Company receives monthly fees for managing Redwood Mortgage Investors VIII loan portfolio and operations.

Other fees and charges

The limited partnership agreements provide for other fees such as reconveyance, mortgage assumption and mortgage extension fees.  Such fees are incurred by the borrowers and are paid to the Company.  In addition, the Company is reimbursed for expenses and clerical costs associated with accounting and related services incurred on behalf of the limited partnerships.

4.	Investment in Mortgage Loans

At March 31, 2005, the Company had investments in mortgage loans maturing as follows:

Year ending
September 30,
2005	$101,511
2006	1,113
2007	1,256
2008	1,415
2009	1,595
Thereafter	80,633
$187,523

The average interest rate of the mortgage loans was 11.50% as of March 31, 2005.  Loans are due in either lump sum balloon payments or monthly installments of interest and principal.  At March 31, 2005, the Company had one loan past due 90 days or more totaling $87,587.  The Company does not consider this loan to be impaired because there is sufficient collateral to cover the amount outstanding to the Company.  The properties securing the loans are all located in the Greater San Francisco Bay Area.  Fluctuations in the value of real estate in the Greater San Francisco Bay Area could significantly affect the underlying security value of these mortgage loans.  Fluctuations in general property values also affect the performance of mortgage investments in the affiliated limited partnerships.

REDWOOD MORTGAGE CORP.
Notes to Balance Sheet
March 31, 2005
(Unaudited)

5.	Income-Producing Property

Income-producing property consists of the following at March 31, 2005:

Building and improvements	$602,832
Land	547,168
1,150,000
Less accumulated depreciation and amortization	(37,805)

Income-producing property, net	$1,112,195

The property was pledged as security for a note payable (see note 10).

6.	Fixed Assets

Fixed assets consist of the following at March 31, 2005:

Furniture and equipment	$311,754
Computer software	127,491
439,245
Less accumulated depreciation and amortization	(261,409)

Fixed assets, net	$177,836

7.	Deferred Costs of Brokerage Related Rights

Deferred costs of brokerage related rights consist of the following at March 31, 2005:

Deferred costs of brokerage related rights	$10,216,623
Less accumulated amortization	(2,333,409)

Deferred costs of brokerage related rights, net	$7,883,214

Estimated amortization expense for each of the next five years is as follows:

Year Ending September 30:
2005	$395,948
2006	$731,875
2007	$683,507
2008	$614,859
2009	$614,373

REDWOOD MORTGAGE CORP.
Notes to Balance Sheet
March 31, 2005
(Unaudited)

8.	Income Taxes

The Company's annual taxable income (loss) is included in the consolidated income tax filing of its parent, The Redwood Group, LTD and its affiliate, A & B Financial Services, Inc.  Income taxes are allocated to the Company and reflected in its financial statements as if the Company were filing separate returns.

The Company has net operating loss ("NOL") carry forwards available of approximately $3,986,000 for Federal tax purposes and approximately $1,844,000 for California tax purposes.  The NOLs were generated in fiscal years ended September 30, 1998, 1999, 2001, 2003, 2004 and 2005 and can be carried forward twenty years for federal tax purposes and five years for California purposes.

Significant components of the Company's net deferred tax liability includes the following at March 31, 2005:

Cash to accrual differences	$55,000
Deferred costs of brokerage related rights	4,210,000
State deferred taxes	(242,000)
Net operating loss carryforwards	(1,518,000)
Other	(27,000)
Net deferred tax liability	$2,478,000

9.	Advances from Partnerships

The Company has financed the payment of brokerage related rights with advances from partnerships.  These advances are non-interest bearing and are being repaid equally over an approximate ten-year period from the date of the close of a partnership offering.   Interest has been imputed at the market rate of interest in effect in the years the offerings closed.

Advances from partnerships mature as follows:

Year Ending September 30:
2005	$611,621
2006	1,213,956
2007	1,208,546
2008	1,181,665
2009	1,181,665
Thereafter	4,795,702
10,193,155
Less discount on imputed interest	(1,944,652)

Advances from partnerships, net	$8,248,503

REDWOOD MORTGAGE CORP.
Notes to Balance Sheet
March 31, 2005
(Unaudited)

10.	Notes Payable

During 2003, the Company entered into an interest-only note payable to a bank for the purchase of a property.  The note matured in December, 2004 at an interest rate of 5.25%, and was fully paid at its maturity in December, 2004.

During 2004, the Company entered into a financing agreement for office equipment.  The note accrues interest at 5.85% and requires monthly payments in the amount of $1,373 through March 2009.

Future minimum payments at September 30, 2005 are as follows:

2005	$6,605
2006	13,802
2007	14,632
2008	15,511
2009	8,101
Total	$58,651

11.	Commitments and Guarantees

The Company has contracted with an independent service bureau for computer processing services for the partnership accounting function at approximately $4,620 per month.  The contract is subject to renewal at the end of its term which is January 2007.  The Company receives reimbursement of a major portion of its computer processing expenses from the nine limited partnerships.

The Company is a guarantor on a line of credit for one of the partnerships.  The line of credit provides for borrowings up to $42,000,000 at prime.  The balance on the line of credit at March 31, 2005 was $0.  Should the Partnership choose not to renew the line of credit, the balance would be converted to a three year fully amortized loan.

The Company has guaranteed certain mortgage loans issued by five of the affiliated partnerships. The Company has guaranteed to cover losses sustained by the partnerships related to these loans to the extent such losses exceed the existing reserves, as defined in the agreement, and related collateral value.  As of March 31, 2005, the principal balance of the guaranteed loans totaled $9,899,000 and the existing reserves were $1,027,000.  The related collateral was appraised in 2003 at an estimated value of $8,675,000 to $9,115,000.

In 2002, the Company entered into a noncancelable operating lease agreement for office space to replace their previous space.  The lease terminates July 29, 2009.  The lease requires monthly payments of $14,083, with stated annual increases.  The Company has the option to renew this lease for an additional five years.

Noncancelable future minimum lease payments under these leases as of March 31, 2005, are as follows:

2005	$9,886
2006	189,288
2007	194,972
2008	200,814
2009	117,712

$712,672

REDWOOD MORTGAGE CORP.
Notes to Balance Sheet
March 31, 2005
(Unaudited)

12.	Profit-Sharing Plan

The Company has a defined contribution profit-sharing plan which provides for Company contributions of 5% of eligible wages, plus any discretionary additional Company contributions.

13.	Related Party Transactions

Partnership transactions

As described in Notes 1 and 3, the Company's main source of revenue is from originating and servicing mortgage obligations from nine limited partnerships whose general partners are related to the Company (one such general partner is the Company).  The Company has received advances from these limited partnerships to help finance the costs of brokerage related rights.

Due from related parties

Advances are periodically made to one of the related entities.  In addition, as described in Note 3, amounts are periodically due from affiliated partnerships for services provided by the Company.  As of March 31, 2005, amounts due from related parties were:

Related party advances	$150,153
Partnership services	741,265

$891,418

Investment in partnership

During 2003, the Company purchased an investment in Redwood Mortgage Investor's VIII from a former investor at that investor’s cost. The investment balance was $50,000 at March 31, 2005.

14.	Deferred Compensation Agreement

The Company entered into a compensation agreement with its former owner to pay a monthly consulting fee of $9,000.  The Company is currently making the monthly payment to the surviving spouse, for the remainder of her life or until September 30, 2011, as required by the agreement.  As of March 31, 2005, the Company had accrued $570,928, which represents the net present value of the future payments.

APPENDIX I

PRIOR PERFORMANCE TABLES

The prior performance tables as referenced in the Prior Performance Summary of the prospectus presents information on programs previously sponsored by the general partners.  The purpose of the tables is to provide information on the performance of these partnerships to assist prospective investors in evaluating the experience of the general partners as sponsors of such partnerships.  In the opinion of the general partners, all of the partnerships included in the tables had investment objectives which were similar to those of the partnership.  Factors considered in making such determination included the type of investments, expected benefits from investments and structure of the programs.  Each of such prior programs had the following objectives:  (i) to yield a high rate of return from mortgage lending; and (ii) preservation of the partnership’s capital.  The inclusion of these tables does not imply that the investors in this offering of the partnership will experience results comparable to those experienced in the previous offerings of the partnership or prior programs referred to in the tables.

The tables consist of:

TABLE I - EXPERIENCE IN RAISING AND INVESTING FUNDS

Table I summarizes, as a percentage basis, all funds received through December 31, 2004, for the four prior public offerings and the current fifth offering of the partnership.

TABLE II - COMPENSATION TO GENERAL PARTNERS AND AFFILIATES

Table II summarizes the compensation paid to the general partners and affiliates in connection with the 4 prior offerings and the current fifth offering of the partnership on an aggregate basis.

TABLE III - OPERATING RESULTS OF THE PARTNERSHIP

Table III summarizes the annual operating results from inception in 1993, through December 31, 2004 for the partnership.

TABLE V -  PAYMENT OF MORTGAGE LOANS

Table V presents information on the payment of the partnership and prior partnerships’ mortgages within the three (3) years ended December 31, 2004.

Table IV which provides certain information on programs which have concluded operations, is not included herein as no prior programs sponsored by the general partners or their affiliates have concluded operations.

If you purchase interests in the partnership, you will not acquire any ownership interest in any of the prior partnerships to which Table V relates.  The inclusion of the following tables in the prospectus does not imply that the partnership will continue to make investments comparable to those reflected in the tables with respect to cash flow, income tax consequences available to investors, or other factors, nor does it imply that the partnership will continue to experience returns, if any, comparable to those experienced by the partnership in the past in any of the previous offerings of the partnership referred to in Table V.

The general partners have sponsored two (2) other public programs registered with the Securities and Exchange Commission.  Table V also includes information about prior non public programs whose investment objectives are similar to those of the partnership.  These partnerships were offered without registration under the Securities Act of 1933 with reliance upon intrastate offering, exemption from registration requirements, and/or exemption for transactions not involving a public offering.

Additional information regarding the Description Of Open Loans Of Prior Limited Partnerships is provided in Table VI in Part II of this Registration Statement.  The partnership will furnish, without charge to each person to whom this prospectus is delivered, upon request, a copy of Table VI.

As of December 31, 2004, less than fifteen percent (15%) of the loans held by the partnership are fractionalized loans and held as undivided interests with other partnerships and third parties.  The information presented in Table V as to fractionalized loans represents only that partnership's interest in a certain loan.

DEFINITIONS AND GLOSSARY OF TERMS

The following terms used in the tables have the following meanings:

"Cash Generated From Operations and Financing" shall mean excess or deficiency of operating and financing cash receipts over operating and financing cash expenditures.

"GAAP" shall mean accounting principles generally accepted in the United States of America.

"Months To Invest 90% Of Amount Available For Investment" shall mean the time period from commencement of the offering to date of close of escrow of initial loans.

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS
REDWOOD MORTGAGE INVESTORS VIII
(AS OF DECEMBER 31, 2004)
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

Table I presents in tabular form on a percentage basis, all proceeds received by Redwood Mortgage Investors VIII in its previous four public offerings and the current 5th offering through December 31, 2004.  Table I also sets forth on a percentage basis, how the proceeds were utilized by the partnership.  In addition, Table I sets forth information with respect to the date each offering commenced in this partnership, the length of the offering and how long it took to commit 90% of the amount available for investment.  As of December 31, 2004, the general partners did not have any public or private programs which have closed in the past three years other than the fourth offering in Redwood Mortgage Investors VIII.  For consistency, the general partners have included information for the first, second, and third offerings in Redwood Mortgage Investors VIII even though these offerings were concluded more than three years ago.  Please be advised that there can be no assurance that the results of this offering will be comparable to those of prior offerings of the partnership.

(in thousands)

	1st Offering	2nd Offering	3rd Offering	4th Offering	5th Offering
Dollar Amount Offered	$15,000	$30,000	$30,000	$50,000	$75,000
Dollar Amount Raised	$14,932	$29,993	$29,999	$49,985	$47,314
Percentage of Amount Raised	99.55%	99.98%	100%	99.97%	63.09%
Less Offering Expenses:
Organization Expense	3.90%	2.00%	2.05%	1.30%	1.10%
Selling Commissions Paid to
Non Affiliates (1)	0	0	0	0	0
Selling Commissions Paid to Affiliates	0	0	0	0	0
Percentage Available for Investment
Net of Offering Expenses	96.10%	98.00%	97.95%	98.70%	98.90%
Loans Funded from Offering Proceeds
Secured by Deeds of Trust	87.90%	89.40%	89.55%	90.10%	90.40%
Formation Loan	7.20%	7.60%	7.40%	7.60%	7.50%
Loan Commitments	0	0	0	0	0
Loan Application or Mortgage
Processing Fees	0	0	0	0	0
Funds Available for Future
Commitments	0	0	0	0	0
Reserve	1.00%	1.00%	1.00%	1.00%	1.00%
Total	96.10%	98.00%	97.95%	98.70%	98.90%

Date Offering Commenced	03/03/93	12/4/96	08/31/00	10/31/02	10/07/03
Length of Offering	44 months	44 months	20 months	11 months	Open
Months to Commit 90% of Amount
Available for Investment (Measured
from Beginning of Offering)	45 months	45 months	21 months	12 months	N/A

(1)	Commissions are paid by Redwood Mortgage Corp. through the Formation Loan (See” PLAN OF DISTRIBUTION - Formation Loan” at Page 88 of the Prospectus).

TABLE II
COMPENSATION TO GENERAL PARTNERS AND AFFILIATES
(AS OF DECEMBER 31, 2004)
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

Table II sets forth in tabular form, the compensation received by the general partners and affiliates in connection with the four previous and current fifth offering of units in the partnership as of December 31, 2004.  This information is presented on an aggregated basis for all offerings of the partnership.  It is impossible to trace on a dollar for dollar basis, which dollars from which offering are being used to pay fees to the general partners.

RMI VIII (In thousands)
Date Offering Commenced (1)	03/03/93
Dollar Amount Raised (2)	$172,223
Amount Paid to General Partners and
Affiliates from:
Offering Proceeds	0
Selling Commissions	0
Loan Application or Loan Processing Fees	0
Reimbursement of Expenses, at Cost	182
Acquisition Fees	0
Advisory Fees	0
Other	0
Loan Points, Processing and Other Fees Paid
by the Borrowers to Affiliates:
Points (3)	12,164
Processing Fees (3)	193
Other (3)	56
Dollar Amount of Cash Generated from
Operations Before Deducting
Payments to General Partners and Affiliates:	71,075
Amount Paid to General Partners and Affiliates
from Operations:
Partnership Management Fees	1,776
Earnings Fee	490
Mortgage Servicing Fee	5,898
Reimbursement of Expenses, at Cost	1,499
Early Withdrawal	265

(1)         Indicated the date the first offering in the partnership commenced
(2)         Indicated the aggregate dollar amount raised in all four prior and the current fifth offering of the partnership as of December 31, 2004.
(3)         These sums were paid by borrowers of partnership funds, and were not expenses of the partnership.

TABLE III
OPERATING RESULTS OF REDWOOD MORTGAGE INVESTORS VIII
RMI VIII – AGGREGATED (AS OF DECEMBER 31, 2004)
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

Table III presents the annual operating results of this partnership since inception.  This information is presented on an aggregate basis for the four prior offerings and the ongoing fifth offering of Redwood Mortgage Investors VIII.

$’s in thousands except for cash distribution per $1,000

	1993	1994	1995	1996

Gross Revenues	$119	$498	$1,050	$1,727
Less: General Partners' Mgmt Fee	0	6	12	17
Loan Servicing Fee	6	29	85	156
Administrative Expenses	4	27	51	86
Provision for Uncollected Accts	0	13	26	55
Amortization of Organization Costs	1	3	3	3
Offering Period Interest Expense to
Limited Partners	4	14	19	2
Interest Expense	0	0	26	189
Net Income (GAAP Basis) dist. to
Limited Partners	$104	$406	$828	$1,219
Federal Taxable Income	$109	$433	$873	$1,299
Sources of Funds - Net Income
distributable to limited partners	$104	$406	$828	$1,219
Reduction in Assets	0	0	0	0
Increase in Liabilities	0	0	1,914	0
Early Withdrawal Penalties Applied to
Syndication Costs	0	0	0	4
Increase in Applicant's Deposit	129	61	0	311
Increase in Partners' Capital
Collection on Formation Loan	0	0	0	17
Admittance of New Partners	2,766	4,514	3,843	3,864
Cash generated from Operations
and Financing	2,999	4,981	6,585	5,415
Use of Funds-Increase in Assets	(2,364)	(4,192)	(5,671)	(3,860)
Reduction in Liabilities	(0)	(0)	(0)	(176)
Decrease in Applicant's Deposit	(0)	(0)	(189)	(0)
Decrease in Partner’s Capital
Formation Loan	(206)	(319)	(250)	(315)
Syndication Costs	(200)	(81)	(175)	(214)
Offering Period Interest Expense to
Limited Partners	(2)	(6)	(8)	(1)
Investment Income Paid to LP's	(47)	(166)	(303)	(418)
Return of Capital to LP's	(0)	(0)	(6)	(147)
Net Increase (Decrease) in Cash	180	217	(17)	284
Cash at the beginning of the year	0	180	397	380
Cash at the end of the year	$180	$397	$380	$664

Table III continued on following pages

TABLE III (continued)
OPERATING RESULTS OF REDWOOD MORTGAGE INVESTORS VIII
RMI VIII – AGGREGATED (AS OF DECEMBER 31, 2004)
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

	1993	1994	1995	1996

Cash Distribution Credited on
$1,000 Invested for a Compounding
Limited Partner (GAAP Basis)	$83	$81	$83	$84
Cash Distribution Data paid for
$1,000 Invested for a Limited
Partner Receiving Monthly Earnings
Distribution (GAAP Basis)	$80	$79	$80	$81
Cash Distribution to All Investors for
$1,000 Invested (2)
Income (1)	$36	$33	$32	$31
Capital (1)	$0	$0	$0.60	$11
Federal Income Tax Results for
$1,000 Invested Capital for a
Compounding Limited Partner	$96	$92	$96	$99
Federal Income Tax Results for $1,000
Invested for a Limited Partner Receiving
Monthly Earnings Distributions	$93	$89	$92	$95

NOTES:  (1)  Based upon capital balances as of January 1 for each year.

(2)  Based upon cash distributions actually paid to limited partners receiving monthly earning distributions compared to all limited partners.  Cash distributions credited to compounding limited partners are not included for purposes of this calculation.

Table III continued on following pages

TABLE III (continued)
OPERATING RESULTS OF REDWOOD MORTGAGE INVESTORS VIII
RMI VIII – AGGREGATED (AS OF DECEMBER 31, 2004)
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

Table III presents the annual operating results of this partnership since inception.  This information is presented on an aggregate basis for the four prior offerings and the ongoing fifth offering of Redwood Mortgage Investors VIII.

$’s in thousands except for cash distribution per $1,000

	1997	1998	1999	2000

Gross Revenues	$2,630	$3,406	$4,426	$6,349
Less: General Partners' Mgmt Fee	25	32	42	61
Loan Servicing Fee	190	295	359	506
Administrative Expenses	144	147	174	270
Provision for Uncollected Accts	140	163	409	375
Amortization of Organization Costs	0	0	0	0
Offering Period Interest Expense to
Limited Partners	9	4	2	5
Interest Expense	341	514	527	887
Net Income (GAAP Basis) dist. to
Limited Partners	$1,781	$2,251	$2,913	$4,245
Federal Taxable Income	$1,929	$2,411	$3,331	$4,755
Sources of Funds - Net Income
distributable to limited partners	$1,781	$2,251	$2,913	$4,245
Reduction in Assets	0	0	0	0
Increase in Liabilities	3,988	348	0	16,269
Early Withdrawal Penalties Applied to
Syndication Costs	5	8	13	10
Increase in Applicant's Deposit	0	0	330	0
Increase in Partners' Capital
Collection on Formation Loan	108	150	191	250
Admittance of New Partners	5,572	5,110	9,202	14,997
Cash generated from Operations
and Financing	11,454	7,867	12,649	35,771
Use of Funds-Increase in Assets	(9,905)	(6,598)	(3,439)	(32,472)
Reduction in Liabilities	(0)	(0)	(5,832)	(0)
Decrease in Applicant's Deposit	(311)	(0)	(0)	(105)
Decrease in Partner’s Capital
Formation Loan	(420)	(404)	(708)	(1,102)
Syndication Costs	(189)	(126)	(177)	(227)
Offering Period Interest Expense to
Limited Partners	(2)	(2)	(1)	(1)
Investment Income Paid to LP's	(495)	(614)	(826)	(1,245)
Return of Capital to LP's	(133)	(257)	(592)	(762)
Net Increase (Decrease) in Cash	(1)	(134)	$1,074	$(143)
Cash at the beginning of the year	664	663	529	1,603
Cash at the end of the year	$663	$529	$1,603	$1,460

Table III continued on following pages

TABLE III (continued)
OPERATING RESULTS OF REDWOOD MORTGAGE INVESTORS VIII
RMI VIII – AGGREGATED (AS OF DECEMBER 31, 2004)
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

	1997	1998	1999	2000

Cash Distribution Credited on
$1,000 Invested for a Compounding
Limited Partner (GAAP Basis)	$84	$84	$84	$86
Cash Distribution Paid for
$1,000 Invested for a Limited
Partner Receiving Monthly Earnings
Distribution (GAAP Basis)	$81	$81	$81	$83
Cash Distribution to All Investors for
$1,000 Invested (2)
Income (1)	$31	$29	$31	$34
Capital (1)	8	12	$22	$21
Federal Income Tax Results for
$1,000 Invested Capital for a
Compounding Limited Partner	$100	$98	$102	$102
Federal Income Tax Results for $1,000
Invested for a Limited Partner Receiving
Monthly Earnings Distributions	$97	$95	$99	$98

NOTES:  (1)  Based upon capital balances as of January 1 for each year.

(2)  Based upon cash distributions actually paid to limited partners receiving monthly earning distributions compared to all limited partners.  Cash distributions credited to compounding limited partners are not included for purposes of this calculation.

Table III continued on following pages

TABLE III (continued)
OPERATING RESULTS OF REDWOOD MORTGAGE INVESTORS VIII
RMI VIII – AGGREGATED (AS OF DECEMBER 31, 2004)
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

Table III presents the annual operating results of this partnership since inception.  This information is presented on an aggregate basis for the four prior offerings and the ongoing fifth offering of Redwood Mortgage Investors VIII.

$’s in thousands except for cash distribution per $1,000

	2001	2002	2003	2004

Gross Revenues	$9,088	$11,691	$12,958	$17,133
Less: General Partners' Mgmt Fee	158	325	468	630
Loan Servicing Fee	552	1,098	1,057	1,565
Administrative Expenses	416	1,060	1,045	1,139
Provision for Uncollected Accts	957	1,280	782	1,146
Amortization of Organization Costs	0	0	0	0
Offering Period Interest Expense to
Limited Partners	1	1	37	20
Interest Expense	972	516	71	622
Net Income (GAAP Basis) dist. to
Limited Partners	$6,032	$7,411	$9,498	$12,011
Federal Taxable Income	$6,926	$8,719	$9,072	$12,212
Sources of Funds - Net Income
distributable to limited partners	$6,032	$7,411	$9,498	$12,011
Reduction in Assets	0	0	0	0
Increase in Liabilities	0	0	18,822	0
Early Withdrawal Penalties Applied to
Syndication Costs	24	7	17	16
Increase in Applicant's Deposit	448	1,905	0	0
Increase in Partners' Capital
Collection on Formation Loan	346	546	637	916
Admittance of New Partners	$19,266	$19,681	41,461	41,793
Cash generated from Operations
and Financing	26,116	29,550	70,435	54,736
Use of Funds-Increase in Assets	(15,480)	(10,923)	(58,715)	(30,583)
Reduction in Liabilities	(5,038)	(7,733)	(0)	(6,009)
Decrease in Applicant's Deposit	(0)	(0)	(1,368)	(786)
Decrease in Partner’s Capital
Formation Loan	(1,462)	(1,677)	(2,929)	(3,117)
Syndication Costs	(291)	(381)	(483)	(421)
Offering Period Interest Expense to
Limited Partners	(0)	(0)	(0)	(0)
Investment Income Paid to LP's	(1,962)	(2,516)	(3,362)	(4,452)
Return of Capital to LP's	(1,426)	(1,049)	(1,845)	(1,988)
Net Increase (Decrease) in Cash	$457	$5,271	1,733	7,380
Cash at the beginning of the year	1,460	1,917	7,188	8,921
Cash at the end of the year	$1,917	$7,188	$8,921	$16,301
Table III continued on following page

TABLE III (continued)
OPERATING RESULTS OF REDWOOD MORTGAGE INVESTORS VIII
RMI VIII – AGGREGATED (AS OF DECEMBER 31, 2004)
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

	2001	2002	2003	2004

Cash Distribution Credited on
$1,000 Invested for a Compounding
Limited Partner (GAAP Basis)	$90	$87	$78	$72
Cash Distribution Paid for
$1,000 Invested for a Limited
Partner Receiving Monthly Earnings
Distribution (GAAP Basis)	$87	$84	$75	$70
Cash Distribution to All Investors for
$1,000 Invested (2)
Income (1)	$37	$34	$35	$32
Capital (1)	$27	$19	$19	$14
Federal Income Tax Results for
$1,000 Invested Capital for a
Compounding Limited Partner	$106	$105	$76	$75
Federal Income Tax Results for $1,000
Invested for a Limited Partner Receiving
Monthly Earnings Distributions	$103	$101	$73	$72

NOTES:  (1)  Based upon capital balances as of January 1 for each year.

(2)  Based upon cash distributions actually paid to limited partners receiving monthly earning distributions compared to all limited partners.  Cash distributions credited to compounding limited partners are not included for purposes of this calculation.

TABLE V
PAYMENT OF LOANS
CORPORATE MORTGAGE INVESTORS I & II
FOR THE THREE YEARS ENDED
DECEMBER 31, 2004
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

SINGLE FAMILY 1-4 UNITS (county)

		CLOSED	LOAN	INTEREST/	PROCEEDS
PROPERTY	FUNDED	ON	AMOUNT	LATE/MISC	TO DATE
Santa Clara	11/06/01	06/05/02	100,000.00	5,901.81	105,901.81
Santa Clara	02/18/00	01/10/03	100,000.00	30,948.51	130,948.51
Stanislaus	08/13/02	04/29/03	211,358.00	16,597.47	227,955.47
Contra Costa	12/05/02	10/03/03	161,883.95	14,932.40	176,816.35
Contra Costa	10/11/96	11/05/03	40,000.00	18,577.55	58,577.55
Contra Costa	01/18/01	07/09/04	77,500.00	33,182.90	110,682.90
Marin	11/12/02	07/15/04	105,000.00	18,067.33	123,067.33

MULTIPLE 5+ UNITS (county)

		CLOSED	LOAN	INTEREST/	PROCEEDS
PROPERTY	FUNDED	ON	AMOUNT	LATE/MISC	TO DATE
Stanislaus	07/24/98	03/13/02	150,000.00	42,295.62	192,295.62
San Joaquin	05/10/02	06/30/03	50,000.00	5,993.88	55,993.88
Alameda	08/28/03	04/18/04	196,221.25	6,420.08	202,641.33

COMMERCIAL (county)

		CLOSED	LOAN	INTEREST/	PROCEEDS
PROPERTY	FUNDED	ON	AMOUNT	LATE/MISC	TO DATE
El Dorado	02/23/95	07/08/02	44,100.00	35,017.01	79,117.01
Stanislaus	02/06/98	08/13/02	149,996.00	80,738.97	230,734.97
Riverside	03/15/97	12/20/02	100,000.00	43,058.96	143,058.96
San Mateo	10/16/01	02/12/03	285,000.00	33,001.58	318,001.58
San Francisco	10/28/92	12/01/04	152,000.00	104,757.32	256,757.32

TABLE V
PAYMENT OF LOANS
REDWOOD MORTGAGE INVESTORS I
FOR THE THREE YEARS ENDED
DECEMBER 31, 2004
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

SINGLE FAMILY 1-4 UNITS (county)

		CLOSED	LOAN	INTEREST/	PROCEEDS
PROPERTY	FUNDED	ON	AMOUNT	LATE/MISC	TO DATE
San Mateo	01/25/00	06/27/01	69,999.20	11,235.86	81,235.06
Santa Clara	05/25/01	04/24/02	50,000.00	5,591.12	55,591.12
Sonoma	09/18/96	04/30/02	4,873.50	2,185.37	7,058.87
Santa Clara	04/24/02	05/30/02	68,750.00	864.80	69,614.80
Santa Clara	02/18/00	01/10/03	100,000.00	30,948.51	130,948.51
Sonoma	10/30/96	09/02/03	4,993.20	2,674.49	7,667.69
Alameda	02/04/03	12/10/04	100,000.00	18,169.37	118,169.37

MULTIPLE 5+ UNITS (county)

		CLOSED	LOAN	INTEREST/	PROCEEDS
PROPERTY	FUNDED	ON	AMOUNT	LATE/MISC	TO DATE

COMMERCIAL (county)

		CLOSED	LOAN	INTEREST/	PROCEEDS
PROPERTY	FUNDED	ON	AMOUNT	LATE/MISC	TO DATE
Santa Clara	11/02/98	04/19/01	100,000.00	27,415.08	127,415.08
Placer	12/30/96	01/24/02	55,000.00	33,519.78	88,519.78
Alameda	11/16/93	03/29/02	150,000.00	124,797.19	274,797.19
Alameda	11/16/93	03/29/02	49,586.38	25,483.23	75,069.61
Santa Clara	01/21/94	03/29/02	178,180.70	149,309.32	327,490.02
Santa Clara	11/15/96	03/29/02	6,369.10	4,187.46	10,556.56
El Dorado	02/23/95	07/08/02	44,100.00	35,017.01	79,117.01
Riverside	03/15/97	12/20/02	100,000.00	62,617.99	162,617.99
Tuolumne	08/25/00	04/07/03	59,500.00	17,883.29	77,383.29
San Francisco	04/24/03	07/14/04	80,000.00	9,589.48	89,589.48

TABLE V
PAYMENT OF LOANS
REDWOOD MORTGAGE INVESTORS II
FOR THE THREE YEARS ENDED
DECEMBER 31, 2004
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

SINGLE FAMILY 1-4 UNITS (county)

		CLOSED	LOAN	INTEREST/	PROCEEDS
PROPERTY	FUNDED	ON	AMOUNT	LATE/MISC	TO DATE
San Mateo	05/31/00	01/04/01	50,000.00	3,302.24	53,302.24
San Mateo	07/31/00	10/16/01	50,000.00	31,375.88	81,375.88

MULTIPLE 5+ UNITS (county)

		CLOSED	LOAN	INTEREST/	PROCEEDS
PROPERTY	FUNDED	ON	AMOUNT	LATE/MISC	TO DATE

COMMERCIAL (county)

		CLOSED	LOAN	INTEREST/	PROCEEDS
PROPERTY	FUNDED	ON	AMOUNT	LATE/MISC	TO DATE
San Francisco	02/02/00	02/14/02	82,008.48	19,223.17	101,231.65
Alameda	11/16/93	03/29/02	100,000.00	83,198.13	183,198.13
Alameda	11/16/93	03/29/02	26,445.95	13,591.00	40,036.95
Santa Clara	01/21/94	03/29/02	123,934.27	103,852.67	227,786.94
Santa Clara	11/15/96	03/29/02	4,430.90	2,913.16	7,344.06
San Mateo	10/16/01	02/12/03	9,500.00	1,100.05	10,600.05

TABLE V
PAYMENT OF LOANS
REDWOOD MORTGAGE INVESTORS III
FOR THE THREE YEARS ENDED
DECEMBER 31, 2004
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

SINGLE FAMILY 1-4 UNITS (county)

		CLOSED	LOAN	INTEREST/	PROCEEDS
PROPERTY	FUNDED	ON	AMOUNT	LATE/MISC	TO DATE
Tuolumne	06/28/01	01/25/02	89,999.00	6,136.75	96,135.75
Contra Costa	10/30/01	03/12/02	96,000.00	3,883.88	99,883.88
San Mateo	02/23/01	03/15/02	150,000.00	19,238.22	169,238.22
Alameda	11/16/93	03/29/02	150,000.00	124,797.19	274,797.19
Alameda	11/16/93	03/29/02	39,668.93	20,386.49	60,055.42
Santa Clara	05/25/01	04/24/02	150,000.00	16,773.36	166,773.36
Sonoma	09/18/96	04/30/02	7,546.48	3,383.99	10,930.47
San Mateo	07/09/02	10/22/02	67,750.00	2,078.35	69,828.35
Alameda	06/20/02	10/21/03	70,000.00	9,879.60	79,879.60
Contra Costa	03/25/03	09/24/03	80,000.00	4,086.86	84,086.86
Sonoma	10/30/96	09/02/03	7,731.83	4,141.37	11,873.20
San Mateo	01/29/99	06/09/03	67,000.00	27,738.38	94,738.38
Contra Costa	03/25/03	01/09/04	68,000.00	5,515.56	73,515.56
San Mateo	07/09/87	06/30/04	5,500.00	6,292.58	11,792.58
San Mateo	07/09/87	06/30/04	82,500.00	90,700.75	173,200.75
Marin	11/12/02	07/15/04	105,000.00	18,067.33	123,067.33
San Francisco	08/25/03	07/19/04	125,000.00	9,761.03	134,761.03
San Francisco	07/12/02	10/07/04	100,000.00	23,524.06	123,524.06
Alameda	02/04/03	12/10/04	105,000.00	19,077.67	124,077.67

MULTIPLE 5+ UNITS (county)

		CLOSED	LOAN	INTEREST/	PROCEEDS
PROPERTY	FUNDED	ON	AMOUNT	LATE/MISC	TO DATE
Alameda	11/30/02	02/11/03	149,999.50	3,281.24	153,280.74
San Francisco	10/12/88	11/04/03	60,000.00	76,042.84	136,042.84
San Joaquin	05/10/02	06/30/03	100,000.00	11,987.38	111,987.38
Alameda	08/28/03	04/18/04	147,165.94	4,815.01	151,980.95

COMMERCIAL (county)

		CLOSED	LOAN	INTEREST/	PROCEEDS
PROPERTY	FUNDED	ON	AMOUNT	LATE/MISC	TO DATE
Contra Costa	05/31/00	02/07/01	255,000.00	22,379.13	277,379.13
Santa Clara	11/02/98	04/19/01	100,000.00	27,415.08	127,415.08
Alameda	08/08/97	09/29/01	31,500.00	15,500.93	47,000.93
San Francisco	02/02/00	02/14/02	27,891.53	6,537.91	34,429.44
Alameda	11/16/93	03/29/02	150,000.00	124,797.19	274,797.19

TABLE V
PAYMENT OF LOANS
REDWOOD MORTGAGE INVESTORS III
FOR THE THREE YEARS ENDED
DECEMBER 31, 2004
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

COMMERCIAL (county)(continued)

		CLOSED	LOAN	INTEREST/	PROCEEDS
PROPERTY	FUNDED	ON	AMOUNT	LATE/MISC	TO DATE
Alameda	11/16/93	03/29/02	39,668.93	20,386.49	60,055.42
San Mateo	06/11/02	11/22/02	100,000.00	4,936.46	104,936.46
Riverside	03/15/97	12/20/02	100,000.00	62,617.99	162,617.99
Alameda	01/31/96	06/26/03	147,000.00	115,617.40	262,617.40
Tuolumne	08/25/00	04/07/03	59,500.00	17,883.29	77,383.29

TABLE V
PAYMENT OF LOANS
REDWOOD MORTGAGE INVESTORS IV
FOR THE THREE YEARS ENDED
DECEMBER 31, 2004
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

SINGLE FAMILY 1-4 UNITS (county)

		CLOSED	LOAN	INTEREST/	PROCEEDS
PROPERTY	FUNDED	ON	AMOUNT	LATE/MISC	TO DATE
Sonoma	11/18/87	12/26/02	70,000.00	86,359.95	156,359.95
San Francisco	04/08/86	09/19/03	75,000.00	144,878.32	219,878.32
San Mateo	08/07/98	07/22/03	27,000.00	15,313.22	42,313.22
Sacramento	07/16/98	04/04/03	4,570.00	1,305.69	5,875.69
Stanislaus	08/13/02	04/29/03	28,179.00	2,212.83	30,391.83
Sacramento	07/16/98	04/04/03	4,570.00	1,305.69	5,875.69
San Mateo	01/20/98	05/10/04	48,500.00	29,083.54	77,583.54
San Mateo	07/09/87	06/30/04	5,500.00	6,292.58	11,792.58
San Mateo	07/09/87	06/30/04	82,500.00	90,700.75	173,200.75

MULTIPLE 5+ UNITS (county)

		CLOSED	LOAN	INTEREST/	PROCEEDS
PROPERTY	FUNDED	ON	AMOUNT	LATE/MISC	TO DATE
Alameda	10/10/89	12/23/02	195,000.00	345,756.46	540,756.46
Sacramento	07/16/98	06/02/03	137,100.00	48,883.90	185,983.90
Sacramento	05/27/88	06/26/03	344,250.00	386,172.60	730,422.60
San Francisco	10/20/00	06/30/03	57,972.00	19,071.60	77,043.60
Contra Costa	04/25/03	11/21/03	100,000.00	5,900.20	105,900.20
Sacramento	12/24/98	03/18/04	243,000.00	91,819.20	334,819.20
Sacramento	12/24/98	03/18/04	27,000.00	6,608.85	33,608.85
Alameda	08/28/03	04/18/04	44,153.41	1,444.62	45,598.03
San Francisco	01/31/95	10/18/04	26,750.00	18,193.27	44,943.27

COMMERCIAL (county)

		CLOSED	LOAN	INTEREST/	PROCEEDS
PROPERTY	FUNDED	ON	AMOUNT	LATE/MISC	TO DATE
Stanislaus	07/24/98	03/13/02	422,000.00	56,394.16	478,394.16
Alameda	11/16/93	03/29/02	575,000.00	478,389.24	1,053,389.24
Alameda	11/16/93	03/29/02	99,172.75	50,966.46	150,139.21
Santa Clara	01/21/94	03/29/02	671,366.60	562,582.20	1,233,948.80
Santa Clara	11/15/96	03/29/02	24,000.00	15,779.17	39,779.17
Stanislaus	02/06/98	08/13/02	200,002.00	107,655.91	307,657.91
San Mateo	05/17/01	09/13/02	204,000.00	31,751.79	235,751.79
San Francisco	02/22/00	10/01/02	173,865.38	52,515.02	226,380.40
San Francisco	02/22/00	10/01/02	226,138.63	56,002.09	282,140.72
Contra Costa	06/19/97	06/28/04	91,664.42	56,434.53	148,098.95

TABLE V
PAYMENT OF LOANS
REDWOOD MORTGAGE INVESTORS V
FOR THE THREE YEARS ENDED
DECEMBER 31, 2004
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

SINGLE FAMILY 1-4 UNITS (county)

		CLOSED	LOAN	INTEREST/	PROCEEDS
PROPERTY	FUNDED	ON	AMOUNT	LATE/MISC	TO DATE
Sonoma	09/18/96	04/30/02	20,633.18	9,252.33	29,885.51
Sacramento	07/16/98	04/04/03	308.00	88.00	396.00
Sonoma	10/30/96	09/02/03	21,139.96	11,323.11	32,463.07
San Mateo	09/13/02	07/21/04	5,300.00	1,030.17	6,330.17
Stanislaus	08/26/92	09/15/04	49,000.00	71,293.83	120,293.83

MULTIPLE 5+ UNITS (county)

		CLOSED	LOAN	INTEREST/	PROCEEDS
PROPERTY	FUNDED	ON	AMOUNT	LATE/MISC	TO DATE
San Mateo	07/16/90	05/17/01	170,000.00	212,112.03	382,112.03
San Francisco	01/31/01	08/10/01	300,025.00	5,691.63	305,716.63
Alameda	10/10/89	12/23/02	195,000.00	226,406.98	421,406.98
Sacramento	07/16/98	06/02/03	9,240.00	3,294.58	12,534.58
Sacramento	05/27/88	06/26/03	60,750.00	68,148.10	128,898.10
San Francisco	10/20/00	06/30/03	20,288.00	6,674.34	26,962.34

COMMERCIAL (county)

		CLOSED	LOAN	INTEREST/	PROCEEDS
PROPERTY	FUNDED	ON	AMOUNT	LATE/MISC	TO DATE
Alameda	11/16/93	03/29/02	95,000.00	79,038.22	174,038.22
Alameda	11/16/93	03/29/02	33,057.87	16,988.97	50,046.84
Santa Clara	01/21/94	03/29/02	167,841.65	140,645.55	308,487.20
Santa Clara	11/15/96	03/29/02	6,000.00	3,944.79	9,944.79
San Mateo	05/17/01	09/13/02	204,000.00	31,751.79	235,751.79
San Mateo	10/16/01	02/12/03	85,253.00	9,871.87	95,124.87
Contra Costa	06/19/97	06/28/04	91,664.42	56,434.53	148,098.95
Shasta	05/10/95	07/14/04	58,333.16	49,690.13	108,023.29

TABLE V
PAYMENT OF LOANS
REDWOOD MORTGAGE INVESTORS VI
FOR THE THREE YEARS ENDED
DECEMBER 31, 2004
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

SINGLE FAMILY 1-4 UNITS (county)

		CLOSED	LOAN	INTEREST/	PROCEEDS
PROPERTY	FUNDED	ON	AMOUNT	LATE/MISC	TO DATE
Tuolumne	06/28/01	01/25/02	170,001.00	11,591.83	181,592.83
Sonoma	09/18/96	04/30/02	22,701.71	10,179.89	32,881.60
Santa Clara	11/06/01	06/05/02	160,000.00	9,443.10	169,443.10
San Mateo	07/09/02	10/22/02	67,750.00	2,078.35	69,828.35
Santa Clara	07/08/03	12/11/03	210,000.00	7,556.38	217,556.38
Sacramento	07/16/98	04/04/03	5,122.00	1,463.40	6,585.40
San Francisco	01/30/01	08/26/03	363,700.00	102,512.32	466,212.32
San Mateo	07/16/03	09/29/03	137,500.00	2,523.03	140,023.03
Sonoma	10/30/96	09/02/03	23,259.30	12,458.28	35,717.58
Marin	11/12/02	07/15/04	105,000.00	18,067.33	123,067.33
San Mateo	09/13/02	07/21/04	53,000.00	10,301.68	63,301.68
San Francisco	07/12/02	10/07/04	250,000.00	58,809.75	308,809.75

MULTIPLE 5+ UNITS (county)

		CLOSED	LOAN	INTEREST/	PROCEEDS
PROPERTY	FUNDED	ON	AMOUNT	LATE/MISC	TO DATE
Placer	01/11/01	07/31/02	63,865.00	17,316.05	81,181.05
Placer	03/30/00	09/30/02	74,594.32	30,266.65	104,860.97
Sacramento	07/29/97	12/23/02	265,000.00	110,226.06	375,226.06
Alameda	10/10/89	12/23/02	169,555.45	119,349.49	288,904.94
Alameda	11/30/02	02/11/03	200,000.50	4,375.01	204,375.51
Sacramento	07/16/98	06/02/03	153,660.00	54,788.48	208,448.48
San Joaquin	05/10/02	06/30/03	76,250.00	9,140.61	85,390.61
San Francisco	10/12/88	11/04/03	60,000.00	76,042.84	136,042.84
Alameda	08/28/03	04/18/04	294,319.77	9,629.63	303,949.40
San Francisco	01/31/95	10/18/04	40,125.00	27,289.91	67,414.91

TABLE V
PAYMENT OF LOANS
REDWOOD MORTGAGE INVESTORS VI
FOR THE THREE YEARS ENDED
DECEMBER 31, 2004
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

COMMERCIAL (county)

		CLOSED	LOAN	INTEREST/	PROCEEDS
PROPERTY	FUNDED	ON	AMOUNT	LATE/MISC	TO DATE
Santa Clara	12/01/00	03/08/02	330,750.00	55,302.25	386,052.25
Alameda	11/16/93	03/29/02	575,000.00	478,389.24	1,053,389.24
Alameda	11/16/93	03/29/02	99,172.75	50,966.46	150,139.21
Santa Clara	01/21/94	03/29/02	1,376,301.53	1,153,293.52	2,529,595.05
Santa Clara	11/15/96	03/29/02	49,200.00	32,347.29	81,547.29
San Mateo	05/17/01	09/13/02	192,000.00	29,884.04	221,884.04
San Mateo	10/16/01	02/12/03	147,497.00	17,079.41	164,576.41
Contra Costa	04/25/03	11/21/03	175,000.00	10,325.19	185,325.19
Alameda	01/31/96	06/26/03	63,000.00	49,550.32	112,550.32
San Mateo	08/13/90	06/16/03	185,000.00	304,202.46	489,202.46
San Mateo	02/12/03	04/13/04	46,578.00	5,378.35	51,956.35
San Mateo	02/12/03	04/13/04	116,922.00	13,500.94	130,422.94
Shasta	05/10/95	07/14/04	83,333.42	70,986.19	154,319.61

TABLE V
PAYMENT OF LOANS
REDWOOD MORTGAGE INVESTORS VII
FOR THE THREE YEARS ENDED
DECEMBER 31, 2004
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

SINGLE FAMILY 1-4 UNITS (county)

		CLOSED	LOAN	INTEREST/	PROCEEDS
PROPERTY	FUNDED	ON	AMOUNT	LATE/MISC	TO DATE
Sonoma	09/18/96	04/30/02	11,932.63	5,350.83	17,283.46
Los Angeles	08/28/01	06/06/02	375,000.00	36,283.07	411,283.07
San Mateo	06/30/93	07/17/02	29,700.00	29,327.78	59,027.78
Marin	01/23/02	01/30/03	195,000.00	23,074.93	218,074.93
San Mateo	02/07/01	03/03/03	144,270.68	22,807.92	167,078.60
Stanislaus	08/13/02	04/29/03	563,642.00	44,261.54	607,903.54
San Mateo	10/29/99	05/15/03	130,000.00	47,845.68	177,845.68
Contra Costa	01/22/03	12/24/03	100,000.00	9,525.27	109,525.27
Santa Clara	07/08/03	12/11/03	210,000.00	7,556.38	217,556.38
Sonoma	10/30/96	09/02/03	12,225.71	6,548.41	18,774.12
Alameda	01/24/03	09/25/03	295,000.00	20,753.05	315,753.05
San Mateo	07/16/03	09/29/03	137,500.00	2,523.03	140,023.03
San Mateo	07/31/02	01/14/04	300,000.00	26,852.75	326,852.75
Santa Clara	08/13/02	02/04/04	275,000.00	47,002.23	322,002.23
San Francisco	04/16/04	07/23/04	156,000.00	3,488.48	159,488.48
Stanislaus	04/14/04	08/20/04	153,750.00	5,114.83	158,864.83
Contra Costa	04/23/04	09/20/04	250,000.00	9,304.97	259,304.97

MULTIPLE 5+ UNITS (county)

		CLOSED	LOAN	INTEREST/	PROCEEDS
PROPERTY	FUNDED	ON	AMOUNT	LATE/MISC	TO DATE
Santa Clara	08/22/01	03/25/02	439,250.00	31,779.41	471,029.41
Placer	01/11/01	07/31/02	85,150.00	23,087.17	108,237.17
Placer	03/30/00	09/30/02	99,455.20	40,353.95	139,809.15
San Francisco	08/05/01	12/26/02	800,000.00	117,187.05	917,187.05
San Francisco	10/20/00	06/30/03	31,884.00	10,489.18	42,373.18
San Joaquin	05/10/02	06/30/03	100,000.00	11,987.38	111,987.38
Alameda	08/28/03	04/18/04	882,983.51	28,889.69	911,873.20
Alameda	03/12/03	06/03/04	900,000.00	94,454.58	994,454.58
San Francisco	01/31/95	10/18/04	40,125.00	27,289.91	67,414.91

TABLE V
PAYMENT OF LOANS
REDWOOD MORTGAGE INVESTORS VII
FOR THE THREE YEARS ENDED
DECEMBER 31, 2004
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

COMMERCIAL (county)

		CLOSED	LOAN	INTEREST/	PROCEEDS
PROPERTY	FUNDED	ON	AMOUNT	LATE/MISC	TO DATE
Santa Clara	12/01/00	03/08/02	330,750.00	55,302.25	386,052.25
Stanislaus	07/24/98	03/13/02	500,000.00	140,985.40	640,985.40
Alameda	11/16/93	03/29/02	412,500.00	343,192.28	755,692.28
Alameda	11/16/93	03/29/02	49,586.38	25,483.23	75,069.61
Santa Clara	01/21/94	03/29/02	335,683.30	281,291.10	616,974.40
Santa Clara	11/15/96	03/29/02	12,000.00	7,889.58	19,889.58
Stanislaus	02/06/98	08/13/02	400,004.00	215,311.81	615,315.81
San Francisco	02/22/00	10/01/02	434,653.87	131,284.65	565,938.52
San Francisco	02/22/00	10/01/02	565,334.12	140,002.14	705,336.26
Contra Costa	11/16/99	12/12/02	829,500.00	265,960.28	1,095,460.28
Alameda	11/07/00	10/08/03	205,000.00	91,615.70	296,615.70
Contra Costa	06/19/97	06/28/04	146,667.16	90,295.80	236,962.96
Shasta	05/10/95	07/14/04	83,333.42	70,986.19	154,319.61
Alameda	12/16/03	11/18/04	675,000.00	59,636.26	734,636.26

Land (county)

		CLOSED	LOAN	INTEREST/	PROCEEDS
PROPERTY	FUNDED	ON	AMOUNT	LATE/MISC	TO DATE
Sacramento	11/28/01	12/03/04	135,000.00	29,490.66	164,490.66

TABLE V
PAYMENT OF LOANS
REDWOOD MORTGAGE INVESTORS VIII
FOR THE THREE YEARS ENDED
DECEMBER 31, 2004
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

SINGLE FAMILY 1-4 UNITS (county)

		CLOSED	LOAN	INTEREST/	PROCEEDS
PROPERTY	FUNDED	ON	AMOUNT	LATE/MISC	TO DATE
San Mateo	01/17/02	03/21/02	608,000.00	24,779.08	632,779.08
San Mateo	02/03/00	04/08/02	1,292,800.00	231,560.23	1,524,360.23
San Mateo	09/21/00	04/09/02	1,300,000.00	244,708.97	1,544,708.97
San Francisco	03/29/96	04/23/02	105,000.00	81,802.86	186,802.86
San Francisco	02/23/01	04/26/02	950,000.00	133,783.33	1,083,783.33
San Francisco	03/21/01	04/26/02	694,070.00	54,453.16	748,523.16
San Mateo	01/25/02	04/30/02	491,250.00	14,058.98	505,308.98
San Mateo	07/26/00	05/13/02	1,634,213.28	176,228.48	1,810,441.76
Santa Clara	01/04/02	05/17/02	1,849,000.00	74,590.25	1,923,590.25
Los Angeles	08/2/01	06/06/02	375,000.00	36,283.07	411,283.07
Alameda	05/07/97	06/28/02	50,000.00	34,004.25	84,004.25
San Mateo	10/22/97	07/25/02	250,000.00	94,251.17	344,251.17
Contra Costa	02/15/01	08/27/02	650,000.00	116,658.77	766,658.77
San Mateo	06/14/01	09/04/02	350,000.00	55,488.03	405,488.03
Santa Clara	03/29/02	09/13/02	173,500.00	10,028.95	183,528.95
San Mateo	06/22/01	10/10/02	1,723,682.70	127,438.97	1,851,121.67
Santa Clara	05/10/02	10/11/02	500,000.00	24,454.96	524,454.96
San Mateo	02/08/02	10/23/02	1,950,000.00	153,693.72	2,103,693.72
Santa Clara	06/12/01	12/11/02	500,000.00	82,726.03	582,726.03
San Mateo	08/29/01	01/17/03	3,368,000.00	353,867.20	3,721,867.20
Santa Clara	07/25/01	02/21/03	800,000.00	141,810.55	941,810.55
Santa Clara	08/18/99	02/28/03	850,000.00	305,229.88	1,155,229.88
San Mateo	03/13/03	04/04/03	441,500.00	2,413.13	443,913.13
Stanislaus	08/13/02	04/29/03	746,821.00	58,646.18	805,467.18
San Mateo	10/09/02	05/15/03	368,000.00	25,879.97	393,879.97
Santa Clara	07/15/02	06/12/03	413,047.83	26,781.65	439,829.48
Alameda	08/21/02	07/14/03	346,000.00	33,980.16	379,980.16
Marin	04/18/01	08/08/03	605,500.00	163,399.86	768,899.86
Napa	04/05/01	08/14/03	1,675,000.00	399,944.05	2,074,944.05
Santa Clara	09/19/02	11/14/03	1,117,647.10,	49,483.13	1,167,130.23
San Mateo	10/31/01	12/09/03	1,500,000.00	325,351.65	1,825,351.65
Santa Clara	07/08/03	12/11/03	500,000.00	7,556.38	507,556.38
Santa Clara	09/23/03	12/19/03	300,000.00	6,601.71	306,601.71
San Joaquin	08/18/03	01/26/04	229,750.00	10,893.07	240,643.07
Santa Clara	05/30/01	02/25/04	2,070,000.00	290,995.60	2,360,995.60
El Dorado	02/28/03	03/03/04	1,450,000.00	145,265.03	1,595,265.03
Contra Costa	11/12/03	03/03/04	400,000.00	10,324.19	410,324.19

TABLE V
PAYMENT OF LOANS
REDWOOD MORTGAGE INVESTORS VIII
FOR THE THREE YEARS ENDED
DECEMBER 31, 2004
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

SINGLE FAMILY 1-4 UNITS (county)(continued)

		CLOSED	LOAN	INTEREST/	PROCEEDS
PROPERTY	FUNDED	ON	AMOUNT	LATE/MISC	TO DATE
San Francisco	11/21/01	03/11/04	300,000.00	70,906.84	370,906.84
Sonoma	07/24/03	04/01/04	500,000.00	31,273.58	531,273.58
Alameda	06/30/03	04/20/04	3,706,819.38	84,082.51	3,790,901.89
Santa Clara	11/13/03	04/22/04	40,000.00	1,496.21	41,496.21
San Mateo	04/30/03	05/20/04	414,886.55	31,479.29	446,365.84
Contra Costa	09/16/03	06/04/04	180,000.00	11,019.43	191,019.43
Lake	01/17/02	06/30/04	708,000.00	195,716.82	903,716.82
San Mateo	09/13/02	07/21/04	206,700.00	40,176.53	246,876.53
Santa Clara	12/11/02	08/06/04	629,676.47	63,534.36	693,210.83
Stanislaus	10/16/03	09/08/04	300,000.00	24,185.26	324,185.26
Marin	07/31/03	10/19/04	2,535,000.00	253,306.74	2,788,306.74
San Francisco	10/17/03	10/25/04	800,000.00	72,424.39	872,424.39
San Francisco	01/23/04	10/25/04	326,077.18	20,851.20	346,928.38
Mariposa	11/08/01	11/02/04	70,000.00	23,990.68	93,990.68
King	06/15/04	11/29/04	80,000.00	3,315.06	83,315.06
San Francisco	01/29/04	12/08/04	920,000.00	78,861.30	998,861.30
San Francisco	07/15/02	12/20/04	2,000,000.00	507,735.68	2,507,735.68
Napa	03/22/02	12/27/04	2,300,000.00	497,526.69	2,797,526.69

TABLE V
PAYMENT OF LOANS
REDWOOD MORTGAGE INVESTORS VIII
FOR THE THREE YEARS ENDED
DECEMBER 31, 2004
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

MULTIPLE 5+ UNITS (county)

		CLOSED	LOAN	INTEREST/	PROCEEDS
PROPERTY	FUNDED	ON	AMOUNT	LATE/MISC	TO DATE
Santa Clara	08/22/01	03/25/02	439,250.00	31,779.41	471,029.41
San Francisco	10/12/01	06/26/02	734,443.00	70,542.63	804,985.63
Placer	01/11/01	07/31/02	350,985.00	95,164.40	446,149.40
Placer	03/30/00	09/30/02	409,950.48	166,337.43	576,287.91
Santa Clara	04/09/01	11/21/02	1,830,500.00	346,907.24	2,177,407.24
San Francisco	08/05/01	12/26/02	2,000,000.00	29,267.61	2,029,267.61
Alameda	04/25/03	05/09/03	650,000.00	2,527.77	652,527.77
San Mateo	05/03/02	06/18/03	1,700,000.00	201,804.17	1,901,804.17
San Francisco	10/20/00	06/30/03	289,856.00	95,356.67	385,212.67
Alameda	02/13/02	10/06/03	100,000.00	17,951.67	117,951.67
Merced	05/08/01	03/12/04	182,000.00	59,032.16	241,032.16
Alameda	08/28/03	04/18/04	15,702,286.98	513,751.54	16,216,038.52
San Mateo	06/18/03	05/07/04	2,250,000.00	200,000.00	2,450,000.00
Alameda	03/12/03	06/03/04	9,420,000.00	988,623.03	10,408,623.03
Santa Clara	04/09/01	06/10/04	3,681,943.00	436,599.46	4,118,542.46
Sonoma	11/20/02	07/23/04	250,000.00	41,695.92	291,695.92
Santa Clara	12/12/03	11/22/04	2,204,437.00	277,962.25	2,482,399.25
El Dorado	07/30/04	12/15/04	682,500.00	22,560.41	705,060.41
Alameda	04/18/03	12/30/04	395,500.00	67,909.25	463,409.25

TABLE V
PAYMENT OF LOANS
REDWOOD MORTGAGE INVESTORS VIII
FOR THE THREE YEARS ENDED
DECEMBER 31, 2004
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

COMMERCIAL (county)(continued)

		CLOSED	LOAN	INTEREST/	PROCEEDS
PROPERTY	FUNDED	ON	AMOUNT	LATE/MISC	TO DATE
Santa Clara	08/31/00	01/18/02	750,000.00	142,075.00	892,075.00
Alameda	12/28/00	02/08/02	7,000,000.00	988,952.97	7,988,952.97
San Mateo	02/16/96	03/13/02	75,000.00	53,582.95	128,582.95
San Mateo	08/20/96	03/13/02	65,000.00	42,985.75	107,985.75
Stanislaus	07/24/98	03/13/02	1,072,000.00	302,272.70	1,374,272.70
Alameda	11/16/93	03/29/02	192,500.00	160,156.40	352,656.40
Santa Clara	01/21/94	03/29/02	5,033,074.95	421,936.65	5,455,011.60
Santa Clara	11/15/96	03/29/02	18,000.00	11,834.37	29,834.37
San Francisco	12/09/99	06/11/02	550,000.00	151,958.67	701,958.67
Stanislaus	02/06/98	08/13/02	349,998.00	188,394.87	538,392.87
San Francisco	06/11/02	09/19/02	583,000.00	17,432.13	600,432.13
San Francisco	02/22/00	10/01/02	1,303,980.75	393,859.74	1,697,840.49
San Francisco	02/22/00	10/01/02	1,696,027.25	420,012.58	2,116,039.83
Contra Costa	11/16/99	12/12/02	1,540,500.00	493,926.24	2,034,426.24
Riverside	03/15/97	12/20/02	50,000.00	19,560.21	69,560.21
San Mateo	03/07/00	12/26/02	2,900,000.00	1,013,527.75	3,913,527.75
San Mateo	10/16/01	02/12/03	422,750.00	48,952.34	471,702.34
San Francisco	12/12/01	02/25/03	2,454,500.00	360,471.12	2,814,971.12
San Francisco	03/23/01	02/25/03	4,750,000.00	1,056,386.68	5,806,386.68
San Francisco	03/23/01	02/25/03	2,250,000.00	471,670.11	2,721,670.11
Los Angeles	05/23/00	03/28/03	4,702,959.08	1,498,216.02	6,201,175.10
San Diego	02/13/02	04/11/03	270,000.00	39,135.36	309,135.36
San Francisco	12/20/02	04/25/03	692,000.00	130,004.83	822,004.83
San Mateo	10/23/02	05/01/03	2,500,000.00	149,687.50	2,649,687.50
Alameda	11/07/00	10/08/03	205,000.00	91,615.70	296,615.70
San Mateo	05/24/00	01/16/04	775,000.00	294,197.11	1,069,197.11
Santa Clara	01/22/03	01/30/04	1,387,500.00	139,501.62	1,527,001.62
Santa Clara	08/27/03	02/17/04	2,000,000.00	93,205.57	2,093,205.57
San Mateo	02/12/03	04/13/04	136,500.00	15,716.61	152,216.61
Alameda	02/22/02	04/26/04	1,714,419.42	388,319.22	2,102,738.64
San Francisco	04/24/03	07/14/04	420,000.00	50,344.74	470,344.74
Calaveras	01/17/03	07/26/04	1,500,000.00	178,495.42	1,678,495.42
San Francisco	09/19/97	09/22/04	650,000.00	490,485.46	1,140,485.46
Napa	05/23/03	10/29/04	1,625,000.00	233,368.11	1,858,368.11
San Francisco	03/28/97	11/24/04	644,912.24	560,446.15	1,205,358.39
Alameda	05/13/04	12/17/04	2,625,000.00	132,813.89	2,757,813.89

SIXTH AMENDED AND RESTATED
LIMITED PARTNERSHIP AGREEMENT
OF
REDWOOD MORTGAGE INVESTORS VIII
A CALIFORNIA LIMITED PARTNERSHIP

THIS SIXTH AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT was made and entered into as of the 28th day of July, 2005, by and among MICHAEL R. BURWELL, an individual, GYMNO CORPORATION, a California corporation and REDWOOD MORTGAGE CORP., a California corporation (collectively, the “General Partners”) and such other persons who have become Limited Partners (“Existing Limited Partners”) and as may be added pursuant to the terms hereof (the “New Limited Partners”) (collectively the “Limited Partners”).

RECITALS

A.           On or about October 1993, the General Partners and the Limited Partners entered into an agreement of limited partnership for the Partnership.  The Partnership offered $15,000,000 Units of limited partnership interest (“Units”) and $14,932,017 were acquired by investors.  The Offering closed on October 31, 1996.

B.              In order to increase the Partnership’s capital base and permit the Partnership to further diversify its portfolio, in September, 1996, the General Partners elected to offer an additional 30,000,000 Units of limited partnership interest (“Units”) and $29,992,574 were  acquired by investors.  The second offering closed on August 31, 2000.

C.              In January 2000, the General Partners elected to revise their prospectus in order to meet the “Plain English” rules promulgated by the Securities and Exchange Commission (“SEC”).

D.              In order to increase the Partnership’s capital base and permit the Partnership to further diversify its portfolio, on August 31, 2000, the General Partners elected to offer an additional $30,000,000 of Units of limited partnership interest (“Units”) and $29,998,622 were acquired by investors.  The third offering closed April, 2002.

E.              In order to further increase the Partnership’s capital base and permit the Partnership to further diversify its portfolio, on October 30, 2002, the General Partners elected to offer an additional $50,000,000 of Units and $49,985,000 were acquired by investors.  The fourth offering closed on October 6, 2003.

F.              In order to further increase the Partnership’s capital base and permit the Partnership to further diversify its portfolio, on October 7, 2003, the General Partners elected to offer an additional $75,000,000.00 of Units and $57,447,382] were acquired by investors as of March 31, 2005.  The fifth offering closed on August 3, 2005

G.              In order to further increase the Partnership’s capital base and permit the Partnership to further diversify its portfolio, on August 4, 2005, the General Partners elected to offer an additional $100,000,000 of Units.

H.              In connection with the additional offering of $100,000,000 of Units, the General Partners have elected to amend and restate the agreement of limited partnership (the “Agreement”).

ARTICLE 1

DEFINITIONS

Unless stated otherwise, the terms set forth in this Article 1 shall, for all purposes of this Agreement, have the meanings as defined herein:

1.  “Affiliate” means (a) any person directly or indirectly controlling, controlled by or under common control with another person, (b) any person owning or controlling ten percent (10%) or more of the outstanding voting securities of such other person, (c) any officer, director or partner of such person, or (d) if such other person is an officer, director or partner, any company for which such person acts in any such capacity.

2.  “Agreement” means this Limited Partnership Agreement, as amended from time to time.

1.3           “Benefit Plan Investor” means a Limited Partner who is subject to ERISA or to the prohibited transaction provisions of Section 4975 of the Code.

1.4  “Capital Account” means, with respect to any Partner, the Capital Account maintained for such Partner in accordance with the following provisions:

1.
To each Partner’s Capital Account there shall be credited, in the event such Partner utilized the services of a Participating Broker Dealer, such Partner’s capital contribution, or if such Partner acquired his Units through an unsolicited sale, such Partner’s capital contribution plus the amount of the sales commissions if any, paid by Redwood Mortgage Corp. that are specially allocated to such partner, such Partner’s distributive share of Profits and any items in the nature of income or gain (from unexpected adjustments, allocations or distributions) that are specially allocated to a Partner and the amount of any Partnership liabilities that are assumed by such Partner or that are secured by any Partnership property distributed to such Partner.

2.
To each Partner’s Capital Account there shall be debited the amount of cash and the Gross Asset Value of any Partnership property distributed to such Partner pursuant to any provision of this Agreement, such Partner’s distributive share of Losses, and any items in the nature of expenses or losses that are specially allocated to a Partner and the amount of any liabilities of such Partner that are assumed by the Partnership or that are secured by any property contributed by such Partner to the Partnership.

In the event any interest in the Partnership is transferred in accordance with Section 7.2 of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.  In the event the Gross Asset Values of the Partnership assets are adjusted pursuant to Section 1.16, the Capital Accounts of all Partners shall be adjusted simultaneously to reflect the aggregate net adjustment as if the Partnership recognized gain or loss equal to the amount of such aggregate net adjustment.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulation.  In the event the General Partners shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with the then existing Treasury Regulation, the General Partners may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Partner pursuant to Article IX hereof upon the dissolution of the Partnership.  The General Partners shall adjust the amounts debited or credited to Capital Accounts with respect to (a) any property contributed to the Partnership or distributed to the Partners, and (b) any liabilities that are secured by such contributed or distributed property or that are assumed by the Partnership or the Partners, in the event the General Partners shall determine such adjustments are necessary or appropriate pursuant to Treasury Regulation Section 1.704-l(b)(2)(iv) as provided for in Section 5.4.  The General Partners shall make any appropriate modification in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulation Section 1.704-l(b) as provided for in Sections 5.6 and 12.4(k).

1.5  “Cash Available for Distribution” means an amount of cash equal to the excess of accrued income from operations and investment of, or the sale or refinancing or other disposition of, Partnership assets during any calendar month over the accrued operating expenses of the Partnership during such month, including any adjustments for bad debt reserves or deductions as the General Partners may deem appropriate, all determined in accordance with generally accepted accounting principles; provided, that such operating expenses shall not include any general overhead expenses of the General Partners not specifically related to, billed to or reimbursable by the Partnership as specified in Sections 10.14 through 10.16.

3.  “Code” means the Internal Revenue Code of 1986 and corresponding provisions of subsequent revenue laws.

4.  “Continuing Servicing Fee” means an amount equal to approximately (0.25%) of the Limited Partnership’s capital account which amount shall be paid to certain participating Broker Dealers payable only in connection with the initial offering of 150,000 Units pursuant to the Prospectus dated May 19, 1993.

5.  “Deed of Trust” means the lien or liens created on the real property or properties of the borrower securing the borrower’s obligation to the Partnership to repay the Mortgage Investment.

6.  “Earnings” means all revenues earned by the Partnership less all expenses incurred by the Partnership.

1.10           “Fifth Formation Loan” means a loan to Redwood Mortgage Corp., an affiliate of the General Partners, in connection with the offering of $75,000,000 Units pursuant to the Prospectus dated October 7, 2003 equal to the amount of the sales commissions and the amounts payable in connection with unsolicited sales.  Redwood Mortgage Corp. will pay all sales commissions and amounts due in connection with unsolicited sales from the Fifth Formation Loan.  The Fifth Formation Loan will be unsecured, not bear interest and will be repaid in annual installments.

1.11           “Fiscal Year” means a year ending December 31st.

1.12           “First Formation Loan” means a loan to Redwood Mortgage Corp., an affiliate of the General Partners, in connection with the initial offering of 15,000,000 Units pursuant to the Prospectus dated May 19, 1993, equal to the amount of the sales commissions (excluding any Continuing Servicing Fees) and all amounts payable in connection with any unsolicited sales.  Redwood Mortgage Corp. will pay all sales commissions (excluding any Continuing Servicing Fees) and all amounts payable in connection with any unsolicited sales from the First Formation Loan.  The First Formation Loan will be unsecured, and will be repaid in ten (10) equal annual installments of principal, without interest commencing on December 31 of the year in which the initial offering terminates.

1.13           “Fourth Formation Loan” means the loan to Redwood Mortgage Corp., a General Partner, in connection with the offering of 50,000,000 Units pursuant to the Prospectus dated October 30, 2002 equal to the amount of the sales commissions and the amounts payable in connection with the unsolicited sales.  Redwood Mortgage Corp. will pay all sales commissions and amounts due in connection with the unsolicited sales from the Fourth Formation Loan.  The Fourth Formation Loan will be unsecured, not bear interest, and will be repaid in annual installments.

1.14           “Formation Loans” means collectively the First, Second, Third, Fourth, Fifth and Sixth Formation Loans.

1.15           “General Partners” means Michael R. Burwell, Gymno Corporation, a California corporation, and Redwood Mortgage Corp., a California corporation or any Person substituted in place thereof pursuant to this Agreement. “General Partner” means any one of the General Partners.

1.16           “Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

1.
The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the contributing Partner and the Partnership;

2.
The Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as determined by the General Partners, as of the following times: (a) the acquisition of an additional interest in the Partnership (other than pursuant to Section 4.2) by any new or existing Partner in exchange for more than a de minimis capital contribution; (b) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property other than money, unless all Partners receive simultaneous distributions of undivided interests in the distributed property in proportion to their Interests in the Partnership; and (c) the termination of the Partnership for federal income tax purposes pursuant to Section 708(b)(1)(B) of the Code; and

3.
If the Gross Asset Value of an asset has been determined or adjusted pursuant to clause (a) or (b) above, such Gross Asset Value shall thereafter be adjusted by the depreciation, amortization or other cost recovery deduction allowable which is taken into account with respect to such asset for purposes of computing Profits and Losses.

1.17           “Limited Partners” means the Initial Limited Partner until it shall withdraw as such, and the purchasers of Units in Redwood Mortgage Investors VIII, who are admitted thereto and whose names are included on the Certificate and Agreement of Limited Partnership of Redwood Mortgage Investors VIII.  Reference to a “Limited Partner” shall be to any one of them.

1.18           “Limited Partnership Interest” means the percentage ownership interest of any Limited Partner in the Partnership determined at any time by dividing a Limited Partner’s current Capital Account by the total outstanding Capital Accounts of all Limited Partners.

1.19           “Majority of the Limited Partners” means Limited Partners holding a majority of the total outstanding Limited Partnership Interests as of the first day of the current calendar month.

1.20           “Mortgage Investment(s)” or “Loans” means the loan(s) and/or an undivided interest in the loans the Partnership intends to extend to the general public secured by real property deeds of trust.

1.21           “Net Asset Value” means the Partnership’s total assets less its total liabilities.

1.22           “Partners” means the General Partners and the Limited Partners, collectively.  “Partner” means any one of the Partners.

1.23           “Partnership” means Redwood Mortgage Investors VIII, a California limited partnership, the limited partnership created pursuant to this Agreement.

1.24           “Partnership Interest” means the percentage ownership interest of each Partner in the partnership as defined in Section 5.1.

1.25           “Person” means any natural person, partnership, corporation, unincorporated association or other legal entity.

1.26           “Profits” and “Losses” mean, for each Fiscal Year or any other period, an amount equal to the Partnership’s taxable income or loss for such Fiscal Year or other given period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(a)  Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this Section 1.25 shall be added to such taxable income or loss;

4.
Any expenditures of the Partnership described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) of the Code expenditures pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this Section 1.25, shall be subtracted from such taxable income or loss.

5.
Gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

6.
In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account depreciation, amortization or other cost recovery deductions for such Fiscal Year or other period, computed such that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of a Fiscal Year or other period, depreciation, amortization or other cost recovery deductions shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deductions for such Fiscal Year or other period bears to such beginning adjusted tax basis; and

7.
Notwithstanding any other provision of this Section 1.25, any items in the nature of income or gain or expenses or losses, which are specially allocated under Section 5.4 (a) or (b), shall not be taken into account in computing Profits or Losses.

1.27           “Sales Commissions” means the amount of compensation, which may be paid under one of two options, to be paid to Participating Broker Dealers in connection with the sale of Units.

1.28           “Second Formation Loan” means the loan to Redwood Mortgage Corp., a General Partner, in connection with the second offering of $30,000,000 in Units pursuant to the Prospectus dated December 4, 1996 equal to the amount of the sales commissions and the amounts payable in connection with unsolicited sales.  Redwood Mortgage Corp. will pay all sales commissions and amounts due in connection with unsolicited sales from the Second Formation Loan.  The Second Formation Loan will be unsecured, will not bear interest and will be repaid in annual installments.

1.29           “Third Formation Loan” means the loan to Redwood Mortgage Corp., a General Partner, in connection with the offering of $30,000,000 in Units pursuant to the Prospectus dated August 31, 2000 equal to the amount of the sales commissions and the amounts payable with the unsolicited sales.  Redwood Mortgage Corp. will pay all sales commissions and amounts due in connection with the unsolicited sales from the Third Formation Loan.  The Third Formation Loan will be unsecured, will not bear interest, and will be repaid in annual installments.

1.30           “Sixth Formation Loan” means the loan to Redwood Mortgage Corp., an affiliate of the General Partner, in connection with the offering of $100,000,000 Units pursuant to the Prospectus dated August 4, 2005 equal to the amount of the sales commissions and the amounts payable with unsolicited sales.  Redwood Mortgage Corp. will pay all sales commissions and amounts due in connection with unsolicited sales from the Sixth Formation Loan.  The Sixth Formation Loan will be unsecured, will not bear interest, and will be repaid in annual installments.

1.31           “Units” mean the shares of ownership of the Partnership issued to Limited Partners upon their admission to the Partnership, pursuant to the Partnership’s Prospectuses dated February 2, 1993, December 4, 1996, August 31, 2000, October 30, 2002, October 7, 2003 and August 4, 2005 and any supplements or amendments thereto (the “Prospectus”).

ARTICLE 2

ORGANIZATION OF THE LIMITED PARTNERSHIP

2.1             Formation.  The parties hereto hereby agree to form a limited partnership, pursuant to the provision of Chapter 3, Title 2, of the California Corporations Code, as in effect on the date hereof, commonly known as the California Revised Limited Partnership Act (the “California Act”).

2.2           Name.  The name of the Partnership is REDWOOD MORTGAGE INVESTORS VIII, a California limited partnership.

2.3           Place of Business.  The principal place of business of the Partnership shall be located at 900 Veterans Blvd., Suite 500, Redwood City, California 94063, until changed by designation of the General Partners, with notice to all Limited Partners.

2.4           Purpose.  The primary purpose of this Partnership is to engage in business as a mortgage lender for the primary purpose of making Loans secured by deeds of trust (the “Loans”) on California real estate.

2.5           Substitution of Limited Partner.  A Limited Partner may assign all or a portion of his Partnership Interest and substitute another person in his place as a Limited Partner only in compliance with the terms and conditions of Sections 7.2 and 7.3.

2.6           Certificate of Limited Partnership.  The General Partners shall duly execute and file with the Office of the Secretary of State of the State of California, a Certificate of Limited Partnership pursuant to the provisions of Section 15621 of the California Corporations Code.  Thereafter, the General Partners shall execute and cause to be filed Certificates of Amendment of the Certificate of Limited Partnership whenever required by the California Act or this Agreement.  At the discretion of the General Partners, a certified copy of the Certificate of Limited Partnership may also be filed in the Office of the Recorder of any county in which the Partnership shall have a place of business or in which real property to which it holds title shall be situated.

2.7           Term.  The Partnership shall be formed and its term shall commence as of the date on which this Limited Partnership Agreement is executed and the Certificate of Limited Partnership referred to in Section 2.6 is filed with the Office of the Secretary of State, and shall continue until December 31, 2032, unless earlier terminated pursuant to the provisions of this Agreement or by operation of law.

2.8           Power of Attorney.  Each of the Limited Partners irrevocably constitutes and appoints the General Partners, and each of them, any one of them acting alone, as his true and lawful attorney-in-fact, with full power and authority for him, and in his name, place and stead, to execute, acknowledge, publish and file:

(a)           This Agreement, the Certificate of Limited Partnership and any amendments thereof required under the laws of the State of California;

(b)           Any certificates, instruments and documents, including, without limitation, Fictitious Business Name Statements, as may be required by, or may be appropriate under, the laws of any state or other jurisdiction in which the Partnership is doing or intends to do business; and

(c)           Any documents which may be required to effect the continuation of the Partnership, the admission of an additional or substituted Partner, or the dissolution and termination of the Partnership.

Each Limited Partner hereby agrees to execute and deliver to the General Partners within five (5) days after receipt of the General Partners’ written request therefore, such other and further statements of interest and holdings, designations, and further statements of interest and holdings, designations, powers of attorney and other instruments that the General Partners deem necessary to comply with any laws, rules or regulations relating to the Partnership’s activities.

2.9             Nature of Power of Attorney.  The foregoing grant of authority is a special power of attorney coupled with an interest, is irrevocable, and survives the death of the undersigned or the delivery of an assignment by the undersigned of a Limited Partnership Interest; provided, that where the assignee thereof has been approved by the General Partners for admission to the Partnership as a substituted Limited Partner, the Power of Attorney survives the delivery of such assignment for the sole purpose of enabling the General Partners to execute, acknowledge and file any instrument necessary to effect such substitution.

ARTICLE 3

THE GENERAL PARTNERS

3.1             Authority of the General Partners.  The General Partners shall have all of the rights and powers of a partner in a general partnership, except as otherwise provided herein.

3.2             General Management Authority of the General Partners.  Except as expressly provided herein, the General Partners shall have sole and complete charge of the affairs of the Partnership and shall operate its business for the benefit of all Partners.  Each of the General Partners, acting alone or together, shall have the authority to act on behalf of the Partnership as to any matter for which the action or consent of the General Partners is required or permitted.  Without limitation upon the generality of the foregoing, the General Partners shall have the specific authority:

(a)  To expend Partnership funds in furtherance of the business of the Partnership and to acquire and deal with assets upon such terms as they deem advisable, from affiliates and other persons;

8.
To determine the terms of the offering of Units, including the right to increase the size of the offering or offer additional securities, the amount for discounts allowable or commissions to be paid and the manner of complying with applicable law;

9.	To employ, at the expense of the Partnership, such agents, employees, independent contractors, attorneys and accountants as they deem reasonable and necessary;

10.	To effect necessary insurance for the proper protection of the Partnership, the General Partners or Limited Partners;

11.	To pay, collect, compromise, arbitrate, or otherwise adjust any and all claims or demands against the Partnership;

12.
To bind the Partnership in all transactions involving the Partnership’s property or business affairs, including the execution of all loan documents and the sale of notes and to change the Partnership’s investment objectives, notwithstanding any other provision of this Agreement; provided, however, the General Partners may not, without the consent of a Majority of the Limited Partners, sell or exchange all or substantially all of the Partnership’s assets, as those terms are defined in Section 9.1;

13.	To amend this Agreement with respect to the matters described in Subsections 12.4(a) through (k) below;

14.	To determine the accounting method or methods to be used by the Partnership, which methods may be changed at any time by written notice to all Limited Partners;

15.
To open accounts in the name of the Partnership in one or more banks, savings and loan associations or other financial institutions, and to deposit Partnership funds therein, subject to withdrawal upon the signature of the General Partners or any person authorized by them;

16.
To borrow funds for the purpose of making Loans, provided that the amount of borrowed funds does not exceed fifty percent (50%) of the Partnership’s Loan portfolio and in connection with such borrowings, to pledge or hypothecate all or a portion of the assets of the Partnership as security for such loans; and

17.
To invest the reserve funds of the Partnership in cash, bank accounts, certificates of deposits, money market accounts, short-term bankers acceptances, publicly traded bond funds or any other liquid assets.

3.3           Limitations.  Without a written consent of or ratification by all Limited Partners, the General Partners shall have no authority to do any act prohibited by law; or to admit a person as a Limited Partner other than in accordance with the terms of this Agreement.

3.4           No Personal Liability.  The General Partners shall have no personal liability for the original invested capital of any Limited Partner or to repay the Partnership any portion or all of any negative balance in their capital accounts, except as otherwise provided in Article 4.

3.5           Compensation to General Partners.  The General Partners shall be entitled to be compensated and reimbursed for expenses incurred in performing its management functions in accordance with the provisions of Article 10 thereof, and may receive compensation from parties other than the Partnership.

3.6           Fiduciary Duty.  The General Partners shall have the fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, and they shall not employ such funds or assets in any manner except for the exclusive benefit of the Partnership.

3.7           Allocation of Time to Partnership Business. The General Partners shall not be required to devote full time to the affairs of the Partnership, but shall devote whatever time, effort and skill they deem to be reasonably necessary for the conduct of the Partnership’s business.  The General Partners may engage in any other businesses or activities, including businesses related to or competitive with the Partnership.

3.8           Assignment by a General Partner.  A General Partner’s interest in income, losses and distributions of the Partnership shall be assignable at the discretion of a General Partner, which, if made, may be converted, at a General Partner’s option, into a limited partnership interest to the extent of the assignment.

3.9           Partnership Interest of General Partners.  The General Partners shall be allocated a total of one percent (1%) of all items of Partnership income, gains, losses, deductions and credits as described in Section 5.1, which shall be shared equally among them.

3.10           Removal of General Partners.  A General Partner may be removed upon the following conditions:

(a)           By written consent of a Majority of the Limited Partners.  Limited Partners may exercise such right by presenting to the General Partner a notice, with their acknowledged signatures thereon, to the effect that the General Partner is removed; the notice shall set forth the grounds for removal and the date on which removal is to become effective;

(b)           Concurrently with such notice or within thirty (30) days thereafter by notice similarly given, a Majority of the Limited Partners may also designate a successor as General Partner;

(c)           Substitution of a new General Partner, if any, shall be effective upon written acceptance of the duties and responsibilities of a General Partner by the new General Partner.  Upon effective substitution of a new General Partner, this Agreement shall remain in full force and effect, except for the change in the General Partner, and business of the Partnership shall be continued by the new General Partner.  The new General Partner shall thereupon execute, file and record an amendment to the Certificate of Limited Partnership in the manner required by law.

Failure of the Limited Partners giving notice of removal to designate a new General Partner within the time specified herein or failure of the new General Partner so designated to execute written acceptance of the duties and responsibilities of a General Partner hereunder within ten (10) days after such designation shall dissolve and terminate the Partnership, unless the business of the Partnership is continued by the remaining General Partners, if any.

If all or any one of the initial General Partners is removed as a General Partner by the vote of a majority of Limited Partners and a successor or additional General Partner(s) is thereafter designated, and if such successor or additional General Partner(s) begins using any other loan brokerage firm for the placement of loans, Redwood Mortgage Corp. will be immediately released from any further obligation under the Formation Loans (except for a proportionate share of the principal installment due at the end of that year, prorated according to the days elapsed.)

In the event that all of the General Partners are removed, no other General Partners are elected, the Partnership is liquidated and Redwood Mortgage Corp. is no longer receiving payments for services rendered, the debt on the Formation Loans shall be forgiven by the Partnership and Redwood Mortgage Corp. will be immediately released from any further obligation under the Formation Loans.

3.11           Commingling of Funds.  The funds of the Partnership shall not be commingled with funds of any other person or entity.

3.12           Right to Rely on General Partners.  Any person dealing with the Partnership may rely (without duty of further inquiry) upon a certificate signed by the General Partners as to:

(a)                      The identity of any General Partner or Limited Partner;

(b)                      The existence or nonexistence of any fact or facts which constitute a condition precedent to acts by a General Partner or which are in any further manner germane to the affairs of the Partnership;

(c)                      The persons who are authorized to execute and deliver any instrument or document of the Partnership; or

(d)                      Any act or failure to act by the Partnership or any other matter whatsoever involving the Partnership or any Partner.

3.13           Sole and Absolute Discretion.  Except as otherwise provided in this Agreement, all actions which any General Partner may take and all determinations which any General Partner may take and all determinations which any General Partners may make pursuant to this Agreement may be taken and made at the sole and absolute discretion of such General Partner.

3.14           Merger or Reorganization of the General Partners.  The following is not prohibited and will not cause a dissolution of the Partnership:  (a) a merger or reorganization of the General Partners or the transfer of the ownership interest of the

General Partners; and (b) the assumption of the rights and duties of the General Partners by the transferee of the rights and duties of the General Partners by the transferee entity so long as such transferee is an Affiliate under the control of the General Partners.

3.15           Dissenting Limited Partners’ Rights.  If the Partnership participates in any acquisition of the Partnership by another entity, any combination of the Partnership with another entity through a merger or consolidation, or any conversion of the Partnership into another form of business entity (such as a corporation) that requires the approval of the outstanding limited partnership interest, the result of which would cause the other entity to issue securities to the Limited Partners, then each Limited Partner who does not approve of such reorganization (the “Dissenting Limited Partner”) may require the Partnership to purchase for cash, at its fair market value, the interest of the Dissenting Limited Partner in the Partnership in accordance with Section 15679.2 of the California Corporations Code.  The Partnership, however, may itself convert to another form of business entity (such as a corporation, trust or association) if the conversion will not result in a significant adverse change in (i) the voting rights of the Limited Partners, (ii) the termination date of the Partnership (currently, December 31, 2032, unless terminated earlier in accordance with the Partnership Agreement), (iii) the compensation payable to the General Partners or their Affiliates, or (iv) the Partnership’s investment objectives.

The General Partners will make the determination as to whether or not any such conversion will result in a significant adverse change in any of the provisions listed in the preceding paragraph based on various factors relevant at the time of the proposed conversion, including an analysis of the historic and projected operations of the Partnership; the tax consequences (from the standpoint of the Limited Partners) of the conversion of the Partnership to another form of business entity and of an investment in a limited partnership as compared to an investment in the type of business entity into which the Partnership would be converted; the historic and projected operating results of the Partnership’s Loans, and the then-current value and marketability of the Partnership’s Loans.  In general, the General Partners would consider any material limitation on the voting rights of the Limited Partners or any substantial increase in the compensation payable to the General Partners or their Affiliates to be a significant adverse change in the listed provisions.

3.16           Exculpation and Indemnification.  The General Partners shall have no liability whatsoever to the Partnership or to any Limited Partner, so long as a General Partner determined in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Partnership, and such loss or liability did not result from the gross negligence or gross misconduct of the General Partner being held harmless.  The General Partners or any Partnership employee or agent shall be entitled to be indemnified by the Partnership, at the expense of the Partnership, against any loss or liability (including attorneys’ fees, which shall be paid as incurred) resulting from assertion of any claim or legal proceeding relating to the activities of the Partnership, including claims, or legal proceedings brought by a third party or by Limited Partners, on their own behalf or as a Partnership derivative suit, so long as the party to be indemnified determined in good faith that the course of conduct which gave rise to such claim or proceeding was in the best interests of the Partnership and such course of conduct did not constitute gross negligence or gross misconduct; provided, however, any such indemnification shall only be recoverable out of the assets of the Partnership and not from Limited Partners.  Nothing herein shall prohibit the Partnership from paying in whole or in part the premiums or other charge for any type of indemnity insurance by which the General Partners or other agents or employees of the Partnership are indemnified or insured against liability or loss arising out of their actual or asserted misfeasance or nonfeasance in the performance of their duties or out of any actual or asserted wrongful act against the Partnership including, but not limited to judgments, fines, settlements and expenses incurred in the defense of actions, proceedings and appeals therefrom.  Notwithstanding the foregoing, neither the General Partners nor their affiliates shall be indemnified for any liability imposed by judgment (including costs and attorneys’ fees) arising from or out of a violation of state or federal securities laws associated with the offer and sale of Units offered hereby.  However, indemnification will be allowed for settlements and related expenses of lawsuits alleging securities law violations and for expenses incurred in successfully defending such lawsuits provided that (a) a court either approves indemnification of litigation costs if the General Partners are successful in defending the action; or (b) the settlement and indemnification is specifically approved by the court of law which shall have been advised as to the current position of the Securities and Exchange Commission (as to any claim involving allegations that the Securities Act of 1933 was violated) and California Commissioner of Corporations or the applicable state authority (as to any claim involving allegations that the applicable state’s securities laws were violated).

ARTICLE 4

CAPITAL CONTRIBUTIONS; THE LIMITED PARTNERS

4.1           Capital Contribution by General Partners.  The General Partners, collectively, shall contribute to the Partnership an amount in cash equal to 1/10 of 1% of the aggregate capital contributions of the Limited Partners.

4.2           Other Contributions.

(a)                      Capital Contribution by Initial Limited Partner.  The Initial Limited Partner made a cash capital contribution to the Partnership of $1,000.  Upon the admission of additional Limited Partners to the Partnership pursuant to Section 4.2(b) of this Agreement, the Partnership promptly refunded to the Initial Limited Partner its $1,000 capital contribution and upon receipt of such sum the Initial Limited Partner was withdrawn from the Partnership as its Initial Limited Partner.

(b)           Capital Contributions of Existing Limited Partners.  The existing Limited Partners have contributed in the aggregate to the capital of the Partnership an amount equal to $172,223,000 as of December 31, 2004.

(c)           Capital Contributions of New Limited Partners.  The new Limited Partners shall contribute to the capital of the Partnership an amount equal to one dollar ($1) for each Unit subscribed for by each such New Limited Partners, with a minimum subscription of two thousand (2000) Units per Limited Partner (including subscriptions from entities of which such limited partner is the sole beneficial owner).  The total additional capital contributions of the New Limited Partners will not exceed $100,000,000.

(d)           Escrow Account.  No escrow account will be established and all proceeds from the sale of Units will be remitted directly to the Partnership.

Subscription Agreements shall be accepted or rejected within 30 days of their receipt.  All subscription monies deposited by persons whose subscriptions are rejected shall be returned to such subscribers forthwith after such rejection without interest.  The public offering of Units shall terminate one year from the effective date of the Prospectus unless fully subscribed at an earlier date or terminated on an earlier date by the General Partners, or unless extended by the General Partners for additional one year periods.

(e)           Subscription Account.  Subscriptions received after the activation of the Partnership will be deposited into a subscription account at a federally insured commercial bank or other depository and invested in short-term certificates of deposit, a money market or other liquid asset account.  Prospective investors whose subscriptions are accepted will be admitted into the Partnership only when their subscription funds are required by the Partnership to fund a Loan, or the Formation Loan, to create appropriate reserves or to pay organizational expenses or other proper Partnership purposes.  During the period prior to admittance of investors as Limited Partners, proceeds from the sale of Units are irrevocable, and will be held by the General Partners for the account of Limited Partners in the subscription account.  Investors’ funds will be transferred from the subscription account into the Partnership on a first-in, first-out basis.  Upon admission to the Partnership, subscription funds will be released to the Partnership and Units will be issued at the rate of $1 per unit or fraction thereof.  Interest earned on subscription funds while in the subscription account will be returned to the subscriber, or if the subscriber elects to compound earnings, the amount equal to such interest will be added to his investment in the Partnership, and the number of Units actually issued shall be increased accordingly.  In the event only a portion of a subscribing Limited Partner’s funds are required, then all funds invested by such subscribing Limited Partners at the same time shall be transferred.  Any subscription funds remaining in the subscription account after the expiration of one (1) year from the date any such subscription funds were first received by the General Partners shall be returned to the subscriber.

(f)           Admission of Limited Partners.  Subscribers shall be admitted as Limited Partners when their subscription funds are required by the Partnership to fund a Loan, or the Formation Loan, to create appropriate reserves or to pay organizational expenses, as described in the Prospectus.  Subscriptions shall be accepted or rejected by the General Partners on behalf of the Partnership within 30 days of their receipt.  Rejected subscriptions and monies shall be returned to subscribers forthwith.

The Partnership shall amend Schedule A to the Limited Partnership Agreement from time to time to effect the substitution of substituted Limited Partners in the case of assignments, where the assignee does not become a substituted Limited Partner, the Partnership shall recognize the assignment not later than the last day of the calendar month following acceptance of the assignment by the General Partners.

No person shall be admitted as a Limited Partner who has not executed and filed with the Partnership the subscription form specified in the Prospectus used in connection with the public offering, together with such other documents and instruments as the General Partners may deem necessary or desirable to effect such admission, including, but not limited to, the execution, acknowledgment and delivery to the General Partners of a power of attorney in form and substance as described in Section 2.8 hereof.

(g)           Names, Addresses, Date of Admissions, and Contributions of Limited Partners.  The names, addresses, date of admissions and capital contributions of the Limited Partners shall be set forth in Schedule A attached hereto, as amended from time to time, and incorporated herein by reference.

4.3           Election to Receive Monthly, Quarterly or Annual Cash Distributions.  Upon subscription for Units, a subscribing Limited Partner must elect whether to receive monthly, quarterly or annual cash distributions from the Partnership or to have earnings retained in his Capital Account that will increase it in lieu of receiving periodic cash distributions.  If the Limited Partner initially elects to receive monthly, quarterly or annual distributions, such election, once made, is irrevocable.  However, a Limited Partner may change his election regarding whether he wants to receive such distributions on a monthly, quarterly or annual basis.  If the Limited Partner initially elects to have earnings retained in his Capital Account in lieu of cash distributions, he may after three (3) years, change his election and receive monthly, quarterly or annual cash distributions.  Earnings allocable to Limited Partners who elect to have earnings retained in their Capital Account will have earnings retained by the Partnership to be used for making further Loans or for other proper Partnership purposes.  The Earnings from such further Loans will be allocated among all Partners; however, Limited Partners who elect to have earnings retained in their Capital Account will be credited with an increasingly larger proportionate share of such Earnings than Limited Partners who receive monthly, quarterly or annual distributions since Limited Partners’ Capital Accounts who elect to have earnings retained in their Capital Accounts will increase over time.  Annual distributions will be made at the end of the calendar year.

4.4           Interest.  No interest shall be paid on, or in respect of, any contribution to Partnership Capital by any Partner, nor shall any Partner have the right to demand or receive cash or other property in return for the Partner’s capital contribution.

4.5           Loans.  Any Partner or Affiliate of a Partner may, with the written consent of the General Partners, lend or advance money to the Partnership.  If the General Partners or, with the written consent of the General Partners, any Limited Partner shall make any loans to the Partnership or advance money on its behalf, the amount of any such loan or advance shall not be treated as a contribution to the capital of the Partnership, but shall be a debt due from the Partnership.  The amount of any such loan or advance by a lending Partner or an Affiliate of a Partner shall be repayable out of the Partnership’s cash and shall bear interest at a rate of not in excess of the greater of (i) the prime rate established, from time to time, by any major bank selected by the General Partners for loans to the bank’s most creditworthy commercial borrowers, plus 5% per annum, or (ii) the maximum rate permitted by law.  None of the Partners or their Affiliates shall be obligated to make any loan or advance to the Partnership.

4.6           No Participation in Management.  Except as expressly provided herein, the Limited Partners shall take no part in the conduct or control of the Partnership business and shall have no right or authority to act for or bind the Partnership.

4.7           Rights and Powers of Limited Partners.  In addition to the matters described in Section 3.10 above, the Limited Partners shall have the right to vote upon and take any of the following actions upon the approval of a Majority of the Limited Partners, without the concurrence of the General Partners.

(a)           Dissolution and termination of the Partnership prior to the expiration of the term of the Partnership as stated in Section 2.7 above

(b)           Amendment of this Agreement, subject to the limitations set forth in Section 12.4;

Disapproval of the sale of all or substantially all the assets of the Partnership (as defined in Subsection 9.1(c) below); or

(c)           Removal of the General Partners and election of a successor, in the manner and subject to the conditions described in Section 3.10 above.

Except as expressly set forth above or otherwise provided for in this Agreement, the Limited Partners shall have no other rights as set forth in the California Act.

4.8          Meetings.  The General Partners, or Limited Partners representing ten percent (10%) of the outstanding Limited Partnership Interests, may call a meeting of the Partnership and, if desired, propose an amendment to this Agreement to be considered at such meeting.  If Limited Partners representing the requisite Limited Partnership Interests present to the General Partners a statement requesting a Partnership meeting, the General Partners shall fix a date for such meeting and shall, within twenty (20) days after receipt of such statement, notify all of the Limited Partners of the date of such meeting and the purpose for which it has been called.  Unless otherwise specified, all meetings of the Partnership shall be held at 2:00 P.M. at the office of the Partnership, upon not less than ten (10) and not more than sixty (60) days written notice.  At any meeting of the Partnership, Limited Partners may vote in person or by proxy.  A majority of the Limited Partners, present in person or by proxy, shall constitute a quorum at any Partnership meeting.  Any question relating to the Partnership which may be considered and acted upon by the Limited Partners hereunder may be considered and acted upon by vote at a Partnership meeting, and any consent required to be in writing shall be deemed given by a vote by written ballot.  Except as expressly provided above, additional meeting and voting procedures shall be in conformity with Section 15637 of the California Corporations Code, as amended.

4.9          Limited Liability of Limited Partners.  Units are non-assessable, and no Limited Partner shall be personally liable for any of the expenses, liabilities, or obligations of the Partnership or for any of the losses thereof beyond the amount of such Limited Partner’s capital contribution to the Partnership and such Limited Partner’s share of any undistributed net income and gains of the Partnership, provided, that any return of capital to Limited Partners (plus interest at the legal rate on any such amount from the date of its return) will remain liable for the payment of Partnership debts existing on the date of such return of capital; and, provided further, that such Limited Partner shall be obligated upon demand by the General Partners to pay the Partnership cash equal to the amount of any deficit remaining in his Capital Account upon winding up and termination of the Partnership.

4.10          Representation of Partnership.  Each of the Limited Partners hereby acknowledges and agrees that the attorneys representing the Partnership and the General Partners and their Affiliates do not represent and shall not be deemed under the applicable codes of professional responsibility to have represented or be representing any or all of the Limited Partners in any respect at any time.  Each of the Limited Partners further acknowledges and agrees that such attorneys shall have no obligation to furnish the Limited Partners with any information or documents obtained, received or created in connection with the representation of the Partnership, the General Partners and/or their Affiliates.

ARTICLE 5

PROFITS AND LOSSES; CASH DISTRIBUTIONS

5.1          Profits and Losses.  All Profits and Losses of the Partnership shall be credited to and charged against the Partners in proportion to their respective “Partnership Interests”, as hereafter defined.  The Partnership Interest of the General Partners shall at all times be a total of one percent (1%), to be shared equally among them and the Partnership Interest of the Limited Partners collectively shall be ninety-nine percent (99%), which shall be allocated among them according to their respective Limited Partnership Interests.  Profits and Losses realized by the Partnership during any month shall be allocated to the Partners as of the close of business on the last day of each calendar month, in accordance with their respective Limited Partnership Interests and in proportion to the number of days during such month that they owned such Limited Partnership Interests, without regard to Profits and Losses realized with respect to time periods within such month.

5.2          Cash Earnings.  Earnings as of the close of business on the last day of each calendar month shall be allocated among the Partners in the same proportion as Profits and Losses as described in Section 5.1 above.  Earnings allocable to those Limited Partners who elect to receive cash distributions as described below shall be distributed to them in cash as soon as practicable after the end of each calendar month.  The General Partners’ allocable share of Earnings shall also be distributed concurrently with cash distributions to Limited Partners.  Earnings allocable to those Limited Partners who elected to have earnings retained in his or her Capital Account shall be retained by the Partnership and credited to their respective Capital Accounts as of the first day of the succeeding calendar month.  Earnings to Limited Partners shall be distributed only to those Limited Partners who elect in writing, upon their initial subscription for the purchase of Units or after three (3) years to receive such distributions during the term of the Partnership.  Each Limited Partner’s decision whether to receive such distributions shall be irrevocable, except as set forth in paragraph 4.3 above.

5.3          Cash Distributions Upon Termination.  Upon dissolution and termination of the Partnership, Cash Available for Distribution shall thereafter be distributed to Partners in accordance with the provisions of Section 9.3 below.

5.4          Special Allocation Rules.

(a)           For purposes of this Agreement, a loss or allocation (or item thereof) is attributable to non-recourse debt which is secured by Partnership property to the extent of the excess of the outstanding principal balance of such debt (excluding any portion of such principal balance which would not be treated as an amount realized under Internal Revenue Code Section 1001 and Paragraph (a) of Section 1.1001-2) if such debt were foreclosed upon over the adjusted basis of such property.  This excess is herein defined as “Minimum Gain” (whether taxable as capital gain or as ordinary income) as more explicitly set forth in Treasury Regulation 1.704-2.  Notwithstanding any other provision of Article 5, the allocation of loss or deduction or item thereof, attributable to non-recourse debt which is secured by Partnership property will be allowed only to the extent that such allocation does not cause the sum of the deficit capital account balances of the Limited Partners receiving such allocations to exceed the minimum gain determined at the end of the Partnership able year to which the allocations relate.  The balance of such losses shall be allocated to the General Partners.  Any Limited Partner with a deficit capital account balance resulting in whole or in part from allocations of loss or deduction (or item thereof) attributable to non-recourse debt which is secured by Partnership property shall, to the extent possible, be allocated income or gain (or item thereof) in an amount not less than the minimum gain at a time no later than the time at which the minimum gain is reduced below the sum of such deficit capital account balances.  This section is intended and shall be interpreted to comply with the requirements of Treasury Regulation Section 1.704-2(f).

(b)           In the event any Limited Partner receives any adjustments, allocations or distributions, not covered by Section 5.4(a), so as to result in a deficit capital account, items of Partnership income and gain shall be specially allocated to such Limited Partners in an amount and manner sufficient to eliminate the deficit balances in their Capital Accounts created by such adjustments, allocations or distributions as quickly as possible.  This Section shall operate a qualified income offset as utilized in Treasury Regulation Section 1.704-1(b)(2)(ii)(d).

(c)           Syndication expenses for any fiscal year or other period shall be specially allocated to the Limited Partners in proportion to their Units, provided that if additional Limited Partners are admitted to the Partnership on different dates, all syndication expenses shall be divided among the Persons who own Units from time to time so that, to the extent possible, the cumulative Syndication Expenses allocated with respect to each Unit at any time is the same amount.  In the event the General Partners shall determine that such result is not likely to be achieved through future allocations of syndication expenses, the General Partners may allocate a portion of Net Profits or Losses so as to achieve the same effect on the Capital Accounts of the Limited Partners, notwithstanding any other provision of this Agreement.

(d)           For purposes of determining the Net Profits, Net Losses, or any other items allocable to any period, Net Profits, Net Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the General Partners using any permissible method under Code Section 706 and the Treasury Regulations thereunder.

(e)           Notwithstanding Section 5.1 and 5.2 hereof, (i) Net Losses allocable to the period prior to the admission of any additional Limited Partners pursuant to Section 4.2(b) and (e) hereof shall be allocated 99% to the General Partners and 1% to the Initial Limited Partner and Net Profits during that same period, if any, shall be allocated to the General Partners, and (ii) Profits or Losses allocable to the period commencing with the admission of any additional such Limited Partners and all subsequent periods shall be allocated pursuant to Section 5.1.

(f)           Except as otherwise provided in this Agreement, all items of Partnership profit, gain, loss, deduction, and any other allocations not otherwise provided for shall be divided among the Partners in the same proportions as they share Net Profits or Net Losses, as the case may be, for the year.

(g)           The General Partners may adopt any procedure or convention they deem reasonable to account for unsolicited investments made by Limited Partners and the payment of a portion of the Formation Loan to such Partners’ Capital Account.

5.5          704(c) Allocations.  In accordance with Code 704(c) and the Treasury Regulations thereunder income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial fair market value.

Any elections or other decisions relating to such allocations shall be made by the General Partners in any manner that reasonably reflects the purpose and intention of this Agreement.  Allocations pursuant to this Section 5.5 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Person’s Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

5.6        Intent of Allocations.  It is the intent of the Partnership that this Agreement comply with the safe harbor test set out in Treasury Regulation Sections 1.704-1(b)(2)(ii)(D) and 1.704-l(b)(4)(iv)(D) and the requirements of those Sections, including the qualified income offset and minimum gain chargeback, which are hereby incorporated by reference.  If, for whatever reasons, the Partnership is advised by counsel or its accountants that the allocation provisions of this Agreement are unlikely to be respected for federal income tax purposes, the General Partners are granted the authority to amend the allocation provisions of this Agreement, to the minimum extent deemed necessary by counsel or its accountants to effect the plan of allocations and distributions provided in this Agreement.  The General Partners shall have the discretion to adopt and revise rules, conventions and procedures as it believes appropriate with respect to the admission of Limited Partners to reflect Partners’ interests in the Partnership at the close of the years.

ARTICLE 6

BOOKS AND RECORDS, REPORTS AND RETURNS

6.1          Books and Records.  The General Partners shall cause the Partnership to keep the following:

(a)           Complete books and records of account in which shall be entered fully and accurately all transactions and other matters relating to the Partnership.

(b)           A current list setting forth the full name and last known business or residence address of each Partner which shall be listed in alphabetical order and stating his respective capital contribution to the Partnership and share in Profits and Losses.

(c)           A copy of the Certificate of Limited Partnership and all amendments thereto.

(d)           Copies of the Partnership’s federal, state and local income tax returns and reports, if any, for the six (6) most recent years.

(e)           Copies of this Agreement, including all amendments thereto, and the financial statements of the Partnership for the three (3) most recent years.

All such books and records shall be maintained at the Partnership’s principal place of business and shall be available for inspection and copying by, and at the sole expense of, any Partner, or any Partner’s duly authorized representatives, during reasonable business hours.

6.2          Annual Statements.  The General Partners shall cause to be prepared at least annually, at Partnership expense, financial statements prepared in accordance with generally accepted accounting principles and accompanied by a report thereon containing an opinion of an independent certified public accounting firm.  The financial statements will include a balance sheet, statements of income or loss, partners’ equity, and changes in financial position.  The General Partners shall have prepared at least annually, at Partnership expense: (i) a statement of cash flow; (ii) Partnership information necessary in the preparation of the Limited Partners’ federal and state income tax returns; (iii) a report of the business of the Partnership; (iv) a statement as to the compensation received by the General Partners and their Affiliates, during the year from the Partnership which shall set forth the services rendered or to be rendered by the General Partners and their Affiliates and the amount of fees received; and (v) a report identifying distributions from (a) Earnings of that year, (b) Earnings of prior years, (c) working capital reserves and other sources, and (d) a report on the costs reimbursed to the General Partners, which allocation shall be verified by independent public accountants in accordance with generally accepted auditing standards.  Copies of the financial statements and reports shall be distributed to each Limited Partner within 120 days after the close of each taxable year of the Partnership; provided, however, all Partnership information necessary in the preparation of the Limited Partners’ federal income tax returns shall be distributed to each Limited Partner not later than 90 days after the close of each fiscal year of the Partnership.

6.3          Semi-Annual Report.  Until the Partnership is registered under Section 12(g) of the Securities Exchange Act of 1934, the General Partners shall have prepared, at Partnership expense, a semi-annual report covering the first six months of each fiscal year, commencing with the six-month period ending after the Initial Closing Date, and containing unaudited financial statements (balance sheet, statement of income or loss and statement of cash flow) and a statement of other pertinent information regarding the Partnership and its activities during the six-month period.  Copies of this report shall be distributed to each Limited Partner within 60 days after the close of the six-month period.

6.4          Quarterly Reports.  The General Partners shall cause to be prepared quarterly, at Partnership expense: (i) a statement of the compensation received by the General Partners and Affiliates during the quarter from the Partnership, which statement shall set forth the services rendered by the General Partners and Affiliates and the amount of fees received, and (ii) other relevant information.  Copies of the statements shall be distributed to each Limited Partner within 60 days after the end of each quarterly period.  The information required by Form 10-Q (if required to be filed with the Securities and Exchange Commission) will be supplied to each Limited Partner within 60 days of each quarterly period.  If the Partnership is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, the General Partners shall cause to be prepared, at Partnership expense, a quarterly report for each of the first three quarters in each fiscal year containing unaudited financial statements (consisting of a balance sheet, a statement of income or loss and a statement of cash flow) and a statement of other pertinent information regarding the Partnership and its activities during the period covered by the report.  Copies of the statements and other pertinent information shall be distributed to each Limited Partner within 60 days after the close of the quarter covered by the report of the Partnership.  The quarterly financial statements shall be accompanied by the report thereon, if any, of the independent accountants engaged by the Partnership or, if there is no such report, the certificate of the General Partners that the financial statements were prepared without audit from the books and records of the Partnership.  Copies of the financial statements, if any, filed with the Securities and Exchange Commission shall be distributed to each Limited Partner within 60 days after the close of the quarterly period covered by the report of the Partnership.

6.5          Filings.  The General Partners, at Partnership expense, shall cause the income tax returns for the Partnership to be prepared and timely filed with the appropriate authorities.  The General Partners, at Partnership expense, shall also cause to be prepared and timely filed, with appropriate federal and state regulatory and administrative bodies, all reports required to be filed with those entities under then current applicable laws, rules and regulations.  The reports shall be prepared by the accounting or reporting basis required by the regulatory bodies.  Any Limited Partner shall be provided with a copy of any of the reports upon request without expense to him.  The General Partners, at Partnership expense, shall file, with the securities administrators for the various states in which this Partnership is registered, as required by such states, a copy of each report referred to this Article 6.

6.6          Suitability Requirements.  The General Partners, at Partnership expense, shall maintain for a period of at least four years a record of the information obtained to indicate that a Limited Partner complies with the suitability standards set forth in the Prospectus.

6.7          Fiscal Matters.

(a)           Fiscal Year.  The Partnership shall adopt a fiscal year beginning on the first day of January of each year and ending on the last day of December; provided, however, that the General Partners in their sole discretion may, subject to approval by the Internal Revenue Service and the applicable state taxing authorities at any time without the approval of the Limited Partners change the Partnership’s fiscal year to a period to be determined by the General Partners.

(b)           Method of Accounting.  The accrual method of accounting shall be used for both income tax purposes and financial reporting purposes.

(c)           Adjustment of Tax Basis.  Upon the transfer of an interest in the Partnership, the Partnership may, at the sole discretion of the General Partners, elect pursuant to Section 754 of the Internal Revenue Code of 1986, as amended, to adjust the basis of the Partnership property as allowed by Sections 734(b) and 743(b) thereof.

6.8          Tax Matters Partner.  In the event the Partnership is subject to administrative or judicial proceedings for the assessment or collection of deficiencies for federal taxes for the refund of overpayments of federal taxes arising out of a Partner’s distributive share of profits, Michael R. Burwell, for so long as he is a General Partner, shall act as the Tax-Matters Partner (“TMP”) and shall have all the powers and duties assigned to the TMP under Sections 6221 through 6232 of the Code and the Treasury Regulations thereunder.  The Partners agree to perform all acts necessary under Section 6231 of the Code and Treasury Regulations thereunder to designate Michael R. Burwell as the TMP.

ARTICLE 7

TRANSFER OF PARTNERSHIP INTERESTS

7.1          Interest of General Partners.  A successor or additional General Partner may be admitted to the Partnership as follows:

(a)           With the consent of all General Partners and a Majority of the Limited Partners, any General Partner may at any time designate one or more Persons to be successors to such General Partner or to be additional General Partners, in each case with such participation in such General Partner’s Partnership Interest as they may agree upon, provided that the Limited Partnership Interests shall not affected thereby; provided, however, that the foregoing shall be subject to the provisions of Section 9.1(d) below, which shall be controlling in any situation to which such provisions are applicable.

(b)           Upon any sale or transfer of a General Partner’s Partnership Interest, the successor General Partner shall succeed to all the powers, rights, duties and obligations of the assigning General Partner hereunder, and the assigning General Partner shall thereupon be irrevocably released and discharged from any further liabilities or obligations of or to the Partnership or the Limited Partners accruing after the date of such transfer.  The sale, assignment or transfer of all or any portion of the outstanding stock of a corporate General Partner, or of any interest therein, or an assignment of a General Partner’s Partnership Interest for security purposes only, shall not be deemed to be a sale or transfer of such General Partner’s Partnership Interest subject to the provisions of this Section 7.1.

(c)           In the event that all or any one of the initial General Partners are removed by the vote of a Majority of Limited Partners and a successor or additional General Partner(s) is designated pursuant to Section 3.10, prior to a Person’s admission as a successor or additional General Partner pursuant to this Section 7.1, such Person shall execute in writing (i) acknowledging that Redwood Mortgage Corp., a General Partner, has been repaying the Formation Loans, which are discussed in Section 10.9, with the proceeds it receives from loan brokerage commissions on Loans, fees received from the early withdrawal penalties and fees for other services paid by the Partnership, and (ii) agreeing that if such successor or additional General Partner(s) begins using the services of another mortgage loan broker or loan servicing agent, then Redwood Mortgage Corp. shall immediately be released from all further obligations under the Formation Loans (except for a proportionate share of the principal installment due at the end of that year, prorated according to the days elapsed).

7.2          Transfer of Limited Partnership Interest.  No assignee of the whole or any portion of a Limited Partnership Interest in the Partnership shall have the right to become a substituted Limited Partner in place of his assignor, unless the following conditions are first met.

(a)           The assignor shall designate such intention in a written instrument of assignment, which shall be in a form and substance reasonably satisfactory to the General Partners;

(b)           The written consent of the General Partners to such substitution shall be obtained, which consent shall not be unreasonably withheld, but which, in any event, shall not be given if the General Partners determine that such sale or transfer (i) may jeopardize the continued ability of the Partnership to qualify as a “partnership” for federal income tax purposes or (ii) that such sale or transfer may violate any applicable laws, including, without limitation, applicable securities laws (including any investment suitability standards) or (iii) would jeopardize the partnership’s existence or qualification as a limited partnership under California law and or under the applicable laws of any other jurisdiction in which the Partnership is then conducting business.  In the case of a Limited Partner who is a Benefit Plan Investor, the consent of the General partners to any substitution of all or part of such Benefit Plan Investor’s Units shall not be withheld unless such General Partners believe in good faith that (i) such sale or transfer may jeopardize the continued ability of the Partnership to qualify as a “partnership” for federal income tax purposes or that such sale or transfer may violate any applicable securities laws (including any investment suitability standards), or (ii) one of the other conditions in Sections 7.2 or 7.3 hereof would not be met;

(c)           The assignor and assignee named therein shall execute and acknowledge such other instruments as the General Partners may deem necessary to effectuate such substitution, including, but not limited to, a power of attorney with provisions more fully described in Sections 2.8 and 2.9 above;

(d)           The assignee shall accept, adopt and approve in writing all of the terms and provisions of this Agreement as the same may have been amended;

(e)           Such assignee shall pay or, at the election of the General Partners, obligate himself to pay all reasonable expenses connected with such substitution, including but not limited to reasonable attorneys’ fees associated therewith; and

The Partnership has received, if required by the General Partners, a legal opinion satisfactory to the General Partners that such transfer will not violate the registration provisions of the Securities Act of 1933, as amended, which opinion shall be furnished at the Limited Partner’s expense.

7.3          Further Restrictions on Transfers.  Notwithstanding any provision to the contrary contained herein, the following restrictions shall also apply to any and all proposed sales, assignments and transfer of Limited Partnership Interests, and any proposed sale, assignment or transfer in violation of same to void ab initio.

(a)           No Limited Partner shall make any transfer or assignment of all or any part of his Limited Partnership Interest if said transfer or assignment would, when considered with all other transfers during the same applicable twelve month period, cause a termination of the Partnership for federal or California state income tax purposes.

(b)           Instruments evidencing a Limited Partnership Interest shall bear and be subject to legend conditions in substantially the following forms:

IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.

(c)           No Limited Partner shall make any transfer or assignment of all or any of his Limited Partnership Interest if the General Partners determine such transfer or assignment would result in the Partnership being classified as a “publicly traded partnership” with the meaning of Section 7704(b) of the Code or any regulations or rules promulgated thereunder.

ARTICLE 8

WITHDRAWAL FROM PARTNERSHIP

8.1          Withdrawal by Limited Partners.  No Limited Partner shall have the right to withdraw from the Partnership, receive cash distributions or otherwise obtain the return of all or any portion of his Capital Account balance for a period of one year after such Limited Partner’s initial purchase of Units, except for monthly, quarterly or annual distributions of Cash Available for Distribution, if any, to which such Limited Partner may be entitled pursuant to Section 5.2 above and except in the event of the Limited Partner’s death within the first year of his or her purchase of units.  Withdrawal after a minimum one year holding period and before the five year holding period as set forth below shall be permitted in accordance with subsection (a) below.  The General Partners shall have the right to liquidate the capital account of any investor whose capital account balance is less than $1,000.  No penalty will be assessed in connection with a liquidation of a capital account of less than $1,000 by a General Partner.  Additionally, as set forth below in subsection (g) there shall be a limited right of withdrawal upon the death of a Limited Partner.  If a Limited Partner elects to withdraw either after the one (1) year holding period or the five (5) year holding period or his heirs elect to withdraw after his death, he will continue to receive distributions or have those Earnings compounded depending upon his initial election, based upon the balance of his capital account during the withdrawal period.  Limited Partners may also withdraw after a five year holding period in accordance with subsection b(i) and (ii).  A Limited Partner may withdraw or partially withdraw from the Partnership upon the following terms:

(a)  A Limited Partner who desires to withdraw from the Partnership after the expiration of the above referenced one year period shall give written notice of withdrawal (“Notice of Withdrawal”) to the General Partners, which Notice of Withdrawal shall state the sum or percentage interests to be withdrawn.  Subject to the provisions of subsections (e) and (f) below, such Limited Partner may liquidate part or all of his entire Capital Account in four equal quarterly installments beginning the last day of the quarter following the quarter in which the Notice of Withdrawal is given, provided that such notice was received thirty (30) days prior to the end of the quarter.  An early withdrawal under this subsection (a) shall be subject to a 10% early withdrawal penalty applicable to the sum withdrawn as stated in the Notice of Withdrawal.  The 10% penalty shall be subject to and payable upon the terms set forth in subsection (c) below.

18.
A Limited Partner who desires to withdraw from the Partnership after the expiration of the above referenced five year period shall give written notice of withdrawal (“Notice of Withdrawal”) to the General Partners, and subject to the provisions of subsections (e) and (f) below such Limited Partner’s Capital Account shall be liquidated as follows:

1.
Except as provided in subsection (b)(ii) below, the Limited Partner’s Capital Account shall be liquidated in twenty (20) equal quarterly installments each equal to 5% of the total Capital Account beginning the last day of the calendar quarter following the quarter in which the Notice of Withdrawal is given, provided that such notice is received thirty (30) days prior to the end of the preceding quarter.  Upon approval by the General Partners, the Limited Partner’s Capital Account may be liquidated upon similar terms over a period longer than twenty (20) equal quarterly installments.

2.
Notwithstanding subsection (b)(i) above, any Limited Partner may liquidate part or all of his entire outstanding Capital Account in four equal quarterly installments beginning of the last day of the calendar quarter following the preceding quarter in which Notice of Withdrawal is given, provided that such notice was received thirty (30) days prior to the end of the preceding quarter.  An early withdrawal under this subsection 8.1(b)(ii) shall be subject to a 10% early withdrawal penalty applicable to any sums prior to the time when such sums could have been withdrawn pursuant to the withdrawal provisions set forth in subsection (a)(i) above.

19.
The 10% early withdrawal penalty will be deducted pro rata from the Limited Partner’s Capital Account.  The 10% early withdrawal penalty will be received by the Partnership, and a portion of the sums collected as such early withdrawal penalty shall be applied by the Partnership toward the next installment(s) of principal under the Formation Loan owed to the Partnership by Redwood Mortgage Corp., a General Partner and any successor firm, as described in Section 10.9 below.  This portion shall be determined by the ratio between the initial amount of the Formation Loan and the total amount of the organizational and syndication costs incurred by the Partnership in this offering of Units.  After the Formation Loan has been paid, the 10% early withdrawal penalty will be used to pay the Continuing Servicing Fee, as set forth in Section 10.13 below.  The balance of such early withdrawal penalties shall be retained by the Partnership for its own account.

20.
Commencing with the end of the calendar month in which such Notice of Withdrawal is given, and continuing on or before the twentieth day after the end of each month thereafter, any Cash Available for Distribution allocable to the Capital Account (or portion thereof) with respect to which Notice of Withdrawal has been given shall also be distributed in cash to the withdrawing Limited Partner in the manner provided in Section 5.2 above.

21.
During the liquidation period described in subsections 8.1(a) and (b), the Capital Account of a withdrawing Limited Partner shall remain subject to adjustment as described in Section 1.4 above.  Any reduction in said Capital Account by reason of an allocation of Losses, if any, shall reduce all subsequent liquidation payments proportionately.  In no event shall any Limited Partner receive cash distributions upon withdrawal from the Partnership if the effect of such distribution would be to create a deficit in such Limited Partner’s Capital Account.

22.
Payments to withdrawing Limited Partners shall at all times be subject to the availability of sufficient cash flow generated in the ordinary course of the Partnership’s business, and the Partnership shall not be required to liquidate outstanding Loans prior to their maturity dates for the purposes of meeting the withdrawal requests of Limited Partners.  For this purpose, cash flow is considered to be available only after all current Partnership expenses have been paid (including compensation to the General Partners and Affiliates) and adequate provision has been made for the payment of all monthly or annual cash distributions on a pro rata basis which must be paid to Limited Partners who elected to receive such distributions upon subscription for Units pursuant to Section 4.3 or who changed their initial election to compound Earnings as set forth in Section 4.3.  Furthermore, no more than 20% of the total Limited Partners’ Capital Accounts outstanding for the beginning of any calendar year shall be liquidated during any calendar year.  The General Partners also have the discretion to adjust the timing of withdrawals that would otherwise be made during a taxable year, including deferring withdrawals indefinitely, if the scheduled withdrawals could result in the Partnership being classified as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code or any regulations of rules promulgated thereunder.  If Notices of Withdrawal in excess of these limitations are received by the General Partners, the priority of distributions among Limited Partners shall be determined as follows: first, to those Limited Partners withdrawing Capital Accounts according to the 20 quarter or longer installment liquidation period described under subsection (b)(i) above, then to Benefit Plan Investors withdrawing Capital Accounts under subsection (b)(ii) above, then to all other Limited Partners withdrawing Capital Accounts under subsection (b)(ii) above, then to Administrators withdrawing Capital Accounts under subsection (g) below, and finally to all other Limited Partners withdrawing Capital Accounts under subsection (a) above.

23.
Upon the death of a Limited Partner, a Limited Partner’s heirs or executors may, subject to certain conditions as set forth herein, liquidate all or a part of the deceased Limited Partner’s investment without penalty.  An executor, heir or other administrator of the Limited Partner’s estate (for ease of reference the “Administrator”) shall give written notice of withdrawal (“Notice of Withdrawal”) to the General Partners within 6 months of the Limited Partner’s date of death or the investment will become subject to the liquidation provisions set forth in Section 8.1 (a) through (f) above.  The total amount available to be liquidated in any one year shall be limited to $50,000 per Limited Partner.  The liquidation of the Limited Partner’s Capital Account in any one year shall be made in four equal quarterly installments beginning the last day of the calendar quarter following the quarter in which time the Notice of Withdrawal is received.  Due to the complex nature of administering a decedent’s estate, the General Partners reserve the right and discretion to request any and all information they deem necessary and relevant in determining the date of death, the name of the beneficiaries and/or any other matters they deem relevant.  The General Partners retain the discretion to refuse or to delay the liquidation of a deceased Limited Partner’s investment unless or until the General Partners have received all such information they deem relevant.  The liquidation of a Limited Partner’s Capital Account pursuant to this subsection is subject to the provisions of subsections 8.1(d), (e) and (f) above.

8.2          Retirement by General Partners.  Any one or all of the General Partners may withdraw (“retire”) from the Partnership upon not less than six (6) months written notice of the same to all Limited Partners.  Any retiring General Partner shall not be liable for any debts, obligations or other responsibilities of the Partnership or this Agreement arising after the effective date of such retirement.

8.3          Payment to Terminated General Partner.  If the business of the Partnership is continued as provided in Section 9.1(d) or 9.1(e) below upon the removal, retirement, death, insanity, dissolution, or bankruptcy of a General Partner, then the Partnership shall pay to such General Partner, or his/its estate, a sum equal to such General Partner’s outstanding Capital Account as of the date of such removal, retirement, death, insanity, dissolution or bankruptcy, payable in cash within thirty (30) days after such date.  If the business of the Partnership is not so continued, then such General Partner shall receive from the Partnership such sums as he may be entitled to receive in the course of terminating the Partnership and winding up its affairs, as provided in Section 9.3 below.

ARTICLE 9

DISSOLUTION OF THIS PARTNERSHIP; MERGER OF THE PARTNERSHIP

9.1           Events Causing Dissolution.  The Partnership shall dissolve upon occurrence of the earlier of the following events:

(a)           Expiration of the term of the Partnership as stated in Section 2.7 above.

(b)           The affirmative vote of a Majority of the Limited Partners.

(c)           The sale of all or substantially all of the Partnership’s assets; provided, for purposes of this Agreement the term “substantially all of the Partnership’s assets” shall mean assets comprising not less than seventy percent (70%) of the aggregate fair market value of the Partnership’s total assets as of the time of sale.

(d)           The retirement, death, insanity, dissolution or bankruptcy of a General Partner unless, within ninety (90) days after any such event (i) the remaining General Partners, if any, elect to continue the business of the Partnership, or (ii) if there are no remaining General Partners, all of the Limited Partners agree to continue the business of the Partnership and to the appointment of a successor General Partner who executes a written acceptance of the duties and responsibilities of a General Partner hereunder.

(e)           The removal of a General Partner, unless within ninety (90) days after the effective date of such removal (i) the remaining General Partners, if any, elect to continue the business of the Partnership, or (ii) if there are no remaining General Partners, a successor General Partner is approved by a majority of the Limited Partners as provided in Section 3.10 above, which successor executes a written acceptance as provided therein and elects to continue the business of the Partnership.

(f)           Any other event causing the dissolution of the Partnership under the laws of the State of California.

9.2           Winding Up and Termination.  Upon the occurrence of an event of dissolution, the Partnership shall immediately be terminated, but shall continue until its affairs have been wound up.  Upon dissolution of the Partnership, unless the business of the Partnership is continued as provided above, the General Partners will wind up the Partnership’s affairs as follows:

(a)           No new Loans shall be made or purchased;

(b)           Except as may be agreed upon by a Majority of the Limited Partners in connection with a merger or consolidation described in Sections 9.5, 9.6 or 9.7, the General Partners shall liquidate the assets of the Partnership as promptly as is consistent with recovering the fair market value thereof, either by sale to third parties or by servicing the Partnership’s outstanding Loans in accordance with their terms; provided, however, the General Partners shall liquidate all Partnership assets for the best price reasonably obtainable in order to completely wind up the Partnership’s affairs within five (5) years after the date of dissolution;

(c)           Except as may be agreed upon by a Majority of the Limited Partners in connection with a merger or consolidation described in Sections 9.5, 9.6 or 9.7, all sums of cash held by the Partnership as of the date of dissolution, together with all sums of cash received by the Partnership during the winding up process from any source whatsoever, shall be distributed in accordance with Section 9.3 below.

9.3           Order of Distribution of Assets.  In the event of dissolution as provided in Section 9.1 above, the cash of the Partnership shall be distributed as follows:

(a)           All of the Partnership’s debts and liabilities to persons other than Partners shall be paid and discharged;

(b)           All of the Partnership’s debts and liabilities to Partners shall be paid and discharged;

(c)           The balance of the cash of the Partnership shall be distributed to the Partners in proportion to their respective outstanding Capital Accounts.

Upon dissolution, each Limited Partner shall look solely to the assets of the Partnership for the return of his capital contribution, and if the Partnership assets remaining after the payment or discharge of the debts and liabilities of the Partnership is insufficient to return the capital contribution of each Limited Partner, such Limited Partner shall have no recourse against the General Partners or any other Limited Partner.  The winding-up of the affairs of the Partnership and the distribution of its assets shall be conducted exclusively by the General Partners.  The General Partners are hereby authorized to do any and all acts and things authorized by law for these purposes.  In the event of insolvency, dissolution, bankruptcy or resignation of all of the General Partners or removal of the General Partners by the Limited Partners, the winding up of the affairs of the Partnership and the distribution of its assets shall be conducted by such person or entity as may be selected by a vote of a Majority of the Limited Partners, which person or entity is hereby authorized to do any and all acts and things authorized by law for such purposes.

9.4           Compliance With Timing Requirements of Regulations.  In the event the Partnership is “liquidated” within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g), (a) distributions shall be made pursuant to this Article 9 (if such liquidation constitutes a dissolution of the Partnership) or Article 5 hereof (if it does not) to the General Partners and Limited Partners who have positive Capital Accounts in compliance with Treasury Regulation Section 1.704-1(b)(2)(ii)(b)(2) and (b) if the General Partners’ Capital Accounts have a deficit balance (after giving effect to all contributions, distributions, and allocations for all taxable years, including the year during which such liquidation occurs), such General Partners shall contribute to the capital of the Partnership the amount necessary to restore such deficit balance to zero in compliance with Treasury Regulation Section 1.704-1(b)(2)(ii)(b)(3).

9.5           Merger or Consolidation of the Partnership.  The Partnership’s business may be merged or consolidated with one or more limited partnerships that are Affiliates of the Partnership, provided the approval of the required percentage in interest of Partners is obtained pursuant to Section 9.6.  Any such merger or consolidation may be effected by way of a sale of the assets of, or units in, the Partnership or purchase of the assets of, or units in, another limited partnership(s), or by any other method approved pursuant to Section 9.6.  In any such merger or consolidation, the Partnership may be either a disappearing or surviving entity.

9.6           Vote Required.  The principal terms of any merger or consolidation described in Section 9.5 must be approved by the General Partners and by the affirmative vote of a Majority of the Limited Partners.

9.7           Sections Not Exclusive.  Sections 9.5 and 9.6 shall not be interpreted as setting forth the exclusive means of merging or consolidating the Partnership in the event that the California Revised Limited Partnership Act, or any successor statute, is amended to provide a statutory method by which the Partnership may be merged or consolidated.

ARTICLE 10

TRANSACTIONS BETWEEN THE PARTNERSHIP,
THE GENERAL PARTNERS AND AFFILIATES

10.1           Loan Brokerage Commissions.  The Partnership will enter into Loan transactions where the borrower has employed and agreed to compensate Redwood Mortgage Corp. to act as a broker in arranging the loan.  The exact amount of the loan brokerage commissions are negotiated with prospective borrowers on a case by case basis.  It is estimated that such commissions will be approximately three percent (3%) to six percent (6%) of the principal amount of each Loan made during that year.  The loan brokerage commissions shall be capped at 4% of the Partnership’s total assets per year.

10.2           Loan Servicing Fees.  A General Partner or an Affiliate of a General Partner may act as servicing agent with respect to all Loans, and in consideration for such collection efforts he/it shall be entitled to receive a monthly servicing fee up to one-eighth of one percent (.125%) of the total unpaid principal balance of each Loan serviced, or such higher amount as shall be customary and reasonable between unrelated Persons in the geographical area where the property securing the Loan is located.  The General Partners or an Affiliate may lower such fee for any period of time and thereafter raise it up to the limit set forth above.

10.3           Escrow and Other Loan Processing Fees.  The General Partners or an Affiliate of a General Partner may act as escrow agent for Loans made by the Partnership, and may also provide certain document preparation, notarial and credit investigation services, for which services the General Partners shall be entitled to receive such fees as are permitted by law and as are generally prevailing in the geographical area where the property securing the Loan is located.

10.4           Asset Management Fee.  The General Partners shall receive a monthly fee for managing the Partnership’s Loan portfolio and general business operations in an amount up to 1/32 of one percent (.03125%) of the total “net asset value” of all Partnership assets (as hereafter defined), payable on the first day of each calendar month until the Partnership is finally wound up and terminated.  “Net asset value” shall mean total Partner’s capital, determined in accordance with generally accepted accounting principles as of the last day of the preceding calendar month.  The General Partners, in their discretion, may lower such fee for any period of time and thereafter raise it up to the limit set forth above.

10.5           Reconveyance Fees.  The General Partners may receive a fee from a borrower for reconveyance of a property upon full payment of a loan in an amount as is generally prevailing in the geographical area where the property is located.

10.6           Assumption Fees.  A General Partner or an Affiliate of the General Partners may receive a fee payable by a borrower for assuming a Loan in an amount equal to a percentage of the Loan or a set fee.

10.7           Extension Fee.  A General Partner or an Affiliate of the General Partners may receive a fee payable by a borrower for extending the Loan period in an amount equal to a percentage of the loan.

10.8           Prepayment and Late Fees.  Any prepayment and late fees collected by a General Partner or an Affiliate of the General Partners in connection with Loans shall be paid to the Partnership.

10.9           Formation Loans to Redwood Mortgage Corp.  The Partnership may lend to Redwood Mortgage Corp., a sum not to exceed 9% of the total amount of capital contributions to the Partnership by the Limited Partners, the proceeds of which shall be used solely for the purpose of paying selling commissions and all amounts payable in connection with unsolicited orders received by the General Partners.  The Formation Loans shall be unsecured and shall be evidenced by a non-interest bearing promissory note executed by Redwood Mortgage Corp. in favor of the Partnership.  The First Formation Loan is being repaid in ten (10) equal annual installments of principal without interest, commencing on December 31, 1996.  As of December 31, 2004, the total aggregate amount of the First Formation Loan equaled $1,074,840 of which $785,000 had been repaid by Redwood Mortgage Corp.  The Second Formation Loan will be repaid as follows:  Upon the commencement of the offering in December, 1996, Redwood Mortgage Corp. made annual installments of one-tenth of the principal balance of the Formation loan as of December 31 of each year.  Upon completion of the offering in August 2000, Redwood Mortgage commenced paying ten equal annual installments of principal only on December 31 of each year.  Such payment shall be due and payable by December 31 of the following year.  As of December 31, 2004, the Partnership had loaned $2,271,916 to Redwood Mortgage Corp. of which $1,013,000 had been repaid.  The Third Formation will be repaid as follows:  Since commencement of the offering in August, 2000, Redwood Mortgage Corp. has made annual installments of one-tenth of the principal balance of the Formation Loan as of December 31 of each year.  Such payment shall be due and payable by December 31 of the following year.  Upon completion of the offering in April, 2002, Redwood Mortgage Corp. commenced paying ten equal annual installments of principal only on December 31 of each year.  As of December 31, 2004, the Partnership had loaned $2,217,952 to Redwood Mortgage Corp. of which $558,000 had been repaid.  The Fourth Formation Loan will be repaid as follows:  Upon commencement of the offering in October, 2002, Redwood Mortgage Corp. will make annual installments of one-tenth of the principal balance of the Formation Loan as of December 31 of each year.  Such payment shall be due and payable by December 31 of the following year.  Upon completion of the offering, Redwood Mortgage Corp will commence paying ten equal annual installments of principal only on December 31 of each year.  As of December 31, 2004, the Partnership had loaned $3,777,000 to Redwood Mortgage Corp. of which $495,000 had been repaid.

The Fifth Formation Loan will be repaid as follows:  Upon the commencement of the offering in October, 2003, Redwood Mortgage Corp. made annual installments of one-tenth of the principal balance of the Formation Loan as of December 31 of each year.  Upon completion of the offering, Redwood Mortgage Corp. will commence paying ten equal annual installments of principal only on December 31 of each year.  As of December 31, 2004, the Partnership had loaned $3,570,000 to Redwood Mortgage Corp. of which $45,000 had been repaid.

The amount of the annual installment payment to be made by Redwood Mortgage Corp. during the offering stage, will be determined by the principal balance of the Sixth Formation Loan on December 31 of each year.  The Sixth Formation Loan will be repaid under the same terms and conditions as the Second, Third, Fourth and Fifth Formation Loans.  With respect to this offering, the formation loan could range from a minimum of $5,000,000 assuming all investors elected to receive current cash distributions to a maximum of $9,000,000 assuming all investors elected to compound their earnings.  Redwood Mortgage Corp. at its option may prepay all or any part of the Formation Loans.  Redwood Mortgage Corp. will repay the Formation Loans principally from loan brokerage commissions earned on Loans, early withdrawal penalties and other fees paid by the Partnership.  Since Redwood Mortgage Corp. will use the proceeds from loan brokerage commissions on Loans to repay the Formation Loans and, with respect to the initial offering of 150,000 Units, for the continued payment of the Continuing Servicing Fees, if all or any one of the initial General Partners is removed as a General Partner by the vote thereafter designated, and if such successor or additional General Partner(s) begins using any other loan brokerage firm for the placement of Loans, Redwood Mortgage Corp. will be immediately released from any further obligation under the Formation Loans (except for a proportionate share of the principal installment due at the end of that year, pro rated according to the days elapsed and for the continued payment of the Continuing Servicing Fees with respect to the initial offering of 150,000 Units.)  In addition, if all of the General Partners are removed, no successor General Partners are elected, the Partnership is liquidated and Redwood Mortgage Corp. is no longer receiving any payments for services rendered, the debt on the Formation Loans shall be forgiven and Redwood Mortgage Corp. will be immediately released from any further obligations under the Formation Loans or Continuing Servicing Fees with respect to the initial offering of 150,000 Units.

10.10           Sale of Loans and Loans Made to General Partners or Affiliates.  The Partnership may sell existing Loans to the General Partners or their Affiliates, but only so long as the Partnership receives net sales proceeds from such sales in an amount equal to the total unpaid balance of principal, accrued interest and other charges owing under such Loan, or the fair market value of such Loan, whichever is greater.  Notwithstanding the foregoing, the General Partners shall be under no obligation to purchase any Loan from the Partnership or to guarantee any payments under any Loan.  Generally, Loans will not be made to the General Partners or their Affiliates.  However, the Partnership may make the Formation Loans to Redwood Mortgage Corp. and may in certain limited circumstances, loan funds to Affiliates to purchase real estate owned by the Partnership as a result of foreclosure.

10.11           Purchase of Loans from General Partners or Affiliates.  The Partnership may purchase existing Loans from the General Partners or Affiliates, provided that the following conditions are met:

(a)           At the time of purchase the borrower shall not be in default under the Loan;

(b)           No brokerage commissions or other compensation by way of premiums or discounts shall be paid to the General Partners or their Affiliates by reason of such purchase; and

(c)           If such Loan was held by the seller for more than 180 days, the seller shall retain a ten percent (10%) interest in such Loan.

10.12           Interest.  Redwood Mortgage Corp. shall be entitled to keep interest if any, earned on the Loans between the date of deposit of borrower’s funds into Redwood Mortgage Corp.’s trust account and date of payment of such funds by Redwood Mortgage Corp.

10.13           Sales Commissions.

(a)           The Units are being offered to the public on a best efforts basis through the participating broker-dealers.  The participating broker-dealers may receive commissions as follows:  at the rate of either (5%) or (9%) (depending upon the investor’s election to receive cash distributions or to compound earnings) of the gross proceeds on all of their sales.  In no event will the total of all compensation payable to participating broker dealers, including sales commissions, expense reimbursements, including reimbursements for training and education meetings for associated persons of an NASD member, and/or due diligence expenses exceed ten percent (10%) of the program proceeds received plus an additional (0.5%) for bona fide due diligence expenses as set forth in Rule 2810 of the NASD Conduct Rules.  Further, in no event shall any individual participating broker dealer receive total compensation including sales commissions, expense reimbursements, including reimbursements for training and education meetings for associated persons of an NASD member, or expense reimbursement exceed (10%) of the gross proceeds of their sales plus an additional (0.5%) for bona fide due diligence expenses as set forth in Rule 2810 of the NASD Conduct Rules (the “Compensation Limitation”).  In the event the Partnership receives any unsolicited orders directly from an investor who did not utilize the services of a participating broker dealer, Redwood Mortgage Corp. through the Formation Loans may pay to the Partnership an amount equal to the amount of the sales commissions otherwise attributable to a sale of a Unit through a participating broker dealer.  The Partnership will in turn credit such amounts received from Redwood Mortgage Corp. to the account of the Investor who placed the unsolicited order.  All unsolicited orders will be handled only by the General Partners.

Sales commissions will not be paid by the Partnership out of the offering proceeds.  All sales commissions will be paid by Redwood Mortgage Corp., which will also act as the mortgage loan broker for all Loans as set forth in Section 10.1 above.  With respect to the initial offering of 150,000 Units, the Continuing Servicing Fee will be paid by Redwood Mortgage Corp., but will not be included in the first Formation Loan.  The Partnership will loan to Redwood Mortgage Corp. funds in an amount equal to the sales commissions and all amounts payable in connection with unsolicited sales by the General Partners, as a Formation Loan.  With respect to the initial offering of 150,000 Units, Redwood Mortgage Corp. will use the proceeds from loan brokerage commissions on Loans to pay the Continuing Servicing Fees, and if all or any one of the initial General Partners is removed as a General Partner by the vote thereafter designated, if such successor or additional General Partner(s) use any other loan brokerage firm for the placement of Loans, Redwood Mortgage Corp. will be immediately released from any further obligation to continue to pay any Continuing Servicing Fees.  In addition, if all of the General Partners are removed, no successor General Partners are elected, the Partnership is liquidated and Redwood Mortgage

Corp. is no longer receiving any payments for services rendered, Redwood Mortgage Corp. will be immediately released from any further obligation to continue to pay any Continuing Servicing Fee in connection with the initial offering of 150,000 Units.  Units may also be offered or sold directly by the General Partners for which they will receive no sales commissions.  The Partnership shall reimburse Participating Broker-Dealers for bona fide due diligence expenses in an amount up to (.5%) of the Gross Proceeds.

(b)           Sales by Registered Investment Advisors.  The General Partners may accept unsolicited orders received directly from Investors if an investor utilizes the services of a registered investment advisor.  A registered investment advisor is an investment professional retained by a Limited Partner to advise him regarding all of his assets, not just an investment in the Partnership.  Registered investment advisors are paid by the investor based upon the total amount of the investor’s assets being managed by the registered investment advisor.

If an investor utilizes the services of a registered investment advisor, Redwood Mortgage Corp. may pay to the Partnership an amount equal to the sales commission otherwise attributable to a sale of Units through a participating broker dealer.  The Partnership will in turn credit such amounts received by Redwood Mortgage Corp. to the account of the investor who placed the unsolicited order.  If an investor acquires Units directly through the services of a registered investment advisor, the investor will have the election to authorize the Partnership to pay the registered investment advisor an estimated monthly amount of no more than 2% annually of his capital account that would otherwise be paid as periodic cash distributors or compounded as earnings.  For ease of reference, these fees are referred to as “Client Fees.”  The payment of Client Fees will be paid from those amounts that would otherwise be distributable to a Limited Partner or compounded in a Limited Partner’s capital account.  The payment of Client Fees is noncumulative and subject to the availability of sufficient earnings in your capital account.  In no event will any such Client Fees be paid to us as sales commissions or other compensation.  The Partnership is merely agreeing as an administrative convenience to pay the registered investment advisor a portion of those amounts that would be paid to you.

All registered investment advisors will be required to represent and warrant to the Partnership, that among other things, the investment in the units is suitable for the Investor, that he has informed the Investor of all pertinent facts relating to the liquidating and marketability of the units, and that if he is affiliated with a NASD registered broker or dealer, that all Client Fees received by him in connection with any transactions with the Partnership will be run through the books and records of the NASD member in compliance with Notice to Members 96-33 and Rules 3030 and 3040 of the NASD Conduct Rules.

10.14           Reimbursement of Offering Expenses.  The General Partners may be reimbursed for, or the Partnership may pay directly, all expenses in connection with the organization or offering of the Units including, without limitation, attorneys’ fees, accounting fees, printing costs and other selling expenses (other than underwriting commissions) in an amount equal to the lesser of ten percent (10%) of the gross proceeds of the Offering or $4,000,000.  The General Partners may, at their election, pay any offering and organization expenses in excess of this amount.

10.15           Reimbursement.  The Partnership shall reimburse the General Partners or their Affiliates for the actual cost to the General Partners or their Affiliates (or pay directly), the cost of goods and materials used for or by the Partnership and obtained from entities unaffiliated with the General Partners or their Affiliates.  The Partnership shall also pay or reimburse the General Partners or their Affiliates for the cost of administrative services necessary to the prudent operation of the Partnership, provided that such reimbursement will be at the lower of (A) the actual cost to the General Partners or their Affiliates of providing such services, or (B) 90% of the amount the Partnership would be required to pay to non affiliated persons rendering similar services in the same or comparable geographical location.  The cost of administrative services as used in this subsection shall mean the pro rata cost of personnel, including an allocation of overhead directly attributable to such personnel, based on the amount of time such personnel spent on such services, or other method of allocation acceptable to the program’s independent certified public accountant.

10.16           Non-reimbursable Expenses.  The General Partners will pay and will not be reimbursed by the Partnership for any general or administrative overhead incurred by the General Partners in connection with the administration of the Partnership which is not directly attributable to services authorized by Sections 10.14, 10.15 or 10.17.

10.17           Operating Expenses.  Subject to Sections 10.14 and 10.15 and 10.16 all expenses of the Partnership shall be billed directly to and paid by the Partnership which may include, but are not limited to: (i) all salaries, compensation, travel expenses and fringe benefits of personnel employed by the Partnership and involved in the business of the Partnership including persons who may also be employees of the General Partners or Affiliates of the General Partners, but excluding control persons of either the General Partners or Affiliates of the General Partners, (ii) all costs of borrowed money, taxes and assessments on Partnership properties foreclosed upon and other taxes applicable to the Partnership, (iii) legal, audit, accounting, and brokerage fees, (iv) printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and recording of documents evidencing ownership of an interest in the Partnership or in connection with the business of the Partnership, (v) fees and expenses paid to leasing agents, consultants, real estate brokers, insurance brokers, and other agents, (vi) costs and expenses of foreclosures, insurance premiums, real estate brokerage and leasing commissions and of maintenance of such property, (vii) the cost of insurance as required in connection with the business of the Partnership, (viii) expenses of organizing, revising, amending, modifying or terminating the Partnership, (ix) expenses in connection with distributions made by the Partnership, and communications, bookkeeping and clerical work necessary in maintaining relations with the Limited Partners and outside parties, including the cost of printing and mailing to such persons certificates for Units and reports of meetings of the Partnership, and of preparation of proxy statements and solicitations of proxies in connection therewith, (x) expenses in connection with preparing and mailing reports required to be furnished to the Limited Partners for investor, tax reporting or other purposes, or other reports to the Limited Partners which the General Partners deem to be in the best interests of the Partnership, (xi) costs of any accounting, statistical or bookkeeping equipment and services necessary for the maintenance of the books and records of the Partnership including, but not limited to, computer services and time, (xii) the cost of preparation and dissemination of the information relating to potential sale, refinancing or other disposition of Partnership property, (xiii) costs incurred in connection with any litigation in which the Partnership is involved, as well as in the examination, investigation or other proceedings conducted by any regulatory agency with jurisdiction over the Partnership including legal and accounting fees incurred in connection therewith, (xiv) costs of any computer services used for or by the Partnership, (xv) expenses of professionals employed by the Partnership in connection with any of the foregoing, including attorneys, accountants and appraisers.  For the purposes of Sections 10.17(i), a control person is someone holding a 5% or greater equity interest in the General Partners or Affiliate or a person having the power to direct or cause the direction of the General Partners or Affiliate, whether through the ownership of voting securities, by contract or otherwise.

10.18           Deferral of Fees and Expense Reimbursement.  The General Partners may defer payment of any fee or expense reimbursement provided for herein.  The amount so deferred shall be treated as a non-interest bearing debt of the Partnership and shall be paid from any source of funds available to the Partnership, including cash available for Distribution prior to the distributions to Limited Partners provided for in Article 5.

10.19           Payment upon Termination.  Upon the occurrence of a terminating event specified in Article 9 of the termination of an affiliate’s agreement, any portion of any reimbursement or interest in the Partnership payable according to the provisions of this Agreement if accrued, but not yet paid, shall be paid by the Partnership to the General Partners or Affiliates in cash, within thirty (30) days of the terminating event or termination date set forth in the written notice of termination.

ARTICLE 11

ARBITRATION

11.1           Arbitration.  As between the parties hereto, all questions as to rights and obligations arising under the terms of this Agreement are subject to arbitration, including any question concerning any right or duty under the Securities Act of 1933, the Securities Exchange Act of 1934 and the securities laws of any state in which Units are offered, and such arbitration shall be governed by the rules of the American Arbitration Association.

11.2           Demand for Arbitration.  If a dispute should arise under this Agreement, any Partner may within 60 days make a demand for arbitration by filing a demand in writing with the General Partners.

11.3           Appointment of Arbitrators.  The parties may agree upon one arbitrator, but in the event that they cannot agree, there shall be three, one named in writing by each of the parties within five (5) days after demand for arbitration is given and a third chosen by the two appointed.  Should either party refuse or neglect to join in the appointment of the arbitrator(s) or to furnish the arbitrator(s) with any papers or information demanded, the arbitrator(s) are empowered by both parties to proceed ex parte.

11.4           Hearing.  Arbitration shall take place in San Mateo, California, and the hearing before the arbitrator(s) of the matter to be arbitrated shall be at the time and place within said city as is selected by the arbitrator(s).  The arbitrator(s) shall select such time and place promptly after his (or their) appointment and shall give written notice thereof to each party at least sixty (60) days prior to the date so fixed.  At the hearing any relevant evidence may be presented by either party, and the formal rules of evidence applicable to judicial proceedings shall not govern.  Evidence may be admitted or excluded in the sole discretion of the arbitrator(s).  Said arbitrator(s) shall hear and determine the matter and shall execute and acknowledge their award in writing and cause a copy thereof to be delivered to each of the parties.

11.5           Arbitration Award.  If there is only one arbitrator, his decision shall be binding and conclusive on the parties, and if there are three arbitrators the decision of any two shall be binding and conclusive. The submission of a dispute to the arbitrator(s) and the rendering of his (or their) decision shall be a condition precedent to any right of legal action on the dispute.  A judgment confirming the award of the arbitrator(s) may be rendered by any Court having Jurisdiction; or such Court may vacate, modify, or correct the award in accordance with the prevailing sections of California State Law.

11.6           New Arbitrators.  If three arbitrators are selected under the foregoing procedure but two of the three fail to reach an Agreement in the determination of the matter in question, the matter shall be decided by three new arbitrators who shall be appointed and shall proceed in the same manner, and the process shall be repeated until a decision is finally reached by two of the three arbitrators selected.

11.7           Costs of Arbitration.  The costs of such arbitration shall be borne by the losing party or in such proportions as the arbitrators shall determine.

ARTICLE 12

MISCELLANEOUS

12.1           Covenant to Sign Documents. Without limiting the power granted by Sections 2.8 and 2.9, each Partner covenants, for himself and his successors and assigns, to execute, with acknowledgment or verification, if required, any and all certificates, documents and other writings which may be necessary or expedient to form the Partnership and to achieve its purposes, including, without limitation, the Certificate of Limited Partnership and all amendments thereto, and all such filings, records or publications necessary or appropriate laws of any jurisdiction in which the Partnership shall conduct its business.

12.2           Notices.  Except as otherwise expressly provided for in this Agreement, all notices which any Partner may desire or may be required to give any other Partners shall be in writing and shall be deemed duly given when delivered personally or when deposited in the United States mail, first-class postage pre-paid.  Notices to Limited Partners shall be addressed to the Limited Partners at the last address shown on the Partnership records.  Notices to the General Partners or to the Partnership shall be delivered to the Partnership’s principal place of business, as set forth in Section 2.3 above or as hereafter charged as provided herein.  Notice to any General Partner shall constitute notice to all General Partners.

12.3           Right to Engage in Competing Business.  Nothing contained herein shall preclude any Partner from purchasing or lending money upon the security of any other property or rights therein, or in any manner investing in, participating in, developing or managing any other venture of any kind, without notice to the other Partners, without participation by the other Partners, and without liability to them or any of them.  Each Limited Partner waives any right he may have against the General Partners for capitalizing on information received as a consequence of the General Partners management of the affairs of this Partnership.

12.4           Amendment.  This Agreement is subject to amendment by the affirmative vote of a Majority of the Limited Partners in accordance with Section 4.7, provided, however, that no such amendment shall be permitted if the effect of such amendment would be to increase the duties or liabilities of any Partner or materially change any Partner’s interest in Profits, Losses, Partnership assets, distributions, management rights or voting rights, except as agreed by that Partner.  In addition, and notwithstanding anything to the contrary contained in this Agreement, the General Partners shall have the right to amend this Agreement, without the vote or consent of any of the Limited Partners, when:

(a)           There is a change in the name of the Partnership or the amount of the contribution of any Limited Partner;

(b)           A Person is substituted as a Limited Partner;

(c)An additional Limited Partner is admitted;

(d)           A Person is admitted as a successor or additional General Partner in accordance with the terms of this Agreement;

(e)           A General Partner retires, dies, files a petition in bankruptcy, becomes insane or is removed, and the Partnership business is continued by a remaining or replacement General Partner;

(f)           There is a change in the character of the business of the Partnership;

(g)           There is a change in the time as stated in the Agreement for the dissolution of the Partnership, or the return of a Partnership contribution;

(h)           To cure any ambiguity, to correct or supplement any provision which may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement;

(i)           To delete or add any provision of this Agreement required to be so deleted or added by the Staff of the Securities and Exchange Commission or by a State “Blue Sky” Administrator or similar official, which addition or deletion is deemed by the Administrator or official to be for the benefit or protection of the Limited Partners;

(j)           To elect for the Partnership to be governed by any successor California statute governing limited partnerships; and

(k)           To modify provisions of this Agreement as noted in Sections 1.2 and 5.6 to cause this Agreement to comply with Treasury Regulation Section 1.704-1(b).

The General Partners shall notify the Limited Partners within a reasonable time of the adoption of any such amendment.

12.5           Entire Agreement.  This Agreement constitutes the entire Agreement between the parties and supersedes any and all prior agreements and representations, either oral or in writing, between the parties hereto with respect to the subject matter contained herein.

12.6           Waiver.  No waiver by any party hereto of any breach of, or default under, this Agreement by any other party shall be construed or deemed a waiver of any other breach of or default under this Agreement, and shall not preclude any party from exercising or asserting any rights under this Agreement with respect to any other.

12.7           Severability.  If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

12.8           Application of California law.  This Agreement and the application or interpretation thereof shall be governed, construed, and enforced exclusively by its terms and by the law of the State of California.

12.9           Captions.  Section titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement.

12.10           Number and Gender.  Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders.

12.11           Counterparts.  This Agreement may be executed in counterparts, any or all of which may be signed by a General Partner on behalf of the Limited Partners as their attorney-in-fact.

12.12           Waiver of Action for Partition.  Each of the parties hereto irrevocably waives during the term of the Partnership any right that it may have to maintain any action for partition with respect to any property of the Partnership.

12.13           Defined Terms.  All terms used in this Agreement which are defined in the Prospectus of Redwood Mortgage Investors VIII, dated August 4, 2005 shall have the meanings assigned to them in said Prospectus, unless this Agreement shall provide for a specific definition in Article 1.

12.14           Assignability.  Each and all of the covenants, terms, provisions and arguments herein contained shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto, subject to the requirements of Article 7.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hand the day and year first above written.

GENERAL PARTNERS:
Michael R. Burwell

GYMNO CORPORATION
A California Corporation
By:
Michael R. Burwell, President

REDWOOD MORTGAGE CORP.
A California Corporation
By:
Michael R. Burwell, President

LIMITED PARTNERS:	GYMNO CORPORATION
(General Partner and Attorney-in-Fact)
By:
Michael R. Burwell, President

SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

REDWOOD MORTGAGE INVESTORS VIII
A CALIFORNIA LIMITED PARTNERSHIP

The undersigned hereby applies to become a limited partner in REDWOOD MORTGAGE INVESTORS VIII, a California limited partnership (the “partnership”), and subscribes to purchase the number of units specified herein in accordance with the terms and conditions of the limited partnership agreement attached as Exhibit A to the prospectus dated August 4, 2005.

1.                 Representations and Warranties.  The undersigned represents and warrants to the partnership and its general partners as follows:

(a)                    I have received, read and understand the prospectus dated August 4, 2005, and in making this investment I am relying only on the information provided therein.  I have not relied on any statements or representations inconsistent with those contained in the prospectus.

(b)                    I, or the fiduciary account for which I am purchasing, meet the applicable suitability standards and financial requirements set forth in the prospectus under “INVESTOR SUITABILITY STANDARDS” as they pertain to the state of my primary residence and domicile.

(c)                    I am aware that this subscription may be rejected in whole or in part by the general partners in their sole and absolute discretion; that my investment, if accepted, is subject to certain risks described in part in “RISK FACTORS” set forth in the prospectus; and that there will be no public market for units, and accordingly, it may not be possible for me to readily liquidate my investment in the partnership.

(d)                    I have been informed by the participating broker-dealer firm specified herein, if any, of all pertinent facts relating to the lack of liquidity or marketability of this investment.  I understand that units may not be sold or otherwise disposed of without the prior written consent of the general partners, which consent may be granted or withheld in their sole discretion, that any transfer is subject to numerous other restrictions described in the prospectus and in the limited partnership agreement, and that if I am a resident of California or if the transfer occurs in California, any such transfer is also subject to the prior written consent of the California Commissioner of Corporations.  I have liquid assets sufficient to assure myself that such purchase will cause me no undue financial difficulties and that I can provide for my current needs and possible personal contingencies, or if I am the trustee of a retirement trust, that the limited liquidity of the units will not cause difficulty in meeting the trust’s obligations to make distributions to plan participants in a timely manner.

(e)                    I am of the age of majority (as established in the state in which I am domiciled) if I am an individual, and in any event, I have full power, capacity, and authority to enter into a contractual relationship with the partnership.  If acting in a representative or fiduciary capacity for a corporation, partnership or trust, or as a custodian or agent for any person or entity, I have full power or authority to enter into this subscription agreement in such capacity and on behalf of such corporation, partnership, trust, person or entity.

(f)      By virtue of my own investment acumen and experience or financial advice from my independent advisors (other than a person receiving commissions by reason of my purchase of units), I am capable of evaluating the risks and merits of an investment in the partnership.

(g)                    I am buying the units solely for my own account, or for the account of a member or members of my immediate family or in a fiduciary capacity for the account of another person or entity and not as an agent for another.

(h)                    I acknowledge and agree that counsel representing the partnership, the general partners and their affiliates does not represent me and shall not be deemed under the applicable codes of professional responsibility to have represented or to be representing me or any of the limited partners in any respect.

(i)      If I am buying the units in a fiduciary capacity or as a custodian for the account of another person or entity, I have been directed by that person or entity to purchase the unit(s), and such person or entity is aware of my purchase of units on their behalf, and consents thereto and is aware of the merits and risks involved in the investment in the partnership.

BY MAKING THESE REPRESENTATIONS, THE SUBSCRIBER HAS NOT WAIVED ANY RIGHT OF ACTION AVAILABLE UNDER APPLICABLE FEDERAL OR STATE SECURITIES LAWS INCLUDING BUT NOT LIMITED TO THE SECURITIES ACT OF 1933.

2.                 Power of Attorney.  The undersigned hereby irrevocably constitutes and appoints the general partners, and each of them, either one acting alone, as his true and lawful attorney-in-fact, with full power and authority for him, and in his name, place and stead, to execute, acknowledge, publish and file:

(a)                    The limited partnership agreement and any amendments thereto or cancellations thereof required under the laws of the State of California;

(b)                    Any other instruments, and documents as may be required by, or may be appropriate under, the laws of any state or other jurisdiction in which the partnership is doing or intends to do business; and

(c)                    Any documents which may be required to effect the continuation of the partnership, the admission of an additional or substituted limited partner, or the dissolution and termination of the partnership.

The power of attorney granted above is a special power of attorney coupled with an interest, is irrevocable, and shall survive the death or incapacity of the undersigned or, if the undersigned is a corporation, partnership, trust or association, the dissolution or termination thereof.  The power of attorney shall also survive the delivery of an assignment of units by a limited partner; provided, that where the assignee thereof has been approved by the general partners for admission to the partnership as a substituted limited partner, such power of attorney shall survive the delivery of such assignment for the sole purpose of enabling the general partners to execute, acknowledge, file and record any instrument necessary to effect such substitution.

3.                 Acceptance.  This subscription agreement will be accepted or rejected by a general partner within thirty (30) days of its receipt by the partnership.  The general partners also reserve the right to revoke its acceptance within such thirty (30) day period.  Upon acceptance, this subscription will become irrevocable, and will obligate the undersigned to purchase the number of units specified herein, for the purchase price of $1 per unit.  The general partners will return a countersigned copy of this subscription agreement to accepted subscribers, which copy (together with my canceled check) will be evidence of my purchase of units.

4.                 Payment of Subscription Price.  The full purchase price for units is $1 per unit, payable in cash concurrently with delivery of this subscription agreement.  I understand that my subscription funds will be held by the general partners until my funds are needed by the partnership to fund a mortgage investment or for other proper partnership purposes, and only then will I actually be admitted to the partnership.  In the interim, my subscription funds will earn interest at passbook savings accounts rates.  If I elect to receive monthly, quarterly or annual cash distributions, then such interest will be returned to me after I am admitted to the partnership.  If I elect to allow my share of partnership income to be paid in the form of additional units that will be reinvested by the partnership, then such interest will be invested in the partnership in which case I understand that the number of units I initially subscribed for will be increased accordingly.  If I initially elect to receive additional units and reinvest my share of partnership income, I may after three (3) years change my election and receive monthly, quarterly or annual cash distributions.  I understand that if I initially elect to receive monthly, quarterly or annual cash distributions, my election to receive cash distributions is irrevocable.  However, I understand that I may change whether I receive such distributions on a monthly, quarterly or annual basis.

5.                 THE UNDERSIGNED AGREES TO INDEMNIFY AND HOLD REDWOOD MORTGAGE INVESTORS VIII, A CALIFORNIA LIMITED PARTNERSHIP, AND ITS GENERAL PARTNERS AND OTHER AGENTS AND EMPLOYEES HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, AND DAMAGES, INCLUDING, WITHOUT LIMITATION, ALL ATTORNEYS’ FEES WHICH SHALL BE PAID AS INCURRED) WHICH ANY OF THEM MAY INCUR, IN ANY MANNER OR TO ANY PERSON, BY REASON OF THE FALSITY, INCOMPLETENESS OR MISREPRESENTATION OF ANY INFORMATION FURNISHED BY THE UNDERSIGNED HEREIN OR IN ANY DOCUMENT SUBMITTED HEREWITH.

6.                 Signature. The undersigned represents that: (a) I have read the foregoing and that all the information provided by me is accurate and complete; and (b) I will notify the general partners immediately of any material adverse change in any of the information set forth herein which occurs prior to the acceptance of my subscription.

REDWOOD MORTGAGE INVESTORS VIII
SUBSCRIPTION AGREEMENT

PLEASE READ THIS AGREEMENT BEFORE SIGNING

Type of Ownership: (check one)

	[ ]	INDIVIDUAL	[ ]	PENSION PLAN (Trustee signature required)

	[ ]	TRUST (Trustee signature required)	[ ]	PROFIT SHARING PLAN
		(Title page, Successor Trustee page and		(Trustee signature required)
signature pages of the Trust Agreement
		MUST be enclosed)	[ ]	KEOGH (H.R.10)
(Custodian signature required)
*	[ ]	JOINT TENANTS WITH RIGHTS
		OF SURVIVORSHIP	[ ]	CUSTODIAL/UGMA (circle one)
		(All parties must sign)		(Custodian signature required)

*	[ ]	COMMUNITY PROPERTY	[ ]	TOD – Transfer On Death
(must be titled as an Individual or as
*	[ ]	TENANTS IN COMMON		Joint Tenants only – special form required)
(All parties must sign)
			[ ]	401(k) (Trustee signature required)
*	[ ]	IRA
		(Individual Retirement Account)	[ ]	OTHER (Please describe)
(Investor and Custodian must sign)

*	[ ]	ROTH IRA
(Investor and Custodian must sign)

*	[ ]	SEP/IRA
(Investor and Custodian must sign)

*  Two or more signatures required. Complete Sections 1 through 6 where applicable

1.	INVESTOR NAME AND ADDRESS
Type or print your name(s) exactly as the title should appear in the account records of the partnership.  Complete this section for all trusts other than IRA/Keogh or other qualified plans.  If IRA/Keogh or qualified plan, Section 2 must also be completed.  All checks and correspondence will go to this address unless another address is listed in Sections 2 or 5 below.

[ ] Mr. [ ] Mrs. [ ] Ms. [ ] Dr.

Name as it will appear on the account (How title should be held)

(Additional Name(s) if held in joint tenancy, community property, tenants-in-common)

Street Address

City	State	Zip Code

Home Phone Number	Social Security #/ Taxpayer ID#

A social security number or taxpayer identification number is required for each individual investor.  (For IRAs, Keoghs (HR10) and qualified plans, the taxpayer identification number is your plan or account tax or employer identification number.  For most individual taxpayers, it is your social security number.  NOTE:  If the units are to be held in more than one name, only one number will be used and will be that of the first person listed).

2.	CUSTODIAN/ TRUST COMPANY REGISTRATION	Name of Custodian/Trust Company:
Please print here the exact name of Custodian/ Trust Company

Address

	City	State	Zip Code

	Taxpayer ID#		Client Account Number

SIGNATURE:

	(X)	(Custodian/Trust Company)

3.	INVESTMENT	Number of units to be purchased
Minimum subscription is
	2,000 units at $1 per unit	Amount of payment enclosed
($2,000), with additional
investments of any amount
with minimum of 1,000
units ($1,000)for existing
	limited partners.	Please make check payable to “Redwood Mortgage Investors VIII”

If the investor has elected to compound their share of monthly, quarterly or annual income (see 4. below), then the interest earned on subscription funds until admission to the partnership will be invested in additional units on behalf of the investor; therefore, the actual number of units to be issued to the investor upon admission to the partnership will be increased.

Check one: [ ] Initial Investment	[ ] Additional Investment*

*A completed Subscription Agreement is required for each initial and additional investment

4.	DISTRIBUTIONS	Does the investor wish to have his income compounded or distributed?

Check One: [ ] Compounded	or	[ ] Distributed
The election to compound income may be changed after three (3) years.
The election to distribute income is irrevocable.

If income is to be distributed:

Check One: [ ] Monthly	[ ] Quarterly	[ ] **Annually
(**payable only on 12/31)

5.	SPECIAL ADDRESS FOR CASH DISTRIBUTIONS
	(If the same as in Sections	Name		Client Account #
1 or 2, please disregard)
Address

		City	State	Zip Code

If cash distributions are to be sent to an address other than that listed, in Sections 1 or 2, please enter the information here.  All other communications will be mailed to the investor’s registered address of record under Sections 1 or 2.  In no event will the partnership or its affiliates be responsible for any adverse consequences of direct deposits.

	DIRECT DEPOSIT	Check one: Checking: [ ] Savings: [ ]

Account #__________________ ABA (Routing) #________________________

(Must attach original voided check for checking account deposits, deposit slip for savings account deposits)

6.	SIGNATURES	IN WITNESS WHEREOF, the undersigned has executed below this ________day of _______________, 200___, at (City)

		Investor’s primary residence is in	(State)

(X)
(Investor Signature and Title)

(X)
(Investor Signature and Title)

7.	BROKER-DEALER DATA (To be completed by selling broker-dealer)
The undersigned broker-dealer hereby certifies that (i) a copy of the prospectus, as amended and/or supplemented to date, has been delivered to the above investor; and (ii) that the appropriate suitability determination as set forth in the prospectus has been made and that the appropriate records are being maintained.

(X)
Broker-Dealer Authorized Signature (Required on all Applications)

Broker-Dealer Name:
Street Address:
City, State, Zip Code:

Registered Representative
Name (Last, First):
Street Address:
City, State, Zip Code
Phone No.:

The registered representative, by signing below, certifies that he has reasonable grounds to believe, on the basis of information obtained from the investor concerning his investment objectives, other investments, financial situation and needs and any other information known by the selling broker-dealer, that investment in the units is suitable for the investor and that suitability records are being maintained; and that he has informed the investor of all pertinent facts relating to the liquidity and marketability of the units.

Registered Representative’s Signature:

(X)

8.	ACCEPTANCE	This subscription accepted
This subscription will not
	be an effective agreement	REDWOOD MORTGAGE INVESTORS VIII,
	until it or a facsimile is	A California Limited Partnership
	signed by a general	900 Veterans Blvd., Suite 500
	partner of Redwood	Redwood City CA 94063
Mortgage Investors VIII, a
	California limited	(650) 365-5341
partnership
By:

(Office Use Only)

Partner #:		Date Entered:

Check Amount:	$	Check Date:

Check Number:

SPECIAL NOTICE FOR CALIFORNIA RESIDENTS ONLY
COMMISSIONER’S RULE 260.141.11
260.141.11 RESTRICTION ON TRANSFER

(a)
The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or 260.534 shall cause a copy of this section to be delivered to each issuee or transferee of such security.

(b)
It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of these rules), except:

(1)                to the issuer;

(2)                pursuant to the order or process of any court;

(3)                to any person described in Subdivision (i) of Section 25102 of the Code or Section 260.105.14 of these rules;

(4)                to the transferor’s ancestors, descendants or spouse or any custodian or trustee for the account of the transferor or the transferor’s ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee’s ancestors, descendants or spouse;

(5)                to the holders of securities of the same class of the same issuer;

(6)                by way of gift or donation inter vivos or on death;

(7)                by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities law of the foreign state, territory or country concerned;

(8)                to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or group;

(9)                if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner’s written consent is obtained or under this rule is not required;

(10)                by way of a sale qualified under Sections 25111, 25112, or 25113, or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or Subdivision (a) of Section 25143 is in effect with respect to such qualification;

(11)                by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

(12)                by way of an exchange qualified under Section 25111, 25112, or 25113 of the Code, provided that no order under Section 25140 or Subdivision (a) of Section 25148 is in effect with respect to such qualification;

(13)                between residents of foreign states, territories or countries who are neither domiciled nor actually present in this state;

(14)                to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state; or

(15)                by the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state, if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

(16)                by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities, provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

(c)
The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

“IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.”

REDWOOD MORTGAGE INVESTORS VIII

$100,000,000 Units of Limited Partnership Interest

General Partners:
Michael R. Burwell Gymno Corporation Redwood Mortgage Corp.
Dated: August 4, 2005

No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in the prospectus, and, if given or made, such information and representations must not be relied upon.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any state or to any person to whom it is unlawful to make such offer.  Neither the delivery of this prospectus not any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the partnership since the respective dates at which information is given herein, or the dates thereof:  however, if any material change occurs while this prospectus is required by law to be delivered, this prospectus will be amended or supplemented accordingly.

UNTIL _________________, 20__ ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS.  THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31.                            Other Expenses of Issuance and Distribution.

The expenses payable in connection with the issuance and distribution of the securities being registered are estimated on the maximum offering amount of $100,000,000 to be as follows:

Maximum of
$100,000,00

SEC Registration Fee	$11,770
NASD Registration Fee	10,500
California Registration Fee	2,500
Printing and Engraving Expenses	335,000
Accounting Fees and Expenses	265,000
Legal Fees and Expenses	525,000
Other Blue Sky Filing Fees and Expenses	225,000
Postage	200,000
Advertising and Sales	420,000
Sales Literature	365,000
Due Diligence	400,000
Sales Seminars	1,000,000
Miscellaneous	240,230

Total	$4,000,000

ITEM 32.	Sales to Special Parties.

Inapplicable

ITEM 33.	Recent Sales of Unregistered Securities.

None

ITEM 34.	Indemnification of Directors and Officers

Section 3.16 of the Limited Partnership Agreement provides that the General Partners and their Affiliates shall be indemnified by the Partnership for liability and related expenses (including attorneys fees) incurred in dealing with third parties, provided the General Partners or their Affiliates acted in good faith, and provided that the conduct did not constitute gross negligence or gross misconduct.  The effect on this provision that the partnership will pay any liabilities or expenses arising as a result of the actions of the general partners and their affiliates with third parties provided the general partners acted in good faith and their actions did not constitute gross negligence or gross misconduct.

Section 5 of the subscription agreement provides that the investor agrees to indemnify and hold harmless, the partnership, its general partners, agents and employees, against any claims, demands or liabilities they may incur as a result of the falsity, incompleteness or misrepresentation of any information or any documents submitted in connection with such investor’s subscription.  The effect of this provision is that if an investor represents to the partnership or the general partners, information that is not correct or complete or provides documentation which is not correct or complete, he will be required to pay any expenses or claims of the partnership and/or general partners resulting in such conduct.

ITEM 35.	Treatment of Proceeds from Stock Being Registered

Inapplicable.

ITEM 36.	Financial Statements and Exhibits.

(a)	Financial Statements Included in the Prospectus:

1.	Redwood Mortgage Investors VIII:
Report of Independent Registered Public Accounting Firm
Consolidated Financial Statements, December 31, 2004 and 2003 and for each of the years in the three year period ending December 31, 2004
Interim Consolidated Condensed Financial Statements, as of March 31, 2005 (unaudited)

2.	Gymno Corporation:
Report of Independent Registered Public Accounting Firm
Balance Sheet, as of December 31, 2004
Interim Balance Sheet, as of March 31, 2005 (unaudited)

3.	Redwood Mortgage Corp.:
Report of Independent Registered Public Accounting Firm
Balance Sheet, as of September 30, 2004
Interim Balance Sheet, as of March 31, 2005 (unaudited)

(b)	Exhibits:

Exhibit Number

1.1	Form of Participating Dealer Agreement
1.2	Form of Advisory Agreement
3.1	Sixth Amended and Restated Limited Partnership Agreement and Subscription Agreements
3.2	Special Notice for California Residents
3.3	Certificate of Limited Partnership

5.1	Opinion of Counsel as to the Legality of the Securities Being Registered
5.2	Opinion of Counsel as to ERISA Matters

8.1	Opinion of Counsel on Certain Tax Matters

10.2	Loan Servicing Agreement

10.3	(a) Form of Note secured by Deed of Trust for Construction Loans which provides for interest only payments

(b)	Form of Note secured by Deed of Trust for Commercial Loans which provides for interest only payments

(c)	Form of Note secured by Deed of Trust for Commercial Loans which provides for principal and interest payments

(d)	Form of Note secured by Deed of Trust for Residential Loans which provides for interest only payments

(e)	Form of Note secured by Deed of Trust for Residential Loans which provides for interest and principal prepayments

10.4	(a) Construction Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing to accompany Exhibit 10.3(a)

(b)	Deed of Trust, Assignment of Leases and Rents, and Security Agreement and Fixture Filing to accompany Exhibits 10.3(b) and 10.3(c)

(c)	Deed of Trust, Assignment of Leases and Rents, and Security Agreement and Fixture Filing to accompany
Exhibit 10.3(d) and 10.3(e)

10.6	Agreement to Seek a Lender

10.7	Formation Loan – Promissory Note

10.8	Line of Credit – Credit and Security Agreement

23.1	Consent of the Law Offices Morrison and Foerster LLP (included in Exhibit 5.1, Exhibit 5.2 and Exhibit 8.1)

23.2	Consent of Armanino McKenna, LLP

99.1	Table VI - Description of Open Loans of Prior Limited Partnerships

ITEM 37.	Undertaking.

THE UNDERSIGNED REGISTRANT HEREBY UNDERTAKES:

1.             To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.             That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.             That each such post-effective amendment will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendment is filed.

4.             To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the terminating of the offering.

5.             To provide the Underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

6.             To send to each limited partner at least on an annual basis a detailed statement of any transactions with the general partners or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the general partners or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

7.             To provide to the limited partners the financial statements required by Form 10-K for the first full fiscal year of operations of the partnership following this offering.

8.           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement of prospectus that is part of the registration statement will as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

9.           That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser;

(i)	Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

10.           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expense incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication for such issue.

The General Partners also undertake to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of ten percent (10%) or more (cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the Limited Partners at least once each quarter after the distribution period of the offering has ended.

The General Partners also undertake to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of ten percent (10%) or more (cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the Limited Partners at least once each quarter after the distribution period of the offering has ended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Redwood City, State of California, on March 5, 2008.

REDWOOD MORTGAGE INVESTORS VIII
A California Limited Partnership

By:/s/Michael R. Burwell
Michael R. Burwell, General Partner

BY: GYMNO CORPORATION
General Partner

By:/s/Michael R. Burwell
Michael R. Burwell, President and Chief Financial Officer

BY: REDWOOD MORTGAGE CORP.
General Partner

By:/s/Michael R. Burwell
Michael R. Burwell, President

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael R. Burwell	President and Chief Financial Officer of
Michael R. Burwell	Gymno Corporation; Director of Gymno	March 5, 2008
Corporation; President of Redwood
Mortgage Corp.

/s/ Michael R. Burwell	General Partner
Michael R. Burwell		March 5, 2008

Exhibit 1-1
100,000,000 Limited Partnership Units
($1 per Unit)
REDWOOD MORTGAGE INVESTORS VIII
PARTICIPATING BROKER DEALER AGREEMENT

______________________________
______________________________
______________________________
______________________________

Michael R. Burwell, Gymno Corporation, a California corporation and Redwood Mortgage Corp., a California corporation are the General Partners of Redwood Mortgage Investors VIII, a California Limited partnership (the “Partnership”) engaged in business as a mortgage lender.  The Partnership will loan Redwood Mortgage Corp., a California corporation, funds (the “Formation Loan”) out of which Redwood Mortgage Corp. will pay sales commissions under this Agreement.  The General Partners, on behalf of the Partnership, propose to offer and sell to qualified investors, upon the terms and subject to the conditions set forth in the Prospectus dated August 4, 2005 (the “Prospectus”), limited partnership interests (“Units”) of the Partnership at an offering price of $1 per Unit, with a minimum investment of two (2) thousand (2,000) Units per purchaser for initial investments and one (1) thousand Units (1,000) for additional investments for existing limited partners.  The offering is for a maximum of 100,000,000 Units ($100,000,000).

1.  Sale of Units.  The General Partners hereby appoint you to effect sales of Units, on a best efforts basis, for the account of the Partnership.  This appointment shall commence on the date hereof.  Subject to the terms and conditions of this Agreement and upon the basis of the representations and warranties herein set forth, you accept such appointment and agree to use your best efforts to find purchasers of Units.  Offers and sales of Units may only be made in accordance with the terms of the offering thereof as set forth in the Prospectus.

2.  Eligible Purchasers of Units.  You agree not to offer or sell Units to any person who does not meet the suitability standards set forth in the Prospectus.  Each prospective purchaser must complete and execute a Subscription Agreement, and return it to the undersigned together with such other documents, instruments or information as the General Partners may request together with a check in the full amount of the purchase price for the number of Units subscribed for.  As this is not the first offering of Units in the Partnership, no escrow will be established and all funds shall be immediately available to the Partnership.  A purchaser’s check shall be made payable to “Redwood Mortgage Investors VIII” and remitted directly to Redwood Mortgage Investors VIII, 900 Veterans Blvd., Suite 500, Redwood City, California 94063, Attention: Michael Burwell, together with the above referenced documents by noon of the next business day after your receipt.  You shall ascertain that each Subscription Agreement sent in by a prospective purchaser of Units has been fully completed and properly executed by such prospective purchaser.

The General Partners, no later than thirty (30) days after such receipt of such Subscription Agreement, shall determine whether they wish to accept the proposed purchaser as a limited partner in the Partnership.  It is understood that the General Partners reserve the right to reject the tender of any Subscription Agreement or any reason whatsoever.  Should the General Partners determine to accept the tender of a Subscription Agreement the General Partners will promptly advise you of such action.  Should the General Partners determine to reject such tender, they will notify you of such determination within this thirty (30) day period and will return to you the tendered Subscription Agreement.  If the funds are being held by the Partnership, the General Partners will return to you a check made payable to the proposed purchaser in the same amount as the proposed purchaser’s initial check.  You agree to return this Subscription Agreement and check to the prospective purchaser by noon of the next business day.  You shall not be entitled to any commissions with respect to subscription offers which are rejected.

3.         Compensation.  In consideration of your services in soliciting and obtaining purchasers of Units, Redwood Mortgage Corp. agrees to pay out of the Formation Loan to you, a sales commission in accordance with the following number of Units sold:

(a)                 You shall be paid a sales commission of either (i) five percent (5%) of the gross proceeds from the sale of Units, if the investor elects to receive monthly, quarterly or annual cash distributions of his allocable share of Partnership income or (ii) nine percent (9%) of the gross proceeds from the sale of such Units, if the investor elects to retain his or her earnings in the partnership.  Except as otherwise set forth in this Agreement or any supplements thereto, in no event shall you be entitled to receive any commission with respect an investor’s election to retain his or her earnings in the partnership.

In addition, you may be paid, in the discretion of the General Partners, up to one-half of one percent (.5%) of the gross proceeds of the Offering for bona fide accountable expenses as set forth in NASD Notice to Members 82-51 incurred by you, in connection with the performance of your due diligence services under this Agreement, including by way of illustration (i) the cost of independent auditors, accountants and legal counsel; and (ii) the costs to supervise, review and exercise due diligence activities with respect to the Partnership, including, without limitation, telephone calls and travel.

An investor’s written election to receive monthly, quarterly or annual cash distributions as indicated on his Subscription Agreement shall be final and binding on all parties.  However, such investor may change his initial decision regarding whether he wants the cash distributions paid to him on a monthly, quarterly or annual basis.  After three (3) years an investor who initially elected to receive additional Units in lieu of Periodic Cash Distributions may elect to receive monthly, quarterly or annual cash distributions.  The decision of an investor to receive cash distributions after three (3) years will not effect the payment of sales commissions.

You may also be paid, in the discretion of the General Partners, for certain expense reimbursements and sales seminar expenses.

Commissions (and due diligence expenses if specified above) shall be paid within 30 days after the Partnership’s acceptance of a prospective investor’s proper tender of a completed Subscription Agreement.

Total compensation, including commissions, expense reimbursements and sales seminars expenses, to be paid by Redwood Mortgage Corp. and the Partnership for the sale of Units shall not exceed a maximum of ten percent (10%) of the gross proceeds of the offering received plus a maximum of one-half of one percent (.5%) of gross proceeds of the offering received for bona fide due diligence expense reimbursements on an accountable basis as set forth in NASD Notice to Members 82-51 or that amount allowable under NASD Notice to Members 89-16.

4.      Further Agreements of Broker-Dealer.

(a)  You represent that you are a corporation duly organized, validly existing and in good standing under the laws of the Jurisdiction in which you are incorporated, with all requisite power and authority to enter into this Agreement and to carry out your obligations hereunder.

(b)           You represent that you are a member in good standing of the National Association of Securities Dealers, Inc., and shall maintain such registration and qualification throughout the term of this Agreement.

(c)                 You covenant and agree to comply with any applicable requirements of the Securities Exchange Act of 1934, the Securities Act of 1933, the California Corporations Code, the laws of the state in which you are registered and sell Units, the published rules and regulations of the Securities and Exchange Commission, the By-Laws and the Conduct Rules of the National Association of Securities Dealers, Inc. (“NASD”).  Furthermore, you specifically covenant and agree not to deliver the Partnership’s sales literature, if any, to any person unless such sales literature is accompanied or preceded by a copy of the Prospectus.

(d)                 You will not give any information or make any representations or warranties in connection with the offering of Units other than, or inconsistent with, those contained in the Prospectus and any sales material approved in writing by the General Partners of the Partnership.  You will deliver a copy of the Prospectus to each investor to whom an offer is made prior to or simultaneously with the first solicitation of any offer to sell the Units to an investor.  You agree to deliver or send any supplements and any amended Prospectus to any investor you have previously sent to or given a Prospectus prior to or simultaneously with the first solicitation of an offer to sell the Units to an investor.  You will not deliver the approved sales material to any person unless such sales material is accompanied or preceded by the Prospectus.  You expressly agree not to prepare or use any sales literature, advertisements or other materials in connection with the offering or sale of the Units without our prior written consent.  You agree that to the extent information is provided to you marked “For Broker-Dealer Use Only”, you will not provide such information to prospective investors.

(e)                 You will solicit only eligible purchasers of Units as described in the Prospectus under “INVESTOR SUITABILITY STANDARDS - Minimum Unit Purchase.”

(f)                 You agree to make diligent inquiries and maintain a record thereof for a period of at least six years of all prospective purchasers of the Units, in order to ascertain whether the purchase of Units represents a suitable investment for such purchaser, and whether the purchaser is otherwise eligible to purchase Units in accordance with the terms of the offering.  Such inquiry shall also be made with respect to any resales or transfers of Units.  Accordingly, you shall satisfy the following requirements:

(i)      In recommending to a prospective investor the purchase of Units, you shall have reasonable grounds to believe, on the basis of information obtained from the investor concerning his investment objectives, other investments, financial situation and needs, and any other information known by you or your representatives, that the investor (or, if the investor is acting as trustee or custodian of a trust or other entity, that such other trust or entity) is or will be in a financial position to realize to a significant extent the benefits described in the Prospectus, that such investor has a fair market net worth sufficient to sustain the risks inherent in the purchase of Units, including loss of investment and lack of liquidity, and that Units are otherwise suitable as an investment.

(ii)                    You shall also maintain in your files documents disclosing the basis upon which your determination of suitability was reached as to each investor.

(iii)                    Notwithstanding the foregoing, you shall not execute any transaction for the purchase or sale of Units in a discretionary account, without prior written approval of the transaction by your customer.

(iv)                    Prior to executing any transaction for the purchase or sale of Units, and any resale or transfer of Units as permitted, you (or one of your associated persons) shall fully inform the prospective investor of all pertinent facts relating to the liquidity and marketability of Units during the term of the Partnership.

(g)                 In connection with offering and selling Units, you agree to comply with all of the applicable requirements under the Securities Act of 1933, as amended (hereinafter referred to as the “Act”), the Securities Exchange Act of 1934, as amended, the “Securities Exchange Act”), including without limitation, the provisions of Rule 10b-6, Rule 10b-9, Rule 15c2-4 and Rule l5c2-8 under the Securities Exchange Act, the Conduct Rules of the NASD, and state blue sky or securities laws.  You agree that you will not rely exclusively on us to satisfy your duty of due diligence and, in particular, you agree to obtain from us and from other sources such information as you deem necessary to comply with Rule 2810 of NASD Conduct Rules.  You further agree to supply the Partnership with such written reports of your activities relating to the offer and sale of Units as the Partnership may request from time to time.

(h)                 You agree to diligently make inquiries as required by law of all prospective purchasers of Units in order to ascertain whether a purchase of Units is suitable for each such purchaser, and not rely solely on information supplied by each purchaser.  You also agree to promptly transmit to the Partnership all fully completed and duly executed Subscription Agreements.  You shall retain all records relating to investor suitability as to each purchaser for a period of six years from the date of sale of the Units to each purchaser.  Upon reasonable notice to you, the General Partners, or their designated agents, shall have the right to inspect such records.

(i)                 By executing this Agreement, you represent and warrant that you have reasonable grounds to believe (based on information made available to you by the General Partners of the Partnership through the Prospectus and other materials, or otherwise obtained as a result of inquiries conducted by you or other NASD member firms) that all material facts concerning the Partnership are adequately and accurately disclosed and provide a basis for evaluating the Partnership, including facts relating to items of compensation, physical properties, tax aspects, financial stability and experience of the sponsor, conflicts of interest and risk factors, and appraisals or other reports.

(j)                 For purposes of 4(i) above, you may rely upon the results of an inquiry conducted by another member broker dealer, provided that:

(i)      You have reasonable grounds to believe that such inquiry was conducted with due care;

(ii)                    The results of the inquiry were provided to you with the consent of the member broker dealer conducting or directing the inquiry;

(iii)                    No broker dealer that participated in the inquiry is the Sponsor or affiliate of the Sponsor.

5.         Termination.  Either party may terminate this Agreement at any time, effective immediately, by giving written notice to other party.  In the event of termination, you shall not be entitled to any commissions or any restitution for the value of your services rendered prior to or subsequent to the effective date of such termination, excepting only such commissions as may have been earned with respect to Units already sold by you and accepted by the Partnership prior to the termination date.

6.         Expenses.  You shall bear all your own expenses incurred in connection with the offer and sale of Units, and you shall not be entitled to any reimbursement for such expenses by the Partnership except to the extent that any due diligence expenses are specified in Section 3 of this Agreement.

7.         Indemnification.

(a)                 The Partnership and the General Partners agree to indemnify you and your officers, directors, representatives and controlling persons against losses, claims, damages or liabilities (including reasonable attorneys’ fees) to which you or such other persons may become subject, under federal or state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in the Prospectus or the omission to state therein, material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading.  The foregoing indemnity shall include reimbursement of any legal or other expenses reasonably incurred in connection with investigation or defending any such loss, claim, damage, liability or action, and shall be paid by you as such expenses are incurred.

(b)              You agree to indemnify and hold harmless the Partnership, its General Partners and all other dealers participating in the offering of Units, and each officer, director and controlling person of such persons, against any losses, claims, damages or liabilities (including reasonable attorneys’ fees) to which any of such persons may become subject, under federal or state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any statements, actions or omissions by you or any person controlled by you or acting on your behalf, which statement, action or omission is untrue or is inconsistent with or in violation of any provision of federal or state securities laws, the rules and regulations of the Securities and Exchange Commission, or the NASD Conduct Rules.  The foregoing indemnity shall include reimbursement of any legal or other expenses reasonably incurred in connection with investigation or defending any such loss, claim, damage, liability or action, and shall be paid by you as such expenses are incurred.

(c)              In order to provide for just and equitable contribution in any case in which (i) a claim is made for indemnification pursuant to this Section 7 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that express provisions of this Section 7 provide for indemnification in such case or (ii) contribution may be required on the part of a party thereto, then the General Partners, the Partnership, and Participating Dealers shall contribute to the aggregate losses, claims, damages, or liabilities to which they may be subject (which shall, for all purposes of this Agreement include, without limitation, all costs of defense and investigation and ail attorneys fees) in either such case (after contribution from others) in such proportions that the Participating Dealers are responsible in the aggregate for that portion of such losses, claims, damages or liabilities represented by the percentage that the aggregate amounts received by the Participating Dealers pursuant to Section 3 of this agreement bear to the aggregate of the offering price of the Units, and the General Partners and the Partnership shall be responsible for the balance; provided, however, that the contribution of each such Participating Dealer shall not be in excess of their proportionate share (based upon the ratio of the aggregate purchase price of the Units sold by such Participating Dealer to the aggregate purchase price of the Units sold) of the portion of such losses, claims, damages or liabilities for which the Participating Dealer is responsible.  No person guilty of a fraudulent misrepresentation shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.  If the full amount of the contribution specified in this subsection (c) of Section 7 is not permitted by law, then each Participating Dealer and each person who controls each Participating Dealer shall be entitled to contribution from the General Partners and the Partnership and controlling persons to the full extent permitted by law.

8.         Arbitration.

(a)              As between the parties hereto, all questions as to rights and obligations arising under the terms of this Agreement are subject to arbitration, including any question concerning any right or duty under the Securities Act of 1933, the Securities Exchange Act of 1934, and the securities laws of any state in which Units are offered, and the Conduct Rules of the NASD and such arbitration shall be governed by the rules of the American Arbitration Association.

(b)                 If a dispute should arise under this Agreement, any Party may within 60 days make a demand for arbitration by filing a demand in writing for the other.

(c)              The parties may agree upon one arbitrator, but in the event that they cannot agree, there shall be three, one named in writing by each of the parties within five (5) days after demand for arbitration is given and a third chosen by the two appointed.  Should either party refuse or neglect to join in the appointment of the arbitrator(s) or to furnish the arbitrator(s) with any papers or information demanded, the arbitrator(s) are empowered by both parties to proceed ex parte.

(d)              Arbitration shall take place in San Mateo, California, and the hearing before the arbitrator(s) of the matter to be arbitrated shall be at the time and place within said city as is selected by the arbitrator(s).  The arbitrator(s) shall select such time and place promptly after his (or their) appointment and shall give written notice thereof to each party at least sixty (60) days prior to the date so fixed.  At the hearing any relevant evidence may be presented by either party, and the formal rules of evidence applicable to judicial proceedings shall not govern.  Evidence may be admitted or excluded in the sole discretion of the arbitrator(s).  Said arbitrator(s) shall hear and determine the matter and shall execute and acknowledge their award in writing and cause a copy thereof to be delivered to each of the parties.

(e)              If there is only one arbitrator, his decision shall be binding and conclusive on the parties, and if there are three arbitrators the decision of any two shall be binding and conclusive.  The submission of a dispute to the arbitrator(s) and the rendering of his (or their) decision shall be a condition precedent to any right of legal action on the dispute.  A judgment confirming the award of the arbitrator(s) may be rendered by any Court having jurisdiction; or such Court may vacate, modify, or correct the award in accordance with the prevailing sections of California State Law.

(f)              If three arbitrators are selected under the foregoing procedure but two of the three fail to reach an Agreement in the determination of the matter in question, the matter shall be decided by three new arbitrators who shall be appointed and shall proceed in the same manner, and the process shall be repeated until a decision is finally reached by two of the three arbitrators selected.

(g)              The costs of such arbitration shall be borne by the losing party or in such proportions as the arbitrator(s) shall determine.

9.         Authority.  It is understood that your relationship with the Partnership is as an independent contractor and that nothing herein shall be construed and creating a relationship of partnership, joint venturers, employer and employee or any other agency relationship between you and the Partnership.

10.         Survival of Indemnities, Warranties and Representations.  The indemnity agreements and the representations and warranties of the parties as set forth herein shall remain operative and in full force and effect, regardless of any termination or cancellation of this Agreement, and shall survive the delivery of any payment for Units.

11.         Notices.  All communications hereunder shall be in writing and shall be mailed, hand delivered or telegraphed, all charges prepaid, to the respective parties at the addresses set forth herein.  The address of the Partnership and its General Partners is 900 Veterans Blvd., Suite 500, Redwood City, California 94063 (telephone: (650) 365-5341), until changed by written notice.

12.         Successors and Assigns.  This Agreement and the terms and provisions hereof shall inure to the benefit of and shall be binding upon the successors and assigns of the parties hereto; provided, however, that in no in event shall the term “successors and assigns” as used herein include any purchaser, as such, of any Units.  In addition, and without limiting the generality of the foregoing, the indemnity agreements contained herein shall inure to the benefit of the successors and assigns of the parties hereto, and shall be valid irrespective of any investigation made or not made by or on behalf of any party hereto.

13.         Applicable Law.  This Agreement shall be governed and construed in accordance with the laws of the State of California and the appropriate courts in the County of San Mateo, California should be the forum for any litigation arising hereunder.
Please confirm your Agreement with the General Partners and Redwood Mortgage Corp. to the terms contained herein and your acceptance of this appointment by dating and signing below and return a fully executed copy of this Participating Dealer Agreement to us.

REDWOOD MORTGAGE CORP.

By: _______________________________
Michael R. Burwell, President

BROKER-DEALER ACCEPTANCE
ACCEPTED this ____ day of ___________, 200_

By: ______________________________
(Print Name)

__________________________________
(Signature)

__________________________________
Title

__________________________________
Taxpayer 1. D. No.

__________________________________
(Telephone Number)

__________________________________
Type of Entity:
(corporation, partnership or proprietorship)

Exhibit 1.2
100,000,000 Limited Partnership Units
($1 per Unit)
REDWOOD MORTGAGE INVESTORS VIII
ADVISORY AGREEMENT

______________________________
______________________________
______________________________
______________________________

Michael R. Burwell, Gymno Corporation, a California corporation, and Redwood Mortgage Corp. , a California corporation, are the General Partners of Redwood Mortgage Investor VIII, a California Limited partnership (the “Partnership”) engaged in business as a mortgage lender.  The General Partners, on behalf of the Partnership, propose to offer and sell to qualified investors, upon the terms and subject to the conditions set forth in the Prospectus dated August 4, 2005 (the “Prospectus”), limited partnership interests (“Units”) of the Partnership at an offering price of $1 per Unit, with a minimum investment of two (2) thousand (2,000) Units per purchaser for initial investments and one (1) thousand Units (1,000) for additional investments for existing limited partners.  The offering is for a maximum of 100,000,000 Units ($100,000,000).

1.                 Advisory Relationship.  You are in the business of advising clients with respect to certain investments including investments in the Partnership (the “Advisor”).  As an Advisor you do not receive any sales commissions or other compensation from the Partnership, but instead receive your fees directly from your client.  You do not act as a broker dealer and investments in the Partnership are made directly by the Investor.

2.                 Eligible Purchasers of Units.  You agree not to advise to any client to invest in Units who does not meet the suitability standards set forth in the Prospectus.  You agree that you will deliver and cause each prospective purchaser to complete and execute a Subscription Agreement, and return it to the undersigned together with such other documents, instruments or information as the General Partners may request together with a check in the full amount of the purchase price for the number of Units subscribed for.  You agree to inform purchasers that a purchaser’s check shall be made payable to “Redwood Mortgage Investors VIII” and remitted directly to Redwood Mortgage Investors VIII, 900 Veterans Blvd., Suite 500, Redwood City, California 94063, Attention: Michael Burwell.  You shall ascertain that each Subscription Agreement sent in by a prospective purchaser of Units has been fully completed and properly executed by such prospective purchaser.

3.                 No Compensation.  As an Advisor to the Investor you will receive no compensation from the Partnership in connection with any Units purchased by a client who you have advised to invest in the Partnership.

4.                 Further Agreements of Advisor.

(a)           You covenant and agree to comply with any applicable requirements of the Securities Exchange Act of 1934, the Securities Act of 1933, the California Corporations Code, the laws of the state in which you are advising clients, the published rules and regulations of the Securities and Exchange Commission, and any other applicable agency.  Furthermore, you specifically covenant and agree not to deliver the Partnership’s sales literature, if any, to any person unless such sales literature is accompanied or preceded by a copy of the Prospectus.

5.                 Further Agreements of Advisor.

(a)           You covenant and agree to comply with any applicable requirements of the Securities Exchange Act of 1934, the Securities Act of 1933, the California Corporations Code, the laws of the state in which you are advising clients, the published rules and regulations of the Securities and Exchange Commission, and any other applicable agency.  Furthermore, you specifically covenant and agree not to deliver the Partnership’s sales literature, if any, to any person unless such sales literature is accompanied or preceded by a copy of the Prospectus.

(b)           You will not give any information or make any representations or warranties in connection with the offering of Units other than, or inconsistent with, those contained in the Prospectus and any sales material approved in writing by the General Partners of the Partnership.  You will deliver a copy of the Prospectus to each investor to whom you are advising.  You will not deliver the approved sales material to any person unless such sales material is accompanied or preceded by the Prospectus.  You expressly agree not to prepare or use any sales literature, advertisements or other materials in connection with your advisory services.  You agree that to the extent information is provided to you marked “For Broker-Dealer and/or Advisor Use Only”, you will not provide such information to prospective investors.

(c)           You will only advise eligible purchasers of Units to invest in the Partnership as described in the Prospectus under “INVESTOR SUITABILITY STANDARDS - Minimum Unit Purchase.”

(d)           You agree to make diligent inquiries and maintain a record thereof for a period of at least six years of all clients who you advise to purchase Units in, in order to ascertain whether the purchase of Units represents a suitable investment for such purchaser, and whether the purchaser is otherwise eligible to purchase Units in accordance with the terms of the offering.  Accordingly, you shall satisfy the following requirements:

(i)      In recommending to a prospective investor the purchase of Units, you shall have reasonable grounds to believe, on the basis of information obtained from the investor concerning his investment objectives, other investments, financial situation and needs, and any other information known by you or your representatives, that the investor (or, if the investor is acting as trustee or custodian of a trust or other entity, that such other trust or entity) is or will be in a financial position to realize to a significant extent the benefits described in the Prospectus, that such investor has a fair market net worth sufficient to sustain the risks inherent in the purchase of Units, including loss of investment and lack of liquidity, and that Units are otherwise suitable as an investment.

(ii)                 You shall also maintain in your files documents disclosing the basis upon which your determination of suitability was reached as to each investor.

(e)           In connection with your advisory activity, you agree to comply with all of the applicable requirements under the Securities Act of 1933, as amended (hereinafter referred to as the “Act”), the Securities Exchange Act of 1934, as amended, the “Securities Exchange Act”).  We have no due diligence obligation to you.

(f)           You agree to diligently make inquiries as required by law of all clients who you recommend to purchase Units in order to ascertain whether an investment in Units is suitable for each such purchaser, and not rely solely on information supplied by each purchaser.  You shall retain all records relating to investor suitability as to each purchaser for a period of six years.  Upon reasonable notice to you, the General Partners, or their designated agents, shall have the right to inspect such records.

(g)           By executing this Agreement, you represent and warrant that you have reasonable grounds to believe (based on information made available to you by the General Partners of the Partnership through the Prospectus and other materials, or otherwise obtained as a result of inquiries conducted by you) that all material facts concerning the Partnership are adequately and accurately disclosed and provide a basis for evaluating the Partnership, including facts relating to items of compensation, physical properties, tax aspects, financial stability and experience of the sponsor, conflicts of interest and risk factors, and appraisals or other reports.

6.  Termination.  Either party may terminate this Agreement at any time, effective immediately, by giving written notice to other party.

7.  Expenses.  You shall bear all your own expenses incurred in connection with your advisory activities and shall not be entitled to any reimbursement.

8.	Indemnification.

(a)           The Partnership and the General Partners agree to indemnify against losses, claims, damages or liabilities (including reasonable attorneys’ fees) to which you or such other persons may become subject, under federal or state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in the Prospectus or the omission to state therein, material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading.  The foregoing indemnity shall include reimbursement of any legal or other expenses reasonably incurred in connection with investigation or defending any such loss, claim, damage, liability or action, and shall be paid by you as such expenses are incurred.

(b)           You agree to indemnify and hold harmless the Partnership, its General Partners, their affiliated mortgage company (Redwood Mortgage), against any losses, claims, damages or liabilities (including reasonable attorneys’ fees) to which any of such persons may become subject, under federal or state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any statements, actions or omissions by you or any person controlled by you or acting on your behalf, which statement, action or omission is untrue or is inconsistent with or in violation of any provision of federal or state securities laws, the rules and regulations of the Securities and Exchange Commission, or other applicable agency.  The foregoing indemnity shall include reimbursement of any legal or other expenses reasonably incurred in connection with investigation or defending any such loss, claim, damage, liability or action, and shall be paid by you as such expenses are incurred.

9.	Arbitration.

(a)           As between the parties hereto, all questions as to rights and obligations arising under the terms of this Agreement are subject to arbitration, including any question concerning any right or duty under the Securities Act of 1933, the Securities Exchange Act of 1934, and the securities laws of any state in which Units are offered, and such arbitration shall be governed by the rules of the American Arbitration Association.

(b)           If a dispute should arise under this Agreement, any Party may within 60 days make a demand for arbitration by filing a demand in writing for the other.

(c)           The parties may agree upon one arbitrator, but in the event that they cannot agree, there shall be three, one named in writing by each of the parties within five (5) days after demand for arbitration is given and a third chosen by the two appointed.  Should either party refuse or neglect to join in the appointment of the arbitrator(s) or to furnish the arbitrator(s) with any papers or information demanded, the arbitrator(s) are empowered by both parties to proceed ex parte.

(d)           Arbitration shall take place in San Mateo, California, and the hearing before the arbitrator(s) of the matter to be arbitrated shall be at the time and place within said city as is selected by the arbitrator(s).  The arbitrator(s) shall select such time and place promptly after his (or their) appointment and shall give written notice thereof to each party at least sixty (60) days prior to the date so fixed.  At the hearing any relevant evidence may be presented by either party, and the formal rules of evidence applicable to judicial proceedings shall not govern.  Evidence may be admitted or excluded in the sole discretion of the arbitrator(s).  Said arbitrator(s) shall hear and determine the matter and shall execute and acknowledge their award in writing and cause a copy thereof to be delivered to each of the parties.

(e)           If there is only one arbitrator, his decision shall be binding and conclusive on the parties, and if there are three arbitrators the decision of any two shall be binding and conclusive.  The submission of a dispute to the arbitrator(s) and the rendering of his (or their) decision shall be a condition precedent to any right of legal action on the dispute.  A judgment confirming the award of the arbitrator(s) may be rendered by any Court having jurisdiction; or such Court may vacate, modify, or correct the award in accordance with the prevailing sections of California State Law.

(f)           If three arbitrators are selected under the foregoing procedure but two of the three fail to reach an Agreement in the determination of the matter in question, the matter shall be decided by three new arbitrators who shall be appointed and shall proceed in the same manner, and the process shall be repeated until a decision is finally reached by two of the three arbitrators selected.

(g)           The costs of such arbitration shall be borne by the losing party or in such proportions as the arbitrator(s) shall determine.

10.  Authority.  It is understood that your relationship with the Partnership is as an independent contractor and that nothing herein shall be construed and creating a relationship of partnership, joint ventures, employer and employee or any other agency relationship between you and the Partnership.

11.  Survival of Indemnities, Warranties and Representations.  The indemnity agreements and the representations and warranties of the parties as set forth herein shall remain operative and in full force and effect, regardless of any termination or cancellation of this Agreement, and shall survive the delivery of any payment for Units.

12.  Notices.  All communications hereunder shall be in writing and shall be mailed, hand delivered or telegraphed, all charges prepaid, to the respective parties at the addresses set forth herein.  The address of the Partnership and its General Partners is 900 Veterans Blvd., Suite 500, Redwood City, California 94063 (telephone: (650) 365-5341), until changed by written notice.

13.  Successors and Assigns.  This Agreement and the terms and provisions hereof shall inure to the benefit of and shall be binding upon the successors and assigns of the parties hereto; provided, however, that in no in event shall the term “successors and assigns” as used herein include any purchaser, as such, of any Units.  In addition, and without limiting the generality of the foregoing, the indemnity agreements contained herein shall inure to the benefit of the successors and assigns of the parties hereto, and shall be valid irrespective of any investigation made or not made by or on behalf of any party hereto.

14.  Applicable Law.  This Agreement shall be governed and construed in accordance with the laws of the State of California and the appropriate courts in the County of San Mateo, California should be the forum for any litigation arising hereunder.

Please confirm your Agreement with the General Partners to the terms contained herein and return a fully executed copy of this Advisory Agreement to us.

______________________________________
Michael Burwell, General Partner

BROKER-DEALER ACCEPTANCE
ACCEPTED this ____ day of __________, 200_

By: ______________________________
(Print Name)
__________________________________
(Signature)
__________________________________
Title
__________________________________
Taxpayer 1. D. No.
__________________________________
(Telephone Number)
__________________________________
Type of Entity:
(corporation, partnership or proprietorship)

SIXTH AMENDED AND RESTATED
LIMITED PARTNERSHIP AGREEMENT
OF
REDWOOD MORTGAGE INVESTORS VIII
A CALIFORNIA LIMITED PARTNERSHIP

THIS SIXTH AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT was made and entered into as of the 4th day of August, 2005, by and among MICHAEL R. BURWELL, an individual, GYMNO CORPORATION, a California corporation and REDWOOD MORTGAGE CORP., a California corporation (collectively, the “General Partners”) and such other persons who have become Limited Partners (“Existing Limited Partners”) and as may be added pursuant to the terms hereof (the “New Limited Partners”) (collectively the “Limited Partners”).

RECITALS

A.              On or about October 1993, the General Partners and the Limited Partners entered into an agreement of limited partnership for the Partnership.  The Partnership offered $15,000,000 Units of limited partnership interest (“Units”) and $14,932,017 were acquired by investors.  The Offering closed on October 31, 1996.

B.              In order to increase the Partnership’s capital base and permit the Partnership to further diversify its portfolio, in September, 1996, the General Partners elected to offer an additional 30,000,000 Units of limited partnership interest (“Units”) and $29,992,574 were  acquired by investors.  The second offering closed on August 31, 2000.

C.              In January 2000, the General Partners elected to revise their prospectus in order to meet the “Plain English” rules promulgated by the Securities and Exchange Commission (“SEC”).

D.              In order to increase the Partnership’s capital base and permit the Partnership to further diversify its portfolio, on August 31, 2000, the General Partners elected to offer an additional $30,000,000 of Units of limited partnership interest (“Units”) and $29,998,622 were acquired by investors.  The third offering closed April, 2002.

E.              In order to further increase the Partnership’s capital base and permit the Partnership to further diversify its portfolio, on October 30, 2002, the General Partners elected to offer an additional $50,000,000 of Units and $49,985,000 were acquired by investors.  The fourth offering closed on October 6, 2003.

F.              In order to further increase the Partnership’s capital base and permit the Partnership to further diversify its portfolio, on October 7, 2003, the General Partners elected to offer an additional $75,000,000.00 of Units and $57,447,382 were acquired by investors as of March 31, 2005.  The fifth offering closed on _______, 2005

G.              In order to further increase the Partnership’s capital base and permit the Partnership to further diversify its portfolio, on August 4, 2005, the General Partners elected to offer an additional $100,000,000 of Units.

H.              In connection with the additional offering of $100,000,000 of Units, the General Partners have elected to amend and restate the agreement of limited partnership (the “Agreement”).

ARTICLE 1

DEFINITIONS

Unless stated otherwise, the terms set forth in this Article 1 shall, for all purposes of this Agreement, have the meanings as defined herein:

1.1           “Affiliate” means (a) any person directly or indirectly controlling, controlled by or under common control with another person, (b) any person owning or controlling ten percent (10%) or more of the outstanding voting securities of such other person, (c) any officer, director or partner of such person, or (d) if such other person is an officer, director or partner, any company for which such person acts in any such capacity.

1.2           “Agreement” means this Limited Partnership Agreement, as amended from time to time.

1.3                 “Benefit Plan Investor” means a Limited Partner who is subject to ERISA or to the prohibited transaction provisions of Section 4975 of the Code.

1.4           “Capital Account” means, with respect to any Partner, the Capital Account maintained for such Partner in accordance with the following provisions:

(a)          To each Partner’s Capital Account there shall be credited, in the event such Partner utilized the services of a Participating Broker Dealer, such Partner’s capital contribution, or if such Partner acquired his Units through an unsolicited sale, such Partner’s capital contribution plus the amount of the sales commissions if any, paid by Redwood Mortgage Corp. that are specially allocated to such partner, such Partner’s distributive share of Profits and any items in the nature of income or gain (from unexpected adjustments, allocations or distributions) that are specially allocated to a Partner and the amount of any Partnership liabilities that are assumed by such Partner or that are secured by any Partnership property distributed to such Partner.

(b)          To each Partner’s Capital Account there shall be debited the amount of cash and the Gross Asset Value of any Partnership property distributed to such Partner pursuant to any provision of this Agreement, such Partner’s distributive share of Losses, and any items in the nature of expenses or losses that are specially allocated to a Partner and the amount of any liabilities of such Partner that are assumed by the Partnership or that are secured by any property contributed by such Partner to the Partnership.

In the event any interest in the Partnership is transferred in accordance with Section 7.2 of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.  In the event the Gross Asset Values of the Partnership assets are adjusted pursuant to Section 1.14, the Capital Accounts of all Partners shall be adjusted simultaneously to reflect the aggregate net adjustment as if the Partnership recognized gain or loss equal to the amount of such aggregate net adjustment.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulation.  In the event the General Partners shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with the then existing Treasury Regulation, the General Partners may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Partner pursuant to Article IX hereof upon the dissolution of the Partnership.  The General Partners shall adjust the amounts debited or credited to Capital Accounts with respect to (a) any property contributed to the Partnership or distributed to the Partners, and (b) any liabilities that are secured by such contributed or distributed property or that are assumed by the Partnership or the Partners, in the event the General Partners shall determine such adjustments are necessary or appropriate pursuant to Treasury Regulation Section 1.704-l(b)(2)(iv) as provided for in Section 5.4.  The General Partners shall make any appropriate modification in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulation Section 1.704-l(b) as provided for in Sections 5.6 and 12.4(k).

1.5                 “Cash Available for Distribution” means an amount of cash equal to the excess of accrued income from operations and investment of, or the sale or refinancing or other disposition of, Partnership assets during any calendar month over the accrued operating expenses of the Partnership during such month, including any adjustments for bad debt reserves or deductions as the General Partners may deem appropriate, all determined in accordance with generally accepted accounting principles; provided, that such operating expenses shall not include any general overhead expenses of the General Partners not specifically related to, billed to or reimbursable by the Partnership as specified in Sections 10.13 through 10.15.

1.6                  “Code” means the Internal Revenue Code of 1986 and corresponding provisions of subsequent revenue laws.

1.7                  “Continuing Servicing Fee” means an amount equal to approximately (0.25%) of the Limited Partnership’s capital account which amount shall be paid to certain participating Broker Dealers payable only in connection with the initial offering of 150,000 Units pursuant to the Prospectus dated May 19, 1993.

1.8                 “Deed of Trust” means the lien or liens created on the real property or properties of the borrower securing the borrower’s obligation to the Partnership to repay the Mortgage Investment.

1.9                 “Earnings” means all revenues earned by the Partnership less all expenses incurred by the Partnership.

1.10           “Fifth Formation Loan” means a loan to Redwood Mortgage Corp., an affiliate of the General Partners, in connection with the offering of $75,000,000 Units pursuant to the Prospectus dated October 7, 2003 equal to the amount of the sales commissions and the amounts payable in connection with unsolicited sales.  Redwood Mortgage Corp. will pay all sales commissions and amounts due in connection with unsolicited sales from the Fifth Formation Loan.  The Fifth Formation Loan will be unsecured, not bear interest and will be repaid in annual installments.

1.11           “Fiscal Year” means a year ending December 31st.

1.12           “First Formation Loan” means a loan to Redwood Mortgage Corp., an affiliate of the General Partners, in connection with the initial offering of 15,000,000 Units pursuant to the Prospectus dated May 19, 1993, equal to the amount of the sales commissions (excluding any Continuing Servicing Fees) and all amounts payable in connection with any unsolicited sales.  Redwood Mortgage Corp. will pay all sales commissions (excluding any Continuing Servicing Fees) and all amounts payable in connection with any unsolicited sales from the First Formation Loan.  The First Formation Loan will be unsecured, and will be repaid in ten (10) equal annual installments of principal, without interest commencing on December 31 of the year in which the initial offering terminates.

1.13           “Fourth Formation Loan” means the loan to Redwood Mortgage Corp., a General Partner, in connection with the offering of 50,000,000 Units pursuant to the Prospectus dated October 30, 2002 equal to the amount of the sales commissions and the amounts payable in connection with the unsolicited sales.  Redwood Mortgage Corp. will pay all sales commissions and amounts due in connection with the unsolicited sales from the Fourth Formation Loan.  The Fourth Formation Loan will be unsecured, not bear interest, and will be repaid in annual installments.

1.14           “Formation Loans” means collectively the First, Second, Third, Fourth, Fifth and Sixth Formation Loans.

1.15           “General Partners” means Michael R. Burwell, Gymno Corporation, a California corporation, and Redwood Mortgage Corp., a California corporation or any Person substituted in place thereof pursuant to this Agreement. “General Partner” means any one of the General Partners.

1.16           “Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(a)           The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the contributing Partner and the Partnership;

(b)           The Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as determined by the General Partners, as of the following times: (a) the acquisition of an additional interest in the Partnership (other than pursuant to Section 4.2) by any new or existing Partner in exchange for more than a de minimis capital contribution; (b) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property other than money, unless all Partners receive simultaneous distributions of undivided interests in the distributed property in proportion to their Interests in the Partnership; and (c) the termination of the Partnership for federal income tax purposes pursuant to Section 708(b)(1)(B) of the Code; and

(c)           If the Gross Asset Value of an asset has been determined or adjusted pursuant to clause (a) or (b) above, such Gross Asset Value shall thereafter be adjusted by the depreciation, amortization or other cost recovery deduction allowable which is taken into account with respect to such asset for purposes of computing Profits and Losses.

1.17           “Limited Partners” means the Initial Limited Partner until it shall withdraw as such, and the purchasers of Units in Redwood Mortgage Investors VIII, who are admitted thereto and whose names are included on the Certificate and Agreement of Limited Partnership of Redwood Mortgage Investors VIII.  Reference to a “Limited Partner” shall be to any one of them.

1.18           “Limited Partnership Interest” means the percentage ownership interest of any Limited Partner in the Partnership determined at any time by dividing a Limited Partner’s current Capital Account by the total outstanding Capital Accounts of all Limited Partners.

1.19           “Majority of the Limited Partners” means Limited Partners holding a majority of the total outstanding Limited Partnership Interests as of the first day of the current calendar month.

1.20           “Mortgage Investment(s)” or “Loans” means the loan(s) and/or an undivided interest in the loans the Partnership intends to extend to the general public secured by real property deeds of trust.

1.21           “Net Asset Value” means the Partnership’s total assets less its total liabilities.

1.22           “Partners” means the General Partners and the Limited Partners, collectively.  “Partner” means any one of the Partners.

1.23           “Partnership” means Redwood Mortgage Investors VIII, a California limited partnership, the limited partnership created pursuant to this Agreement.

1.24           “Partnership Interest” means the percentage ownership interest of each Partner in the partnership as defined in Section 5.1.

1.25           “Person” means any natural person, partnership, corporation, unincorporated association or other legal entity.

1.26           “Profits” and “Losses” mean, for each Fiscal Year or any other period, an amount equal to the Partnership’s taxable income or loss for such Fiscal Year or other given period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(a)           Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this Section 1.25 shall be added to such taxable income or loss;

(b)           Any expenditures of the Partnership described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) of the Code expenditures pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this Section 1.25, shall be subtracted from such taxable income or loss.

(c)           Gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(d)           In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account depreciation, amortization or other cost recovery deductions for such Fiscal Year or other period, computed such that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of a Fiscal Year or other period, depreciation, amortization or other cost recovery deductions shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deductions for such Fiscal Year or other period bears to such beginning adjusted tax basis; and

(e)           Notwithstanding any other provision of this Section 1.25, any items in the nature of income or gain or expenses or losses, which are specially allocated under Section 5.4 (a) or (b), shall not be taken into account in computing Profits or Losses.

1.27           “Sales Commissions” means the amount of compensation, which may be paid under one of two options, to be paid to Participating Broker Dealers in connection with the sale of Units.

1.28           “Second Formation Loan” means the loan to Redwood Mortgage Corp., a General Partner, in connection with the second offering of $30,000,000 in Units pursuant to the Prospectus dated December 4, 1996 equal to the amount of the sales commissions and the amounts payable in connection with unsolicited sales.  Redwood Mortgage Corp. will pay all sales commissions and amounts due in connection with unsolicited sales from the Second Formation Loan.  The Second Formation Loan will be unsecured, will not bear interest and will be repaid in annual installments.

1.29           “Third Formation Loan” means the loan to Redwood Mortgage Corp., a General Partner, in connection with the offering of $30,000,000 in Units pursuant to the Prospectus dated August 31, 2000 equal to the amount of the sales commissions and the amounts payable with the unsolicited sales.  Redwood Mortgage Corp. will pay all sales commissions and amounts due in connection with the unsolicited sales from the Third Formation Loan.  The Third Formation Loan will be unsecured, will not bear interest, and will be repaid in annual installments.

1.30           “Sixth Formation Loan” means the loan to Redwood Mortgage Corp., an affiliate of the General Partner, in connection with the offering of $100,000,000 Units pursuant to the Prospectus dated August 4, 2005 equal to the amount of the sales commissions and the amounts payable with unsolicited sales.  Redwood Mortgage Corp. will pay all sales commissions and amounts due in connection with unsolicited sales from the Sixth Formation Loan.  The Sixth Formation Loan will be unsecured, will not bear interest, and will be repaid in annual installments.

1.31           “Units” mean the shares of ownership of the Partnership issued to Limited Partners upon their admission to the Partnership, pursuant to the Partnership’s Prospectuses dated February 2, 1993, December 4, 1996, August 31, 2000, October 30, 2002, October 7, 2003 and August 4, 2005 and any supplements or amendments thereto (the “Prospectus”).

ARTICLE 2

ORGANIZATION OF THE LIMITED PARTNERSHIP

2.1           Formation.  The parties hereto hereby agree to form a limited partnership, pursuant to the provision of Chapter 3, Title 2, of the California Corporations Code, as in effect on the date hereof, commonly known as the California Revised Limited Partnership Act (the “California Act”).

2.2           Name.  The name of the Partnership is REDWOOD MORTGAGE INVESTORS VIII, a California limited partnership.

2.3           Place of Business.  The principal place of business of the Partnership shall be located at 900 Veterans Blvd., Suite 500, Redwood City, California 94063, until changed by designation of the General Partners, with notice to all Limited Partners.

2.4           Purpose.  The primary purpose of this Partnership is to engage in business as a mortgage lender for the primary purpose of making Loans secured by deeds of trust (the “Loans”) on California real estate.

2.5           Substitution of Limited Partner.  A Limited Partner may assign all or a portion of his Partnership Interest and substitute another person in his place as a Limited Partner only in compliance with the terms and conditions of Sections 7.2 and 7.3.

2.6           Certificate of Limited Partnership.  The General Partners shall duly execute and file with the Office of the Secretary of State of the State of California, a Certificate of Limited Partnership pursuant to the provisions of Section 15621 of the California Corporations Code.  Thereafter, the General Partners shall execute and cause to be filed Certificates of Amendment of the Certificate of Limited Partnership whenever required by the California Act or this Agreement.  At the discretion of the General Partners, a certified copy of the Certificate of Limited Partnership may also be filed in the Office of the Recorder of any county in which the Partnership shall have a place of business or in which real property to which it holds title shall be situated.

2.7           Term.  The Partnership shall be formed and its term shall commence as of the date on which this Limited Partnership Agreement is executed and the Certificate of Limited Partnership referred to in Section 2.6 is filed with the Office of the Secretary of State, and shall continue until December 31, 2032, unless earlier terminated pursuant to the provisions of this Agreement or by operation of law.

2.8           Power of Attorney.  Each of the Limited Partners irrevocably constitutes and appoints the General Partners, and each of them, any one of them acting alone, as his true and lawful attorney-in-fact, with full power and authority for him, and in his name, place and stead, to execute, acknowledge, publish and file:

(a)           This Agreement, the Certificate of Limited Partnership and any amendments thereof required under the laws of the State of California;

(b)           Any certificates, instruments and documents, including, without limitation, Fictitious Business Name Statements, as may be required by, or may be appropriate under, the laws of any state or other jurisdiction in which the Partnership is doing or intends to do business; and

(c)           Any documents which may be required to effect the continuation of the Partnership, the admission of an additional or substituted Partner, or the dissolution and termination of the Partnership.

Each Limited Partner hereby agrees to execute and deliver to the General Partners within five (5) days after receipt of the General Partners’ written request therefore, such other and further statements of interest and holdings, designations, and further statements of interest and holdings, designations, powers of attorney and other instruments that the General Partners deem necessary to comply with any laws, rules or regulations relating to the Partnership’s activities.

2.9           Nature of Power of Attorney.  The foregoing grant of authority is a special power of attorney coupled with an interest, is irrevocable, and survives the death of the undersigned or the delivery of an assignment by the undersigned of a Limited Partnership Interest; provided, that where the assignee thereof has been approved by the General Partners for admission to the Partnership as a substituted Limited Partner, the Power of Attorney survives the delivery of such assignment for the sole purpose of enabling the General Partners to execute, acknowledge and file any instrument necessary to effect such substitution.

2.

THE GENERAL PARTNERS

3.1  Authority of the General Partners.  The General Partners shall have all of the rights and powers of a partner in a general partnership, except as otherwise provided herein.

3.2  General Management Authority of the General Partners.  Except as expressly provided herein, the General Partners shall have sole and complete charge of the affairs of the Partnership and shall operate its business for the benefit of all Partners.  Each of the General Partners, acting alone or together, shall have the authority to act on behalf of the Partnership as to any matter for which the action or consent of the General Partners is required or permitted.  Without limitation upon the generality of the foregoing, the General Partners shall have the specific authority:

(b)  To expend Partnership funds in furtherance of the business of the Partnership and to acquire and deal with assets upon such terms as they deem advisable, from affiliates and other persons;

(b)           To determine the terms of the offering of Units, including the right to increase the size of the offering or offer additional securities, the amount for discounts allowable or commissions to be paid and the manner of complying with applicable law;

(c)           To employ, at the expense of the Partnership, such agents, employees, independent contractors, attorneys and accountants as they deem reasonable and necessary;

(d)           To effect necessary insurance for the proper protection of the Partnership, the General Partners or Limited Partners;

(e)           To pay, collect, compromise, arbitrate, or otherwise adjust any and all claims or demands against the Partnership;

(f)           To bind the Partnership in all transactions involving the Partnership’s property or business affairs, including the execution of all loan documents and the sale of notes and to change the Partnership’s investment objectives, notwithstanding any other provision of this Agreement; provided, however, the General Partners may not, without the consent of a Majority of the Limited Partners, sell or exchange all or substantially all of the Partnership’s assets, as those terms are defined in Section 9.1;

(g)           To amend this Agreement with respect to the matters described in Subsections 12.4(a) through (k) below;

(h)           To determine the accounting method or methods to be used by the Partnership, which methods may be changed at any time by written notice to all Limited Partners;

(i)           To open accounts in the name of the Partnership in one or more banks, savings and loan associations or other financial institutions, and to deposit Partnership funds therein, subject to withdrawal upon the signature of the General Partners or any person authorized by them;

(j)           To borrow funds for the purpose of making Loans, provided that the amount of borrowed funds does not exceed fifty percent (50%) of the Partnership’s Loan portfolio and in connection with such borrowings, to pledge or hypothecate all or a portion of the assets of the Partnership as security for such loans; and

(k)           To invest the reserve funds of the Partnership in cash, bank accounts, certificates of deposits, money market accounts, short-term bankers acceptances, publicly traded bond funds or any other liquid assets.

3.3  Limitations.  Without a written consent of or ratification by all Limited Partners, the General Partners shall have no authority to do any act prohibited by law; or to admit a person as a Limited Partner other than in accordance with the terms of this Agreement.

3.4  No Personal Liability.  The General Partners shall have no personal liability for the original invested capital of any Limited Partner or to repay the Partnership any portion or all of any negative balance in their capital accounts, except as otherwise provided in Article 4.
3.5  Compensation to General Partners.  The General Partners shall be entitled to be compensated and reimbursed for expenses incurred in performing its management functions in accordance with the provisions of Article 10 thereof, and may receive compensation from parties other than the Partnership.

3.6  Fiduciary Duty.  The General Partners shall have the fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, and they shall not employ such funds or assets in any manner except for the exclusive benefit of the Partnership.

3.7  Allocation of Time to Partnership Business. The General Partners shall not be required to devote full time to the affairs of the Partnership, but shall devote whatever time, effort and skill they deem to be reasonably necessary for the conduct of the Partnership’s business.  The General Partners may engage in any other businesses or activities, including businesses related to or competitive with the Partnership.

3.8  Assignment by a General Partner.  A General Partner’s interest in income, losses and distributions of the Partnership shall be assignable at the discretion of a General Partner, which, if made, may be converted, at a General Partner’s option, into a limited partnership interest to the extent of the assignment.

3.9  Partnership Interest of General Partners.  The General Partners shall be allocated a total of one percent (1%) of all items of Partnership income, gains, losses, deductions and credits as described in Section 5.1, which shall be shared equally among them.

3.10  Removal of General Partners.  A General Partner may be removed upon the following conditions:

(a)           By written consent of a Majority of the Limited Partners.  Limited Partners may exercise such right by presenting to the General Partner a notice, with their acknowledged signatures thereon, to the effect that the General Partner is removed; the notice shall set forth the grounds for removal and the date on which removal is to become effective;

(b)           Concurrently with such notice or within thirty (30) days thereafter by notice similarly given, a Majority of the Limited Partners may also designate a successor as General Partner;

(c)           Substitution of a new General Partner, if any, shall be effective upon written acceptance of the duties and responsibilities of a General Partner by the new General Partner.  Upon effective substitution of a new General Partner, this Agreement shall remain in full force and effect, except for the change in the General Partner, and business of the Partnership shall be continued by the new General Partner.  The new General Partner shall thereupon execute, file and record an amendment to the Certificate of Limited Partnership in the manner required by law.

Failure of the Limited Partners giving notice of removal to designate a new General Partner within the time specified herein or failure of the new General Partner so designated to execute written acceptance of the duties and responsibilities of a General Partner hereunder within ten (10) days after such designation shall dissolve and terminate the Partnership, unless the business of the Partnership is continued by the remaining General Partners, if any.

If all or any one of the initial General Partners is removed as a General Partner by the vote of a majority of Limited Partners and a successor or additional General Partner(s) is thereafter designated, and if such successor or additional General Partner(s) begins using any other loan brokerage firm for the placement of loans, Redwood Mortgage Corp. will be immediately released from any further obligation under the Formation Loans (except for a proportionate share of the principal installment due at the end of that year, prorated according to the days elapsed.)

In the event that all of the General Partners are removed, no other General Partners are elected, the Partnership is liquidated and Redwood Mortgage Corp. is no longer receiving payments for services rendered, the debt on the Formation Loans shall be forgiven by the Partnership and Redwood Mortgage Corp. will be immediately released from any further obligation under the Formation Loans.

3.11  Commingling of Funds.  The funds of the Partnership shall not be commingled with funds of any other person or entity.

3.12  Right to Rely on General Partners.  Any person dealing with the Partnership may rely (without duty of further inquiry) upon a certificate signed by the General Partners as to:

(a)           The identity of any General Partner or Limited Partner;

(b)           The existence or nonexistence of any fact or facts which constitute a condition precedent to acts by a

General Partner or which are in any further manner germane to the affairs of the Partnership;

(c)           The persons who are authorized to execute and deliver any instrument or document of the Partnership; or

(d)           Any act or failure to act by the Partnership or any other matter whatsoever involving the Partnership or any Partner.

3.13  Sole and Absolute Discretion.  Except as otherwise provided in this Agreement, all actions which any General Partner may take and all determinations which any General Partner may take and all determinations which any General Partners may make pursuant to this Agreement may be taken and made at the sole and absolute discretion of such General Partner.

3.14  Merger or Reorganization of the General Partners.  The following is not prohibited and will not cause a dissolution of the Partnership:  (a) a merger or reorganization of the General Partners or the transfer of the ownership interest of the General Partners; and (b) the assumption of the rights and duties of the General Partners by the transferee of the rights and duties of the General Partners by the transferee entity so long as such transferee is an Affiliate under the control of the General Partners.

3.15  Dissenting Limited Partners’ Rights.  If the Partnership participates in any acquisition of the Partnership by another entity, any combination of the Partnership with another entity through a merger or consolidation, or any conversion of the Partnership into another form of business entity (such as a corporation) that requires the approval of the outstanding limited partnership interest, the result of which would cause the other entity to issue securities to the Limited Partners, then each Limited Partner who does not approve of such reorganization (the “Dissenting Limited Partner”) may require the Partnership to purchase for cash, at its fair market value, the interest of the Dissenting Limited Partner in the Partnership in accordance with Section 15679.2 of the California Corporations Code.  The Partnership, however, may itself convert to another form of business entity (such as a corporation, trust or association) if the conversion will not result in a significant adverse change in (i) the voting rights of the Limited Partners, (ii) the termination date of the Partnership (currently, December 31, 2032, unless terminated earlier in accordance with the Partnership Agreement), (iii) the compensation payable to the General Partners or their Affiliates, or (iv) the Partnership’s investment objectives.

The General Partners will make the determination as to whether or not any such conversion will result in a significant adverse change in any of the provisions listed in the preceding paragraph based on various factors relevant at the time of the proposed conversion, including an analysis of the historic and projected operations of the Partnership; the tax consequences (from the standpoint of the Limited Partners) of the conversion of the Partnership to another form of business entity and of an investment in a limited partnership as compared to an investment in the type of business entity into which the Partnership would be converted; the historic and projected operating results of the Partnership’s Loans, and the then-current value and marketability of the Partnership’s Loans.  In general, the General Partners would consider any material limitation on the voting rights of the Limited Partners or any substantial increase in the compensation payable to the General Partners or their Affiliates to be a significant adverse change in the listed provisions.

3.16  Exculpation and Indemnification.  The General Partners shall have no liability whatsoever to the Partnership or to any Limited Partner, so long as a General Partner determined in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Partnership, and such loss or liability did not result from the gross negligence or gross misconduct of the General Partner being held harmless.  The General Partners or any Partnership employee or agent shall be entitled to be indemnified by the Partnership, at the expense of the Partnership, against any loss or liability (including attorneys’ fees, which shall be paid as incurred) resulting from assertion of any claim or legal proceeding relating to the activities of the Partnership, including claims, or legal proceedings brought by a third party or by Limited Partners, on their own behalf or as a Partnership derivative suit, so long as the party to be indemnified determined in good faith that the course of conduct which gave rise to such claim or proceeding was in the best interests of the Partnership and such course of conduct did not constitute gross negligence or gross misconduct; provided, however, any such indemnification shall only be recoverable out of the assets of the Partnership and not from Limited Partners.  Nothing herein shall prohibit the Partnership from paying in whole or in part the premiums or other charge for any type of indemnity insurance by which the General Partners or other agents or employees of the Partnership are indemnified or insured against liability or loss arising out of their actual or asserted misfeasance or nonfeasance in the performance of their duties or out of any actual or asserted wrongful act against the Partnership including, but not limited to judgments, fines, settlements and expenses incurred in the defense of actions, proceedings and appeals therefrom.  Notwithstanding the foregoing, neither the General Partners nor their affiliates shall be indemnified for any liability imposed by judgment (including costs and attorneys’ fees) arising from or out of a violation of state or federal securities laws associated with the offer and sale of Units offered hereby.  However, indemnification will be allowed for settlements and related expenses of lawsuits alleging securities law violations and for expenses incurred in successfully defending such lawsuits provided that (a) a court either approves indemnification of litigation costs if the General Partners are successful in defending the action; or (b) the settlement and indemnification is specifically approved by the court of law which shall have been advised as to the current position of the Securities and Exchange Commission (as to any claim involving allegations that the Securities Act of 1933 was violated) and California Commissioner of Corporations or the applicable state authority (as to any claim involving allegations that the applicable state’s securities laws were violated).

ARTICLE 4

CAPITAL CONTRIBUTIONS; THE LIMITED PARTNERS

4.1           Capital Contribution by General Partners.  The General Partners, collectively, shall contribute to the Partnership an amount in cash equal to 1/10 of 1% of the aggregate capital contributions of the Limited Partners.

4.2           Other Contributions.

(a)          Capital Contribution by Initial Limited Partner.  The Initial Limited Partner made a cash capital contribution to the Partnership of $1,000.  Upon the admission of additional Limited Partners to the Partnership pursuant to Section 4.2(b) of this Agreement, the Partnership promptly refunded to the Initial Limited Partner its $1,000 capital contribution and upon receipt of such sum the Initial Limited Partner was withdrawn from the Partnership as its Initial Limited Partner.

(b)          Capital Contributions of Existing Limited Partners.  The existing Limited Partners have contributed in the aggregate to the capital of the Partnership an amount equal to $172,223,000 as of December 31, 2004.

(c)          Capital Contributions of New Limited Partners.  The new Limited Partners shall contribute to the capital of the Partnership an amount equal to one dollar ($1) for each Unit subscribed for by each such New Limited Partners, with a minimum subscription of two thousand (2000) Units per Limited Partner (including subscriptions from entities of which such limited partner is the sole beneficial owner).  The total additional capital contributions of the New Limited Partners will not exceed $100,000,000.

(d)          Escrow Account.  No escrow account will be established and all proceeds from the sale of Units will be remitted directly to the Partnership.

Subscription Agreements shall be accepted or rejected within 30 days of their receipt.  All subscription monies deposited by persons whose subscriptions are rejected shall be returned to such subscribers forthwith after such rejection without interest.  The public offering of Units shall terminate one year from the effective date of the Prospectus unless fully subscribed at an earlier date or terminated on an earlier date by the General Partners, or unless extended by the General Partners for additional one year periods.

(e)          Subscription Account.  Subscriptions received after the activation of the Partnership will be deposited into a subscription account at a federally insured commercial bank or other depository and invested in short-term certificates of deposit, a money market or other liquid asset account.  Prospective investors whose subscriptions are accepted will be admitted into the Partnership only when their subscription funds are required by the Partnership to fund a Loan, or the Formation Loan, to create appropriate reserves or to pay organizational expenses or other proper Partnership purposes.  During the period prior to admittance of investors as Limited Partners, proceeds from the sale of Units are irrevocable, and will be held by the General Partners for the account of Limited Partners in the subscription account.  Investors’ funds will be transferred from the subscription account into the Partnership on a first-in, first-out basis.  Upon admission to the Partnership, subscription funds will be released to the Partnership and Units will be issued at the rate of $1 per unit or fraction thereof.  Interest earned on subscription funds while in the subscription account will be returned to the subscriber, or if the subscriber elects to compound earnings, the amount equal to such interest will be added to his investment in the Partnership, and the number of Units actually issued shall be increased accordingly.  In the event only a portion of a subscribing Limited Partner’s funds are required, then all funds invested by such subscribing Limited Partners at the same time shall be transferred.  Any subscription funds remaining in the subscription account after the expiration of one (1) year from the date any such subscription funds were first received by the General Partners shall be returned to the subscriber.

(f)          Admission of Limited Partners.  Subscribers shall be admitted as Limited Partners when their subscription funds are required by the Partnership to fund a Loan, or the Formation Loan, to create appropriate reserves or to pay organizational expenses, as described in the Prospectus.  Subscriptions shall be accepted or rejected by the General Partners on behalf of the Partnership within 30 days of their receipt.  Rejected subscriptions and monies shall be returned to subscribers forthwith.

The Partnership shall amend Schedule A to the Limited Partnership Agreement from time to time to effect the substitution of substituted Limited Partners in the case of assignments, where the assignee does not become a substituted Limited Partner, the Partnership shall recognize the assignment not later than the last day of the calendar month following acceptance of the assignment by the General Partners.

No person shall be admitted as a Limited Partner who has not executed and filed with the Partnership the subscription form specified in the Prospectus used in connection with the public offering, together with such other documents and instruments as the General Partners may deem necessary or desirable to effect such admission, including, but not limited to, the execution, acknowledgment and delivery to the General Partners of a power of attorney in form and substance as described in Section 2.8 hereof.

(g)  Names, Addresses, Date of Admissions, and Contributions of Limited Partners.  The names, addresses, date of admissions and capital contributions of the Limited Partners shall be set forth in Schedule A attached hereto, as amended from time to time, and incorporated herein by reference.

4.3           Election to Receive Monthly, Quarterly or Annual Cash Distributions.  Upon subscription for Units, a subscribing Limited Partner must elect whether to receive monthly, quarterly or annual cash distributions from the Partnership or to have earnings retained in his Capital Account that will increase it in lieu of receiving periodic cash distributions.  If the Limited Partner initially elects to receive monthly, quarterly or annual distributions, such election, once made, is irrevocable.  However, a Limited Partner may change his election regarding whether he wants to receive such distributions on a monthly, quarterly or annual basis.  If the Limited Partner initially elects to have earnings retained in his Capital Account in lieu of cash distributions, he may after three (3) years, change his election and receive monthly, quarterly or annual cash distributions.  Earnings allocable to Limited Partners who elect to have earnings retained in their Capital Account will have earnings retained by the Partnership to be used for making further Loans or for other proper Partnership purposes.  The Earnings from such further Loans will be allocated among all Partners; however, Limited Partners who elect to have earnings retained in their Capital Account will be credited with an increasingly larger proportionate share of such Earnings than Limited Partners who receive monthly, quarterly or annual distributions since Limited Partners’ Capital Accounts who elect to have earnings retained in their Capital Accounts will increase over time.  Annual distributions will be made at the end of the calendar year.

4.4           Interest.  No interest shall be paid on, or in respect of, any contribution to Partnership Capital by any Partner, nor shall any Partner have the right to demand or receive cash or other property in return for the Partner’s capital contribution.

4.5           Loans.  Any Partner or Affiliate of a Partner may, with the written consent of the General Partners, lend or advance money to the Partnership.  If the General Partners or, with the written consent of the General Partners, any Limited Partner shall make any loans to the Partnership or advance money on its behalf, the amount of any such loan or advance shall not be treated as a contribution to the capital of the Partnership, but shall be a debt due from the Partnership.  The amount of any such loan or advance by a lending Partner or an Affiliate of a Partner shall be repayable out of the Partnership’s cash and shall bear interest at a rate of not in excess of the greater of (i) the prime rate established, from time to time, by any major bank selected by the General Partners for loans to the bank’s most creditworthy commercial borrowers, plus 5% per annum, or (ii) the maximum rate permitted by law.  None of the Partners or their Affiliates shall be obligated to make any loan or advance to the Partnership.

4.6           No Participation in Management.  Except as expressly provided herein, the Limited Partners shall take no part in the conduct or control of the Partnership business and shall have no right or authority to act for or bind the Partnership.

4.7           Rights and Powers of Limited Partners.  In addition to the matters described in Section 3.10 above, the Limited Partners shall have the right to vote upon and take any of the following actions upon the approval of a Majority of the Limited Partners, without the concurrence of the General Partners.

(a)           Dissolution and termination of the Partnership prior to the expiration of the term of the Partnership as stated in Section 2.7 above

(b)           Amendment of this Agreement, subject to the limitations set forth in Section 12.4;

(c)           Disapproval of the sale of all or substantially all the assets of the Partnership (as defined in Subsection 9.1(c) below); or

(d)           Removal of the General Partners and election of a successor, in the manner and subject to the conditions described in Section 3.10 above.

Except as expressly set forth above or otherwise provided for in this Agreement, the Limited Partners shall have no other rights as set forth in the California Act.

4.8  Meetings.  The General Partners, or Limited Partners representing ten percent (10%) of the outstanding Limited Partnership Interests, may call a meeting of the Partnership and, if desired, propose an amendment to this Agreement to be considered at such meeting.  If Limited Partners representing the requisite Limited Partnership Interests present to the General Partners a statement requesting a Partnership meeting, the General Partners shall fix a date for such meeting and shall, within twenty (20) days after receipt of such statement, notify all of the Limited Partners of the date of such meeting and the purpose for which it has been called.  Unless otherwise specified, all meetings of the Partnership shall be held at 2:00 P.M. at the office of the Partnership, upon not less than ten (10) and not more than sixty (60) days written notice.  At any meeting of the Partnership, Limited Partners may vote in person or by proxy.  A majority of the Limited Partners, present in person or by proxy, shall constitute a quorum at any Partnership meeting.  Any question relating to the Partnership which may be considered and acted upon by the Limited Partners hereunder may be considered and acted upon by vote at a Partnership meeting, and any consent required to be in writing shall be deemed given by a vote by written ballot.  Except as expressly provided above, additional meeting and voting procedures shall be in conformity with Section 15637 of the California Corporations Code, as amended.

4.9  Limited Liability of Limited Partners.  Units are non-assessable, and no Limited Partner shall be personally liable for any of the expenses, liabilities, or obligations of the Partnership or for any of the losses thereof beyond the amount of such Limited Partner’s capital contribution to the Partnership and such Limited Partner’s share of any undistributed net income and gains of the Partnership, provided, that any return of capital to Limited Partners (plus interest at the legal rate on any such amount from the date of its return) will remain liable for the payment of Partnership debts existing on the date of such return of capital; and, provided further, that such Limited Partner shall be obligated upon demand by the General Partners to pay the Partnership cash equal to the amount of any deficit remaining in his Capital Account upon winding up and termination of the Partnership.

4.10  Representation of Partnership.  Each of the Limited Partners hereby acknowledges and agrees that the attorneys representing the Partnership and the General Partners and their Affiliates do not represent and shall not be deemed under the applicable codes of professional responsibility to have represented or be representing any or all of the Limited Partners in any respect at any time.  Each of the Limited Partners further acknowledges and agrees that such attorneys shall have no obligation to furnish the Limited Partners with any information or documents obtained, received or created in connection with the representation of the Partnership, the General Partners and/or their Affiliates.

ARTICLE 5

PROFITS AND LOSSES; CASH DISTRIBUTIONS

5.1           Profits and Losses.  All Profits and Losses of the Partnership shall be credited to and charged against the Partners in proportion to their respective “Partnership Interests”, as hereafter defined.  The Partnership Interest of the General Partners shall at all times be a total of one percent (1%), to be shared equally among them and the Partnership Interest of the Limited Partners collectively shall be ninety-nine percent (99%), which shall be allocated among them according to their respective Limited Partnership Interests.  Profits and Losses realized by the Partnership during any month shall be allocated to the Partners as of the close of business on the last day of each calendar month, in accordance with their respective Limited Partnership Interests and in proportion to the number of days during such month that they owned such Limited Partnership Interests, without regard to Profits and Losses realized with respect to time periods within such month.

5.2           Cash Earnings.  Earnings as of the close of business on the last day of each calendar month shall be allocated among the Partners in the same proportion as Profits and Losses as described in Section 5.1 above.  Earnings allocable to those Limited Partners who elect to receive cash distributions as described below shall be distributed to them in cash as soon as practicable after the end of each calendar month.  The General Partners’ allocable share of Earnings shall also be distributed concurrently with cash distributions to Limited Partners.  Earnings allocable to those Limited Partners who elected to have earnings retained in his or her Capital Account shall be retained by the Partnership and credited to their respective Capital Accounts as of the first day of the succeeding calendar month.  Earnings to Limited Partners shall be distributed only to those Limited Partners who elect in writing, upon their initial subscription for the purchase of Units or after three (3) years to receive such distributions during the term of the Partnership.  Each Limited Partner’s decision whether to receive such distributions shall be irrevocable, except as set forth in paragraph 4.3 above.

5.3           Cash Distributions Upon Termination.  Upon dissolution and termination of the Partnership, Cash Available for Distribution shall thereafter be distributed to Partners in accordance with the provisions of Section 9.3 below.

5.4           Special Allocation Rules.

(a)           For purposes of this Agreement, a loss or allocation (or item thereof) is attributable to non-recourse debt which is secured by Partnership property to the extent of the excess of the outstanding principal balance of such debt (excluding any portion of such principal balance which would not be treated as an amount realized under Internal Revenue Code Section 1001 and Paragraph (a) of Section 1.1001-2) if such debt were foreclosed upon over the adjusted basis of such property.  This excess is herein defined as “Minimum Gain” (whether taxable as capital gain or as ordinary income) as more explicitly set forth in Treasury Regulation 1.704-2.  Notwithstanding any other provision of Article 5, the allocation of loss or deduction or item thereof, attributable to non-recourse debt which is secured by Partnership property will be allowed only to the extent that such allocation does not cause the sum of the deficit capital account balances of the Limited Partners receiving such allocations to exceed the minimum gain determined at the end of the Partnership able year to which the allocations relate.  The balance of such losses shall be allocated to the General Partners.  Any Limited Partner with a deficit capital account balance resulting in whole or in part from allocations of loss or deduction (or item thereof) attributable to non-recourse debt which is secured by Partnership property shall, to the extent possible, be allocated income or gain (or item thereof) in an amount not less than the minimum gain at a time no later than the time at which the minimum gain is reduced below the sum of such deficit capital account balances.  This section is intended and shall be interpreted to comply with the requirements of Treasury Regulation Section 1.704-2(f).

(b)           In the event any Limited Partner receives any adjustments, allocations or distributions, not covered by Section 5.4(a), so as to result in a deficit capital account, items of Partnership income and gain shall be specially allocated to such Limited Partners in an amount and manner sufficient to eliminate the deficit balances in their Capital Accounts created by such adjustments, allocations or distributions as quickly as possible.  This Section shall operate a qualified income offset as utilized in Treasury Regulation Section 1.704-1(b)(2)(ii)(d).

(c)           Syndication expenses for any fiscal year or other period shall be specially allocated to the Limited Partners in proportion to their Units, provided that if additional Limited Partners are admitted to the Partnership on different dates, all syndication expenses shall be divided among the Persons who own Units from time to time so that, to the extent possible, the cumulative Syndication Expenses allocated with respect to each Unit at any time is the same amount.  In the event the General Partners shall determine that such result is not likely to be achieved through future allocations of syndication expenses, the General Partners may allocate a portion of Net Profits or Losses so as to achieve the same effect on the Capital Accounts of the Limited Partners, notwithstanding any other provision of this Agreement.

(d)           For purposes of determining the Net Profits, Net Losses, or any other items allocable to any period, Net Profits, Net Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the General Partners using any permissible method under Code Section 706 and the Treasury Regulations thereunder.

(e)           Notwithstanding Section 5.1 and 5.2 hereof, (i) Net Losses allocable to the period prior to the admission of any additional Limited Partners pursuant to Section 4.2(b) and (e) hereof shall be allocated 99% to the General Partners and 1% to the Initial Limited Partner and Net Profits during that same period, if any, shall be allocated to the General Partners, and (ii) Profits or Losses allocable to the period commencing with the admission of any additional such Limited Partners and all subsequent periods shall be allocated pursuant to Section 5.1.

(f)           Except as otherwise provided in this Agreement, all items of Partnership profit, gain, loss, deduction, and any other allocations not otherwise provided for shall be divided among the Partners in the same proportions as they share Net Profits or Net Losses, as the case may be, for the year.

(g)           The General Partners may adopt any procedure or convention they deem reasonable to account for unsolicited investments made by Limited Partners and the payment of a portion of the Formation Loan to such Partners’ Capital Account.

5.5           704(c)Allocations.  In accordance with Code 704(c) and the Treasury Regulations thereunder income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial fair market value.

Any elections or other decisions relating to such allocations shall be made by the General Partners in any manner that reasonably reflects the purpose and intention of this Agreement.  Allocations pursuant to this Section 5.5 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Person’s Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

5.6  Intent of Allocations.  It is the intent of the Partnership that this Agreement comply with the safe harbor test set out in Treasury Regulation Sections 1.704-1(b)(2)(ii)(D) and 1.704-l(b)(4)(iv)(D) and the requirements of those Sections, including the qualified income offset and minimum gain chargeback, which are hereby incorporated by reference.  If, for whatever reasons, the Partnership is advised by counsel or its accountants that the allocation provisions of this Agreement are unlikely to be respected for federal income tax purposes, the General Partners are granted the authority to amend the allocation provisions of this Agreement, to the minimum extent deemed necessary by counsel or its accountants to effect the plan of allocations and distributions provided in this Agreement.  The General Partners shall have the discretion to adopt and revise rules, conventions and procedures as it believes appropriate with respect to the admission of Limited Partners to reflect Partners’ interests in the Partnership at the close of the years.

ARTICLE 6

BOOKS AND RECORDS, REPORTS AND RETURNS

6.1          Books and Records.  The General Partners shall cause the Partnership to keep the following:

(a)           Complete books and records of account in which shall be entered fully and accurately all transactions and other matters relating to the Partnership.

(b)             A current list setting forth the full name and last known business or residence address of each Partner which shall be listed in alphabetical order and stating his respective capital contribution to the Partnership and share in Profits and Losses.

(c)             A copy of the Certificate of Limited Partnership and all amendments thereto.

(d)             Copies of the Partnership’s federal, state and local income tax returns and reports, if any, for the six (6) most recent years.

(e)             Copies of this Agreement, including all amendments thereto, and the financial statements of the Partnership for the three (3) most recent years.

All such books and records shall be maintained at the Partnership’s principal place of business and shall be available for inspection and copying by, and at the sole expense of, any Partner, or any Partner’s duly authorized representatives, during reasonable business hours.

6.2          Annual Statements.  The General Partners shall cause to be prepared at least annually, at Partnership expense, financial statements prepared in accordance with generally accepted accounting principles and accompanied by a report thereon containing an opinion of an independent certified public accounting firm.  The financial statements will include a balance sheet, statements of income or loss, partners’ equity, and changes in financial position.  The General Partners shall have prepared at least annually, at Partnership expense: (i) a statement of cash flow; (ii) Partnership information necessary in the preparation of the Limited Partners’ federal and state income tax returns; (iii) a report of the business of the Partnership; (iv) a statement as to the compensation received by the General Partners and their Affiliates, during the year from the Partnership which shall set forth the services rendered or to be rendered by the General Partners and their Affiliates and the amount of fees received; and (v) a report identifying distributions from (a) Earnings of that year, (b) Earnings of prior years, (c) working capital reserves and other sources, and (d) a report on the costs reimbursed to the General Partners, which allocation shall be verified by independent public accountants in accordance with generally accepted auditing standards.  Copies of the financial statements and reports shall be distributed to each Limited Partner within 120 days after the close of each taxable year of the Partnership; provided, however, all Partnership information necessary in the preparation of the Limited Partners’ federal income tax returns shall be distributed to each Limited Partner not later than 90 days after the close of each fiscal year of the Partnership.

6.3          Semi-Annual Report.  Until the Partnership is registered under Section 12(g) of the Securities Exchange Act of 1934, the General Partners shall have prepared, at Partnership expense, a semi-annual report covering the first six months of each fiscal year, commencing with the six-month period ending after the Initial Closing Date, and containing unaudited financial statements (balance sheet, statement of income or loss and statement of cash flow) and a statement of other pertinent information regarding the Partnership and its activities during the six-month period.  Copies of this report shall be distributed to each Limited Partner within 60 days after the close of the six-month period.

6.4          Quarterly Reports.  The General Partners shall cause to be prepared quarterly, at Partnership expense: (i) a statement of the compensation received by the General Partners and Affiliates during the quarter from the Partnership, which statement shall set forth the services rendered by the General Partners and Affiliates and the amount of fees received, and (ii) other relevant information.  Copies of the statements shall be distributed to each Limited Partner within 60 days after the end of each quarterly period.  The information required by Form 10-Q (if required to be filed with the Securities and Exchange Commission) will be supplied to each Limited Partner within 60 days of each quarterly period.  If the Partnership is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, the General Partners shall cause to be prepared, at Partnership expense, a quarterly report for each of the first three quarters in each fiscal year containing unaudited financial statements (consisting of a balance sheet, a statement of income or loss and a statement of cash flow) and a statement of other pertinent information regarding the Partnership and its activities during the period covered by the report.  Copies of the statements and other pertinent information shall be distributed to each Limited Partner within 60 days after the close of the quarter covered by the report of the Partnership.  The quarterly financial statements shall be accompanied by the report thereon, if any, of the independent accountants engaged by the Partnership or, if there is no such report, the certificate of the General Partners that the financial statements were prepared without audit from the books and records of the Partnership.  Copies of the financial statements, if any, filed with the Securities and Exchange Commission shall be distributed to each Limited Partner within 60 days after the close of the quarterly period covered by the report of the Partnership.

6.5          Filings.  The General Partners, at Partnership expense, shall cause the income tax returns for the Partnership to be prepared and timely filed with the appropriate authorities.  The General Partners, at Partnership expense, shall also cause to be prepared and timely filed, with appropriate federal and state regulatory and administrative bodies, all reports required to be filed with those entities under then current applicable laws, rules and regulations.  The reports shall be prepared by the accounting or reporting basis required by the regulatory bodies.  Any Limited Partner shall be provided with a copy of any of the reports upon request without expense to him.  The General Partners, at Partnership expense, shall file, with the securities administrators for the various states in which this Partnership is registered, as required by such states, a copy of each report referred to this Article 6.

6.6          Suitability Requirements.  The General Partners, at Partnership expense, shall maintain for a period of at least four years a record of the information obtained to indicate that a Limited Partner complies with the suitability standards set forth in the Prospectus.

6.7          Fiscal Matters.

(a)             Fiscal Year.  The Partnership shall adopt a fiscal year beginning on the first day of January of each year and ending on the last day of December; provided, however, that the General Partners in their sole discretion may, subject to approval by the Internal Revenue Service and the applicable state taxing authorities at any time without the approval of the Limited Partners change the Partnership’s fiscal year to a period to be determined by the General Partners.

(b)             Method of Accounting.  The accrual method of accounting shall be used for both income tax purposes and financial reporting purposes.

(c)             Adjustment of Tax Basis.  Upon the transfer of an interest in the Partnership, the Partnership may, at the sole discretion of the General Partners, elect pursuant to Section 754 of the Internal Revenue Code of 1986, as amended, to adjust the basis of the Partnership property as allowed by Sections 734(b) and 743(b) thereof.

6.8  Tax Matters Partner.  In the event the Partnership is subject to administrative or judicial proceedings for the assessment or collection of deficiencies for federal taxes for the refund of overpayments of federal taxes arising out of a Partner’s distributive share of profits, Michael R. Burwell, for so long as he is a General Partner, shall act as the Tax-Matters Partner (“TMP”) and shall have all the powers and duties assigned to the TMP under Sections 6221 through 6232 of the Code and the Treasury Regulations thereunder.  The Partners agree to perform all acts necessary under Section 6231 of the Code and Treasury Regulations thereunder to designate Michael R. Burwell as the TMP.

ARTICLE 7

TRANSFER OF PARTNERSHIP INTERESTS

7.1          Interest of General Partners.  A successor or additional General Partner may be admitted to the Partnership as follows:

(a)             With the consent of all General Partners and a Majority of the Limited Partners, any General Partner may at any time designate one or more Persons to be successors to such General Partner or to be additional General Partners, in each case with such participation in such General Partner’s Partnership Interest as they may agree upon, provided that the Limited Partnership Interests shall not affected thereby; provided, however, that the foregoing shall be subject to the provisions of Section 9.1(d) below, which shall be controlling in any situation to which such provisions are applicable.

(b)             Upon any sale or transfer of a General Partner’s Partnership Interest, the successor General Partner shall succeed to all the powers, rights, duties and obligations of the assigning General Partner hereunder, and the assigning General Partner shall thereupon be irrevocably released and discharged from any further liabilities or obligations of or to the Partnership or the Limited Partners accruing after the date of such transfer.  The sale, assignment or transfer of all or any portion of the outstanding stock of a corporate General Partner, or of any interest therein, or an assignment of a General Partner’s Partnership Interest for security purposes only, shall not be deemed to be a sale or transfer of such General Partner’s Partnership Interest subject to the provisions of this Section 7.1.

(c)             In the event that all or any one of the initial General Partners are removed by the vote of a Majority of Limited Partners and a successor or additional General Partner(s) is designated pursuant to Section 3.10, prior to a Person’s admission as a successor or additional General Partner pursuant to this Section 7.1, such Person shall execute in writing (i) acknowledging that Redwood Mortgage Corp., a General Partner, has been repaying the Formation Loans, which are discussed in Section 10.9, with the proceeds it receives from loan brokerage commissions on Loans, fees received from the early withdrawal penalties and fees for other services paid by the Partnership, and (ii) agreeing that if such successor or additional General Partner(s) begins using the services of another mortgage loan broker or loan servicing agent, then Redwood Mortgage Corp. shall immediately be released from all further obligations under the Formation Loans (except for a proportionate share of the principal installment due at the end of that year, prorated according to the days elapsed).

7.2  Transfer of Limited Partnership Interest.  No assignee of the whole or any portion of a Limited Partnership Interest in the Partnership shall have the right to become a substituted Limited Partner in place of his assignor, unless the following conditions are first met.

(a)             The assignor shall designate such intention in a written instrument of assignment, which shall be in a form and substance reasonably satisfactory to the General Partners;

(b)             The written consent of the General Partners to such substitution shall be obtained, which consent shall not be unreasonably withheld, but which, in any event, shall not be given if the General Partners determine that such sale or transfer (i) may jeopardize the continued ability of the Partnership to qualify as a “partnership” for federal income tax purposes or (ii) that such sale or transfer may violate any applicable laws, including, without limitation, applicable securities laws (including any investment suitability standards) or (iii) would jeopardize the partnership’s existence or qualification as a limited partnership under California law and or under the applicable laws of any other jurisdiction in which the Partnership is then conducting business.  In the case of a Limited Partner who is a Benefit Plan Investor, the consent of the General partners to any substitution of all or part of such Benefit Plan Investor’s Units shall not be withheld unless such General Partners believe in good faith that (i) such sale or transfer may jeopardize the continued ability of the Partnership to qualify as a “partnership” for federal income tax purposes or that such sale or transfer may violate any applicable securities laws (including any investment suitability standards), or (ii) one of the other conditions in Sections 7.2 or 7.3 hereof would not be met;

(c)             The assignor and assignee named therein shall execute and acknowledge such other instruments as the General Partners may deem necessary to effectuate such substitution, including, but not limited to, a power of attorney with provisions more fully described in Sections 2.8 and 2.9 above;

(d)             The assignee shall accept, adopt and approve in writing all of the terms and provisions of this Agreement as the same may have been amended;

(e)             Such assignee shall pay or, at the election of the General Partners, obligate himself to pay all reasonable expenses connected with such substitution, including but not limited to reasonable attorneys’ fees associated therewith; and

The Partnership has received, if required by the General Partners, a legal opinion satisfactory to the General Partners that such transfer will not violate the registration provisions of the Securities Act of 1933, as amended, which opinion shall be furnished at the Limited Partner’s expense.

7.3  Further Restrictions on Transfers.  Notwithstanding any provision to the contrary contained herein, the following restrictions shall also apply to any and all proposed sales, assignments and transfer of Limited Partnership Interests, and any proposed sale, assignment or transfer in violation of same to void ab initio.

(a)             No Limited Partner shall make any transfer or assignment of all or any part of his Limited Partnership Interest if said transfer or assignment would, when considered with all other transfers during the same applicable twelve month period, cause a termination of the Partnership for federal or California state income tax purposes.

(b)             Instruments evidencing a Limited Partnership Interest shall bear and be subject to legend conditions in substantially the following forms:

IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.

(c)             No Limited Partner shall make any transfer or assignment of all or any of his Limited Partnership Interest if the General Partners determine such transfer or assignment would result in the Partnership being classified as a “publicly traded partnership” with the meaning of Section 7704(b) of the Code or any regulations or rules promulgated thereunder.

ARTICLE 8

WITHDRAWAL FROM PARTNERSHIP

8.1  Withdrawal by Limited Partners.  No Limited Partner shall have the right to withdraw from the Partnership, receive cash distributions or otherwise obtain the return of all or any portion of his Capital Account balance for a period of one year after such Limited Partner’s initial purchase of Units, except for monthly, quarterly or annual distributions of Cash Available for Distribution, if any, to which such Limited Partner may be entitled pursuant to Section 5.2 above and except in the event of the Limited Partner’s death within the first year of his or her purchase of units.  Withdrawal after a minimum one year holding period and before the five year holding period as set forth below shall be permitted in accordance with subsection (a) below.  The General Partners shall have the right to liquidate the capital account of any investor whose capital account balance is less than $1,000.  No penalty will be assessed in connection with a liquidation of a capital account of less than $1,000 by a General Partner.  Additionally, as set forth below in subsection (g) there shall be a limited right of withdrawal upon the death of a Limited Partner.  If a Limited Partner elects to withdraw either after the one (1) year holding period or the five (5) year holding period or his heirs elect to withdraw after his death, he will continue to receive distributions or have those Earnings compounded depending upon his initial election, based upon the balance of his capital account during the withdrawal period.  Limited Partners may also withdraw after a five year holding period in accordance with subsection b(i) and (ii).  A Limited Partner may withdraw or partially withdraw from the Partnership upon the following terms:

1.
A Limited Partner who desires to withdraw from the Partnership after the expiration of the above referenced one year period shall give written notice of withdrawal (“Notice of Withdrawal”) to the General Partners, which Notice of Withdrawal shall state the sum or percentage interests to be withdrawn.  Subject to the provisions of subsections (e) and (f) below, such Limited Partner may liquidate part or all of his entire Capital Account in four equal quarterly installments beginning the last day of the quarter following the quarter in which the Notice of Withdrawal is given, provided that such notice was received thirty (30) days prior to the end of the quarter.  An early withdrawal under this subsection (a) shall be subject to a 10% early withdrawal penalty applicable to the sum withdrawn as stated in the Notice of Withdrawal.  The 10% penalty shall be subject to and payable upon the terms set forth in subsection (c) below.

2.
A Limited Partner who desires to withdraw from the Partnership after the expiration of the above referenced five year period shall give written notice of withdrawal (“Notice of Withdrawal”) to the General Partners, and subject to the provisions of subsections (e) and (f) below such Limited Partner’s Capital Account shall be liquidated as follows:

(i)          Except as provided in subsection (b)(ii) below, the Limited Partner’s Capital Account shall be liquidated in twenty (20) equal quarterly installments each equal to 5% of the total Capital Account beginning the last day of the calendar quarter following the quarter in which the Notice of Withdrawal is given, provided that such notice is received thirty (30) days prior to the end of the preceding quarter.  Upon approval by the General Partners, the Limited Partner’s Capital Account may be liquidated upon similar terms over a period longer than twenty (20) equal quarterly installments.

(ii)          Notwithstanding subsection (b)(i) above, any Limited Partner may liquidate part or all of his entire outstanding Capital Account in four equal quarterly installments beginning the last day of the calendar quarter following the preceding quarter in which Notice of Withdrawal is given, provided that such notice was received thirty (30) days prior to the end of the preceding quarter.  An early withdrawal under this subsection 8.1(b)(ii) shall be subject to a 10% early withdrawal penalty applicable to any sums prior to the time when such sums could have been withdrawn pursuant to the withdrawal provisions set forth in subsection (a)(i) above.

3.
The 10% early withdrawal penalty will be deducted pro rata from the Limited Partner’s Capital Account.  The 10% early withdrawal penalty will be received by the Partnership, and a portion of the sums collected as such early withdrawal penalty shall be applied by the Partnership toward the next installment(s) of principal under the Formation Loan owed to the Partnership by Redwood Mortgage Corp., a General Partner and any successor firm, as described in Section 10.9 below.  This portion shall be determined by the ratio between the initial amount of the Formation Loan and the total amount of the organizational and syndication costs incurred by the Partnership in this offering of Units.  After the Formation Loan has been paid, the 10% early withdrawal penalty will be used to pay the Continuing Servicing Fee, as set forth in Section 10.13 below.  The balance of such early withdrawal penalties shall be retained by the Partnership for its own account.

4.
Commencing with the end of the calendar month in which such Notice of Withdrawal is given, and continuing on or before the twentieth day after the end of each month thereafter, any Cash Available for Distribution allocable to the Capital Account (or portion thereof) with respect to which Notice of Withdrawal has been given shall also be distributed in cash to the withdrawing Limited Partner in the manner provided in Section 5.2 above.

5.
During the liquidation period described in subsections 8.1(a) and (b), the Capital Account of a withdrawing Limited Partner shall remain subject to adjustment as described in Section 1.3 above.  Any reduction in said Capital Account by reason of an allocation of Losses, if any, shall reduce all subsequent liquidation payments proportionately.  In no event shall any Limited Partner receive cash distributions upon withdrawal from the Partnership if the effect of such distribution would be to create a deficit in such Limited Partner’s Capital Account.

6.
Payments to withdrawing Limited Partners shall at all times be subject to the availability of sufficient cash flow generated in the ordinary course of the Partnership’s business, and the Partnership shall not be required to liquidate outstanding Loans prior to their maturity dates for the purposes of meeting the withdrawal requests of Limited Partners.  For this purpose, cash flow is considered to be available only after all current Partnership expenses have been paid (including compensation to the General Partners and Affiliates) and adequate provision has been made for the payment of all monthly or annual cash distributions on a pro rata basis which must be paid to Limited Partners who elected to receive such distributions upon subscription for Units pursuant to Section 4.3 or who changed their initial election to compound Earnings as set forth in Section 4.3.  Furthermore, no more than 20% of the total Limited Partners’ Capital Accounts outstanding for the beginning of any calendar year shall be liquidated during any calendar year.  The General Partners also have the discretion to adjust the timing of withdrawals that would otherwise be made during a taxable year, including deferring withdrawals indefinitely, if the scheduled withdrawals could result in the Partnership being classified as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code or any regulations of rules promulgated thereunder.  If Notices of Withdrawal in excess of these limitations are received by the General Partners, the priority of distributions among Limited Partners shall be determined as follows: first, to those Limited Partners withdrawing Capital Accounts according to the 20 quarter or longer installment liquidation period described under subsection (b)(i) above, then to Benefit Plan Investors withdrawing Capital Accounts under subsection (b)(ii) above, then to all other Limited Partners withdrawing Capital Accounts under subsection (b)(ii) above, then to Administrators withdrawing Capital Accounts under subsection (g) below, and finally to all other Limited Partners withdrawing Capital Accounts under subsection (a) above.

7.
Upon the death of a Limited Partner, a Limited Partner’s heirs or executors may, subject to certain conditions as set forth herein, liquidate all or a part of the deceased Limited Partner’s investment without penalty.  An executor, heir or other administrator of the Limited Partner’s estate (for ease of reference the “Administrator”) shall give written notice of withdrawal (“Notice of Withdrawal”) to the General Partners within 6 months of the Limited Partner’s date of death or the investment will become subject to the liquidation provisions set forth in Section 8.1 (a) through (f) above.  The total amount available to be liquidated in any one year shall be limited to $50,000 per Limited Partner.  The liquidation of the Limited Partner’s Capital Account in any one year shall be made in four equal quarterly installments beginning the last day of the calendar quarter following the quarter in which time the Notice of Withdrawal is received.  Due to the complex nature of administering a decedent’s estate, the General Partners reserve the right and discretion to request any and all information they deem necessary and relevant in determining the date of death, the name of the beneficiaries and/or any other matters they deem relevant.  The General Partners retain the discretion to refuse or to delay the liquidation of a deceased Limited Partner’s investment unless or until the General Partners have received all such information they deem relevant.  The liquidation of a Limited Partner’s Capital Account pursuant to this subsection is subject to the provisions of subsections 8.1(d), (e) and (f) above.

8.2          Retirement by General Partners.  Any one or all of the General Partners may withdraw (“retire”) from the Partnership upon not less than six (6) months written notice of the same to all Limited Partners.  Any retiring General Partner shall not be liable for any debts, obligations or other responsibilities of the Partnership or this Agreement arising after the effective date of such retirement.

8.3          Payment to Terminated General Partner.  If the business of the Partnership is continued as provided in Section 9.1(d) or 9.1(e) below upon the removal, retirement, death, insanity, dissolution, or bankruptcy of a General Partner, then the Partnership shall pay to such General Partner, or his/its estate, a sum equal to such General Partner’s outstanding Capital Account as of the date of such removal, retirement, death, insanity, dissolution or bankruptcy, payable in cash within thirty (30) days after such date.  If the business of the Partnership is not so continued, then such General Partner shall receive from the Partnership such sums as he may be entitled to receive in the course of terminating the Partnership and winding up its affairs, as provided in Section 9.3 below.

ARTICLE 9

DISSOLUTION OF THIS PARTNERSHIP; MERGER OF THE PARTNERSHIP

9.1  Events Causing Dissolution.  The Partnership shall dissolve upon occurrence of the earlier of the following events:

(a)             Expiration of the term of the Partnership as stated in Section 2.7 above.

(b)             The affirmative vote of a Majority of the Limited Partners.

(c)             The sale of all or substantially all of the Partnership’s assets; provided, for purposes of this Agreement the term “substantially all of the Partnership’s assets” shall mean assets comprising not less than seventy percent (70%) of the aggregate fair market value of the Partnership’s total assets as of the time of sale.

(d)             The retirement, death, insanity, dissolution or bankruptcy of a General Partner unless, within ninety (90) days after any such event (i) the remaining General Partners, if any, elect to continue the business of the Partnership, or (ii) if there are no remaining General Partners, all of the Limited Partners agree to continue the business of the Partnership and to the appointment of a successor General Partner who executes a written acceptance of the duties and responsibilities of a General Partner hereunder.

(e)             The removal of a General Partner, unless within ninety (90) days after the effective date of such removal (i) the remaining General Partners, if any, elect to continue the business of the Partnership, or (ii) if there are no remaining General Partners, a successor General Partner is approved by a majority of the Limited Partners as provided in Section 3.10 above, which successor executes a written acceptance as provided therein and elects to continue the business of the Partnership.

(f)             Any other event causing the dissolution of the Partnership under the laws of the State of California.

9.2  Winding Up and Termination.  Upon the occurrence of an event of dissolution, the Partnership shall immediately be terminated, but shall continue until its affairs have been wound up.  Upon dissolution of the Partnership, unless the business of the Partnership is continued as provided above, the General Partners will wind up the Partnership’s affairs as follows:

(a)             No new Loans shall be made or purchased;

(b)             Except as may be agreed upon by a Majority of the Limited Partners in connection with a merger or consolidation described in Sections 9.5, 9.6 or 9.7, the General Partners shall liquidate the assets of the Partnership as promptly as is consistent with recovering the fair market value thereof, either by sale to third parties or by servicing the Partnership’s outstanding Loans in accordance with their terms; provided, however, the General Partners shall liquidate all Partnership assets for the best price reasonably obtainable in order to completely wind up the Partnership’s affairs within five (5) years after the date of dissolution;

(c)             Except as may be agreed upon by a Majority of the Limited Partners in connection with a merger or consolidation described in Sections 9.5, 9.6 or 9.7, all sums of cash held by the Partnership as of the date of dissolution, together with all sums of cash received by the Partnership during the winding up process from any source whatsoever, shall be distributed in accordance with Section 9.3 below.

9.3  Order of Distribution of Assets.  In the event of dissolution as provided in Section 9.1 above, the cash of the Partnership shall be distributed as follows:

(a)             All of the Partnership’s debts and liabilities to persons other than Partners shall be paid and discharged;
(b)             All of the Partnership’s debts and liabilities to Partners shall be paid and discharged;

(c)             The balance of the cash of the Partnership shall be distributed to the Partners in proportion to their respective outstanding Capital Accounts.

Upon dissolution, each Limited Partner shall look solely to the assets of the Partnership for the return of his capital contribution, and if the Partnership assets remaining after the payment or discharge of the debts and liabilities of the Partnership is insufficient to return the capital contribution of each Limited Partner, such Limited Partner shall have no recourse against the General Partners or any other Limited Partner.  The winding-up of the affairs of the Partnership and the distribution of its assets shall be conducted exclusively by the General Partners.  The General Partners are hereby authorized to do any and all acts and things authorized by law for these purposes.  In the event of insolvency, dissolution, bankruptcy or resignation of all of the General Partners or removal of the General Partners by the Limited Partners, the winding up of the affairs of the Partnership and the distribution of its assets shall be conducted by such person or entity as may be selected by a vote of a Majority of the Limited Partners, which person or entity is hereby authorized to do any and all acts and things authorized by law for such purposes.

9.4  Compliance With Timing Requirements of Regulations.  In the event the Partnership is “liquidated” within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g), (a) distributions shall be made pursuant to this Article 9 (if such liquidation constitutes a dissolution of the Partnership) or Article 5 hereof (if it does not) to the General Partners and Limited Partners who have positive Capital Accounts in compliance with Treasury Regulation Section 1.704-1(b)(2)(ii)(b)(2) and (b) if the General Partners’ Capital Accounts have a deficit balance (after giving effect to all contributions, distributions, and allocations for all taxable years, including the year during which such liquidation occurs), such General Partners shall contribute to the capital of the Partnership the amount necessary to restore such deficit balance to zero in compliance with Treasury Regulation Section 1.704-1(b)(2)(ii)(b)(3).

9.5  Merger or Consolidation of the Partnership.  The Partnership’s business may be merged or consolidated with one or more limited partnerships that are Affiliates of the Partnership, provided the approval of the required percentage in interest of Partners is obtained pursuant to Section 9.6.  Any such merger or consolidation may be effected by way of a sale of the assets of, or units in, the Partnership or purchase of the assets of, or units in, another limited partnership(s), or by any other method approved pursuant to Section 9.6.  In any such merger or consolidation, the Partnership may be either a disappearing or surviving entity.

9.6  Vote Required.  The principal terms of any merger or consolidation described in Section 9.5 must be approved by the General Partners and by the affirmative vote of a Majority of the Limited Partners.

9.7  Sections Not Exclusive.  Sections 9.5 and 9.6 shall not be interpreted as setting forth the exclusive means of merging or consolidating the Partnership in the event that the California Revised Limited Partnership Act, or any successor statute, is amended to provide a statutory method by which the Partnership may be merged or consolidated.

ARTICLE 10

TRANSACTIONS BETWEEN THE PARTNERSHIP,
THE GENERAL PARTNERS AND AFFILIATES

10.1          Loan Brokerage Commissions.  The Partnership will enter into Loan transactions where the borrower has employed and agreed to compensate Redwood Mortgage Corp. to act as a broker in arranging the loan.  The exact amount of the loan brokerage commissions are negotiated with prospective borrowers on a case by case basis.  It is estimated that such commissions will be approximately three percent (3%) to six percent (6%) of the principal amount of each Loan made during that year.  The loan brokerage commissions shall be capped at 4% of the Partnership’s total assets per year.

10.2          Loan Servicing Fees.  A General Partner or an Affiliate of a General Partner may act as servicing agent with respect to all Loans, and in consideration for such collection efforts he/it shall be entitled to receive a monthly servicing fee up to one-eighth of one percent (.125%) of the total unpaid principal balance of each Loan serviced, or such higher amount as shall be customary and reasonable between unrelated Persons in the geographical area where the property securing the Loan is located.  The General Partners or an Affiliate may lower such fee for any period of time and thereafter raise it up to the limit set forth above.

10.3          Escrow and Other Loan Processing Fees.  The General Partners or an Affiliate of a General Partner may act as escrow agent for Loans made by the Partnership, and may also provide certain document preparation, notarial and credit investigation services, for which services the General Partners shall be entitled to receive such fees as are permitted by law and as are generally prevailing in the geographical area where the property securing the Loan is located.

10.4          Asset Management Fee.  The General Partners shall receive a monthly fee for managing the Partnership’s Loan portfolio and general business operations in an amount up to 1/32 of one percent (.03125%) of the total “net asset value” of all Partnership assets (as hereafter defined), payable on the first day of each calendar month until the Partnership is finally wound up and terminated.  “Net asset value” shall mean total Partner’s capital, determined in accordance with generally accepted accounting principles as of the last day of the preceding calendar month.  The General Partners, in their discretion, may lower such fee for any period of time and thereafter raise it up to the limit set forth above.

10.5          Reconveyance Fees.  The General Partners may receive a fee from a borrower for reconveyance of a property upon full payment of a loan in an amount as is generally prevailing in the geographical area where the property is located.

10.6          Assumption Fees.  A General Partner or an Affiliate of the General Partners may receive a fee payable by a borrower for assuming a Loan in an amount equal to a percentage of the Loan or a set fee.

10.7          Extension Fee.  A General Partner or an Affiliate of the General Partners may receive a fee payable by a borrower for extending the Loan period in an amount equal to a percentage of the loan.

10.8          Prepayment and Late Fees.  Any prepayment and late fees collected by a General Partner or an Affiliate of the General Partners in connection with Loans shall be paid to the Partnership.

10.9          Formation Loans to Redwood Mortgage Corp.  The Partnership may lend to Redwood Mortgage Corp., a sum not to exceed 9% of the total amount of capital contributions to the Partnership by the Limited Partners, the proceeds of which shall be used solely for the purpose of paying selling commissions and all amounts payable in connection with unsolicited orders received by the General Partners.  The Formation Loans shall be unsecured and shall be evidenced by a non-interest bearing promissory note executed by Redwood Mortgage Corp. in favor of the Partnership.  The First Formation Loan is being repaid in ten (10) equal annual installments of principal without interest, commencing on December 31, 1996.  As of December 31, 2004, the total aggregate amount of the First Formation Loan equaled $1,074,840 of which $785,000 had been repaid by Redwood Mortgage Corp.  The Second Formation Loan will be repaid as follows:  Upon the commencement of the offering in December, 1996, Redwood Mortgage Corp. made annual installments of one-tenth of the principal balance of the Formation loan as of December 31 of each year.  Upon completion of the offering in August 2000, Redwood Mortgage commenced paying ten equal annual installments of principal only on December 31 of each year.  Such payment shall be due and payable by December 31 of the following year.  As of December 31, 2004, the Partnership had loaned $2,271,916 to Redwood Mortgage Corp. of which $1,013,000 had been repaid.  The Third Formation will be repaid as follows:  Since commencement of the offering in August, 2000, Redwood Mortgage Corp. has made annual installments of one-tenth of the principal balance of the Formation Loan as of December 31 of each year.  Such payment shall be due and payable by December 31 of the following year.  Upon completion of the offering in April, 2002, Redwood Mortgage Corp. commenced paying ten equal annual installments of principal only on December 31 of each year.  As of December 31, 2004, the Partnership had loaned $2,217,952 to Redwood Mortgage Corp. of which $558,000 had been repaid.  The Fourth Formation Loan will be repaid as follows:  Upon commencement of the offering in October, 2002, Redwood Mortgage Corp. will make annual installments of one-tenth of the principal balance of the Formation Loan as of December 31 of each year.  Such payment shall be due and payable by December 31 of the following year.  Upon completion of the offering, Redwood Mortgage Corp will commence paying ten equal annual installments of principal only on December 31 of each year.  As of December 31, 2004, the Partnership had loaned $3,777,000 to Redwood Mortgage Corp. of which $495,000 had been repaid.

The Fifth Formation Loan will be repaid as follows:  Upon the commencement of the offering in October, 2003, Redwood Mortgage Corp. made annual installments of one-tenth of the principal balance of the Formation Loan as of December 31 of each year.  Upon completion of the offering, Redwood Mortgage Corp. will commence paying ten equal annual installments of principal only on December 31 of each year.  As of December 31, 2004, the Partnership had loaned $3,570,000 to Redwood Mortgage Corp. of which $45,000 had been repaid.

The amount of the annual installment payment to be made by Redwood Mortgage Corp. during the offering stage, will be determined by the principal balance of the Sixth Formation Loan on December 31 of each year.  The Sixth Formation Loan will be repaid under the same terms and conditions as the Second, Third, Fourth and Fifth Formation Loans.  With respect to this offering, the formation loan could range from a minimum of $5,000,000 assuming all investors elected to receive current cash distributions to a maximum of $9,000,000 assuming all investors elected to compound their earnings.  Redwood Mortgage Corp. at its option may prepay all or any part of the Formation Loans.  Redwood Mortgage Corp. will repay the Formation Loans principally from loan brokerage commissions earned on Loans, early withdrawal penalties and other fees paid by the Partnership.  Since Redwood Mortgage Corp. will use the proceeds from loan brokerage commissions on Loans to repay the Formation Loans and, with respect to the initial offering of 150,000 Units, for the continued payment of the Continuing Servicing Fees, if all or any one of the initial General Partners is removed as a General Partner by the vote thereafter designated, and if such successor or additional General Partner(s) begins using any other loan brokerage firm for the placement of Loans, Redwood Mortgage Corp. will be immediately released from any further obligation under the Formation Loans (except for a proportionate share of the principal installment due at the end of that year, pro rated according to the days elapsed and for the continued payment of the Continuing Servicing Fees with respect to the initial offering of 150,000 Units.)  In addition, if all of the General Partners are removed, no successor General Partners are elected, the Partnership is liquidated and Redwood Mortgage Corp. is no longer receiving any payments for services rendered, the debt on the Formation Loans shall be forgiven and Redwood Mortgage Corp. will be immediately released from any further obligations under the Formation Loans or Continuing Servicing Fees with respect to the initial offering of 150,000 Units.

10.10                     Sale of Loans and Loans Made to General Partners or Affiliates.  The Partnership may sell existing Loans to the General Partners or their Affiliates, but only so long as the Partnership receives net sales proceeds from such sales in an amount equal to the total unpaid balance of principal, accrued interest and other charges owing under such Loan, or the fair market value of such Loan, whichever is greater.  Notwithstanding the foregoing, the General Partners shall be under no obligation to purchase any Loan from the Partnership or to guarantee any payments under any Loan.  Generally, Loans will not be made to the General Partners or their Affiliates.  However, the Partnership may make the Formation Loans to Redwood Mortgage Corp. and may in certain limited circumstances, loan funds to Affiliates to purchase real estate owned by the Partnership as a result of foreclosure.

10.11                     Purchase of Loans from General Partners or Affiliates.  The Partnership may purchase existing Loans from the General Partners or Affiliates, provided that the following conditions are met:

(a)             At the time of purchase the borrower shall not be in default under the Loan;

(b)             No brokerage commissions or other compensation by way of premiums or discounts shall be paid to the General Partners or their Affiliates by reason of such purchase; and

(c)             If such Loan was held by the seller for more than 180 days, the seller shall retain a ten percent (10%) interest in such Loan.

10.12                     Interest.  Redwood Mortgage Corp. shall be entitled to keep interest if any, earned on the Loans between the date of deposit of borrower’s funds into Redwood Mortgage Corp.’s trust account and date of payment of such funds by Redwood Mortgage Corp.

10.13                     Sales Commissions.

(a)             The Units are being offered to the public on a best efforts basis through the participating broker-dealers.  The participating broker-dealers may receive commissions as follows:  at the rate of either (5%) or (9%) (depending upon the investor’s election to receive cash distributions or to compound earnings) of the gross proceeds on all of their sales.  In no event will the total of all compensation payable to participating broker dealers, including sales commissions, expense reimbursements, sales seminars and/or due diligence expenses exceed ten percent (10%) of the program proceeds received plus an additional (0.5%) for bona fide due diligence expenses as set forth in Rule 2810 of the NASD Conduct Rules.  Further, in no event shall any individual participating broker dealer receive total compensation including sales commissions, expense reimbursements, sales seminar or expense reimbursement exceed (10%) of the gross proceeds of their sales plus an additional (0.5%) for bona fide due diligence expenses as set forth in Rule 2810 of the NASD Conduct Rules (the “Compensation Limitation”).  In the event the Partnership receives any unsolicited orders directly from an investor who did not utilize the services of a participating broker dealer, Redwood Mortgage Corp. through the Formation Loans may pay to the Partnership an amount equal to the amount of the sales commissions otherwise attributable to a sale of a Unit through a participating broker dealer.  The Partnership will in turn credit such amounts received from Redwood Mortgage Corp. to the account of the Investor who placed the unsolicited order.  All unsolicited orders will be handled only by the General Partners.

Sales commissions will not be paid by the Partnership out of the offering proceeds.  All sales commissions will be paid by Redwood Mortgage Corp., which will also act as the mortgage loan broker for all Loans as set forth in Section 10.1 above.  With respect to the initial offering of 150,000 Units, the Continuing Servicing Fee will be paid by Redwood Mortgage Corp., but will not be included in the first Formation Loan.  The Partnership will loan to Redwood Mortgage Corp. funds in an amount equal to the sales commissions and all amounts payable in connection with unsolicited sales by the General Partners, as a Formation Loan.  With respect to the initial offering of 150,000 Units, Redwood Mortgage Corp. will use the proceeds from loan brokerage commissions on Loans to pay the Continuing Servicing Fees, and if all or any one of the initial General Partners is removed as a General Partner by the vote thereafter designated, if such successor or additional General Partner(s) use any other loan brokerage firm for the placement of Loans, Redwood Mortgage Corp. will be immediately released from any further obligation to continue to pay any Continuing Servicing Fees.  In addition, if all of the General Partners are removed, no successor General Partners are elected, the Partnership is liquidated and Redwood Mortgage Corp. is no longer receiving any payments for services rendered, Redwood Mortgage Corp. will be immediately released from any further obligation to continue to pay any Continuing Servicing Fee in connection with the initial offering of 150,000 Units.  Units may also be offered or sold directly by the General Partners for which they will receive no sales commissions.  The Partnership shall reimburse Participating Broker-Dealers for bona fide due diligence expenses in an amount up to (.5%) of the Gross Proceeds.

(c)  Sales by Registered Investment Advisors.  The General Partners may accept unsolicited orders received directly from Investors if an investor utilizes the services of a registered investment advisor.  A registered investment advisor is an investment professional retained by a Limited Partner to advise him regarding all of his assets, not just an investment in the Partnership.  Registered investment advisors are paid by the investor based upon the total amount of the investor’s assets being managed by the registered investment advisor.

If an investor utilizes the services of a registered investment advisor, Redwood Mortgage Corp. may pay to the Partnership an amount equal to the sales commission otherwise attributable to a sale of Units through a participating broker dealer.  The Partnership will in turn credit such amounts received by Redwood Mortgage Corp. to the account of the investor who placed the unsolicited order.  If an investor acquires Units directly through the services of a registered investment advisor, the investor will have the election to authorize the Partnership to pay the registered investment advisor an estimated monthly amount of no more than 2% annually of his capital account that would otherwise be paid as periodic cash distributors or compounded as earnings.  For ease of reference, these fees are referred to as “Client Fees.”  The payment of Client Fees will be paid from those amounts that would otherwise be distributable to a Limited Partner or compounded in a Limited Partner’s capital account.  The payment of Client Fees is noncumulative and subject to the availability of sufficient earnings in your capital account.  In no event will any such Client Fees be paid to us as sales commissions or other compensation.  The Partnership is merely agreeing as an administrative convenience to pay the registered investment advisor a portion of those amounts that would be paid to you.

All registered investment advisors will be required to represent and warrant to the Partnership, that among other things, the investment in the units is suitable for the Investor, that he has informed the Investor of all pertinent facts relating to the liquidating and marketability of the units, and that if he is affiliated with a NASD registered broker or dealer, that all Client Fees received by him in connection with any transactions with the Partnership will be run through the books and records of the NASD member in compliance with Notice to Members 96-33 and Rules 3030 and 3040 of the NASD Conduct Rules.

10.14                     Reimbursement of Offering Expenses.  The General Partners may be reimbursed for, or the Partnership may pay directly, all expenses in connection with the organization or offering of the Units including, without limitation, attorneys’ fees, accounting fees, printing costs and other selling expenses (other than underwriting commissions) in an amount equal to the lesser of ten percent (10%) of the gross proceeds of the Offering or $4,000,000.  The General Partners may, at their election, pay any offering and organization expenses in excess of this amount.

10.15                     Reimbursement.  The Partnership shall reimburse the General Partners or their Affiliates for the actual cost to the General Partners or their Affiliates (or pay directly), the cost of goods and materials used for or by the Partnership and obtained from entities unaffiliated with the General Partners or their Affiliates.  The Partnership shall also pay or reimburse the General Partners or their Affiliates for the cost of administrative services necessary to the prudent operation of the Partnership, provided that such reimbursement will be at the lower of (A) the actual cost to the General Partners or their Affiliates of providing such services, or (B) 90% of the amount the Partnership would be required to pay to non affiliated persons rendering similar services in the same or comparable geographical location.  The cost of administrative services as used in this subsection shall mean the pro rata cost of personnel, including an allocation of overhead directly attributable to such personnel, based on the amount of time such personnel spent on such services, or other method of allocation acceptable to the program’s independent certified public accountant.

10.16                     Non-reimbursable Expenses.  The General Partners will pay and will not be reimbursed by the Partnership for any general or administrative overhead incurred by the General Partners in connection with the administration of the Partnership which is not directly attributable to services authorized by Sections 10.15 or 10.17.

10.17                     Operating Expenses.  Subject to Sections 10.14 and 10.15 and 10.16 all expenses of the Partnership shall be billed directly to and paid by the Partnership which may include, but are not limited to: (i) all salaries, compensation, travel expenses and fringe benefits of personnel employed by the Partnership and involved in the business of the Partnership including persons who may also be employees of the General Partners or Affiliates of the General Partners, but excluding control persons of either the General Partners or Affiliates of the General Partners, (ii) all costs of borrowed money, taxes and assessments on Partnership properties foreclosed upon and other taxes applicable to the Partnership, (iii) legal, audit, accounting, and brokerage fees, (iv) printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and recording of documents evidencing ownership of an interest in the Partnership or in connection with the business of the Partnership, (v) fees and expenses paid to leasing agents, consultants, real estate brokers, insurance brokers, and other agents, (vi) costs and expenses of foreclosures, insurance premiums, real estate brokerage and leasing commissions and of maintenance of such property, (vii) the cost of insurance as required in connection with the business of the Partnership, (viii) expenses of organizing, revising, amending, modifying or terminating the Partnership, (ix) expenses in connection with distributions made by the Partnership, and communications, bookkeeping and clerical work necessary in maintaining relations with the Limited Partners and outside parties, including the cost of printing and mailing to such persons certificates for Units and reports of meetings of the Partnership, and of preparation of proxy statements and solicitations of proxies in connection therewith, (x) expenses in connection with preparing and mailing reports required to be furnished to the Limited Partners for investor, tax reporting or other purposes, or other reports to the Limited Partners which the General Partners deem to be in the best interests of the Partnership, (xi) costs of any accounting, statistical or bookkeeping equipment and services necessary for the maintenance of the books and records of the Partnership including, but not limited to, computer services and time, (xii) the cost of preparation and dissemination of the information relating to potential sale, refinancing or other disposition of Partnership property, (xiii) costs incurred in connection with any litigation in which the Partnership is involved, as well as in the examination, investigation or other proceedings conducted by any regulatory agency with jurisdiction over the Partnership including legal and accounting fees incurred in connection therewith, (xiv) costs of any computer services used for or by the Partnership, (xv) expenses of professionals employed by the Partnership in connection with any of the foregoing, including attorneys, accountants and appraisers.  For the purposes of Sections 10.17(i), a control person is someone holding a 5% or greater equity interest in the General Partners or Affiliate or a person having the power to direct or cause the direction of the General Partners or Affiliate, whether through the ownership of voting securities, by contract or otherwise.

10.18                     Deferral of Fees and Expense Reimbursement.  The General Partners may defer payment of any fee or expense reimbursement provided for herein.  The amount so deferred shall be treated as a non-interest bearing debt of the Partnership and shall be paid from any source of funds available to the Partnership, including cash available for Distribution prior to the distributions to Limited Partners provided for in Article 5.

10.19                     Payment upon Termination.  Upon the occurrence of a terminating event specified in Article 9 of the termination of an affiliate’s agreement, any portion of any reimbursement or interest in the Partnership payable according to the provisions of this Agreement if accrued, but not yet paid, shall be paid by the Partnership to the General Partners or Affiliates in cash, within thirty (30) days of the terminating event or termination date set forth in the written notice of termination.

ARTICLE 11

ARBITRATION

11.1          Arbitration.  As between the parties hereto, all questions as to rights and obligations arising under the terms of this Agreement are subject to arbitration, including any question concerning any right or duty under the Securities Act of 1933, the Securities Exchange Act of 1934 and the securities laws of any state in which Units are offered, and such arbitration shall be governed by the rules of the American Arbitration Association.

11.2          Demand for Arbitration.  If a dispute should arise under this Agreement, any Partner may within 60 days make a demand for arbitration by filing a demand in writing with the General Partners.

11.3          Appointment of Arbitrators.  The parties may agree upon one arbitrator, but in the event that they cannot agree, there shall be three, one named in writing by each of the parties within five (5) days after demand for arbitration is given and a third chosen by the two appointed.  Should either party refuse or neglect to join in the appointment of the arbitrator(s) or to furnish the arbitrator(s) with any papers or information demanded, the arbitrator(s) are empowered by both parties to proceed ex parte.

11.4          Hearing.  Arbitration shall take place in San Mateo, California, and the hearing before the arbitrator(s) of the matter to be arbitrated shall be at the time and place within said city as is selected by the arbitrator(s).  The arbitrator(s) shall select such time and place promptly after his (or their) appointment and shall give written notice thereof to each party at least sixty (60) days prior to the date so fixed.  At the hearing any relevant evidence may be presented by either party, and the formal rules of evidence applicable to judicial proceedings shall not govern.  Evidence may be admitted or excluded in the sole discretion of the arbitrator(s).  Said arbitrator(s) shall hear and determine the matter and shall execute and acknowledge their award in writing and cause a copy thereof to be delivered to each of the parties.

11.5          Arbitration Award.  If there is only one arbitrator, his decision shall be binding and conclusive on the parties, and if there are three arbitrators the decision of any two shall be binding and conclusive. The submission of a dispute to the arbitrator(s) and the rendering of his (or their) decision shall be a condition precedent to any right of legal action on the dispute.  A judgment confirming the award of the arbitrator(s) may be rendered by any Court having Jurisdiction; or such Court may vacate, modify, or correct the award in accordance with the prevailing sections of California State Law.

11.6          New Arbitrators.  If three arbitrators are selected under the foregoing procedure but two of the three fail to reach an Agreement in the determination of the matter in question, the matter shall be decided by three new arbitrators who shall be appointed and shall proceed in the same manner, and the process shall be repeated until a decision is finally reached by two of the three arbitrators selected.

11.7          Costs of Arbitration.  The costs of such arbitration shall be borne by the losing party or in such proportions as the arbitrators shall determine.

ARTICLE 12

MISCELLANEOUS

12.1          Covenant to Sign Documents. Without limiting the power granted by Sections 2.8 and 2.9, each Partner covenants, for himself and his successors and assigns, to execute, with acknowledgment or verification, if required, any and all certificates, documents and other writings which may be necessary or expedient to form the Partnership and to achieve its purposes, including, without limitation, the Certificate of Limited Partnership and all amendments thereto, and all such filings, records or publications necessary or appropriate laws of any jurisdiction in which the Partnership shall conduct its business.

12.2          Notices.  Except as otherwise expressly provided for in this Agreement, all notices which any Partner may desire or may be required to give any other Partners shall be in writing and shall be deemed duly given when delivered personally or when deposited in the United States mail, first-class postage pre-paid.  Notices to Limited Partners shall be addressed to the Limited Partners at the last address shown on the Partnership records.  Notices to the General Partners or to the Partnership shall be delivered to the Partnership’s principal place of business, as set forth in Section 2.3 above or as hereafter charged as provided herein.  Notice to any General Partner shall constitute notice to all General Partners.

12.3          Right to Engage in Competing Business.  Nothing contained herein shall preclude any Partner from purchasing or lending money upon the security of any other property or rights therein, or in any manner investing in, participating in, developing or managing any other venture of any kind, without notice to the other Partners, without participation by the other Partners, and without liability to them or any of them.  Each Limited Partner waives any right he may have against the General Partners for capitalizing on information received as a consequence of the General Partners management of the affairs of this Partnership.

12.4  Amendment.  This Agreement is subject to amendment by the affirmative vote of a Majority of the Limited Partners in accordance with Section 4.7, provided, however, that no such amendment shall be permitted if the effect of such amendment would be to increase the duties or liabilities of any Partner or materially change any Partner’s interest in Profits, Losses, Partnership assets, distributions, management rights or voting rights, except as agreed by that Partner.  In addition, and notwithstanding anything to the contrary contained in this Agreement, the General Partners shall have the right to amend this Agreement, without the vote or consent of any of the Limited Partners, when:

1.	There is a change in the name of the Partnership or the amount of the contribution of any Limited Partner;

2.	A Person is substituted as a Limited Partner;

(c)           An additional Limited Partner is admitted;

(d)           A Person is admitted as a successor or additional General Partner in accordance with the terms of this Agreement;

(e)           A General Partner retires, dies, files a petition in bankruptcy, becomes insane or is removed, and the Partnership business is continued by a remaining or replacement General Partner;

(f)           There is a change in the character of the business of the Partnership;

(g)           There is a change in the time as stated in the Agreement for the dissolution of the Partnership, or the return of a Partnership contribution;

(h)           To cure any ambiguity, to correct or supplement any provision which may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement;

(i)           To delete or add any provision of this Agreement required to be so deleted or added by the Staff of the Securities and Exchange Commission or by a State “Blue Sky” Administrator or similar official, which addition or deletion is deemed by the Administrator or official to be for the benefit or protection of the Limited Partners;

(j)           To elect for the Partnership to be governed by any successor California statute governing limited partnerships; and

(k)           To modify provisions of this Agreement as noted in Sections 1.3 and 5.6 to cause this Agreement to comply with Treasury Regulation Section 1.704-1(b).

The General Partners shall notify the Limited Partners within a reasonable time of the adoption of any such amendment.

12.5          Entire Agreement.  This Agreement constitutes the entire Agreement between the parties and supersedes any and all prior agreements and representations, either oral or in writing, between the parties hereto with respect to the subject matter contained herein.

12.6          Waiver.  No waiver by any party hereto of any breach of, or default under, this Agreement by any other party shall be construed or deemed a waiver of any other breach of or default under this Agreement, and shall not preclude any party from exercising or asserting any rights under this Agreement with respect to any other.

12.7          Severability.  If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

12.8          Application of California law.  This Agreement and the application or interpretation thereof shall be governed, construed, and enforced exclusively by its terms and by the law of the State of California.

12.9          Captions.  Section titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement.

12.10                     Number and Gender.  Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders.

12.11                     Counterparts.  This Agreement may be executed in counterparts, any or all of which may be signed by a General Partner on behalf of the Limited Partners as their attorney-in-fact.

12.12                     Waiver of Action for Partition.  Each of the parties hereto irrevocably waives during the term of the Partnership any right that it may have to maintain any action for partition with respect to any property of the Partnership.

12.13                     Defined Terms.  All terms used in this Agreement which are defined in the Prospectus of Redwood Mortgage Investors VIII, dated August 4, 2005 shall have the meanings assigned to them in said Prospectus, unless this Agreement shall provide for a specific definition in Article 1.

12.14                     Assignability.  Each and all of the covenants, terms, provisions and arguments herein contained shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto, subject to the requirements of Article 7.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hand the day and year first above written.

GENERAL PARTNERS:
Michael R. Burwell

GYMNO CORPORATION
A California Corporation
By:
Michael R. Burwell, President

REDWOOD MORTGAGE CORP.
A California Corporation
By:
Michael R. Burwell, President

LIMITED PARTNERS:	GYMNO CORPORATION
(General Partner and Attorney-in-Fact)
By:
Michael R. Burwell, President

SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

REDWOOD MORTGAGE INVESTORS VIII
A CALIFORNIA LIMITED PARTNERSHIP

The undersigned hereby applies to become a limited partner in REDWOOD MORTGAGE INVESTORS VIII, a California limited partnership (the “partnership”), and subscribes to purchase the number of units specified herein in accordance with the terms and conditions of the limited partnership agreement attached as Exhibit A to the prospectus dated August 4, 2005.

1.                 Representations and Warranties.  The undersigned represents and warrants to the partnership and its general partners as follows:

(a)                 I have received, read and understand the prospectus dated August 4, 2005, and in making this investment I am relying only on the information provided therein.  I have not relied on any statements or representations inconsistent with those contained in the prospectus.

(b)                 I, or the fiduciary account for which I am purchasing, meet the applicable suitability standards and financial requirements set forth in the prospectus under “INVESTOR SUITABILITY STANDARDS” as they pertain to the state of my primary residence and domicile.

(c)                 I am aware that this subscription may be rejected in whole or in part by the general partners in their sole and absolute discretion; that my investment, if accepted, is subject to certain risks described in part in “RISK FACTORS” set forth in the prospectus; and that there will be no public market for units, and accordingly, it may not be possible for me to readily liquidate my investment in the partnership.

(d)                 I have been informed by the participating broker-dealer firm specified herein, if any, of all pertinent facts relating to the lack of liquidity or marketability of this investment.  I understand that units may not be sold or otherwise disposed of without the prior written consent of the general partners, which consent may be granted or withheld in their sole discretion, that any transfer is subject to numerous other restrictions described in the prospectus and in the limited partnership agreement, and that if I am a resident of California or if the transfer occurs in California, any such transfer is also subject to the prior written consent of the California Commissioner of Corporations.  I have liquid assets sufficient to assure myself that such purchase will cause me no undue financial difficulties and that I can provide for my current needs and possible personal contingencies, or if I am the trustee of a retirement trust, that the limited liquidity of the units will not cause difficulty in meeting the trust’s obligations to make distributions to plan participants in a timely manner.

(e)                 I am of the age of majority (as established in the state in which I am domiciled) if I am an individual, and in any event, I have full power, capacity, and authority to enter into a contractual relationship with the partnership.  If acting in a representative or fiduciary capacity for a corporation, partnership or trust, or as a custodian or agent for any person or entity, I have full power or authority to enter into this subscription agreement in such capacity and on behalf of such corporation, partnership, trust, person or entity.

(f)                 By virtue of my own investment acumen and experience or financial advice from my independent advisors (other than a person receiving commissions by reason of my purchase of units), I am capable of evaluating the risks and merits of an investment in the partnership.

(g)                 I am buying the units solely for my own account, or for the account of a member or members of my immediate family or in a fiduciary capacity for the account of another person or entity and not as an agent for another.

(h)                 I acknowledge and agree that counsel representing the partnership, the general partners and their affiliates does not represent me and shall not be deemed under the applicable codes of professional responsibility to have represented or to be representing me or any of the limited partners in any respect.

(i)                 If I am buying the units in a fiduciary capacity or as a custodian for the account of another person or entity, I have been directed by that person or entity to purchase the unit(s), and such person or entity is aware of my purchase of units on their behalf, and consents thereto and is aware of the merits and risks involved in the investment in the partnership.

BY MAKING THESE REPRESENTATIONS, THE SUBSCRIBER HAS NOT WAIVED ANY RIGHT OF ACTION AVAILABLE UNDER APPLICABLE FEDERAL OR STATE SECURITIES LAWS INCLUDING BUT NOT LIMITED TO THE SECURITIES ACT OF 1933.

2.                 Power of Attorney.  The undersigned hereby irrevocably constitutes and appoints the general partners, and each of them, either one acting alone, as his true and lawful attorney-in-fact, with full power and authority for him, and in his name, place and stead, to execute, acknowledge, publish and file:

(a)                    The limited partnership agreement and any amendments thereto or cancellations thereof required under the laws of the State of California;

(b)                    Any other instruments, and documents as may be required by, or may be appropriate under, the laws of any state or other jurisdiction in which the partnership is doing or intends to do business; and

(c)                    Any documents which may be required to effect the continuation of the partnership, the admission of an additional or substituted limited partner, or the dissolution and termination of the partnership.

The power of attorney granted above is a special power of attorney coupled with an interest, is irrevocable, and shall survive the death or incapacity of the undersigned or, if the undersigned is a corporation, partnership, trust or association, the dissolution or termination thereof.  The power of attorney shall also survive the delivery of an assignment of units by a limited partner; provided, that where the assignee thereof has been approved by the general partners for admission to the partnership as a substituted limited partner, such power of attorney shall survive the delivery of such assignment for the sole purpose of enabling the general partners to execute, acknowledge, file and record any instrument necessary to effect such substitution.

3.                 Acceptance.  This subscription agreement will be accepted or rejected by a general partner within thirty (30) days of its receipt by the partnership.  The general partners also reserve the right to revoke its acceptance within such thirty (30) day period.  Upon acceptance, this subscription will become irrevocable, and will obligate the undersigned to purchase the number of units specified herein, for the purchase price of $1 per unit.  The general partners will return a countersigned copy of this subscription agreement to accepted subscribers, which copy (together with my canceled check) will be evidence of my purchase of units.

4.                 Payment of Subscription Price.  The full purchase price for units is $1 per unit, payable in cash concurrently with delivery of this subscription agreement.  I understand that my subscription funds will be held by the general partners until my funds are needed by the partnership to fund a mortgage investment or for other proper partnership purposes, and only then will I actually be admitted to the partnership.  In the interim, my subscription funds will earn interest at passbook savings accounts rates.  If I elect to receive monthly, quarterly or annual cash distributions, then such interest will be returned to me after I am admitted to the partnership.  If I elect to allow my share of partnership income to be paid in the form of additional units that will be reinvested by the partnership, then such interest will be invested in the partnership in which case I understand that the number of units I initially subscribed for will be increased accordingly.  If I initially elect to receive additional units and reinvest my share of partnership income, I may after three (3) years change my election and receive monthly, quarterly or annual cash distributions.  I understand that if I initially elect to receive monthly, quarterly or annual cash distributions, my election to receive cash distributions is irrevocable.  However, I understand that I may change whether I receive such distributions on a monthly, quarterly or annual basis.

5.                 THE UNDERSIGNED AGREES TO INDEMNIFY AND HOLD REDWOOD MORTGAGE INVESTORS VIII, A CALIFORNIA LIMITED PARTNERSHIP, AND ITS GENERAL PARTNERS AND OTHER AGENTS AND EMPLOYEES HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, AND DAMAGES, INCLUDING, WITHOUT LIMITATION, ALL ATTORNEYS’ FEES WHICH SHALL BE PAID AS INCURRED) WHICH ANY OF THEM MAY INCUR, IN ANY MANNER OR TO ANY PERSON, BY REASON OF THE FALSITY, INCOMPLETENESS OR MISREPRESENTATION OF ANY INFORMATION FURNISHED BY THE UNDERSIGNED HEREIN OR IN ANY DOCUMENT SUBMITTED HEREWITH.

6.                 Signature. The undersigned represents that: (a) I have read the foregoing and that all the information provided by me is accurate and complete; and (b) I will notify the general partners immediately of any material adverse change in any of the information set forth herein which occurs prior to the acceptance of my subscription.

REDWOOD MORTGAGE INVESTORS VIII
SUBSCRIPTION AGREEMENT

PLEASE READ THIS AGREEMENT BEFORE SIGNING

Type of Ownership: (check one)

	[ ]	INDIVIDUAL	[ ]	PENSION PLAN (Trustee signature required)

	[ ]	TRUST (Trustee signature required)	[ ]	PROFIT SHARING PLAN
		(Title page, Successor Trustee page and		(Trustee signature required)
signature pages of the Trust Agreement
		MUST be enclosed)	[ ]	KEOGH (H.R.10)
(Custodian signature required)
*	[ ]	JOINT TENANTS WITH RIGHTS
		OF SURVIVORSHIP	[ ]	CUSTODIAL/UGMA (circle one)
		(All parties must sign)		(Custodian signature required)

*	[ ]	COMMUNITY PROPERTY	[ ]	TOD – Transfer On Death
(must be titled as an Individual or as
*	[ ]	TENANTS IN COMMON		Joint Tenants only – special form required)
(All parties must sign)
			[ ]	401(k) (Trustee signature required)
*	[ ]	IRA
		(Individual Retirement Account)	[ ]	OTHER (Please describe)
(Investor and Custodian must sign)

*	[ ]	ROTH IRA
(Investor and Custodian must sign)

*	[ ]	SEP/IRA
(Investor and Custodian must sign)

*  Two or more signatures required. Complete Sections 1 through 6 where applicable

1.	INVESTOR NAME AND ADDRESS
Type or print your name(s) exactly as the title should appear in the account records of the partnership.  Complete this section for all trusts other than IRA/Keogh or other qualified plans.  If IRA/Keogh or qualified plan, Section 2 must also be completed.  All checks and correspondence will go to this address unless another address is listed in Sections 2 or 5 below.

[ ] Mr. [ ] Mrs. [ ] Ms. [ ] Dr.

Name as it will appear on the account (How title should be held)

(Additional Name(s) if held in joint tenancy, community property, tenants-in-common)

Street Address

City	State	Zip Code

Home Phone Number	Social Security #/ Taxpayer ID#

A social security number or taxpayer identification number is required for each individual investor.  (For IRAs, Keoghs (HR10) and qualified plans, the taxpayer identification number is your plan or account tax or employer identification number.  For most individual taxpayers, it is your social security number.  NOTE:  If the units are to be held in more than one name, only one number will be used and will be that of the first person listed).

2.	CUSTODIAN/ TRUST COMPANY REGISTRATION	Name of Custodian/Trust Company:
Please print here the exact name of Custodian/ Trust Company

Address

	City	State	Zip Code

	Taxpayer ID#		Client Account Number

SIGNATURE:

	(X)	(Custodian/Trust Company)

3.	INVESTMENT	Number of units to be purchased
Minimum subscription is
	2,000 units at $1 per unit	Amount of payment enclosed
($2,000), with additional
investments of any amount
with minimum of 1,000
units ($1,000)for existing
	limited partners.	Please make check payable to “Redwood Mortgage Investors VIII”

If the investor has elected to compound their share of monthly, quarterly or annual income (see 4. below), then the interest earned on subscription funds until admission to the partnership will be invested in additional units on behalf of the investor; therefore, the actual number of units to be issued to the investor upon admission to the partnership will be increased.

Check one: [ ] Initial Investment	[ ] Additional Investment*

*A completed Subscription Agreement is required for each initial and additional investment

4.	DISTRIBUTIONS	Does the investor wish to have his income compounded or distributed?

Check One: [ ] Compounded	or	[ ] Distributed
The election to compound income may be changed after three (3) years.
The election to distribute income is irrevocable.

If income is to be distributed:

Check One: [ ] Monthly	[ ] Quarterly	[ ] **Annually
(**payable only on 12/31)

5.	SPECIAL ADDRESS FOR CASH DISTRIBUTIONS
	(If the same as in Sections	Name		Client Account #
1 or 2, please disregard)
Address

		City	State	Zip Code

If cash distributions are to be sent to an address other than that listed, in Sections 1 or 2, please enter the information here.  All other communications will be mailed to the investor’s registered address of record under Sections 1 or 2.  In no event will the partnership or its affiliates be responsible for any adverse consequences of direct deposits.

	DIRECT DEPOSIT	Check one: Checking: [ ] Savings: [ ]

Account #__________________ ABA (Routing) #________________________

(Must attach original voided check for checking account deposits, deposit slip for savings account deposits)

6.	SIGNATURES	IN WITNESS WHEREOF, the undersigned has executed below this ________day of _______________, 200___, at (City)

		Investor’s primary residence is in	(State)

(X)
(Investor Signature and Title)

(X)
(Investor Signature and Title)

7.	BROKER-DEALER DATA (To be completed by selling broker-dealer)
The undersigned broker-dealer hereby certifies that (i) a copy of the prospectus, as amended and/or supplemented to date, has been delivered to the above investor; and (ii) that the appropriate suitability determination as set forth in the prospectus has been made and that the appropriate records are being maintained.

(X)
Broker-Dealer Authorized Signature (Required on all Applications)

Broker-Dealer Name:
Street Address:
City, State, Zip Code:

Registered Representative
Name (Last, First):
Street Address:
City, State, Zip Code
Phone No.:

The registered representative, by signing below, certifies that he has reasonable grounds to believe, on the basis of information obtained from the investor concerning his investment objectives, other investments, financial situation and needs and any other information known by the selling broker-dealer, that investment in the units is suitable for the investor and that suitability records are being maintained; and that he has informed the investor of all pertinent facts relating to the liquidity and marketability of the units.

Registered Representative’s Signature:

(X)

8.	ACCEPTANCE	This subscription accepted
This subscription will not
	be an effective agreement	REDWOOD MORTGAGE INVESTORS VIII,
	until it or a facsimile is	A California Limited Partnership
	signed by a general	900 Veterans Blvd., Suite 500
	partner of Redwood	Redwood City CA 94063
Mortgage Investors VIII, a
	California limited	(650) 365-5341
partnership
By:

(Office Use Only)

Partner #:		Date Entered:

Check Amount:	$	Check Date:

Check Number:

SPECIAL NOTICE FOR CALIFORNIA RESIDENTS ONLY
COMMISSIONER’S RULE 260.141.11
260.141.11 RESTRICTION ON TRANSFER

(a)
The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or 260.534 shall cause a copy of this section to be delivered to each issuee or transferee of such security.

(b)
It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of these rules), except:

(1)                to the issuer;

(2)                pursuant to the order or process of any court;

(3)                to any person described in Subdivision (i) of Section 25102 of the Code or Section 260.105.14 of these rules;

(4)                to the transferor’s ancestors, descendants or spouse or any custodian or trustee for the account of the transferor or the transferor’s ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee’s ancestors, descendants or spouse;

(5)                to the holders of securities of the same class of the same issuer;

(6)                by way of gift or donation inter vivos or on death;

(7)                by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities law of the foreign state, territory or country concerned;

(8)                to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or group;

(9)                if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner’s written consent is obtained or under this rule is not required;

(10)                by way of a sale qualified under Sections 25111, 25112, or 25113, or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or Subdivision (a) of Section 25143 is in effect with respect to such qualification;

(11)                by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

(12)                by way of an exchange qualified under Section 25111, 25112, or 25113 of the Code, provided that no order under Section 25140 or Subdivision (a) of Section 25148 is in effect with respect to such qualification;

(13)                between residents of foreign states, territories or countries who are neither domiciled nor actually present in this state;

(14)                to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state; or

(15)                by the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state, if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

(16)                by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities, provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

(c)
The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

“IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.”

SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY
REDWOOD MORTGAGE INVESTORS VIII,
A California Limited Partnership

UNSOLICITED SALES

The undersigned hereby applies to become a limited partner in REDWOOD MORTGAGE INVESTORS VIII, a California limited partnership (the “partnership”), and subscribes to purchase the number of units specified herein in accordance with the terms and conditions of the limited partnership agreement attached as Exhibit A to the prospectus dated August 4, 2005.

1.                 Representations and Warranties.  The undersigned represents and warrants to the partnership and its general partners as follows:

(a)                    I have received, read and understand the prospectus dated August 4, 2005, and in making this investment I am relying only on the information provided therein.  I have not relied on any statements or representations inconsistent with those contained in the prospectus.

(b)                    I, or the fiduciary account for which I am purchasing, meet the applicable suitability standards and financial requirements set forth in the prospectus under “INVESTOR SUITABILITY STANDARDS” as they pertain to the state of my primary residence and domicile.

(c)                    I am aware that this subscription may be rejected in whole or in part by the general partners in their sole and absolute discretion; that my investment, if accepted, is subject to certain risks described in part in “RISK FACTORS” set forth in the prospectus; and that there will be no public market for units, and accordingly, it may not be possible for me to readily liquidate my investment in the partnership.

(d)                    I have been informed by the participating broker-dealer firm specified herein, if any, of all pertinent facts relating to the lack of liquidity or marketability of this investment.  I understand that units may not be sold or otherwise disposed of without the prior written consent of the general partners, which consent may be granted or withheld in their sole discretion, that any transfer is subject to numerous other restrictions described in the prospectus and in the limited partnership agreement, and that if I am a resident of California or if the transfer occurs in California, any such transfer is also subject to the prior written consent of the California Commissioner of Corporations.  I have liquid assets sufficient to assure myself that such purchase will cause me no undue financial difficulties and that I can provide for my current needs and possible personal contingencies, or if I am the trustee of a retirement trust, that the limited liquidity of the units will not cause difficulty in meeting the trust’s obligations to make distributions to plan participants in a timely manner.

(e)                    I am of the age of majority (as established in the state in which I am domiciled) if I am an individual, and in any event, I have full power, capacity, and authority to enter into a contractual relationship with the partnership.  If acting in a representative or fiduciary capacity for a corporation, partnership or trust, or as a custodian or agent for any person or entity, I have full power or authority to enter into this subscription agreement in such capacity and on behalf of such corporation, partnership, trust, person or entity.

(f)      By virtue of my own investment acumen and experience or financial advice from my independent advisors (other than a person receiving commissions by reason of my purchase of units), I am capable of evaluating the risks and merits of an investment in the partnership.

(g)                    I am buying the units solely for my own account, or for the account of a member or members of my immediate family or in a fiduciary capacity for the account of another person or entity and not as an agent for another.

(h)                    I acknowledge and agree that counsel representing the partnership, the general partners and their affiliates does not represent me and shall not be deemed under the applicable codes of professional responsibility to have represented or to be representing me or any of the limited partners in any respect.

(i)      If I am buying the units in a fiduciary capacity or as a custodian for the account of another person or entity, I have been directed by that person or entity to purchase the unit(s), and such person or entity is aware of my purchase of units on their behalf, and consents thereto and is aware of the merits and risks involved in the investment in the partnership.

BY MAKING THESE REPRESENTATIONS, THE SUBSCRIBER HAS NOT WAIVED ANY RIGHT OF ACTION AVAILABLE UNDER APPLICABLE FEDERAL OR STATE SECURITIES LAWS INCLUDING BUT NOT LIMITED TO THE SECURITIES ACT OF 1933.

2.                 Power of Attorney.  The undersigned hereby irrevocably constitutes and appoints the general partners, and each of them, either one acting alone, as his true and lawful attorney-in-fact, with full power and authority for him, and in his name, place and stead, to execute, acknowledge, publish and file:

(a)                    The limited partnership agreement and any amendments thereto or cancellations thereof required under the laws of the State of California;

(b)                    Any other instruments, and documents as may be required by, or may be appropriate under, the laws of any state or other jurisdiction in which the partnership is doing or intends to do business; and

(c)                    Any documents which may be required to effect the continuation of the partnership, the admission of an additional or substituted limited partner, or the dissolution and termination of the partnership.

The power of attorney granted above is a special power of attorney coupled with an interest, is irrevocable, and shall survive the death or incapacity of the undersigned or, if the undersigned is a corporation, partnership, trust or association, the dissolution or termination thereof.  The power of attorney shall also survive the delivery of an assignment of units by a limited partner; provided, that where the assignee thereof has been approved by the general partners for admission to the partnership as a substituted limited partner, such power of attorney shall survive the delivery of such assignment for the sole purpose of enabling the general partners to execute, acknowledge, file and record any instrument necessary to effect such substitution.

3.                 Acceptance.  This subscription agreement will be accepted or rejected by a general partner within thirty (30) days of its receipt by the partnership.  The general partners also reserve the right to revoke its acceptance within such thirty (30) day period.  Upon acceptance, this subscription will become irrevocable, and will obligate the undersigned to purchase the number of units specified herein, for the purchase price of $1 per unit.  The general partners will return a countersigned copy of this subscription agreement to accepted subscribers, which copy (together with my canceled check) will be evidence of my purchase of units.

4.                 Payment of Subscription Price.  The full purchase price for units is $1 per unit, payable in cash concurrently with delivery of this subscription agreement.  I understand that my subscription funds will be held by the general partners until my funds are needed by the partnership to fund a mortgage investment or for other proper partnership purposes, and only then will I actually be admitted to the partnership.  In the interim, my subscription funds will earn interest at passbook savings accounts rates.  If I elect to receive monthly, quarterly or annual cash distributions, then such interest will be returned to me after I am admitted to the partnership.  If I elect to allow my share of partnership income to be paid in the form of additional units that will be reinvested by the partnership, then such interest will be invested in the partnership in which case I understand that the number of units I initially subscribed for will be increased accordingly.  If I initially elect to receive additional units and reinvest my share of partnership income, I may after three (3) years change my election and receive monthly, quarterly or annual cash distributions.  I understand that if I initially elect to receive monthly, quarterly or annual cash distributions, my election to receive cash distributions is irrevocable.  However, I understand that I may change whether I receive such distributions on a monthly, quarterly or annual basis.

5.                 THE UNDERSIGNED AGREES TO INDEMNIFY AND HOLD REDWOOD MORTGAGE INVESTORS VIII, A CALIFORNIA LIMITED PARTNERSHIP, AND ITS GENERAL PARTNERS AND OTHER AGENTS AND EMPLOYEES HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, AND DAMAGES, INCLUDING, WITHOUT LIMITATION, ALL ATTORNEYS’ FEES WHICH SHALL BE PAID AS INCURRED) WHICH ANY OF THEM MAY INCUR, IN ANY MANNER OR TO ANY PERSON, BY REASON OF THE FALSITY, INCOMPLETENESS OR MISREPRESENTATION OF ANY INFORMATION FURNISHED BY THE UNDERSIGNED HEREIN OR IN ANY DOCUMENT SUBMITTED HEREWITH.

6.                 Signature. The undersigned represents that: (a) I have read the foregoing and that all the information provided by me is accurate and complete; and (b) I will notify the general partners immediately of any material adverse change in any of the information set forth herein which occurs prior to the acceptance of my subscription.

REDWOOD MORTGAGE INVESTORS VIII
SUBSCRIPTION AGREEMENT

PLEASE READ THIS AGREEMENT BEFORE SIGNING

Type of Ownership: (check one)

	[ ]	INDIVIDUAL	[ ]	PENSION PLAN (Trustee signature required)

	[ ]	TRUST (Trustee signature required)	[ ]	PROFIT SHARING PLAN
		(Title page, Successor Trustee page and		(Trustee signature required)
signature pages of the Trust Agreement
		MUST be enclosed)	[ ]	KEOGH (H.R.10)
(Custodian signature required)
*	[ ]	JOINT TENANTS WITH RIGHTS
		OF SURVIVORSHIP	[ ]	CUSTODIAL/UGMA (circle one)
		(All parties must sign)		(Custodian signature required)

*	[ ]	COMMUNITY PROPERTY	[ ]	TOD – Transfer On Death
(must be titled as an Individual or as
*	[ ]	TENANTS IN COMMON		Joint Tenants only – special form required)
(All parties must sign)
			[ ]	401(k) (Trustee signature required)
*	[ ]	IRA
		(Individual Retirement Account)	[ ]	OTHER (Please describe)
(Investor and Custodian must sign)

*	[ ]	ROTH IRA
(Investor and Custodian must sign)

*	[ ]	SEP/IRA
(Investor and Custodian must sign)

*  Two or more signatures required. Complete Sections 1 through 6 where applicable

1.	INVESTOR NAME AND ADDRESS
Type or print your name(s) exactly as the title should appear in the account records of the partnership.  Complete this section for all trusts other than IRA/Keogh or other qualified plans.  If IRA/Keogh or qualified plan, Section 2 must also be completed.  All checks and correspondence will go to this address unless another address is listed in Sections 2 or 5 below.

[ ] Mr. [ ] Mrs. [ ] Ms. [ ] Dr.

Name as it will appear on the account (How title should be held)

(Additional Name(s) if held in joint tenancy, community property, tenants-in-common)

Street Address

City	State	Zip Code

Home Phone Number	Social Security #/ Taxpayer ID#

A social security number or taxpayer identification number is required for each individual investor.  (For IRAs, Keoghs (HR10) and qualified plans, the taxpayer identification number is your plan or account tax or employer identification number.  For most individual taxpayers, it is your social security number.  NOTE:  If the units are to be held in more than one name, only one number will be used and will be that of the first person listed).

2.	CUSTODIAN/ TRUST COMPANY REGISTRATION	Name of Custodian/Trust Company:
Please print here the exact name of Custodian/ Trust Company

Address

	City	State	Zip Code

	Taxpayer ID#		Client Account Number

SIGNATURE:

	(X)	(Custodian/Trust Company)

3.	INVESTMENT	Number of units to be purchased
Minimum subscription is
	2,000 units at $1 per unit	Amount of payment enclosed
($2,000), with additional
investments of any amount
with minimum of 1,000
units ($1,000)for existing
	limited partners.	Please make check payable to “Redwood Mortgage Investors VIII”

If the investor has elected to compound their share of monthly, quarterly or annual income (see 4. below), then the interest earned on subscription funds until admission to the partnership will be invested in additional units on behalf of the investor; therefore, the actual number of units to be issued to the investor upon admission to the partnership will be increased.

Check one: [ ] Initial Investment	[ ] Additional Investment*

*A completed Subscription Agreement is required for each initial and additional investment

4.	DISTRIBUTIONS	Does the investor wish to have his income compounded or distributed?

Check One: [ ] Compounded	or	[ ] Distributed
The election to compound income may be changed after three (3) years.
The election to distribute income is irrevocable.

If income is to be distributed:

Check One: [ ] Monthly	[ ] Quarterly	[ ] **Annually
(**payable only on 12/31)

5.	SPECIAL ADDRESS FOR CASH DISTRIBUTIONS
	(If the same as in Sections	Name		Client Account #
1 or 2, please disregard)
Address

		City	State	Zip Code

If cash distributions are to be sent to an address other than that listed, in Sections 1 or 2, please enter the information here.  All other communications will be mailed to the investor’s registered address of record under Sections 1 or 2.  In no event will the partnership or its affiliates be responsible for any adverse consequences of direct deposits.

	DIRECT DEPOSIT	Check one: Checking: [ ] Savings: [ ]

Account #__________________ ABA (Routing) #________________________

(Must attach original voided check for checking account deposits, deposit slip for savings account deposits)

6.	SIGNATURES	IN WITNESS WHEREOF, the undersigned has executed below this ________day of _______________, 200___, at (City)

		Investor’s primary residence is in	(State)

(X)
(Investor Signature and Title)

(X)
(Investor Signature and Title)

7.      ADVISOR DATA (To be completed by recommending advisor)

The undersigned advisor hereby certifies that (i) a copy of the prospectus, as amended and/or supplemented to date, has been delivered to the above investor; and (ii) that the appropriate suitability determination as set forth in the prospectus has been made and that the appropriate records are being maintained.

Advisor:
Last Name First:

Street Address:

City, State, Zip Code:

Telephone Number

Broker-Dealer Affiliated?                                                      [  ]YES                        [  ]NO       Broker-Dealer Name  ____________________________________

Are you a registered investment advisor ("RIA") under applicable state or federal law?                                                                                                                                                       [  ]YES[  ]NO

The advisor, by signing below, (1) certifies that he has reasonable grounds to believe, on the basis of information obtained from the investor concerning his investment objectives, other investments, financial situation and needs and any other information known by the advisor, that investment in the units is suitable for the investor and that suitability records are being maintained; (2) certifies that if the advisor is affiliated with an NASD firm, that all fees received by him in connection with this transaction will be run through the books and records of the NASD member firm in compliance with Notice to Members 96-33 and Rules 3030 and 3040 of the NASD Conduct Rules; (3) that he has informed the investor of all pertinent facts relating to the liquidity and marketability of the units; (4) the undersigned agrees and acknowledges that the general partners are relying upon the certification of the undersigned herein with respect to the suitability of the client to purchase limited partnership units in the partnership; (5) that if the undersigned's client has elected to pay client fees from earnings, the undersigned hereby represents and warrants that he is a registered investment advisor under applicable federal and/or state securities laws; (6) that, if applicable, he understands and acknowledges that neither  the  partner-
ship or the general partners shall have any liability to him with respect to any client fees paid from investors' earnings under the authorization agreement and that the general partners and the partnership in no way guarantee that there will be sufficient cash for distribution to investors and, thus in the case of a signed authorization agreement, sufficient cash for the investor to pay his client fees from earnings; and (7) that, in any dispute between the undersigned and the investor regarding payment of client fees, the partnership and the general partners will respect the wishes of the investor and that the general partners and the partnership will have no liability to the undersigned as a result thereof.

Advisor's Signature

Print or Type Name:

Please check applicable box.  (Only clients of RIAs may elect to have client fees paid, provided such client fees are no more than 2% annually of the RMI VIII assets under management which, for purposes of this subscription agreement is the investor's capital account.):

[  ]  Yes, client fees paid.                                                      If client fees are to be paid, a completed authorization to make payments of client fees ("authorization") attached hereto must be completed, signed and returned to the general partners along with this subscription agreement.

If the investor has elected to receive cash distributions, client fees will be calculated on a monthly basis, based upon the capital account balance of the investor at the end of the month.  Such client fees will be paid to the advisor on a monthly basis.

If the Investor has elected to reinvest their earnings in lieu of receiving periodic cash distributions, client fees will be calculated on a monthly basis, based upon the capital account balance of the investor at the end of the month.  Such client fees shall be paid to the advisor on a monthly basis.

[  ]  No client fees paid from earnings or distributions

8.	ACCEPTANCE	This subscription accepted
This subscription will not
	be an effective agreement	REDWOOD MORTGAGE INVESTORS VIII,
	until it or a facsimile is	A California Limited Partnership
	signed by a general	900 Veterans Blvd., Suite 500
	partner of Redwood	Redwood City CA 94063
Mortgage Investors VIII, a
	California limited	(650) 365-5341
partnership
By:

(Office Use Only)

Partner #:		Date Entered:

Check Amount:	$	Check Date:

Check Number:

REDWOOD MORTGAGE INVESTORS VIII
AUTHORIZATION TO MAKE PAYMENTS OF CLIENT FEES
FOR INVESTORS WHO UTILIZE THE SERVICES OF REGISTERED INVESTMENT ADVISORS

The undersigned limited partner hereby certifies that the undersigned is a limited partner owning units in Redwood Mortgage Investors VIII (the “partnership” or “RMI VIII”). By signing and delivering this authorization to the partnership and the general partners, the undersigned hereby authorizes and directs the partnership to pay to the person or entity set forth below as the payee an estimated annual amount equal to _____% (not more than 2% annually) of the undersigned’s capital account (“client fees”). All client fees payable will be calculated on a monthly basis based upon the capital account balance of the investor at the end of the month. If the investor elected to receive periodic cash distributions, such client fees will be paid at the same time the investor receives distributions, either monthly, quarterly or annually. If the investor has elected to reinvest earnings in lieu of receiving periodic cash distributions, such client fees shall be paid to the advisor on either a monthly, quarterly or annual basis as determined by the investor in the completed subscription agreement.  The capital accounts of the limited partners who elect to pay client fees through the partnership will be less than the capital accounts of limited partners who do not pay client fees or who do pay client fees through the partnership.

The undersigned acknowledges and agrees that neither the partnership nor the general partners shall have any liability for disbursements made pursuant to this authorization.  The undersigned acknowledges that all periodic cash distributions by the partnership are non-cumulative.  Further, the undersigned acknowledges that the general partners are in no way guaranteeing that there will be sufficient cash flow for periodic cash distributions or that such distributions will be sufficient to make the payments authorized by this agreement.  In the event of insufficient earnings, the partnership and the general partners shall have no liability to the undersigned or the payee.  The undersigned further acknowledges and agrees that the partnership is authorized to comply with this request unless and until this authorization is expressly revoked in writing and terminated by the undersigned limited partner.  Any revocation of this authorization shall be effective the quarter after the quarter in which it is received by the partnership.

PAYEE [1]	LIMITED PARTNER
Please designate whether Advisor or Broker/Dealer Firm

Name of Payee - Please Print	Name of Limited Partner - Please Print

Authorized Signature of Payee	Signature of Limited Partner (or Trustee)

Firm Name	Signature of Joint Owner (if applicable)

Street Address	Date of Admission

City, State, Zip Code

Limited partners in RMI VIII (the “partnership”) who utilized the services of an advisor may authorize the direct payment by the partnership of a portion of the earnings otherwise distributable to them or otherwise used to acquire additional units by executing this authorization and delivering it to the partnership.  Execution of the authorization is at the option of the limited partner and is not required in connection with an investment in the partnership.  This authorization is not intended to describe an investment in the partnership or to be used as sales material or in any other manner in connection with the offer or sale of units in the partnership.  An offer to sell units of the partnership may only be made by the prospectus.  This document is not authorized to be used in any way in connection with the offer or sale of units in the partnership, and unauthorized use of this document is strictly prohibited and may constitute a violation of federal and state securities laws.

PLEASE INCLUDE DOCUMENT WITH THE COMPLETED SUBSCRIPTION AGREEMENT

1If the advisor is affiliated with an NASD broker-dealer firm, all fees received by him in connection with this transaction will be run through the books and records of the NASD member in compliance with Notice to Members 96-33 and Rules 3030 and 3040 of the NASD Conduct Rules

SPECIAL NOTICE FOR CALIFORNIA RESIDENTS ONLY
COMMISSIONER’S RULE 260.141.11
260.141.11 Restriction on Transfer

(a)
The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or 260.534 shall cause a copy of this section to be delivered to each issuee or transferee of such security.

(b)
It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of these rules), except:

(1)	to the issuer;

(2)	pursuant to the order or process of any court;

(3)	to any person described in Subdivision (i) of Section 25102 of the Code or Section 260.105.14 of these rules;

(4)
to the transferor’s ancestors, descendants or spouse or any custodian or trustee for the account of the transferor or the transferor’s ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee’s ancestors, descendants or spouse;

(5)	to the holders of securities of the same class of the same issuer;

(6)	by way of gift or donation inter vivos or on death;

(7)
by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities law of the foreign state, territory or country concerned;

(8)	to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or group;

(9)
if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner’s written consent is obtained or under this rule is not required;

(10)
by way of a sale qualified under Sections 25111, 25112, or 25113, or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or Subdivision (a) of Section 25143 is in effect with respect to such qualification;

(11)	by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

(12)
by way of an exchange qualified under Section 25111, 25112, or 25113 of the Code, provided that no order under Section 25140 or Subdivision (a) of Section 25148 is in effect with respect to such qualification;

(13)	between residents of foreign states, territories or countries who are neither domiciled nor actually present in this state;

(14)	to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state; or

(15)
by the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state, if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

(16)
by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities, provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

(c)
The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

“IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.”

Exhibit 3.2
SPECIAL NOTICE FOR CALIFORNIA RESIDENTS ONLY
COMMISSIONER’S RULE 260.141.11
260.141.11 Restriction on Transfer

(a)
The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or 260.534 shall cause a copy of this section to be delivered to each issuee or transferee of such security.

(b)
It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of these rules), except:

(1)	to the issuer;

(2)	pursuant to the order or process of any court;

(3)	to any person described in Subdivision (i) of Section 25102 of the Code or Section 260.105.14 of these rules;

(4)
to the transferor’s ancestors, descendants or spouse or any custodian or trustee for the account of the transferor or the transferor’s ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee’s ancestors, descendants or spouse;

(5)	to the holders of securities of the same class of the same issuer;

(6)	by way of gift or donation inter vivos or on death;

(7)
by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities law of the foreign state, territory or country concerned;

(8)	to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or group;

(9)
if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner’s written consent is obtained or under this rule is not required;

(10)
by way of a sale qualified under Sections 25111, 25112, or 25113, or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or Subdivision (a) of Section 25143 is in effect with respect to such qualification;

(11)	by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

(12)
by way of an exchange qualified under Section 25111, 25112, or 25113 of the Code, provided that no order under Section 25140 or Subdivision (a) of Section 25148 is in effect with respect to such qualification;

(13)	between residents of foreign states, territories or countries who are neither domiciled nor actually present in this state;

(14)	to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state; or

(15)
by the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state, if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

(16)
by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities, provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

(c)
The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

“IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.”

Exhibit 3.3 (a)

(Seal of the State of                                                                       State of California                                                              Form LP-1
California)                                                                        March Fong Eu
Secretary of State
CERTIFICATE OF LIMITED PARTNERSHIP
IMPORTANT-Read instructions on back before completing this form

This certificate is presented for filing purposes pursuant to Section 15621, California Corporations Code.

1. NAME OF LIMITED PARTNERSHIP
Redwood Mortgage Investors VIII, a California limited partnership
2. STREET ADDRESS OF PRINCIPAL EXECUTIVE OFFICE CITY AND STATE ZIP CODE
650 El Camino Real, Suite G Redwood City, CA 94063
3. STREET ADDRESS OF CALIFORNIA OFFICE IF EXECUTIVE OFFICE IS IN ANOTHER STATE CITY ZIP CODE

4. COMPLETE IF LIMITED PARTNERSHIP WAS FORMED PRIOR TO JULY 1, 1984 AND IS IN EXISTENCE ON DATE
THIS CERTIFICATE IS EXECUTED.
5. ORIGINAL LIMITED PARTNERSHIP WAS RECORDED ON____________________19______, WITH THE
RECORDER OF ___________________________COUNTY. FILE OR RECORDATION NUMBER_________________________
6. NAMES AND ADDRESS OF ALL GENERAL PARTNERS (CONTINUE ON SECOND PAGE IF NECESSARY)
NAME: D. Russell Burwell	NAME: Gymno Corporation, a California Corporation
ADDRESS: 650 El Camino Real, Suite G	ADDRESS: 650 El Camino Real, Suite G
CITY: Redwood City STATE: CA ZIP CODE: 94063	CITY: Redwood City STATE: CA ZIP CODE: 94063
NAME: Michael R. Burwell	NAME:
ADDRESS: 650 El Camino Real, Suite G	ADDRESS:
CITY: Redwood City STATE: CA ZIP CODE: 94063	CITY:
NAME AND ADDRESS OF AGENT FOR SERVICE OF PROCESS
NAME: Stephen C. Ryan, Esq.
ADDRESS: 235 Montgomery Street, Suite 450 CITY: San Francisco STATE: ca ZIP CODE: 94104
7. OTHER MATTERS TO BE INCLUDED IN THIS	8. INDICATE THE NUMBER OF GENERAL PARTNERS
CERTIFICATE MAY STATED ON SEPARATE PAGES	SIGNATURES REQUIRED FOR FILING CERTIFICATE OF
AND BY REFERENCE HEREIN ARE PART OF THIS	AMENDMENT, DISSOLUTION, CONTINUATION AND
CERTIFICATE.	CANCELLATION.

NUMBER OF GENERAL PARTNER(S) SIGNATURE (S)
NUMBER OF PAGES ATTACHED: 0	IS/ARE 1
	IT IS HEREBY DECLARED THAT I AM (WE ARE) THE PERSON(S) WHO EXECUTED	THIS SPACE FOR FILING
	THIS CERTIFICATE OF LIMITED PARTNERSHIP WHICH EXECUTION IS MY (OUR)	OFFICER USE
ACT AND DEED. (SEE INSTRUCTIONS)
	/s/ D. Russell Burwell 5/21/92/s/ D. Russell Burwell 5/21/92	9215400002
D. Russell Burwell Gymno Corporation (General Partner) a
California Corporation, its: President
	/s/ Michael R. Burwell 5/21/92	FILED
	Michael R. Burwell, General Partner	In the office of the
	TITLE DATE POSITION OR TITLE	Secretary of State

	RETURN ACKNOWLEDEMENT TO:	May 27, 1992
/s/ March Fong Eu
	Stephen C. Ryan, Esq.	March Fong Eu
	Wilson, Ryan & Campilongo	SECRETARY OF STATE
235 Montgomery Street, Suite 450
San Francisco, CA 94104

EXHIBIT 3.3 (b)

(Seal of the State of State of California	FILED
California) Secretary of State	In the office of the
Bill Jones	Secretary of State
Of the State of California
AMENDMENT TO CERTIFICATE OF LIMITED PARTNERSHIP
March 14, 2000
A $30.00 filing fee must accompany this form.
IMPORTANT – Read instructions before completing this form	/s/ Bill Jones
BILL JONES,
Secretary of State

This space for filing use only
1. SECRETARY OF STATE FILE NUMBER	2. NAME OF LIMITED PARTNERSHIP
199215400002	Redwood Mortgage Investors VIII, a California Limited Partnership
3. COMPLETE ONLY THE BOXES WHERE INFORMATION IS BEING CHANGED. ADDITIONAL PAGES MAY BE
ATTACHED IF NECESSARY
A. LIMITED PARTNERSHIP NAME (END THE NAME WITH THE WORDS “LIMITED PARTNERSHIP” OR THE
ABBREVIATION “L.P.”
B. THE STREET ADDRESS OF THE PRINCIPAL OFFICE
ADDRESS
CITY STATE ZIP CODE
C. THE STREET ADDRESS IN CALIFORNIA WHERE RECORDS ARE KEPT
STREET ADDRESS
CITY STATE ZIP CODE
D. THE ADDRESS OF THE GENERAL PARTNER (S)
NAME
ADDRESS
CITY STATE ZIP CODE
E. NAME CHANGE OF A GENERAL PARTNER FROM TO
F. GENERAL PARTNER(S) CESSATION
G. GENERAL PARTNER ADDED
NAME Redwood Mortgage Corp.
ADDRESS 650 El Camino Real, Suite G
CITY Redwood City STATE CA ZIP CODE 94063
H. THE PERSON(S) AUTHORIZED TO WIND UP AFFAIRS OF THE LIMITED PARTNERSHIP
NAME
ADDRESS
CITY STATE ZIP CODE
I. THE NAME OF THE AGENT FOR SERVICE TO PROCESS
J. IF AN INDIVIDUAL, CALIFORNIA STREET ADDRESS OF THE AGENT FOR SERVICE OF PROCESS
ADDRESS
CITY STATE ZIP CODE
K. NUMBER OF GENERAL PARTNERS’ SIGNATURES REQUIRED FOR FILING CERTIFICATE OF AMENDMENT,
REINSTATEMENT, MERGER, DISSOLUTION, CONTINUATION AND CANCELLATION ☐
L. OTHER MATTERS (ATTACH ADDITIONAL PAGES IF NECESSARY).
4. TOTAL NUMBER OF PAGES ATTACHED IF ANY 0
5. I CERTIFY THAT THE STATEMENTS CONTAINED IN THIS DOCUMENT ARE TRUE AND CORRECT TO MY OWN
KNOWLEDGE. I DECLARE THAT I AM THE PERSON WHO IS EXECUTING THE INSTRUMENT, WHICH EXECUTION
IS MY ACT AND DEED
/s/ Michael R. BurwellGeneral PartnerMichael R. Burwell2/8/00
SIGNATURE POSITION OR TITLE PRINT NAME DATE
/s/ D. Russell BurwellGeneral Partner/PresidentRedwood Mortgage Corp. by: D. Russell Burwell2/8/00
SIGNATURE POSITION OR TITLE PRINT NAME DATE
FORM LP-2

EXHIBIT 3.3 (c)
(Seal of the Office of the
Secretary of State)

SECRETARY OF STATE

I, Bill Jones, Secretary of State of the State of California, hereby certify:

That the attached transcript of 1 page(s) has been compared with the record on file in the office, of which it purports to be a copy, and that it is full, true and correct.

(Seal of the State of
California)
In witness thereof, I execute this certificate and affix the Great Seal of the State of California this day of

           April 05, 2002

/s/  Bill Jones
Secretary of State

EXHIBIT 3.3 (d)

(Seal of the State of State of California	ENDORSED-FILED
California) Secretary of State	In the office of the
Bill Jones	Secretary of State
Of the State of California
AMENDMENT TO CERTIFICATE OF LIMITED PARTNERSHIP
April 2, 2002
A $30.00 filing fee must accompany this form.
IMPORTANT – Read instructions before completing this form	/s/ Bill Jones
BILL JONES,
Secretary of State

This space for filing use only
1. SECRETARY OF STATE FILE NUMBER	2. NAME OF LIMITED PARTNERSHIP
9215400002	Redwood Mortgage Investors VIII, a California Limited Partnership
3. COMPLETE ONLY THE BOXES WHERE INFORMATION IS BEING CHANGED. ADDITIONAL PAGES MAY BE
ATTACHED IF NECESSARY
A. LIMITED PARTNERSHIP NAME (END THE NAME WITH THE WORDS “LIMITED PARTNERSHIP” OR THE
ABBREVIATION “L.P.”
B. THE STREET ADDRESS OF THE PRINCIPAL OFFICE
ADDRESS
CITY STATE ZIP CODE
C. THE STREET ADDRESS IN CALIFORNIA WHERE RECORDS ARE KEPT
STREET ADDRESS
CITY STATE ZIP CODE
D. THE ADDRESS OF THE GENERAL PARTNER (S)
NAME
ADDRESS
CITY STATE ZIP CODE
E. NAME CHANGE OF A GENERAL PARTNER FROM TO
F. GENERAL PARTNER(S) CESSATION D. Russell Burwell
G. GENERAL PARTNER ADDED
NAME
ADDRESS
CITY STATE ZIP CODE
H. THE PERSON(S) AUTHORIZED TO WIND UP AFFAIRS OF THE LIMITED PARTNERSHIP
NAME
ADDRESS
CITY STATE ZIP CODE
I. THE NAME OF THE AGENT FOR SERVICE TO PROCESS
J. IF AN INDIVIDUAL, CALIFORNIA STREET ADDRESS OF THE AGENT FOR SERVICE OF PROCESS
ADDRESS
CITY STATE ZIP CODE
K. NUMBER OF GENERAL PARTNERS’ SIGNATURES REQUIRED FOR FILING CERTIFICATE OF AMENDMENT,
REINSTATEMENT, MERGER, DISSOLUTION, CONTINUATION AND CANCELLATION ☐
L. OTHER MATTERS (ATTACH ADDITIONAL PAGES IF NECESSARY).
4. TOTAL NUMBER OF PAGES ATTACHED IF ANY 0
5. I CERTIFY THAT THE STATEMENTS CONTAINED IN THIS DOCUMENT ARE TRUE AND CORRECT TO MY OWN
KNOWLEDGE. I DECLARE THAT I AM THE PERSON WHO IS EXECUTING THE INSTRUMENT, WHICH EXECUTION
IS MY ACT AND DEED
/s/ Michael R. BurwellGeneral PartnerMichael R. Burwell3/28/02
SIGNATURE POSITION OR TITLE PRINT NAME DATE
FORM LP-2

Exhibit 5.1

 (Letterhead of Morrison & Foerster LLP)

August 4, 2005

Michael R.  Burwell
Gymno Corporation
Redwood Mortgage Corp.
Redwood Mortgage Investors VIII
900 Veterans Blvd., Suite 500
Redwood City, California 94063

Re: Redwood Mortgage Investors VIII; Securities Opinion;
Gentlemen:

We have acted as counsel for Redwood Mortgage Investors VIII, a limited partnership formed pursuant to the California Revised Limited Partnership Act (the “Partnership”), and its General Partners, Michael R. Burwell, Gymno Corporation, and Redwood Mortgage Corp.  (the “General Partners”), in connection with the public offering of up to 100,000,000 units of limited partnership interests of the Partnership, at $1.00 per Unit, as described more fully in the registration statement (“Registration Statement”) and prospectus contained in the registration statement (the “Prospectus”) of Redwood Mortgage Investors VIII, as filed on Form S-11.

We have been requested by the Partnership to furnish our opinion as to the legality of units of limited partnership interests (the “Units”) being offered by the Partnership.  In connection therewith, we have examined (i) the Registration Statement and the related Prospectus; (ii) the Sixth Amended and Restated Limited Partnership Agreement (the “Limited Partnership Agreement”), which is included as Exhibit A to the Prospectus; (iii) the Certificate of Limited Partnership filed with the California Secretary of State; (iv) the Subscription Package, which is included as Exhibit B to the Prospectus; and (v) such other documents and instruments as we have deemed necessary or appropriate for the purposes of this opinion.  However, we have not independently verified any of the facts or representations contained in such documents.  We have also conducted various meetings, discussions and conversations with the General Partners regarding the offer and sale of the Units.

In our examination, we have assumed the authenticity of the original documents, the conformity to the originals of all documents purporting to be copies thereof, the accuracy of the copies and genuineness and due authority of all signatures.  We have relied upon the representations and statements of the General Partners (without making any independent investigation of the facts) with respect to the factual determinations underlying the legal conclusions set forth herein.  We have not attempted to verify independently such representations and statements.

In rendering this opinion, we have assumed that: (i) each other party that has executed or will execute a document, instrument or agreement to which the Partnership is a party duly and validly executed and delivered each document, instrument or agreement to which such party is a signatory and that such party’s obligations set forth therein are its legal, valid and binding obligations, enforceable in accordance with their respective terms; (ii) each person executing any document, instrument or agreement on behalf of any such party is duly authorized to do so; and (iii) each natural person executing any instrument, document or agreement referred to herein is legally competent to do so.

We do not express any opinion as to the effect on the transactions described herein of the laws of any state or jurisdiction other than the federal laws of the United States of America and the laws of the State of California.
Based upon the foregoing, we are of the opinion that:

(i)           The Partnership, as described in the Prospectus, has been duly formed and is a validly existing limited partnership under the laws of the State of California.

(ii)           Subject to obtaining any necessary government approvals or authorizations prior to the issue and sale of the Units in the manner described in the Prospectus, and upon the execution of the Limited Partnership Agreement by the Limited Partners, the Units will be legally and validly issued, fully paid and non-assessable, to the extent described in the Prospectus under the heading “SUMMARY OF PARTNERSHIP AGREEMENT”.

(iii)           The Partnership will have all authority necessary to own and manage its Mortgage Investments as defined in the Limited Partnership Agreement as and when required, and to conduct the business which it proposes to conduct as described in the Limited Partnership Agreement.

We undertake no obligation to update this opinion, or to ascertain after the date hereof whether circumstances occurring after such date may affect the conclusions set forth herein.

This opinion is furnished to you solely for use in connection with the Prospectus.  We hereby consent to the filing of this opinion as an exhibit to the Partnership’s filings with the SEC in connection with the offering of the Units.  We also consent to the reference to our firm name in the Prospectus under the caption “Legal Matters.”  In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder, nor do we thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Sincerely yours,

/s/ Morrison & Foerster LLP

Exhibit 5.2

[Letterhead of Morrison & Foerster, LLP]

August 4, 2005

Michael R. Burwell
Gymno Corporation
Redwood Mortgage Corp.
Redwood Mortgage Investors VIII
900 Veterans Blvd., Suite 500
Redwood City, CA  94063
Re:  Redwood Mortgage Investors VIII;
ERISA Opinion;

Ladies and Gentlemen:
We are acting as counsel for Redwood Mortgage Investors VIII, a limited partnership formed under the California Revised Limited Partnership Act (the “Partnership”), with respect to its Registration Statement on Form S-11,  as may be amended (the "Registration Statement") and the prospectus (the "Prospectus") included therein, filed by you with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of up to 100,000,000 Units of Limited Partnership Interests (the "Units"). Unless otherwise stated herein, capitalized terms not otherwise defined shall have the meanings ascribed to them in the Prospectus.

You have requested our opinion as to certain questions arising under the Employee Retirement Income Security Act of 1974 involved in the operation of the referenced Partnership. This opinion is based upon the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"), the applicable Department of Labor Regulations, the Internal Revenue Code of 1986, as amended (the "Code") and the applicable final or proposed Treasury Regulations promulgated thereunder (the "Regulations"), and current administrative rulings and judicial interpretations of the foregoing, all existing as of the date of this letter.

It must be emphasized, however, that all such authority is subject to modification at any time by legislative, judicial or administrative action and that any such modification could be applied on a retroactive basis. The Partnership will not request (and would not likely obtain) a ruling from the Department of Labor as to any matters related to ERISA and the herein described transactions. While the Partnership will receive this opinion, it is not binding upon the Department of Labor. Thus, there can be no assurance that the Department of Labor will not contest one or more of the conclusions reached herein, or one or more matters as to which no opinion is expressed herein, nor can there be any assurance that the Department of Labor will not prevail in any such contest. Further, even if the Department of Labor were not successful in any such contest, the Partnership, or the Limited Partners in opposing the Department of Labor's position, could incur substantial legal, accounting and other expenses.

You have requested our opinion that (i) the Partnership will not hold any “plan assets” within the meaning of U.S. Department of Labor ("DOL") regulation 29 C.F.R. § 2510.3-101 (the “Plan Assets Regulation”) that are subject to ERISA as the result of the purchase or holding of Units by an employee benefit plan subject to ERISA, or as defined under Code Section 4975(e)(1) (a “Plan”), and (ii) none of the transactions contemplated by the Sixth Amended and Restated Limited Partnership Agreement of the Partnership (the “Partnership Agreement”), will constitute nonexempt “prohibited transactions” within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (hereinafter, all references to ERISA shall be deemed to include the analogous provisions of the Code).
In rendering the opinions expressed below, we have examined the following:

1.	The Partnership Agreement
2.	The Registration Statement;
3.	The Prospectus;
4.	The form of Subscription Agreement;

5.	Information and representations that have been provided to us by the General Partner; and
6.	ERISA, the Code, regulations and interpretations issued by the DOL, and available case law.

We are relying without investigation on the information and representations that have been provided to us by the General Partner.  We express no assurance that these representations are accurate.  Any material change in any fact, representation or assumption from those relied on herein may affect our analysis of the opinions expressed herein.

I.              Whether the Underlying Assets of the Partnership Are ERISA Plan Assets.

A Plan's equity investment in an entity will cause the Plan’s assets to include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless (i) the entity is an operating company, (ii) equity participation in the entity by benefit plan investors is not significant, or (iii) the equity interest is either a “publicly-offered security” or a security issued by an investment company registered under the Investment Company Act of 1940.  If, as a result of a Plan’s equity investment in an entity the underlying assets of such entity are considered “plan assets” under ERISA, subsequent transaction between the entity and a “party in interest” to the Plan could constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code in the absence of an applicable exemption.

An "equity interest" means any interest in an entity other than an instrument that is treated as indebtedness under applicable local law. A profits interest in a partnership is considered an equity interest. 29 CFR 2510.3-101(b)(1). We are of the opinion that the Units in the Partnership would most likely be considered "equity interests" for purposes of the Plan Assets Regulation.  For the reasons stated below, however, we are of the opinion that the underlying assets of the Partnership will not constitute ERISA plan assets as a result of the investment by a Plan in any of the Units, because such Units meet the requirements in the Plan Assets Regulation for a “publicly offered security”.

The Units will be considered a "publicly offered security" if they are: (A) "freely transferable," (B) part of a class of securities that is "widely held," and (C) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 or sold pursuant to an effective registration statement under the Securities Act of 1933 and later registered under the Securities Exchange Act of 1934. 29 CFR 2510.3-101(b)(2).

(A)	“Freely Transferable”.

The first requirement under the Plan Assets Regulation for the Units to be considered “publicly offered securities” is that the Units must be “freely transferable.”  The determination of whether the Partnership Units are "freely transferable" is a factual one. 29 CFR 2510.3-101(b)(4).

The Plan Assets Regulation provides that where the minimum required investment is $10,000 or less, the presence of certain restrictions governing the transferability of securities ordinarily will not, alone or in combination, affect a finding that such securities are freely transferable.  The minimum required investment amount under the Partnership Agreement is $2,000, which is below the $10,000 threshold established under the Plan Assets Regulation.  The Prospectus and Section 7.2 of the Partnership Agreement contain certain restrictions on transfer of Units.  Such restrictions, however, in our opinion, do not prevent the Units from being considered “freely transferable” under the Plan Assets Regulation.  For example:

1.                 Under Section 4.2(f) of the Partnership Agreement and Section 1(b) of the Subscription Agreement, the assignment or other transfer of units is subject to compliance with the minimum investment and suitability standards imposed by the Partnership Agreement, in compliance with federal and state securities laws, except in the case of a transfer by gift or inheritance or upon family dissolution or an intra-family transfer.  In addition, the Prospectus provides that unless the General Partners shall give their express written approval, no Units may be assigned or otherwise transferred to a minor or incompetent (unless a guardian, custodian or conservator has been appointed to handle the affairs of such person).  We believe that both of these restrictions are permitted under the Plan Assets Regulation, which permits at 29 CFR 2510.3-101(b)(4)(ii) any restriction on transfer or assignment of a security to an ineligible to unsuitable investor, and by 29 CFR 2510.3-101(b)(4)(iii), which permits any restriction on transfer in compliance with securities or other laws.

2.                 Sections 7.2(b)(i), 7.3(a) and 7.3(c) of the Partnership Agreement prohibit transfers that may (i) affect the partnership’s existence or qualification as a limited partnership under the California Revised Limited Partnership Act or the applicable laws of any other jurisdiction in which the partnership is then conducting business, (ii) jeopardize the continued ability of the partnership to qualify as a “partnership” for federal income tax purposes, (iii) cause a termination of the partnership for federal or California income tax purposes, (iv) result in the Partnership being classified as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code or any regulations or rules promulgated thereunder, or (v) violate the restrictions on transfer imposed under the California Commissioner of Corporations Rule 260.141.11.  We believe that these restrictions are permitted under 29 CFR 2510.3-101(b)(4)(iii), which permits any restriction on, or prohibition against, any transfer or assignment which would either result in a termination or reclassification of an entity for federal or state tax purposes or which would violate any state or federal statute, regulation, court order, judicial decree, or rule of law.

3.                 Section 7.2(e) of the Partnership Agreement requires any assignee of a Unit to pay all reasonable expenses connected with such assignment, including but not limited to reasonable attorneys’ fees associated with the transfer.  We think this restriction is permissible under 29 CFR 2510.3-101(b)(4)(iv), which permits any requirement that reasonable transfer or administrative fees be paid in connection with a transfer or assignment.

4.                 Section 7.2(d) of the Partnership Agreement provides that any assignee of a Unit shall accept, adopt and approve in writing all of the terms and provisions of this Agreement as the same may have been amended.  In addition, the final sentence of Section 7.2 provides that the transfer of a Unit is not effective unless the Partnership has received, if required by the General Partners, a legal opinion satisfactory to the General Partners that the transfer of the Unit will not violate the registration provisions of the Securities Act of 1933, as amended, which opinion shall be furnished at the Limited Partner’s expense.  We think these restrictions are permitted by 29 CFR 2510.3-101(b)(4)(v), which permits any requirement that advance notice of a transfer or assignment of an interest be given to the entity and any requirement regarding execution of documentation evidencing such transfer or assignment (including documentation setting forth representations from either or both of the transferor or transferee as to compliance with any restriction or requirement permitted under 29 CFR 2510.3-101(b)(4))  requiring compliance with the entity's governing instruments.

5.           Section 7.2(a) of the Partnership Agreement provides that the assignor of a Unit shall designate any intention to transfer a Unit in a written instrument of assignment, which must be in a form and substance reasonably satisfactory to the General Partners.  Likewise, Section 7.2(c) of the Partnership Agreement provides that the assignor and assignee of a Unit shall execute and acknowledge such instruments as the General Partners may deem necessary to effectuate such substitution, including, but not limited to, a power of attorney.  Finally, Section 4.2(f) of the Partnership Agreement provides that admission to the Partnership shall be subject to the receipt of subscription funds, to create appropriate reserves or to pay organizational expenses, as described in the Prospectus.  We believe that these restrictions on transfer are permitted under 29 CFR 2510.3-101(b)(4)(v), discussed above, and under 29 CFR 2510.3-101(b)(4)(vii), which permits any administrative procedure that establishes an effective date, or an event, such as the completion of the offering, prior to which a transfer or assignment will not be effective.

6.                 The Prospectus contains transfer restrictions that are imposed by member firms of the National Association of Securities Dealers, Inc. (“NASD”), regarding suitability of the transferee of a Unit as to financial position and net worth under Section 3(b) of Rule 2810 to the NASD’s Conduct Rules.  We believe these restrictions are permitted under 29 CFR 2510.3-101(b)(4)(viii), which permits any limitation or restriction on transfer or assignment which is not created or imposed by the issuer or any person acting for or on behalf of such issuer.

(B)                 “Widely Held".

The second requirement under the Plan Assets Regulation for the Units to be considered “publicly offered securities” is that the Units must be “widely held.”  The Partnership Units are considered “widely held” for this purpose only if they are owned by 100 or more investors independent of the issuer and of one another.  A class of securities will not fail to be considered “widely held” under the Plan Assets Regulation solely because subsequent to the initial offering, the number of independent investors falls below 100 as the result of events beyond the control of the issuer.  29 CFR 2510.3-101(b)(3).  For purposes of rendering our opinion hereunder, we have relied on the statement of the General Partner that the Units are “widely held” within the meaning of the Plan Assets Regulation.

(C)	Registered under the Securities Exchange Act of 1934.

The third requirement under the Plan Assets Regulation for the Units to be considered “publicly offered securities” is that the Units must be part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 or sold pursuant to an effective registration statement under the Securities Act of 1933 and later registered under the Securities Exchange Act of 1934. 29 CFR 2510.3-101(b)(2).  For purposes of  rendering our opinion hereunder, we have relied on the statement of the General Partner that the Units are part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934.

Based on the foregoing, and subject to the qualifications set forth below, it is our opinion that, under the law and regulations and the terms of the Partnership in effect on the date of this letter, the Units are "publicly offered securities" under the Plan Assets Regulation, and the underlying assets of the Partnership will not consist of “plan assets”, as that term is defined in the Plan Assets Regulation, as the result of the purchase or holding of any Units by Plans.

II.  Whether Transactions Contemplated under the Partnership Agreement Constitute Prohibited Transactions.

If a transaction between the Partnership and a party were deemed to involve a direct or indirect transaction between any Plan investing in Units and a “party in interest”, as defined in ERISA Section 3(14) or a “disqualified person”, as defined in Code Section 4975 of the Code with respect to such Plan, the Limited Partnership Agreement would involve a prohibited transaction under ERISA or the Code.  However, to the extent the Units qualify as “publicly offered securities” under 29 CFR 2510.3-101(b)(2), the underlying assets of the Partnership would not be deemed to be “plan assets” under ERISA and transactions between the Partnership and a Plan or between the Partnership and any third party would not be deemed to involve a direct or indirect prohibited transaction for purposes of the prohibited transaction rules of ERISA and the Code.

Accordingly, based on the foregoing, and subject to the qualifications set forth below, for as long as the Units qualify as “publicly offered securities” under the Plan Assets Regulation, it is our opinion that, under the law and regulations and the terms of the Partnership in effect on the date of this letter, none of the transactions contemplated by the Limited Partnership Agreement will constitute a nonexempt prohibited transaction within the meaning of ERISA Section 406 or Code Section 4975 (including transactions prohibited between Plans and parties in interest under ERISA Section 406(a) or self-dealing fiduciary transactions prohibited under ERISA Section 406(b)) as the result of the purchase or holding of any Units by Plans.

The Prospectus provides that the General Partner will not permit an investor to purchase Units with assets of any Plan (i) if any of the General Partners or their Affiliates have investment discretion with respect to such assets, or (ii) if they regularly give individualized investment advice which serves as the primary basis for the investment decisions made with respect to such assets or (iii) if they have any discretionary authority or discretionary responsibility in the administration of such Plans. In rendering this opinion, we assume that no transaction will be entered into in violation of these restrictions, and that each fiduciary of a Plan investing in Units has acted and will act consistent with its fiduciary duties under ERISA.

We also assume for the purpose of rendering the opinions in this letter that no transaction contemplated under the Partnership Agreement, including the decision by a fiduciary to a Plan to invest in the Partnership, is a part of an arrangement, agreement or understanding to engage in a transaction with or for the benefit of a party in interest or disqualified person to any Plan for the purpose of avoiding any restriction imposed by ERISA.

For purposes of rendering the opinions expressed above, we have with your permission assumed (i) the due formation, organization, valid existence, good standing and qualification to do business under applicable state laws of each of the parties to the various documents identified above (the “Transaction Documents”), (ii) that each of the parties thereto has the necessary corporate, limited liability company or partnership power and authority and has been duly authorized by all necessary action to execute and deliver such documents and to perform its or their obligations thereunder, (iii) that each of the Transaction Documents constitutes the valid and legally binding agreement of each of the parties thereto enforceable against each of them in accordance with its terms, and (iv) that any certificate or other document on which we have relied that was given or dated earlier than the date of this letter has continued to remain accurate, insofar as relevant to our opinion, from such earlier dates through and including the date of this letter.

This opinion is limited to a discussion of whether the Partnership Agreement or the transactions contemplated thereunder will constitute prohibited transactions under ERISA or Section 4975 of the Code and whether the Borrower holds “plan assets” for purposes of ERISA and the Code.  This letter should not be construed to express any other opinion or to address any other issue arising under ERISA, the Code or any other law.

We undertake no obligation to update this opinion, or to ascertain after the date hereof whether circumstances occurring after such date may affect the conclusions set forth herein.  We express no opinion as to matters governed by any laws other than ERISA, the Code, the Regulations, published administrative announcements and rulings of the DOL, and court decisions.

This opinion is furnished to you solely for use in connection with the Prospectus.  We hereby consent to the filing of this opinion as an exhibit to the Partnership’s filings with the SEC in connection with the offering of Units.  We also consent to the reference to our firm name in the Prospectus under the caption “Legal Matters.”  In giving this consent, we do not admit that we come under the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder, nor do we thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

By: /s/ MORRISON & FOERSTER LLP

Exhibit 8.1

[Letterhead of Morrison & Foerster, LLP]

August 4, 2005

Michael R. Burwell
Gymno Corporation
Redwood Mortgage Corp.
Redwood Mortgage Investors VIII
900 Veterans Blvd., Suite 500
Redwood City, CA  94063

Re:  Classification of Redwood Mortgage Investors VIII

Ladies and Gentlemen:

We have acted as counsel to Redwood Mortgage Investors VIII, a California limited partnership (the “Partnership”) and its general partners, Michael R. Burwell, Gymno Corporation and Redwood Mortgage Corp. in connection with its offering for sale of $100,000,000 of units of limited partnership interest, $1 per unit (the “Units”).  The Units are the subject of a registration statement (the “Registration Statement”) on Form S-11 filed by the Partnership with the Securities Exchange Commission (“SEC”) under the Securities Act of 1933 (the “Securities Act”), and a prospectus (the “Prospectus”) contained in the Registration Statement.  This opinion is being filed as Exhibit 8.1 to such Registration Statement.  Capitalized terms not defined herein shall have the meanings ascribed to them in the certificate (or incorporated therein by reference), dated of even date herewith (the “Certificate”), delivered to Morrison & Foerster LLP by Michael R. Burwell, Gymno Corporation and Redwood Mortgage Corporation, each as general partner of the Partnership, which provides certain representations by them relevant to this opinion.

You have requested our opinion as to the classification of the Partnership for U.S. federal income tax purposes and certain other U.S. federal income tax matters.  In our capacity as counsel to the Partnership and for purposes of rendering this opinion, we have examined and relied upon the following, with your consent: (i) the Certificate, (ii) the Prospectus, (iii) the Sixth Amended and Restated Limited Partnership Agreement of Redwood Mortgage Investors VIII, by and between Michael R. Burwell, Gymno Corporation and Redwood Mortgage Corporation, each as general partner, and the limited partners signatory thereto (the “Agreement”) and (iv) such other documents as we have considered relevant to our analysis.  In our examination of such documents, we have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures, and the legal capacity of signatories.  We have also assumed that all parties to such documents have acted, and will act, in accordance with the terms of such documents.

Furthermore, our opinion is based on (a) our understanding of the facts as represented to us in the Certificate and (b) the assumption that (i) the Partnership has a valid legal existence under the laws of the state in which it was formed and has operated in accordance with the laws of such state, (ii) the Partnership is operated, and will continue to be operated, in the manner described in the Certificate, (iii) the Partnership is operated, and will continue to be operated, in accordance with the Agreement, (iv) the Agreement will not be materially modified or amended, (v) the facts contained in the Registration Statement and the Prospectus are true and complete in all material respects, (vi) all representations of fact contained in the Certificate are true and complete in all material respects, and (vii) any representation of fact in the Certificate that is made “to the knowledge” or similarly qualified is correct without such qualification.  We have not undertaken any independent inquiry into or verification of these facts either in the course of our representation of the Partnership or for the purpose of rendering this opinion.

We can provide no assurance that the assumptions on which our opinion is based will ultimately prove to be accurate.  We also note that the tax consequences addressed herein depend upon the actual occurrence of events in the future, which events may or may not be consistent with any representations made to us for purposes of this opinion.  To the extent that the facts differ from those represented to or assumed by us herein, our opinion should not be relied upon.

Our opinion herein is based on existing law as contained in the Internal Revenue Code of 1986, as amended (the “Code”), final and temporary Treasury Regulations promulgated thereunder, administrative pronouncements of Internal Revenue Service (the “IRS”) and court decisions as of the date hereof.  The provisions of the Code and the Treasury Regulations, IRS administrative pronouncements and case law upon which this opinion is based could be changed at any time, perhaps with retroactive effect.  In addition, some of the issues under existing law that could significantly affect our opinion have not yet been authoritatively addressed by the IRS or the courts, and our opinion is not binding on the IRS or the courts.  Hence, there can be no assurance that the IRS will not challenge, or that the courts will agree, with our conclusions.

Pursuant to Section 7704 of the Code, a publicly traded partnership is any partnership the interests in which are traded on an “established securities market” or are readily tradable on a “secondary market or the substantial equivalent thereof.”  Treasury Regulations under Section 7704 (the “Regulations”) provide certain safe harbors, pursuant to which interests in a partnership will not be considered readily tradable on a secondary market or the substantial equivalent thereof.  The Regulations specifically provide that the fact that a partnership does not qualify for the safe harbors is disregarded for purposes of determining whether interests in the partnership are readily tradable on a secondary market or the substantial equivalent thereof.  Instead, in such case, the partnership’s status must be determined under a general “facts and circumstances” standard set forth in the Regulations.

Based upon, and subject to, the foregoing and the next paragraphs below, we are of the opinion that, as of the date hereof:

(i)	The Partnership will be treated as a partnership for U.S. federal income tax purposes, and not as an association taxable as a corporation;

(ii)
Based upon the legislative history of Section 7704, the text of the Regulations, the anticipated operations of the Partnership as described in the Prospectus and the Agreement, and the representations of the General Partners contained in the Certificate, the Partnership will not be treated as a publicly traded partnership, within the meaning of Section 7704 of the Code; and

(iii)
We have reviewed the statements included or incorporated by reference in the Prospectus under the headings “Risk Factors - Tax Risks” and “Material Federal Income Tax Consequences,” and insofar as such statements pertain to matters of law or legal conclusions, in each case with respect to U.S. federal income tax law, they are correct in all material respects.

We undertake no obligation to update this opinion, or to ascertain after the date hereof whether circumstances occurring after such date may affect the conclusions set forth herein.  We express no opinion as to matters governed by any laws other than the Code, the Treasury Regulations, published administrative announcements and rulings of the IRS, and court decisions.

This opinion is furnished to you solely for use in connection with the Prospectus.  We hereby consent to the filing of this opinion as an exhibit to the Partnership’s filings with the SEC in connection with the offering of the Units.  We also consent to the reference to our firm name in the Prospectus under the captions “Risk Factors - Tax Risks,” “Material Federal Income Tax Consequences” and “Legal Matters.”  In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder, nor do we thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Morrison & Foerster LLP
August 4, 2005

Exhibit 10.2
LOAN SERVICING AGREEMENT
AND AUTHORIZATION TO COLLECT

This Agreement is entered into as of the date set forth below by and between Redwood Mortgage Corp., a California corporation (“Broker”) and the undersigned beneficiary (“Beneficiary”) for the purpose of establishing the terms, conditions and authority for the servicing of a loan evidenced by a promissory note (the “Note”) and deed of trust (the “Deed of Trust”), described as follows:

Borrower:

Loan Amount:	Term:	Interest Rate:	%

Late Charge:	Prepayment Bonus:	Yes	No

Deed of Trust Recorded: Series #	County	, CA

Beneficiary’s Investment:	Percentage of Ownership:	%

It is understood that the Beneficiary’s interest in said Note may be a fractional undivided ownership interest, and that other lenders (“partial beneficiaries”) also may own fractional undivided interests in said Note.  Beneficiary and the other partial beneficiaries (collectively “Beneficiaries”) are not engaged in a partnership or joint venture, but their relationship is specifically agreed to be that of tenants in common.  This Agreement shall be executed in counterpart by all Beneficiaries, each of which shall be deemed an original and all of which together shall constitute one agreement, and the terms hereof shall be uniformly binding upon and enforceable by Beneficiary and all other partial beneficiaries, against Broker and as between themselves.  If Broker has previously originated and funded the Note and Deed of Trust in Broker’s own name or the interest in the Note and Deed of Trust covered herby were previously held by another investor, Broker agrees to cause the Note to be duly endorsed or assigned to Beneficiary and to cause an assignment of the Deed of Trust to be recorded in favor of Beneficiary in the official records of the county where the security property is located within ten (10) business days after Broker receives any funds from Beneficiary or after close of escrow.

Beneficiary hereby appoints Broker to service the Note on his behalf from and after the close of escrow, to hold the original Note and the original Deed of Trust as Beneficiary’s agent, and to deliver copies of all other documents as provided in Beneficiary’s escrow instructions executed in connection with this loan transaction to Beneficiary at the address indicated below.  Such servicing activities shall include all activities reasonably and customarily required to collect, disburse and account for payment of principal, interest, late charges and prepayment bonuses under the Note and to enforce all the terms and provisions of the Note and Deed of Trust including, without limitation, the commencement of foreclosure proceedings.  Broker accepts such appointment and agrees to use diligence in the performance of its duties hereunder.

Broker further agrees as follows:  (1) All loan payments received by Broker hereunder shall be deposited immediately into Broker’s trust account, which trust account shall be maintained in accordance with the provisions of law and regulations applicable to trust accounts of licensed real estate Brokers and in accordance with the provisions of subsection 10238(k) of the California Real Estate Law; (2) Such loan payments shall not be commingled with the other assets of Broker or any affiliate, or used for any transaction other than the transaction for which such funds are received by Broker; (3) All loan payments received on the Note (less service fees as described below and other costs, charges, and anticipated foreclosure expenses) shall be transmitted to Beneficiary and the other partial beneficiaries pro rata according to their respective percentage ownership interests in the Note within 25 days after receipt thereof by Broker; (4) Broker shall provide Beneficiary  with a monthly and annual accounting of Beneficiary’s interest in the Note in conformance with Section 10233(b) of the California Real Estate Law; (5) Broker shall use diligence and care to assure that proper casualty insurance is maintained on the real property covered by the Deed of Trust or Deeds of Trust securing the Note; (6) Broker shall issue demands for payment and otherwise enforce the terms of the Note in accordance with its established policies; (7) Broker shall file a request for Notices of Default on prior encumbrances unless Broker will receive such notices pursuant to California Civil Code Section 2924(b), and Broker will promptly notify Beneficiary of any such defaults or on the Note covered hereby; and (8) To the extent required by subsection 10238(k)(3) of the California Real Estate Law, Broker will arrange for the inspection of Broker’s trust account by an independent certified public accountant and forward the report of such accountant to the California Commissioner of Real Estate if and to the extent, in the manner, required by law.

In the event of any default by the obligor or obligors under the Note, Broker shall perform all acts and execute all documents necessary to exercise the power of sale contained in the Deed of Trust or Deeds of Trust securing same, including without limitation the following:  Substitute trustees, select a foreclosure agent, give demands, accept reinstatements, commence litigation to enforce the collection of the Note, obtain relief from any court-ordered stay of foreclosure proceedings, defend any litigation which may seek to restrain said foreclosure, receive a trustee’s deed for the benefit of Beneficiaries, as tenants-in-common, and otherwise to do all things reasonably necessary or appropriate to enforce Beneficiary’s rights under the Note and Deed of Trust or Deeds of Trust.  Beneficiary hereby authorizes Broker to initiate, maintain and/or defend any such legal actions or proceedings in the name of Beneficiary, and to employ attorneys therefor at Beneficiary’s expense.  Broker agrees to notify Beneficiary in writing within fifteen (15) days after the occurrence of any of the following events:  (1) the recording of a notice of default on behalf of Beneficiary; (2) the recording of a notice of trustee’s sale on behalf of Beneficiary together with a copy of such notice; (3) the receipt of any payment constituting an amount equal to or greater than five monthly installment payments together with a request for partial or full reconveyance of the real property covered by the Deed of Trust, with any necessary or appropriate transfer or delivery instructions; (4) receipt by Broker on behalf of Beneficiary of any request for reconveyance of the Deed of Trust together with a copy of such request; or (5) delinquency of any installment or other obligation under the Note for more than 30 days.

Beneficiary agrees that Broker shall not be liable for any costs, expenses or damages that may arise from or in connection with any acts or omissions of Broker or its agents or employees hereunder, so long as any such act or omission shall have been undertaken in good faith, notwithstanding any active or passive negligence (whether sole or contributory) of Broker or its agents or employees, and Beneficiary shall hold Broker harmless therefrom.

In consideration for the services to be rendered hereunder, Broker shall be entitled to receive an annual service fee equal to one and one half percent (1.5%), or such lesser amount as may be agreed to by Broker and Beneficiary from time to time, of the outstanding principal balance of the Note, payable in equal monthly installments, or in other periodic payments if payments by obligor are made other than monthly. Broker is hereby authorized to deduct and retain all such service fees from the collected monthly loan payments.  In addition, Beneficiary hereby assigns to Broker fifty percent (50%), or such lesser amount as may be agreed to by Broker and Beneficiary from time to time, of all collected late charges that become due and owing under the Note, and, further, in the event Broker has advanced its own sums to Beneficiary shall be deemed to have assigned to Broker one hundred percent (100%) of all such late charges accruing and paid with respect to such payments.  In addition, Beneficiary hereby assigns to Broker twenty percent (20%), or such lesser amount as may be agreed to by Broker and Beneficiary from time to time, of all collected prepayment penalties that become due and owing under the Note.

In the event of default in payment of any sum due under the Note, Broker shall be authorized to advance such payments to Beneficiary, but shall have no obligation whatsoever to do so.  In the event the source for any payment to Beneficiary is not the obligor under the Note, then Broker shall inform Beneficiary of the actual source of such payment.  Broker shall also be authorized to advance monthly payments or other sums to any senior lien holder, to pay insurance and taxes and to pay any other expenses reasonably incurred in connection with the enforcement of the Note and the protection of the security of the Deed of Trust securing same, but shall have no obligation whatsoever to do so.  In the event of such advance by Broker, Broker shall, not later than 10 days after making any such payment, notify Beneficiary in writing of the date and amount of payment, the name of the payee, the source of funds and the reason for the payment.

In the event of a default under the Note or Deed of Trust, or any foreclosure action, legal action, sale or any other event in which payments are advanced to Beneficiary or any other person or expenses are incurred to protect the rights of Beneficiary under the Note and Deed of Trust, then Beneficiary agrees to pay (or reimburse Broker for) his pro rata share of such advances and expenses upon demand therefor by Broker, according to his respective ownership interest in the Note.  In the event Beneficiary fails to pay such sums upon demand, then the following provisions shall apply:  (1) interest shall accrue on such sums at the same rate as is provided in the Note, and (2) Broker and the other partial beneficiaries shall have the option, but not the obligation, to advance such sums for the benefit of Beneficiary.  All sums thereafter collected by Broker hereunder shall be applied in the following priority; (1) first, to the reinstatement of any senior liens or encumbrances; (2) Second, to reimburse Broker for any advances made by Broker hereunder; (3) Third, to reimburse all Beneficiaries for any advances made to enforce the Note or protect the security of the Deed of Trust or Deeds of Trust securing same, in the same order as such advances were made; (4) Fourth, to the payment of interest under the Note; (5) Fifth, to the payment of accrued but unpaid principal under the Note (such principal and interest to be allocated among all Beneficiaries; and (6) Thereafter, any remaining sums shall be allocated to all Beneficiaries in accordance with their respective undivided interests in the Note.

In the event Beneficiary assigns his interest in the Note to any person, such assignment shall be evidenced by execution and delivery to Broker of an assignment or endorsement of the Note and a recordable assignment of the Deed of Trust, and the assignee shall be required to execute a counterpart of this Agreement.

Beneficiaries holding more than 50% of the unpaid dollar amount of the Note may determine and direct the actions by Broker on behalf of all partial Beneficiaries in the event of default or with respect to other matters requiring the direction or approval of the Beneficiaries under this Agreement.

Beneficiary is hereby notified of his, her or its right to receive a copy of the appraisal or Broker’s evaluation of the real property covered by the Deed of Trust that was prepared in connection with the origination of the Note and Deed of Trust.

Upon any default under the Note or Deed of Trust Beneficiary shall have the right to (1) direct the Trustee under the Deed of Trust to exercise the power of sale contained therein, or (2) to bring an action of judicial foreclosure, in which event all other partial Beneficiaries shall be joined therein.  Beneficiary understands and acknowledges that, if the power of sale under the Deed of Trust securing the Note is exercised, all Beneficiaries may acquire fee title to the security  property as tenants-in-common.  In such event, reasonable cooperation between all Beneficiaries will be essential for the protection of this investment, and Beneficiary therefore agrees to execute in favor of Broker a special power of attorney authorizing Broker on behalf of Beneficiary to list and market, the security property and to negotiate the sale of such property, execute sales contracts as agent for Beneficiary and consummate such sale in Beneficiary’s name, place and stead and on Beneficiary’s behalf, all on such terms and conditions as Broker may deem proper and reasonable; provided, that any sale that will generate net sales proceeds to Beneficiary, after payment of all selling expenses, in an amount less than the outstanding principal balance of the Note as of the date of the foreclosure sale, shall be subject to approval by more than 50% of the partial Beneficiaries under the Note and Deed of Trust.

Beneficiary hereby authorizes Broker, as Beneficiary’s agent, to receive and act upon any Notice of Rescission delivered by any borrower under the Truth in Lending Simplification and Reform Act (the “Act”) with respect to the Note or any refinancing thereof.  In the event that Beneficiary is a creditor as defined in the Act, Beneficiary hereby agrees that Broker shall comply with all requirements of the Act and regulations issued thereunder , and to give all written disclosures required thereby.

In the event at the time of maturity of this Note, the borrower is in the process of refinancing the loan with the assistance of Broker, the Beneficiary agrees to extend the term of this loan for an additional period not to exceed (90) days or such other period of time to which the Broker and Beneficiary agree.  All other terms and conditions of the original Promissory Note shall continue in full force and effect during said extension period.

This Agreement may be terminated by the parties as follows:  (1) by Broker, at any time, upon 30 days written notice to Beneficiary; provided, however, if there are multiple Beneficiaries and the Note and Deed of Trust were sold by Broker pursuant to the exemption contained in Section 10238 of the California Real Estate Law, then Broker shall not have the right to terminate this Agreement without the approval of Beneficiaries holding more than 50% of the outstanding ownership interests in the Note; or (2) by Beneficiary and/or other partial Beneficiaries holding more than 50% of the outstanding ownership interests in the Note, upon 30 days written notice to Broker.  Beneficiary understands that this Agreement may not be terminated by Beneficiary alone without the written consent of such majority interest of all owners of the Note, and further that other partial Beneficiaries have the right to terminate this Agreement as to all Beneficiaries including the undersigned Beneficiary, without Beneficiary’s consent, if such other partial BENEFICIARIES constitute more than 50% of the interests of all owners of the Note.  In such event, Beneficiary agrees to accept the substitution of any servicing agent chosen by such majority interest so long as the compensation to be paid shall not exceed the amounts set forth herein.

By signing below, Beneficiary hereby acknowledges receipt of a copy of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the respective dates set forth below.

        Broker:                                  REDWOOD MORTGAGE CORP., a
California corporation

By: ____________________________________________
Michael Burwell, President

Date:

Beneficiary:                            REDWOOD MORTGAGE INVESTORS ___, a
California Limited Partnership

By: ____________________________________________
Michael Burwell, General Partner

Date:

EXHIBIT 10.3 (a)
PROMISSORY NOTE

Loan No.: ________________                                                                                                            ________________, 2005
 Redwood City, California

FOR VALUABLE CONSIDERATION, ________________________________ (herein "Maker"), hereby promises to pay to _________________________, or order (herein "Payee"), at the address set forth below, or at such other address as the holder hereof may, from time to time designate, the sum of ____________________ ($__________) with interest on the unpaid balance of the principal sum disbursed by Payee to or for the account of Maker at the interest rate specified below.

1.              Interest and Payments.

(a)              Fixed Rate Interest.  Maker agrees that fixed interest earned by and payable to Payee hereunder (“Interest”) shall be equal to ____________ percent (____%) per year of the outstanding principal amount disbursed beginning on the date of disbursement of funds by Payee.  Interest shall be calculated for actual days elapsed on the basis of a 360-day year, which results in higher interest payments than if a 365-day were used.

(b)              Payments.  Interest only shall be payable by Maker from the date of disbursement of funds by Payee, with the Interest for the period through ________ due and payable upon execution and delivery of this Note.  Beginning on ______________, and on the first day of each consecutive month thereafter until the Maturity Date (as defined below), Maker shall make monthly payments of Interest only.  All payments received shall be credited first to costs, then to Interest, and last to principal due hereunder.

2.              Maturity Date.  The outstanding principal balance of this Note and all accrued but unpaid Interest shall be due and payable in full on _________________ (“Maturity Date”).

3.              Prepayment.  The right is reserved by Maker to prepay the outstanding principal amount in whole or in part together with accrued Interest thereon.  All prepayments shall be applied to the most remote principal installments then unpaid under this Note.

4.              Late Charge.  If Payee fails to receive any payments of Interest or principal within ten (10) days after the date the same is due and payable, a late charge to compensate Payee for damages Payee will suffer as a result shall be immediately due and payable.  Maker recognizes that a default by Maker in making the payments agreed to be paid when due will result in Payee's incurring additional expenses in servicing the loan, including, but not limited to, sending out notices of delinquency, computing interest and segregating the delinquent sums from not delinquent sums on all accounting, loan and data processing records, in loss to Payee of the use of the money due, and in frustration to Payee in meeting its other financial commitments.  Maker agrees that, if for any reason Maker fails to pay any amounts due under this Note so that Payee fails to receive such payments within ten (10) days after the same are due and payable, Payee shall be entitled to damages for the detriment caused thereby, but that it is extremely difficult and impractical to ascertain the extent of such damages.  Maker therefore agrees that a sum equal to $.06 for each $1.00 of each payment that becomes delinquent ten (10) days after its due date, is a reasonable estimate of the fair average compensation for the loss and damages Payee will suffer, that such amount shall be presumed to be the amount of damages sustained by Payee in such case, and that Maker agrees to pay Payee this sum on demand.

5.              Default.  If there exists any Event of Default, as defined below, under the terms of this Note or under the terms of the Construction Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing ("Deed of Trust"), or any other document executed in connection with this Note (herein called "Loan Documents"), Payee or the holder hereof is expressly authorized without notice or demand of any kind to make all sums of Interest and principal and any other sums owing under this Note immediately due and payable and to apply all payments made on this Note or any of the Loan Documents to the payment of any such part of any Event of Default as it may elect.

An Event of Default shall be either (1) a default in the payment of the whole or in any part of the several installments of this Note when due, or (2) any of the Events of Default contained in any of the Loan Documents.  At any time after an Event of Default the entire unpaid balance of principal, together with Interest accrued thereon, shall, at the option of the legal holder hereof and without notice (except as specified in any Loan Documents) and without demand or presentment, become due and payable at the place of payment.  Anything contained herein or in any of the Loan Documents to the contrary notwithstanding, the principal balance together with accrued Interest thereon so accelerated and declared due as aforesaid shall continue to bear Interest and shall include compensation for late payments on any and all overdue installments as described above.

If an Event of Default has occurred, the failure of Payee or the holder hereof to promptly exercise its rights to declare the indebtedness remaining unpaid hereunder to be immediately due and payable shall not constitute a waiver of such rights while such Event of Default continues nor a waiver of such right in connection with any future Event of Default.

Maker hereby waives presentment for payment, protest and demand, and notice of protest, demand, dishonor, nonpayment and nonperformance including notice of dishonor with respect to any check or draft used in payment of any sum due hereunder.

6.              Legal Limits.  All agreements between Maker and Payee are hereby expressly limited so that in no event whatsoever, whether by reason of deferment in accordance with this Note or under any agreement or by virtue of the advancement of the loan proceeds, acceleration or maturity of the loan, or otherwise, shall the amount paid or agreed to be paid to the Payee for the loan, use, forbearance or detention of the money to be loaned hereunder or to compensate Payee for damages to be suffered by reason of a late payment hereof, exceed the maximum permissible under applicable law.  If, from any circumstances whatsoever, fulfillment of any provision hereof, or of any provision in any of the Loan Documents at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, ipsofacto the obligations to be fulfilled shall be reduced to the limit of such validity.  This provision shall never be superseded or waived and shall control every other provision of all agreements between Maker and Payee.

7.              Attorneys' Fees.  If an action is instituted on this Note, or if any other judicial or non-judicial action is instituted by the holder hereof or by any other person, and an attorney is employed by the holder hereof to appear in any such action or proceeding or to reclaim, sequester, protect, preserve or enforce the holder's interest in the real property security or any other security for this Note, including, but not limited to, proceedings to foreclose the loan evidenced hereby, proceedings under the United States Bankruptcy Code, or in eminent domain, or under the probate code, or in connection with any state or federal tax lien, or to enforce an assignment of rents, or for the appointment of a receiver, or disputes regarding the proper disbursement of construction loan funds, the Maker and every endorser and guarantor hereof and every person who assumes the obligations evidenced by this Note and the Loan Documents, jointly and severally promise to pay reasonable attorney's fees for services performed by the holder's attorneys, and all costs and expenses incurred incident to such employment.  If Maker is the prevailing party in any action by Maker pursuant to this Note, Payee shall pay such attorneys fees as the court may direct.

8.              Interest After Expiration or Acceleration.  If the entire balance of principal and accrued Interest is not paid in full on the Maturity Date, or upon acceleration of this Note as provided in paragraphs 5 above or 10 below, without waiving or modifying in any way any of the rights, remedies or recourse, Payee may have under this Note or under any of the Loan Documents by virtue of this default, the entire unpaid balance of principal and accrued interest shall bear interest from the Maturity Date or the date of acceleration until paid in full a the higher of:  (a) eighteen percent (18%) per annum; or (b) a fluctuating rate per annum at all times equal to the Discount Rate established by the Federal Reserve Bank of San Francisco (“Discount Rate”) plus ____________ percent (___%) (“Maturity Interest Rate”).  If at any time the Discount Rate (or any previously substituted alternative index) is no longer available, is unverifiable, or is no longer calculated in substantially the same manner as before, then Payee may, in its sole and absolute discretion, select and substitute an alternative index over which Payee has no control.  In addition, the holder hereof shall have any and all other rights and remedies available at law or in equity or under the Deed of Trust.

9.              Security.  This Note is secured by and is entitled to the benefits of the Deed of Trust dated on or about the date of this Note executed by Maker to PLM LENDER SERVICES, INC., a California corporation, as Trustee, for the use and benefit of Payee covering and relating to the interest of Maker in the property particularly described in Exhibit A to the Deed of Trust (“Property”).  The provisions of the Deed of Trust are incorporated herein by reference as if set forth in full, and this Note is subject to all of the covenants and conditions therein contained.

10.              Acceleration.  Without limiting the obligations of Maker or the rights and remedies of Payee or the holder hereof under the terms and covenants of this Note and the Deed of Trust, Maker agrees that Payee shall have the right, at its sole option, to declare any indebtedness and obligations hereunder or under the Deed of Trust, irrespective of the Maturity Date specified herein, due and payable in full if:  (1) Maker or any one or more of the tenants-in-common, joint tenants, or other persons comprising Maker sells, enters into a contract of sale, conveys, alienates or encumbers the Property or any portion thereof or any fractional undivided interest therein, or suffers Maker's title or any interest therein to be divested or encumbered, whether voluntarily or involuntarily, or leases with an option to sell, or changes or permits to be changed the character or use of the Property, or drills or extracts or enters into a lease for the drilling for or extracting of oil, gas or other hydrocarbon substances or any mineral of any kind or character on the Property; (2) The interest of any general partner of Maker (or the interest of any general partner in a partnership that is a partner) is assigned or transferred; (3) More than twenty-five percent (25%) of the corporate stock of Maker (or of any corporate partner or other corporation comprising Maker) is sold, transferred or assigned; (4) There is a change in beneficial ownership with respect to more than twenty-five percent (25%) of Maker (if Maker is a partnership, limited liability company, trust or other legal entity) or of any partner or tenant-in-common of Maker which is a partnership, limited liability company, trust or other legal entity; or (5) a default has occurred hereunder or under any Loan Document and is continuing.  In such case, Payee or other holder of this Note may exercise any and all of the rights and remedies and recourses set forth in the Deed of Trust and as granted by law.  Maker and any successor who acquires any record interest in the Property agrees to notify Payee promptly in writing of any transaction or event described in this section.

11.              Governing Law and Severability.  This Note is made pursuant to, and shall be construed and governed by, the laws of the State of California.  If any paragraph, clause or provision of this Note or any of the Loan Documents is construed or interpreted by a court of competent jurisdiction to be void, invalid or unenforceable, such decision shall affect only those paragraphs, clauses or provisions so construed or interpreted and shall not affect the remaining paragraphs, clauses and provisions of this Note or the other Loan Documents.

12.              Time of Essence.  Time is of the essence of this Note.

13.              Payment Without Offset.  Principal and Interest shall be paid without deduction or offset in immediately available funds in lawful money of the United States of America.  Payments shall be deemed received only upon actual receipt by Payee and upon Payee's application of such payments as provided herein.

14.              Notices.  All notices under this Note shall be in writing and shall be served in person or by first class or certified mail addressed to the following respective parties as follows:

MAKER:                            ___________________________
___________________________
___________________________
Attn:  ______________________

PAYEE:                            ___________________________
900 Veterans Blvd., Suite 500
Redwood City, California 94063-1743
Attn:  Michael Burwell

Any such notice or demand so served by first class or certified mail shall be deposited in the United States mail, with postage thereon fully prepaid and addressed to the party so to be served at its address above stated or at such other address of which said party shall have theretofore notified in writing, as provided above, the party giving such notice.  Service of any such notice or demand so made shall be deemed effective on the day of actual delivery or the expiration of three business days after the date of mailing, whichever is the earlier in time.

15.              Collection.  Any remittances by check or draft may be handled for collection in accordance with the practices of the collecting party and any receipt issued therefor shall be void unless the amount due is actually received by Payee.

16.              Assignment.  Payee or other holder of this Note may assign all of its rights, title and interest in this Note to any person, firm, corporation or other entity without the consent of Maker.

17.              Relationship.  The relationship of the parties hereto is that of borrower and lender and it is expressly understood and agreed that nothing contained herein or in any of the Loan Documents shall be interpreted or construed to make the parties partners, joint venturers or participants in any other legal relationship except for borrower and lender.

18.              Remedies.  No right, power or remedy given Payee by the terms of this Note, or in the Loan Documents is intended to be exclusive of any right, power or remedy, and each and every such right, power or remedy shall be cumulative and in addition to every other right, power or remedy given to Payee by the terms of any of the Loan Documents or by any statute against Maker or any other person.  Every right, power and remedy of Payee shall continue in full force and effect until such right, power or remedy is specifically waived by an instrument in writing, executed by Payee.

19.              Headings.  The subject headings of the paragraphs of this Note are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

20.              Jury Trial Waiver.

MAKER AND PAYEE HEREBY WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS NOTE AND THE BUSINESS RELATIONSHIP THAT IS BEING ESTABLISHED.  THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY MAKER AND PAYEE AND MAKER ACKNOWLEDGES THAT NEITHER THE PAYEE NOR ANY PERSON ACTING ON BEHALF OF THE PAYEE HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS

WAIVER OF TRIAL BY JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT.  MAKER AND PAYEE ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT MAKER AND PAYEE HAVE ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS NOTE AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS.  MAKER AND PAYEE FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL.

Maker: ______________                                                                    Payee: _____________

Maker:                            _________________________________

_________________________________

EXHIBIT 10.3 (b)
PROMISSORY NOTE

Loan No.: _______________________                                                                                               __________________, 20______
__________________, California

FOR VALUABLE CONSIDERATION, __________________________________
(herein "Maker"), hereby promises to pay to _________________________________, or order (herein "Payee"), at the address set forth below, or at such other address as the holder hereof may from time to time designate, the sum of ___________________________ ($_______________) with interest on the unpaid balance of the principal sum disbursed by Payee to or for the account of Maker at the interest rate specified below.

1.              Interest and Payments

(a)              Fixed Rate Interest.  Maker agrees that fixed interest earned by and payable to Payee hereunder (“Interest”) shall be equal to ______________ percent (___%) per year of the principal sum disbursed by Payee.  Interest shall be calculated for actual days elapsed on the basis of a 360-day year, which results in higher interest payments than if a 365-day were used.

(b)              Payments.  Interest only shall be payable by Maker from the date of disbursement of funds by Payee, with the Interest for the period through ________, 20___ due and payable upon execution and delivery of this Note.  Beginning on _______, 20___, and on the first day of each consecutive month thereafter until the Maturity Date (as defined below), Maker shall make monthly payments of Interest only.  All payments received shall be credited first to costs, then to Interest, and last to principal due hereunder.

2.              Maturity Date.  The outstanding principal balance of this Note and all accrued but unpaid Interest shall be due and payable in full on ________, 20___ (“Maturity Date”).

3.              Prepayment. The right is reserved by Maker to prepay the outstanding principal amount in whole or in part together with accrued Interest thereon.  All prepayments shall be applied to the most remote principal installments then unpaid under this Note.

4.              Late Charge.  If Payee fails to receive any payments of Interest or principal within ten (10) days after the date the same is due and payable, a late charge to compensate Payee for damages Payee will suffer as a result shall be immediately due and payable.  Maker recognizes that a default by Maker in making the payments agreed to be paid when due will result in Payee's incurring additional expenses in servicing the loan, including, but not limited to, sending out notices of delinquency, computing interest, and segregating the delinquent sums from not delinquent sums on all accounting, loan and data processing records, in loss to Payee of the use of the money due, and in frustration to Payee in meeting its other financial commitments.  Maker agrees that if for any reason Maker fails to pay any amounts due under this Note so that Payee fails to receive such payments within ten (10) days after the same are due and payable, Payee shall be entitled to damages for the detriment caused thereby, but that it is extremely difficult and impractical to ascertain the extent of such damages.  Maker therefore agrees that a sum equal to $.06 for each $1.00 of each payment that becomes delinquent ten (10) days after its due date, is a reasonable estimate of the fair average compensation for the loss and damages Payee will suffer, that such amount shall be presumed to be the amount of damages sustained by Payee in such case, and that Maker agrees to pay Payee this sum on demand.

5.              Default.   If there exists any Event of Default, as defined below, under the terms of this Note or under the terms of the Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing ("Deed of Trust") dated on or about the date of this Note executed by Maker to PLM Lender Services, Inc., a California corporation, as Trustee, for the use and benefit of Payee covering and relating to the interest of Maker in the property particularly described in Exhibit A to the Deed of Trust (“Property”) or any other document executed in connection with this Note (herein called "Loan Documents"), Payee or the holder hereof is expressly authorized without notice or demand of any kind to make all sums of Interest and principal and any other sums owing under this Note immediately due and payable and to apply all payments made on this Note or any of the Loan Documents to the payment of any such part of any Event of Default as it may elect.

An Event of Default shall be either: (1) a default in the payment of the whole or in any part of the several installments of this Note when due, or (2) any of the Events of Default contained in any of the Loan Documents.  At any time after an Event of Default the entire unpaid balance of principal, together with Interest accrued thereon, shall, at the option of the legal holder hereof and without notice (except as specified in any Loan Documents) and without demand or presentment, become due and payable at the place of payment.  Anything contained herein or in any of the Loan Documents to the contrary notwithstanding, the principal balance together with accrued Interest thereon so accelerated and declared due as aforesaid shall continue to bear Interest and shall include compensation for late payments on any and all overdue installments as described above.

If an Event of Default has occurred, the failure of Payee or the holder hereof to promptly exercise its rights to declare the indebtedness remaining unpaid hereunder to be immediately due and payable shall not constitute a waiver of such rights while such Event of Default continues nor a waiver of such right in connection with any future Event of Default.

Maker hereby waives presentment for payment, protest and demand, and notice of protest, demand, dishonor, nonpayment and nonperformance including notice of dishonor with respect to any check or draft used in payment of any sum due hereunder.

6.              Legal Limits.  All agreements between Maker and Payee are hereby expressly limited so that in no event whatsoever, whether by reason of deferment in accordance with this Note or under any agreement or by virtue of the advancement of the loan proceeds, acceleration or maturity of the loan, or otherwise, shall the amount paid or agreed to be paid to the Payee for the loan, use, forbearance or detention of the money to be loaned hereunder or to compensate Payee for damages to be suffered by reason of a late payment hereof, exceed the maximum permissible under applicable law.  If, from any circumstances whatsoever, fulfillment of any provision hereof, or of any provision in any of the Loan Documents at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, ipsofacto the obligations to be fulfilled shall be reduced to the limit of such validity.  This provision shall never be superseded or waived and shall control every other provision of all agreements between Maker and Payee.

7.              Attorneys' Fees.  If an action is instituted on this Note, or if any other judicial or non-judicial action is instituted by the holder hereof or by any other person, and an attorney is employed by the holder hereof to appear in any such action or proceeding or to reclaim, sequester, protect, preserve or enforce the holder's interest in the real property security or any other security for this Note, including, but not limited to, proceedings to foreclose the loan evidenced hereby, proceedings under the United States Bankruptcy Code, or in eminent domain, or under the probate code, or in connection with any state or federal tax lien, or to enforce an assignment of rents, or for the appointment of a receiver, the Maker and every endorser and guarantor hereof and every person who assumes the obligations evidenced by this Note and the Loan Documents, jointly and severally promise to pay reasonable attorney's fees for services performed by the holder's attorneys, and all costs and expenses incurred incident to such employment.  If Maker is the prevailing party in any action by Maker pursuant to this Note, Payee shall pay such attorneys fees as the court may direct.

8.              Interest After Expiration or Acceleration.  If the entire balance of principal and accrued Interest is not paid in full on the Maturity Date or upon acceleration of this Note as provided in paragraphs 5 above or 10 below, without waiving or modifying in any way any of the rights, remedies or recourse Payee may have under this Note or under any of the Loan Documents by virtue of this default, the entire unpaid balance of principal and accrued Interest shall bear interest from the Maturity Date or the date of acceleration until paid in full at the higher of: (a) eighteen percent (18%) per annum; or (b) a fluctuating rate per annum at all times equal to the Discount Rate of the Federal Reserve Bank of San Francisco (“Discount Rate”) plus ______________ percent (___%) ("Maturity Interest Rate").  If at any time the Discount Rate (or any previously substituted alternative index) is no longer available, is unverifiable, or is no longer calculated in substantially the same manner as before, then Payee may, in its sole and absolute discretion, select and substitute an alternative index over which Payee has no control.  In addition, the holder hereof shall have any and all other rights and remedies available at law or in equity or under the Deed of Trust.

9.              Security.  This Note is secured by and is entitled to the benefits of the Deed of Trust.  The provisions of the Deed of Trust are incorporated herein by reference as if set forth in full, and this Note is subject to all of the covenants and conditions therein contained.

10.              Acceleration.  Without limiting the obligations of Maker or the rights and remedies of Payee or the holder hereof under the terms and covenants of this Note and the Deed of Trust, Maker agrees that Payee shall have the right, at its sole option, to declare any indebtedness and obligations hereunder or under the Deed of Trust, irrespective of the Maturity Date specified herein, due and payable in full if:  (1) Maker or any one or more of the tenants-in-common, joint tenants, or other persons comprising Maker sells, enters into a contract of sale, conveys, alienates or encumbers the Property or any portion thereof or any fractional undivided interest therein, or suffers Maker's title or any interest therein to be divested or encumbered, whether voluntarily or involuntarily, or leases with an option to sell, or changes or permits to be changed the character or use of the Property, or drills or extracts or enters into a lease for the drilling for or extracting of oil, gas or other hydrocarbon substances or any mineral of any kind or character on the Property; (2) The interest of any general partner of Maker (or the interest of any general partner in a partnership that is a partner) is assigned or transferred; (3) If Maker is a corporation or partnership, more than twenty-five percent (25%) of the corporate stock of

Maker (or of any corporate partner or other corporation comprising Maker) is sold, transferred or assigned; (4) There is a change in beneficial ownership with respect to more than twenty-five percent (25%) of Maker (if Maker is a limited liability company, trust or other legal entity) or of any partner or tenant-in-common of Maker which is a limited liability company, trust or other legal entity; or (5) a default has occurred hereunder or under any Loan Document and is continuing.  In such case, Payee or other holder of this Note may exercise any and all of the rights and remedies and recourses set forth in the Deed of Trust and as granted by law.  Maker and any successor who acquires any record interest in the Property agrees to notify Payee promptly in writing of any transaction or event described in this section.

11.              Governing Law and Severability.  This Note is made pursuant to, and shall be construed and governed by, the laws of the State of California.  If any paragraph, clause or provision of this Note or any of the Loan Documents is construed or interpreted by a court of competent jurisdiction to be void, invalid or unenforceable, such decision shall affect only those paragraphs, clauses or provisions so construed or interpreted and shall not affect the remaining paragraphs, clauses and provisions of this Note or the other Loan Documents.

12.              Time of Essence.  Time is of the essence of this Note.

13.              Payment Without Offset.  Principal and Interest shall be paid without deduction or offset in immediately available funds in lawful money of the United States of America.  Payments shall be deemed received only upon actual receipt by Payee and upon Payee's application of such payments as provided herein.

14.              Notices.  All notices under this Note shall be in writing and shall be effective upon personal delivery to the authorized representatives of either party or upon being sent by certified or first class mail, postage prepaid, addressed to the following respective parties as follows:

MAKER:                            ________________________________
________________________________
________________________________
Attn:  __________________________

PAYEE:                            ________________________________
900 Veterans Blvd., Suite 500
Redwood City, California 94063-1743
Attn:  Michael Burwell

15.              Collection.  Any remittances by check or draft may be handled for collection in accordance with the practices of the collecting party and any receipt issued therefor shall be void unless the amount due is actually received by Payee.

16.              Assignment.  Payee or other holder of this Note may assign all of its rights, title and interest in this Note to any person, firm, corporation or other entity without the consent of Maker.

17.              Relationship.  The relationship of the parties hereto is that of borrower and lender and it is expressly understood and agreed that nothing contained herein or in any of the Loan Documents shall be interpreted or construed to make the parties partners, joint venturers or participants in any other legal relationship except for borrower and lender.

18.              Remedies.  No right, power or remedy given Payee by the terms of this Note, or in the Loan Documents is intended to be exclusive of any right, power or remedy, and each and every such right, power or remedy shall be cumulative and in addition to every other right, power or remedy given to Payee by the terms of any of the Loan Documents or by any statute against Maker or any other person.  Every right, power and remedy of Payee shall continue in full force and effect until such right, power or remedy is specifically waived by an instrument in writing, executed by Payee.

19.              Joint and Several Liability.  If Maker is composed of more than one person, then each person comprising Maker shall be jointly and severally liable for the obligations, covenants and agreements created by or arising out of this Note.

20.              Jury Trial Waiver.  MAKER AND PAYEE HEREBY WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS NOTE AND THE BUSINESS RELATIONSHIP THAT IS BEING ESTABLISHED.  THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY MAKER AND PAYEE AND MAKER ACKNOWLEDGES THAT NEITHER THE PAYEE NOR ANY PERSON ACTING ON BEHALF OF THE PAYEE HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRAIL BY JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT.  MAKER AND PAYEE ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT MAKER AND PAYEE HAVE ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS NOTE AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS.  MAKER AND PAYEE FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL.

Maker: _____                                                                    Payee: _____

21.              Headings.  The subject headings of the paragraphs of this Note are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

Maker:                            _________________________________

_________________________________

EXHIBIT 10.3 (c)
PROMISSORY NOTE

Loan No.:  _______________________                                                                                               __________________, 20______
__________________, California

FOR VALUABLE CONSIDERATION, __________________________________
(herein "Maker"), hereby promises to pay to _________________________________, or order (herein "Payee"), at the address set forth below, or at such other address as the holder hereof may from time to time designate, the sum of ___________________________ ($_______________) with interest on the unpaid balance of the principal sum disbursed by Payee to or for the account of Maker at the interest rate specified below.

1.              Interest and Payments

(a)              Fixed Rate Interest.  Maker agrees that fixed interest earned by and payable to Payee hereunder (“Interest”) shall be equal to ______________ percent (___%) per year of the principal sum disbursed by Payee.  Interest shall be calculated for actual days elapsed on the basis of a 360-day year, which results in higher interest payments than if a 365-day were used.

(b)              Payments.  Interest shall be payable by Maker from the date of disbursement of funds by Payee, with the Interest for the period through ________, 20__ due and payable upon execution and delivery of this Note.  Beginning on _______, 2000, and on the first day of each consecutive month thereafter until the Maturity Date (as defined below), Maker shall make monthly payments of $_________ consisting of principal and Interest.  All payments received shall be credited first to costs, then to Interest, and last to principal due hereunder.

2.              Maturity Date.  The outstanding principal balance of this Note and all accrued but unpaid Interest shall be due and payable in full on ________, 20___ (“Maturity Date”).

3.              Prepayment. The right is reserved by Maker to prepay the outstanding principal amount in whole or in part together with accrued Interest thereon.  All prepayments shall be applied to the most remote principal installments then unpaid under this Note.

4.              Late Charge.  If Payee fails to receive any payments of Interest or principal within ten (10) days after the date the same is due and payable, a late charge to compensate Payee for damages Payee will suffer as a result shall be immediately due and payable.  Maker recognizes that a default by Maker in making the payments agreed to be paid when due will result in Payee's incurring additional expenses in servicing the loan, including, but not limited to, sending out notices of delinquency, computing interest, and segregating the delinquent sums from not delinquent sums on all accounting, loan and data processing records, in loss to Payee of the use of the money due, and in frustration to Payee in meeting its other financial commitments.  Maker agrees that if for any reason Maker fails to pay any amounts due under this Note so that Payee fails to receive such payments within ten (10) days after the same are due and payable, Payee shall be entitled to damages for the detriment caused thereby, but that it is extremely difficult and impractical to ascertain the extent of such damages.  Maker therefore agrees that a sum equal to $.06 for each $1.00 of each payment that becomes delinquent ten (10) days after its due date, is a reasonable estimate of the fair average compensation for the loss and damages Payee will suffer, that such amount shall be presumed to be the amount of damages sustained by Payee in such case, and that Maker agrees to pay Payee this sum on demand.

5.              Default.   If there exists any Event of Default, as defined below, under the terms of this Note or under the terms of the Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing ("Deed of Trust") dated on or about the date of this Note executed by Maker to PLM Lender Services, Inc., a California corporation, as Trustee, for the use and benefit of Payee covering and relating to the interest of Maker in the property particularly described in Exhibit A to the Deed of Trust (“Property”) or any other document executed in connection with this Note (herein called "Loan Documents"), Payee or the holder hereof is expressly authorized without notice or demand of any kind to make all sums of Interest and principal and any other sums owing under this Note immediately due and payable and to apply all payments made on this Note or any of the Loan Documents to the payment of any such part of any Event of Default as it may elect.

An Event of Default shall be either: (1) a default in the payment of the whole or in any part of the several installments of this Note when due, or (2) any of the Events of Default contained in any of the Loan Documents.  At any time after an Event of Default the entire unpaid balance of principal, together with Interest accrued thereon, shall, at the option of the legal holder hereof and without notice (except as specified in any Loan Documents) and without demand or presentment, become due and payable at the place of payment.  Anything contained herein or in any of the Loan Documents to the contrary notwithstanding, the principal balance together with accrued Interest thereon so accelerated and declared due as aforesaid shall continue to bear Interest and shall include compensation for late payments on any and all overdue installments as described above.

If an Event of Default has occurred, the failure of Payee or the holder hereof to promptly exercise its rights to declare the indebtedness remaining unpaid hereunder to be immediately due and payable shall not constitute a waiver of such rights while such Event of Default continues nor a waiver of such right in connection with any future Event of Default.

Maker hereby waives presentment for payment, protest and demand, and notice of protest, demand, dishonor, nonpayment and nonperformance including notice of dishonor with respect to any check or draft used in payment of any sum due hereunder.

6.              Legal Limits.  All agreements between Maker and Payee are hereby expressly limited so that in no event whatsoever, whether by reason of deferment in accordance with this Note or under any agreement or by virtue of the advancement of the loan proceeds, acceleration or maturity of the loan, or otherwise, shall the amount paid or agreed to be paid to the Payee for the loan, use, forbearance or detention of the money to be loaned hereunder or to compensate Payee for damages to be suffered by reason of a late payment hereof, exceed the maximum permissible under applicable law.  If, from any circumstances whatsoever, fulfillment of any provision hereof, or of any provision in any of the Loan Documents at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, ipsofacto the obligations to be fulfilled shall be reduced to the limit of such validity.  This provision shall never be superseded or waived and shall control every other provision of all agreements between Maker and Payee.

7.              Attorneys' Fees.  If an action is instituted on this Note, or if any other judicial or non-judicial action is instituted by the holder hereof or by any other person, and an attorney is employed by the holder hereof to appear in any such action or proceeding or to reclaim, sequester, protect, preserve or enforce the holder's interest in the real property security or any other security for this Note, including, but not limited to, proceedings to foreclose the loan evidenced hereby, proceedings under the United States Bankruptcy Code, or in eminent domain, or under the probate code, or in connection with any state or federal tax lien, or to enforce an assignment of rents, or for the appointment of a receiver, the Maker and every endorser and guarantor hereof and every person who assumes the obligations evidenced by this Note and the Loan Documents, jointly and severally promise to pay reasonable attorney's fees for services performed by the holder's attorneys, and all costs and expenses incurred incident to such employment.  If Maker is the prevailing party in any action by Maker pursuant to this Note, Payee shall pay such attorneys fees as the court may direct.

8.              Interest After Expiration or Acceleration.  If the entire balance of principal and accrued Interest is not paid in full on the Maturity Date or upon acceleration of this Note as provided in paragraphs 5 above or 10 below, without waiving or modifying in any way any of the rights, remedies or recourse Payee may have under this Note or under any of the Loan Documents by virtue of this default, the entire unpaid balance of principal and accrued Interest shall bear interest from the Maturity Date or the date of acceleration until paid in full at the higher of: (a) eighteen percent (18%) per annum; or (b) a fluctuating rate per annum at all times equal to the Discount Rate of the Federal Reserve Bank of San Francisco (“Discount Rate”) plus ______________ percent (___%) ("Maturity Interest Rate").  If at any time the Discount Rate (or any previously substituted alternative index) is no longer available, is unverifiable, or is no longer calculated in substantially the same manner as before, then Payee may, in its sole and absolute discretion, select and substitute an alternative index over which Payee has no control.  In addition, the holder hereof shall have any and all other rights and remedies available at law or in equity or under the Deed of Trust.

9.              Security.  This Note is secured by and is entitled to the benefits of the Deed of Trust.  The provisions of the Deed of Trust are incorporated herein by reference as if set forth in full, and this Note is subject to all of the covenants and conditions therein contained.

10.              Acceleration.  Without limiting the obligations of Maker or the rights and remedies of Payee or the holder hereof under the terms and covenants of this Note and the Deed of Trust, Maker agrees that Payee shall have the right, at its sole option, to declare any indebtedness and obligations hereunder or under the Deed of Trust, irrespective of the Maturity Date specified herein, due and payable in full if:  (1) Maker or any one or more of the tenants-in-common, joint tenants, or other persons comprising Maker sells, enters into a contract of sale, conveys, alienates or encumbers the Property or any portion thereof or any fractional undivided interest therein, or suffers Maker's title or any interest therein to be divested or encumbered, whether voluntarily or involuntarily, or leases with an option to sell, or changes or permits to be changed the character or use of the Property, or drills or extracts or enters into a lease for the drilling for or extracting of oil, gas or other hydrocarbon substances or any mineral of any kind or character on the Property; (2) The interest of any general partner of Maker (or the interest of any general partner in a partnership that is a partner) is assigned or transferred; (3) If Maker is a corporation or partnership, more than twenty-five percent (25%) of the corporate stock of Maker (or of any corporate partner or other corporation comprising Maker) is sold, transferred or assigned; (4) There is a change in beneficial ownership with respect to more than twenty-five percent (25%) of Maker (if Maker is a limited liability company, trust or other legal entity) or of any partner or tenant-in-common of Maker which is a limited liability company, trust or other legal entity; or (5) a default has occurred hereunder or under any Loan Document and is continuing.  In such case, Payee or other holder of this Note may exercise any and all of the rights and remedies and recourses set forth in the Deed of Trust and as granted by law.  Maker and any successor who acquires any record interest in the Property agrees to notify Payee promptly in writing of any transaction or event described in this section.

11.              Governing Law and Severability.  This Note is made pursuant to, and shall be construed and governed by, the laws of the State of California.  If any paragraph, clause or provision of this Note or any of the Loan Documents is construed or interpreted by a court of competent jurisdiction to be void, invalid or unenforceable, such decision shall affect only those paragraphs, clauses or provisions so construed or interpreted and shall not affect the remaining paragraphs, clauses and provisions of this Note or the other Loan Documents.

12.              Time of Essence.  Time is of the essence of this Note.

13.              Payment Without Offset.  Principal and Interest shall be paid without deduction or offset in immediately available funds in lawful money of the United States of America.  Payments shall be deemed received only upon actual receipt by Payee and upon Payee's application of such payments as provided herein.

14.              Notices.  All notices under this Note shall be in writing and shall be effective upon personal delivery to the authorized representatives of either party or upon being sent by certified or first class mail, postage prepaid, addressed to the following respective parties as follows:

MAKER:                            ________________________________
________________________________
________________________________
Attn:  __________________________

PAYEE:                            ________________________________
900 Veterans Blvd., Suite 500
Redwood City, California 94063-1743
Attn:  Michael Burwell

15.              Collection.  Any remittances by check or draft may be handled for collection in accordance with the practices of the collecting party and any receipt issued therefor shall be void unless the amount due is actually received by Payee.

16.              Assignment.  Payee or other holder of this Note may assign all of its rights, title and interest in this Note to any person, firm, corporation or other entity without the consent of Maker.

17.              Relationship.  The relationship of the parties hereto is that of borrower and lender and it is expressly understood and agreed that nothing contained herein or in any of the Loan Documents shall be interpreted or construed to make the parties partners, joint venturers or participants in any other legal relationship except for borrower and lender.

18.              Remedies.  No right, power or remedy given Payee by the terms of this Note, or in the Loan Documents is intended to be exclusive of any right, power or remedy, and each and every such right, power or remedy shall be cumulative and in addition to every other right, power or remedy given to Payee by the terms of any of the Loan Documents or by any statute against Maker or any other person.  Every right, power and remedy of Payee shall continue in full force and effect until such right, power or remedy is specifically waived by an instrument in writing, executed by Payee.

19.              Joint and Several Liability.  If Maker is composed of more than one person, then each person comprising Maker shall be jointly and severally liable for the obligations, covenants and agreements created by or arising out of this Note.

20.              Jury Trial Waiver.  MAKER AND PAYEE HEREBY WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS NOTE AND THE BUSINESS RELATIONSHIP THAT IS BEING ESTABLISHED.  THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY MAKER AND PAYEE AND MAKER ACKNOWLEDGES THAT NEITHER THE PAYEE NOR ANY PERSON ACTING ON BEHALF OF THE PAYEE HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRAIL BY JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT.  MAKER AND PAYEE ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT MAKER AND PAYEE HAVE ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS NOTE AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS.  MAKER AND PAYEE FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL.

Maker: _____                                                       Payee: _____

21.              Headings.  The subject headings of the paragraphs of this Note are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

Maker:                            _________________________________

_________________________________

EXHIBIT 10.3 (d)
NOTE SECURED BY DEED OF TRUST

Loan No.:

Redwood City, California

(PROPERTY ADDRESS)

1.  BORROWER’S PROMISE TO PAY LOAN AND INTEREST

In return for a loan I promise to pay $_________ (this amount will be called “Principal”), plus interest at a yearly rate of _________ percent (__%) to the order__________________________________________________________ (who will be called “Lender”).

I understand that the Lender may transfer this Note.  The Lender or anyone who takes an interest in this Note by transfer and who is entitled to receive payments under this Note will be called the “Note Holder(s)”.

All payments received on this Note shall be applied pro rata in proportion to the interest held by each of the Note Holder(s).

Interest will be charged on that part of Principal, which has not been paid.  Interest will be charged beginning on ____________, 20__ and continuing until the full amount of Principal and interest has been paid.  I also agree to pay interest at the above rate on the prepaid finance charges, which are a part of the Principal.

2.  PAYMENTS

I will pay interest only by making payments each month of $_______.  I will make my payments on the ___ day of each month beginning on _________, 20__.  I will make these payments every month until _________, 20___ (the “Due Date”).  On the Due Date I will still owe the Principal; on the Due Date I will pay all amounts I owe under this Note, in full, on that date.

I will make my monthly payments at P.O. Box 5096, Redwood City, CA 94063-0096 or at a different place if I am notified by the Note Holder(s).

3.  BORROWER’S FAILURE TO PAY AS REQUIRED

(A)  LATE CHARGE FOR OVERDUE PAYMENTS

If the Note Holder(s) has not received the full amount of any of my monthly payments by the end of 10th calendar days after the date it is due, I will pay a late charge to the Note Holder(s).  The amount of the charge will be 6% of the amount overdue or $5.00, whichever is more.  I will pay this late charge only once on any late payment.

(B)  NONPAYMENT - DEFAULT

If I do not pay any payment of Principal or interest by the date stated in Section 2 above, I will be in default, and the Lender and the Note Holder may demand that I pay immediately all amounts that I owe under this Note.

Even if, at a time which I am in default, the Note Holder does not demand that I pay immediately in full as described above, the Note Holder will still have the right to do so if I am in default at a later time.  If there is more than one Note Holder, any one Note Holder may exercise any right under this Note in the event of a default.  A default upon any interest of any Note Holder shall be a default upon all interests.

(C)  ADVANCES

All advances made pursuant to the terms of the Deed of Trust securing this Note shall bear interest from the date of advance at the rate of interest in this Note.

(D)  PAYMENT OF NOTE HOLDER’S COSTS AND EXPENSES

If the Note Holder has required me to pay immediately in full as described above, the Note Holder will have the right to be paid back for all of its costs and expenses to the extent not prohibited by applicable law.  Those expenses include, for example, reasonable attorney’s fees.

(E)  INTEREST INCREASE IF NOTE NOT PAID ON DUE DATE

If the Note Holder has not received all amounts owed under this Note on the Due Date, I will pay interest on the full amount of unpaid Principal at _______ percent (__%) per annum plus the loan or forbearance rate established by the Federal Reserve Bank of San Francisco on advances to member banks under Section 13 and 13a of the Federal Reserve Act, on the Due Date, or the rate of interest called for in this Note, whichever is greater.

4.  THIS NOTE IS SECURED BY A DEED OF TRUST

This Note is secured by a Deed of Trust upon real property in _______________________ County, California.

5.  BORROWER’S REQUIRED REPAYMENT IN FULL BEFORE THE SCHEDULED DATE

In the event of any sale or conveyance of any part of the real property described in the Deed of Trust securing this Note, then the Note Holder(s) may demand payment in full of all amounts that I owe under this Note, as allowed by law.

6.  BORROWER’S PAYMENTS BEFORE THEY ARE DUE - PREPAYMENT PENALTY.

I have the right to make payments of principal at any time before they are due.  There shall be no prepayment penalty.

7.  INTENT TO COMPLY WITH LAW

It is the intent of all of the parties to this Note to abide by all of the provisions of the California Business and Professions Code governing Real Property Loans and any terms of this Note inconsistent with that law are hereby waived by the Lender and Note Holder(s).

8.  Jury Trial Waiver.

MAKER AND PAYEE HEREBY WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS NOTE AND THE BUSINESS RELATIONSHIP THAT IS BEING ESTABLISHED.  THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY MAKER AND PAYEE AND MAKER ACKNOWLEDGES THAT NEITHER THE PAYEE NOR ANY PERSON ACTING ON BEHALF OF THE PAYEE HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT.  MAKER AND PAYEE ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT MAKER AND PAYEE HAVE ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS NOTE AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS.  MAKER AND PAYEE FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL.

Maker: __________                                                                    Payee: __________

_______________________________________________                                                                                                                                       ________________________
(Borrower)                                                                                                                                       (Date)

_______________________________________________                                                                                                                                       ________________________
(Borrower)                                                                                                                                       (Date)

EXHIBIT 10.3 (e)
NOTE SECURED BY DEED OF TRUST

Loan No.:

Redwood City, California

(PROPERTY ADDRESS)

1.  BORROWER’S PROMISE TO PAY LOAN AND INTEREST

In return for a loan I promise to pay $________________ (this amount will be called “Principal”), plus interest at a yearly rate of __________ percent (___%) to the order of ______________________________________________________ (who will be called “Lender”).

I understand that the Lender may transfer this Note.  The Lender or anyone who takes an interest in this Note by transfer and who is entitled to receive payments under this Note will be called the “Note Holder(s)”.

All payments received on this Note shall be applied pro rata in proportion to the interest held by each of the Note Holder(s).

Interest will be charged on that part of Principal which has not been paid.  Interest will be charged beginning on _____________, 20__ and continuing until the full amount of Principal and interest has been paid.  I also agree to pay interest at the above rate on the prepaid finance charges, which are a part of the Principal.

2.  PAYMENTS

I will pay Principal and interest by making payments of each month of $___________.  I will make my payments on the ___ day of each month beginning on ________, 20 ____.  I will make these payments every month until _________, 20___ (the “Due Date”).  On the Due Date I will pay remaining Principal plus accrued interest that I owe under this Note, in full, on that date.

I will make my monthly payments at P.O. Box 5096, Redwood City, CA 94063-0096 or at a different place if I am notified by the Note Holder(s).

3.  BORROWER’S FAILURE TO PAY AS REQUIRED

(A)  LATE CHARGE FOR OVERDUE PAYMENTS

If the Note Holder(s) has not received the full amount of any of my monthly payments by the end of 10th calendar days after the date it is due, I will pay a late charge to the Note Holder(s).  The amount of the charge will be 6% of the amount overdue or $5.00, whichever is more.  I will pay this late charge only once on any late payment.

(B)  NONPAYMENT - DEFAULT

If I do not pay any payment of Principal or interest by the date stated in Section 2 above, I will be in default, and the Lender and the Note Holder may demand that I pay immediately all amounts that I owe under this Note.

Even if, at a time which I am in default, the Note Holder does not demand that I pay immediately in full as described above, the Note Holder will still have the right to do so if I am in default at a later time.  If there is more than one Note Holder, any one Note Holder may exercise any right under this Note in the event of a default.  A default upon any interest of any Note Holder shall be a default upon all interests.

(C)  ADVANCES

All advances made pursuant to the terms of the Deed of Trust securing this Note shall bear interest from the date of advance at the rate of interest in this Note.

(D)  PAYMENT OF NOTE HOLDER’S COSTS AND EXPENSES

If the Note Holder has required me to pay immediately in full as described above, the Note Holder will have the right to be paid back for all of its costs and expenses to the extent not prohibited by applicable law.  Those expenses include, for example, reasonable attorney’s fees.

(E)  INTEREST INCREASE IF NOTE NOT PAID ON DUE DATE

If the Note Holder has not received all amounts owed under this Note on the Due Date, I will pay interest on the full amount of unpaid Principal at ________ percent (__%) per annum plus the loan or forbearance rate established by the Federal Reserve Bank of San Francisco on advances to member banks under Section 13 and 13a of the Federal Reserve Act, on the Due Date, or the rate of interest called for in this Note, whichever is greater.

4.  THIS NOTE IS SECURED BY A DEED OF TRUST

This Note is secured by a Deed of Trust upon real property in _______________________ County, California.

5.  BORROWER’S REQUIRED REPAYMENT IN FULL BEFORE THE SCHEDULED DATE

In the event of any sale or conveyance of any part of the real property described in the Deed of Trust securing this Note, then the Note Holder(s) may demand payment in full of all amounts that I owe under this Note, as allowed by law.

6.  BORROWER’S PAYMENTS BEFORE THEY ARE DUE - PREPAYMENT PENALTY.

I have the right to make payments of principal at any time before they are due.  There shall be no prepayment penalty.

7.  INTENT TO COMPLY WITH LAW

It is the intent of all of the parties to this Note to abide by all of the provisions of the California Business and Professions Code governing Real Property Loans and any terms of this Note inconsistent with that law are hereby waived by the Lender and Note Holder(s).

8.  Jury Trial Waiver.

MAKER AND PAYEE HEREBY WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS NOTE AND THE BUSINESS RELATIONSHIP THAT IS BEING ESTABLISHED.  THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY MAKER AND PAYEE AND MAKER ACKNOWLEDGES THAT NEITHER THE PAYEE NOR ANY PERSON ACTING ON BEHALF OF THE PAYEE HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT.  MAKER AND PAYEE ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT MAKER AND PAYEE HAVE ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS NOTE AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS.  MAKER AND PAYEE FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL.

Maker: _____                                                                    Payee: _____

_______________________________________________                                                                                                                                       ________________________
(Borrower)                                                                                                                                       (Date)

_______________________________________________                                                                                                                                       ________________________
(Borrower)                                                                                                                                       (Date)

EXHIBIT 10.4 (a)

RECORDING REQUESTED BY AND
WHEN RECORDED MAIL TO:

Redwood Mortgage Corp.
900 Veterans Blvd., Suite 500
Redwood City, California 94063-1743
Attn:  Michael Burwell

______________________________________________________________________________
LOAN NO.:

CONSTRUCTION DEED OF TRUST, ASSIGNMENT
OF LEASES AND RENTS, SECURITY
AGREEMENT AND FIXTURE FILING

THIS CONSTRUCTION DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this "Deed of Trust") is made as of ______________, 20___, by ________________________________________, whose address is _____________________________________________, (herein "Trustor"), to PLM LENDER SERVICES, INC., a California corporation, whose address is 46 North Second Street, Campbell, California 95008, (herein "Trustee"), in favor of __________________________________________, whose address is 900 Veterans Blvd., Suite 500, Redwood City, California 94063-1743 (herein "Beneficiary").

Trustor, in consideration of the loan described below, irrevocably grants, conveys, transfers and assigns to Trustee, its successors and assigns, in trust, with power of sale and right of entry and possession, all of Trustor's estate, right, title and interest in and to that certain real property located in the City of ________________, County of _______________, State of California, more particularly described in Exhibit A attached hereto and incorporated herein by this reference (the “Land”),

TOGETHER WITH THE FOLLOWING:

(a)  Improvements.  All buildings and other improvements now or hereafter located on the Land, including, but not limited to, the Fixtures (as defined below) (collectively, the “Improvements”);

(b)  Fixtures.  All fixtures (goods that are or become so related to the Land or Improvements that an interest in them arises under real estate law) now or hereafter located on, attached to, installed in or used in connection with the Land and Improvements;

(c)  Intellectual Property Rights, Other Personal Property.  All intangible property and rights relating to the Land or the operation thereof, or used in connection therewith, including, without limitation, tradenames and trademarks; all machinery, equipment, building materials, appliances and goods of every nature whatsoever (herein collectively called "equipment" and other "personal property") now or hereafter located in, or on, attached or affixed to, or used or intended to be used in connection with, the Land, including, but without limitation, all heating, lighting, laundry, incinerating, gas, electric and power equipment, engines, pipes, pumps, tanks, motors, conduits, switchboards, plumbing, lifting, cleaning, fire prevention, fire extinguishing, refrigerating, ventilating and communications apparatus, air cooling and air conditioning apparatus, elevators and escalators and related machinery and equipment, pool and pool operation and maintenance equipment and apparatus, shades, awnings, blinds, curtains, drapes, attached floor coverings, including rugs and carpeting, television, radio and music cable antennae and systems, screens, storm doors and windows, stoves, refrigerators, dishwashers and other installed appliances, attached cabinets, partitions, ducts and compressors, furnishings and furniture, and trees, plants and other items of landscaping (except that the foregoing equipment and other personal property covered hereby shall not include machinery, apparatus, equipment, fittings and articles of personal property used in the business of Trustor (commonly referred to as "trade fixtures") whether the same are annexed to said real property or not, unless the same are also used in the operation of any building or other improvement located thereon or unless the same cannot be removed without materially damaging said real property or any such building or other improvement), all of which, including replacements and additions thereto, shall, to the fullest extent permitted by law and for the purposes of this Deed of Trust, be deemed to be part and parcel of, and appropriated to the use of, said real property and, whether affixed or annexed thereto or not, be deemed conclusively to be real property and conveyed by this Deed of Trust, and all proceeds and products of any and all thereof;

(d)  Contracts, Permits, Plans, Easements.  All now or hereafter existing plans and specifications prepared for construction of Improvements on the Land and all studies, data and drawings related thereto, and also all contracts and agreements of Trustor relating to the plans and specifications or to the studies, data and drawings, or to the construction of Improvements on the Property (the “Plans and Specifications”); all contracts, permits, certificates, plans, studies, data, drawings, licenses, approvals, entitlements and authorizations, however, characterized, issued or in any way furnished for the acquisition, construction, operation and use of the Land and Improvements, including building permits, environmental certificates, licenses, certificates of operation, warranties and guaranties; all easements, rights and appurtenances thereto or used in connection with the above-described real property;

(e)  Interest in Leases.  All existing and future Leases relating to the Land and Improvements or any interest in them;

(f)  Proceeds.  All rents, royalties, issues, profits, revenues, income, remittances, payments and other benefits arising or derived from the use or enjoyment of all or any portion of the Land or Improvements, or derived from any Lease, sublease, license, or agreement relating to the use or enjoyment of the Land or Improvements (subject to the rights given below to Trustor to collect and apply such rents, royalties, issues, profits, revenues, income, remittances, payments and other benefits);

(g)  Funds.  Any of Trustor’s funds held by or on behalf of Beneficiary, including pursuant to the Holdback Agreement, as defined below;

(h)  Additional Proceeds.  All Trustor’s other existing or future estates, easements, licenses, interests, rights, titles, homestead or other claims or demands, both in law and in equity in the Mortgaged Property (as defined below) including, without limitation, (1) all damages or awards made to Trustor related to the Land or Improvements, including without limitation, for the partial or complete taking by eminent domain, or by an proceeding or purchase in lieu of eminent domain, of the Land and Improvements, and (2) all proceeds of any insurance covering the Land and Improvements.  Trustor agrees to execute and deliver, from time to time, such further instruments and documents as may be required by Beneficiary to confirm the lien of this Deed of Trust on any of the foregoing.

All of the foregoing property referred to in this section, together with the Land, are herein referred to as the “Mortgaged Property”.

FOR THE PURPOSE OF SECURING, in such order of priority as Beneficiary may elect:

(a)              The repayment of the indebtedness evidenced by Trustor's promissory note of even date herewith payable to the order of Beneficiary in the original principal sum of ____________________________________________________ ($_____________), with interest thereon, as provided therein, and all prepayment charges, late charges and loan fees required thereunder, and all extensions, renewals, modifications, amendments and replacements thereof (herein "Note");

(b)              The payment of all other sums which may be advanced by or otherwise be due to Trustee or Beneficiary under any provision of this Deed of Trust or under any other instrument or document referred to in subsection (c) below, with interest thereon at the rate provided herein or therein;

(c)              The performance of each and every of the covenants and agreements of Trustor contained (1) herein, in the Note, and in any note evidencing a Future Advance (as hereinafter defined), (2) in the Environmental Agreement and Indemnity executed by Trustor concurrently herewith, (3) in the Holdback Agreement by and between Beneficiary and Trustor executed contemporaneously herewith (the “Holdback”), and in any and all pledge agreements, supplemental agreements, assignments and all instruments of indebtedness or security now or hereafter executed by Trustor in connection with any indebtedness referred to in subsection (a) above or subsection (d) below or for the purpose of supplementing or amending this Deed of Trust or any instrument secured hereby (all of the foregoing in these Clauses (2) and (3), as the same may be amended, modified or supplemented from time to time, being referred to hereinafter as "Related Agreements"); and

(d)              The repayment of any other loans or advances, with interest thereon, hereafter made to Trustor (or any successor in interest to Trustor as the owner of the Mortgaged Property or any part thereof) by Beneficiary when the promissory note evidencing the loan or advance specifically states that said note is secured by this Deed of Trust, together with all extensions, renewals, modifications, amendments and replacements thereof (herein "Future Advance").

ARTICLE I
COVENANTS OF TRUSTOR

To protect the security of this Deed of Trust, Trustor covenants and agrees as follows:

1.01  Performance of Obligations Secured.

Trustor shall promptly pay when due the principal of and interest on the indebtedness evidenced by the Note, the principal of and interest on any Future Advances, and any prepayment, late charges and loan fees provided for in the Note or in any note evidencing a Future Advance or provided for herein, and shall further perform fully and in a timely manner all other obligations of Trustor contained herein or in the Note or in any note evidencing a Future Advance or in any of the Related Agreements.  All sums payable by Trustor hereunder shall be paid without demand, counterclaim, offset, deduction or defense and Trustor waives all rights now or hereinafter conferred by statute or otherwise to any such demand, counterclaim, offset, deduction or defense.

1.02  Insurance.

Trustor shall keep the Mortgaged Property insured with an all-risk policy insuring against loss or damage by fire and earthquake with extended coverage and against any other risks or hazards which, in the opinion of Beneficiary, should be insured against, in an amount not less than 100% of the full insurable value thereof on a replacement cost basis, with an inflation guard endorsement, with a company or companies and in such form and with such endorsements as may be approved or required by Beneficiary, including, if applicable, boiler explosion coverage and sprinkler leakage coverage.  All losses under said insurance, and any other insurance obtained by Trustor with respect to the Mortgaged Property whether or not required by Beneficiary, shall be payable to Beneficiary and shall be applied in the manner provided in Section 1.03 hereof.  Trustor shall also carry comprehensive general public liability insurance and twelve (12) months' rent loss insurance in such form and amounts and with such companies as are satisfactory to Beneficiary.  Trustor shall also carry insurance against flood if required by the Federal Flood Disaster Protection Act of 1973 and regulations issued thereunder.  All hazard, flood and rent loss insurance policies shall be endorsed with a standard noncontributory mortgagee clause in favor of and in form acceptable to Beneficiary, and may be canceled or modified only upon not less than thirty (30) days' prior written notice to Beneficiary.  All of the above-mentioned insurance policies or certificates of such insurance satisfactory to Beneficiary, together with receipts for the payment of premiums thereon, shall be delivered to and held by Beneficiary, which delivery shall constitute assignment to Beneficiary of all return premiums to be held as additional security hereunder.  All renewal and replacement policies shall be delivered to Beneficiary at least thirty (30) days before the expiration of the expiring policies.  Beneficiary shall not by the fact of approving, disapproving, accepting, preventing, obtaining or failing to obtain any insurance, incur any liability for or with respect to the amount of insurance carried, the form or legal sufficiency of insurance contracts, solvency of insurance companies, or payment or defense of lawsuits, and Trustor hereby expressly assumes full responsibility therefor and all liability, if any, with respect thereto.

1.03  Condemnation and Insurance Proceeds.

(a)  The proceeds of any award or claim for damages, direct or consequential, in connection with any condemnation or other taking of or damage or injury to the Mortgaged Property, or any part thereof, or for conveyance in lieu of condemnation, are hereby assigned to and shall be paid to Beneficiary.  In addition, all causes of action, whether accrued before or after the date of this Deed of Trust, of all types for damages or injury to the Mortgaged Property or any part thereof, or in connection with any transaction financed by funds loaned to Trustor by Beneficiary and secured hereby, or in connection with or affecting the Mortgaged Property or any part thereof, including, without limitation, causes of action arising in tort or contract and causes of action for fraud or concealment of a material fact, are hereby assigned to Beneficiary  as additional security, and the proceeds thereof shall be paid to Beneficiary.  Beneficiary may at its option appear in and prosecute in its own name any action or proceeding to enforce any such cause of action and may make any compromise or settlement thereof.  Trustor, immediately upon obtaining knowledge of any casualty damage to the Mortgaged Property or damage in any other manner in excess of $25,000.00 or knowledge of the institution of any proceedings relating to condemnation or other taking of or damage or injury to the Mortgaged Property or any portion thereof, will immediately notify Beneficiary in writing.  Beneficiary, in its sole discretion, may participate in any such proceedings and may join Trustor in adjusting any loss covered by insurance.

(b)  All compensation, awards, proceeds, damages, claims, insurance recoveries, rights of action and payments which Trustor may receive or to which Trustor may become entitled with respect to the Mortgaged Property in the event of any damage or injury to or a partial condemnation or other partial taking of the Mortgaged Property shall be paid over to Beneficiary and shall be applied first toward reimbursement of all costs and expenses of Beneficiary in connection with recovery of the same, and then shall be applied, as follows:

   (1)  Beneficiary shall consent to the application of such payments to the restoration of the Mortgaged Property so damaged if and only if Trustor fulfills all of the following conditions  (a breach of any one of which shall constitute an Event of Default under this Deed of Trust and shall entitle Beneficiary to exercise all rights and remedies Beneficiary may have in such event):  (a) that no default or Event of Default is then outstanding under this Deed of Trust, the Note, or any Related Agreement; (b) that Trustor is not in default under any of the terms, covenants and conditions of any of the Leases (hereinafter defined); (c) that the Leases shall continue in full force and effect; (d) that Trustor has in force rental continuation and business interruption insurance covering the Mortgaged Property for the longer of twelve (12) months or the time Beneficiary reasonably estimates will be necessary to complete such restoration and rebuilding; (e) Beneficiary is satisfied that during the period from the time of damage or taking until restoration and rebuilding of the Mortgaged Property is completed (the "Gap Period") Trustor's net income from (1) all leases, subleases, licenses and other occupancy agreements affecting the Mortgaged Property (the "Leases") which may continue without abatement of rent during such Gap Period, plus (2) all Leases in effect during the Gap Period without abatement of rent which Trustor may obtain in substitution for any of the same which did not continue during such Gap Period, plus (3) the proceeds of rental continuation and business interruption insurance, is sufficient to satisfy Trustor's obligations under this Deed of Trust as they come due; (f) Beneficiary is satisfied that the insurance or award proceeds shall be sufficient to fully restore and rebuild the Mortgaged Property free and clear of all liens except the lien of this Deed of Trust, or, in the event that such proceeds are in Beneficiary's sole judgment insufficient to restore and rebuild the Mortgaged Property, then Trustor shall deposit promptly with Beneficiary funds which, together with the insurance or award proceeds, shall be sufficient in Beneficiary's sole judgment to restore and rebuild the Mortgaged Property; (g) construction and completion of restoration and rebuilding of the Mortgaged Property shall be completed in accordance with plans and specifications and drawings submitted to and approved by Beneficiary, which plans, specifications and drawings shall not be substantially modified, changed or revised without the Beneficiary's prior written consent; (h) Beneficiary shall also have approved all prime and subcontractors, and the general contract or contracts the Trustor proposes to enter into with respect to the restoration and rebuilding; and (i) any and all monies which are made available for restoration and rebuilding hereunder shall be disbursed through Beneficiary, the Trustee or a title insurance and trust company satisfactory to Beneficiary, in accord with standard construction lending practice, including, if requested by Beneficiary, monthly lien waivers and title insurance datedowns, and the provision of payment and performance bonds by Trustor, or in any other manner approved by Beneficiary in Beneficiary's sole discretion; or

   (2)  If less than all of conditions  (a) through (i) in subsection (1) above are satisfied, then such payments shall be applied in the sole and absolute discretion of Beneficiary  (a) to the payment or prepayment with any applicable prepayment premium of any indebtedness secured hereby in such order as Beneficiary may determine, or (b) to the reimbursement of Trustor's expenses incurred in the rebuilding and restoration of the Mortgaged Property.  In the event Beneficiary elects under this subsection (2) to make any monies available to restore the Mortgaged Property, then all of conditions  (a) through (i) in subsection (1) above shall apply, except such conditions which Beneficiary, in its sole discretion, may waive.

(c)  If any material part of the Mortgaged Property is damaged or destroyed and the loss is not adequately covered by insurance proceeds collected or in the process of collection, Trustor shall deposit, within ten (10) days of the Beneficiary's request therefor, the amount of the loss not so covered.

(d)  All compensation, awards, proceeds, damages, claims, insurance recoveries, rights of action and payments which Trustor may receive or to which Trustor may become entitled with respect to the Mortgaged Property in the event of a total condemnation or other total taking of the Mortgaged Property shall be paid over to Beneficiary and shall be applied first toward reimbursement of all costs and expenses of Beneficiary in connection with recovery of the same, and then shall be applied to the payment or prepayment with any applicable prepayment premium of any indebtedness secured hereby in such order as Beneficiary may determine, until the indebtedness secured hereby has been paid and satisfied in full.  Any surplus remaining after payment and satisfaction of the indebtedness secured hereby shall be paid to Trustor as its interest may then appear.

(e)  Any application of such amounts or any portion thereof to any indebtedness secured hereby shall not be construed to cure or waive any default or notice of default hereunder or invalidate any act done pursuant to any such default or notice.

(f)  If any part of any automobile parking areas included within the Mortgaged Property is taken by condemnation or before such areas are otherwise reduced, Trustor shall provide parking facilities in kind, size and location to comply with all Leases, and before making any contract for such substitute parking facilities, Trustor shall furnish to Beneficiary satisfactory assurance of completion thereof, free of liens and in conformity with all governmental zoning, land use and environmental regulations.

1.04  Taxes, Liens and Other Items.

Trustor shall pay at least ten days before delinquency, all taxes, bonds, assessments, special assessments, common area charges, fees, liens, charges, fines, penalties, impositions and any and all other items which are attributable to or affect the Mortgaged Property and which may attain a priority over this Deed of Trust by making payment prior to delinquency directly to the payee thereof, unless Trustor shall be required to make payment to Beneficiary on account of such items pursuant to Section 1.05 hereof.  Prior to the delinquency of any such taxes or other items, Trustor shall furnish Beneficiary with receipts indicating such taxes and other items have been paid.  Trustor shall promptly discharge any lien which has attained or may attain priority over this Deed of Trust.  In the event of the passage after the date of this Deed of Trust of any law deducting from the value of real property for the purposes of taxation any lien thereon, or changing in any way the laws for the taxation of deeds of trust or debts secured by deeds of trust for state, federal or any other purposes, or the manner of the collection of any such taxes, so as to affect this Deed of Trust, the Beneficiary and holder of the debt which it secures shall have the right to declare the principal sum and the interest due on a date to be specified by not less than thirty (30) days written notice to be given to Trustor by Beneficiary; provided, however, that such election shall be ineffective if Trustor is permitted by law to pay the whole of such tax in addition to all other payments required hereunder and if, prior to such specified date, does pay such taxes and agrees to pay any such tax when hereafter levied or assessed against the Mortgaged Property, and such agreement shall constitute a modification of this Deed of Trust.

1.05  Funds for Taxes and Insurance.

If an Event of Default has occurred under this Deed of Trust or under any of the Related Agreements, regardless of whether the same has been cured, then thereafter at any time Beneficiary may, at its option to be exercised upon thirty (30) days' written notice to Trustor, require the deposit with Beneficiary or its designee by Trustor, at the time of each payment of an installment of interest or principal under the Note, of an additional amount sufficient to discharge the obligations of Trustor under Sections 1.02 and 1.04 hereof as and when they become due.  The determination of the amount payable and of the fractional part thereof to be deposited with Beneficiary shall be made by Beneficiary in its sole discretion.  These amounts shall be held by Beneficiary or its designee not in trust and not as agent of Trustor and shall not bear interest, and shall be applied to the payment of the obligations in such order or priority as Beneficiary shall determine.  If at any time within thirty (30) days prior to the due date of any of the aforementioned obligations the amounts then on deposit therefor shall be insufficient for the payment of such obligation in full, Trustor shall within ten (10) days after demand deposit the amount of the deficiency with Beneficiary.  If the amounts deposited are in excess of the actual obligations for which they were deposited, Beneficiary may refund any such excess, or, at its option, may hold the same in a reserve account, not in trust and not bearing interest, and reduce proportionately the required monthly deposits for the ensuing year.  Nothing herein contained shall be deemed to affect any right or remedy of Beneficiary under any other provision of this Deed of Trust or under any statute or rule of law to pay any such amount and to add the amount so paid to the indebtedness hereby secured.

All amounts so deposited shall be held by Beneficiary or its designee as additional security for the sums secured by this Deed of Trust and upon the occurrence of an Event of Default hereunder Beneficiary may, in its sole and absolute discretion and without regard to the adequacy of its security hereunder, apply such amounts or any portion thereof to any part of the indebtedness secured hereby.  Any such application of said amounts or any portion thereof to any indebtedness secured hereby shall not be construed to cure or waive any default or notice of default hereunder.

If Beneficiary requires deposits to be made pursuant to this Section 1.05, Trustor shall deliver to Beneficiary all tax bills, bond and assessment statements, statements of insurance premiums, and statements for any other obligations referred to above as soon as such documents are received by Trustor.

If Beneficiary sells or assigns this Deed of Trust, Beneficiary shall have the right to transfer all amounts deposited under this Section 1.05 to the purchaser or assignee, and Beneficiary shall thereupon be released and have no further liability hereunder for the application of such deposits, and Trustor shall look solely to such purchaser or assignee for such application and for all responsibility relating to such deposits.

1.06  Assignment of Rents and Profits.

(a)  All of Trustor's interest in any Leases or other occupancy agreements pertaining to the Mortgaged Property now existing or hereafter entered into, and all of the rents, royalties, issues, profits, revenue, income and other benefits of the Mortgaged Property arising from the use or enjoyment of all or any portion thereof or from any Lease or agreement pertaining to occupancy of any portion of the Mortgaged Property now existing or hereafter entered into whether now due, past due, or to become due, including all prepaid rents and security deposits, and including without limitation all present or future rights of Trustor in and to all operating revenues derived from the operation of the Mortgaged Property (the "Rents and Profits"), are hereby absolutely, presently and unconditionally assigned, transferred and conveyed to Beneficiary to be applied by Beneficiary in payment of the principal and interest and all other sums payable on the Note, and of all other sums payable under this Deed of Trust subject to the rights of residential tenants under California Civil Code Section 1950.5(d).  Prior to the occurrence of any Event of Default (hereinafter defined), Trustor shall have a license to collect and receive all Rents and Profits, which license shall be terminable at the sole option of Beneficiary, without regard to the adequacy of its security hereunder and without notice to or demand upon Trustor, upon the occurrence of any Event of Default.  It is understood and agreed that neither the foregoing assignment of Rents and Profits to Beneficiary nor the exercise by Beneficiary of any of its rights or remedies under Article IV hereof shall be deemed to make Beneficiary a "mortgagee-in-possession" or otherwise responsible or liable in any manner with respect to the Mortgaged Property or the use, occupancy, enjoyment or operation of all or any portion thereof, unless and until Beneficiary, in person or by agent, assumes actual possession thereof.  Nor shall appointment of a receiver for the Mortgaged Property by any court at the request of Beneficiary or by agreement with Trustor, or the entering into possession of the Mortgaged Property or any part thereof by such receiver, be deemed to make Beneficiary a mortgagee-in-possession or otherwise responsible or liable in any manner with respect to the Mortgaged Property or the use, occupancy, enjoyment or operation of all or any portion thereof.  Upon the occurrence of any Event of Default, this shall constitute a direction to and full authority to each lessee under any Lease and each guarantor of any Lease to pay all Rents and Profits to Beneficiary without proof of the default relied upon.  Trustor hereby irrevocably authorizes each lessee and guarantor to rely upon and comply with any notice or demand by Beneficiary for the payment to Beneficiary of any Rents and Profits due or to become due.

(b)  Trustor shall apply the Rents and Profits to the payment of all necessary and reasonable operating costs and expenses of the Mortgaged Property, debt service on the indebtedness secured hereby, and a reasonable reserve for future expenses, repairs and replacements for the Mortgaged Property, before using the Rents and Profits for Trustor's personal use or any other purpose not for the direct benefit of the Mortgaged Property.

(c)  Trustor warrants as to each Lease now covering all or any part of the Mortgaged Property:  (1) that each Lease is in full force and effect; (2) that no default exists on the part of the lessees or Trustor under Leases constituting more than 5%, in the aggregate, of all units in the Mortgaged Property; (3) that no rent has been collected more than one month in advance; (4) that no Lease or any interest therein has been previously assigned or pledged; (5) that no lessee under any Lease has any defense, setoff or counterclaim against Trustor; (6) that all rent due to date under each Lease has been collected and no concession has been granted to any lessee in the form of a waiver, release, reduction, discount or other alteration of rent due or to become due; and (7) that the interest of the lessee under each Lease is as lessee only, with no options to purchase or rights of first refusal.  All the foregoing warranties shall be deemed to be reaffirmed and to continue until performance in full of the obligations under this Deed of Trust.

(d)  Trustor shall at all times perform the obligations of lessor under all such Leases.  Trustor shall not execute any further assignment of any of the Rents and Profits or any interest therein or suffer or permit any such assignment to occur by operation of law.  Trustor shall at any time or from time to time, upon request of Beneficiary, transfer and assign to Beneficiary in such form as may be satisfactory to Beneficiary, Trustor's interest in any Lease, subject to and upon the condition, however, that prior to the occurrence of any Event of Default hereunder Trustor shall have a license to collect and receive all Rents and Profits under such Lease upon accrual, but not prior thereto, as set forth in subsection (a) above.  Whenever requested by Beneficiary, Trustor shall furnish to Beneficiary a certificate of Trustor setting forth the names of all lessees under any Leases, the terms of their respective Leases, the space occupied, the rents payable thereunder, and the dates through which any and all rents have been paid.

(e)  Without the prior written consent of Beneficiary, Trustor shall not (1) accept prepayments of rent exceeding one month under any Leases of any part of the Mortgaged Property; (2) take any action under or with respect to any such Leases which would decrease the monetary obligations of the lessee thereunder or otherwise materially decrease the obligations of the lessee or the rights or remedies of the lessor, including, without limitation, any reduction in rent or granting of an option to renew for a term greater than one year; (3) modify or amend any such Leases or, except where the lessee is in default, cancel or terminate the same or accept a surrender of the leased premises, provided, however, that Trustor may renew, modify or amend Leases in the ordinary course of business so long as such actions do not decrease the monetary obligations of the lessee thereunder, or otherwise decrease the obligations of the lessee or the rights and remedies of the lessor; (4) consent to the assignment or subletting of the whole or any portion of the lessee's interest under any Lease which has a term of more than five years; (5) create or permit any lien or encumbrance which, upon foreclosure, would be superior to any such Leases; or (6) in any other manner impair Beneficiary's rights and interest with respect to the Rents and Profits.

(f)  Each Lease, or any part thereof, shall make provision for the attornment of the lessee thereunder to any person succeeding to the interest of Trustor as the result of any foreclosure or transfer in lieu of foreclosure hereunder, said provision to be in form and substance approved by Beneficiary.  If any Lease provides for the abatement of rent during repair of the demised premises by reason of fire or other casualty, Trustor shall furnish rental insurance to Beneficiary, the policies to be in amount and form and written by such companies as shall be satisfactory to Beneficiary.  Each Lease shall remain in full force and effect despite any merger of the interest of Trustor and any lessee thereunder.

(g)  Beneficiary shall be deemed to be the creditor of each lessee in respect of any assignments for the benefit of creditors and any bankruptcy, arrangement, reorganization, insolvency, dissolution, receivership or other debtor-relief proceedings affecting such lessee (without obligation on the part of Beneficiary, however, to file timely claims in such proceedings or otherwise pursue creditor's rights therein).  Beneficiary shall have the right to assign Trustor's right, title and interest in any Leases to any subsequent holder of this Deed of Trust or any participating interest therein or to any person acquiring title to all or any part of the Mortgaged Property through foreclosure or otherwise.  Any subsequent assignee shall have all the rights and powers herein provided to Beneficiary.  Beneficiary shall have the authority, as Trustor's attorney-in-fact, such authority being coupled with an interest and irrevocable, to sign the name of Trustor and to bind Trustor on all papers and documents relating to the operation, leasing and maintenance of the Mortgaged Property.

1.07  Security Agreement.

(a)  This Deed of Trust is intended to be a security agreement pursuant to the California Uniform Commercial Code for (a) any and all items of personal property specified above as part of the Mortgaged Property which, under applicable law, may be subject to a security interest pursuant to the California Uniform Commercial Code and which are not herein effectively made part of the real property, (b) any and all items of property specified above as part of the Mortgaged Property which, under applicable law, constitute fixtures and may be subject to a security interest under Section 9-313 of the California Uniform Commercial Code; and (c) all rights of Trustor in and to that certain account in the name of Trustor and maintained with Builders Control at PO Box 856, Oakland, California 94604-0856, created pursuant to the Holdback Agreement, and all funds held by Beneficiary on behalf of Trustor in the “Loan in Process Account” created by the Holdback, together with all interest and proceeds thereof; and Trustor hereby grants Beneficiary a security interest in said property, all of which is referred to herein as "Personal Property," and in all additions thereto, substitutions therefor and proceeds thereof, for the purpose of securing all indebtedness and other obligations of Trustor now or hereafter secured by this Deed of Trust, which shall be a paramount and superior lien on all such Personal Property at all times.  Trustor agrees to execute and deliver financing and continuation statements covering the Personal Property from time to time and in such form as Beneficiary may require to perfect and continue the perfection of Beneficiary's lien or security interest with respect to said property.  Trustor shall pay all costs of filing such statements and renewals and releases thereof and shall pay all reasonable costs and expenses of any record searches for financing statements Beneficiary may reasonably require.  Upon the occurrence of any default of Trustor hereunder, Beneficiary shall have the rights and remedies of a secured party under California Uniform Commercial Code, including, Section 9501(4) thereof, as well as all other rights and remedies available at law or in equity, and, at Beneficiary's option, Beneficiary may also invoke the remedies provided in Article IV of this Deed of Trust as to such property.

1.08  Acceleration.

(a)  Trustor acknowledges that in making the loan evidenced by the Note and this Deed of Trust (the "Loan"), Beneficiary has relied upon:  (1) Trustor's credit rating; (2) Trustor's financial stability; and (3) Trustor's experience in owning and operating real property comparable to the Mortgaged Property.  Without limiting the obligations of Trustor or the rights and remedies of Beneficiary, Beneficiary shall have the right, at its option, to declare any indebtedness and obligations under the Note and this Deed of Trust, irrespective of the maturity date specified therein, due and payable in full if:  (1) Trustor or any one or more of the tenants-in-common, joint tenants, or other persons comprising Trustor sells, enters into a contract of sale, conveys, alienates or encumbers the Mortgaged Property or any portion thereof or any fractional undivided interest therein, or suffers Trustor's title or any interest therein to be divested or encumbered, whether voluntarily or involuntarily, or leases with an option to sell, or changes or permits to be changed the character or use of the Mortgaged Property, or drills or extracts or enters into a lease for the drilling for or extracting of oil, gas or other hydrocarbon substances or any mineral of any kind or character on the Mortgaged Property; (2) The interest of any general partner of Trustor (or the interest of any general partner in a partnership that is a partner) is assigned or transferred; (3) More than twenty-five percent (25%) of the corporate stock of Trustor (or of any corporate partner or other corporation comprising Trustor) is sold, transferred or assigned; (4) There is a change in beneficial ownership with respect to more than twenty-five percent (25%) of Trustor (if Trustor is a partnership, limited liability company, trust or other legal entity) or of any partner or tenant-in-common of Trustor which is a partnership, limited liability company, trust or other legal entity; (5) a default has occurred hereunder or under the Note or any Related Agreements and is continuing.  In such case, Beneficiary or other holder of the Note may exercise any and all of the rights and remedies and recourses set forth in Article IV herein, and as granted by law.

(b)  In order to allow Beneficiary to determine whether enforcement of the foregoing provisions is desirable, Trustor agrees to notify Beneficiary promptly in writing of any transaction or event described in Clauses 1.08(a) above.  In addition to other damages and costs resulting from the breach by Trustor of its obligations under this subsection (b), Trustor acknowledges that failure to give such notice may damage Beneficiary in an amount equal to not less than the difference between the interest payable on the indebtedness specified herein, and the interest and loan fees which Beneficiary could obtain on said sum on the date that the event of acceleration occurred and was enforceable by Beneficiary under applicable law.  Trustor shall pay to Beneficiary all damages Beneficiary sustains by reason of the breach of the covenant of notice set forth in this subsection (b) and the amount thereof shall be added to the principal of the Note and shall bear interest and shall be secured by this Deed of Trust.

(c)  Notwithstanding subsection 1.08(a) above, Trustor may from time to time replace items of personal property and fixtures constituting a part of the Mortgaged Property, provided that:  (1) the replacements for such items of personal property or fixtures are of equivalent value and quality; and (2) Trustor has good and clear title to such replacement property free and clear of any and all liens, encumbrances, security interests, ownership interests, claims of title (contingent or otherwise), or charges of any kind, or the rights of any conditional sellers, vendors or any other third parties in or to such replacement property have been expressly subordinated at no cost to Beneficiary to the lien of this Deed of Trust in a manner satisfactory to Beneficiary; and (3) at the option of Beneficiary, Trustor provides at no cost to Beneficiary a satisfactory opinion of counsel to the effect that this Deed of Trust constitutes a valid and subsisting second lien on and security interest in such replacement property and is not subject to being subordinated or the priority thereof affected under any applicable law, including, but not limited, to the provisions of Section 9-313 of the California Uniform Commercial Code.

1.09  Preservation and Maintenance of Mortgaged Property.

Trustor shall keep the Mortgaged Property and every part thereof in good condition and repair, and shall not permit or commit any waste, impairment, or deterioration of the Mortgaged Property, or commit, suffer or permit any act upon or use of the Mortgaged Property in violation of law or applicable order of any governmental authority, whether now existing or hereafter enacted and whether foreseen or unforeseen, or in violation of any covenants, conditions or restrictions affecting the Mortgaged Property, or bring or keep any article upon any of the Mortgaged Property or cause or permit any condition to exist thereon which would be prohibited by or could invalidate any insurance coverage maintained, or required hereunder to be maintained, by Trustor on or with respect to any part of the Mortgaged Property, and Trustor further shall do all other acts which from the character or use of the Mortgaged Property may be reasonably necessary to protect the Mortgaged Property.  Trustor shall underpin and support, when necessary, any building, structure or other improvement situated on the Mortgaged Property and shall not remove or demolish any building on the Mortgaged Property.  Trustor shall complete or restore and repair promptly and in a good workmanlike manner any building, structure or improvement which may be constructed, damaged or destroyed thereon and pay when due all claims for labor performed and materials furnished therefor, whether or not insurance or other proceeds are available to cover in whole or in part the costs of any such completion, restoration or repair; provided, however, that Trustor shall not demolish, remove, expand or extend any building, structure or improvement on the Mortgaged Property, nor construct, restore, add to or alter any such building, structure or improvement, nor consent to or permit any of the foregoing to be done, without in each case obtaining the prior written consent of Beneficiary thereto.

If this Deed of Trust is on a condominium or a cooperative apartment or planned development project, Trustor shall perform all of Trustor's obligations under any applicable declaration of condominium or master deed, or any declaration of covenants, conditions and restrictions pertaining to any such project, or any by-laws or regulations of the project or owners' association or constituent documents.

Trustor shall not drill or extract or enter into any lease for the drilling for or extraction of oil, gas or other hydrocarbon substances or any mineral of any kind or character on or from the Mortgaged Property or any part thereof without first obtaining Beneficiary's written consent.

Unless required by applicable law or unless Beneficiary has otherwise first agreed in writing, Trustor shall not make or allow to be made any changes in the nature of the occupancy or use of the Mortgaged Property or any part thereof for which the Mortgaged Property or such part was intended at the time this Deed of Trust was delivered.

1.10  Financial Statements; Offset Certificates.

(a)  Trustor, without expense to Beneficiary, shall, upon receipt of written request from Beneficiary, furnish to Beneficiary (1) an annual statement of the operation of the Mortgaged Property prepared and certified by Trustor, showing in reasonable detail satisfactory to Beneficiary total rents or other proceeds received and total expenses together with an annual balance sheet and profits and loss statement, within one hundred twenty (120) days after the close of each fiscal year of Trustor, beginning with the fiscal year first ending after the date of delivery of this Deed of Trust, (2) within 30 days after the end of each calendar quarter (March 31, June 30, September 30, December 31) interim statements of the operation of the Mortgaged Property showing in reasonable detail satisfactory to Beneficiary total rents and income received and total expenses, for the previous quarter, certified by Trustor, and (3) copies of Trustor's annual state and federal income tax filing within thirty (30) days of filing.  Trustor shall keep accurate books and records, and allow Beneficiary, its representatives and agents, upon demand, at any time during normal business hours, access to such books and records, including any supporting or related vouchers or papers, shall allow Beneficiary to make extracts or copies of any thereof, and shall furnish to Beneficiary and its agents convenient facilities for the audit of any such statements, books and records.

(b)  Trustor, within three (3) days upon request in person or within five (5) days upon request by mail, shall furnish a written statement duly acknowledged of all amounts due on any indebtedness secured hereby, whether for principal or interest on the Note or otherwise, and stating whether any offsets or defenses exist against the indebtedness secured by this Deed of Trust and covering such other matters with respect to any such indebtedness as Beneficiary may reasonably require.

1.11  Trustee's Costs and Expenses; Governmental Charges.

Trustor shall pay all costs, fees and expenses of Trustee, its agents and counsel in connection with the performance of its duties under this Deed of Trust, including, without limitation, the cost of any trustee's sale guaranty or other title insurance coverage ordered in connection with any sale or foreclosure proceedings hereunder, and shall pay all taxes (except federal and state income taxes) or other governmental charges or impositions imposed by any governmental authority on Trustee or Beneficiary by reason of its interest in the Note, or any note evidencing a Future Advance, or this Deed of Trust.

1.12  Protection of Security; Costs and Expenses.

Trustor agrees that, at any time and from time to time, it will execute and deliver all such further documents and do all such other acts and things as Beneficiary may reasonably request in writing in order to protect the security and priority of the lien created hereby. Trustor further agrees that it will execute such additional documents or amendments to this Deed of Trust, the Note or the Related Agreements as Beneficiary may reasonably request to insure that such documents reflect the party’s agreement with regard to the business terms agreed upon by the parties hereto.  Trustor shall appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of the Beneficiary or Trustee, and shall pay all costs and expenses, including, without limitation, cost of evidence of title and reasonable attorneys' fees, in any such action or proceeding in which Beneficiary or Trustee may appear, and in any suit brought by Beneficiary to foreclose this Deed of Trust or to enforce or establish any other rights or remedies of Beneficiary hereunder.  If Trustor fails to perform any of the covenants or agreements contained in this Deed of Trust, or if any action or proceeding is commenced which affects Beneficiary's interest in the Mortgaged Property or any part thereof, including, but not limited to, eminent domain, code enforcement, or proceedings of any nature whatsoever under any federal or state law, whether now existing or hereafter enacted or amended, relating to bankruptcy, insolvency, arrangement, reorganization or other form of debtor relief, or to a decedent, then Beneficiary or Trustee may, but without obligation to do so and without notice to or demand upon Trustor and without releasing Trustor from any obligation hereunder, make such appearances, commence, defend or appear in any such action or proceeding affecting the Mortgaged Property, pay, contest or compromise any encumbrance, charge or lien which affects the Mortgaged Property, disburse such sums and take such action as Beneficiary or Trustee deems necessary or appropriate to protect Beneficiary's interest, including, but not limited to, disbursement of reasonable attorneys' fees, entry upon the Mortgaged Property to make repairs or take other action to protect the security hereof, and payment, purchase, contest or compromise of any encumbrance, charge or lien which in the judgment of either Beneficiary or Trustee appears to be prior or superior hereto.  Trustor further agrees to pay all reasonable expenses of Beneficiary (including fees and disbursements of counsel) incident to the protection of the rights of Beneficiary hereunder, or to enforcement or collection of payment of the Note or any Future Advances, whether by judicial or nonjudicial proceedings, or in connection with any bankruptcy, insolvency, arrangement, reorganization or other debtor relief proceeding of Trustor, or otherwise.  Any amounts disbursed by Beneficiary or Trustee pursuant to this Section 1.12 shall be additional indebtedness of Trustor secured by this Deed of Trust and each of the Related Agreements as of the date of disbursement and shall bear interest at the rate set forth in the Note.  All such amounts shall be payable by Trustor immediately without demand.  Nothing contained in this Section 1.12 shall be construed to require Beneficiary or Trustee to incur any expense, make any appearance, or take any other action.

1.13  Fixture Filing.

This Deed of Trust constitutes a financing statement filed as a fixture filing in the Official Records of the County Recorder of the county in which the Mortgaged Property is located with respect to any and all fixtures included within the term "Mortgaged Property" as used herein and with respect to any goods or other personal property that may now be or hereafter become such fixtures.

1.14  Notify Lender of Default.

Trustor shall notify Beneficiary in writing within five (5) days of the occurrence of any Event of Default or other event which, upon the giving of notice or the passage of time or both, would constitute an Event of Default.

1.15  Management of Mortgaged Property.

Trustor shall manage the Mortgaged Property through its own personnel or a third party manager approved by Beneficiary, and shall not hire, retain or contract with any other third party for property management services without the prior written approval by Beneficiary of such party and the terms of its contract for management services; provided, however, Beneficiary shall not withhold approval of a new manager if the new manager has a reputation and experience in managing properties similar to the Mortgaged Property which are greater than or equal to the present experience and reputation of the current manager.

1.16  Miscellaneous.

Trustor shall:  (a) make or permit no termination or material amendment of any agreement between Trustor and a third party relating to the Mortgaged Property or the loan secured hereby (including, without limitation, the Leases) (the "Third Party Agreements") without the prior written approval of Beneficiary, except amendments to Leases permitted by Section 1.06 hereof, (b) perform Trustor's obligations under each Third Party Agreement, and (c) comply promptly with all governmental requirements relating to Trustor, the loan secured hereby and the Mortgaged Property.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

To induce the Beneficiary to make the loan secured hereby, Trustor represents and warrants to Beneficiary, in addition to any representations and warranties in the Note or any Related Agreements, that as of the date hereof and throughout the term of the loan secured hereby until the Note is paid in full and all obligations under this Deed of Trust are performed:

2.01  Power and Authority.

Trustor is duly organized and validly existing, qualified to do business and in good standing in the State of California and has full power and due authority to execute, deliver and perform this Deed of Trust, the Note, and any Related Agreements in accordance with their terms.  Such execution, delivery and performance has been duly authorized by all necessary trust action and approved by each required governmental authority or other party.

2.02  No Default or Violations.

No Event of Default (as defined hereafter) or event which, with notice or passage of time or both, would constitute an Event of Default ("Unmatured Event of Default") has occurred and is continuing under this Deed of Trust, the Note, or any of the Related Agreements.  Trustor is not in violation of any governmental requirement (including, without limitation, any applicable securities law) or in default under any agreement to which it is bound, or which affects it or any of its property, and the execution, delivery and performance of this Deed of Trust, the Note, or any of the Related Agreements in accordance with their terms and the use and occupancy of the Mortgaged Property will not violate any governmental requirement (including, without limitation, any applicable usury law), or conflict with, be inconsistent with or result in any default under, any of the provisions of any deed of trust, easement, restriction of record, contract, document, agreement or instrument of any kind to which any of the foregoing is bound or which affects it or any of its property, except as identified in writing and approved by Beneficiary.

2.03  No Limitation or Governmental Controls.

There are no proceedings of any kind pending, or, to the knowledge of Trustor, threatened against or affecting Trustor, the Mortgaged Property (including any attempt or threat by any governmental authority to condemn or rezone all or any portion of the Mortgaged Property), any party constituting Trustor or any general partner in any such party, or involving the validity, enforceability or priority of this Deed of Trust, the Note or any of the Related Agreements or enjoining or preventing or threatening to enjoin or prevent the use and occupancy of the Mortgaged Property or the performance by Beneficiary of its obligations hereunder, and there are no rent controls, governmental moratoria or environment controls presently in existence, or, to the knowledge of Trustor, threatened or affecting the Mortgaged Property, except as identified in writing to, and approved by, Beneficiary.

2.04  Liens.

Title to the Mortgaged Property, or any part thereof, is not subject to any liens, encumbrances or defects of any nature whatsoever, whether or not of record, and whether or not customarily shown on title insurance policies, except as identified in writing and approved by Beneficiary.

2.05  Financial and Operating Statements.

All financial and operating statements submitted to Beneficiary in connection with this loan secured hereby are true and correct in all respects, have been prepared in accordance with generally accepted accounting principles (applied, in the case of any unaudited statement, on a basis consistent with that of the preceding fiscal year) and fairly present the respective financial conditions of the subjects thereof and the results of their operations as of the respective dates shown thereon.  No materially adverse changes have occurred in the financial conditions and operations reflected therein since their respective dates, and no additional borrowings have been made since the date thereof other than the borrowing made under this Deed of Trust and any other borrowing approved in writing by Beneficiary.

2.06  Other Statements to Beneficiary.

Neither this Deed of Trust, the Note, any Related Agreement, nor any document, agreement, report, schedule, notice or other writing furnished to the Beneficiary by or on behalf of any party constituting Trustor, or any general partner of any such party, contains any omission or misleading or untrue statement of any fact material to any of the foregoing.

2.07  Third Party Agreements.

Each Third Party Agreement is unmodified and in full force and effect and free from default on the part of each party thereto, and all conditions required to be (or which by their nature can be) satisfied by any party to date have been satisfied.  Trustor has not done or said or omitted to do or say anything which would give to any obligor on any Third Party Agreement any basis for any claims against Beneficiary or any counterclaim to any claim which might be made by Beneficiary against such obligor on the basis of any Third Party Agreement.

ARTICLE III
EVENTS OF DEFAULT

Each of the following shall constitute an event of default ("Event of Default") hereunder:

3.01  Failure to make any payment of principal or interest on the Note or any Future Advance, when and as the same shall become due and payable, whether at maturity or by acceleration or as part of any prepayment or otherwise, or default in the performance of any of the covenants or agreements of Trustor contained herein, or default in the performance of any of the covenants or agreements of Trustor contained in the Note, or in any note evidencing a Future Advance, or in any of the Related Agreements, after the expiration of the period of time, if any, permitted for cure of such default thereunder.

3.02  The appointment, pursuant to an order of a court of competent jurisdiction, of a trustee, receiver or liquidator of the Mortgaged Property or any part thereof, or of Trustor, or any termination or voluntary suspension of the transaction of business of Trustor, or any attachment, execution or other judicial seizure of all or any substantial portion of Trustor's assets which attachment, execution or seizure is not discharged within thirty (30) days.

3.03  Trustor, any trustee of Trustor, any general partner of Trustor, or any trustee of a general partner of Trustor (each of which shall constitute "Trustor" for purposes of this Section 3.03 and Sections 3.04 and 3.05 below) shall file a voluntary case under any applicable bankruptcy, insolvency, debtor relief, or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of the Trustor or for any part of the Mortgaged Property or any substantial part of Trustor's property, or shall make any general assignment for the benefit of Trustor's creditors, or shall fail generally to pay Trustor's debts as they become due or shall take any action in furtherance of any of the foregoing.

3.04  A court having jurisdiction shall enter a decree or order for relief in respect of the Trustor, in any involuntary case brought under any bankruptcy, insolvency, debtor relief, or similar law now or hereafter in effect, or Trustor shall consent to or shall fail to oppose any such proceeding, or any such court shall enter a decree or order appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Trustor or for any part of the Mortgaged Property or any substantial part of the Trustor's property, or ordering the winding up or liquidation of the affairs of the Trustor, and such decree or order shall not be dismissed within sixty (60) days after the entry thereof.

3.05  Default under the terms of any agreement of guaranty relating to the indebtedness evidenced by the Note or relating to any Future Advance, or the occurrence of any of the events enumerated in Sections 3.02, 3.03 or 3.04 with regard to any guarantor of the Note or any Future Advance, or the revocation, limitation or termination of the obligations of any guarantor of the Note or any Future Advance, except in accordance with the express written terms of the instrument of guaranty.

3.06  The occurrence of any event or transaction described in subsection 1.08(a) above without the prior written consent of Beneficiary.

3.07  Without the prior written consent of Beneficiary in each case, (a) the dissolution or termination of existence of Trustor, voluntarily or involuntarily; (b) the amendment or modification in any respect of Trustor's partnership agreement or its partnership resolutions relating to this transaction; or (c) the distribution of any of the Trustor's capital, except for distribution of the proceeds of the loan secured hereby and cash from operations; as used herein, cash from operations shall mean any cash of the Trustor earned from operation of the Mortgaged Property, but not from a sale or refinancing of the Mortgaged Property or from borrowing, available after paying all ordinary and necessary current expenses of the Trustor, including expenses incurred in the maintenance of the Mortgaged Property, and after establishing reserves to meet current or reasonably expected obligations of the Trustor.

3.08  The imposition of a tax, other than a state or federal income tax, on or payable by Trustee or Beneficiary by reason of its ownership of the Note, or its ownership of any note evidencing a Future Advance, or this Deed of Trust, and Trustor not promptly paying said tax, or it being illegal for Trustor to pay said tax.

3.09  Any representation, warranty, or disclosure made to Beneficiary by Trustor or any guarantor of any indebtedness secured hereby in connection with or as an inducement to the making of the loan evidenced by the Note or in connection with or as an inducement to the making of any Future Advance, or this Deed of Trust (including, without limitation, the representations and warranties contained in Article II of this Deed of Trust), or any of the Related Agreements, proving to be false or misleading in any material respect as of the time the same was made, whether or not any such representation or disclosure appears as part of this Deed of Trust.

3.10  Any other event occurring which, under this Deed of Trust, or under the Note or any note evidencing a Future Advance, or under any of the Related Agreements constitutes a default by Trustor hereunder or thereunder or gives Beneficiary the right to accelerate the maturity of the indebtedness, or any part thereof, secured hereby.

ARTICLE IV
REMEDIES

Upon the occurrence of any Event of Default, Trustee and Beneficiary shall have the following rights and remedies:

4.01  Acceleration.

Beneficiary may declare the entire principal amount of the Note and/or any Future Advances then outstanding (if not then due and payable), and accrued and unpaid interest thereon, and all other sums or payments required thereunder, to be due and payable immediately, and notwithstanding the stated maturity in the Note, or any note evidencing any Future Advance, the principal amount of the Note and/or any Future Advance and the accrued and unpaid interest thereon and all other sums or payments required thereunder shall thereupon become and be immediately due and payable.

4.02  Entry.

Irrespective of whether Beneficiary exercises the option provided in Section 4.01 above, Beneficiary in person or by agent or by court-appointed receiver may enter upon, take possession of, manage and operate the Mortgaged Property or any part thereof and do all things necessary or appropriate in Beneficiary's sole discretion in connection therewith, including, without limitation, making and enforcing, and if the same be subject to modification or cancellation, modifying or canceling Leases upon such terms or conditions as Beneficiary deems proper, obtaining and evicting tenants, and fixing or modifying rents, contracting for and making repairs and alterations, and doing any and all other acts which Beneficiary deems proper to protect the security hereof; and either with or without so taking possession, in its own name or in the name of Trustor, sue for or otherwise collect and receive the Rents and Profits, including those past due and unpaid, and apply the same less costs and expenses of operation and collection, including reasonable attorneys' fees, upon any indebtedness secured hereby, and in such order as Beneficiary may determine.  Upon request of Beneficiary, Trustor shall assemble and make available to Beneficiary at the site of the real property covered hereby any of the Mortgaged Property which has been removed therefrom.  The entering upon and taking possession of the Mortgaged Property, or any part thereof, and the collection of any Rents and Profits and the application thereof as aforesaid shall not cure or waive any default theretofore or thereafter occurring or affect any notice or default hereunder or invalidate any act done pursuant to any such default or notice, and, notwithstanding continuance in possession of the Mortgaged Property or any part thereof by Beneficiary, Trustor or a receiver, and the collection, receipt and application of the Rents and Profits, Beneficiary shall be entitled to exercise every right provided for in this Deed of Trust or by law or in equity upon or after the occurrence of a default, including, without limitation, the right to exercise the power of sale.  Any of the actions referred to in this Section 4.02 may be taken by Beneficiary irrespective of whether any notice of default or election to sell has been given hereunder and without regard to the adequacy of the security for the indebtedness hereby secured.

4.03  Judicial Action.

Beneficiary may bring an action in any court of competent jurisdiction to foreclose this instrument or to enforce any of the covenants and agreements hereof.

4.04  Power of Sale.

Beneficiary may elect to cause the Mortgaged Property or any part thereof to be sold under the power of sale herein granted in any manner permitted by applicable law.  In connection with any sale or sales hereunder, Beneficiary may elect to treat any of the Mortgaged Property which consists of a right in action or which is property that can be severed from the real property covered hereby or any improvements thereon without causing structural damage thereto as if the same were personal property, and dispose of the same in accordance with applicable law, separate and apart from the sale of real property.  Sales hereunder of any personal property only shall be conducted in any manner permitted by the California Uniform Commercial Code.  Where the Mortgaged Property consists of real property and personal property located on or within the real property, Beneficiary may elect in its discretion to dispose of both the real and personal property together in one sale pursuant to real property law as permitted by Section 9-501(4) of the California Uniform Commercial Code.  Should Beneficiary elect to sell the Mortgaged Property, or any part thereof, which is real property or which Beneficiary has elected to treat as real property as provided above, Beneficiary or Trustee shall give such notice of default and election to sell as may then be required by law.  Thereafter, upon the expiration of such time and the giving of such notice of sale as may then be required by law, and without the necessity of any demand on Trustor, Trustee, at the time and place specified in the notice of sale, shall sell said real property or part thereof at public auction to the highest bidder for cash in lawful money of the United States.  Trustee may, and upon request of Beneficiary shall, from time to time, postpone any sale hereunder by public announcement thereof at the time and place noticed therefor.  If the Mortgaged Property consists of several lots, parcels or items of property, Beneficiary may:  (a) designate the order in which such lots, parcels or items shall be offered for sale or sold, or (b) elect to sell such lots, parcels or items through a single sale, or through two or more successive sales, or in any other manner Beneficiary deems in its best interest.  Any person, including Trustor, Trustee or Beneficiary, may purchase at any sale hereunder, and Beneficiary shall have the right to purchase at any sale hereunder by crediting upon the bid price the amount of all or any part of the indebtedness hereby secured.  Should Beneficiary desire that more than one sale or other disposition of the Mortgaged Property be conducted, Beneficiary may, at its option, cause the same to be conducted simultaneously, or successively, on the same day, or at such different days or times and in such order as Beneficiary may deem to be in its best interests, and no such sale shall terminate or otherwise affect the lien of this Deed of Trust on any part of the Mortgaged Property not sold until all indebtedness secured hereby has been fully paid.  In the event Beneficiary elects to dispose of the Mortgaged Property through more than one sale, Trustor agrees to pay the costs and expenses of each such sale and of any judicial proceedings wherein the same may be made, including reasonable compensation to Trustee and Beneficiary, their agents and counsel, and to pay all expenses, liabilities and advances made or incurred by Trustee in connection with such sale or sales, together with interest on all such advances made by Trustee at the lower of the rate set forth in the Note, or the maximum rate permitted by law to be charged by Trustee.  Upon any sale hereunder, Trustee shall execute and deliver to the purchaser or purchasers a deed or deeds conveying the property so sold, but without any covenant or warranty whatsoever, express or implied, whereupon such purchaser or purchasers shall be let into immediate possession; and the recitals in any such deed or deeds of facts, such as default, the giving of notice of default and notice of sale, and other facts affecting the regularity or validity of such sale or disposition, shall be conclusive proof of the truth of such facts and any such deed or deeds shall be conclusive against all persons as to such facts recited therein.

4.05  Environmental Default and Remedies.

In the event that any portion of the Mortgaged Property is determined to be "environmentally impaired" (as "environmentally impaired" is defined in California Code of Civil Procedure Section 726.5(e)(3)) or to be an "affected parcel" (as "affected parcel" is defined in California Code of Civil Procedure Section 726.5(e)(1)), then, without otherwise limiting or in any way affecting Beneficiary's or Trustee's rights and remedies under this Deed of Trust, Beneficiary may elect to exercise its right under California Code of Civil Procedure Section 726.5(a) to (1) waive its lien on such environmentally impaired or affected portion of the Mortgaged Property and (2) exercise (i) the rights and remedies of an unsecured creditor, including reduction of its claim against Trustor to judgment, and (ii) any other rights and remedies permitted by law.  For purposes of determining Beneficiary's right to proceed as an unsecured creditor under California Code of Civil Procedure Section 726.5(a), Trustor shall be deemed to have willfully permitted or acquiesced in a release or threatened release of hazardous materials, within the meaning of California Code of Civil Procedure Section 726.5(d)(1), if the release or threatened release of hazardous materials was knowingly or negligently caused or contributed to by any lessee, occupant or user of any portion of the Mortgaged Property and Trustor knew or should have known of the activity by such lessee, occupant or user which caused or contributed to the release or threatened release.  All costs and expenses, including, but not limited to, attorneys' fees, incurred by Beneficiary in connection with any action commenced under this Section 4.05, including any action required by California Code of Civil Procedure Section 726.5(b) to determine the degree to which the Mortgaged Property is environmentally impaired, plus interest thereon at the rate specified in the Note, shall be added to the indebtedness secured by this Deed of Trust and shall be due and payable to Beneficiary upon its demand made at any time following the conclusion of such action.

4.06  Proceeds of Sale.

The proceeds of any sale made under or by virtue of this Article IV, together with all other sums which then may be held by Trustee or Beneficiary under this Deed of Trust, whether under the provisions of this Article IV or otherwise, shall be applied as follows:

FIRST:  To the payment of costs and expenses of sale and of any judicial proceedings wherein the same may be made, including reasonable compensation to Trustee and Beneficiary, their agents and counsel, and to the payment of all expenses, liabilities and advances made or incurred by Trustee under this Deed of Trust, together with interest on all advances made by Trustee at the lower of the interest rate set forth in the Note or the maximum rate permitted by law to be charged by Trustee.

SECOND:  To the payment of any and all sums expended by Beneficiary under the terms of this Deed of Trust, not then repaid, with accrued interest at the rate set forth in the Note, and all other sums (except advances of principal and interest thereon) required to be paid by Trustor pursuant to any provisions of this Deed of Trust, or the Note, or any note evidencing any Future Advance, or any of the Related Agreements, including but not limited to all expenses, liabilities and advances made or incurred by Beneficiary under this Deed of Trust or in connection with the enforcement thereof, together with interest thereon as herein provided except for any amounts incurred under or as a result of the Environmental Agreement.

THIRD:  To the payment of the entire amount then due, owing or unpaid for principal and interest upon the Note and any notes evidencing any Future Advances, with interest on the unpaid principal at the rate set forth therein from the date of advancement thereof until the same is paid in full.

FOURTH:  To the payment of any and all expenses, liabilities and advances made or incurred by Beneficiary under this Deed of Trust or otherwise in connection with the Environmental Agreement or in connection with the enforcement thereof, together with interest thereon as herein provided.

FIFTH:  The remainder, if any, to the person or persons legally entitled thereto.

4.07  Waiver of Marshaling.

Trustor, for itself and for all persons hereafter claiming through or under it or who may at any time hereafter become holders of liens junior to the lien of this Deed of Trust, hereby expressly waives and releases all rights to direct the order in which any of the Mortgaged Property shall be sold in the event of any sale or sales pursuant hereto and to have any of the Mortgaged Property and/or any other property now or hereafter constituting security for any of the indebtedness secured by this Deed of Trust marshaled upon any foreclosure of this Deed of Trust or of any other security for any of said indebtedness.

4.08  Remedies Cumulative.

No remedy herein conferred upon or reserved to Trustee or Beneficiary is intended to be exclusive of any other remedy herein or by law provided, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute.  No delay or omission of Trustee or Beneficiary to exercise any right or power accruing upon any Event of Default shall impair any right or power or shall be construed to be a waiver of any Event of Default or any acquiescence therein; and every power and remedy given by this Deed of Trust to Trustee or Beneficiary may be exercised from time to time as often as may be deemed expedient by Trustee or Beneficiary.  If there exists additional security for the performance of the obligations secured hereby, the holder of the Note, at its sole option, and without limiting or affecting any of its rights or remedies hereunder, may exercise any of the rights and remedies to which it may be entitled hereunder either concurrently with whatever rights and remedies it may have in connection with such other security or in such order as it may determine.  Any application of any amounts or any portion thereof held by Beneficiary at any time as additional security hereunder, whether pursuant to Section 1.03 or Section 1.05 hereof or otherwise, to any indebtedness secured hereby shall not extend or postpone the due dates of any payments due from Trustor to Beneficiary hereunder or under the Note, any Future Advances or any of the Related Agreements, or change the amounts of any such payments or otherwise be construed to cure or waive any default or notice of default hereunder or invalidate any act done pursuant to any such default or notice.

ARTICLE V
MISCELLANEOUS

5.01  Severability.

In the event any one or more of the provisions contained in this Deed of Trust shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Deed of Trust, but this Deed of Trust shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

5.02  Certain Charges.

Trustor agrees to pay Beneficiary for each statement of Beneficiary as to the obligations secured hereby, furnished at Trustor's request, the maximum fee allowed by law, or if there be no maximum fee, then such reasonable fee as is charged by Beneficiary as of the time said statement is furnished.  Trustor further agrees to pay the charges of Beneficiary for any other service rendered Trustor, or on its behalf, connected with this Deed of Trust or the indebtedness secured hereby, including, without limitation, the delivery to an escrow holder of a request for full or partial reconveyance of this Deed of Trust, transmitting to an escrow holder moneys secured hereby, changing its records pertaining to this Deed of Trust and indebtedness secured hereby to show a new owner of the Mortgaged Property, and replacing an existing policy of insurance held hereunder with another such policy.

5.03  Notices.

All notices expressly provided hereunder to be given by Beneficiary to Trustor and all notices and demands of any kind or nature whatsoever which Trustor may be required or may desire to give to or serve on Beneficiary shall be in writing and shall be served in person or by first class or certified mail.  Any such notice or demand so served by first class or certified mail shall be deposited in the United States mail, with postage thereon fully prepaid and addressed to the party so to be served at its address above stated or at such other address of which said party shall have theretofore notified in writing, as provided above, the party giving such notice.  Service of any such notice or demand so made shall be deemed effective on the day of actual delivery as shown by the addressee's return receipt or the expiration of three business days after the date of mailing, whichever is the earlier in time, except that service of any notice of default or notice of sale provided or required by law shall, if mailed, be deemed effective on the date of mailing.

5.04  Trustor Not Released.

Extension of the time for payment or modification of the terms of payment of any sums secured by this Deed of Trust granted by Beneficiary to any successor in interest of Trustor shall not operate to release, in any manner, the liability of the original Trustor.  Beneficiary shall not be required to commence proceedings against such successor or refuse to extend time for payment or otherwise modify the terms of payment of the sums secured by this Deed of Trust by reason of any demand made by the original Trustor.  Without affecting the liability of any person, including Trustor, for the payment of any indebtedness secured hereby, or the lien of this Deed of Trust on the remainder of the Mortgaged Property for the full amount of any such indebtedness and liability unpaid, Beneficiary and Trustee are respectively empowered as follows:  Beneficiary may from time to time and without notice (a) release any person liable for the payment of any of the indebtedness, (b) extend the time or otherwise alter the terms of payment of any of the indebtedness, (c) accept additional real or personal property of any kind as security therefor, whether evidenced by deeds of trust, mortgages, security agreement or any other instruments of security, or (d) alter, substitute or release any property securing the indebtedness; Trustee may, at any time, and from time to time, upon the written request of Beneficiary, which Beneficiary may withhold in its sole discretion (1) consent to the making of any map or plat of the Mortgaged Property or any part thereof, (2) join in granting any easement or creating any restriction thereon, (3) join in any subordination or other agreement affecting this Deed of Trust or the lien or charge hereof, or (4) reconvey, without any warranty, all or part of the Mortgaged Property.

5.05  Inspection.

Beneficiary may at any reasonable time or times make or cause to be made entry upon and inspection of the Mortgaged Property or any part thereof in person or by agent.

5.06  Reconveyance.

Upon the payment in full of all sums secured by this Deed of Trust, Beneficiary shall request Trustee to reconvey the Mortgaged Property and shall surrender this Deed of Trust and all notes evidencing indebtedness secured by this Deed of Trust to Trustee.  Upon payment of its fees and any other sums owing to it under this Deed of Trust, Trustee shall reconvey the Mortgaged Property without warranty to the person or persons legally entitled thereto.  Trustor shall pay all costs of recordation, if any.  The recitals in such conveyance of any matters of facts shall be conclusive proof of the truthfulness thereof.  The grantee in such reconveyance may be described as "the person or persons legally entitled thereto."  Five years after issuance of such full reconveyance, Trustee may destroy said notes and this Deed of Trust unless otherwise directed by Beneficiary.

5.07  Statute of Limitations.

The pleading of any statute of limitations as a defense to any and all obligations secured by this Deed of Trust is hereby waived to the fullest extent permitted by law.

5.08  Interpretation.

Wherever used in this Deed of Trust, unless the context otherwise indicates a contrary intent, or unless otherwise specifically provided herein, the word "Trustor" shall mean and include both Trustor and any subsequent owner or owners of the Mortgaged Property, and the word "Beneficiary" shall mean and include not only the original Beneficiary hereunder but also any future owner and holder, including pledgees, of the Note secured hereby.  In this Deed of Trust whenever the context so requires, the masculine gender includes the feminine and/or neuter, and the neuter includes the feminine and/or masculine, and the singular number includes the plural and conversely.  In this Deed of Trust, the use of the word "including" shall not be deemed to limit the generality of the term or clause to which it has reference, whether or not non-limiting language (such as "without limitation," or "but not limited to," or words of similar import) is used with reference thereto, but rather shall be deemed to include any word which could reasonably fall within the broadest possible scope of such general statement, term or matter.  The captions and headings of the Articles and Sections of this Deed of Trust are for convenience only and are not to be used to interpret, define or limit the provisions of this Deed of Trust.

5.09  Consent; Delegation to Sub-Agents.

The granting or withholding of consent by Beneficiary to any transaction as required by the terms hereof shall not be deemed a waiver of the right to require consent to future or successive transactions.  Wherever a power of attorney is conferred upon Beneficiary hereunder, it is understood and agreed that such power is conferred with full power of substitution, and Beneficiary may elect in its sole discretion to exercise such power itself or to delegate such power, or any part thereof, to one or more sub-agents.

5.10  Successors and Assigns.

All of the grants, obligations, covenants, agreements, terms, provisions and conditions herein shall run with the land and shall apply to, bind and inure to the benefit of, the heirs, administrators, executors, legal representatives, and warranties contained herein as well as the obligations arising therefrom are and shall be joint and several as to each such party.

5.11  Governing Law.

The loan secured by this Deed of Trust is made pursuant to, and shall be construed and governed by, the laws of the State of California and the rules and regulations promulgated thereunder.

5.12  Substitution of Trustee.

Beneficiary may remove Trustee at any time or from time to time and appoint a successor trustee, and upon such appointment, all powers, rights, duties and authority of Trustee, as aforesaid, shall thereupon become vested in such successor.  Such substitute trustee shall be appointed by written instrument duly recorded in the county or counties where the real property covered hereby is located, which appointment may be executed by any authorized agent of Beneficiary or in any other manner permitted by applicable law.

5.13  No Waiver.

No failure or delay by Beneficiary in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  No waiver, consent or approval of any kind by Beneficiary shall be effective unless contained in writing signed and delivered by Beneficiary.  No notice to or demand on Trustor in any case shall entitle Trustor to any other notice or demand in similar or other circumstances, nor shall such notice or demand constitute a waiver of the rights of Beneficiary to any other or further actions.

5.14  Beneficiary Not Partner of Trustor; Trustor to Indemnify Beneficiary.

The exercise by Beneficiary of any of its rights, privileges or remedies conferred hereunder or under the Note or any other Related Agreements or under applicable law, shall not be deemed to render Beneficiary a partner or a co-venturer with the Trustor or with any other person.  Any and all of such actions will be exercised by Beneficiary solely in furtherance of its role as a secured lender advancing funds for use by the Trustor as provided in this Deed of Trust.  Trustor shall indemnify Beneficiary against any claim by any third party for any injury, damage or liability of any kind arising out of any failure of Trustor to perform its obligations in this transaction, shall notify Beneficiary of any lawsuit based on such claim, and at Beneficiary's election, shall defend Beneficiary therein at Trustor's own expense by counsel satisfactory to Beneficiary or shall pay the Beneficiary's cost and attorneys' fees if Beneficiary chooses to defend itself on any such claim.

5.15  Time of Essence.

Time is declared to be of the essence in this Deed of Trust, the Note and any Related Agreements and of every part hereof and thereof.

5.16  Entire Agreement.

Once the Note, this Deed of Trust, and all of the other Related Agreements, if any, have been executed, all of the foregoing constitutes the entire agreement between the parties hereto and none of the foregoing may be modified or amended in any manner other than by supplemental written agreement executed by the parties hereto; provided, however, that all written and oral representations of Trustor, and of any partner, principal or agent of Trustor, previously made to Beneficiary shall be deemed to have been made to induce Beneficiary to make the loan secured hereby and to enter into the transaction evidenced hereby and by the Note and the Related Agreements, and shall survive the execution hereof and the closing pursuant hereto.  This Deed of Trust cannot be changed or modified except by written agreement signed by both Trustor and Beneficiary.

5.17  No Third Party Benefits.

This Deed of Trust, the Note and the other Related Agreements, if any, are made for the sole benefit of Trustor and Beneficiary and their successors and assigns, and convey no other legal interest to any party under or by reason of any of the foregoing.  Whether or not Beneficiary elects to employ any or all of the rights, powers or remedies available to it under any of the foregoing, Beneficiary shall have no obligation or liability of any kind to any third party by reason of any of the foregoing or any of Beneficiary's actions or omissions pursuant thereto or otherwise in connection with this transaction.

5.18  Junior Deed of Trust.

(a)  Notwithstanding anything herein to the contrary, the parties acknowledge that this Deed of Trust is a second lien on the Mortgaged Property subject to the prior deed of trust in favor of _________________________________ dated ________________, 19___ and recorded on __________________, 19___ in the Official Records of _______________________ County, California (the "Superior Deed of Trust").  It is a covenant hereof that Trustor shall faithfully and fully observe and perform each and every term, covenant and condition of any and all Superior Deed of Trust and of any and all loan agreements, notes, Superior Deed of Trust (the "Superior Financing Documents"), and shall not permit any of such Superior Financing Documents to go into default.  Trustor shall immediately notify Beneficiary of any default or delinquency under any of the Superior Financing Documents, and shall provide Beneficiary with a copy of any notice of default or delinquency received by Trustor pursuant to any of the Superior Financing Documents.  A default or delinquency under any one of the Superior Financing Documents shall automatically and immediately constitute an Event of Default under this Deed of Trust, and in consequence thereof, Beneficiary may avail itself of any remedies it may have for an Event of Default hereunder, including, without limitation, acceleration of the Note.

(b)  Beneficiary is hereby expressly authorized to advance at its option all sums necessary to keep any of the Superior Financing Documents in good standing, and all sums so advanced, together with interest thereon at the default rates (as defined in the Note), shall be repayable on demand to Beneficiary and shall be secured by the lien of this Deed of Trust, as in the case of other advances made by Beneficiary hereunder.

(c)  Trustor agrees that Trustor shall not make any agreement with the holder of any Superior Financing Documents which shall in any way modify, change, alter or extend any of the terms or conditions of any such Superior Financing Documents, nor shall Trustor request or accept any future advances under such Superior Financing Documents without the express written consent of Beneficiary.

REQUEST FOR NOTICES

Trustor hereby requests that a copy of any Notice of Default and Notice of Sale as may be required by law be mailed to Trustor at its address above stated.

IN WITNESS WHEREOF, Trustor has executed this Deed of Trust as of the day and year first hereinabove written.

TRUSTOR:                            _________________________________

_________________________________

EXHIBIT A
DESCRIPTION OF THE PROPERTY

STATE OF CALIFORNIA

COUNTY OF ______________________)

On __________________, 20___ before me, ___________________________, a Notary Public in and for said State, personally appeared  ______________________ ______________________________________________ personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

 ___________________________________
(Signature)

(SEAL)

STATE OF CALIFORNIA

COUNTY OF ___________________________)

On __________________, 20___ before me, ___________________________, a Notary Public in and for said State, personally appeared ______________________ _______________________________________________ personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

___________________________________
(Signature)

 (SEAL)

EXHIBIT 10.4 (b)

RECORDING REQUESTED BY AND
WHEN RECORDED MAIL TO:

Redwood Mortgage Corp.
900 Veterans Blvd., Suite 500
Redwood City, California 94063-1743
Attn:  Michael Burwell

______________________________________________________________________________
LOAN NO.:

DEED OF TRUST, ASSIGNMENT
OF LEASES AND RENTS, SECURITY
AGREEMENT AND FIXTURE FILING

THIS DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this "Deed of Trust") is made as of ______________, 20___, by _______________________________, the owner(s) of the property described below, whose address is ____________________________________, (herein "Trustor"), to PLM LENDER SERVICES, INC., a California corporation, whose address is 46 North Second Street, Campbell, California 95008, (herein "Trustee"), in favor of _________________________________________________, whose address is 900 Veterans Blvd., Suite 500, Redwood City, California 94063-1743 (herein "Beneficiary").

Trustor, in consideration of the indebtedness described by this Deed of Trust, irrevocably grants, conveys, transfers and assigns to Trustee, its successors and assigns, in trust, with power of sale and right of entry and possession, all of Trustor's present and future estate, right, title and interest in and to the following (which shall hereafter be referred to as the “Mortgaged Property”):

(a)  Land.  That certain real property located in the City of ________________, County of _______________, State of California, more particularly described in Exhibit A attached hereto and incorporated herein by this reference (the “Land”);

(b)  Improvements.  All buildings and other improvements now or hereafter located on the Land, including, but not limited to, the Fixtures (as defined below) (collectively, the “Improvements”);

(c)  Fixtures.  All fixtures (goods that are or become so related to the Land or Improvements that an interest in them arises under real estate law) now or hereafter located on, attached to, installed in or used in connection with the Land and Improvements;

(d)  Intellectual Property Rights, Other Personal Property.  All intangible property and rights relating to the Land or the operation thereof, or used in connection therewith, including, without limitation, tradenames and trademarks; all machinery, equipment, building materials, appliances and goods of every nature whatsoever (herein collectively called "equipment" and other "personal property") now or hereafter located in, or on, attached or affixed to, or used or intended to be used in connection with, the Land and the Improvements, including, but without limitation, all heating, lighting, laundry, incinerating, gas, electric and power equipment, engines, pipes, pumps, tanks, motors, conduits, switchboards, plumbing, lifting, cleaning, fire prevention, fire extinguishing, refrigerating, ventilating and communications apparatus, air cooling and air conditioning apparatus, elevators and escalators and related machinery and equipment, pool and pool operation and maintenance equipment and apparatus, shades, awnings, blinds, curtains, drapes, attached floor coverings, including rugs and carpeting, television, radio and music cable antennae and systems, screens, storm doors and windows, stoves, refrigerators, dishwashers and other installed appliances, attached cabinets, partitions, ducts and compressors, furnishings and furniture, and trees, plants and other items of landscaping (except that the foregoing equipment and other personal property covered hereby shall not include machinery, apparatus, equipment, fittings and articles of personal property used in the business of Trustor (commonly referred to as "trade fixtures") whether the same are annexed to said real property or not, unless the same are also used in the operation of any building or other improvement located thereon or unless the same cannot be removed without materially damaging said real property or any such building or other improvement), all of which, including replacements and additions thereto, shall, to the fullest extent permitted by law and for the purposes of this Deed of Trust, be deemed to be part and parcel of, and appropriated to the use of, said real property and, whether affixed or annexed thereto or not, be deemed conclusively to be real property and conveyed by this Deed of Trust, and all proceeds and products of any and all thereof;

(e)  Contracts, Permits, Plans, Easements.  All now or hereafter existing plans and specifications prepared for construction of Improvements on the Land and all studies, data and drawings related thereto, and also all contracts and agreements of Trustor relating to the plans and specifications or to the studies, data and drawings, or to the construction of Improvements on the Land (the “Plans and

Specifications”); all contracts, permits, certificates, plans, studies, data, drawings, licenses, approvals, entitlements and authorizations, however, characterized, issued or in any way furnished for the acquisition, construction, operation and use of the Land or the Improvements, including building permits, environmental certificates, licenses, certificates of operation, warranties and guaranties; all easements, rights and appurtenances thereto or used in connection with the above-described Land or Improvements;

(f)  Interest in Leases.  All existing and future Leases (as defined in Section 1.03 (b) (1) below) relating to the Land and Improvements or any interest in them;

(g)  Proceeds.  All rents, royalties, issues, profits, revenues, income, remittances, payments and other benefits arising or derived from the use or enjoyment of all or any portion of the Land or Improvements, or derived from any Lease, sublease, license, or agreement relating to the use or enjoyment of the Land or Improvements (subject to the rights given below to Trustor to collect and apply such rents, royalties, issues, profits, revenues, income, remittances, payments and other benefits);

(h)  Additional Proceeds.  All Trustor’s other existing or future estates, easements, licenses, interests, rights, titles, homestead or other claims or demands, both in law and in equity in the Mortgaged Property including, without limitation, (1) all damages or awards made to Trustor related to the Mortgaged Property, including without limitation, for the partial or complete taking by eminent domain, or by an proceeding or purchase in lieu of eminent domain, of the Mortgaged Property, and (2) all proceeds of any insurance covering the Mortgaged Property.  Trustor agrees to execute and deliver, from time to time, such further instruments and documents as may be required by Beneficiary to confirm the lien of this Deed of Trust on any of the foregoing.

FOR THE PURPOSE OF SECURING, in such order of priority as Beneficiary may elect:

(a)              The repayment of the indebtedness evidenced by Trustor's promissory note of even date herewith payable to the order of Beneficiary in the original principal sum of _____________________________________________________ ($_____________), with interest thereon, as provided therein, and all prepayment charges, late charges and loan fees required thereunder, and all extensions, renewals, modifications, amendments and replacements thereof (herein "Note");

(b)              The payment of all other sums which may be advanced by or otherwise be due to Trustee or Beneficiary under any provision of this Deed of Trust or under any other instrument or document referred to in subsection (c) below, with interest thereon at the rate provided herein or therein;

(c)              The performance of each and every of the covenants and agreements of Trustor contained in (1) this Deed of Trust and the Note, and in any note evidencing a Future Advance (as hereinafter defined), (2) in the Environmental Agreement and Indemnity executed by Trustor concurrently herewith, and in any and all pledge agreements, supplemental agreements, assignments and all instruments of indebtedness or security now or hereafter executed by Trustor in connection with any indebtedness referred to in subsection (a) above or subsection (d) below or for the purpose of supplementing or amending this Deed of Trust or any instrument secured hereby (all of the foregoing in Clause (2), as the same may be amended, modified or supplemented from time to time, being referred to hereinafter as "Related Agreements"); and

(d)              The repayment of any other loans or advances, with interest thereon, hereafter made to Trustor (or any successor in interest to Trustor as the owner of the Mortgaged Property or any part thereof) by Beneficiary when the promissory note evidencing the loan or advance specifically states that said note is secured by this Deed of Trust, together with all extensions, renewals, modifications, amendments and replacements thereof (herein "Future Advance").

ARTICLE I
COVENANTS OF TRUSTOR

To protect the security of this Deed of Trust, Trustor covenants and agrees as follows:

1.01  Performance of Obligations Secured.

Trustor shall promptly pay when due the principal of and interest on the indebtedness evidenced by the Note, the principal of and interest on any Future Advances, and any prepayment, late charges and loan fees provided for in the Note or in any note evidencing a Future Advance or provided for herein, and shall further perform fully and in a timely manner all other obligations of Trustor contained herein or in the Note or in any note evidencing a Future Advance or in any of the Related Agreements.  All sums payable by Trustor hereunder shall be paid without demand, counterclaim, offset, deduction or defense and Trustor waives all rights now or hereinafter conferred by statute or otherwise to any such demand, counterclaim, offset, deduction or defense.

1.02  Insurance.

Trustor shall keep the Mortgaged Property insured with an all-risk policy insuring against loss or damage by fire and earthquake with extended coverage and against any other risks or hazards which, in the opinion of Beneficiary, should be insured against, in an amount not less than 100% of the full insurable value thereof on a replacement cost basis, with an inflation guard endorsement, with a company or companies and in such form and with such endorsements as may be approved or required by Beneficiary, including, if applicable, boiler explosion coverage and sprinkler leakage coverage.  All losses under said insurance, and any other insurance obtained by Trustor with respect to the Mortgaged Property whether or not required by Beneficiary, shall be payable to Beneficiary and shall be applied in the manner provided in Section 1.03 hereof.  Trustor shall also carry comprehensive general public liability insurance and twelve (12) months' rent loss insurance in such form and amounts and with such companies as are satisfactory to Beneficiary.  Trustor shall also carry insurance against flood if required by the Federal Flood Disaster Protection Act of 1973 and regulations issued thereunder.  All hazard, flood and rent loss insurance policies shall be endorsed with a standard noncontributory mortgagee clause in favor of and in form acceptable to Beneficiary, and may be canceled or modified only upon not less than thirty (30) days' prior written notice to Beneficiary.  All of the above-mentioned insurance policies or certificates of such insurance satisfactory to Beneficiary, together with receipts for the payment of premiums thereon, shall be delivered to and held by Beneficiary, which delivery shall constitute assignment to Beneficiary of all return premiums to be held as additional security hereunder.  All renewal and replacement policies shall be delivered to Beneficiary at least thirty (30) days before the expiration of the expiring policies.  Beneficiary shall not by the fact of approving, disapproving, accepting, preventing, obtaining or failing to obtain any insurance, incur any liability for or with respect to the amount of insurance carried, the form or legal sufficiency of insurance contracts, solvency of insurance companies, or payment or defense of lawsuits, and Trustor hereby expressly assumes full responsibility therefor and all liability, if any, with respect thereto.

1.03  Condemnation and Insurance Proceeds.

(a)  The proceeds of any award or claim for damages, direct or consequential, in connection with any condemnation or other taking of or damage or injury to the Mortgaged Property, or any part thereof, or for conveyance in lieu of condemnation, are hereby assigned to and shall be paid to Beneficiary.  In addition, all causes of action, whether accrued before or after the date of this Deed of Trust, of all types for damages or injury to the Mortgaged Property or any part thereof, or in connection with any transaction financed by funds loaned to Trustor by Beneficiary and secured hereby, or in connection with or affecting the Mortgaged Property or any part thereof, including, without limitation, causes of action arising in tort or contract and causes of action for fraud or concealment of a material fact, are hereby assigned to Beneficiary  as additional security, and the proceeds thereof shall be paid to Beneficiary.  Beneficiary may at its option appear in and prosecute in its own name any action or proceeding to enforce any such cause of action and may make any compromise or settlement thereof.  Trustor, immediately upon obtaining knowledge of any casualty damage to the Mortgaged Property or damage in any other manner in excess of $25,000.00 or knowledge of the institution of any proceedings relating to condemnation or other taking of or damage or injury to the Mortgaged Property or any portion thereof, will immediately notify Beneficiary in writing.  Beneficiary, in its sole discretion, may participate in any such proceedings and may join Trustor in adjusting any loss covered by insurance.

(b)  All compensation, awards, proceeds, damages, claims, insurance recoveries, rights of action and payments which Trustor may receive or to which Trustor may become entitled with respect to the Mortgaged Property in the event of any damage or injury to or a partial condemnation or other partial taking of the Mortgaged Property shall be paid over to Beneficiary and shall be applied first toward reimbursement of all costs and expenses of Beneficiary in connection with recovery of the same, and then shall be applied, as follows:

   (1)  Beneficiary shall consent to the application of such payments to the restoration of the Mortgaged Property so damaged if and only if Trustor fulfills all of the following conditions  (a breach of any one of which shall constitute an Event of Default under this Deed of Trust and shall entitle Beneficiary to exercise all rights and remedies Beneficiary may have in such event):  (a) that no default or Event of Default is then outstanding under this Deed of Trust, the Note, or any Related Agreement; (b) that Trustor is not in default under any of the terms, covenants and conditions of any of the Leases (hereinafter defined); (c) that the Leases shall continue in full force and effect; (d) that Trustor has in force rental continuation and business interruption insurance covering the Mortgaged Property for the longer of twelve (12) months or the time Beneficiary reasonably estimates will be necessary to complete such restoration and rebuilding; (e) Beneficiary is satisfied that during the period from the time of damage or taking until restoration and rebuilding of the Mortgaged Property is completed (the "Gap Period") Trustor's net income from (1) all leases, subleases, licenses and other occupancy agreements affecting the Mortgaged Property (the "Leases") which may continue without abatement of rent during such Gap Period, plus (2) all Leases in effect during the Gap Period without abatement of rent which Trustor may obtain in substitution for any of the same which did not continue during such Gap Period, plus (3) the proceeds of rental continuation and business interruption insurance, is sufficient to satisfy Trustor's obligations under this Deed of Trust as they come due; (f) Beneficiary is satisfied that the insurance or award proceeds shall be sufficient to fully restore and rebuild the Mortgaged Property free and clear of all liens except the lien of this Deed of Trust, or, in the event that such proceeds are in Beneficiary's sole judgment insufficient to restore and rebuild the Mortgaged Property, then Trustor shall deposit promptly with Beneficiary funds which, together with the insurance or award proceeds, shall be sufficient in Beneficiary's sole judgment to restore and rebuild the Mortgaged Property; (g) construction and completion of restoration and rebuilding of the Mortgaged Property shall be completed in accordance with plans and specifications and drawings submitted to and approved by Beneficiary, which plans, specifications and drawings shall not be substantially modified, changed or revised without the Beneficiary's prior written consent; (h) Beneficiary shall also have approved all prime and subcontractors, and the general contract or contracts the Trustor proposes to enter into with respect to the restoration and rebuilding; and (i) any and all monies which are made available for restoration and rebuilding hereunder shall be disbursed through Beneficiary, the Trustee or a title insurance and trust company satisfactory to Beneficiary, in accord with standard construction lending practice, including, if requested by Beneficiary, monthly lien waivers and title insurance datedowns, and the provision of payment and performance bonds by Trustor, or in any other manner approved by Beneficiary in Beneficiary's sole discretion; or

   (2)  If less than all of conditions  (a) through (i) in subsection (1) above are satisfied, then such payments shall be applied in the sole and absolute discretion of Beneficiary  (a) to the payment or prepayment with any applicable prepayment premium of any indebtedness secured hereby in such order as Beneficiary may determine, or (b) to the reimbursement of Trustor's expenses incurred in the rebuilding and restoration of the Mortgaged Property.  In the event Beneficiary elects under this subsection (2) to make any monies available to restore the Mortgaged Property, then all of conditions  (a) through (i) in subsection (1) above shall apply, except such conditions which Beneficiary, in its sole discretion, may waive.

(c)  If any material part of the Mortgaged Property is damaged or destroyed and the loss is not adequately covered by insurance proceeds collected or in the process of collection, Trustor shall deposit, within ten (10) days of the Beneficiary's request therefor, the amount of the loss not so covered.

(d)  All compensation, awards, proceeds, damages, claims, insurance recoveries, rights of action and payments which Trustor may receive or to which Trustor may become entitled with respect to the Mortgaged Property in the event of a total condemnation or other total taking of the Mortgaged Property shall be paid over to Beneficiary and shall be applied first toward reimbursement of all costs and expenses of Beneficiary in connection with recovery of the same, and then shall be applied to the payment or prepayment with any applicable prepayment premium of any indebtedness secured hereby in such order as Beneficiary may determine, until the indebtedness secured hereby has been paid and satisfied in full.  Any surplus remaining after payment and satisfaction of the indebtedness secured hereby shall be paid to Trustor as its interest may then appear.

(e)  Any application of such amounts or any portion thereof to any indebtedness secured hereby shall not be construed to cure or waive any default or notice of default hereunder or invalidate any act done pursuant to any such default or notice.

(f)  If any part of any automobile parking areas included within the Mortgaged Property is taken by condemnation or before such areas are otherwise reduced, Trustor shall provide parking facilities in kind, size and location to comply with all Leases, and before making any contract for such substitute parking facilities, Trustor shall furnish to Beneficiary satisfactory assurance of completion thereof, free of liens and in conformity with all governmental zoning, land use and environmental regulations.

1.04  Taxes, Liens and Other Items.

Trustor shall pay at least ten days before delinquency, all taxes, bonds, assessments, special assessments, common area charges, fees, liens, charges, fines, penalties, impositions and any and all other items which are attributable to or affect the Mortgaged Property and which may attain a priority over this Deed of Trust by making payment prior to delinquency directly to the payee thereof, unless Trustor shall be required to make payment to Beneficiary on account of such items pursuant to Section 1.05 hereof.  Prior to the delinquency of any such taxes or other items, Trustor shall furnish Beneficiary with receipts indicating such taxes and other items have been paid.  Trustor shall promptly discharge any lien which has attained or may attain priority over this Deed of Trust.  In the event of the passage after the date of this Deed of Trust of any law deducting from the value of real property for the purposes of taxation any lien thereon, or changing in any way the laws for the taxation of deeds of trust or debts secured by deeds of trust for state, federal or any other purposes, or the manner of the collection of any such taxes, so as to affect this Deed of Trust, the Beneficiary and holder of the debt which it secures shall have the right to declare the principal sum and the interest due on a date to be specified by not less than thirty (30) days written notice to be given to Trustor by Beneficiary; provided, however, that such election shall be ineffective if Trustor is permitted by law to pay the whole of such tax in addition to all other payments required hereunder and if, prior to such specified date, does pay such taxes and agrees to pay any such tax when hereafter levied or assessed against the Mortgaged Property, and such agreement shall constitute a modification of this Deed of Trust.

1.05  Funds for Taxes and Insurance.

If an Event of Default has occurred under this Deed of Trust or under any of the Related Agreements, regardless of whether the same has been cured, then thereafter at any time Beneficiary may, at its option to be exercised upon thirty (30) days' written notice to Trustor, require the deposit with Beneficiary or its designee by Trustor, at the time of each payment of an installment of interest or principal under the Note, of an additional amount sufficient to discharge the obligations of Trustor under Sections 1.02 and 1.04 hereof as and when they become due.  The determination of the amount payable and of the fractional part thereof to be deposited with Beneficiary shall be made by Beneficiary in its sole discretion.  These amounts shall be held by Beneficiary or its designee not in trust and not as agent of Trustor and shall not bear interest, and shall be applied to the payment of the obligations in such order or priority as Beneficiary shall determine.  If at any time within thirty (30) days prior to the due date of any of the aforementioned obligations the amounts then on deposit therefor shall be insufficient for the payment of such obligation in full, Trustor shall within ten (10) days after demand deposit the amount of the deficiency with Beneficiary.  If the amounts deposited are in excess of the actual obligations for which they were deposited, Beneficiary may refund any such excess, or, at its option, may hold the same in a reserve account, not in trust and not bearing interest, and reduce proportionately the required monthly deposits for the ensuing year.  Nothing herein contained shall be deemed to affect any right or remedy of Beneficiary under any other provision of this Deed of Trust or under any statute or rule of law to pay any such amount and to add the amount so paid to the indebtedness hereby secured.

All amounts so deposited shall be held by Beneficiary or its designee as additional security for the sums secured by this Deed of Trust and upon the occurrence of an Event of Default hereunder Beneficiary may, in its sole and absolute discretion and without regard to the adequacy of its security hereunder, apply such amounts or any portion thereof to any part of the indebtedness secured hereby.  Any such application of said amounts or any portion thereof to any indebtedness secured hereby shall not be construed to cure or waive any default or notice of default hereunder.

If Beneficiary requires deposits to be made pursuant to this Section 1.05, Trustor shall deliver to Beneficiary all tax bills, bond and assessment statements, statements of insurance premiums, and statements for any other obligations referred to above as soon as such documents are received by Trustor.

If Beneficiary sells or assigns this Deed of Trust, Beneficiary shall have the right to transfer all amounts deposited under this Section 1.05 to the purchaser or assignee, and Beneficiary shall thereupon be released and have no further liability hereunder for the application of such deposits, and Trustor shall look solely to such purchaser or assignee for such application and for all responsibility relating to such deposits.

1.06  Assignment of Rents and Profits.

(a)  All of Trustor's interest in any Leases or other occupancy agreements pertaining to the Mortgaged Property now existing or hereafter entered into, and all of the rents, royalties, issues, profits, revenue, income and other benefits of the Mortgaged Property arising from the use or enjoyment of all or any portion thereof or from any Lease or agreement pertaining to occupancy of any portion of the Mortgaged Property now existing or hereafter entered into whether now due, past due, or to become due, including all prepaid rents and security deposits, and including without limitation all present or future rights of Trustor in and to all operating revenues derived from the operation of the Mortgaged Property (the "Rents and Profits"), are hereby absolutely, presently and unconditionally assigned, transferred and conveyed to Beneficiary to be applied by Beneficiary in payment of the principal and interest and all other sums payable on the Note, and of all other sums payable under this Deed of Trust subject to the rights of residential tenants under California Civil Code Section 1950.5(d).  Prior to the occurrence of any Event of Default (hereinafter defined), Trustor shall have a license to collect and receive all Rents and Profits, which license shall be terminable at the sole option of Beneficiary, without regard to the adequacy of its security hereunder and without notice to or demand upon Trustor, upon the occurrence of any Event of Default.  It is understood and agreed that neither the foregoing assignment of Rents and Profits to Beneficiary nor the exercise by Beneficiary of any of its rights or remedies under Article IV hereof shall be deemed to make Beneficiary a "mortgagee-in-possession" or otherwise responsible or liable in any manner with respect to the Mortgaged Property or the use, occupancy, enjoyment or operation of all or any portion thereof, unless and until Beneficiary, in person or by agent, assumes actual possession thereof.  Nor shall appointment of a receiver for the Mortgaged Property by any court at the request of Beneficiary or by agreement with Trustor, or the entering into possession of the Mortgaged Property or any part thereof by such receiver, be deemed to make Beneficiary a mortgagee-in-possession or otherwise responsible or liable in any manner with respect to the Mortgaged Property or the use, occupancy, enjoyment or operation of all or any portion thereof.  Upon the occurrence of any Event of Default, this shall constitute a direction to and full authority to each lessee under any Lease and each guarantor of any Lease to pay all Rents and Profits to Beneficiary without proof of the default relied upon.  Trustor hereby irrevocably authorizes each lessee and guarantor to rely upon and comply with any notice or demand by Beneficiary for the payment to Beneficiary of any Rents and Profits due or to become due.

(b)  Trustor shall apply the Rents and Profits to the payment of all necessary and reasonable operating costs and expenses of the Mortgaged Property, debt service on the indebtedness secured hereby, and a reasonable reserve for future expenses, repairs and replacements for the Mortgaged Property, before using the Rents and Profits for Trustor's personal use or any other purpose not for the direct benefit of the Mortgaged Property.

(c)  Trustor warrants as to each Lease now covering all or any part of the Mortgaged Property:  (1) that each Lease is in full force and effect; (2) that no default exists on the part of the lessees or Trustor under Leases constituting more than 5%, in the aggregate, of all units in the Mortgaged Property; (3) that no rent has been collected more than one month in advance; (4) that no Lease or any interest therein has been previously assigned or pledged; (5) that no lessee under any Lease has any defense, setoff or counterclaim against Trustor; (6) that all rent due to date under each Lease has been collected and no concession has been granted to any lessee in the form of a waiver, release, reduction, discount or other alteration of rent due or to become due; and (7) that the interest of the lessee under each Lease is as lessee only, with no options to purchase or rights of first refusal.  All the foregoing warranties shall be deemed to be reaffirmed and to continue until performance in full of the obligations under this Deed of Trust.

(d)  Trustor shall at all times perform the obligations of lessor under all such Leases.  Trustor shall not execute any further assignment of any of the Rents and Profits or any interest therein or suffer or permit any such assignment to occur by operation of law.  Trustor shall at any time or from time to time, upon request of Beneficiary, transfer and assign to Beneficiary in such form as may be satisfactory to Beneficiary, Trustor's interest in any Lease, subject to and upon the condition, however, that prior to the occurrence of any Event of Default hereunder Trustor shall have a license to collect and receive all Rents and Profits under such Lease upon accrual, but not prior thereto, as set forth in subsection (a) above.  Whenever requested by Beneficiary, Trustor shall furnish to Beneficiary a certificate of Trustor setting forth the names of all lessees under any Leases, the terms of their respective Leases, the space occupied, the rents payable thereunder, and the dates through which any and all rents have been paid.

(e)  Without the prior written consent of Beneficiary, Trustor shall not (1) accept prepayments of rent exceeding one month under any Leases of any part of the Mortgaged Property; (2) take any action under or with respect to any such Leases which would decrease the monetary obligations of the lessee thereunder or otherwise materially decrease the obligations of the lessee or the rights or remedies of the lessor, including, without limitation, any reduction in rent or granting of an option to renew for a term greater than one year; (3) modify or amend any such Leases or, except where the lessee is in default, cancel or terminate the same or accept a surrender of the leased premises, provided, however, that Trustor may renew, modify or amend Leases in the ordinary course of business so long as such actions do not decrease the monetary obligations of the lessee thereunder, or otherwise decrease the obligations of the lessee or the rights and remedies of the lessor; (4) consent to the assignment or subletting of the whole or any portion of the lessee's interest under any Lease which has a term of more than five years; (5) create or permit any lien or encumbrance which, upon foreclosure, would be superior to any such Leases; or (6) in any other manner impair Beneficiary's rights and interest with respect to the Rents and Profits.

(f)  Each Lease, or any part thereof, shall make provision for the attornment of the lessee thereunder to any person succeeding to the interest of Trustor as the result of any foreclosure or transfer in lieu of foreclosure hereunder, said provision to be in form and substance approved by Beneficiary.  If any Lease provides for the abatement of rent during repair of the demised premises by reason of fire or other casualty, Trustor shall furnish rental insurance to Beneficiary, the policies to be in amount and form and written by such companies as shall be satisfactory to Beneficiary.  Each Lease shall remain in full force and effect despite any merger of the interest of Trustor and any lessee thereunder.

(g)  Beneficiary shall be deemed to be the creditor of each lessee in respect of any assignments for the benefit of creditors and any bankruptcy, arrangement, reorganization, insolvency, dissolution, receivership or other debtor-relief proceedings affecting such lessee (without obligation on the part of Beneficiary, however, to file timely claims in such proceedings or otherwise pursue creditor's rights therein).  Beneficiary shall have the right to assign Trustor's right, title and interest in any Leases to any subsequent holder of this Deed of Trust or any participating interest therein or to any person acquiring title to all or any part of the Mortgaged Property through foreclosure or otherwise.  Any subsequent assignee shall have all the rights and powers herein provided to Beneficiary.  Beneficiary shall have the authority, as Trustor's attorney-in-fact, such authority being coupled with an interest and irrevocable, to sign the name of Trustor and to bind Trustor on all papers and documents relating to the operation, leasing and maintenance of the Mortgaged Property.

1.07  Security Agreement.

This Deed of Trust is intended to be a security agreement pursuant to the California Uniform Commercial Code for (a) any and all items of personal property specified above as part of the Mortgaged Property which, under applicable law, may be subject to a security interest pursuant to the California Uniform Commercial Code and which are not herein effectively made part of the real property, and (b) any and all items of property specified above as part of the Mortgaged Property which, under applicable law, constitute fixtures and may be subject to a security interest under Section 9-313 of the California Uniform Commercial Code; and Trustor hereby grants Beneficiary a security interest in said property, all of which is referred to herein as "Personal Property," and in all additions thereto, substitutions therefor and proceeds thereof, for the purpose of securing all indebtedness and other obligations of Trustor now or hereafter secured by this Deed of Trust, which shall be a paramount and superior lien on all such Personal Property at all times.  Trustor agrees to execute and deliver financing and continuation statements covering the Personal Property from time to time and in such form as Beneficiary may require to perfect and continue the perfection of Beneficiary's lien or security interest with respect to said property.  Trustor shall pay all costs of filing such statements and renewals and releases thereof and shall pay all reasonable costs and expenses of any record searches for financing statements Beneficiary may reasonably require.  Upon the occurrence of any default of Trustor hereunder, Beneficiary shall have the rights and remedies of a secured party under California Uniform Commercial Code, including, Section 9501(4) thereof, as well as all other rights and remedies available at law or in equity, and, at Beneficiary's option, Beneficiary may also invoke the remedies provided in Article IV of this Deed of Trust as to such property.

1.08  Acceleration.

(a)  Trustor acknowledges that in making the loan evidenced by the Note and this Deed of Trust (the "Loan"), Beneficiary has relied upon:  (1) Trustor's credit rating; (2) Trustor's financial stability; and (3) Trustor's experience in owning and operating real property comparable to the Mortgaged Property.  Without limiting the obligations of Trustor or the rights and remedies of Beneficiary, Beneficiary shall have the right, at its option, to declare any indebtedness and obligations under the Note and this Deed of Trust, irrespective of the maturity date specified therein, due and payable in full if:  (1) Trustor or any one or more of the tenants-in-common, joint tenants, or other persons comprising Trustor sells, enters into a contract of sale, conveys, alienates or encumbers the Mortgaged Property or any portion thereof or any fractional undivided interest therein, or suffers Trustor's title or any interest therein to be divested or encumbered, whether voluntarily or involuntarily, or leases with an option to sell, or changes or permits to be changed the character or use of the Mortgaged Property, or drills or extracts or enters into a lease for the drilling for or extracting of oil, gas or other hydrocarbon substances or any mineral of any kind or character on the Mortgaged Property; (2) The interest of any general partner of Trustor (or the interest of any general partner in a partnership that is a partner) is assigned or transferred; (3) If Trustor is a corporation or a partnership, more than twenty-five percent (25%) of the corporate stock of Trustor (or of any corporate partner or other corporation comprising Trustor) is sold, transferred or assigned; (4) There is a change in beneficial ownership with respect to more than twenty-five percent (25%) of Trustor (if Trustor is a partnership, limited liability company, trust or other legal entity) or of any partner or tenant-in-common of Trustor which is a partnership, limited liability company, trust or other legal entity; (5) a default has occurred hereunder or under any document executed in connection with this Deed of Trust and is continuing.  In such case, Beneficiary or other holder of the Note may exercise any and all of the rights and remedies and recourses set forth in Article IV herein, and as granted by law.

(b)  In order to allow Beneficiary to determine whether enforcement of the foregoing provisions is desirable, Trustor agrees to notify Beneficiary promptly in writing of any transaction or event described in Clauses 1.08(a) above.  In addition to other damages and costs resulting from the breach by Trustor of its obligations under this subsection (b), Trustor acknowledges that failure to give such notice may damage Beneficiary in an amount equal to not less than the difference between the interest payable on the indebtedness specified herein, and the interest and loan fees which Beneficiary could obtain on said sum on the date that the event of acceleration occurred and was enforceable by Beneficiary under applicable law.  Trustor shall pay to Beneficiary all damages Beneficiary sustains by reason of the breach of the covenant of notice set forth in this subsection (b) and the amount thereof shall be added to the principal of the Note and shall bear interest and shall be secured by this Deed of Trust.

(c)  Notwithstanding subsection 1.08(a) above, Trustor may from time to time replace items of personal property and fixtures constituting a part of the Mortgaged Property, provided that:  (1) the replacements for such items of personal property or fixtures are of equivalent value and quality; and (2) Trustor has good and clear title to such replacement property free and clear of any and all liens, encumbrances, security interests, ownership interests, claims of title (contingent or otherwise), or charges of any kind, or the rights of any conditional sellers, vendors or any other third parties in or to such replacement property have been expressly subordinated at no cost to Beneficiary to the lien of this Deed of Trust in a manner satisfactory to Beneficiary; and (3) at the option of Beneficiary, Trustor provides at no cost to Beneficiary a satisfactory opinion of counsel to the effect that this Deed of Trust constitutes a valid and subsisting second lien on and security interest in such replacement property and is not subject to being subordinated or the priority thereof affected under any applicable law, including, but not limited, to the provisions of Section 9-313 of the California Uniform Commercial Code.

1.09  Preservation and Maintenance of Mortgaged Property.

Trustor shall keep the Mortgaged Property and every part thereof in good condition and repair, and shall not permit or commit any waste, impairment, or deterioration of the Mortgaged Property, or commit, suffer or permit any act upon or use of the Mortgaged Property in violation of law or applicable order of any governmental authority, whether now existing or hereafter enacted and whether foreseen or unforeseen, or in violation of any covenants, conditions or restrictions affecting the Mortgaged Property, or bring or keep any article upon any of the Mortgaged Property or cause or permit any condition to exist thereon which would be prohibited by or could invalidate any insurance coverage maintained, or required hereunder to be maintained, by Trustor on or with respect to any part of the Mortgaged Property, and Trustor further shall do all other acts which from the character or use of the

Mortgaged Property may be reasonably necessary to protect the Mortgaged Property.  Trustor shall underpin and support, when necessary, any building, structure or other improvement situated on the Mortgaged Property and shall not remove or demolish any building on the Mortgaged Property.  Trustor shall complete or restore and repair promptly and in a good workmanlike manner any building, structure or improvement which may be constructed, damaged or destroyed thereon and pay when due all claims for labor performed and materials furnished therefor, whether or not insurance or other proceeds are available to cover in whole or in part the costs of any such completion, restoration or repair; provided, however, that Trustor shall not demolish, remove, expand or extend any building, structure or improvement on the Mortgaged Property, nor construct, restore, add to or alter any such building, structure or improvement, nor consent to or permit any of the foregoing to be done, without in each case obtaining the prior written consent of Beneficiary thereto.

If this Deed of Trust is on a condominium or a cooperative apartment or planned development project, Trustor shall perform all of Trustor's obligations under any applicable declaration of condominium or master deed, or any declaration of covenants, conditions and restrictions pertaining to any such project, or any by-laws or regulations of the project or owners' association or constituent documents.

Trustor shall not drill or extract or enter into any lease for the drilling for or extraction of oil, gas or other hydrocarbon substances or any mineral of any kind or character on or from the Mortgaged Property or any part thereof without first obtaining Beneficiary's written consent.

Unless required by applicable law or unless Beneficiary has otherwise first agreed in writing, Trustor shall not make or allow to be made any changes in the nature of the occupancy or use of the Mortgaged Property or any part thereof for which the Mortgaged Property or such part was intended at the time this Deed of Trust was delivered.

1.10  Financial Statements; Offset Certificates.

(a)  Trustor, without expense to Beneficiary, shall, upon receipt of written request from Beneficiary, furnish to Beneficiary (1) an annual statement of the operation of the Mortgaged Property prepared and certified by Trustor, showing in reasonable detail satisfactory to Beneficiary total rents or other proceeds received and total expenses together with an annual balance sheet and profits and loss statement, within one hundred twenty (120) days after the close of each fiscal year of Trustor, beginning with the fiscal year first ending after the date of delivery of this Deed of Trust, (2) within 30 days after the end of each calendar quarter (March 31, June 30, September 30, December 31) interim statements of the operation of the Mortgaged Property showing in reasonable detail satisfactory to Beneficiary total rents and income received and total expenses, for the previous quarter, certified by Trustor, and (3) copies of Trustor's annual state and federal income tax filing within thirty (30) days of filing.  Trustor shall keep accurate books and records, and allow Beneficiary, its representatives and agents, upon demand, at any time during normal business hours, access to such books and records, including any supporting or related vouchers or papers, shall allow Beneficiary to make extracts or copies of any thereof, and shall furnish to Beneficiary and its agents convenient facilities for the audit of any such statements, books and records.

(b)  Trustor, within three (3) days upon request in person or within five (5) days upon request by mail, shall furnish a written statement duly acknowledged of all amounts due on any indebtedness secured hereby, whether for principal or interest on the Note or otherwise, and stating whether any offsets or defenses exist against the indebtedness secured by this Deed of Trust and covering such other matters with respect to any such indebtedness as Beneficiary may reasonably require.

1.11  Trustee's Costs and Expenses; Governmental Charges.

Trustor shall pay all costs, fees and expenses of Trustee, its agents and counsel in connection with the performance of its duties under this Deed of Trust, including, without limitation, the cost of any trustee's sale guaranty or other title insurance coverage ordered in connection with any sale or foreclosure proceedings hereunder, and shall pay all taxes (except federal and state income taxes) or other governmental charges or impositions imposed by any governmental authority on Trustee or Beneficiary by reason of its interest in the Note, or any note evidencing a Future Advance, or this Deed of Trust.

1.12  Protection of Security; Costs and Expenses.

Trustor agrees that, at any time and from time to time, it will execute and deliver all such further documents and do all such other acts and things as Beneficiary may reasonably request in writing in order to protect the security and priority of the lien created hereby.  Trustor further agrees that it will execute such additional documents or amendments to this Deed of Trust, the Note or the Related Agreements as Beneficiary may reasonably request to insure that such documents reflect the party’s agreement with regard to the business terms agreed upon by the parties hereto.  Trustor shall appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of the Beneficiary or Trustee, and shall pay all costs and expenses, including, without limitation, cost of evidence of title and reasonable attorneys' fees, in any such action or proceeding in which Beneficiary or Trustee may appear, and in any suit brought by Beneficiary to foreclose this Deed of Trust or to enforce or establish any other rights or remedies of Beneficiary hereunder.  If Trustor fails to perform any of the covenants or agreements contained in this Deed of Trust, or if any action or proceeding is commenced which affects Beneficiary's interest in the Mortgaged Property or any part thereof, including, but not limited to, eminent domain, code enforcement, or proceedings of any nature whatsoever under any federal or state law, whether now existing or hereafter enacted or amended, relating to bankruptcy, insolvency, arrangement, reorganization or other form of debtor relief, or to a decedent, then Beneficiary or Trustee may, but without obligation to do so and without notice to or demand upon Trustor and without releasing Trustor from any obligation hereunder, make such appearances, commence, defend or appear in any such action or proceeding affecting the Mortgaged Property, pay, contest or compromise any encumbrance, charge or lien which affects the Mortgaged Property, disburse such sums and take such action as Beneficiary or Trustee deems necessary or appropriate to protect Beneficiary's interest, including, but not limited to, disbursement of reasonable attorneys' fees, entry upon the Mortgaged Property to make repairs or take other action to protect the security hereof, and payment, purchase, contest or compromise of any encumbrance, charge or lien which in the judgment of either Beneficiary or Trustee appears to be prior or superior hereto.  Trustor further agrees to pay all reasonable expenses of Beneficiary (including fees and disbursements of counsel) incident to the protection of the rights of Beneficiary hereunder, or to enforcement or collection of payment of the Note or any Future Advances, whether by judicial or nonjudicial proceedings, or in connection with any bankruptcy, insolvency, arrangement, reorganization or other debtor relief proceeding of Trustor, or otherwise.  Any amounts disbursed by Beneficiary or Trustee pursuant to this Section 1.12 shall be additional indebtedness of Trustor secured by this Deed of Trust and each of the Related Agreements as of the date of disbursement and shall bear interest at the rate set forth in the Note.  All such amounts shall be payable by Trustor immediately without demand.  Nothing contained in this Section 1.12 shall be construed to require Beneficiary or Trustee to incur any expense, make any appearance, or take any other action.

1.13  Fixture Filing.

This Deed of Trust constitutes a financing statement filed as a fixture filing in the Official Records of the County Recorder of the county in which the Mortgaged Property is located with respect to any and all fixtures included within the term "Mortgaged Property" as used herein and with respect to any goods or other personal property that may now be or hereafter become such fixtures.

1.14  Notify Lender of Default.

Trustor shall notify Beneficiary in writing within five (5) days of the occurrence of any Event of Default or other event which, upon the giving of notice or the passage of time or both, would constitute an Event of Default.

1.15  Management of Mortgaged Property.

Trustor shall manage the Mortgaged Property through its own personnel or a third party manager approved by Beneficiary, and shall not hire, retain or contract with any other third party for property management services without the prior written approval by Beneficiary of such party and the terms of its contract for management services; provided, however, Beneficiary shall not withhold approval of a new manager if the new manager has a reputation and experience in managing properties similar to the Mortgaged Property which are greater than or equal to the present experience and reputation of the current manager.

1.16  Miscellaneous.

Trustor shall:  (a) make or permit no termination or material amendment of any agreement between Trustor and a third party relating to the Mortgaged Property or the loan secured hereby (including, without limitation, the Leases) (the "Third Party Agreements") without the prior written approval of Beneficiary, except amendments to Leases permitted by Section 1.06 hereof, (b) perform Trustor's obligations under each Third Party Agreement, and (c) comply promptly with all governmental requirements relating to Trustor, the loan secured hereby and the Mortgaged Property.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

To induce the Beneficiary to make the loan secured hereby, Trustor represents and warrants to Beneficiary, in addition to any representations and warranties in the Note or any Related Agreements, that as of the date hereof and throughout the term of the loan secured hereby until the Note is paid in full and all obligations under this Deed of Trust are performed:

2.01  Power and Authority.

Trustor is duly organized and validly existing, qualified to do business and in good standing in the State of California and has full power and due authority to execute, deliver and perform this Deed of Trust, the Note, and any Related Agreements in accordance with their terms.  Such execution, delivery and performance has been duly authorized by all necessary trust action and approved by each required governmental authority or other party.

2.02  No Default or Violations.

No Event of Default (as defined hereafter) or event which, with notice or passage of time or both, would constitute an Event of Default ("Unmatured Event of Default") has occurred and is continuing under this Deed of Trust, the Note, or any of the Related Agreements.  Trustor is not in violation of any governmental requirement (including, without limitation, any applicable securities law) or in default under any agreement to which it is bound, or which affects it or any of its property, and the execution, delivery and performance of this Deed of Trust, the Note, or any of the Related Agreements in accordance with their terms and the use and occupancy of the Mortgaged Property will not violate any governmental requirement (including, without limitation, any applicable usury law), or conflict with, be inconsistent with or result in any default under, any of the provisions of any deed of trust, easement, restriction of record, contract, document, agreement or instrument of any kind to which any of the foregoing is bound or which affects it or any of its property, except as identified in writing and approved by Beneficiary.

2.03  No Limitation or Governmental Controls.

There are no proceedings of any kind pending, or, to the knowledge of Trustor, threatened against or affecting Trustor, the Mortgaged Property (including any attempt or threat by any governmental authority to condemn or rezone all or any portion of the Mortgaged Property), any party constituting Trustor or any general partner in any such party, or involving the validity, enforceability or priority of this Deed of Trust, the Note or any of the Related Agreements or enjoining or preventing or threatening to enjoin or prevent the use and occupancy of the Mortgaged Property or the performance by Beneficiary of its obligations hereunder, and there are no rent controls, governmental moratoria or environment controls presently in existence, or, to the knowledge of Trustor, threatened or affecting the Mortgaged Property, except as identified in writing to, and approved by, Beneficiary.

2.04  Liens.

Title to the Mortgaged Property, or any part thereof, is not subject to any liens, encumbrances or defects of any nature whatsoever, whether or not of record, and whether or not customarily shown on title insurance policies, except as identified in writing and approved by Beneficiary.

2.05  Financial and Operating Statements.

All financial and operating statements submitted to Beneficiary in connection with this loan secured by this Deed of Trust are true and correct in all respects, have been prepared in accordance with generally accepted accounting principles (applied, in the case of any unaudited statement, on a basis consistent with that of the preceding fiscal year) and fairly present the respective financial conditions of the subjects thereof and the results of their operations as of the respective dates shown thereon.  No materially adverse changes have occurred in the financial conditions and operations reflected therein since their respective dates, and no additional borrowings have been made since the date thereof other than the borrowing made under this Deed of Trust and any other borrowing approved in writing by Beneficiary.

2.06  Other Statements to Beneficiary.

Neither this Deed of Trust, the Note, any Related Agreement, nor any document, agreement, report, schedule, notice or other writing furnished to the Beneficiary by or on behalf of any party constituting Trustor, or any general partner of any such party, contains any omission or misleading or untrue statement of any fact material to any of the foregoing.

2.07  Third Party Agreements.

Each Third Party Agreement is unmodified and in full force and effect and free from default on the part of each party thereto, and all conditions required to be (or which by their nature can be) satisfied by any party to date have been satisfied.  Trustor has not done or said or omitted to do or say anything which would give to any obligor on any Third Party Agreement any basis for any claims against Beneficiary or any counterclaim to any claim which might be made by Beneficiary against such obligor on the basis of any Third Party Agreement.

ARTICLE III
EVENTS OF DEFAULT

Each of the following shall constitute an event of default ("Event of Default") hereunder:

3.01  Failure to make any payment of principal or interest on the Note or any Future Advance, when and as the same shall become due and payable, whether at maturity or by acceleration or as part of any prepayment or otherwise, or default in the performance of any of the covenants or agreements of Trustor contained herein, or default in the performance of any of the covenants or agreements of Trustor contained in the Note, or in any note evidencing a Future Advance, or in any of the Related Agreements, after the expiration of the period of time, if any, permitted for cure of such default thereunder.

3.02  The appointment, pursuant to an order of a court of competent jurisdiction, of a trustee, receiver or liquidator of the Mortgaged Property or any part thereof, or of Trustor, or any termination or voluntary suspension of the transaction of business of Trustor, or any attachment, execution or other judicial seizure of all or any substantial portion of Trustor's assets which attachment, execution or seizure is not discharged within thirty (30) days.

3.03  Trustor, any trustee of Trustor, any general partner of Trustor, or any trustee of a general partner of Trustor (each of which shall constitute "Trustor" for purposes of this Section 3.03 and Sections 3.04 and 3.05 below) shall file a voluntary case under any applicable bankruptcy, insolvency, debtor relief, or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of the Trustor or for any part of the Mortgaged Property or any substantial part of Trustor's property, or shall make any general assignment for the benefit of Trustor's creditors, or shall fail generally to pay Trustor's debts as they become due or shall take any action in furtherance of any of the foregoing.

3.04  A court having jurisdiction shall enter a decree or order for relief in respect of the Trustor, in any involuntary case brought under any bankruptcy, insolvency, debtor relief, or similar law now or hereafter in effect, or Trustor shall consent to or shall fail to oppose any such proceeding, or any such court shall enter a decree or order appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Trustor or for any part of the Mortgaged Property or any substantial part of the Trustor's property, or ordering the winding up or liquidation of the affairs of the Trustor, and such decree or order shall not be dismissed within sixty (60) days after the entry thereof.

3.05  Default under the terms of any agreement of guaranty relating to the indebtedness evidenced by the Note or relating to any Future Advance, or the occurrence of any of the events enumerated in Sections 3.02, 3.03 or 3.04 with regard to any guarantor of the Note or any Future Advance, or the revocation, limitation or termination of the obligations of any guarantor of the Note or any Future Advance, except in accordance with the express written terms of the instrument of guaranty.

3.06  The occurrence of any event or transaction described in subsection 1.08(a) above without the prior written consent of Beneficiary.

3.07  Without the prior written consent of Beneficiary in each case, (a) the dissolution or termination of existence of Trustor, or any party constituting Trustor, voluntarily or involuntarily; (b) the amendment or modification in any respect of Trustor's partnership agreement or its partnership resolutions relating to this transaction; or (c) the distribution of any of the Trustor's capital, or of any party constituting Trustor, except for distribution of the proceeds of the loan secured hereby and cash from operations; as used herein, cash from operations shall mean any cash of the Trustor earned from operation of the Mortgaged Property, but not from a sale or refinancing of the Mortgaged Property or from borrowing, available after paying all ordinary and necessary current expenses of the Trustor, including expenses incurred in the maintenance of the Mortgaged Property, and after establishing reserves to meet current or reasonably expected obligations of the Trustor.

3.08  The imposition of a tax, other than a state or federal income tax, on or payable by Trustee or Beneficiary by reason of its ownership of the Note, or its ownership of any note evidencing a Future Advance, or this Deed of Trust, and Trustor not promptly paying said tax, or it being illegal for Trustor to pay said tax.

3.09  Any representation, warranty, or disclosure made to Beneficiary by Trustor or any guarantor of any indebtedness secured hereby in connection with or as an inducement to the making of the loan evidenced by the Note or in connection with or as an inducement to the making of any Future Advance, or this Deed of Trust (including, without limitation, the representations and warranties contained in Article II of this Deed of Trust), or any of the Related Agreements, proving to be false or misleading in any material respect as of the time the same was made, whether or not any such representation or disclosure appears as part of this Deed of Trust.

3.10  Any other event occurring which, under this Deed of Trust, or under the Note or any note evidencing a Future Advance, or under any of the Related Agreements constitutes a default by Trustor hereunder or thereunder or gives Beneficiary the right to accelerate the maturity of the indebtedness, or any part thereof, secured hereby.

ARTICLE IV
REMEDIES

Upon the occurrence of any Event of Default, Trustee and Beneficiary shall have the following rights and remedies:

4.01  Acceleration.

Beneficiary may declare the entire principal amount of the Note and/or any Future Advances then outstanding (if not then due and payable), and accrued and unpaid interest thereon, and all other sums or payments required thereunder, to be due and payable immediately, and notwithstanding the stated maturity in the Note, or any note evidencing any Future Advance, the principal amount of the Note and/or any Future Advance and the accrued and unpaid interest thereon and all other sums or payments required thereunder shall thereupon become and be immediately due and payable.

4.02  Entry.

Irrespective of whether Beneficiary exercises the option provided in Section 4.01 above, Beneficiary in person or by agent or by court-appointed receiver may enter upon, take possession of, manage and operate the Mortgaged Property or any part thereof and do all things necessary or appropriate in Beneficiary's sole discretion in connection therewith, including, without limitation, making and enforcing, and if the same be subject to modification or cancellation, modifying or canceling Leases upon such terms or conditions as Beneficiary deems proper, obtaining and evicting tenants, and fixing or modifying rents, contracting for and making repairs and alterations, and doing any and all other acts which Beneficiary deems proper to protect the security hereof; and either with or without so taking possession, in its own name or in the name of Trustor, sue for or otherwise collect and receive the Rents and Profits, including those past due and unpaid, and apply the same less costs and expenses of operation and collection, including reasonable attorneys' fees, upon any indebtedness secured hereby, and in such order as Beneficiary may determine.  Upon request of Beneficiary, Trustor shall assemble and make available to Beneficiary at the site of the real property covered hereby any of the Mortgaged Property which has been removed therefrom.  The entering upon and taking possession of the Mortgaged Property, or any part thereof, and the collection of any Rents and Profits and the application thereof as aforesaid shall not cure or waive any default theretofore or thereafter occurring or affect any notice or default hereunder or invalidate any act done pursuant to any such default or notice, and, notwithstanding continuance in possession of the Mortgaged Property or any part thereof by Beneficiary, Trustor or a receiver, and the collection, receipt and application of the Rents and Profits, Beneficiary shall be entitled to exercise every right provided for in this Deed of Trust or by law or in equity upon or after the occurrence of a default, including, without limitation, the right to exercise the power of sale.  Any of the actions referred to in this Section 4.02 may be taken by Beneficiary irrespective of whether any notice of default or election to sell has been given hereunder and without regard to the adequacy of the security for the indebtedness hereby secured.

4.03  Judicial Action.

Beneficiary may bring an action in any court of competent jurisdiction to foreclose this instrument or to enforce any of the covenants and agreements hereof.

4.04  Power of Sale.

Beneficiary may elect to cause the Mortgaged Property or any part thereof to be sold under the power of sale herein granted in any manner permitted by applicable law.  In connection with any sale or sales hereunder, Beneficiary may elect to treat any of the Mortgaged Property which consists of a right in action or which is property that can be severed from the real property covered hereby or any improvements thereon without causing structural damage thereto as if the same were personal property, and dispose of the same in accordance with applicable law, separate and apart from the sale of real property.  Sales hereunder of any personal property only shall be conducted in any manner permitted by the California Uniform Commercial Code.  Where the Mortgaged Property consists of real property and personal property located on or within the real property, Beneficiary may elect in its discretion to dispose of both the real and personal property together in one sale pursuant to real property law as permitted by Section 9-501(4) of the California Uniform Commercial Code.  Should Beneficiary elect to sell the Mortgaged Property, or any part thereof, which is real property or which Beneficiary has elected to treat as real property as provided above, Beneficiary or Trustee shall give such notice of default and election to sell as may then be required by law.  Thereafter, upon the expiration of such time and the giving of such notice of sale as may then be required by law, and without the necessity of any demand on Trustor, Trustee, at the time and place specified in the notice of sale, shall sell said real property or part thereof at public auction to the highest bidder for cash in lawful money of the United States.  Trustee may, and upon request of Beneficiary shall, from time to time, postpone any sale hereunder by public announcement thereof at the time and place noticed therefor.  If the Mortgaged Property consists of several lots, parcels or items of property, Beneficiary may:  (a) designate the order in which such lots, parcels or items shall be offered for sale or sold, or (b) elect to sell such lots, parcels or items through a single sale, or through two or more successive sales, or in any other manner Beneficiary deems in its best interest.  Any person, including Trustor, Trustee or Beneficiary, may purchase at any sale hereunder, and Beneficiary shall have the right to purchase at any sale hereunder by crediting upon the bid price the amount of all or any part of the indebtedness hereby secured.  Should Beneficiary desire that more than one sale or other disposition of the Mortgaged Property be conducted, Beneficiary may, at its option, cause the same to be conducted simultaneously, or successively, on the same day, or at such different days or times and in such order as Beneficiary may deem to be in its best interests, and no such sale shall terminate or otherwise affect the lien of this Deed of Trust on any part of the Mortgaged Property not sold until all indebtedness secured hereby has been fully paid.  In the event Beneficiary elects to dispose of the Mortgaged Property through more than one sale, Trustor agrees to pay the costs and expenses of each such sale and of any judicial proceedings wherein the same may be made, including reasonable compensation to Trustee and Beneficiary, their agents and counsel, and to pay all expenses, liabilities and advances made or incurred by Trustee in connection with such sale or sales, together with interest on all such advances made by Trustee at the lower of the rate set forth in the Note, or the maximum rate permitted by law to be charged by Trustee.  Upon any sale hereunder, Trustee shall execute and deliver to the purchaser or purchasers a deed or deeds conveying the property so sold, but without any covenant or warranty whatsoever, express or implied, whereupon such purchaser or purchasers shall be let into immediate possession; and the recitals in any such deed or deeds of facts, such as default, the giving of notice of default and notice of sale, and other facts affecting the regularity or validity of such sale or disposition, shall be conclusive proof of the truth of such facts and any such deed or deeds shall be conclusive against all persons as to such facts recited therein.

4.05  Environmental Default and Remedies.

In the event that any portion of the Mortgaged Property is determined to be "environmentally impaired" (as "environmentally impaired" is defined in California Code of Civil Procedure Section 726.5(e)(3)) or to be an "affected parcel" (as "affected parcel" is defined in California Code of Civil Procedure Section 726.5(e)(1)), then, without otherwise limiting or in any way affecting Beneficiary's or Trustee's rights and remedies under this Deed of Trust, Beneficiary may elect to exercise its right under California Code of Civil Procedure Section 726.5(a) to (1) waive its lien on such environmentally impaired or affected portion of the Mortgaged Property and (2) exercise (i) the rights and remedies of an unsecured creditor, including reduction of its claim against Trustor to judgment, and (ii) any other rights and remedies permitted by law.  For purposes of determining Beneficiary's right to proceed as an unsecured creditor under California Code of Civil Procedure Section 726.5(a), Trustor shall be deemed to have willfully permitted or acquiesced in a release or threatened release of hazardous materials, within the meaning of California Code of Civil Procedure Section 726.5(d)(1), if the release or threatened release of hazardous materials was knowingly or negligently caused or contributed to by any lessee, occupant or user of any portion of the Mortgaged Property and Trustor knew or should have known of the activity by such lessee, occupant or user which caused or contributed to the release or threatened release.  All costs and expenses, including, but not limited to, attorneys' fees, incurred by Beneficiary in connection with any action commenced under this Section 4.05, including any action required by California Code of Civil Procedure Section 726.5(b) to determine the degree to which the Mortgaged Property is environmentally impaired, plus interest thereon at the rate specified in Paragraph 2(b) of the Note, shall be added to the indebtedness secured by this Deed of Trust and shall be due and payable to Beneficiary upon its demand made at any time following the conclusion of such action.

4.06  Proceeds of Sale.

The proceeds of any sale made under or by virtue of this Article IV, together with all other sums which then may be held by Trustee or Beneficiary under this Deed of Trust, whether under the provisions of this Article IV or otherwise, shall be applied as follows:

FIRST:  To the payment of costs and expenses of sale and of any judicial proceedings wherein the same may be made, including reasonable compensation to Trustee and Beneficiary, their agents and counsel, and to the payment of all expenses, liabilities and advances made or incurred by Trustee under this Deed of Trust, together with interest on all advances made by Trustee at the lower of the interest rate set forth in the Note or the maximum rate permitted by law to be charged by Trustee.

SECOND:  To the payment of any and all sums expended by Beneficiary under the terms of this Deed of Trust, not then repaid, with accrued interest at the rate set forth in the Note, and all other sums (except advances of principal and interest thereon) required to be paid by Trustor pursuant to any provisions of this Deed of Trust, or the Note, or any note evidencing any Future Advance, or any of the Related Agreements, including but not limited to all expenses, liabilities and advances made or incurred by Beneficiary under this Deed of Trust or in connection with the enforcement thereof, together with interest thereon as herein provided except for any amounts incurred under or as a result of the Environmental Agreement.

THIRD:  To the payment of the entire amount then due, owing or unpaid for principal and interest upon the Note and any notes evidencing any Future Advances, with interest on the unpaid principal at the rate set forth therein from the date of advancement thereof until the same is paid in full.

FOURTH:  To the payment of any and all expenses, liabilities and advances made or incurred by Beneficiary under this Deed of Trust or otherwise in connection with the Environmental Agreement or in connection with the enforcement thereof, together with interest thereon as herein provided.

FIFTH:  The remainder, if any, to the person or persons legally entitled thereto.

4.07  Waiver of Marshaling.

Trustor, for itself and for all persons hereafter claiming through or under it or who may at any time hereafter become holders of liens junior to the lien of this Deed of Trust, hereby expressly waives and releases all rights to direct the order in which any of the Mortgaged Property shall be sold in the event of any sale or sales pursuant hereto and to have any of the Mortgaged Property and/or any other property now or hereafter constituting security for any of the indebtedness secured by this Deed of Trust marshaled upon any foreclosure of this Deed of Trust or of any other security for any of said indebtedness.

4.08  Remedies Cumulative.

No remedy herein conferred upon or reserved to Trustee or Beneficiary is intended to be exclusive of any other remedy herein or by law provided, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute.  No delay or omission of Trustee or Beneficiary to exercise any right or power accruing upon any Event of Default shall impair any right or power or shall be construed to be a waiver of any Event of Default or any acquiescence therein; and every power and remedy given by this Deed of Trust to Trustee or Beneficiary may be exercised from time to time as often as may be deemed expedient by Trustee or Beneficiary.  If there exists additional security for the performance of the obligations secured hereby, the holder of the Note, at its sole option, and without limiting or affecting any of its rights or remedies hereunder, may exercise any of the rights and remedies to which it may be entitled hereunder either concurrently with whatever rights and remedies it may have in connection with such other security or in such order as it may determine.  Any application of any amounts or any portion thereof held by Beneficiary at any time as additional security hereunder, whether pursuant to Section 1.03 or Section 1.05 hereof or otherwise, to any indebtedness secured hereby shall not extend or postpone the due dates of any payments due from Trustor to Beneficiary hereunder or under the Note, any Future Advances or any of the Related Agreements, or change the amounts of any such payments or otherwise be construed to cure or waive any default or notice of default hereunder or invalidate any act done pursuant to any such default or notice.

ARTICLE V
MISCELLANEOUS

5.01  Severability.

In the event any one or more of the provisions contained in this Deed of Trust shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Deed of Trust, but this Deed of Trust shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

5.02  Certain Charges.

Trustor agrees to pay Beneficiary for each statement of Beneficiary as to the obligations secured hereby, furnished at Trustor's request, the maximum fee allowed by law, or if there be no maximum fee, then such reasonable fee as is charged by Beneficiary as of the time said statement is furnished.  Trustor further agrees to pay the charges of Beneficiary for any other service rendered Trustor, or on its behalf, connected with this Deed of Trust or the indebtedness secured hereby, including, without limitation, the delivery to an escrow holder of a request for full or partial reconveyance of this Deed of Trust, transmitting to an escrow holder moneys secured hereby, changing its records pertaining to this Deed of Trust and indebtedness secured hereby to show a new owner of the Mortgaged Property, and replacing an existing policy of insurance held hereunder with another such policy.

5.03  Notices.

All notices expressly provided hereunder to be given by Beneficiary to Trustor and all notices and demands of any kind or nature whatsoever which Trustor may be required or may desire to give to or serve on Beneficiary shall be in writing and shall be served in person or by first class or certified mail.  Any such notice or demand so served by first class or certified mail shall be deposited in the United States mail, with postage thereon fully prepaid and addressed to the party so to be served at its address above stated or at such other address of which said party shall have theretofore notified in writing, as provided above, the party giving such notice.  Service of any such notice or demand so made shall be deemed effective on the day of actual delivery as shown by the addressee's return receipt or the expiration of three business days after the date of mailing, whichever is the earlier in time, except that service of any notice of default or notice of sale provided or required by law shall, if mailed, be deemed effective on the date of mailing.

5.04  Trustor Not Released.

Extension of the time for payment or modification of the terms of payment of any sums secured by this Deed of Trust granted by Beneficiary to any successor in interest of Trustor shall not operate to release, in any manner, the liability of the original Trustor.  Beneficiary shall not be required to commence proceedings against such successor or refuse to extend time for payment or otherwise modify the terms of payment of the sums secured by this Deed of Trust by reason of any demand made by the original Trustor.  Without affecting the liability of any person, including Trustor, for the payment of any indebtedness secured hereby, or the lien of this Deed of Trust on the remainder of the Mortgaged Property for the full amount of any such indebtedness and liability unpaid, Beneficiary and Trustee are respectively empowered as follows:  Beneficiary may from time to time and without notice (a) release any person liable for the payment of any of the indebtedness, (b) extend the time or otherwise alter the terms of payment of any of the indebtedness, (c) accept additional real or personal property of any kind as security therefor, whether evidenced by deeds of trust, mortgages, security agreement or any other instruments of security, or (d) alter, substitute or release any property securing the indebtedness; Trustee may, at any time, and from time to time, upon the written request of Beneficiary, which Beneficiary may withhold in its sole discretion (1) consent to the making of any map or plat of the Mortgaged Property or any part thereof, (2) join in granting any easement or creating any restriction thereon, (3) join in any subordination or other agreement affecting this Deed of Trust or the lien or charge hereof, or (4) reconvey, without any warranty, all or part of the Mortgaged Property.

5.05  Inspection.

Beneficiary may at any reasonable time or times make or cause to be made entry upon and inspection of the Mortgaged Property or any part thereof in person or by agent.

5.06  Reconveyance.

Upon the payment in full of all sums secured by this Deed of Trust, Beneficiary shall request Trustee to reconvey the Mortgaged Property and shall surrender this Deed of Trust and all notes evidencing indebtedness secured by this Deed of Trust to Trustee.  Upon payment of its fees and any other sums owing to it under this Deed of Trust, Trustee shall reconvey the Mortgaged Property without warranty to the person or persons legally entitled thereto.  Trustor shall pay all costs of recordation, if any.  The recitals in such conveyance of any matters of facts shall be conclusive proof of the truthfulness thereof.  The grantee in such reconveyance may be described as "the person or persons legally entitled thereto."  Five years after issuance of such full reconveyance, Trustee may destroy said notes and this Deed of Trust unless otherwise directed by Beneficiary.

5.07  Statute of Limitations.

The pleading of any statute of limitations as a defense to any and all obligations secured by this Deed of Trust is hereby waived to the fullest extent permitted by law.

5.08  Interpretation.

Wherever used in this Deed of Trust, unless the context otherwise indicates a contrary intent, or unless otherwise specifically provided herein, the word "Trustor" shall mean and include both Trustor and any subsequent owner or owners of the Mortgaged Property, and the word "Beneficiary" shall mean and include not only the original Beneficiary hereunder but also any future owner and holder, including pledgees, of the Note secured hereby.  In this Deed of Trust whenever the context so requires, the masculine gender includes the feminine and/or neuter, and the neuter includes the feminine and/or masculine, and the singular number includes the plural and conversely.  In this Deed of Trust, the use of the word "including" shall not be deemed to limit the generality of the term or clause to which it has reference, whether or not non-limiting language (such as "without limitation," or "but not limited to," or words of similar import) is used with reference thereto, but rather shall be deemed to include any word which could reasonably fall within the broadest possible scope of such general statement, term or matter.  The captions and headings of the Articles and Sections of this Deed of Trust are for convenience only and are not to be used to interpret, define or limit the provisions of this Deed of Trust.

5.09  Consent; Delegation to Sub-Agents.

The granting or withholding of consent by Beneficiary to any transaction as required by the terms hereof shall not be deemed a waiver of the right to require consent to future or successive transactions.  Wherever a power of attorney is conferred upon Beneficiary hereunder, it is understood and agreed that such power is conferred with full power of substitution, and Beneficiary may elect in its sole discretion to exercise such power itself or to delegate such power, or any part thereof, to one or more sub-agents.

5.10  Successors and Assigns.

All of the grants, obligations, covenants, agreements, terms, provisions and conditions herein shall run with the land and shall apply to, bind and inure to the benefit of, the heirs, administrators, executors, legal representatives, successors and assigns of Trustor and the successors in trust of Trustee and the endorsees, transferees, successors and assigns of Beneficiary.  In the event Trustor is composed of more than one party, the obligations, covenants, agreements, and warranties contained herein as well as the obligations arising therefrom are and shall be joint and several as to each such party.

5.11  Governing Law.

The loan secured by this Deed of Trust is made pursuant to, and shall be construed and governed by, the laws of the State of California and the rules and regulations promulgated thereunder.

5.12  Substitution of Trustee.

Beneficiary may remove Trustee at any time or from time to time and appoint a successor trustee, and upon such appointment, all powers, rights, duties and authority of Trustee, as aforesaid, shall thereupon become vested in such successor.  Such substitute trustee shall be appointed by written instrument duly recorded in the county or counties where the real property covered hereby is located, which appointment may be executed by any authorized agent of Beneficiary or in any other manner permitted by applicable law.

5.13  No Waiver.

No failure or delay by Beneficiary in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  No waiver, consent or approval of any kind by Beneficiary shall be effective unless contained in writing signed and delivered by Beneficiary.  No notice to or demand on Trustor in any case shall entitle Trustor to any other notice or demand in similar or other circumstances, nor shall such notice or demand constitute a waiver of the rights of Beneficiary to any other or further actions.

5.14  Beneficiary Not Partner of Trustor; Trustor to Indemnify Beneficiary.

The exercise by Beneficiary of any of its rights, privileges or remedies conferred hereunder or under the Note or any other Related Agreements or under applicable law, shall not be deemed to render Beneficiary a partner or a co-venturer with the Trustor or with any other person.  Any and all of such actions will be exercised by Beneficiary solely in furtherance of its role as a secured lender advancing funds for use by the Trustor as provided in this Deed of Trust.  Trustor shall indemnify Beneficiary against any claim by any third party for any injury, damage or liability of any kind arising out of any failure of Trustor to perform its obligations in this transaction, shall notify Beneficiary of any lawsuit based on such claim, and at Beneficiary's election, shall defend Beneficiary therein at Trustor's own expense by counsel satisfactory to Beneficiary or shall pay the Beneficiary's cost and attorneys' fees if Beneficiary chooses to defend itself on any such claim.

5.15  Time of Essence.

Time is declared to be of the essence in this Deed of Trust, the Note and any Related Agreements and of every part hereof and thereof.

5.16  Entire Agreement.

Once the Note, this Deed of Trust, and all of the other Related Agreements, if any, have been executed, all of the foregoing constitutes the entire agreement between the parties hereto and none of the foregoing may be modified or amended in any manner other than by supplemental written agreement executed by the parties hereto; provided, however, that all written and oral representations of Trustor, and of any partner, principal or agent of Trustor, previously made to Beneficiary shall be deemed to have been made to induce Beneficiary to make the loan secured hereby and to enter into the transaction evidenced hereby and by the Note and the Related Agreements, and shall survive the execution hereof and the closing pursuant hereto.  This Deed of Trust cannot be changed or modified except by written agreement signed by both Trustor and Beneficiary.

5.17  No Third Party Benefits.

This Deed of Trust, the Note and the other Related Agreements, if any, are made for the sole benefit of Trustor and Beneficiary and their successors and assigns, and convey no other legal interest to any party under or by reason of any of the foregoing.  Whether or not Beneficiary elects to employ any or all of the rights, powers or remedies available to it under any of the foregoing, Beneficiary shall have no obligation or liability of any kind to any third party by reason of any of the foregoing or any of Beneficiary's actions or omissions pursuant thereto or otherwise in connection with this transaction.

5.18  Junior Deed of Trust.

(a)  Notwithstanding anything herein to the contrary, the parties acknowledge that this Deed of Trust is a second lien on the Mortgaged Property subject to the prior deed of trust in favor of ___________________________________________ dated ________________, 20___ and recorded on __________________, 20___ in the Official Records of _______________________ County, California (the "Superior Deed of Trust").  It is a covenant hereof that Trustor shall faithfully and fully observe and perform each and every term, covenant and condition of any and all Superior Deed of Trust and of any and all loan agreements, notes, Superior Deed of Trust (the "Superior Financing Documents"), and shall not permit any of such Superior Financing Documents to go into default.  Trustor shall immediately notify Beneficiary of any default or delinquency under any of the Superior Financing Documents, and shall provide Beneficiary with a copy of any notice of default or delinquency received by Trustor pursuant to any of the Superior Financing Documents.  A default or delinquency under any one of the Superior Financing Documents shall automatically and immediately constitute an Event of Default under this Deed of Trust, and in consequence thereof, Beneficiary may avail itself of any remedies it may have for an Event of Default hereunder, including, without limitation, acceleration of the Note.

(b)  Beneficiary is hereby expressly authorized to advance at its option all sums necessary to keep any of the Superior Financing Documents in good standing, and all sums so advanced, together with interest thereon at the default rates (as defined in the Note), shall be repayable on demand to Beneficiary and shall be secured by the lien of this Deed of Trust, as in the case of other advances made by Beneficiary hereunder.

(c)  Trustor agrees that Trustor shall not make any agreement with the holder of any Superior Financing Documents which shall in any way modify, change, alter or extend any of the terms or conditions of any such Superior Financing Documents, nor shall Trustor request or accept any future advances under such Superior Financing Documents without the express written consent of Beneficiary.

REQUEST FOR NOTICES

Trustor hereby requests that a copy of any Notice of Default and Notice of Sale as may be required by law be mailed to Trustor at its address above stated.

IN WITNESS WHEREOF, Trustor has executed this Deed of Trust as of the day and year first hereinabove written.

TRUSTOR:                            _________________________________

_________________________________

EXHIBIT A
DESCRIPTION OF THE PROPERTY

STATE OF CALIFORNIA

COUNTY OF ______________________)

On __________________, 20___ before me, ___________________________, a Notary Public in and for said State, personally appeared  ______________________ personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

 ___________________________________
(Signature)

(SEAL)

STATE OF CALIFORNIA

COUNTY OF ___________________________)

On __________________, 20___ before me, ___________________________, a Notary Public in and for said State, personally appeared ______________________ _______________________________________________ personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

___________________________________
(Signature)

 (SEAL)_

RECORDING REQUESTED BY

AND WHEN RECORDED, MAIL TO

Name REDWOOD MORTGAGE CORP.
P.O. BOX 5096
Address REDWOOD CITY, CA 94063-0096

Title Order No.	Escrow No.

                                                                                                                                         SPACE ABOVE THIS LINE FOR RECORDER’S USE
Loan No.:

DEED OF TRUST AND ASSIGNMENT OF RENTS

BY THIS DEED OF TRUST, made this	day of	,	20__,	between

, herein called Trustor, whose address is,

and PLM LENDER SERVICES, INC., a California Corporation,	,herein called Trustee, and

,herein called Beneficiary,

Trustor grants, transfers, and assigns to Trustee, in trust, with power of sale, that property in City of
County, California, described as:

Trustor also assigns to Beneficiary all rents, issues and profits of said realty reserving the right to collect and use the same except during continuance of default hereunder and during continuance of such default authorizing Beneficiary to collect and enforce the same by any lawful means in the name of any party hereto.

For the purpose of securing:
(1) Payment of the indebtedness by one promissory note in the principal sum of $
of even date herewith, payable to Beneficiary, and any extensions or renewals thereof;
(2) the payment of any money that may be advanced by the Beneficiary to Trustor, or his successors, with interest thereon, evidenced by additional notes (indicating they are so secured) or by endorsement on the original note, executed by Trustor or his successor;
(3) performance of each agreement of Trustor incorporated by reference or contained herein.

On October 25, 1973, identical fictitious Deeds of Trust were recorded in the offices of the County Recorders of the Counties of the State of California, the first page thereof appearing in the book and at the page of the records of the respective County Recorder as follows:

COUNTY	BOOK	PAGE	COUNTY	BOOK	PAGE	COUNTY	BOOK	PAGE

Alameda	3540	89	Marin	2736	463	Santa Barbara	2486	1244
Alpine	18	753	Mariposa	143	717	Santa Clara	0623	713
Amador	250	243	Mendocino	942	242	Santa Cruz	2358	744
Butte	1870	678	Merced	1940	361	Shasta	1195	293
Calaveras	368	92	Modoc	225	668	Sierra	59	439
Colusa	409	347	Mono	160	215	Siskiyou	697	407
Contra Costa	7077	178	Monterey	877	243	Solano	1860	581
Del Norte	174	526	Napa	922	96	Sonoma	2810	975
El Dorado	1229	594	Nevada	665	303	Stanislaus	2587	332
Fresno	6227	411	Orange	10961	398	Sutter	817	182
Glenn	565	290	Placer	1528	440	Tehema	630	522
Humboldt	1213	31	Plumas	227	443	Trinity	161	393
Imperial	1355	801	Riverside	1973	139405	Tulare	3137	567
Inyo	205	660	Sacramento	731025	59	Tuolumne	396	309
Kern	4809	2351	San Benito	386	94	Ventura	4182	662
Kings	1018	394	San Bernardino	8294	877	Yolo	1081	335
Lake	743	552	San Francisco	B820	585	Yuba	564	163
Lassen	271	367	San Joaquin	3813	6	San Diego	File No.
Los Angeles	T8512	751	San Luis Obispo	1750	491		73-
Madera	1176	234	San Mateo	6491	600		299568

The provisions contained in Section A, including paragraphs 1 through 5, and the provisions contained in Section B, including paragraphs 1 through 9 of said fictitious Deeds of Trust are incorporated herein as fully as though set forth at length and in full herein, except certain amendments to the fictitious Deed of Trust are set forth on an amendment attached hereto and incorporated herein.

The undersigned Trustor requests that a copy of any notice of default and any notice of sale hereunder be mailed to Trustor at the address hereinabove set forth, being the address designed for the purpose of receiving such notice.
The Note securing this Deed of Trust provides as follows:
Borrower’s required repayment in full before scheduled date
A.  In the event of any sale or conveyance of any part of the real property described in the Deed of Trust securing this Note, then the Note Holder may demand payment in full of all amounts that I owe under this Note, as allowed by law.

TRUSTOR:

AMENDMENT TO FICTITIOUS DEED OF TRUST RECORDED IN _________ COUNTY AT BOOK ____, PAGE ___, AND ADDENDUM TO THAT CERTAIN DEED OF TRUST DATED _______________ BETWEEN ________________________, TRUSTOR, PLM LENDER SERVICES, INC., A CALIFORNIA CORPORATION, TRUSTEE, AND _________________________________, BENEFICIARY.

Paragraph 5, Section A, is deleted and instead the following applies:

5)  To pay immediately and without demand all sums so expended by Beneficiary or Trustee, with interest from date of expenditure at the rate provided for in the note securing the within Deed of Trust, and to pay for any statement provided for by law regarding the obligations secured hereby in the amount demanded by Beneficiary, not exceeding the maximum amount permitted by law at the time of the request therefore.

The third paragraph of Paragraph 5, Section B, is deleted and instead the following applies:

After deducting all costs, fees and expenses of Trustee and of this Trust, including cost of evidence of title in connection with sale, Trustee shall apply the proceeds of sale to payment of:  all sums expended under the terms hereof, not then repaid, with accrued interest at the rate provided for in the note securing the within Deed of Trust; all other sums then secured hereby; and the reminder, if any, to the person legally entitled thereto.

The following is added as Paragraph 10, Section B:

10)  Nothing in this instrument shall be interpreted to confer rights or obligations which are prohibited by the California Business and Professions Code and Beneficiary and Trustee waives any right inconsistent herewith.

TRUSTOR:

EXHIBIT 10.6
AGREEMENT TO SEEK A LENDER
(Agency Agreement)

DATE:	Loan No.:

I engage REDWOOD MORTGAGE CORP. (the Broker) to act as my exclusive agent to find a lender or lenders willing to loan money to me in the principal amount of $__________ bearing interest at ______ percent (__%) per annum according to the terms of the Mortgage Loan Disclosure Statement/Good Faith Estimate (the Disclosure Statement) I have executed with Broker, a copy of which is attached to this Agreement, or upon other terms and conditions as I approve.  The loan is to be secured by a Deed of Trust on real property owned entirely or in part by me at ______________.

I agree to pay a brokerage commission, processing charges and fees for arranging the loan in accordance with the Disclosure Statement.

If my loan application is approved by Broker in its sole discretion, Broker shall use its best efforts to obtain a lender or lenders willing to loan the requested funds to me.  The Broker shall have the exclusive right to act as my agent in this regard for a period of sixty (60) days from the date the loan application is approved, except that if this loan application is for a loan which is subject to California Business and Professions Code 10243, then the period of agency shall be forty five (45) days from the date the loan application is approved.

I recognize that in addition to acting as my agent, Broker may also be acting as agent for lenders seeking borrowers such as private parties, institutional lenders or government agencies, including the lender which ultimately lends me money.  I agree that Broker may act as dual agent for me and for any lender to me.  In addition, I recognize that Broker may, if it so chooses, lend me its own funds or funds which it controls.

Broker shall incur no liability to me if it is unable to obtain a lender interested in loaning money to me, and Broker has no obligation to loan me its own funds.

If loan funds are not disbursed because of any information I fail to disclose accurately, for instance the existence and terms of any lien affecting the property which will be security for this loan, or actual title to such property, I understand that Broker has performed its duties and may incur expenses and liabilities to other parties.  Therefore, I agree to pay Broker the commission and all other expenses incurred in arranging the loan as listed in the Disclosure Statement as may be provided by law.

I hereby authorize Broker to deliver to a prospective lender credit information available to Broker, including reports received from Credit Reporting Agencies.

If applicable, Broker shall retain possession of original Note and original Deed of Trust, and forward them in accordance with the instructions of the lender.

I recognize and agree that this agreement may be terminated by Broker at any time before funding of the loan to me.  I further recognize and agree that this agreement shall automatically terminate when the loan funds are disbursed to me and that Broker has no further obligations to me at that time and that Broker may continue to act as agent for lender during the time the loan to me is outstanding.
I agree that all claims or disputes between me and Broker arising out of or relating to the loan, including Broker’s arranging of the loan and my disclosure of information to Broker shall be determined by binding arbitration in accordance with the rules of the American Arbitration Association and that the judgment of the arbitrators may be entered in a court of law.  I UNDERSTAND THAT BY SIGNING THIS AGREEMENT I AM GIVING UP THE RIGHT TO A JURY OR COURT TRIAL AND AGREEING TO HAVE DISPUTES DECIDED BY NEUTRAL ARBITRATORS.
I have read the above Agreement and I do agree.
____________________________________________                                                                                                            ___________________________
Name                                                                                                            (Date)
____________________________________________                                                                                                            ___________________________
Name                                                                                                            (Date)

THE REAL PROPERTY WHICH WILL SECURE THE REQUESTED LOAN IS MY RESIDENCE

Yes ______                            No _______
(BORROWER INITIAL YES OR NO)

EXHIBIT 10.7
FORMATION LOAN
PROMISSORY NOTE

Up to a Maximum of $6,750,000 Effective as of ________, 2005
San Francisco, California

For value received, and in connection with an offering (the “Offering”) of up to $100,000,000 in units of limited partnership in Redwood Mortgage Investors VIII, a California limited partnership (the “Holder”), Redwood Mortgage Corp., a California corporation (the “Borrower”) promises to pay to Holder up to the principal sum of NINE MILLION DOLLARS and No/100ths ($9,000,000), or so much thereof as shall have been advanced by Holder to Borrower (the “Principal Amount”) under this promissory note (this “Note”) on or before the termination date of the Offering (the “Termination Date”).  This Note shall be effective as of ___________, 2005, the effective date of the Offering, and does not supersede, replace, amend or modify any other notes made by the Borrower in favor of the Holder or other obligations of the Borrower to the Holder.  Prior to the Termination Date, and upon Borrower’s written request to Holder, Holder agrees to make advances of up to the Principal Amount (the “Advances”) to Borrower so long as no Event of Default (as defined below) has occurred under this Note.  Holder acknowledges and agrees that all Advances under this Note shall memorialized on a written addendum hereto, as supplemented from time to time, with each Advance memorialized on the addendum being initialed by the Borrower when and as made.  The Principal Amount, or any portion thereof that is advanced under this Note, shall not accrue any interest.

1.  The Principal Amount advanced to Borrower hereunder shall be used by Borrower for the sole and exclusive purpose of paying selling commissions owed by Borrower in connection with the offer and sale of units of limited partnership interests in the Holder, and all amount payable in connection with unsolicited orders for units received by Borrower, all in accordance with Section 10.9 of the Sixth Amended and Restated Limited Partnership Agreement of the Holder, dated __________ (the “Partnership Agreement”).

2.  All payments of the Principal Amount (or such portion thereof that has been advanced to Borrower under this Note) shall be in lawful money of the United States of America and shall be paid to Holder at its principal office located at 900 Veterans Blvd., Suite 500, Redwood City, California 94063.   Prior to the Termination Date, all payments of the Principal Amount owing hereunder shall be paid in annual installments equal to 1/10 of the Principal Amount outstanding as of December 31 of each year, reduced by the amount of any withdrawal penalties received by the Holder in accordance with Section 8.1 of the Partnership Agreement due to the early withdrawal of investors from the Holder.  Each payment of the Principal Amount prior to the Termination Date shall be made on or before December 31 of the following year.  Upon the Termination Date, the Principal Amount outstanding shall be amortized over ten years, with payments being made on or before December 31 of each year in equal annual installments of 1/10 of the Principal Amount outstanding as of the Termination Date, reduced by the amount of any withdrawal penalties received by the Holder in accordance with Section 8.1 of the Partnership Agreement due to the early withdrawal of investors from the Holder.  Each payment of the Principal Amount after the Termination Date shall be made on or before December 31 of the following year.  Any balance owing under this Note shall be due and payable on or before December 31 of the year immediately following the ten year anniversary of the Termination Date (the “Maturity Date”). The Borrower may prepay all or any part of the Principal Amount owing under this Note at any time without any penalty or interest.

3.              The Borrower agrees to pay on demand all reasonable, actual costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses), of the Holder in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Note and all related agreements and the other certificates or documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Note. The obligations of the Borrower under this Section 3 shall survive the termination of this Note and the repayment of the Principal Amount.

4.	This Note shall be unsecured.

5.              The Borrower hereby waives demand, notice, presentment, protest and notice of dishonor.

6.              Any of the following shall constitute an “Event of Default” under this Note, and shall give rise to the remedies provided in Section 7 below:

(a)                    Any failure by the Borrower to pay when due all or any portion of the Principal Amount owing under this Note;

(iv)	Borrower’s use of the Principal Amount for any purpose other than as permitted in Section 1, above.

(c)  If the Borrower (i) admits in writing its inability to pay generally its debts as they mature, or (ii) makes a general assignment for the benefit of creditors, or (iii) is adjudicated a bankrupt or insolvent, or (iv) files a voluntary petition in bankruptcy, or (v) takes advantage, as against its creditors, of any bankruptcy law or statute of the United States of America or any state or subdivision thereof now or hereafter in effect, or (vi) has a petition or proceeding filed against it under any provision of any bankruptcy or insolvency law or statute of the United States of America or any state or subdivision thereof, which petition or proceeding is not dismissed within thirty (30) days after the date of the commencement thereof, (vii) has a receiver, liquidator, trustee, custodian, conservator, sequestrator or other such person appointed by any court to take charge of its affairs or assets or business and such appointment is not vacated or discharged within thirty (30) days thereafter, or (viii) takes any action in furtherance of any of the foregoing.

7.              If any Event of Default shall occur and be continuing, Holder shall, in addition to any and all other available rights and remedies, have the right, at Holder’s option, to: (a) declare the entire unpaid principal balance of this Note and all other sums due by Borrower hereunder, without notice to Borrower, to be immediately due and payable; and (b) pursue any and all available remedies for the collection of such principal to enforce its rights as described herein; and in such case Holder may also recover all costs of suit and other expenses in connection therewith, including reasonable attorney’s fees for collection and the right to equitable relief (including, but not limited to, injunctions) to enforce Holder’s rights as set forth herein (as described herein).

8.              In the event that all or any one or more of Michael R. Burwell, Gymno Corporation, a California corporation or Redwood Mortgage Corp., a California corporation (collectively, the “Initial General Partners”) are removed as general partner(s) of the Holder by the vote of a majority of limited partners of the Holder, and a successor or additional general partner(s) is thereafter designated, and if such successor or additional general partner(s) begins using any other loan brokerage firm for its placement of mortgage loans, the Borrower will be immediately released from an further obligation under the formation loan (except for a proportionate share of the principal installment due at the end of that year, pro rated according to the number of days elapsed).  In addition, if all of the Initial General Partners are removed, no successor general partners are elected, the Holder is liquidated and the Borrower is no longer receiving any payments for services rendered, the amounts owing under this Note shall be forgiven and the Borrower shall be released and held harmless from any further obligation under this Note.

9.              The terms of this Note shall be construed in accordance with the laws of the State of California, as applied to contracts entered into by California residents within the State of California, which contracts are to be performed entirely within the State of California.

10.              Any term of this Note may be amended or waived with the written consent of the Borrower and Holder.  This Note may not be assigned without the prior written consent of the Borrower, which shall not be unreasonably withheld or delayed.

Redwood Mortgage Corp., a California corporation

By:               _____________________________________
Name:               _____________________________________
Title:               _____________________________________

ADVANCES AND PAYMENT OF PRINCIPAL*

Date	Amount of Advance	Amount of Principal Paid or Prepaid	Unpaid Principal Amount	Notation Made By

________________________

*  Continue on separate sheet if necessary

EXHIBIT 10.8

SECOND AMENDED AND RESTATED LOAN AGREEMENT

THIS SECOND AMENDED AND RESTATED LOAN AGREEMENT (this "Agreement") dated as of November 1, 2004 by and between REDWOOD MORTGAGE INVESTORS VIII, A CALIFORNIA LIMITED PARTNERSHIP (the "Borrower"), and COUNTY BANK, a California banking corporation (the "Lender").

RECITALS

A.                      The Borrower and the Lender previously entered into that certain Amended and Restated Loan Agreement dated as of April 15, 2004 (the "Existing Loan Agreement") pursuant to which the Lender established a revolving credit facility for the Borrower in the maximum principal sum of $32,000,000.

B.                      The Borrower has requested that the Lender increase the maximum principal sum of the revolving credit facility to $42,000,000.

C.                      The Lender is willing to provide such additional financial accommodation to the Borrower, subject to the terins, conditions and provisions of the Agreement.

NOW, THEREFORE, in consideration of the mutual benefits accruing to the parties hereunder and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower and the Lender hereby agree as follows:

ARTICLE I
CERTAIN DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings:

"Borrower" shall have the meaning set forth in the preamble hereto.

"Borrowing Availability” shall have the meaning set forth in Section 2.1.

"Borrowing Base" shall mean an amount equal to the sum of (a) fifty percent (50%) of the aggregate principal outstanding on Eligible Collateral that consists of Pledged Loans in which the Borrower has a sole ownership interest and (b) twenty- five percent (25%) of the aggregate principal outstanding on Eligible Collateral that consists of Pledged Loans in which the Borrower has a fractional ownership interest, provided that any advances made by the Lender on Pledged Loans in which the Borrower has a fractional ownership interest shall not exceed twenty-five percent (25%) of the maximum amount that can be advanced hereunder on Pledged Loans in which the Borrower has a sole ownership interest, all as determined and computed by the Lender from time to time.

"Borrowing Base Certificate" shall mean a certificate to be executed and delivered from time to time by the Borrower in the form of Exhibit A.

"Burwell" shall mean Michael R. Burwell, an individual.

"Business Day” shall mean any day that is not a Saturday, a Sunday or a day on which the Lender is required or permitted to be closed in the State of California.

"California Bank & Trust" shall mean California Bank & Trust, a California banking corporation.

"Collateral" shall mean all property, whether now owned or hereafter acquired by the Borrower, consisting of and evidencing loans and extensions of credit of any kind or nature made or acquired by the Borrower (including Pledged Loans), whether the Borrower has a sole ownership interest or an undivided fractional ownership interest in such loans and whether such loans are secured by real property or personal property or unsecured, including all related promissory notes, or in the case where the Borrower has an undivided fractional ownership interest in the loan and does not have possession of the original promissory note, a true copy thereof certified as such by RMC, and other instruments, deeds of trust, mortgages, assignments of rents and leases, security agreements and other security instruments, guaranties, title insurance policies and tax service contracts (including all such agreements, instruments and documents that evidence or relate to Pledged Loan Collateral), loan arranging agreements, loan servicing agreements (including Loan Servicing Agreements), deposit accounts and the other personal property of the Borrower that is encumbered by the Security Documents.

"Debt" shall mean the following debts, obligations and liabilities of a Person: (1) all indebtedness for borrowed money, (ii) all obligations evidenced by bonds, debentures, notes or other debt instruments, (iii) obligations to pay the deferred purchase price of property or services, (1v) obligations as lessee under leases which have been or should be, in accordance with GAAP, recorded as capital leases, (v) obligations to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities or property, (vi) obligations to reimburse any bank or other Person in respect of amounts actually paid under a letter of credit, surety bond or similar instrument, (vii) indebtedness or obligations of others secured by a lien on any asset of that Person whether or not such indebtedness or obligations are assumed by that Person (to the extent of the value of the asset), (viii) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii)above, (ix) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA, and (x) any other obligation that is characterized as debt in accordance with GAAP.

"Default" shall mean any event or condition which with the lapse of time, the giving of notice or both would constitute an Event of Default.

"Designated Account" shall have the meaning set forth in Section 2.3.

"Eligible Collateral" shall mean, as of any time the same is to be determined, all Pledged Loans (whether the Borrower has a sole ownership interest or an undivided fractional ownership interest therein) and the related Pledged Loan Collateral described in the Borrower's most recent Borrowing Certificate, excluding any Pledged Loan:

(a)            On which any installment payment is sixty (60) or more days delinquent or any agreed upon post- maturity payments are delinquent.

(b)           As to which the Pledged Loan Borrower or any other person obligated to make payment on or in connection with the Pledged Loan has asserted any claim, defense, setoff or other grounds for nonpayment or reduction of the amount outstanding that has not been resolved.

(c)            As to which the Pledged Loan Borrower or any other person obligated to make payment on or in connection with the Pledged Loan has become insolvent or the subject of any insolvency, bankruptcy or receivership proceedings, has made an assignment for the benefit of creditors or has suspended or terminated its business operations.

(d)       As to which a judicial or nonjudicial foreclosure, receivership or other judicial or nonjudicial enforcement action has been commenced by or on behalf of the Borrower in respect of the Pledged Loan Collateral.

(e)           As to which the Pledged Loan Collateral includes substantially unimproved land.

(f) As to which any officer, director, shareholder or employee of the Borrower or a General Partner is the Pledged Loan Borrower or any other person obligated to make payment on or in connection with the Pledged Loan.

(g)           That is evidenced by a promissory note or other instrument that has not been assigned or endorsed by the Borrower to the order of the Lender with recourse or is not in the Lender's possession.

(h)            As to which the Pledged Loan Borrower or the Pledged Loan Collateral, including the priority of the Borrower's lien therein or any matters of record or exceptions to coverage in respect of the title insurance policy and endorsements thereto procured by the Borrower therefore, is unacceptable to the Lender for any reason, as determined by the Lender in good faith.

(i)            As to which any of the applicable representations and warranties of the Borrower set forth in Article VI prove false.

"Effective Date" shall mean the date on which all of the conditions set forth in Section 4.1 have been satisfied or waived in writing by the Lender.

"Environmental Laws" shall mean all federal, state and local laws, ordinances, rules and regulations now or hereafter in force, in each case as amended or supplemented from time to time, in any way relating to or regulating human health or safety, industrial hygiene or protection of the environment, and includes the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 690 1, et seq., the Clean Water Act, 33 U.S.C. § 125 1, et seq., the Hazardous Substance Account Act, California Health and Safety Code § 25300, et seq., the Hazardous Waste Control Law, California Health and Safety Code § 117600, et seq., the Medical Waste Management Act, California Health and Safety Code § 25015, et seq., and the Porter-Cologne Water Quality Control Act, California Water Code § 13000, et seq.

"ERISA" shall mean the Employee Retirement Income Act of 1974, as amended, or any successor statute.

"Event of Default" shall mean any event or condition specified as such in Section 9. 1.

"Existing Loan Agreement” shall have the meaning set forth in Recital A

"Existing Note" shall have the meaning set forth in Section 2. 1 (a).

"Extended Maturity Date" shall have the meaning set forth in Section 2. 10.

"Extension Option” shall have the meaning set forth in Section 2. 10.

"GAAP” - shall mean generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board as in effect at the time of application.

"General Partners" shall have the meaning set forth in Section 5.2.

"Governmental Authority”shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions or pertaining to government.

"Hazardous Substances" shall mean any substance or material that is described, designated or regulated as a toxic or hazardous substance, waste or material or a pollutant or contaminant, or words of similar import, in any of the Environmental Laws.

"Lender" shall have the meaning set forth in the preamble hereto.

"Loan Account" shall have the meaning set forth in Section 2.9.

"Loan Documents" shall mean this Agreement, the Note, the Security Documents and all other documents, certificates, instruments and agreements heretofore, now or hereafter executed and delivered by the Borrower in connection herewith or with or otherwise evidencing the Revolving Loan, in each case as the same may be modified, amended or supplemented from time to time.

"Loan Participation Agreements" shall have the meaning set forth in Section 10. 14.

"Loan Servicing Agreement" shall mean, relative to any Pledged Loan or other loan that is or becomes Collateral, the written agreement between the Borrower and RMC, as the same may be modified, amended or supplemented from time to time.

"Material Adverse Effect" shall mean, relative to any event or occurrence of whatever nature, a material adverse effect on (i) the collective business, assets, operations, financial condition or prospects of the Borrower or any General Partner, (ii) the ability of the Borrower or any General Partner to perform any of the Obligations or to avoid any Event of Default or Default under any of the Loan Documents or (111) the Lender's rights and remedies under any Loan Documents, including the validity or prospective enforcement of any such rights and remedies.

“Maturity Date" shall mean November 15, 2006.

"Note" shall mean the promissory note described in Section 2.1, as the same may be modified, amended and supplemented from time to time.

"Obligations" shall mean all debts, liabilities, obligations, covenants and duties of the Borrower to the Lender of any kind or nature arising from or in any way related to the Revolving Loan and the Loan Documents, whether absolute or contingent, direct or indirect, express or implied or now existing or hereafter arising.

“TBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

"Person" shall mean any individual, corporation, partnership, limited liability company, trust, unincorporated organization or other entity or organization, including any Governmental Authority.

"Pledged Loan Borrower" shall mean the borrower or borrowers in respect of a relevant Pledged Loan.

"Pledged Loan Collateral” shall mean all of the real property or personal property collateral that secures the obligations of a Pledged Loan Borrower to the Borrower in respect of a Pledged Loan.

"Pledged Loan" shall mean a loan made by the Borrower to a third party that is Collateral and as to which the promissory note, or in the case where the Borrower has an undivided fractional ownership interest in the loan and does not have possession of the original promissory note, a true copy thereof certified as such by RMC, and other instruments, deed of trust, mortgage, assignment of rents and leases, security agreements, guaranties, letters of credit, subordination agreements, loan agreements and Loan Servicing Agreement that evidence or are directly related to the loan are in the possession of the Borrower or its agent or bailee.

"Rate Index" shall mean, as of any monthly period the same is to be determined or applied ' the "Prime Rate" as defined and published in the Wall Street Journal, Western Edition, as of the last Business Day of the preceding monthly period. If for any reason the Wall Street Journal, Western Edition, is no longer published or ceases or suspends publishing such "Prime Rate," the Rate Index shall mean, as of any monthly period the same is to be determined, the "Bank prime loan" rate defined and published in the Federal Reserve Statistical Release H. 15(519) for the last complete week of the preceding monthly period.

“RMC" shall mean Redwood Mortgage Corp., a California corporation.

"Revolving Loan" shall have the meaning set forth in Section 2.1

"Security Documents" shall mean that certain Security Agreement of even date herewith by the Borrower in favor of the Lender, and all other instruments and documents referenced therein which evidence a lien or security interest in favor of the Lender to secure the Obligations, in personal property now owned or hereafter owned or acquired by the Borrower and the proceeds thereof, assignments of the Borrower's beneficial interest in the Pledged Loans and the related Pledged Loan Collateral to the Lender, together with any and all related instruments, certificates, financing statements, filings, notices and other documents, in each case as the same may be modified, amended or supplemented from time to time.

“Subsidiary” shall mean, with respect to any Person, (a) any corporation of which an aggregate of more than twenty-five percent (25%) of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the night to vote or designate the vote of 25% or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than twenty- five percent (25%) or of which any such Person is a general partner or manager may exercise the powers of a general partner or manager.

"Union Bank of California" shall mean Union Bank of California, N.A., a national banking association.

ARTICLE 11
THE CREDIT FACILITY

2.1            Revolving Loan. Subject to the terms and conditions of this Agreement, the Lender agrees to establish and maintain a credit facility (the "Revolving Loan") which may be availed of by the Borrower from time to time, repaid and used again during the period commencing on the Effective Date until the Maturity Date in an aggregate principal amount not to exceed at any time the least of (i) the Borrowing Base, (ii) Forty-two Million Dollars ($42,000,000) or (111) thirty-three and one-third percent (33-1/3%) of the partners' capital of the Borrower, in each instance as the Borrowing Base is determined and computed from time to time (the "Borrowing Availability"). All unpaid principal, accrued interest and other amounts outstanding on the Revolving Loan shall be due and payable on the Maturity Date.

(a)           The Revolving Loan shall be evidenced by a promissory note of the Borrower in form and substance acceptable to the Lender (the "Note"). The Note shall amend and restate that certain Promissory Note dated April 15, 2004 in the maximum principal sum at any time of $32,000,000 of the Borrower to the order of the Lender (the "Existing Note")

(b)           As of October 31, 2004, the outstanding balance on the Existing Note was $27,000,000 consisting entirely of unpaid principal. The Borrower acknowledges and agrees that as of date the Borrower executes and delivers this Agreement, there are no claims, defenses to payment, setoffs or credits as to its obligations respecting the Existing Note or any other Obligations, whether or not asserted by the Borrower.

2.2            Use of Proceeds. The Borrower shall utilize the Revolving Loan proceeds solely: W for making real property secured loans that will become Collateral, (ii) to the extent reasonably required, for the preservation of the Borrower's lien in Pledged Loan Collateral, including advances to cure defaults on or retire senior liens thereon, and (111) to the extent reasonably required, for the preservation, maintenance, repair, operation and security of Pledged Loan Collateral, including Pledged Loan Collateral as to which the Borrower has acquired title by foreclosure or deed-in- lieu of foreclosure.

2.3            Advance Procedures. Each Revolving Loan advance shall be preceded by the written or oral request of any two of Burwell (in his capacity as a General Partner), Theodore J. Fischer (in his capacity as Vice President of RMC, a General Partner) or Kul Sharma (in his capacity as Accountant of RMC, a General Partner), any two of whom, acting together, are authorized to request an advance and direct the disposition thereof until notice of the revocation of such authority is received by the Lender. Advances shall be deposited in and repayments will be withdrawn from the Borrower's account number 1750502100 with the Lender (the "Designated Account"). The Borrower shall indemnify and hold the Lender harmless from all liability, loss and costs in connection with any act the Lender reasonably believes are made by any individual authorized by the Borrower to request advances and direct their disposition.

2.4            Interest. The unpaid principal amount of the Revolving Loan shall bear interest from the date of disbursement until such principal shall become due and payable at a fluctuating rate per annum equal to the Rate Index, as it may change from month to month. Changes in the interest rate shall become effective on the first calendar day of the month following the month in which the Rate Index changes. While any Event of Default exists, the unpaid principal of the Revolving Loan shall bear interest at an aggregate annual rate equal to the Rate Index, as it may change from month to month, plus two (2.0) percentage points. Interest shall be computed for the actual number of days elapsed on the basis of a year consisting of three hundred sixty (360) days (including the day of disbursement and the day of payment in full). Accrued interest on the Revolving Loan shall be due and payable on the thirtieth day of each month beginning November 30, 2004.

2.5            Mandatory Prepayments. If at any time or for any reason the unpaid principal of the Revolving Loan exceeds the Borrowing Availability, the Borrower shall, within 10 days thereof, either (i) make a principal payment on the Revolving Loan in an amount not less than such excess or (11) increase the Borrowing Availability so that it equals or exceeds the unpaid principal balance of the Revolving Loan by delivering to the Lender sufficient additional Eligible Collateral, provided that in no event shall the Borrowing Availability exceed Forty-two Million Dollars ($42,000,000).

2.6            Voluntary Prepayments. The Borrower may prepay all or any part of the principal outstanding on the Revolving Loan at any time without premium or penalty.

2.7            Payment Method. All payments (including prepayments) to be made by the Borrower on account of principal, interest and fees on the Revolving Loan shall be made in United States dollars, in immediately available funds and without set-off or counterclaim. Any payment which is received by the Lender later than 12:00 noon (California time) shall be deemed to have been received on the immediately succeeding Banking Day.

2.8           Monthly Collateral Reports and Borrowing Base Certificate. The Borrower will furnish or cause to be furnished to the Lender within thirty (30) days after each month end beginning October 31, 2004, (i) a master list and delinquency report for all Pledged Loans as of the end of such month in form and detail satisfactory to the Lender and (11) a completed Borrowing Base Certificate signed on behalf of the Borrower by Burwell setting forth the amount of the Borrowing Base as of the end of such month that states, among other things, that either that no Default or Event of Default exists hereunder as of the date of such certificate, or if such Default or Event of Default exists, the nature thereof.

2.9            Loan Account. The Lender shall maintain a loan account (the "Loan Account") on its books to record: (1) all Revolving Loan advances, (ii) all payments made by the Borrower and (111) all other debits and credits as provided in this Agreement with respect to the Revolving Loan or any other Obligations. All entries in the Loan Account shall be made in accordance with the Lender's customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on the Lender's most recent printout or other written statement, shall, absent manifest error, be presumptive evidence of the amounts due and owing to the Lender by the Borrower, provided that any failure to so record or any error in so recording shall not limit or otherwise affect the Borrower's duty to pay the Obligations. The Lender shall render to the Borrower a monthly accounting of transactions with respect to the Revolving Loan setting forth the balance of the Loan Account. Unless the Borrower notifies the Lender in writing of any objection to any such accounting (specifically describing the basis for such objection), within a reasonable time after the date thereof, each and every such accounting shall be deemed final, binding and conclusive on the Borrower (absent manifest error) in all respects as to all matters reflected therein. Only those items expressly objected to in such notice shall be deemed disputed by the Borrower.

2.10            Option to Extend. The Lender and, provided that no Default or Event of Default shall have occurred and be continuing as of the Original Maturity Date, the Borrower, shall each have the option to extend the term of the Revolving Loan (the "Extension Option") from the Maturity Date (for purposes of this Section 2. 10, the "Original Maturity Date"), for a three-year period (the "Extended Maturity Date") during which period the Borrower shall pay thirty-six (36) consecutive monthly installments equal to 2.778% of the unpaid principal balance of the Revolving Loan as of the Original Maturity Date, plus accrued interest, upon satisfaction of each of the following conditions precedent:

(a)           The Lender or the Borrower shall provide the other with written notice of its request to exercise the

Extension Option not more than sixty (60) days, but not less than thirty (30) days, prior to the Original Maturity Date;

(b)           The Borrower shall execute and deliver or cause the execution and delivery of all documents reasonably required by the Lender to exercise the Extension Option on or before the Original Maturity Date;

(c)           The Borrower shall pay to the Lender (1) an extension fee equal to one-eighth of one percent (0. 125%) of the unpaid principal balance of the Revolving Loan as of the Original Maturity Date and (11) all out-of-pocket expenses reasonably incurred by the Lender in connection with such extension regarding the negotiation, preparation, execution and closing of the extension documents, including the Lender's attorneys' fees and costs; and

(d)           All other conditions precedent to the operation of the documents reasonably required by Lender to exercise the Extension Option shall be satisfied or waived in writing by Lender.

Without limiting the generality of this Section 2.10, in the event the unpaid principal balance of the Revolving Loan exceeds the Borrowing Availability after the Extension Option has been exercised, the Borrower shall, within ten (10) days thereof, either (1) make a principal payment on the Revolving Loan in an amount not less than such excess or (ii) increase the Borrowing Availability so that it equals or exceeds the unpaid principal balance of the Revolving Loan by delivering to the Lender sufficient additional Eligible Collateral, provided that in no event shall the Borrowing Availability exceed Forty-two Million Dollars ($42,000,000).

2.11            Collateral. The Revolving Loan and other Obligations shall be secured by a first priority security interest in the Collateral and such security interest shall be evidenced by Security Documents that are in form and substance acceptable to the Lender.

ARTICLE III
FEES, EXPENSES AND DEPOSITS

3.1           Annual Facility and Administrative Fees. The Borrower agrees to pay an annual facility fee equal to Fifty-two Thousand Five Hundred Dollars ($52,500) and an annual administrative fee equal to Ten Thousand Dollars ($ 10,000) on each November 15, beginning November 15, 2004.

3.2           Reimbursement Costs.

(a) The Borrower agrees to reimburse the Lender for any fees and expenses it incurs in the negotiation, documentation or closing of this Agreement, any agreement or instrument required by this Agreement and the Loan Participation Agreement, including all recording fees, filing fees and the Lender's reasonable attorneys' fees and costs.

(b)           The Borrower agrees that the Lender or the Lender's independent auditors may undertake audits of the Collateral as to which the Borrower shall provide full cooperation. Such audits shall be undertaken annually, provided that if a Default or Event of Default has occurred and is continuing or the results of the preceding audit were not satisfactory, such audits may be undertaken more frequently in the Lender's good faith discretion. The Borrower further agrees to reimburse the Lender for the cost of such Collateral audits.

3.3           Required Deposit. The Borrower agrees that until the availability period for the Revolving Loan expires and all obligations under this Agreement are repaid, the Borrower (1) will maintain all of its deposit accounts with the Lender and (ii) will cause (a) each of Redwood Mortgage Investors 111, a California limited partnership, Redwood Mortgage Investors IV, a California limited partnership, Redwood Mortgage Investors V, a California limited partnership, and Redwood Mortgage Investors VI, a California limited partnership, to maintain all of their respective deposit accounts with the Lender and (b) Redwood Mortgage Investors 11, a California limited partnership, to maintain all of its trust deposit accounts with the Lender.

ARTICLE IV
CONDITIONS PRECEDENT

4.1           Conditions to Establishing Revolving Loan. The obligation of the Lender to establish the Revolving Loan shall become effective only upon satisfaction of each of the following conditions precedent on or before December 7, 2004 unless the Lender shall otherwise agree in writing:

(a)           The Lender shall have received each of the following:

(1)          A counterpart original of this Agreement, duly executed by the Borrower.

(2)          The other Loan Documents required by the Lender for the Revolving Loan, duly executed by the

Borrower.

(3)           A copy of the Borrower's (1) partnership agreement and all amendments thereto certified by Burwell and (11) Certificate of Limited Partnership, together with copies of any amendments thereto, certified by the California Secretary of State as having been tiled in such office.

(4)           Copies of the articles of incorporation and all amendments thereto, certified as of a recent date by the California Secretary of State, and the bylaws and all amendments thereto certified by the corporate secretary of each of the corporate General Partners.

(5)           A true, complete and correct copy of the certificates, resolutions or other evidence satisfactory to the Lender of necessary actions taken by the Borrower and the corporate General Partners authorizing the execution, delivery and performance of this Agreement and, as applicable, the other Loan Documents.

(6)           A certification by the Borrower of the name and signature of each party authorized to sign the Loan Documents and to request advances on the Revolving Loan.

(7)           Payment of the Revolving Loan facility fee for 2004-2005 in the sum of $50,278 ($52,500 less a credit of $2,222 for the unused 2003-2004 fee).

(8)           Payment of the Revolving Loan administrative fee for 2004-2005 in the sum of $10,000.

(9)           A true, complete and correct copy of the Loan Servicing Agreement in the form of Exhibit 6.3-1 and Exhibit A thereto in form and substance satisfactory to the Lender, duly executed by the Borrower and RNIC .

(10)           A counterpart original of each Loan Participation Agreement, duly executed by California Bank & Trust and Union Bank of California, respectively.

(11)            All other documents, instruments, subordinations, agreements, consents, approvals, certificates, opinions and evidences of other conditions or legal matters required by the Lender, in form and substance satisfactory to the Lender.

(b)           All of the representations and warranties of the Borrower set forth in Articles V and VI and elsewhere in the Loan Documents shall be true and correct.

4.2 Conditions to Each Advance. The obligation of the Lender to make an advance on the Revolving Loan is conditioned on each of the following conditions being satisfied as of the date the advance is made:

(a)           All conditions precedent to lending set forth in the Loan Documents for the advance shall have been fully satisfied.
(b)           The liens and security interests of the Lender in each item of Collateral shall have been perfected by the filing of appropriate financing statements and other documents in the appropriate governmental offices or by such other action as is necessary or, in the sole discretion of the Lender, desirable to perfect any such lien or security interest and the Lender shall have received evidence satisfactory to the Lender of such perfection and that the priority of such liens and security interests are subject only to those liens, security interests and encumbrances that are acceptable to the Lender at the sole discretion of the Lender. Without limiting the generality of the foregoing:

(1)           The originals of all promissory notes and instruments, or in the case where the Borrower has an undivided fractional ownership interest in the loan and does not have possession of the original promissory note, a true copy thereof certified as such by RMC, and related deeds of trust, mortgages, assignments of rents and leases and security agreements evidencing the Pledged Loans, Pledged Loan Collateral or other Collateral shall have been physically delivered to the Lender or its representatives.

(2)           The Borrower shall have executed and delivered to the Lender an assignment of beneficial interest in deed of trust in form and substance satisfactory to the Lender in respect of each Pledged Loan.

(c)           All of the representations and warranties of the Borrower set forth in Articles V and VI and elsewhere in the Loan Documents shall be true and correct.

(d)           No condition or event shall have occurred and be continuing that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(e)           No Event of Default shall have occurred and be continuing, and no Default shall have occurred.

(f)           The Lender has sold, assigned or granted participation in the portion of its rights and obligations under the Loan Documents to one or more financial institutions, private investors and/or other entities sufficient in amount to satisfy any lending limits applicable to the Lender in respect of the Loan under California or federal banking law and the participant(s) are not in default of their obligations thereunder.

ARTICLE V
GENERAL REPRESENTATIONS AND WARRANTIES

To induce the Lender to enter into this Agreement, the Borrower represents and warrants as follows:

5.1           Organization of Borrower. The Borrower is a limited partnership, duly formed, validly existing and in good standing under the laws of the State of California and duly qualified and in good standing in each other jurisdiction wherein the conduct of its businesses or the ownership of its properties requires such qualification, except for those jurisdictions in which the failure to be qualified and in good standing would not result in a Material Adverse Effect, and has the requisite power and authority to own and manage its properties and to carry on its businesses.

5.2            General Partners and their Organization. The general partners of Borrower are Burwell, Gymno Corporation and RMC (collectively, the "General Partners"). Each of Gymno Corporation and RMC is a corporation, duly organized, validly existing and in good standing under the laws of the State of California and duly qualified and in good standing in each other jurisdiction wherein the conduct of its businesses or the ownership of its properties requires such qualification, except for those jurisdictions in which the failure to be qualified and in good standing would not result in a Material Adverse Effect, and has the requisite power and authority to own and manage its properties and to carry on its businesses.

5.3            Agreement Authorized for Borrower. The execution, delivery and performance of this Agreement by the Borrower are within its powers, have been duly authorized by all necessary action and do not contravene (1) its partnership agreement, (ii) any law or contractual restriction binding on or affecting the Borrower or (111) any agreement binding on the Borrower or its property and do not result in or require the creation of any lien, security interest or other charge or encumbrance (other than pursuant to the Security Documents) upon or with respect to any of its properties.

5.4            Agreement Authorized for General Partners. The execution, delivery and performance of this Agreement by the General Partners on behalf of the Borrower are within their respective powers, have been duly authorized by all necessary action and do not contravene (1) its respective articles of incorporation and bylaws, (11) any law or contractual restriction binding on or affecting such General Partner or (iii) any agreement binding on such General Partner or its property and do not result in or require the creation of any lien, security interest or other charge or encumbrance (other than pursuant to the Security Documents) upon or with respect to any of its properties.

5.5            No Consent Required. No consent or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for the due execution, delivery and performance by the Borrower of the Loan Documents.

5.6            Enforceable Obligations. The Loan Documents when delivered hereunder shall each be the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with their respective terms, subject only to the effect of applicable bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors generally.

5.7            Financial Information. All financial and other statements and data submitted by or on behalf of the Borrower and the General Partners to the Lender as of the date hereof are true, complete and correct in all material respects and, taken as a whole, truly reflect the matters set forth therein as of the date thereof.

5.8                  Litigation and Contingent Liabilities. Except as disclosed in Exhibit 5.8, there is no litigation, arbitration, claim or governmental proceeding pending, nor to the knowledge of the Borrower or the General Partners threatened, against the Borrower or any General Partner or any assets of the Borrower or any General Partner or respecting the operations or business of the Borrower or any General Partner, including any franchises, rights, consents, pen-nits, licenses or approvals relating thereto, which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect.

5.9           Tax Matters. The Borrower and each General Partner has filed all federal and state income tax returns that are required to be filed and has paid all taxes, interest and assessments due in connection with such returns; and there is no proposed, asserted or assessed tax deficiency against the Borrower or any General Partner, except those being contested in good faith and for which any reserve required by GAAP has been created.

5.10           Adverse Obligations. Except as disclosed in Exhibit 5.10, neither the Borrower nor any General Partner is a party to any instrument, agreement or indenture or subject to any charter or corporate restriction and has not incurred any commitment, obligation or liability, whether voluntarily or involuntarily or contingent or non- contingent, the observance, performance, enforcement, imposition or execution of which could reasonably be expected to result in a Material Adverse Effect.

5.11           ERISA. The Borrower is in compliance in all material respects with ERISA to the extent applicable and has received no notice to the contrary from PBGC.

5.12           Margin Stock. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation G, T, U or X issued by the Board of Governors of the Federal Reserve System), and no proceeds of any advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

5.13           Notan Investment Company. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

5.14           Trademarks, Licenses and Approvals. The Borrower possesses all necessary trademarks, service marks, patents, copyrights, licenses, franchises, rights, consents, permits, licenses or approvals that are materially necessary to conduct its business operations, including the mortgage lending business, as now operated without any known conflict with the valid trademarks, service marks, patents, copyrights, licenses, franchises, rights, consents, permits, licenses or approvals of other Persons. RMC possesses all necessary trademarks, service marks, patents, copyrights, licenses, franchises, rights, consents, permits, licenses or approvals that are materially necessary to conduct its business operations, including the business of arranging and servicing mortgage loans that are the assets of the Borrower, as now operated without any known conflict with the valid trademarks, service marks, patents, copyrights, licenses, franchises, rights, consents, permits, licenses or approvals of other Persons.

5.15           Hazardous Substances and Environmental Laws Compliance. Except as set forth in Exhibit 5.15:

(a)           The Borrower has no knowledge of or reason to believe that, or any duty to investigate whether, any Hazardous Substances have been located, used, manufactured, generated, treated, handled, stored, spilled, disposed of, discharged or released by any Person on, under or about any real property owned, leased or used by the Borrower or constituting Pledged Loan Collateral except in the ordinary course of business and in full compliance with all Environmental Laws.

(b)           The Borrower has no knowledge or reason to believe that, or any duty to investigate whether, any Hazardous Substances have been treated, handled, stored, spilled, disposed of or released in connection with any of the Borrower's business operations, except in the ordinary course of business and in full compliance with all Environmental Laws.

(c)           The Borrower has no knowledge of or reason to believe that there is any pending or threatened investigation, assessment, claim, demand, action or proceeding of any kind relating to (1) any alleged or actual Hazardous Substances located under or about any real property owned, leased or used by the Borrower or constituting Pledged Loan Collateral, (ii) the Borrower's business operations to the extent any Hazardous Substances or compliance with any Environmental Laws is involved, or (111) any other alleged or actual violation or noncompliance by the Borrower with regard to any Environmental Laws.

(d)           The Borrower has obtained and will maintain every right, consent, permit, license, financial responsibility certificate or other approval reasonably believed by the Borrower to be required by any Environmental Laws as a condition to its business operations or in connection with its respective use, development or maintenance of any real property owned, leased or used by the Borrower.

(e) The Borrower has been, is and will remain in full compliance with all Environmental Laws applicable to its business operations and the use, development or maintenance of any real property owned, leased or used by the Borrower.

5.16           NoSubsidiaries. The Borrower has no Subsidiaries other than Russian Hill Property Company LLC, a California limited liability company, and Stockton Street Property Company LLC, a California limited liability company.

5.17           Fictitious Name. If the Borrower operates under a fictitious name, the Borrower has made all fictitious name filings which may be required in connection with the business conducted under such fictitious name.

5.18           Compliance with Law. Without derogating from any other representation or warranty contained in this Article V or elsewhere in the Loan Documents, the Borrower is in substantial compliance with all laws, regulations, ordinances and rules applicable to the Borrower and its business, operations, properties and assets, including laws pertaining to occupational safety and employment, other than those laws the failure to comply with which would not have or result in a Material Adverse Effect.

5.19Reliance. Neither any written information, certificate, statement, exhibit or report furnished by or on behalf of the Borrower to the Lender in connection with the Loan Documents, including any request of the Borrower for a Revolving Loan advance or in connection with any representation, warranty, covenant, agreement or provision of the Loan Documents, contains any material misstatement of fact or, when taken as a whole, omits to state a material fact or any fact necessary to make the statements contained therein not misleading.

ARTICLE VI
SPECIFIC REPRESENTATIONS AND WARRANTIES REGARDING PLEDGED LOANS

To induce the Lender to make each advance on the Revolving Loan, the Borrower represents and warrants as to each Pledged Loan as follows:

6.1            Binding Obligation. So long as it constitutes Collateral, the Pledged Loan represents the legal, valid and binding payment obligation of the Pledged Loan Borrower, enforceable in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws (whether statutory, regulatory or decisional) now or hereafter in effect relating to creditors' rights generally and (11) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefore may be brought, whether a proceeding at law or in equity.

6.2            Compliance with Laws. All requirements of applicable federal, state and local laws, and regulations thereunder, in respect of the Pledged Loan have been complied with at the time the Pledged Loan was originated and so long as it remains Collateral, including laws relating to usury, truth- in- lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, good faith estimates, fair lending, foreign assets and disclosure laws.

6.3           Characteristics of a Pledged Loan. The Pledged Loan has the following characteristics: (1) the Pledged Loan was originated by the Borrower in the State of California and was arranged and will be serviced by RMC pursuant to a Loan Servicing Agreement in the form of either Exhibit 6.3-1 or Exhibit 6.3-2, (11) was fully and properly executed by the parties thereto, (iii) the Pledged Loan Borrower's obligations are secured by a valid, subsisting and enforceable security interest in favor of the Borrower in the related Pledged Loan Collateral, (iii) at the time it becomes Collateral, the Pledged Loan is in full force and effect in accordance with its terms and contains enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the related Pledged Loan Collateral of the benefits of the security, (vi) at the time it becomes Collateral, the Pledged Loan is free and clear of all security interests, pledges, liens, encumbrances and adverse claims of any kind or character created, suffered or permitted by the Borrower and (vii) the Pledged Loan provides for periodic payments which are principally due and payable on a monthly basis.

6.4            Obligations; No Impairment. At the time it becomes Collateral, the Borrower or RMC has fulfilled all obligations on its part to be fulfilled under or in connection with the Pledged Loans.

6.5            NoProceedings. At the time it becomes Collateral, to the best of the Borrower's knowledge, there were no proceedings or investigations pending or threatened before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (1) asserting the invalidity of the Pledged Loan, (ii) asserting the bankruptcy or insolvency of the Pledged Loan Borrower, (iii) seeking to prevent payment and discharge of the Pledged Loan or (iv) seeking any determination or ruling that might materially and adversely affect the validity or enforceability of the Pledged Loan.

6.6           NoModifications. At the time it becomes Collateral, the terms of the instruments, agreements and other documents evidencing the Pledged Loan and the security interest in the Pledged Loan Collateral and the relevant Loan Servicing Agreement have not been impaired, waived, altered or modified in any respect, except by written instruments which have been recorded, if necessary to protect the interests of Lender, and which have been delivered to the Lender or the Lender's agent.

6.7           No Defenses. At the time it becomes Collateral, the Pledged Loan and the security interest in the Pledged Loan Collateral are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury.

6.8           Insurance. The Pledged Loan Collateral consisting of real property is insured by an insurer qualified to do business in the State of California against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the mortgaged property is located. All such insurance policies (collectively, the "Insurance Policies") contain a standard mortgagee clause naming the Borrower, its successors and assigns as mortgagee and all premiums thereon have been paid. If upon origination of the Pledged Loan, the mortgaged property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect, provided that the Borrower is required to obtain such insurance. The deed of trust evidencing the security interest in the Pledged Loan Collateral obligates the Pledged Loan Borrower to maintain all such insurance at the Pledged Loan Borrower's cost and expense and, on the Pledged Loan Borrower's failure to do so, authorizes the holder of the deed of trust to maintain such insurance at the Pledged Loan Borrower's cost and expense and to seek reimbursement therefore from the Pledged Loan Borrower.

6.9           NoSatisfaction of Deed of Trust. As of the date it becomes Collateral, the deed of trust evidencing the security interest in the Pledged Loan Collateral has not been satisfied, canceled, subordinated, or rescinded, in whole or in part, and the mortgaged property has not been released from the lien thereof, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission;

6.10                      Validity of Deed of Trust Documents. As of the date it becomes Collateral, the deed of trust is a valid, existing and enforceable lien on the Pledged Loan Collateral consisting of real property, including all improvements on the mortgaged property, subject only to (a) the lien of current real property taxes and assessments not Wt due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in lender's title insurance policy delivered to the originator of the Pledged Loan and which do not adversely affect the appraised value of the mortgaged property, (c) other matters to which like property are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the deed of trust or the use, enjoyment, value or marketability of the related mortgaged property and (d) any first priority mortgage or deed of trust. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Pledged Loan establishes and creates a valid, existing and enforceable lien on the property described therein, and the Borrower has full right to sell and assign the same to the Lender.

6.11            Title Insurance. The Borrower's security interest in the Pledged Loan Collateral consisting of real property is covered by a California Land Title Association or American Land Title Association lender's title insurance policy, including all applicable endorsements, insuring the Borrower, its successors and assigns as to the lien of the deed of trust in the original principal amount of the Pledged Loan against any loss by reason of the invalidity or unenforceability of the lien. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the mortgaged property or any interest therein. No claims have been made under such lender's title insurance policy, and no prior holder of the related deed of trust, including the Borrower, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy.

6.12            No Defaults. As of the date it becomes Collateral, there is no default, breach, violation or event of acceleration existing under the documents evidencing the Pledged Loan and no event which, to the best of the Borrower's knowledge, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Borrower has not waived any default, breach, violation or event of acceleration.

6.13            Origination and Servicing Practices. The origination and collection practices used by the Borrower and RMC with respect to the Pledged Loan and the Pledged Loan Collateral have been in all respects legal and customary in the mortgage loan origination and servicing business. Each Pledged Loan expressly pen-nits the holder thereof or of the related note to advance sums for unpaid insurance premiums, property taxes and/or any other payments necessary to protect the value of or the note holders rights in the Pledged Loan Collateral consisting of real property.

6.14            No Damage. To the best of the Borrower's knowledge as of the date it becomes Collateral, as of the date it becomes Collateral, the Pledged Loan Collateral consisting of real property is free of damage and waste and there is no proceeding pending for the total or partial condemnation thereof

6.15            Occupancy and Licensing. To the best of the Borrower's knowledge, after reasonable inquiry and investigation, any Pledged Loan Collateral consisting of occupied real property is lawfully occupied under applicable law.

6.16                       Appraisal. As of the date it becomes Collateral, the Pledged Loan Collateral consisting of real property has been the subject of an appraisal undertaken by an appraiser who is licensed or qualified as an independent appraiser by state certification or national organization or other qualifications acceptable to the General Partners. All of the improvements that were included for the purpose of determining the appraised value of the related property at the time of the origination of the Pledged Loan lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon mortgaged property-

ARTICLE VII
AFFIRMATIVE COVENANTS

The Borrower covenants and agrees that unless otherwise approved by the Lender, the Borrower shall comply with the following provisions:

7.1           Performance of Obligations. The Borrower shall fully and timely perform its obligations and observe, maintain and perform all covenants, terms and conditions of the Revolving Loan and other Obligations.

7.2           Books and Records. The Borrower shall keep proper books and records relating to the ownership and operation of its businesses, properties, equipment and facilities, including books of record and account in which true, complete and correct entries shall be timely made of their respective business affairs and transactions. The Borrower shall permit the Lender, or any representative thereof, at reasonable times and intervals, to visit the offices of the Borrower and to examine all books of accounts, records and reports and other papers of such entity, make copies and extracts thereof. If an Event of Default has occurred and is continuing, such examinations and the making of copies and extracts shall be at the expense of the Borrower. The rights of the Lender under this Section 7.2 are cumulative of the rights of the Lender under Section ~_~ and the Security Documents.

7.3           Financial and Other Reports. The Borrower will furnish or cause to be furnished to the Lender:

(a)           As soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year, financial statements of the Borrower for the relevant year end, including a balance sheet, statement of earnings and statement of cash flows, all as prepared in accordance with GAAP consistently applied, and in form and detail satisfactory to the Lender. All statements required by this Section 7.3(a) shall include appropriate comparisons to the prior year. Such financial statements shall be audited by an independent certified public accounting firm acceptable to the Lender, and shall include a report of such accounting firm, which report shall be unqualified and shall state that such financial statements fairly present in all material respects the financial position of the Borrower as of the dates indicated and the results of its operations and its cash flows for the periods indicated in conformity with GAAP, consistently applied. Such report shall include an undertaking in form and substance satisfactory to the Lender indicating that the Lender may rely on such opinion. Such accountants shall also certify to the Lender that in the course of the regular annual examination of the business of the Borrower, which examination was conducted by such accounting firm in accordance with GAAP, such accounting firm has obtained no knowledge that an Event of Default has occurred and is continuing as of the date of certification, or if in the opinion of such accounting firm, an Event of Default has occurred and is continuing, a statement as to the nature thereof.

(b)        As soon as available and in any event within one hundred (100) days after the end of each fiscal year, a copy of the Borrower's Form 10-K filed with the Securities and Exchange Commission.

(c)           As soon as available and in any event within forty-five (45) days after the end of each fiscal quarter, financial statements of the Borrower for the relevant quarter end, including a balance sheet, statement of earnings and statement of cash flow, all as prepared by the Borrower in accordance with GAAP consistently applied, and in form and detail satisfactory to the Lender.

(d)        As soon as available and in any event within fort~-five (45) days after the end of each fiscal quarter, a copy of the Borrower's Form IO-Q filed with the Securities and Exchange Commission.

(e)           As soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year, financial statements of each of the corporate General Partners for the relevant year ended, including a balance sheet, statement of earnings and statement of cash flows, all as prepared in accordance with GAAP consistently applied, and in form and detail satisfactory to the Lender. All statements required by this Section 7.3(e) shall include appropriate comparisons to the prior year. Such financial statements shall be audited by an independent certified public accounting firm acceptable to the Lender, and shall include a report of such accounting firm, which report shall be unqualified and shall state that such financial statements fairly present in all material respects the financial position of the Borrower as of the dates indicated and the results of its operations and its cash flows for the periods indicated in conformity with GAAP, consistently applied.

(f)           As soon as available and in any event within one hundred twenty (120) days after the end of each calendar year, financial statements of Burwell for the relevant year ended, including a balance sheet, all in form and detail satisfactory to the Lender.

(g)        As soon as available, and in any event within fifteen (15) days of filing, a copy of federal and state income tax returns or filing extensions therefore and related K- Is of Burwell.

(h)        Promptly after the Lender's request therefore, such other information respecting the condition or operations, financial or otherwise, of the Borrower as the Lender may request from time to time.

(i)           Promptly after knowledge thereof shall have come to the attention of any officer of the Borrower, notice of (i) any restatement of, or other material change to, any financial statement of the Borrower or any General Partner previously furnished to the Lender, (ii) default by the Borrower or RMC in the observance or performance of any covenant, term or condition of, or the termination by the Borrower or RMC of, any Loan Servicing Agreement or (111) the occurrence of any Default or Event of Default.

7.4           Taxes. The Borrower shall file all federal and state income tax returns which are required to be filed and shall pay and discharge all taxes, assessments, fees and governmental charges upon or against the Borrower or its properties, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest (and for which appropriate reserves have been established and are being maintained in accordance with GAAP).

7.5            Rights and Facilities to Do Business; Conduct of Business. The Borrower and the corporate General Partners shall preserve and maintain their respective existence under California law in good standing and maintain, preserve and protect all of their respective franchises, rights, consents, licenses, permits, approvals and other authority necessary for the conduct of their respective business and maintain their respective qualification to do business and good standing in each jurisdiction wherein the conduct of their respective businesses or the ownership of their respective properties requires such qualification, except for those jurisdictions in which the failure to be qualified and in good standing would not result in a Material Adverse Effect, have the requisite power and authority to own and manage their respective properties, maintain their respective equipment, facilities and other properties in good order and condition, subject to normal wear and tear, and not permit any waste thereof, and conduct their respective business in an orderly manner without voluntary interruption.

7.6            Performance of Other Obligations. The Borrower and each General Partner shall comply with and timely perform or cause to be timely performed all of the covenants, agreements, terms and conditions to be complied with by the Borrower or such General Partner under all documents, instruments, agreements or indentures as to which the Borrower or such General Partner is a party (including a Loan Servicing Agreement) if noncompliance or nonperformance of any of the foregoing could reasonably be expected to result in a Material Adverse Effect. Notwithstanding the generality of the foregoing other than in the context of a Loan Servicing Agreement, the Borrower and the General Partners may, at their respective expense, by appropriate legal proceedings initiated and conducted in good faith and with due diligence contest the amount, validity, interpretation or construction of such instruments, contracts or indentures so long as such actions or the result thereof do not otherwise conflict with or breach their respective obligations to the Lender under the Loan Documents.

7.7           Insurance. The Borrower and the corporate General Partners shall insure and keep insured with good and responsible insurance companies, all insurable property they own which is of a character usually insured by companies similarly situated and in amounts usually insured by companies similarly situated and operating like properties; and shall insure such other hazards and risks (including fire, hazard, workers' compensation, directors' and officers' and public liability risks) with good and responsible insurance companies as and to the extent usually insured by companies similarly situated and conducting similar businesses. The Borrower shall upon request of the Lender furnish a certificate setting forth in summary form the nature and extent of the insurance maintained pursuant to this Section 7.7.

7.8           ERISA. The Borrower and each General Partner shall promptly pay and discharge all of its obligations and liabilities arising under ERISA of a character which if unpaid or unperformed would result in the imposition of a lien against any of its properties or assets, will promptly notify the Lender when it becomes aware of the occurrence of any Reportable Event (as defined in ERISA) which would likely result in the termination by the PBGC of any employee benefit plan covering any officers or employees of the Borrower or the General Partner any benefits of which are, or are required to be, guarantied by PBGC (a "Plan") or of receipt of any notice from PBGC of its intention to seek termination of any such Plan or appointment of a trustee therefore. The Borrower or a General Partner, as applicable, shall notify the Lender of its intention to terminate any Plan and will not terminate any such Plan, the termination of which will result in a material liability to the Borrower or such General Partner unless it shall be in compliance with all of the terms and conditions of this Agreement after giving effect to any estimated liability to PBGC (as determined by the Plan's actuaries) resulting from such termination or withdrawal.

7.9           Profitability. The Borrower shall maintain a positive net income after taxes and extraordinary items for each quarterly accounting period.

7.10           Minimum Net Income. The Borrower shall earn net income after taxes and extraordinary items of at least Five Million Dollars ($5,000,000) for each fiscal year, as determined by GAAP consistently applied.

7.11           Minimum Partner Capita. The Borrower shall at all times have partner capital of at least One Hundred Fifty-five Million Dollars ($155,000,000), as determined by GAAP consistently applied.

7.12           OtherCollateral Documents. So long as no Default or Event of Default exists and is continuing, the Borrower may safeguard and hold in trust for the Lender all guaranties, letters of credit, subordination agreements, loan agreements, loan arranging agreements, Loan Servicing Agreements and other instruments, agreements and documents evidencing the Pledged Loans, Pledged Loan Collateral or other Collateral. If a Default or Event of Default exists and is continuing, the Borrower shall, promptly following the Lender's demand therefore, physically deliver to the Lender or its representatives all guaranties, letters of credit, subordination agreements, loan agreements, loan arranging agreements, Loan Servicing Agreements and other instruments, agreements and documents evidencing the Pledged Loans, Pledged Loan Collateral or other Collateral.

7.13           Compliance with Law. The Borrower and the General Partners shall be in substantial compliance with all laws, regulations, ordinances and rules and licenses, permits and approvals of any Governmental Authority applicable to such person and its respective business operations, properties and assets, including laws pertaining to the arranging, origination, funding and servicing Pledged Loans.

ARTICLE VIII
NEGATIVE COVENANTS

The Borrower covenants and agrees unless otherwise approved by the Lender, the Borrower shall comply with the following provisions:

8.1                  Change in the Nature of Business and Operations. The Borrower and the corporate General Partners shall not engage in any business or activity which would result in a change in the general nature of their respective business or operations as of the date hereof
8.2             Mergers. The Borrower and the corporate General Partners, as applicable, shall not be a party to any conversion, merger, consolidation, reorganization (as defined in California Corporations Code Sections 15679.1 or 181) or recapitalization, or any agreement or commitment to do any of the foregoing.

8.3           Indebtedness. The Borrower shall not issue, incur, assume, create or have outstanding any Debt; provided, however, that the foregoing provisions shall not restrict or operate to prevent:

(a)           Accounts payable for the purchase of goods or services on ordinary trade terms.

(b)           Deferred taxes.

(c)           Unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law.

(d)           The indebtedness of the Borrower to the Lender under the Revolving Loan.

(e) The indebtedness in respect of letters of credit or other indemnities supplied by the Borrower in satisfaction of bonding requirements under worker's compensation or unemployment insurance laws.

(f)           Leases contemplated by Section 8.5.

(g)           The indebtedness of the Borrower incurred for (i) the preservation of the Borrower's lien in Pledged Loan Collateral, including advances to cure defaults on or retire senior liens thereon, and (11) the preservation, maintenance, repair, operation and security of Pledged Loan Collateral, including Pledged Loan Collateral as to which the Borrower has acquired title by foreclosure or deed- in- lieu of foreclosure.

8.4           Liens. The Borrower shall not pledge, mortgage or otherwise encumber, permit, have outstanding upon or be subject to, any lien, security interest or charge upon, or engage in any sale and leaseback transaction in respect of, any assets or property of any kind or character now owned or hereafter acquired by the Borrower; provided, however, the foregoing shall not operate to prevent:

(a)           Liens, pledges or deposits in connection with worker's compensation, social security obligations, taxes, assessments, statutory obligations or other similar charges, good faith deposits in connection with tenders, contracts or leases to which the Borrower is a party or other deposits required to be made in the ordinary course of business and not in connection with borrowing of money or obtaining advances or credit; provided in each case that the obligation or liability arises in the ordinary course of business and is not overdue, or if overdue, is being contested in good faith by appropriate proceedings promptly initiated and being pursued to conclusion by the Borrower with diligence.

(b)           Liens in favor of the Lender evidenced by the Security Documents.

8.5            Capital Leases and Capital Expenditures. The Borrower shall not acquire the use or possession of any real or personal property under a capital lease or similar arrangement or expend or become obligated for any capital expenditures as defined and classified in accordance with GAAP.

8.6            Investments, Loan and Guaranties. The Borrower shall not, without the prior consent of the Lender, such consent not to be unreasonably withheld, (1) acquire a Subsidiary or make, permit, retain or have outstanding, whether directly or indirectly, any investments in another Person (whether by means of a purchase of stock or other acquisition of stock or other securities or membership interest or other ownership interest or by means of the acquisition of control of another Person or of all or a material part of the assets of another Person), (ii) be or become liable as endorser, guarantor, surety or otherwise for any debt, obligation or undertaking of any other Person or (Ili) otherwise agree to make loans to or otherwise provide funds for the payment of the obligations of any other Person; provided, however, that the foregoing provisions shall not apply to or operate to prevent (y) the operation of the Borrower's mortgage lending business or (z) endorsements for collection or deposit of commercial paper received by the Borrower in the ordinary course of business.

8.7           Change in General Partners. The composition, identity, ownership and control of the General Partners shall not change.

8.8           Insider Transactions. The Borrower shall not enter into or be a party to any transaction with any employee or partner of the Borrower, any General Partner or any employee, officer or shareholder of any General Partner except in the ordinary course of business and upon fair and reasonable terms that are no less favorable to the Borrower than would be obtained in a comparable arm's length transaction with a Person who is not such an insider.

8.9           Servicing of Pledged Loans. The Borrower shall not:

(a)           Modify, amend, supplement, replace, terminate or assign any Loan Servicing Agreement nor waive any right, privilege or benefit of the Borrower thereunder.

(b)           Enter into any agreement for the purpose of servicing or administering a Pledged Loan other than a Loan Servicing Agreement with RMC that is in form and substance acceptable to the Lender.

ARTICLE IX
EVENTS OF DEFAULT AND REMEDIES

9.1           Events of Default. Any one or more of the following shall constitute an "Event of Default" hereunder:

(a)           Default by the Borrower in the payment of any part of the interest or principal due and payable on the Revolving Loan which is not remedied within five (5) days after notice thereof to the Borrower by the Lender.

(b)           Except as otherwise specifically provided in this Section 9. 1, default by the Borrower in the observance or performance of any other covenant, term or provision of the Loan Documents, other than the Security Documents, which is not remedied within fifteen (15) days after notice thereof to the Borrower by the Lender, provided that if the default is a recurrence of the same or substantially similar default that has occurred twice within the previous twelve (12) month period, the Borrower shall not have any right to notice or night to cure in respect of the third or any subsequent default.

(c)           Default by the Borrower in the observance or performance of any covenant, term or condition set forth in the Security Documents which is not remedied within fifteen (15) days after notice thereof to the Borrower, provided that if such default, in the Lender's good faith judgment, represents, involves, threatens or causes a material impairment of the Lender's lien or a material diminution of the value or salability of the Collateral thereunder, no such notice or cure period shall be applicable, and provided further, that if the default is a recurrence of the same or substantially similar default that has occurred twice within the previous twelve (12) month period, the Borrower shall not have any right to notice or right to cure in respect of the third or any subsequent default.

(d)           Any representation or warranty of the Borrower or any of the General Partners made in the Loan Documents or pursuant hereto or thereto proves untrue in any material respect as of the date of the issuance or making thereof

(e)           Bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or similar law for the relief of debtors are instituted against the Borrower or any of the General Partners or a decree or order of a court having jurisdiction in the premises for the appointment of a trustee, custodian or receiver for the Borrower or any of the General Partners or for the major part of its respective assets is entered and the same is not dismissed within sixty (60) days.

(f)           The Borrower or any of the General Partners shall commence bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or other laws for the relief of debtors or shall consent to the institution of such proceedings against it by others or to the entry of any decree or order adjudging it bankrupt or insolvent or approving as filed any petition seeking reorganization under any bankruptcy or similar law or shall apply for or shall consent to the appointment of a receiver, custodian or trustee for it or for the major part of its assets or shall make an assignment for the benefit of creditors or shall take any action authorizing any of the foregoing.

(g)           The Lender fails to have an enforceable first priority lien or perfected security interest on the Collateral, subject only to any liens, security interests, encumbrances and matters of record to which the Lender has previously consented.

9.2            Remedies. When any Event of Default has occurred and is continuing, the Lender may take any or all of the following actions without notice, demand, protest or presentment of any kind:

(a)           Terminate any obligation of the Lender to make further advances on the Revolving Loan or to honor or observe the Extension Option.

(b) Declare the unpaid principal of, and the accrued interest on, the Revolving Loan and all other indebtedness owing by the Borrower to the Lender, to be immediately due and payable.

(c)           Enforce or cause to be enforced all rights of the Lender with respect to the Collateral and the Security Documents.

(d)           Exercise any other remedies available to the Lender under statute, case law, equity or contract, including the Loan Documents, it being acknowledged and agreed by the Borrower that all the Lender's remedies are cumulative and may be exercised by the Lender concurrently or separately from time to time. The Lender will further have the right to determine in its sole discretion the order and manner in which the Lender's rights and remedies are to be exercised.

ARTICLE X
MISCELLANEOUS

10.1            Further Assurances. From and after the date of this Agreement, the Lender and the Borrower agree to do such things, perforin such acts, and make, execute, acknowledge and deliver such documents as may be reasonably necessary or proper and usual to carry out the purpose of the Loan Documents in accordance with their terms.

10.2           Survival of Representations. All representations, warranties, covenants, agreements, terms and conditions made herein will survive the execution, delivery and closing of this Agreement and all transactions contemplated hereunder.

10.3            Failure or Indulgence Not Waiver. No failure or delay on the part of the Lender in the exercise of any power, right or privilege hereunder or to insist on strict compliance with or performance of the representations, warranties, covenants, agreements, terms and conditions of the Loan Documents will operate as a waiver thereof, nor will any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other night, power or privilege. All rights and remedies existing under the Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available to the Lender.

10.4            Notices. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon the Borrower or the Lender under this Agreement or the other Loan Documents shall be in writing and faxed, mailed or delivered, to such Person at its respective facsimile number or address set forth below or (or to such other facsimile number or address for any party as indicated in any notice given by that party to the other parties). All such notices and communications shall be effective (a) when sent by an overnight courier service of recognized standing, on the second Business Day following the deposit with such service; (b) when mailed, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and (d) when faxed, upon confirmation of receipt:

To the Lender:                               County Bank
130 Battery Street, Suite 300
San Francisco, CA 94111
Attn: Roger Shelton
Facsimile: (415) 217-3715
To the Borrower:                               Redwood Mortgage Investors VIII,
A California Limited Partnership
900 Veterans Blvd., Suite 500
Redwood City, CA 94063
Facsimile: (650) 364-1665
Attn: Michael R. Burwell

10.5           Limitations and Time. The Borrower's right to plead the statute of limitations as a defense to any and all of the obligations contained herein or secured hereby is waived, to the full extent permitted by law. Time and exactitude of each of the terms, obligations, covenants and conditions are hereby declared to be the essence hereof.

10.6           Descriptive Headings. The descriptive headings of the several sections of this Agreement are inserted for convenience and will not be deemed to affect the meaning or construction of any of the provisions hereof.

10.7           Construction. The Borrower agrees that the rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be employed in the interpretation of the Loan Documents. This Agreement is for the sole and exclusive benefit of the Borrower, the Lender, California Bank & Trust, as a participant in respect of the Loan, the Collateral and the Loan Documents, and any other purchaser, assignee or participant in respect of the Loan, the Collateral and the Loan Documents, and no other Person is intended to be benefited by its terms or shall be entitled to enforce its provisions or assume that the Lender will insist upon strict compliance of its terms.

10.8           TermsGenerally. The defined terms in this Agreement will apply equally to both the singular and the plural forms of the terms defined. Whenever the context may require, any pronoun will include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" when used in this Agreement will be deemed to be followed by the phrase "without limitation." The words "approval" and "notice" when used in this Agreement will be deemed to be preceded by the word "written." All references to "Exhibit" or "Exhibits" in this Agreement mean the exhibits attached hereto, the terms and conditions of which are made a part hereof. All references to "Section" or "Sections" in this Agreement mean the applicable section of this Agreement unless otherwise specified.

10.9           Severability. In case any provision in this Agreement will be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

10.10                  Amendment Provision. The term "Agreement" or "this Agreement" and all reference thereto as used throughout this instrument will mean this instrument as originally executed or, if later amended or supplemented, then as so amended or supplemented. Any amendment to this Agreement must be in writing signed by the party to be charged.

10. 11                  Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall constitute one and the same Agreement.

10. 12                  Applicable Law. The Loan Documents and the rights and obligations of the parties thereto will be governed by the laws of the State of California except to the extent that the Lender shall have greater rights or remedies under federal law in which case such choice of California law will not be deemed to deprive the Lender of such rights and remedies as may be available under federal law.

10. 13                  Assignability. The Loan Documents will be binding upon the parties hereto and their respective successors and assigns, and will inure to the benefit of the parties hereto and the successors and assigns of the Lender. The Borrower may not assign its rights or delegate its obligations under this Agreement without the Lender's prior approval.

10. 14                  LoanSales and Participations; Disclosure of Information. The Borrower agrees that the Lender may elect, at any time, to sell, assign or grant participation in all or any portion of its rights and obligations under the Loan Documents, and that any such sale, assignment or participation may be to one or more financial institutions, private investors and/or other entities, at the Lender's sole discretion. The Borrower acknowledges that as a condition to the operation of this Agreement, the Lender will sell to each of California Bank & Trust and Union Bank of California, and each of California Bank & Trust and Union Bank of California shall purchase from the Lender, an undivided 31.6667% (up to $13,300,000) participating interest in the Revolving Loan, the Collateral and the Loan Documents, as evidenced by separate loan participation agreements to be executed by the Lender and California Bank & Trust and by the Lender and Union Bank of California (collectively, the "Loan Participation Agreements"). The Borrower further agrees that Lender may disseminate to California Bank & Trust, Union Bank of California and other potential purchaser(s), assignee(s) or participant(s) all documents and information (including all financial information) which has been or is hereafter provided to or known to the Lender with respect to: (a) the Collateral; (b) any party connected with the Loan (including the Borrower and any General Partner) and/or (c) any lending relationship other than the Revolving Loan which the Lender may have with any party connected with the Revolving Loan. In the event of any such sale, assignment or participation, the Lender and the parties to such transaction shall share in the rights and obligations of the Lender as set forth in the Loan Documents only as and to the extent they agree among themselves. In connection with any such sale, assignment or participation, the Borrower further agrees that the Loan Documents shall be sufficient evidence of the obligations of the Borrower to each purchaser, assignee, or participant, and upon written request by the Lender, the Borrower shall enter into such amendments or modifications to the Loan Documents as may be reasonably required in order to evidence any such sale, assignment or participation. The indemnity obligations of the Borrower under the Loan Documents shall also apply with respect to California Bank & Trust, Union Bank of California and any other purchaser, assignee or participant.

10. 15                  Relation to Other Agreement. The requirements imposed on the Borrower under this Agreement are cumulative of the requirements imposed on the Borrower under any other agreements under which the Borrower has obligations to the Lender. If any conflict arises between the terms of this Agreement and any such other agreement, including any other Loan Document, the terms of this Agreement will prevail except to the extent the conflicting provision in such other agreement is applicable specifically to the subject of that transaction or unless the Lender and the Borrower agree to the contrary in a writing which references the inapplicable provisions of this Agreement. This Agreement shall constitute the entire and integrated agreement between the Lender and the Borrower relating to the Lender's commitment to make any Advances and all other matters addressed herein and shall supersede all prior negotiations, communications, understandings and commitments relating thereto, whether written or oral. When effective, this Agreement amends, restates and supplants in all respects the Existing Loan Agreement.

10. 16                  Enforcement Costs. In the event of any action or proceeding that involves the rights or obligations of the Lender or the Borrower under the Loan Documents, the prevailing party shall be entitled to reimbursement from the other party of all costs and expenses associated with said action or proceeding, including reasonable attorney's fees and litigation expenses. The Borrower will reimburse the Lender for all reasonable attorneys' fees and expenses incurred in the representation of the Lender in any aspect of any bankruptcy or insolvency proceeding initiated by or on behalf of the Borrower that concerns any of its obligations to the Lender under the Loan Documents or otherwise. In the event of a judgment against one party concerning any aspect of this Agreement, the right to recover post-judgment attorneys' fees incurred in enforcing the judgment shall not be merged into and extinguished by any money judgment.

10. 17                  Indemnity. The Borrower will indemnify, protect, defend and hold the Lender harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, charges, expenses or disbursements (including attorneys' fees and the allocated cost of in-house counsel) which may be incurred by or asserted against the Lender in connection with or arising out of any inaccuracy or breach of any representation, warranty or agreement made in the Loan Documents, except to the extent arising out of the gross negligence or willful misconduct of the Lender.

10. 18                  Lending Relationship Only. The Borrower acknowledges and agrees that its relationship with the Lender pursuant to this Agreement and the other Loan Documents and in respect of any conduct relating thereto shall be solely that of debtor and lender and is not intended to, and shall not be deemed to create or be evidence of a partnership, joint venture or any other business relationship or be "outside the scope of the activities of a lender of money" within the meaning of California Civil Code Section 3434.

10. 19                  Dispute Resolution. The Borrower and the Lender desire to resolve quickly and efficiently any disputes that might arise between them. For any controversy, claim or judicial action arising from or relating to the Existing Loan Agreement, the Revolving Loan, the Collateral, this Agreement or the other Loan Documents or any related agreement, transaction or conduct, whether sounding in contract, tort or otherwise:

(a)            Where an action is pending before a court of any judicial district of the State of California, the Borrower and the Lender shall each have the right to require that all questions of fact or law be submitted to general reference pursuant to California Code of Civil Procedure Section 638 et se , and any successor statutes thereto.

(1)           A single referee who is a retired superior court judge shall be appointed by the court pursuant to Code of Civil Procedure 640 and shall preside over the reference proceeding. If the Borrower and the Lender do not agree upon the referee, each of them may submit to the court up to three nominees who are retired superior court judges.

(2)           If the Borrower and the Lender do not agree on how the payment of the referee's fees and expenses will be shared, the court may apportion such fees and expenses between the Borrower and the Lender in a fair and reasonable manner that is consistent with Code of Civil Procedure Section 645.1.

(3)           The Borrower and the Lender shall be entitled to discovery, and the referee shall oversee discovery and may enforce all discovery orders in the same manner as any trial court judge.

(4)           The referee's statement of decision shall contain written findings of fact and conclusions of law, and the court shall enter judgment thereon pursuant to Code of Civil Procedure Sections 644(a) and 645. The decision of the referee shall then be appealable as if made by the court.

No provision of this Section 10.19(a) shall limit the right of any party to exercise self-help remedies, to foreclose against or sell any real or personal property collateral or to obtain provisional or ancillary remedies, such as injunctive relief or appointment of a receiver, from a court of competent jurisdiction before, after, or during the pendency of any reference proceeding. The exercise of a remedy does not waive the right of either party to resort to reference.

(b)           In any action pending before any court of any jurisdiction, the Borrower and the Lender each waive any right it may have to a jury trial.

10.20                  Venue. Venue for any action related to the Loan Documents shall be in an appropriate court in San Francisco, California selected by the Lender to which the Borrower consents or to an appropriate court in another venue having jurisdiction over the parties selected by the Lender to which the Borrower also consents.

10.21                  Advice of Counsel.The Borrower represents, acknowledges and agrees that:

(a) Before signing the Loan Documents, the Borrower's legal counsel fully explained the legal nature, potential applications and ramifications of the provisions of such Loan Documents.

(b)           The Borrower has read and fully understands the terms and conditions of the Loan Documents.

(c)           The Borrower freely and voluntarily executes the Loan Documents.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first hereinabove written.

Lender:                                                                   Borrower:
COUNTY BANK,                                                                   REDWOOD MORTGAGE INVESTORS VIII,
a California banking corporation                                                                   A CALIFORNIA LIMITED PARTNERSHIP

By: /s/ Roger Shelton	/s/ Michael Burwell
Roger Shelton Vice President                                                                   Michael R. Burwell - General Partner

By: Gymno Corporation, a California corporation - General ner 11

By: /s/ Michael Burwell

Its:President

By: Redwood Mortgage Corp., a California corporation - General Partner ,

 By: /s/ Michael Burwell

Its:  President

EXHIBIT A
BORROWING BASE CERTIFICATE
FOR THE MONTH ENDING 200_

1.TOTAL WHOLLY-OWNED MORTGAGES

2.       Un-Assigned Wholly-Owned Mortgages
3.       Ineligible Wholly-Owned Mortgages
A. Delinquent 60 or more days
B. Land Loans
C. Default/Foreclosure
D. Bankrupt Borrowers
E. Matured Loans
4.       Total Ineligible Wholly-Owned Mortgages (add 3A,3B,3C,3D,3E)
5.       Eligible Wholly-Owned Mortgages (Line1I less Line2 and Line4)
6.       MAXIMUM BORROWING ON WHOLLY-OWNED MORTGAGES (50%of Line 5)

7.TOTAL FRACTIONAL MORTGAGES

8.       Un-Assigned Fractional Mortgages
9.       Ineligible Fractional Mortgages
A. Delinquent 60 or more days
B. Land Loans
C. Default/Foreclosures
D. Bankrupt Borrowers
E. Matured Loans
10.Total Ineligible Fractional Mortgages (add 9A, 913, 9C, 913, 9E)

11.Eligible Fractional Mortgages (Line 7, less Line 8 and Line 10)

12.MAXIMUM BORROWING BASE ON FRACTIONAL MORTGAGES
(Smaller of 25% of Line I I or 25% of Line 6)

13.BORROWING BASE (Add Line 6 and Line 12)

14.       COMMITMENT

15.       PARTNERSHIP CAPITAL (Multiply by.3333)

16.       MAX I MUM BORROWING BASE (Smaller of Lines 13,14 or 15)

17.       REVOLVING LOAN OUTSTANDING

18. BORROWING AVAILABILITY (SHORTFALL) (Line 16 less Line 17)

The undersigned represents and warrants that: (i) the foregoing is true, complete and correct; (ii) the loans reflected above in Line 13, Borrowing Base, constitute "Pledged Loans" under, and satisfy al I of the representations and warranties of Article V1 of, the Loan Agreement dated November 1, 2004 between the undersigned and County Bank and (iii) no "Default" or "Event of Default" exists under such Loan Agreement.

Borrower: REDWOOD MORTGAGE INVESTORS VIll, a California Limited Partnership

By:                                                                                                           Date:______200
MICHAEL R. BURWELL, General Partner

EXHIBIT 5.8
Litigation and Contingent Liabilities

[The remainder of this page intentionally left blank by the Borrower.]

EXHIBIT 5.10
Adverse Obligations

[The remainder of this page intentionally left blank by the Borrower.]

EXHIBIT 5.15
Hazardous Substances and
Environmental Laws Compliance

There has been a release or releases of Hazardous Substances in apparent violation of applicable Environmental Laws on, about or under the real property that secures Loan No. 000696. The Borrower understands that the release is in the remediation process.

EXHIBIT 6.3-1
Loan Servicing Agreement

[To be copy of Loan Servicing Agreement and Authorization to Collect, Document No.
069031/289668vll

EXHIBIT 6.3-2
Loan Servicing Agreement

[To be copy of Loan Servicing Agreement and Authorization to Collect, Document No.
069001/282342v3l

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated February 11, 2005 accompanying the balance sheet of the general partner, Gymno Corporation, our report dated November 29, 2004 accompanying the balance sheet of the general partner, Redwood Mortgage Corp., and our report dated February 14, 2005, except as to footnote 14, which is as of March 10, 2005, accompanying the consolidated financial statements of the partnership, Redwood Mortgage Investors VIII, in the prospectus and the Registration Statement filed on Form S-11 for Redwood Mortgage Investors VIII.  We also consent to the reference to our firm under the reference “experts” in the prospectus.

/s/ Armanino McKenna, LLP

________________________________
Armanino McKenna, LLP
San Ramon, CA
August 4, 2005

Exhibit 99.1
Table VI
Description of Open Loans of Prior Limited Partnerships
(unaudited)
NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Three Year Summary of Loans Originated by Prior Limited Partnerships. During the three-year period ending December 31, 2004, loans were made by prior programs with investment objectives similar to those of the partnership. The following table provides a summary of the loans originated for the three-year period as of December 31, 2004.  The last column of the following chart reflects total outstanding loan balances on all loans for each prior program including those which originated prior to the three (3) year period ending December 31, 2004.

Name of partnership	Number of Loans	Estimated Total Amount of Loans Made 01/01/02 to 12/31/04	Outstanding Loan Balances Originated 01/01/02 to 12/31/04	Total Outstanding Loans as of 12/31/04
CMI	14	$1,406,204.87	$644,799.72	$782,124.37
RMI	6	$820,635.02	$571,561.27	$602,337.64
RMI II	2	$355,814.97	$308,461.22	$343,965.60
RMI III	20	$2,100,200.01	$671,842.31	$825,097.99
RMI IV	9	$4,306,072.69	$2,807,140.89	$4,514,305.88
RMI V	7	$942,061.03	$644,214.94	$1,590,978.80
TOTAL	58	$9,930,988.59	$5,648,020.35	$8,658,810.28

Name of partnership	Number of Loans	Estimated Total Amount of Loans Made 01/01/02 to 12/31/04	Outstanding Loan Balances Originated 01/01/02 to 12/31/04	Total Outstanding Loans as of 12/31/04
RMI VI	21	$6,632,475.97	$4,846,802.30	$5,225,128.49
RMI VII	39	$11,983,746.59	$6,239,193.08	$7,388,478.20
TOTAL	60	$18,616,222.56	$11,085,995.38	$12,613,606.69

Name of partnership	Number of Loans	Estimated Total Amount of Loans Made 01/01/02 to 12/31/04	Outstanding Loan Balances Originated 01/01/02 to 12/31/04	Total Outstanding Loans as of 12/3104
RMI VIII	119	$269,235,162.59	$159,267,312.44	$171,744,735.19

A further breakdown of these loans according to the type of deed of trust, the location of the property securing the loans, and the type of property securing the loan is provided below:

For Prior Private Partnerships:

Loans
	First Trust Deeds	$7,420,875.55
	Second Trust Deeds	$2,510,113.04

Total		$9,930,988.59
Location of Loans
	Alameda County	$3,556,222.00
	Santa Clara County	$2,318,200.00
	San Francisco County	$1,661,512.50
	San Mateo County	$694,671.04
	Stanislaus County	$578,181.82
	Contra Costa County	$560,079.23
	Marin County	$339,622.00
	San Joaquin County	$150,000.00
	Sacramento County	$72,500.00
Total		$9,930,988.59
Type of Property
	Owner Occupied Homes	$2,111,872.00
	Non-Owner Occupied	$3,425,515.55
	Commercial	$4,393,601.04

Total		$9,930,988.59

A further breakdown of these loans according to the type of deed of trust, the location of the property securing the loans, and the type of property securing the loan is provided below:

For Prior Public Partnerships:

Loans (1)
	First Trust Deeds	$12,461,067.60
	Second Trust Deeds	$5,205,154.96
	Third Trust Deeds	$950,000.00
Total		$18,616,222.56
Location of Loans
	Alameda County	$7,456,585.99
	Santa Clara County	$3,470,653.75
	San Francisco County	$1,569,767.50
	San Mateo County	$1,451,328.96
	Contra Costa County	$886,250.00
	San Diego County	$800,000.00
	Stanislaus County	$717,386.36
	Sacramento County	$710,500.00
	Monterey County	$400,000.00
	San Joaquin County	$317,750.00
	Marin County	$300,000.00
	Solano County	$160,000.00
	Merced County	$146,000.00
	Colusa County	$120,000.00
	Madera County	$110,000.00
Total		$18,616,222.56
Type of Property
	Owner Occupied Homes	$6,127,000.00
	Non-Owner Occupied	$6,813,789.86
	Commercial	$5,675,432.70

Total		$18,616,222.56

A further breakdown of these loans according to the type of deed of trust, the location of the property securing the loans, and the type of property securing the loan is provided below:

For Redwood Mortgage Investors VIII

Loans (1)
	First Trust Deeds	$176,526,080.59
	Second Trust Deeds	$92,109,082.00
	Third Trust Deeds	$600,000.00
Total		$269,235,162.59
Location of Loans
	Alameda County	$82,135,811.39
	San Francisco County	$43,221,320.00
	Contra Costa County	$31,228,800.00
	Santa Clara County	$27,031,250.00
	San Mateo County	$23,671,450.00
	Sacramento County	$13,040,000.00
	Marin County	$10,135,000.00
	Los Angeles County	$7,292,000.00
	Fresno County	6,073,600.00
	Riverside County	$5,150,000.00
	Napa County	$4,885,000.00
	San Joaquin County	$4,017,250.00
	El Dorado County	$3,032,500.00
	San Diego County	$2,670,000.00
	Calaveras County	$1,500,000.00
	Lake County	$1,458,000.00
	Placer County	$1,070,000.00
	Stanislaus County	$793,181.20
	Sonoma County	$750,000.00
	King County	$80,000.00
Total		$269,235,162.59
Type of Property
	Owner Occupied Homes	$25,622,569.38
	Non-Owner Occupied	$134,683,273.20
	Commercial	$77,392,320.01
	Land	$4,507,000.00
	Apartments	$27,030,000.00
Total		$269,235,162.59

(1)  These amounts include loans made by the partnership in its prior offerings aggregating $132,149,000